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As filed with the Securities and Exchange Commission on September 20, 2006

Registration No. 333-119945

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-11

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BEHRINGER HARVARD REIT I, INC.
(Exact Name of Registrant as Specified in Governing Instruments)

15601 Dallas Parkway, Suite 600
Addison, Texas 75001
(866) 655-1605
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Gerald J. Reihsen, III
Executive Vice President and Secretary
Behringer Harvard REIT I, Inc.
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
(866) 655-1620
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Michael J. Choate, Esq.
Shefsky & Froelich Ltd.
111 East Wacker Drive, Suite 2800
Chicago, Illinois 60601
(312) 836-4066

Approximate Date of Commencement of Proposed Sale to the Public:    As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $0.0001 per Share	80,000,000	$10.00	$800,000,000	$101,360

Common Stock, par value $0.0001 per Share (1)	16,000,000	$9.50	$152,000,000	$19,082

(1)
Represents shares to be offered through the registrant's distribution reinvestment plan.

(2)
The registrant reserves the right to reallocate the shares of common stock being offered between the primary offering at $10.00 per share and the distribution reinvestment plan at $9.50 per share; provided that the aggregate public offering price of all shares in this offering will not exceed $952,000,000.

(3)
Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        This Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 consists of the following:

1.
The Registrant's final form of Prospectus dated March 31, 2006, previously filed on March 29, 2006 as part of Post-Effective Amendment No. 1 (in the form declared effective by the Securities and Exchange Commission on March 31, 2006) and refiled herewith;

2.
Supplement No. 1 dated June 15, 2006 to the Prospectus dated March 31, 2006, previously filed pursuant to Rule 424(b)(3) on June 15, 2006 and refiled herewith, which will be delivered as an unattached document along with the Prospectus;

3.
Supplement No. 2 dated June 30, 2006 to the Prospectus dated March 31, 2006, previously filed pursuant to Rule 424(b)(3) on June 30, 2006 and refiled herewith, which will be delivered as an unattached document along with the Prospectus;

4.
Supplement No. 3 dated August 15, 2006 to the Prospectus dated March 31, 2006, previously filed pursuant to Rule 424(b)(3) on August 15, 2006 and refiled herewith, which will be delivered as an unattached document along with the Prospectus;

5.
Supplement No. 4 dated September 20, 2006 to the Prospectus dated March 31, 2006, included herewith, which will be delivered as an unattached document along with the Prospectus, Supplement No. 1 dated June 15, 2006, Supplement No. 2 dated June 30, 2006 and Supplement No. 3 dated August 15, 2006;

6.
Part II, included herewith; and

7.
Signatures, included herewith.

THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE OUTSIDE FRONT COVER PAGE OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:

SUPPLEMENTAL INFORMATION—The prospectus of Behringer Harvard REIT I, Inc. consists of this prospectus dated March 31, 2006, Supplement No. 1 dated June 15, 2006, Supplement No. 2 dated June 30, 2006, Supplement No. 3 dated August 15, 2006 and Supplement No. 4 dated September 20, 2006.

        Behringer Harvard REIT I, Inc. is a Maryland corporation that currently qualifies as a real estate investment trust. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing.

        We are offering and selling to the public up to 80,000,000 shares of our common stock on a best efforts basis for $10.00 per share and up to 16,000,000 shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share. As of March 1, 2006, we have sold approximately 54,600,000 shares in this offering and approximately 1,450,000 shares through this distribution reinvestment plan, generating approximately $504,200,000 in gross offering proceeds.

The Offering:

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$800,000,000	$56,000,000	$16,000,000	$728,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$0.095	$—	$9.405
Total Maximum	$152,000,000	$1,520,000	$—	$150,480,000

        Our shares are being offered to investors on a best efforts basis. Selling commissions are reduced to $0.095 per share and no dealer manager fees are paid with respect to shares sold pursuant to our distribution reinvestment plan. We expect that if the maximum offering amount is raised, at least 90.6% of the total gross proceeds of this offering will be used for investment in real estate, loans and other investments and paying the expenses incurred in making such investments. We expect to use approximately 88% of the total gross proceeds of the maximum offering to make investments in real estate properties, mortgage, bridge or mezzanine loans and other real estate related securities investments, and to use approximately 2.6% of the total gross proceeds of the maximum offering, assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our real estate investments. This offering will terminate on or before February 11, 2007 unless extended with respect to the shares offered under our distribution reinvestment plan or as otherwise permitted under applicable law.

        Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 36. The most significant risks relating to your investment include the following:

  •
  No public market currently exists for shares of our common stock. Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount. If the shares are not listed for trading on a national securities exchange or included for quotation on the Nasdaq National Market System by 2017, we intend to liquidate our assets and distribute the proceeds unless such date is extended by our board of directors, including a majority of our independent directors.

  •
  There is no assurance we will achieve our investment objectives.

  •
  We have no employees but instead rely on Behringer Advisors to select our investments and conduct our operations.

  •
  We are obligated to pay substantial fees to Behringer Advisors and its affiliates; none of these fees were negotiated at arms length.

  •
  Behringer Advisors and its affiliates face conflicts of interest, such as competing demands for their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.

  •
  We also have issued to Behringer Advisors 1,000 shares of our non-participating, non-voting, convertible stock at a purchase price of $1.00 per share. Pursuant to its terms, the convertible stock will convert into shares of our common stock upon certain events. The interests of our stockholders will be diluted upon conversion.

  •
  We may incur substantial debt, which could hinder our ability to make distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing such debt falls.

  •
  Our charter limits any person from owning more than 9.8% of our common stock without board approval.

  •
  We may not be able to continually satisfy the requirements to be taxed as a REIT.

        Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

        Behringer Harvard REIT I, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

        The dealer manager of this offering, Behringer Securities LP, is our affiliate. The dealer manager is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby.

The date of this prospectus is March 31, 2006

i

SUITABILITY STANDARDS

General

        An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs.

        In order to purchase shares in this offering, you must:

  •
  meet the applicable financial suitability standards as described below; and

  •
  purchase at least the minimum number of shares as described below.

        We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser's home, home furnishings and automobiles, either:

  •
  a net worth of at least $150,000; or

  •
  a gross annual income of at least $45,000 and a net worth of at least $45,000.

        The minimum purchase is 200 shares ($2,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (referred to herein as the "Code").

        After you have purchased the minimum investment, or have satisfied the minimum purchase requirements of Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases of shares pursuant to our distribution reinvestment plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts, and (2) purchases made by Minnesota and Oregon residents in other Behringer Harvard public real estate programs, who must still satisfy the minimum purchase requirements established by each program.

        Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below:

  •
  Arizona, Kansas and Tennessee—Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

  •
  New Jersey—Investors must have either (1) a net worth of at least $225,000 or (2) annual taxable income of $60,000 and a net worth of at least $60,000.

v

  •
  Maine—Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of $50,000 and a net worth of at least $50,000.

  •
  California—Investors must have either (1) a liquid net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000; provided, however, that such special suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the twelve months preceding the proposed sale.

  •
  Ohio—Investors must have either (1) a liquid net worth of at least $250,000 or (2) net annual income of $70,000 and a net worth of at least $70,000.

  •
  Kansas, Ohio and Pennsylvania—In addition to our standard suitability requirements, investors must have a liquid net worth of at least ten times their investment in our shares.

        In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following: (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, these suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

        Each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to:

  •
  make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

  •
  maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

        In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will consider, based on a review of the information provided by you, whether you:

  •
  meet the minimum income and net worth standards established in your state;

  •
  can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

  •
  are able to bear the economic risk of the investment based on your overall financial situation; and

  •
  have an apparent understanding of:

  •
  the fundamental risks of an investment in our common stock;

  •
  the risk that you may lose your entire investment;

  •
  the lack of liquidity of our common stock;

  •
  the restrictions on transferability of our common stock;

  •
  the background and qualifications of our advisor; and

  •
  the tax consequences of an investment in our common stock.

Restrictions Imposed by the Patriot and Related Acts

        The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any "unacceptable investor." "Unacceptable investor" means any person who is a:

  •
  person or entity who is a "designated national," "specially designated national," "specially designated terrorist," "specially designated global terrorist," "foreign terrorist organization" or "blocked person" within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

  •
  person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

  •
  person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

  •
  person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

  •
  person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY

        This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the "Questions and Answers About this Offering" section immediately following this summary. This section and the "Questions and Answers About this Offering" section may not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

Behringer Harvard REIT I, Inc.

        Behringer Harvard REIT I, Inc. is a Maryland corporation formed in 2002 that currently qualifies as a real estate investment trust. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings, LLC (referred to herein as "Behringer Harvard Holdings") or its affiliates), or in entities that make investments similar to the foregoing. Although our real property investments to date have been located in the United States, we also may invest in real estate assets located outside the United States. Our investment strategy is designed to provide investors with a geographically diversified portfolio of real estate assets. As of March 1, 2006, we owned interests in 23 office properties located in California, Colorado, Georgia, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C. Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. Our toll free telephone number is (866) 655-1605. We sometimes refer to Behringer Harvard REIT I, Inc. as Behringer Harvard REIT I in this prospectus.

        We had our initial "best efforts" public offering of 80,000,000 shares of our common stock at a purchase price of $10.00 per share. We also offered up to 8,000,000 additional shares at $10.00 per share under our distribution reinvestment plan. Generally, investors were required to invest at least $2,000 during our initial public offering. These shares were offered pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on February 19, 2003, which is the date such offering began. Our initial public offering was terminated on February 19, 2005. Following the termination of our initial public offering, we commenced this "best efforts" public offering of 80,000,000 shares of our common stock at a purchase price of $10.00 per share. We also are offering up to 16,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. Generally, investors are required to invest at least $2,000 during this public offering. We are offering our shares pursuant to a registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission on February 11, 2005. This public offering commenced on February 19, 2005. We subsequently converted the filing to a registration on Form S-11. As of March 1, 2006, as a result of all of our public offerings, including the shares sold in this offering and through this distribution reinvestment plan, we had sold approximately 73,115,000 shares of our common stock, resulting in gross offering proceeds of approximately $674,500,000. This offering will be terminated on or before February 11, 2007. The proceeds raised during this offering will be used to make real estate investments, pay fees and expenses and for general corporate purposes.

Our Advisor

        We are externally managed and advised by Behringer Advisors LP, a Texas limited partnership formed in 2002 (referred to herein as "Behringer Advisors"). Behringer Advisors is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf.

Our Management

        Our board of directors is responsible for overseeing our business. The members of our board account to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by Behringer Advisors, as well as certain other matters set forth in our charter. We currently have five members on our board of directors. Three of the directors are independent of Behringer Advisors and have responsibility for reviewing its performance. Our directors are elected annually by our stockholders. Although we have executive officers who manage our operations, we do not have any paid employees. Except with respect to stock options that may be granted to our executive officers, only our independent directors are compensated for their services to us.

Our REIT Status

        As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their "REIT taxable income." If we fail to qualify to be taxed as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of The Offering

        We are offering up to 80,000,000 shares of our common stock to the public at $10.00 per share. We are also offering up to 16,000,000 shares pursuant to our distribution reinvestment plan at $9.50 per share. We will offer shares of our common stock until the earlier of February 11, 2007 or the date we sell all $952,000,000 worth of shares in this offering; provided, however, that we may extend this offering to the extent permitted by applicable law; provided, further, that we may elect to extend the offering period up to February 11, 2013 solely for the shares reserved for issuance pursuant to our distribution reinvestment plan if all of these shares are not sold prior to the termination date or the end of any extension to the offering period. We may terminate this offering at any time prior to such termination date. This offering has been registered, or is exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually. We intend to admit new stockholders at least monthly. As of March 1, 2006, we have sold approximately 54,600,000 shares in this offering and approximately 1,450,000 shares through this distribution reinvestment plan, generating approximately $504,200,000 in gross offering proceeds.

        We have issued to Behringer Advisors 1,000 shares of our non-participating, non-voting, convertible stock. The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering. Any reference in this prospectus to our "common stock" means the class of common stock offered hereby. Any reference in this prospectus to our "convertible stock" means the class of non-participating, non-voting, convertible stock previously issued to our Behringer Advisors.

Certain Summary Risk Factors

        An investment in our common stock is subject to significant risks. See "Risk Factors" beginning on page 36. The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

  •
  There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until our shares are publicly traded, you will have difficulty selling shares, and even if you are able to sell shares, you will likely have to sell them at a substantial discount.

  •
  You will not have the opportunity to evaluate any of our future investments prior to our making them. You must rely upon Behringer Advisors' ability to select our investments.

  •
  We will pay significant fees to Behringer Advisors and its affiliates, some of which are based upon factors other than the quality of services provided to us. These fees were not negotiated at arms length.

  •
  We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders in the event income on such properties, or their value, falls. Principal and interest payments on these loans reduces the amount of money available to pay distributions to you.

  •
  The ultimate number of properties that we acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 96,000,000 shares offered hereby, and the value of your investment may fluctuate more widely with the performance of specific investments. There is a greater risk that you will lose money in your investment if we cannot diversify our investment portfolio.

  •
  Our ability to achieve our investment objectives and to make distributions depends on the performance of Behringer Advisors for the day-to-day management of our business and the selection of our real properties, mortgage loans and other investments.

  •
  Our advisor faces various conflicts of interest resulting from its activities with affiliated entities, such as conflicts related to allocating the purchase and leasing of properties between us and other Behringer Harvard programs, conflicts related to any joint ventures, tenant-in-common investments or other co-ownership arrangements between us and any such other programs and conflicts arising from time demands placed on our advisor in serving other Behringer Harvard programs. These conflicts may not be resolved in our favor.

  •
  We have issued to Behringer Advisors 1,000 shares of our convertible stock at a purchase price of $1.00 per share. Pursuant to its terms, the convertible stock will convert into shares of common stock upon the full return of our stockholders' invested capital plus a 9% annual return or the listing of our common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System. The interests of our stockholders will be diluted upon conversion of the convertible stock into shares of common stock. The terms of the convertible stock provide that, generally, holders of convertible stock will receive shares of common stock with a value equal to the sum of (1) 15% of the excess of our enterprise value over the aggregate of the capital invested by our stockholders and (2) a 9% cumulative, non-compounded, annual return on such capital. Thus, it is impossible to quantify at this time the extent of the dilution to existing stockholders upon conversion.

  •
  To ensure that we continue to qualify as a REIT, our charter prohibits any person from owning more than 9.8% of our outstanding common stock without board approval. This restriction may discourage a change in control of our business that might have provided a premium price for our stockholders. This limitation does not apply to holders of our convertible stock or shares of common stock issued upon conversion of our convertible stock.

  •
  We may not be able to continually satisfy the requirements to be taxed as a REIT, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of distributions to our stockholders.

  •
  Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

  •
  You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in us.

  •
  We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables.

  •
  We will be subject to potential cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may reduce our returns, while construction delays may delay our ability to distribute cash to you.

  •
  If we do not list the shares for trading on a national securities exchange (the New York Stock Exchange or the American Stock Exchange) or for quotation on the Nasdaq National Market System by 2017, unless such date is extended by a majority of our board of directors and a majority of our independent directors, our charter provides that we must begin to sell all of our properties and distribute the net proceeds to our stockholders.

  •
  Our investment policies are very broad and permit us to invest in any type of real estate asset.

  •
  Each of our executive officers, including Robert M. Behringer, who serves as our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, also serve as officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisors to and general partners of other Behringer Harvard sponsored programs; as a result, they face competing demands for their time.

Description of Investments and Borrowing

        Please refer to the "Description of Real Estate Investments" section of this prospectus for a description of the investments we have made and the various related loans we have outstanding. Behringer Advisors is continually evaluating new investments. As we acquire new investments, we will provide supplements to this prospectus to describe these investments.

        We acquire and operate institutional quality real estate and intend to invest in properties located in markets and submarkets with identified barriers to new development activity. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. All real properties are evaluated for quality of current income and the potential to increase future income and generate capital appreciation within a holding period consistent with our planned fund life; in addition, all directly owned real properties may be acquired, developed and operated by us alone or jointly with other parties. We also may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates), or in entities that make investments similar to the foregoing if Behringer Advisors deems these investments advantageous to us due to the state of the real estate market or nature of our investment portfolio at any time. We are likely to enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvements of properties with third parties or certain of our affiliates, including the present and future real estate limited partnerships and REITs sponsored by affiliates of our advisor. We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements or other Behringer Harvard sponsored programs.

        Our board of directors has adopted a policy that we will generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual properties and will only apply once we have invested most of our capital. As a result, we may, and likely will, borrow more than 55% of the purchase price of any property we acquire. Our board of directors must review our aggregate borrowings at least quarterly. As of December 31, 2005, we had an aggregate debt leverage ratio of 39% of the aggregate value of our assets based on the contract purchase prices. See the "Investment Objectives and Criteria—Borrowing Policies" section of this prospectus for a more detailed discussion of our borrowing policies.

Estimated Use of Proceeds of This Offering

        We expect that if the maximum offering amount is raised, at least 90.6% of the total gross proceeds of this offering will be used for real estate investments and to pay the expenses incurred in making such investments. We expect to use approximately 88% of the total gross proceeds of the maximum offering to make real estate investments and to use approximately 2.6% of the total gross proceeds of the maximum offering, assuming no debt financing, to pay fees and expenses related to the selection and acquisition of our investments. The remaining proceeds will be used to pay acquisition and advisory fees to our advisor in connection with its work in identifying, reviewing and evaluating our real estate investments. As of March 1, 2006, we have sold approximately 54,600,000 shares in this offering and approximately 1,450,000 shares through this distribution reinvestment plan, generating approximately $504,200,000 in gross offering proceeds. As of March 1, 2006, for this offering we have paid approximately $33,800,000 in selling commissions, approximately $9,800,000 in dealer manager fees and approximately $9,800,000 in organization and offering expenses.

Investment Objectives

        Our investment objectives are:

  •
  to preserve, protect and return your capital contribution;

  •
  to maximize cash distributions paid to you;

  •
  to realize growth in the value of our investments upon our ultimate sale of such investments; and

  •
  to list our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System or, if we do not list our shares by 2017, to make an orderly disposition of our assets and distribute the cash to you, unless a majority of our directors, including a majority of our independent directors, extends such date.

We may change these investment objectives only upon a majority vote of the stockholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

        To remain qualified as a REIT, we are required to distribute at least 90% of our annual "REIT taxable income" to our stockholders. Distributions are paid to investors who are stockholders as of the record dates selected by our board. Our board currently declares distributions on a quarterly basis, portions of which are paid on a monthly basis. Monthly distributions are paid based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions beginning on the day that they purchase shares. On March 20, 2006, our board of directors declared distributions payable to stockholders of record each day during the months of April, May and June 2006. The declared distributions equal a daily amount of $.0019178 per share of common stock, which is equivalent to an annual distribution rate of 7% assuming the share was purchased for $10.00. There is no assurance that we will be able to maintain distributions at the rate set by our board of directors for the second quarter of 2006. In addition, on October 1, 2005, we issued a 10% stock distribution to stockholders of record on September 30, 2005. Each holder of record received one additional share of our common stock for every ten shares owned on the record date.

        We currently are paying distributions based upon our current cash flow and the future operating cash flow we project to generate from our real estate assets. Some or all of our distributions have been paid from sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets. Because of this and the impact of depreciation and amortization on our tax earnings and profits, a portion of each distribution may constitute a return of capital for tax purposes. The amount of any future distributions will be based upon such factors as cash available or anticipated from our investments, current and projected cash requirements and tax considerations.

        As a result of the increasing demand on the part of institutional and global investors for institutional quality real estate located in major U.S. markets, the costs of acquiring institutional quality real estate has increased since we first began accumulating real estate assets. This results in downward pressure on current yields from such assets, which would be expected to create downward pressure on the rate of current distributions that we are able to make. We expect this trend to continue throughout 2006. Rather than compromise the quality of our real estate portfolio, we intend to maintain an objective of building a portfolio of high quality institutional real estate. Although this strategy may result in delays in locating suitable investments, higher acquisition costs and lower returns in the short-term, we believe our portfolio's overall long-term performance will be enhanced. Our board of directors has and will continue to evaluate our distributions on at least a quarterly basis and depending on investment trends at the time, it may consider lowering our distribution rate for subsequent periods.

Conflicts of Interest

        Behringer Advisors, as our advisor, faces conflicts of interest in managing our business affairs, including the fact that:

  •
  Behringer Advisors and its officers and directors allocate their time between us and the other Behringer Harvard sponsored programs and activities in which they are involved;

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  Behringer Advisors and the advisors and general partners of our affiliated programs must determine which Behringer Harvard sponsored program or other entity should purchase any particular property, make or purchase any particular mortgage loan or mortgage loan participation or make any other investment, or enter into a joint venture, tenant-in-common investment, or other co-ownership arrangement for the acquisition and operation of specific properties. Our advisor's affiliates are the advisors or general partners of other Behringer Harvard sponsored real estate programs. The executive officers of our advisor also are the executive officers of these affiliates, and these entities are under common ownership;

  •
  Behringer Advisors may compete with other Behringer Harvard sponsored programs and properties owned by officers and directors of Behringer Advisors, including programs for which our advisor's affiliates serve as advisor, for the same tenants in negotiating leases, making or investing in mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans or in selling similar properties at the same time;

  •
  We pay Behringer Advisors and its affiliates fees for certain services pursuant to agreements that were not negotiated at arms length; and

  •
  As noted above, we have issued 1,000 shares of our convertible stock to Behringer Advisors, for an aggregate purchase price of $1,000. Under limited circumstances, these shares of convertible stock may be converted into shares of our common stock, thereby resulting in dilution of our stockholders' interest in us. The conversion terms were not negotiated at arms length.

        See the "Conflicts of Interest" section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

        The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with Behringer Advisors.

(1)
Robert M. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, owned approximately 55% of the limited liability company interests, and all of the voting interests, of Behringer Harvard Holdings as of March 1, 2006.

(2)
Behringer Harvard Holdings currently owns 22,000 of our issued and outstanding shares. The remaining approximately 73,093,000 issued and outstanding shares are held by approximately 19,650 stockholders of record as of March 1, 2006.

(3)
Behringer Harvard Holdings owns 100% of the limited liability company interests of Behringer Harvard Partners, LLC.

(4)
We own 100% of the limited liability company interests of BHR Partners I, LLC.

(5)
Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of Behringer Advisors, Behringer Securities LP, our dealer manager, and HPT Management Services LP, our affiliated property management company. Harvard Property Trust, LLC, a wholly-owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of Behringer Advisors and Behringer Securities. IMS, LLC, another wholly-owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management. Behringer Advisors owns 1,000 shares of our convertible stock, which is convertible into shares of our common stock in certain circumstances.

(6)
BHR Partners is a limited partner in Behringer Harvard Operating Partnership I LP, our operating partnership. As of March 1, 2006, BHR Partners owned an approximately 80% limited partnership interest in Behringer Harvard OP. We are the sole general partner and, as of March 1, 2006, we owned an approximately 0.1% limited partnership interest in Behringer Harvard OP.

Prior Offering Summary

        In addition to our initial public offering, Robert M. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, has recently sponsored, through Behringer Harvard Holdings: one publicly offered REIT, Behringer Harvard Opportunity REIT I, Inc.; two publicly offered real estate limited partnerships, Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Mid-Term Value Enhancement Fund I LP; nine private offerings of tenant-in-common interests; and two private real estate limited partnership, Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP. Over the last 15 years, Mr. Behringer has sponsored an additional twenty-nine privately offered real estate programs, consisting of twenty-eight single-asset, real estate limited partnerships and one private REIT, Harvard Property Trust, Inc. As of December 31, 2005, approximately 26,000 investors had invested an aggregate of approximately $1.1 billion in the foregoing real estate programs, including our initial public offering. The "Prior Performance Summary" section of this prospectus contains a discussion of the programs sponsored by Mr. Behringer. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the "Prior Performance Tables" included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Compensation to Behringer Advisors and Its Affiliates

        Behringer Advisors and its affiliates receive compensation and fees for services relating to this offering and managing our assets. The most significant items of compensation are summarized in the following table:

Type of Compensation	Form of Compensation	Estimated $ Amount for Maximum Offering (96,000,000shares— $952,000,000)
Offering Stage
Sales Commissions	7% of gross offering proceeds; limited to 1% for sales under our distribution reinvestment plan.	$57,520,000
Dealer Manager Fee	2% of gross offering proceeds; no dealer manager fee is paid with respect to sales under our distribution reinvestment plan.	$16,000,000
Organization and Offering Expenses	Up to 2% of gross offering proceeds; no organization and offering expenses are paid with respect to sales under our distribution reinvestment plan.	$16,000,000

Acquisition and Development Stage
Acquisition and Advisory Fees
	2.5% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity. We do not pay acquisition and advisory fees in connection with any temporary investments.	$20,933,981(1)
Acquisition Expenses	Up to 0.5% of the contract purchase price of each asset purchased or the principal amount of loans made by us.	$4,186,796(2)
Debt Financing Fee
	1% of the amount available under any loan or line of credit made available to us. Our advisor will likely pay some or all of the fees to third parties with whom it subcontracts to coordinate financing for us.	Actual amounts are dependent upon the amount of any debt financed and, therefore, cannot be determined at the present time.
Development Fee
	Paid in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that no development fee will be paid in the event that an acquisition and advisory fee is paid based on the cost of such development.	Not determinable at this time.

Operational Stage
Property Management and Leasing Fees
Property management fees equal to 3% of gross revenues of the properties managed by HPT Management. HPT Management may pay some or all of these fees to third parties with whom it subcontracts to perform property management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. In addition, separate leasing fees may be paid in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. Furthermore, we will reimburse other third-party charges, including fees and expenses of third-party accountants.
Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and, therefore, cannot be determined at the present time.
Asset Management Fee
	Monthly fee of either one-twelfth of 0.6% of aggregate assets value for operating assets or one-twelfth of 0.6% of total contract purchase price plus budgeted improvements costs for development or redevelopment assets, depending on the nature of the asset at the time the fee is incurred.	Actual amounts are dependent upon aggregate asset value and, therefore, cannot be determined at the present time.

Subordinated Disposition Fee
	If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with selling one or more assets, we will, upon satisfying certain conditions, pay our advisor an amount equal to (subject to the limitation set forth below): (1) in the case of the sale of real property, the lesser of: (a) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (b) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset. This fee will not be earned or paid unless and until our stockholders have received total distributions (excluding the 10% stock dividend) in an amount equal to or greater than the sum of the aggregate capital contributions by investors plus a 9% annual, cumulative, non-compounded return thereon.	Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and, therefore, cannot be determined at the present time.
Subordinated Participation in Net Sale Proceeds (payable only if our shares are not listed on a national securities exchange or for quotation on the Nasdaq National Market System)
	15% of remaining amounts of net sale proceeds after return of capital plus payment to stockholders (excluding the 10% stock dividend) of a 9% annual, cumulative, non-compounded return on capital. The subordinated participation in net sale proceeds will be reduced or eliminated upon conversion of the convertible stock.	Actual amounts are dependent upon the amount of net sale proceeds, debt for borrowed money and aggregate book value of our assets and, therefore, cannot be determined at the present time.
Subordinated Incentive Listing Fee (payable only if our shares are listed on a national securities exchange or for quotation on the Nasdaq National Market System)
	Up to 15% of the amount by which our adjusted market value exceeds the aggregate capital contributions contributed by stockholders plus payment to stockholders (excluding the 10% stock dividend) of a 9% annual, cumulative, non-compounded return on capital. The subordinated incentive listing fee will be reduced or eliminated upon conversion of the convertible stock.	Actual amounts are dependent upon the market value of our outstanding stock at a later date and, therefore, cannot be determined at the present time.

Subordinated Performance Fee (payable only if the Subordinated Incentive Listing Fee is not paid)
Upon termination of the advisory agreement between us and our advisor, other than termination by us because of a material breach of the advisory agreement by the advisor or due to a change in control, a performance fee of up to 15% of the amount by which our appraised net asset value at the time of termination, plus total distributions paid (excluding the 10% stock dividend) to our stockholders, exceeds the aggregate capital contributions contributed by stockholders plus payment to investors of a 9% annual, cumulative, non-compounded return on capital. This subordinated performance fee will be paid in the form of an interest bearing note that will be repaid using the entire net sales proceeds from sale of each property after the date of termination. The subordinated performance fee will be reduced or eliminated upon determining the number of shares of common stock issuable upon conversion of the convertible stock.
Actual amounts are dependent upon our going concern value based on the actual value of our assets and our indebtedness at the time of the termination of the advisory agreement and, therefore, cannot be determined at the present time.
Subordinated Performance Fee (payable upon termination of the advisory agreement upon a change of control)
Upon termination of the advisory agreement between us and our advisor because of a change of control, a performance fee of up to 15% of the amount by which our appraised net asset value at the time of termination, plus total distributions paid (excluding the 10% stock dividend) to our stockholders, exceeds the aggregate capital contributions contributed by stockholders plus payment to stockholders of a 9% annual, cumulative, non-compounded return on capital. The subordinated performance fee will be reduced or eliminated upon determining the number of shares of common stock issuable upon conversion of the convertible stock.
Actual amounts are dependent upon our going concern value based on the actual value of our assets and our indebtedness at the time of the termination of the advisory agreement and, therefore, cannot be determined at the present time.

(1)
For purposes of this calculation, we have assumed that no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, this amount is dependent upon the value of our properties as financed and cannot be determined at the present time. For illustrative purposes, assuming we use debt financing equal to 55% of the initial total net proceeds to us from the public offering to make investments and no reinvestments with the proceeds of any sales of investments were made, we could make investments with an aggregate contract price of approximately $1,860,798,000 if the maximum offering is sold. In such a case, acquisition and advisory fees could be approximately $46,520,000. See "Estimated Use of Proceeds" for more information.

(2)
This amount reflects customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average 0.5% of the contract purchase price of property acquisitions. See "Estimated Use of Proceeds" for more information.

        There are many additional conditions and restrictions on the amount of compensation we may pay to Behringer Advisors and its affiliates. For a more detailed explanation of the fees and expenses payable to Behringer Advisors and its affiliates, see "Estimated Use of Proceeds" and "Management—Management Compensation" herein.

Liquidity Event

        We contemplate providing our stockholders with a liquidity event no later than 2017 by listing our common stock on a national securities exchange, including it for quotation on the Nasdaq National Market System or selling our assets and distributing the proceeds to our stockholders. Our independent directors may extend this date. Depending upon then prevailing market conditions, we intend to consider beginning the process prior to 2013.

Distribution Reinvestment Plan

        You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our distribution reinvestment plan would mean that you will have to rely solely on sources other than distributions from which to pay the taxes. As a result, you may have a tax liability without receiving cash distributions to pay the liability. We may terminate the distribution reinvestment plan in our discretion at any time upon ten days' notice to plan participants. See the "Summary of Distribution Reinvestment Plan" section of this prospectus for further explanation of our amended and restated distribution reinvestment plan, a complete copy of which is attached as Appendix C to this prospectus.

Share Redemption Program

        Prior to a liquidity event and if you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations. The per share redemption price will equal:

  •
  prior to the time we begin having appraisals performed by an independent third party, the amount by which (1) the lesser of (a) 90% of the average price per share the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (b) 90% of the offering price of shares in our most recent offering exceeds (2) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties; or

  •
  after we begin obtaining appraisals performed by an independent third party, the lesser of (1) 100% of the average price per share the original purchaser or purchasers of your shares paid for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the net asset value per share, as determined by the most recent appraisal.

For these purposes, no purchase price is ascribed to the shares issued in respect of the 10% stock dividend.

        Subject to the limitations described in this prospectus and provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this prospectus, we will waive the one-year holding requirement and redeem shares (1) upon the request of the estate, heir or beneficiary of a deceased stockholder or (2) upon the disability of the stockholder or such stockholder's need for long-term care, provided that the condition causing such disability or need for long-term care was not pre-existing on the date that such stockholder became a stockholder. The purchase price per share for shares redeemed upon the death or disability of the stockholder or upon such stockholder's need for long-term care, until we begin having appraisals performed by an independent third-party, will be the amount by which (a) the average price per share that the stockholder actually paid for the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties. The purchase price per share for shares redeemed upon the death of a stockholder or upon the disability of a stockholder or such stockholder's need for long-term care after we begin obtaining appraisals performed by an independent third-party will be the net asset value per share as determined by the most recent appraisal.

        In the discretion of our board of directors, we also may waive the one-year holding requirement and redeem shares due to other involuntary exigent circumstances surrounding the stockholder, such as bankruptcy, or due to a mandatory distribution requirement under a stockholder's IRA, provided that your redemption request is made within 180 days of the event giving rise to the exigent circumstance.

        We will not redeem more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive).

        In general, you may present to us fewer than all of your shares for redemption, except that you must present for redemption at least 25% of your shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested:

  •
  on behalf of a deceased stockholder;

  •
  by a stockholder that is disabled or in need of long-term care;

  •
  by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or

  •
  by a stockholder due to a mandatory distribution under such stockholder's IRA,

a minimum of 10% of the stockholder's shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must be for at least 25% of such stockholder's remaining shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the original price per share of all shares purchased by such stockholder through the dates of each redemption.

        In order to participate in our share redemption program, you must have, and will be required to certify to us that you, acquired the shares to be redeemed by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law.

        Our board of directors reserves the right to reject any request for redemption of shares or to terminate, suspend or amend the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. See "Description of Shares—Redemption Program" for further explanation of the share redemption program.

Behringer Harvard OP

        We currently own all of our investments through Behringer Harvard Operating Partnership I LP (referred to herein as "Behringer Harvard OP") or subsidiaries thereof, or other operating partnerships. We may, however, own investments directly or through entities other than Behringer Harvard OP if limited partners that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of the investment by us through another entity. We are the sole general partner of Behringer Harvard OP. Our ownership of real estate investments through Behringer Harvard OP is referred to as an "UPREIT." The UPREIT structure allows us to acquire real estate investments in exchange for limited partnership units in Behringer Harvard OP. For example, this structure also allows sellers of properties to transfer their properties to Behringer Harvard OP in exchange for units of Behringer Harvard OP and defer gain recognition for tax purposes on the transfer of properties.

ERISA Considerations

        The section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" describes the effect that purchasing our shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned "Investment by Tax-Exempt Entities and ERISA Considerations."

Description of Shares

        Generally, investments in our shares are recorded on our books in uncertificated form. We will issue a certificate evidencing stock ownership only to stockholders who make a written request to us. If you wish to transfer your shares, you are required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors. We will provide the required form to you upon request or make it available on our web site.

Stockholder Voting Rights and Limitations

        We hold annual meetings of our stockholders to elect directors and conduct any other business matters that may be properly presented at these meetings. We also may call special meetings of stockholders from time to time. At any of these meetings, you are entitled to one vote for each share of common stock you own. Holders of convertible stock generally are not entitled to vote their shares on matters presented to stockholders.

Restriction on Share Ownership

        Our charter restricts any person from owning more than 9.8% of our outstanding common stock. These restrictions are designed to enable us to comply with restrictions imposed on REITs by the Code. For a more complete description of the shares, including restrictions on the ownership of shares, see "Description of Shares" herein.

Other Behringer Harvard Programs

        Affiliates of Behringer Advisors have recently sponsored registered public offerings on behalf of Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I. Both of those offerings were terminated on February 19, 2005. Simultaneously with this offering, affiliates of Behringer Advisors also are sponsoring a registered public offering on behalf of Behringer Harvard Opportunity REIT I, a newly-formed entity whose initial public offering commenced on September 20, 2005. As such, we are engaged in the public offering of common stock at the same time as Behringer Harvard Opportunity REIT I. The following table summarizes some of the most important features of this offering and the offering of Behringer Harvard Opportunity REIT I.

	Behringer Harvard REIT I	Behringer Harvard Opportunity REIT I
Entity Type	Real estate investment trust.	Real estate investment trust.
Offering Size	$800,000,000 to the public plus $152,000,000 for distribution reinvestment plan; no minimum offering.	$400,000,000 to the public plus $76,000,000 for the distribution reinvestment plan; minimum offering of $2,000,000.
Minimum Investment	$2,000 (some states may vary).	$2,000 (some states may vary).
Targeted Fund Term	Approximately six to ten years from the termination of this offering.	Approximately three to six years from the termination of its offering.

Investment Objectives (listed by order of importance)
• To preserve, protect and return capital contributions.
• To maximize distributable cash to investors.
• To realize growth in the value of investments upon the ultimate sale of investments.
• By 2017, either (1) to cause the shares to be listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System or (2) to make an orderly disposition of assets and distribute the cash to investors, unless a majority of the board of directors and a majority of the independent directors approve otherwise.
• To realize growth in the value of its investments to enhance the value received upon its ultimate sale of such investments or the listing of its shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System.
• To preserve, protect and return (through the ultimate sale of its investments or the listing of its shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System) capital contributions.
• To grow net cash from operations such that more cash is available for distributions to stockholders.
• To provide stockholders with a return of their investment by either (1) making an orderly disposition of investments and distributing the net proceeds from such sales to stockholders or (2) by causing the shares to be listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. If the company does not liquidate or obtain listing of the shares by the sixth anniversary of the termination of its offering, the company will make an orderly disposition of its investments and distribute the net cash to its stockholders unless a majority of the board of directors and a majority of the independent directors extends the date.
Targeted Real Property Assets
• To employ an investment approach targeting markets and submarkets where barriers to entry are judged to be high.
• To invest principally in institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. Also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties.
• To employ an opportunistic and flexible approach to investing in properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with higher volatility, lower barriers to entry and high growth potential.
• To invest in any type of commercial property investment.
Targeted Markets	Generally intended to include markets and submarkets where barriers to entry are judged to be high.	Generally intended to include markets and sub-markets with higher volatility, lower barriers to entry and high growth potential.

Possibility of Joint Ventures
May enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other institutional real estate investors (such as pension funds and insurance companies) having similar investment objectives.
Intends to enter into joint ventures, tenant-in-common investments or other co-ownership, development or property improvement arrangements with real estate investors (such as pension funds and insurance companies) having similar investment objectives.
Investments Other Than Real Property
Ownership interests of unaffiliated enterprises having real property investments consistent with those the fund intends to acquire directly, as well as joint ventures with affiliates and non-affiliates and other co-ownership arrangements; mortgage, bridge or mezzanine loans and participations in mortgage, bridge or mezzanine loans; investments in real estate related securities including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, Section 1031 tenant-in-common interests and other securities.
Ownership interests of unaffiliated enterprises having real property investments consistent with those the fund intends to acquire directly, as well as joint ventures with affiliates and non-affiliates and other co-ownership arrangements; loans (mortgage and otherwise) and participations in loans.
Loan Investing	Possible.	Possible.
Leverage	Yes; aggregate amount of borrowings targeted to be approximately 55% of the aggregate value of all assets.	Yes; aggregate amount of borrowings targeted not to exceed approximately 75% of the aggregate value of all assets.
Distribution Policy	At least 90% of annual "REIT taxable income" will be distributed to stockholders; distributions, if any, to be declared on a quarterly basis and paid on a monthly basis.	At least 90% of annual "REIT taxable income" will be distributed to stockholders; distributions, if any, to be declared and paid on a monthly basis.
Profile of Investor for Whom Investment in Shares Is Recommended
Investors who seek to diversify their personal portfolios with a finite-life, real estate-based investment, seek to preserve capital, seek to receive current income, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold their investments for a time period consistent with the fund's liquidity plans. We seek a balance of current income and capital gains.
Investors who seek to diversify their personal portfolios with a finite-life, real estate-based investment, wish to obtain the benefits of potential capital appreciation, seek to receive current income, and are able to hold their investments for a time period consistent with the fund's liquidity plans. Yield targets are intended to be more favored for capital gain than current income.
Persons for Whom Investment in Shares Is Not Recommended	Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.	Persons who require immediate liquidity or guaranteed income.
Appropriate for IRAs, 401(k)s and Other Tax Qualified Plans	Yes.	Yes.

Estimated Percentage of Total Gross Proceeds for Fund Use	Expected minimum of approximately 90.6% (approximately 88% for investment and 2.6% for acquisition fees and expenses) from this offering.	Expected minimum of approximately 90.6% (approximately 87.1% for investment, 2.6% for acquisition fees and expenses and 0.9% for the initial working capital reserves) from the offering.
Compensation of Advisor and Affiliates for Services
Acquisition and advisory fee of 2.5% of purchase price of investments, including any debt attributable to these investments; debt financing fee of 1% of amount financed; monthly asset management fee of one-twelfth of 0.6% of aggregate assets value; property management fee of up to 3% of gross revenues (1% oversight fee in certain cases) plus a leasing fee.
Acquisition and advisory fee of 2.5% of purchase price of investments; debt financing fee of 1% of amount financed; monthly asset management fee of one-twelfth of 0.75% of aggregate assets value; property management fee of up to 4.5% of gross revenues plus a leasing fee.
Stockholder Preferred Return Before Advisor Participation	Return of investment plus 9% per year (non-compounded).	Return of investment plus 10% per year (non-compounded).
Advisor Performance-Based Return Payable After Stockholder Preferred Return
Subordinated disposition fee up to 3% of the sales price of each property sold; issuance of common stock upon conversion of convertible stock held by Behringer Advisors and cash subordinated participation in net sale proceeds that aggregate a 15% subordinated participation in gains from sales of properties over the investors' preferred return; issuance of common stock upon conversion of convertible stock held by Behringer Advisors and cash subordinated listing fee that aggregate a subordinated incentive listing fee of 15% of the net market value of the outstanding stock plus distributions paid prior to listing (excluding 10% stock dividend) minus the preferred return; issuance of common stock upon conversion of convertible stock held by Behringer Advisors and subordinated performance fee that aggregate a subordinated performance fee of 15% of the net appraised asset value of the fund plus distributions paid (excluding 10% stock dividend) prior to listing minus the preferred return. The subordinated participation in net sale proceeds, subordinated listing fee, and subordinated performance fee are subject to reduction or elimination upon conversion of the convertible stock.
Subordinated disposition fee up to 3% of the sales price of each property sold; issuance of common stock upon conversion of convertible stock held by an affiliate of our company's advisor and cash subordinated participation in net sale proceeds that aggregate a 15% subordinated participation in gains from sales of properties over the stockholders' preferred return; issuance of common stock upon conversion of convertible stock held by an affiliate of the company's advisor and cash subordinated listing fee that aggregates a subordinated incentive listing fee of 15% of the net market value of the outstanding stock plus distributions paid prior to listing minus the preferred return; issuance of common stock upon conversion of convertible stock held by an affiliate of our advisor and subordinated performance fee that aggregate a subordinated performance fee of 15% of the net appraised asset value of the fund plus distributions paid prior to listing minus the preferred return. The subordinated participation in net sale proceeds, subordinated listing fee, and subordinated performance fee are subject to reduction or elimination upon conversion of the company's convertible stock.
Distribution Reinvestment Plan	Yes.	Yes.
Share Redemption Plan	Yes.	Yes.
Tax Reporting	Form 1099.	Form 1099.

Summary Financial Data

        At December 31, 2005, we wholly owned 14 properties and owned tenant-in-common interests in seven additional properties. At December 31, 2004, we wholly owned one property and owned tenant-in-common interests in six additional properties. At December 31, 2003, we owned a tenant-in-common interest in one property and we owned no properties during the period from inception (June 28, 2002) through December 31, 2002. Accordingly, the selected financial data for each fiscal year presented below reflects significant increases in all categories. The following data should be read in conjunction with our consolidated financial statements and the notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus. The selected financial data presented below has been derived from our consolidated financial statements (in thousands, except per share amounts).

	As of December 31, 2005	As of December 31, 2004	As of December 31, 2003	As of December 31, 2002
Total assets	$900,582	$198,888	$11,685	$197

Long-term debt obligations	$353,555	$82,354	$4,333	—
Other liabilities	26,224	6,613	281	—
Minority interest(1)	3,375	—	—	—
Stockholders' equity	517,428	109,921	7,071	197

Total liabilities and stockholders' equity	$900,582	$198,888	$11,685	$197

	Year ended December 31, 2005	Year ended December 31, 2004	Year ended December 31, 2003	From inception (June 28, 2002) through December 31, 2002
Rental revenues(2)	$31,057	$130	—	—
Property operating expense and real estate taxes(2)	10,301	22	—	—
Depreciation and amortization(2)	15,033	—	—	—
Interest expense(3)	13,137	1,690	$61	—
Rate lock extension expense/(recoveries)	(525)	525	—	—
Property and asset management fees(4)	3,359	295	10	—
Organization expenses	—	218	17	—
General and administrative	1,254	712	223	$4

Total expenses	42,559	3,462	311	4
Interest income	2,665	390	4	1
Equity in investments of tenant-in-common interests(5)	3,115	1,403	18	—

Net loss	$(5,722)	$(1,539)	$(289)	$(3)

Basic and diluted loss per share(6)	$(0.15)	$(0.26)	$(1.84)	$(0.12)
Distributions declared per share(6)	$0.67	$0.64	$0.58	—

(1)
Minority interest consists of 432,586 units of limited partnership interests in Behringer Harvard OP.

(2)
Rental revenues, property operating expense, real estate taxes, depreciation and amortization are from our wholly-owned properties.

(3)
Interest expense includes our proportionate share of mortgage interest expense and deferred financing fees from our tenant-in-common interest investments and from our wholly-owned properties that have mortgages secured by the properties.

(4)
Property and asset management fees include our proportionate share of these fees from our tenant-in-common interest investments and from our wholly-owned properties.

(5)
Our equity in investments of tenant-in-common interests is our proportionate share of revenues and expenses from our tenant-in-common interest investments.

(6)
Basic and diluted loss per share and distributions declared per share for each period presented reflects the effect of the 10% stock dividend issued October 1, 2005.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

        Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:
What is a REIT?

A:
In general, a REIT is a company that:

  •
  pays distributions to stockholders of at least 90% of its "REIT taxable income," excluding income from operations or sales through taxable REIT subsidiaries;

  •
  avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

  •
  combines the capital of many investors to acquire or provide financing for real estate-based investment; and

  •
  offers the benefit of a diversified real estate portfolio under professional management.

Q:
Why are you structured as a REIT?

A:
Each Behringer Harvard sponsored program is structured using the business form ("C corporation," REIT or limited partnership) that the sponsor believes to be most advantageous to investors under the circumstances. For example, if a Behringer Harvard sponsored program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In contrast, REITs generally are not taxed on income distributed to investors. Thus, in order to avoid the so-called "double taxation" inherent in the C corporation structure, we and the other publicly offered real estate programs sponsored by our affiliates, namely Behringer Harvard Mid-Term Fund I, Behringer Harvard Short-Term Fund I and Behringer Harvard Opportunity REIT I, have been structured either as limited partnerships or REITs.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could cause such changes in our tax treatment only if it determines in good faith that such changes are in the best interest of our stockholders.

The decision of whether a fund should be formed as a REIT or a limited partnership is more complex. Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level. Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors. If we were structured as a partnership, then we could potentially be characterized as a "publicly traded partnership," which would require us to be taxed as a C corporation and subject to double taxation. Moreover, if we were structured as a partnership and were not characterized as a "publicly traded partnership," then the tax reporting required to be delivered to partners would be significantly more complex and onerous than is required to be delivered by a REIT to its stockholders, investors may have been required to pay taxes in the states in which we own properties and the income allocated to partners that are tax-exempt entities would more likely be characterized as "unrelated business taxable income" than the allocation of the same income by a REIT to its tax-exempt stockholders. In light of these and other factors, and because we have a longer targeted fund term than these other publicly-offered programs, we have been structured as a real estate investment trust. Regardless of the choice of entity used, Behringer Harvard sponsored programs are designed to operate consistently with the goals of being focused on business fundamentals and maximizing distributions to investors.

Q:
What is the experience of your officers, directors and key personnel?

A:
Our senior management team has significant experience acquiring, financing, developing and managing both institutional and non-institutional commercial real estate. For example, Robert M. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, has over 25 years of experience. Prior to forming the Behringer Harvard organization, Mr. Behringer was responsible for managing over 17 million square feet of institutional real estate. Robert S. Aisner, our President and Chief Operating Officer, has over 30 years of experience and, prior to joining the Behringer organization in 2003, Mr. Aisner served as an Executive Officer of a publicly-traded REIT. See "Management—Executive Officers and Directors" for an extensive discussion of senior management and their experience.

Q:
In what types of real property do you invest?

A:
We acquire and operate institutional quality real estate and intend to invest in properties located in markets and submarkets with identified barriers to new development activity. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. We also may invest in non-institutional commercial properties where we believe there are significant opportunities to reposition the property or earn above average returns. Although our real property investments to date have been located in the United States, we also may invest in real estate assets located outside the United States. We intend to hold our investments for a long period of time.

Q:
Do you invest in anything other than real property?

A:
We are permitted to invest in real estate related securities including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates) and other securities. We also may provide mortgage, bridge or mezzanine loans to owners of real properties or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans from other mortgage lenders. These mortgage, bridge or mezzanine loans may be in the form of promissory notes or other evidences of indebtedness of the borrower that are secured or collateralized by real estate owned by the borrower. We also may invest in entities that make investments similar to the foregoing. Because there are significant limits on the amount of non-real estate assets that we may own without losing our status as a REIT, we are significantly limited as to ownership of non-real estate investments.

Q:
What properties do you currently own?

A:
As of March 1, 2006, we owned interests in 23 office properties located in California, Colorado, Georgia, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C.; see "Description of Real Estate Investments" for information on each of our real estate investments.

Property Name	Major Tenants	Building Type	Square Feet	Location
Enclave on the Lake	SBM—IMODCO, Inc. Atlantic Offshore Limited	6-story office building	171,090 sq. ft.	Houston, Texas
Minnesota Center	Computer Associates International, Inc. CB Richard Ellis, Inc. Regus Business Centre Corp.	14-story office building	276,425 sq. ft.	Bloomington, Minnesota
St. Louis Place	Fleishman-Hillard, Inc. Trizec Properties, Inc. Moser & Marsalek, P.C. Peckham Guyton Albers & Viets, Inc. U.S. General Services Administration (Dept. of SSA)	20-story office building	337,088 sq. ft.	St. Louis, Missouri

Colorado Building	Bowne of New York City, Inc. InfoTech Strategies, Inc. Community Transportation Association of America U.S. General Services Administration (EPA) Wilson, Elser, Moskowitz, Edelman & Dicker, LLP	11-story office building	121,701 sq. ft.	Washington, D.C.
Travis Tower	CenterPoint Energy, Inc. Linebarger Goggan Blair Pena & Sampson LLP Edge Petroleum Corporation Samson Lone Star LP	21-story office building	507,470 sq. ft.	Houston, Texas
Cyprus Building	Phelps Dodge Corporation	4-story office building	153,048 sq. ft.	Englewood, Colorado
250 West Pratt Street Property	Vertis, Inc. Semmes Bowen & Semmes U.S. General Services Administration	24-story office building	368,194 sq. ft.	Baltimore, Maryland
Ashford Perimeter Building	Verizon Wireless, Inc. Noble Systems Corporation XO Georgia, Inc. Coalition America, Inc.	6-story office building	288,175 sq. ft.	Atlanta, Georgia
Alamo Plaza	Pioneer Natural Resources USA, Inc. INVESCO Private Capital J. Walter Thompson	16-story office building	191,151 sq. ft.	Denver, Colorado
Utah Avenue Building	Northrop Grumman Space and Mission Systems Corporation Unisys Corporation	1-story office/research and development building	150,495 sq. ft.	El Segundo, California

Lawson Commons	Lawson Associates, Inc. St. Paul Fire and Marine Insurance Company	13-story office building	436,342 sq. ft.	St. Paul, Minnesota
Downtown Plaza	The Designory, Inc. Barrister Executive Suites, Inc. City of Long Beach	6-story office building	100,146 sq. ft.	Long Beach, California
Western Office Portfolio	Alliance Data Systems Allstate Insurance Company The Goodrich Corporation	Five separate properties: • 3-story office building • 3-story office building • 3-story office building • 2-story office building • 2-story office building	• 230,061 sq. ft. • 88,335 sq. ft. • 71,739 sq. ft. • 55,095 sq. ft. • 40,759 sq. ft.	• Richardson, Texas • Tigard, Oregon • Diamond Bar, California • Diamond Bar, California • Diamond Bar, California
Buena Vista Plaza	Disney Enterprises, Inc.	7-story office building	115,130 sq. ft.	Burbank, California
One Financial Plaza	Deloitte & Touche USA LLP Martin-Williams, Inc. Clarity Coverdale Fury Advertising, Inc.	27-story office building	393,902 sq. ft.	Minneapolis, Minnesota
Riverview Tower	Alcoa, Inc. Branch Banking & Trust Company Woolf, McClare, Bright, Allen & Comperter, PLLC	24-story office building	334,196 sq. ft.	Knoxville, Tennessee
1325 G Street	Neighborhood Reinvestment Corporation Federal Bureau of Investigations Prudential Relocations, Inc.	10-story office building	306,563 sq. ft.	Washington, D.C.
Woodcrest Center	Towers, Perrin, Forster and Crosby, Inc. Equity One, Inc. American Water Works Company, Inc.	1-story office building	333,275 sq. ft.	Cherry Hill, New Jersey
Burnett Plaza	Americredit Financial Services, Inc. Burlington Resources Oil and Gas Company, L.P. U.S. Department of Housing and Urban Development	40-story office building	1,024,627 sq. ft.	Ft. Worth, Texas

Q:
How are you different from your competitors who offer unlisted finite-life public REIT or real estate limited partnership units?

A.
Our management believes that we benefit from our focus on investing in institutional quality real estate using institutional investment strategies. We have designed our holding period for these properties with a view to capitalize on their potential for increased current income and capital appreciation. Also, it is our management's belief that targeting these types of real estate investments enhances our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors). This can allow greater diversity of our investment portfolio. In addition to our focus on current income and capital appreciation, we have defined exit strategies and invest in properties in accordance with those strategies. Our management believes that a portfolio consisting of institutional quality real estate enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

Q:
Who will choose the investments you make?

A:
Behringer Advisors is our advisor and makes recommendations on all investments to our board of directors. Behringer Advisors is controlled indirectly by Robert M. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board. As of December 31, 2005, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $1.1 billion from approximately 26,000 investors and which owned and operated a total of 65 commercial real estate properties. Robert S. Aisner, our President and Chief Operating Officer, and Jon L. Dooley, our Executive Vice President—Real Estate, assist Mr. Behringer in making property acquisition recommendations on behalf of Behringer Advisors to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our investments.

Q:
Does Behringer Advisors use any specific criteria when selecting potential investments?

A:
All acquisitions of commercial properties are evaluated for the reliability and stability of, and potential to increase, their future income and capital appreciation potential. All acquisitions of securities and mortgages are evaluated for the quality of current income and the potential to increase future income and generate capital appreciation. In addition, we consider the risk profile, credit quality and reputation of tenants, and the impact of each particular acquisition as it relates to our portfolio as a whole.

Q:
Why do you acquire some of your properties in joint ventures, tenant-in-common investments and other co-ownership arrangements?

A:
We acquire properties in joint ventures, tenant-in-common investments or other co-ownership arrangements when we determine it is advantageous for us to do so, including participation in acquisitions controlled by a third-party or when such party has special knowledge of such property, to diversify our portfolio of properties in terms of geographic region or property type, and to enable us to make investments sooner than would be possible otherwise, since the amount of gross proceeds raised in the early stages of this offering may be insufficient to acquire title to all of a real property targeted for investment. The sooner we are able to invest in properties, the greater our ability will be to pay distributions from our operating cash flow and for capital appreciation of the investments. Additionally, the increased portfolio diversification made possible by investors through joint ventures, tenant-in-common investments and similar arrangements helps reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with our affiliates or with third parties. We may also make or invest in mortgage, bridge or mezzanine loans secured by properties owned by such joint ventures.

Q:
What are tenant-in-common investments?

A:
Tenant-in-common investments are an acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Code. Generally, a special purpose entity (i.e., an entity formed solely for use in the applicable transaction) and, if we purchase a tenant-in-common interest, us, purchase a property directly from a seller. Persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.

Typically, all purchasers of tenant-in-common interests in a property, including us if we purchase a tenant-in-common interest in such property, would execute an agreement with the other tenant-in-common owners and a property management agreement providing for the property management and leasing of the property by HPT Management or its subsidiary or another property management company. The tenant-in-common agreement generally provides that all significant decisions, such as the sale, exchange, lease or re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline, and our right to purchase the interests of owners upon their failure to consent with the majority.

Q:
What steps do you take to make sure you invest in environmentally compliant property?

A:
We always obtain a Phase I environmental assessment of each property purchased and for each property secured by a mortgage loan. In addition, in most cases we obtain a representation from the seller or borrower, as applicable, that, to their knowledge, the property is not contaminated with hazardous materials.

Q:
What are your typical lease provisions?

A:
We execute new tenant leases and existing tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net" leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant's revenue. Our standard multi-tenant and participating lease terms generally have initial terms of not less than three years and include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. Our triple net leases generally would have initial terms of ten years or more.

Q:
How will you determine whether tenants have the appropriate creditworthiness for each building lease?

A:
We use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors and business plans and other data we deem relevant.

Q:
How will you provide for tenant improvements and other working capital needs and maintain the viability of your assets if cash flow is decreased?

A:
During the acquisition process, we establish estimates for working capital needs throughout the life of each acquired asset. For each property acquisition, upon the closing of the purchase of the property, all or a portion of these amounts are reserved from initial capital and placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the life of the asset. Additional amounts for these purposes may be reserved or otherwise retained from the cash flow of the asset or from our general cash flow. Working capital reserves are adjusted through continual reprojection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, the reserve requirement may be replenished from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures. In addition to any reserves we establish, a lender may require escrow of working capital reserves in excess of our established reserves.

Q:
What is an "UPREIT"?

A:
We currently own, and generally intend to own, our investments through an "UPREIT" called Behringer Harvard Operating Partnership I LP or subsidiaries of such partnership. UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:
What have your distribution payments been since you began operations on October 1, 2003?

A:
Since we began operations, our board has declared distributions on a quarterly basis as follows:

Quarter	Approximate Amount (Rounded)	Annualized Percentage Return Assuming $10.00 Per share Purchase Price*
4th Qtr. 2003	$0.1764376 per share	7%
Fiscal Year 2004	$0.6999970 per share	7%
Fiscal Year 2005	$0.6999970 per share	7%
1st Qtr. 2006	$0.1726020 per share	7%
2nd Qtr. 2006	$0.1745198 per share	7%

    ________________________

    *
    Your average weighted share price may be lower than $10.00 per share, and your individual percentage return may be greater than 7%, as a result of shares purchased through our distribution reinvestment plan at less than $10.00 per share or acquired in connection with our 10% stock distribution.

Approximately 91% of our aggregate distributions made in 2004 constituted a return of capital and approximately 72% of our aggregate distributions made in 2005 constituted a return of capital. Distributions constitute a return of capital when and to the extent the amount of the distributions exceed earnings and profits as determined on a tax basis. In fiscal year 2004 and 2005, we made cash distributions aggregating $3.1 million and $22.4 million, respectively, to our stockholders. Of these amounts, approximately 9%, or $278,000, in fiscal 2004, and approximately 28%, or $6.3 million, in fiscal 2005 was paid using cash generated from our operations. The remaining amounts were paid from sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets. As we make additional acquisitions, increase our revenues and overcome start-up and fixed costs, we expect our earnings to increase and the percentage of our distributions that constitute a return of capital to decrease. See "Risk Factors—Risks Related to Our Business in General—Distributions may be paid from capital, and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time."

On March 20, 2006, our board of directors declared distributions payable to stockholders of record each day during the months of April, May and June 2006. The declared distributions equal a daily amount of $.0019178 per share of common stock, which is equivalent to an annual distribution rate of 7% assuming the share was purchased for $10.00. There is no assurance that we will be able to maintain distributions at the rate set by our board of directors for the second quarter of 2006. In addition, on October 1, 2005, we issued a 10% stock distribution to stockholders of record on September 30, 2005. Each holder of record received one additional share of our common stock for every ten shares owned on the record date.

Q:
How do you calculate the payment of distributions to stockholders?

A:
The aggregate amount of each quarterly distribution is determined by our board of directors and typically depends on the amount of funds available for distribution, current and projected cash requirements, tax considerations and other factors. We must distribute at least 90% of our "REIT taxable income" to remain qualified as a REIT. We intend to continue to declare and make distributions provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. Distributions are paid to investors who are stockholders as of the record dates selected by our board. Our board currently declares distributions on a quarterly basis, portions of which are paid on a monthly basis. Monthly distributions are paid based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions beginning on the day that they purchase shares.

Q:
May I reinvest my distributions?

A:
Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which either we will provide to you at your request or you can download from our web site. The purchase price for shares purchased with reinvested distributions is currently $9.50 per share.

Q:
Will the distributions I receive be taxable as ordinary income?

A:
The tax treatment of your distributions will depend upon specific circumstances. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or Behringer Harvard REIT I is liquidated, at which time you will be taxed at capital gains rates. Any distribution that we properly designate as a capital gain distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled "Federal Income Tax Considerations."

Q:
How does a "best efforts" offering work?

A:
We are offering the public up to 80,000,000 shares of common stock on a "best efforts" basis. When shares are offered to the public on a "best efforts" basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares.

Q:
Have you made other offerings of your common stock?

A:
Yes. We had an initial "best efforts" public offering of 80,000,000 shares of our common stock at a purchase price of $10.00 per share and up to 8,000,000 additional shares under our distribution reinvestment plan. These shares were offered pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on February 19, 2003. Our initial public offering was terminated on February 19, 2005. Following the termination of our initial public offering, we commenced this "best efforts" public offering of 80,000,000 shares of our common stock at a purchase price of $10.00 per share. We also are offering up to 16,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. Generally, investors are required to invest at least $2,000 during in this public offering. We are offering our shares pursuant to a registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission on February 11, 2005. This public offering commenced on February 19, 2005. We subsequently converted the filing to a registration on Form S-11. As of March 1, 2006, as a result of all of our public offerings, including the shares sold in this offering and through this distribution reinvestment plan, we had sold approximately 73,115,000 shares of our common stock, generating gross offering proceeds of approximately $674,500,000. This public offering will be terminated on or before February 11, 2007 unless extended with respect to shares offered under our distribution reinvestment plan or as otherwise permitted under applicable law.

Q:
Who can buy shares?

A:
An investment in our shares is suitable only for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares pursuant to this prospectus provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.

Q:
For whom is an investment in our shares recommended?

A:
An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, and you seek to preserve capital, seek to receive current income, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our shares as meeting those needs.

The terms of this offering, the structure of our company and our manner of operation is designed to be easily understood by investors for whom our shares of common stock are recommended, as compared to similar real estate investment vehicles that include complex distribution and allocation terms, multiple classes of shares and complex investment schemes. We also have conformed our investment approach, the compensation of our affiliates and other operational terms to those of other publicly offered Behringer Harvard programs sponsored by our advisor and its affiliates. We believe our approach provides simplicity and consistency among Behringer Harvard sponsored programs, so that investors who subscribe for equity interests in one Behringer Harvard sponsored program are able to easily understand and compare the terms and results of other Behringer Harvard sponsored programs.

Q:
May I make an investment through my IRA, SEP or other tax-deferred account?

A:
Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (5) the need to value the assets of such IRA, plan or other account annually or more frequently, and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:
Have you arranged for the services of a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:
Yes. Sterling Trust Company serves as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. We also pay the fees related to the establishment of investor accounts with Sterling Trust Company, and the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company provides this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly-owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

Q:
Is there any minimum investment required?

A:
Yes. Generally, you must invest at least $2,000. Investors who already own our shares and, except in Minnesota and Oregon, investors who are concurrently purchasing units or shares from an affiliated Behringer Harvard public real estate program and participants in our distribution reinvestment plan can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the "Suitability Standards" section of this prospectus.

Q:
How do I subscribe for shares?

A:
If you choose to purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. See "Plan of Distribution—Subscription Process" and "How to Subscribe" for a detailed discussion of how to subscribe for shares.

Q:
If I buy shares in this offering, how may I later sell them?

A:
Our shares are not listed for trading on any national securities exchange or for quotation on the Nasdaq National Market System. There is no public market for the shares, and we cannot be sure if one will ever develop. As a result, you may find it difficult to sell your shares. If you are able to find a buyer for your shares, you may sell your shares to that buyer unless the buyer does not satisfy the suitability standards applicable to him or her, or unless such sale would cause the buyer to own more than 9.8% of the outstanding common stock. See the "Suitability Standards" and "Description of Shares—Restriction on Ownership of Shares" sections of this prospectus.

In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. Subject to the limitations described in this prospectus, we also will redeem shares upon the request of the estate, heir or beneficiary of a deceased stockholder. Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis with a priority given to redemptions upon the death or disability of a stockholder and upon other circumstances. See the "Description of Shares—Share Redemption Program" section of this prospectus.

If we have not listed the shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System by 2017, unless a majority of our board of directors (including a majority of our independent directors) extends such date, our charter requires us to begin selling our properties and other assets and return the net proceeds from these sales to our stockholders through distributions.

Q:
What are your exit strategies?

A:
We will seek to list our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System, if we do not list our shares by 2017, to make an orderly disposition of our assets and distribute the cash to you, unless a majority of the board of directors and a majority of the independent directors approve otherwise.

Q:
Will I be notified of how my investment is doing?

A:
You will receive periodic updates on the performance of your investment with us, including:

  •
  a monthly distribution report;

  •
  three quarterly financial reports;

  •
  an annual report; and

  •
  an annual Form 1099.

Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates—www.behringerharvard.com.

Q:
When will I receive my detailed tax information?

A:
Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:
Who is the transfer agent?

A:
Phoenix Transfer, Inc. is our transfer agent. Its telephone number is (866) 219-6355 and its address is:

    Phoenix Transfer, Inc.
    2401 Kerner Boulevard
    San Rafael, California 94901

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:
Where do I send my subscription materials?

A:
For custodial accounts (such as are commonly used for individual retirement accounts) send the completed subscription agreement to your custodian who will forward them as instructed below. For non-custodial accounts, send the completed subscription agreement and check to:

    Behringer Harvard Investment Services
    15601 Dallas Parkway, Suite 600
    Addison, Texas 75001
    (866) 655-3600

Q:
Who can help answer my questions?

A:
If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

    Behringer Securities LP
    15601 Dallas Parkway, Suite 600
    Addison, Texas 75001
    (866) 655-3700

RISK FACTORS

        Your purchase of shares involves a number of risks. You should specifically consider the following before making your investment decision.

Risks Related to an Investment in Behringer Harvard REIT I

There is no public trading market for your shares; the offering price was arbitrarily established and you may not be able to sell your shares at a price that equals or exceeds the offering price.

        There is no current public market for the shares. In addition, the price received for any shares sold is likely to be less than the proportionate value of our investments. Therefore, you should purchase the shares only as a long-term investment. Suitability standards imposed on prospective investors also apply to potential subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him or her. Our charter also imposes restrictions on the ownership of stock that will apply to potential transferees and that may inhibit your ability to sell your shares. Moreover, our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. Therefore, it will be difficult for you to sell your shares promptly or at all. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount. It also is likely that your shares would not be accepted as the primary collateral for a loan. See "Suitability Standards," "Description of Shares—Restriction on Ownership of Shares" and "Share Redemption Program" elsewhere herein for a more complete discussion on the restrictions on your ability to transfer your shares.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

        Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of Behringer Advisors, our advisor, in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Behringer Advisors and the oversight of our board of directors. We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Behringer Harvard sponsored programs, some of which may have investment objectives and employ investment strategies that are substantially similar to ours. Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income-producing real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. Delays in selecting, acquiring and developing properties could adversely affect our results of operations, financial condition and ability to make distributions to you.

We may have to make expedited decisions on whether to invest in certain properties, including prior to receipt of detailed information on the property.

        Our advisor and board of directors may be required to make expedited decisions in order to effectively compete for the acquisition of properties and other investments. Additionally, we may be required to make substantial non-refundable deposits prior to completing our analysis and due diligence on property acquisitions and the actual time period during which we will be allowed to conduct due diligence may be limited. In these cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with its evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

        Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, including Robert M. Behringer, who would be difficult to replace. We do not have employment agreements with our executive officers and we cannot guarantee that they will remain affiliated with us. Although several of our executive officers and key employees, including Mr. Behringer, have entered into employment agreements with affiliates of our advisor, including Harvard Property Trust, LLC, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. Further, although Behringer Harvard Holdings has key person insurance on the life of Mr. Behringer, we do not intend to separately maintain key person life insurance on Mr. Behringer or any other person. We believe that our future success depends, in large part, upon our advisor's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to real properties both nationally and in certain geographic regions. Maintaining these relationships is important for us to effectively compete with our competitors for real properties. We cannot assure you that we will be successful in retaining and attracting these relationships. If we lose or are unable to obtain the services of key personnel or do not maintain or establish appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

Our rights, and the rights of our stockholders, to recover claims against our officers, directors and advisor are limited.

        Maryland law limits the liability of a director to stockholders if the person performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages subject to the limitations of Maryland law and the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines. Although our charter does not allow us to exonerate and indemnify our directors and officers to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases. See the section captioned "Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" elsewhere herein.

Your investment may be subject to additional risks if we make international investments.

        We may purchase real estate assets located outside the United States and may make or purchase mortgage, bridge, mezzanine or other loans or participations in mortgage, bridge, mezzanine or other loans made by a borrower located outside the United States or secured by property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

  •
  governmental laws, rules and policies including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;

  •
  variations in currency exchange rates;

  •
  adverse market conditions caused by inflation or other changes in national or local economic conditions;

  •
  relative interest rates;

  •
  availability, cost and terms of mortgage funds resulting from varying national economic policies;

  •
  real estate and other tax rates and other operating expenses in a particular country where we have an investment;

  •
  land use and zoning laws;

  •
  more stringent environmental laws or changes in these laws;

  •
  social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment; and

  •
  legal and logistical barriers to enforcing our contractual rights.

Any of these risks could have an adverse effect on our business, results of operations and ability to make distributions to our stockholders.

We do not have substantial experience with international investments.

        Neither we nor our sponsor, Behringer Harvard Holdings, or any of its affiliates has any substantial experience investing in real property or other investments outside the United States. Although we expect to have real estate assets located in the United States, we also expect to invest in real estate assets located outside the United States. We may not have the expertise necessary to maximize the return on our international investments.

Risks Related to Conflicts of Interest

        We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Behringer Advisors faces conflicts of interest relating to the purchase and leasing of properties, that may not be resolved in our favor.

        Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties. As a result, we may be buying properties at the same time as one or more of the other Behringer Harvard sponsored programs managed by officers and employees of our advisor and/or its affiliates are buying properties, and these other Behringer Harvard sponsored programs may use investment strategies that are substantially similar to ours. Our affiliate, Behringer Advisors I, is the advisor to another Behringer Harvard sponsored real estate program. Our executive officers and the executive officers of our advisor also are the executive officers of Behringer Advisors I and other REIT advisors, the general partners of limited partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs, and these entities are and will be under common ownership. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or affiliate, which may have an investment strategy that is substantially similar to ours. In addition, we may acquire properties in geographic areas where other Behringer Harvard sponsored programs own properties. If one of the other Behringer Harvard sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans on our behalf, since other Behringer Harvard sponsored programs may be competing with us for such investments.

Behringer Advisors faces conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements that could result in a disproportionate benefit to another Behringer Harvard sponsored program or a third-party.

        We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with third parties as well as other Behringer Harvard programs having similar investment objectives and utilizing leverage to acquire, develop or improve properties. We also may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. These investments may involve risks not otherwise present with other methods of investing in real estate, including, for example:

  •
  the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

  •
  the co-venturer, co-tenant or partner may have economic or business interests or goals that are, or that become inconsistent with, our business interests or goals;

  •
  the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

  •
  the co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Actions by a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

        Affiliates of Behringer Advisors recently sponsored registered public offerings on behalf of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, which offerings terminated on February 19, 2005, and are currently sponsoring a registered public offering on behalf of Behringer Harvard Opportunity REIT I. Mr. Behringer and affiliates of Behringer Advisors, which are managed by substantially the same personnel as Behringer Advisors, serve as general partners to these other Behringer Harvard programs. Because Behringer Advisors or its affiliates have advisory and management arrangements with other Behringer Harvard programs, it is likely that they will encounter opportunities to acquire or sell properties to the benefit of one of the Behringer Harvard programs, but not others. Behringer Advisors or its affiliates may make decisions to buy or sell certain properties, which decisions might disproportionately benefit a Behringer Harvard program other than us. In such event, our results of operations and ability to make distributions to our stockholders could be adversely affected.

        If we enter into a joint venture, tenant-in-common investment or other co-ownership arrangement with another Behringer Harvard program, Behringer Advisors may have a conflict of interest when determining when and whether to buy or sell a particular real estate property. For example, Behringer Harvard Short-Term Fund I will never have an active trading market. Therefore, if our shares become listed on a national securities exchange or included for quotation on the Nasdaq National Market System, we may develop more divergent goals and objectives from the joint venturer with respect to the resale of properties in the future. In addition, in the event we joint venture with a Behringer Harvard program that has a term shorter than ours, including Behringer Harvard Opportunity REIT I, the joint venture may be required to sell its properties at the time of the other Behringer Harvard program's liquidation. We may not desire to sell the properties at such time. Although the terms of any joint venture agreement between us and another Behringer Harvard program would grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

        Because Mr. Behringer and his affiliates control us as well as the other Behringer Harvard real estate funds, agreements and transactions among the parties with respect to any joint venture, tenant-in-common investment or other co-ownership arrangement between or among such parties will not have the benefit of arms length negotiation of the type normally conducted between unrelated co-venturers. Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of

Behringer Advisors, certain conflicts of interest will exist. For a more detailed discussion, see "Conflicts of Interest—Joint Ventures with Affiliates of Behringer Advisors."

Behringer Advisors and its officers and employees and certain of our key personnel face competing demands for their time, and this may cause our investment returns to suffer.

        Behringer Advisors and its officers and employees and certain of our key personnel and their respective affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.

        Each of our executive officers, including Mr. Behringer, who serves as our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates, (4) investments with affiliates of our advisor, (5) compensation to our advisor, and (6) our relationship with our dealer manager and property manager.

Your investment will be diluted upon conversion of the convertible stock.

        Behringer Advisors purchased 1,000 shares of our non-participating, non-voting, convertible stock for an aggregate purchase price of $1,000. Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders' interest in us. The terms of the convertible stock provide that, generally, holders of convertible stock will receive shares of common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by the stockholders and a 9% cumulative, non-compounded, annual return on this capital. The shares of convertible stock will be converted into shares of common stock automatically if:

  •
  the holders of our common stock have received distributions equal to the sum of the aggregate capital invested by stockholders and a 9% cumulative, non-compounded, annual return on this capital;

  •
  the shares of common stock are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System; or

  •
  the advisory agreement expires without renewal or is terminated, other than due to a termination because of a material breach by advisor, and at the time of or subsequent to termination, the holders of our common stock have received aggregate distributions equal to the sum of the capital invested by stockholders and a 9% cumulative, non-compounded, annual return on the capital contributions through the date of conversion.

The conversion terms were not negotiated at arms length. For more information about our convertible stock, see "Description of Shares—Convertible Stock."

        Our advisor and Mr. Behringer, as affiliates of our advisor and of us, can influence whether we terminate the advisory agreement or allow it to expire without renewal, or whether our common stock is listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders' interests.

Behringer Advisors faces conflicts of interest relating to the conversion of the convertible stock, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

        The terms of our convertible stock provide for its conversion into shares of common stock in the event we terminate our advisory agreement with Behringer Advisors prior to listing our shares for trading on an exchange. To avoid the conversion of our convertible stock, our independent directors may decide against terminating the advisory agreement prior to the listing of our shares or disposition of our investments even if, but for the stock conversion, termination of the advisory agreement would be in our best interest. In addition, the conversion feature of our convertible stock could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the conversion of the convertible stock, which could have the effect of delaying, deferring or preventing the change of control.

Behringer Advisors faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

        Under our advisory agreement, Behringer Advisors is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor's interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor's entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

        Our advisory agreement also requires us to pay a performance-based termination fee to our advisor (reduced by the value of shares of common stock issued or issuable upon conversion of our convertible stock) in the event that the advisory agreement expires without renewal or is terminated, other than because of a material breach by the advisor; the holders of the common stock have received distributions equal to the sum of the capital invested by such stockholders and a 9% cumulative, non-compounded, annual return; or the shares of common stock are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay a fee to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

        Our legal counsel also is legal counsel for our dealer manager and may represent our advisor and some of its affiliates from time to time, including other Behringer Harvard sponsored programs. You will not have the benefit of the due diligence review that might otherwise be performed if we and these other entities had separate counsel. There is a possibility in the future that the interests of the dealer manager and its affiliates, on the one hand, and us, on the other hand, may become adverse. Under the Code of Professional Responsibility of the legal profession, our legal counsel may be precluded from representing any one or all of the parties. If any situation arises in which our interests appear to be in conflict with the dealer manager or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected, resulting in additional fees and expenses.

Because we rely on affiliates of Behringer Harvard Holdings to provide advisory, property management and dealer manager services, if Behringer Harvard Holdings is unable to meet its obligations we may be required to find alternative providers of these services, which could result in a disruption of our business.

        Behringer Harvard Holdings, through one or more of its subsidiaries, owns and controls our advisor, HPT Management, our property management company, and Behringer Securities, the dealer manager of this offering. The operations of our advisor, HPT Management and Behringer Securities represent a substantial majority of the business of Behringer Harvard Holdings. In light of the common ownership of these entities and their importance to Behringer Harvard Holdings, we consider the financial condition of Behringer Harvard Holdings when assessing the financial condition of our advisor, HPT Management and Behringer Securities. While we believe that Behringer Harvard Holdings currently has adequate cash availability from both funds on hand and borrowing capacity through its existing credit facilities in order to meet its obligations, its continued viability may be affected by its ability to continue to successfully sponsor and operate real estate programs. In the event that Behringer Harvard Holdings would be unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in disruption of our business.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover.

        Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to our stockholders. See "Description of Share—Restriction on Ownership of Shares."

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third-party from acquiring us.

        Our charter permits our board of directors to issue up to 400,000,000 shares of capital stock. Our board of directors, without any action by our stockholders, may (1) increase or decrease the aggregate number of shares, (2) increase or decrease the number of shares of any class or series we have authority to issue or (3) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders. See "Description of Shares—Preferred Stock."

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see "Description of Shares—Provisions of Maryland Law and Our Charter and Bylaws—Business Combinations."

Maryland law also limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors.

        Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see "Description of Shares—Provisions of Maryland Law and of Our Charter and Bylaws—Control Share Acquisitions."

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

        We are not registered as an investment company under the Investment Company Act of 1940, as amended, based on exclusions that we believe are available to us. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

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  limitations on capital structure;

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  restrictions on specified investments;

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  prohibitions on transactions with affiliates; and

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  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

        In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate assets or real estate related assets. Further, to maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. To avoid regulation as an investment company, we must be engaged primarily in a business other than that of owning, holding, trading or investing in securities. We may invest in assets that are determined to be securities rather than interests in, or liens upon, real estate. If a sufficient amount of our assets were determined to be securities instead of interests in, or liens upon, real estate, we would be required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business. Registration as an investment company could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to you.

You are bound by the majority vote on matters on which you are entitled to vote.

        You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

Stockholders have limited control over changes in our policies and operations.

        Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

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  the election or removal of directors;

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  any amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of these shares, and to effect certain amendments permitted under Maryland law;

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  our liquidation or dissolution;

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  a reorganization as provided in our charter; and

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  any merger, consolidation or sale or other disposition of substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

        Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

You are limited in your ability to sell your shares pursuant to the share redemption program.

        Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that he or she acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should be aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a quarterly basis, pro rata among all stockholders requesting redemption in such quarter, with a priority given to redemptions upon the death or disability of a stockholder, next to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy, next to stockholders subject to a mandatory distribution requirement under such stockholder's IRA and, finally, to other redemption requests. We will not redeem more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive). Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see "Description of Shares—Share Redemption Program."

If you are able to resell your shares to us pursuant to our share redemption program, you will likely receive substantially less than the underlying asset value for your shares.

        Other than redemptions following the death or disability of a stockholder, the purchase price for shares we repurchase under our redemption program will equal (1) prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (i) 90% of the average price the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties; or (2) after we begin obtaining appraisals performed by an independent third party, the lesser of (a) 100% of the average price the original purchaser or purchasers of your shares paid for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (b) 90% of the value per share, as determined by the most recent appraisal. Accordingly, you would likely receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation, and even if you have your shares purchased by a subsequent third-party purchaser, you will likely receive substantially less than the underlying asset value of your shares.

We established the offering price on an arbitrary basis; as a result, your subscription price for shares is not related to any independent valuation.

        Our board of directors arbitrarily determined the selling price of the shares, which is the same offering price as in our initial public offering and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares.

Because the dealer manager is one of our affiliates, investors will not have the benefit of an independent review of us or the prospectus, which are customarily performed in underwritten offerings.

        The dealer manager, Behringer Securities, is one of our affiliates and has not made an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in Behringer Harvard REIT I will be diluted if we issue additional shares.

        Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 400,000,000 shares of capital stock, of which 349,999,000 shares are designated as common stock, 1,000 shares are designated as convertible stock and 50,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. Shares may be issued in the discretion of our board of directors. Existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of common stock upon the conversion of the convertible stock, (5) issue shares of our common stock upon the exercise of the options granted to our independent directors or employees of Behringer Advisors and HPT Management, our affiliated property management company, or their affiliates, or the warrants issued in our prior offering to participating broker-dealers or our independent directors, (6) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (7) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Behringer Harvard OP. In addition, the partnership agreement for Behringer Harvard OP contains provisions that would allow, under certain circumstances, other entities, including other Behringer Harvard sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Behringer Harvard OP. Because the limited partnership interests of Behringer Harvard OP may be exchanged for shares of our common stock, any merger, exchange or conversion between Behringer Harvard OP and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this "Risk Factors" section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to Behringer Advisors and its affiliates will reduce cash available for investment and payment of distributions.

        Behringer Advisors and its affiliates perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage, bridge or mezzanine loans and the administration of our other investments. Behringer Advisors is paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distributions to stockholders. For a more detailed discussion of these fees, see "Management—Management Compensation."

We may be restricted in our ability to replace our property manager under certain circumstances.

        Under the terms of our property management agreement, we may terminate the agreement upon 30 days' notice in the event of, and only in the event of, a showing of willful misconduct, gross negligence or deliberate malfeasance by the property manager in performing its duties. Our board of directors may find the performance of our property manager to be unsatisfactory. However, unsatisfactory performance by the property manager may not constitute "willful misconduct, gross negligence or deliberate malfeasance." As a result, we may be unable to terminate the property management agreement at the desired time, which may have an adverse effect on the management and profitability of our properties.

Distributions may be paid from capital, and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay currently established distributions or maintain distributions at any particular level, or that distributions will increase over time.

        There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally are based upon such factors as the amount of cash available or anticipated to be available from real estate securities, mortgage, bridge or mezzanine loans and other investments, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, income from those properties and mortgages, yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We currently make distributions to our stockholders at an annualized rate of 7%, assuming the shares were purchased for $10.00 per share, based upon our anticipated future cash flow performance of our portfolio investments, with all or some of such distributions paid from available capital resulting in a return of capital to our investors. We can give no assurance that we will be able to achieve such anticipated cash flow or that we will be able to maintain distributions at the current rate or that distributions will increase over time. Nor can we give any assurance that rents or other income from our investments will increase, that the investments we make will increase in value or provide constant or increased distributions over time, that loans we make will be repaid or paid on-time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or our investments in securities will increase our cash available for distributions to stockholders.

        Approximately 91% of our aggregate distributions made in 2004 constituted a return of capital and approximately 72% of our aggregate distributions made in 2005 constituted a return of capital. Distributions constitute a return of capital when and to the extent the amount of the distributions exceed earnings and profits as determined on a tax basis. In fiscal year 2004 and 2005, we made cash distributions aggregating $3.1 million and $22.4 million, respectively, to our stockholders. Of these amounts, approximately 9%, or $278,000, in fiscal 2004, and approximately 28%, or $6.3 million, in fiscal 2005 was paid using cash generated from our operations. The remaining amounts were paid from sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets.

        Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders. Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

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  If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

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  Any failure by a borrower under our mortgage, bridge or mezzanine loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.

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  Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

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  Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

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  There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

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  If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.

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  Federal income tax laws require REITs to distribute at least 90% of their "REIT taxable income" to stockholders. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

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  In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

  •
  We make distributions to our stockholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to make distributions to you.

        As a result of the increasing demand on the part of institutional and global investors for institutional quality real estate located in major U.S. markets, the costs of acquiring institutional quality real estate have increased since we began accumulating our real estate portfolio. This results in downward pressure on current yields from such assets, which would be expected to create downward pressure on the rate of current distributions we are able to make. Rather than compromise the quality of our real estate portfolio, which could have a negative effect on a liquidity event, we intend to maintain our objective of building a portfolio of high quality institutional real estate. Although this strategy may result in delays in locating suitable investments, higher acquisition costs and lower returns in the short-term, we believe our portfolio's overall long-term performance will be enhanced. Our board of directors has and will continue to evaluate our distributions on at least a quarterly basis and depending on investment trends at the time, may consider lowering our distribution rate for subsequent periods.

Until we generate operating cash flow sufficient to make distributions to our stockholders, we may make distributions from other sources in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest and may negatively impact the value of your investment.

        Until we generate operating cash flow sufficient to make distributions to our stockholders, some or all of our distributions will be paid from other sources, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets, in anticipation of future operating cash flow. Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our investments. To the extent distributions are paid from offering proceeds, we will have less money available to invest in properties, which may negatively impact our ability to achieve our investment objectives. In such an event, the value of your investment in us could be impaired.

Adverse economic conditions will negatively affect our returns and profitability.

        Our operating results may be affected by many factors, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties may be located. These factors include:

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  poor economic conditions that result in defaults by tenants of our properties and borrowers under our mortgage, bridge or mezzanine loans;

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  job transfers and layoffs that cause vacancies to increase;

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  increasing concessions or reduced rental rates that are required to maintain occupancy levels; and

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  increased insurance premiums that reduce funds available for distribution or, to the extent the increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

We and the other public programs sponsored by our affiliates have experienced losses in the past, and we may experience similar losses in the future.

        Historically, each of the public programs sponsored by our affiliates has experienced losses during the initial periods of operation. Many of these losses can be attributed to initial start-up costs and operating costs incurred prior to purchasing properties or making other investments that generate revenue. In addition, the effects of depreciation and amortization substantially reduce income. We face similar circumstances and thus have experienced similar losses and we may continue to do so in the future. As a result, we cannot assure you that we will be profitable or that we will realize growth in the value of our investments.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

        Substantially all of the gross proceeds of this offering will be used to make investments in institutional quality real estate and investments in real estate related securities. In addition, a lender may require escrow of reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

        We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

        To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

        The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations. Under current law, income that we generate from derivatives or other transactions intended to hedge our interest rate risk may constitute income that does not qualify for purposes of the 75% income requirement applicable to REITs, and also may be treated as nonqualifying income for purposes of the 95% income test also applicable to REITs unless specified requirements are met. In addition, any income from foreign currency or other hedging transactions may constitute nonqualifying income for purposes of both the 75% and 95% income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

General Risks Related to Investments in Real Estate

Our operating results are affected by economic and regulatory changes that may have an adverse impact on the real estate market in general. We cannot assure you that we will be profitable or that we will realize growth in the value of our real estate assets.

        Our operating results are subject to risks generally incident to the ownership of real estate, including:

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  changes in general economic or local conditions;

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  changes in supply of or demand for similar or competing properties in an area;

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  ability to collect rent from tenants;

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  changes in interest rates and availability of permanent mortgage funds, which may render the sale of a property difficult or unattractive;

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  the illiquidity of real estate investments generally;

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  changes in tax, real estate, environmental and zoning laws; and

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  periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our investments.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your real estate properties.

        A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We depend on tenants for revenue, and lease terminations could reduce our distributions to our stockholders.

        The success of our real property investments, particularly properties occupied by a single tenant, will depend on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with the lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our stockholders.

        When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. In addition to any reserves we establish, a lender may require escrow of working capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for working capital purposes such as future tenant improvements. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay cash distributions to our stockholders may be adversely affected.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to pay cash distributions to our stockholders.

        We intend to hold the various real properties and other investments until Behringer Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that these objectives will not be met. Otherwise, Behringer Advisors, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not cause the shares to be listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System by 2017, unless a majority of the board of directors and a majority of the independent directors approve otherwise. The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand conditions. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

        Behringer Advisors attempts to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage, bridge or mezzanine loans. It is uncertain whether such insurance policies will continue to be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than our working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

        We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance also may be affected or delayed by conditions beyond the builder's control. Delays in completion of construction also could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

        In addition, we may invest in unimproved real property. Returns from development of unimproved properties also are subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

If we contract with Behringer Development Company LP or its affiliates for newly developed property, we cannot guarantee that our earnest money deposit made to Behringer Development Company LP will be fully refunded.

        We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements with affiliates or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of Behringer Advisors. Properties acquired from Behringer Development or its affiliates may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Behringer Development or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development or its affiliates. At the time of contracting and the payment of the earnest money deposit by us, Behringer Development or its affiliates typically will not have acquired title to any real property. Typically, Behringer Development or its affiliates will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with Behringer Development or its affiliates even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Behringer Development or its affiliates, and will be entitled to a refund of our earnest money, in the following circumstances:

  •
  Behringer Development or its affiliates fails to develop the property;

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  all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

  •
  we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

        The obligation of Behringer Development or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. However, Behringer Development or its affiliates' obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which provides property management and leasing services to various Behringer Harvard sponsored programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of HPT Management, we will likely be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Investment Objectives and Criteria—Acquisition of Properties from Behringer Development."

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

        We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

        At any one time, a significant portion of our investments could be in one property class, such as institutional quality office properties. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

        From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. Any of the foregoing events may have an adverse effect on our operations.

Our operating results will be negatively affected if our investments, including investments in tenant-in-common interests promoted by our affiliates, do not meet projected distribution levels.

        Behringer Harvard Holdings and its affiliates have promoted a number of tenant-in-common real estate projects. Some of these projects have not met the distribution levels anticipated in the projections produced by Behringer Harvard Holdings and its affiliates. In addition, certain other projects have not achieved the leasing and operational thresholds projected by Behringer Harvard Holdings and its affiliates. If projections related to our investments, including any tenant-in-common interests in which we invest, are inaccurate, we may pay too much for an investment and our return on our investment could suffer.

        Specifically, several tenant-in-common investment programs have not benefited from expected leasing improvements. Behringer Harvard Holdings has provided support for some of these programs in the form of master leases and other payments. In addition, the Beau Terre Office Park tenant-in-common program, as described in the section of this memorandum captioned "Prior Performance Summary—Private Programs—Other Private Offerings," is currently underperforming relative to projections, which were based on seller representations that Behringer Harvard Holdings believes to be false. With respect to this program, Behringer Harvard Holdings has completed a settlement with the investors to support their returns and is pursuing a claim against the seller on behalf of the investors and itself.

If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.

        If we do not have enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

        All real property and the operations conducted on real property are subject to federal, state and local laws and regulations (including those of foreign jurisdictions) relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

        Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations (including those of foreign jurisdictions) that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

        Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

        Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990. Under this Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the Act or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with the Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Act compliance may affect cash available for distributions and the amount of distributions to you.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

        If we decide to sell any of our properties, we intend to use our reasonable best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our distributions to stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Defaults by a purchaser under a financing arrangement with us could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

        We are permitted to acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional real properties or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute to stockholders at least 90% of our annual "REIT taxable income," or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

        There is no limit on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness may not exceed 300% of our net assets as of the date of any borrowing. We may incur indebtedness in excess of the limit if the excess is approved by a majority of our independent directors.

        We target to borrow up to 55% of the aggregate value of our assets. Our board of directors has adopted a policy that we will generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual properties and will only apply once we have invested most of our capital. As a result, we may, and likely will, borrow more than 55% of the purchase price of any property we acquire.

        We do not borrow money secured by a particular real property unless we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure is treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We also may provide full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by the entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected.

If mortgage debt is unavailable at reasonable rates, we may not be able to refinance our properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

        When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from raising capital by issuing more stock or prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

        In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Behringer Advisors as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Interest only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

        We may finance our property acquisitions using interest only mortgage indebtedness. During the interest only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or "balloon" payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

        We may borrow money that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on the investments.

Financing arrangements involving balloon payment obligations may adversely affect our ability to make distributions.

        Our fixed-term financing arrangements generally require us to make a balloon payments at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

        Our board of directors has adopted a policy that we will generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets, but we may exceed this limit under some circumstances. Such debt may be at a level that is higher than other real estate investment trusts with similar investment objectives or criteria. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Related to Investments in Real Estate Related Securities

Investments in real estate related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

        We may invest in real estate equity securities of both publicly traded and private real estate companies. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

        Real estate related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate related equity securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate related equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate preferred equity securities involve a greater risk of loss than traditional debt financing.

        We may invest in real estate related preferred equity securities, which may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would be able to proceed only against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income producing real properties.

        We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rates exposure and the uncertainty of foreign laws and markets.

        We may purchase real property or real estate related securities denominated in foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

We expect that a portion of any real estate related securities investments we make will be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

        Certain of the real estate related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower's default.

Interest rate and related risks may cause the value of our real estate related securities investments to be reduced.

        Interest rate risk is the risk that prevailing market interest rates change relative to the current yield on fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stock. Generally, when market interest rates rise, the market value of these securities declines, and vice versa. In addition, when interest rates fall, issuers are more likely to repurchase their existing preferred and debt securities to take advantage of the lower cost of financing. As repurchases occur, principal is returned to the holders of the securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, issuers are more likely to maintain their existing preferred and debt securities. As a result, repurchases decrease, thereby extending the average maturity of the securities. We intend to manage interest rate risk by purchasing preferred and debt securities with maturities and repurchase provisions that are designed to match our investment objectives. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

We have not made any investments in real estate related securities.

        Aside from investments in institutional quality commercial properties, we are permitted to invest in real estate related securities, including securities issued by other real estate companies, collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests. To date, however, we have focused on acquiring interests in office buildings and other commercial properties. As a result, we may not have the expertise necessary to maximize the return on real estate related securities.

We may acquire real estate related securities through tender offers, which may require us to spend significant amounts of time and money that otherwise could be allocated to our operations.

        We may acquire real estate related securities through tender offers, negotiated or otherwise, in which we solicit a target company's stockholders to purchase their securities. The acquisition of these securities could require us to spend significant amounts of money that otherwise could be allocated to our operations. Additionally, in order to acquire the securities, the employees of our advisor likely will need to devote a substantial portion of their time to pursuing the tender offer—time that otherwise could be allocated to managing our business. These consequences could adversely affect our operations and reduce the cash available for distribution to our stockholders.

Risks Associated with Mortgage Lending

We do not have substantial experience investing in mortgage, bridge or mezzanine loans, which could adversely affect our return on mortgage investments.

        Neither our advisor nor any of our affiliates has any substantial experience investing in mortgage, bridge or mezzanine loans. Although we currently do not expect to make significant investments in mortgage, bridge or mezzanine loans, we may make such investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. If we decide to make mortgage, bridge or mezzanine loans or acquire them, we may not have the expertise necessary to maximize the return on investments in these types of loans.

Our mortgage, bridge or mezzanine loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.

        If we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those mortgage, bridge or mezzanine loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the mortgage, bridge or mezzanine loans will remain at the levels existing on the dates of origination of the mortgage, bridge or mezzanine loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Our mortgage, bridge or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates.

        If we invest in fixed-rate, long-term mortgage, bridge or mezzanine loans and interest rates rise, the mortgage, bridge or mezzanine loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage, bridge or mezzanine loans are prepaid, because we may not be able to make new loans at the previously higher interest rate.

Delays in liquidating defaulted mortgage, bridge or mezzanine loans could reduce our investment returns.

        If there are defaults under our mortgage, bridge or mezzanine loans, we may not be able to repossess and sell quickly any properties serving such loans. The resulting time delay could reduce the value of our investment in the defaulted mortgage, bridge or mezzanine loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Returns on our mortgage, bridge or mezzanine loans may be limited by regulations.

        The mortgage, bridge or mezzanine loans in which we invest or that we may make, may be subject to regulation by federal, state and local authorities (including those of foreign jurisdictions) and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage, bridge or mezzanine loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

        If we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we will have the economic and liability risks as the owner.

The liquidation of our assets may be delayed, which could delay distributions to our stockholders.

        If our advisor determines that it is in our best interest to make or invest in mortgage, bridge or mezzanine loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage, bridge or mezzanine loans expire or are sold, because we may enter into mortgage, bridge or mezzanine loans with terms that expire after the date we intend to have sold all of our properties.

Risks Associated with Section 1031 Tenant-in-Common Transactions

We may have increased exposure to liabilities from litigation as a result of our participation in Section 1031 Tenant-in-Common transactions.

        Many of our acquisitions of tenant-in-common interests were or will be structured to qualify for like-kind exchange treatment under Section 1031 of the Code and we, through our affiliates, intend to continue to enter into Section 1031 tenant-in-common transactions in the future. Section 1031 TIC Transactions are structured as the acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Code, including single member limited liability companies or similar entities (Behringer Harvard Exchange Entities). We may provide accommodation in support of or otherwise be involved in such Section 1031 TIC Transactions. Although our participation in Section 1031 TIC Transactions has certain benefits to our business, including enabling us to invest capital more readily and over a more diversified portfolio and allowing us to acquire interests in properties that we would be unable to acquire using our own capital resources, there are significant tax and securities disclosure risks associated with the related offerings of co-tenancy interests to 1031 Participants. Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause these transactions not to achieve their intended value. In certain Section 1031 TIC Transactions it is anticipated that we will receive fees in connection with our provision of accommodation in support of the transaction and, as such, even though we do not sponsor these Section 1031 TIC Transactions, we may be named in or otherwise required to defend against any lawsuits brought by 1031 Participants because of our affiliation with sponsors of these transactions. Furthermore, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, or us. We may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend defending claims will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of

Section 1031 TIC Transactions, see "Investment Objectives and Criteria—Section 1031 Tenant-in-Common Transactions." For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see "Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—1031 Exchange Program."

We may have increased business and litigation risks as a result of any direct sales by us of tenant-in-common interests in Section 1031 Tenant-in-Common transactions.

        We may directly sell tenant-in-common interests in our properties to 1031 Participants, which may expose us to significant tax and securities disclosure risks. Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or result in these transactions not achieving their intended value. Furthermore, the Internal Revenue Service may determine that the sale of tenant-in-common interests is a "prohibited transaction" under the Code, which would cause all of the gain we realize from the sale to be taxed with none of the gain available for distribution to our stockholders. The Internal Revenue Service also may audit the purchasers of tenant-in-common interests and successfully challenge the qualification of the transaction as a like-kind exchange. We also may be named in or otherwise required to defend against any lawsuits brought by stockholders or 1031 Participants in connection with Section 1031 TIC Transactions in which we directly sell tenant-in-common interests. In addition, as a seller of tenant-in-common interests, we will be required to comply with applicable federal and state securities laws and to provide fair and adequate disclosure to 1031 Participants relating to the respective Section 1031 TIC Transaction. Any alleged failure by us to comply with these requirements could expose us to risks of litigation. Any amounts we are required to expend defending claims brought against us will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of Section 1031 TIC Transactions, see "Investment Objectives and Criteria—Section 1031 Tenant-in-Common Transactions." For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see "Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—1031 Exchange Program."

We are subject to certain risks in connection with our arrangements with Behringer Harvard Exchange Entities.

        We anticipate that, in connection with most of our property acquisitions, we currently or subsequently may become tenant-in-common owners of properties in which Behringer Harvard Exchange Entities subsequently sell tenant-in-common interests to 1031 Participants. At the closing of certain properties acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement with such entity providing that (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity's cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold; or (3) we will provide security for the guarantee of such bridge loans. Accordingly, in the event that a Behringer Harvard Exchange Entity is unable to sell all co-tenancy interests in one or more of its properties, we may be required to purchase the unsold co-tenancy interests in such property or properties. In any event, as an owner of tenant-in-common interests in properties, we will be subject to the risks that ownership of co-tenancy interests with unrelated third parties entails. Furthermore, to the extent we guarantee certain bridge loans associated with tenant-in-common transactions, we, as well as the co-tenants, will become liable for the lender's customary carve-outs under the applicable mortgage loan financing documents, including but not limited to fraud or intentional misrepresentation by a co-tenant or a guarantor of the loan, physical waste of the property, misapplication or misappropriation of insurance proceeds, and failure to pay taxes.

We have acquired a substantial portion of properties in the form of tenant-in-common or other co-tenancy arrangements and we expect to enter into more such arrangements in the future. Therefore, we are subject to risks associated with co-tenancy arrangements that otherwise may not be present in non-co-tenancy real estate investments.

        We have entered into tenant-in-common or other co-tenancy arrangements to acquire a substantial portion of our properties. Whether acquired as a planned co-tenancy or as the result of an accommodation or other arrangement disclosed above, ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as the following:

  •
  the risk that a co-tenant may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

  •
  the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

  •
  the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property;

  •
  the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of a current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

  •
  the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement; or

  •
  the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

        In the event that our interests become adverse to those of the other co-tenants in a Section 1031 TIC Transaction, in certain cases we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase the co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase the co-tenancy interests from the 1031 Participants.

        In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. Finally, we believe that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

Our participation in Section 1031 TIC Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments.

        We may enter into Section 1031 TIC Transaction agreements that contain obligations to acquire unsold co-tenancy interests in properties. These agreements may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Furthermore, these obligations may be viewed by our lenders in a fashion that limits our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

        We elected to be taxed as a REIT commencing with our 2004 tax year. As a result, for the 2003 tax year, we were taxed as a corporation. However, we were not required to pay any income taxes because we did not have any taxable income for the period. In order for us to remain qualified as a REIT, we must satisfy certain requirements set forth in the Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT and may affect our ability to qualify, or continue to qualify as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualifying.

        The opinion of Morris, Manning & Martin, LLP regarding our ability to qualify as a REIT does not guarantee our ability to qualify and remain a REIT. Morris, Manning & Martin, LLP has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Code. We cannot assure you that we will satisfy the REIT requirements in the future. Also, the opinion represents Morris, Manning & Martin, LLP's legal judgment based on the law in effect as of the date of the opinion and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

        If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

        Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to qualify as a REIT would adversely affect the return on your investment.

Failure to maintain an acquired entity's REIT status may cause us to lose our REIT status.

        We may, from time to time, acquire entities that own real estate including other entities that have elected to be taxed as a REIT. In this latter case, if we decide to maintain the entity's status as a REIT at the time we acquire it, but later fail to maintain or operate the entity in accordance with the various rules governing REIT status, the entity would likely lose its status as a REIT. Failure to maintain the acquired entity's status as a REIT would also likely cause us to lose our status as a REIT, all of which could have a material adverse effect on our results of operation, financial condition and the return on your investment.

Certain fees paid to us may affect our REIT status.

        Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the "income tests" required for REIT qualification. In addition, in connection with our Section 1031 TIC Transactions, we or one of our affiliates typically enters into a number of contractual arrangements with Behringer Harvard Exchange Entities that guarantee or effectively guarantee the sale of the co-tenancy interests being offered by any Behringer Harvard Exchange Entity. In consideration for entering into these agreements, we are paid fees that could be characterized by the Internal Revenue Service as non-qualifying income. If any of our income were, in fact, treated as non-qualifying, and if the aggregate of such non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. We use reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect the return on your investment.

Recharacterization of the Section 1031 TIC Transactions may result in taxation of income from a prohibited transaction, which would diminish distributions to our stockholders.

        In the event that the Internal Revenue Service were to recharacterize the Section 1031 TIC Transactions such that we, rather than the Behringer Harvard Exchange Entity, are treated as the bona fide owner, for tax purposes, of properties acquired and resold by the Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions, fees paid to us by the Behringer Harvard Exchange Entity would be deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 TIC Transactions would be subject to a 100% tax. If this occurs, our ability to make distributions to our stockholders will be adversely affected.

You may have tax liability on distributions you elect to reinvest in our common stock.

        If you elect to have your distributions reinvested in our common stock pursuant to our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to tax, which would reduce our cash available for distribution to our stockholders.

        We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation, reducing the amount of distributions that the operating partnership could make to us. This also would result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to make distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to tax as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our stockholders.

        Even if we maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," would be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on the income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of the tax liability. We also may be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available for distribution to our stockholders.

Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, and, if so, the amount of net cash from operations payable to you will be reduced.

        From time to time, we may acquire real property located outside the U.S. and may invest in stock or other securities of entities owning real property located outside the U.S. As a result, we may be subject to foreign (i.e., non-U.S.) income taxes, stamp taxes, real property conveyance taxes, withholding taxes, and similar foreign taxes in connection with U.S. ownership of foreign real property or foreign securities. The country in which the real property is located may impose these taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in foreign real property or foreign securities. As a result, you may be subject to taxes imposed by the foreign country, plus any U.S. federal income taxes imposed on taxable income from any foreign real property or foreign securities. If a foreign country imposes income taxes on profits from our investments in foreign real property or foreign securities, you may be eligible to claim a tax credit in the U.S. to offset the income taxes paid to the foreign country; however, there is no guarantee that tax credits will be available or that they will fully eliminate the double taxation of a given real property or other stock or security. The imposition of any foreign country taxes in connection with our ownership and operation of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you. Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you. We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with U.S. investments. Moreover, if we invest in foreign real property or in securities of an entity owning foreign real property, we may be required to file income tax or other information returns in the foreign jurisdiction to report any income attributable to ownership of real properties or other securities in the other country. Any organizational costs and reporting requirements will increase our administrative expenses and reduce the amount of cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.

Legislative or regulatory action could adversely affect investors.

        In recent years, numerous legislative, judicial and administrative changes have been made in the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any of these changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares. You also should note that the tax opinion of Morris, Manning and Martin, LLP assumes that no legislation will be enacted after the date of its opinion that will be applicable to an investment in our shares.

        Congress passed major federal tax legislation in 2003. One of the changes reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15%. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate on dividends received by individuals, the combined maximum corporate federal tax rate is 44.75% and with the effect of state income taxes can exceed 50%. As a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders.

        Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

        We have acquired several of our properties by means of 1031 TIC Transactions. Changes in tax laws may result in Section 1031 TIC Transactions being no longer available, which may adversely affect Section 1031 TIC Transactions or cause such transactions not to achieve their intended value. Any changes in tax laws that result in Section 1031 Transactions being no longer available may have a negative impact on our investment strategy.

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.

        If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

  •
  your investment is consistent with your fiduciary obligations under ERISA and the Code;

  •
  your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

  •
  your investment satisfies the prudence and diversification requirements of ERISA;

  •
  your investment will not impair the liquidity of the plan or IRA;

  •
  your investment will not produce UBTI for the plan or IRA;

  •
  you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

  •
  your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see "Investment by Tax-Exempt Entities and ERISA Considerations."

Equity participation in mortgage, bridge or mezzanine loans may result in taxable income and gains from these properties which could adversely impact our REIT status.

        If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as "equity," we might have to recognize income, gains and other items from the property. This could affect our ability to continue to qualify as a REIT.

CUSTOMARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information in this prospectus contains forward-looking statements. These statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as "may," "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," "would," "could," "should" and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

        These forward-looking statements are subject to various risks and uncertainties, including those discussed above under "Risk Factors," that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

        The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the maximum offering of 96,000,000 shares and (2) the maximum offering of 80,000,000 shares pursuant to the primary offering and no shares pursuant to the distribution reinvestment plan, respectively. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that if all of the shares offered hereby are sold, at least 90.6% of the total gross proceeds of this offering (89% if no shares are sold pursuant to our distribution reinvestment plan) will be used for investment in real estate, loans and other investments and to pay the expenses incurred in making such investments. We expect to use approximately 88% of the total gross proceeds if the maximum amount is raised (86.4% if no shares are sold pursuant to our distribution reinvestment plan) to make real estate investments, and to use approximately 2.6% of the total gross proceeds if the maximum offering amount is raised (also approximately 2.6% if no shares are sold pursuant to our distribution reinvestment plan), assuming no debt financing, to pay fees and expenses related to the selection and acquisition of our investments. The remaining up to 9.4% (if the maximum offering amount is raised) will be used to pay expenses and fees, including the payment of fees to Behringer Advisors, and its affiliates including Behringer Securities. Our fees and expenses, as listed below, include the following:

  •
  Selling commissions and dealer manager fee, which consist of selling commissions equal to 7% of aggregate gross offering proceeds (1% for sales under our distribution reinvestment plan), which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan), payable to Behringer Securities, an affiliate of our advisor. Behringer Securities may pay commissions of up to 7% of the gross offering proceeds to other broker-dealers participating in the offering of our shares. Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid as marketing fees and expenses, including bona fide conference fees and bona fide due diligence expenses incurred. Under the rules of the NASD, the aggregate of all selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, bona fide due diligence expenses, and any non-cash sales incentives, may not exceed 10.5% of our gross offering proceeds. See the "Plan of Distribution" section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

  •
  Organization and offering expenses, which are defined generally as any and all costs and expenses incurred by us, our advisor or an affiliate of our advisor in connection with our formation, qualification and registration and the marketing and distribution of our shares, including, but not limited to, accounting fees, printing, advertising and marketing expenses, and other accountable offering expenses, other than selling commissions and the dealer manager fee. Behringer Advisors and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2% of gross offering proceeds (no reimbursement of organization and offering expenses is made with respect to sales under our distribution reinvestment plan) without recourse against or reimbursement by us. Thus, although our charter permits us to reimburse aggregate organization and offering expenses (which include selling commissions and dealer manager fees) up to a maximum amount of 15% of the gross offering proceeds, our ability to reimburse our advisor for organization and offering expenses is limited to the extent set forth in the following table. We may not amend our advisory agreement to change the amount we are obligated to pay our advisor without the approval of our independent directors.

  •
  Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in mortgage, bridge or mezzanine loans or other investments. We pay Behringer Advisors, as our advisor, acquisition and advisory fees of 2.5% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity. We do not pay acquisition and advisory fees in connection with any temporary investments. Acquisition and advisory fees do not include acquisition expenses.

  •
  Acquisition expenses, which include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.

        As of March 1, 2006, we have sold approximately 54,600,000 shares in this offering and approximately 1,450,000 shares through this distribution reinvestment plan, generating approximately $504,200,000 in gross offering proceeds. As of March 1, 2006, for this offering we have paid approximately $33,800,000 in selling commissions, approximately $9,800,000 in dealer manager fees and approximately $9,800,000 in organization and offering expenses. As of March 1, 2006, we owned interests in 23 office properties located in California, Colorado, Georgia, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C.

	Maximum Primary Offering of 80,000,000 shares(1)		Maximum Total Offering of 96,000,000 shares
Gross offering proceeds	$800,000,000	100.0%	$952,000,000	100.0%
Less public offering expenses:
Selling commissions and dealer manager fee(2)	72,000,000	9.0	73,520,000	7.7
Organization and offering expenses(3)	16,000,000	2.0	16,000,000	1.7

Amount available for investment	712,000,000	89.0	862,480,000	90.6

Acquisition and development expenses:
Acquisition and advisory fees(4)	17,281,553	2.2	20,933,981	2.2
Acquisition expenses(5)	3,456,311	0.4	4,186,796	0.4

Amount estimated to be invested(6)	$691,262,136	86.4%	$837,359,223	88.0%

(1)
Assumes the sale of the maximum offering of 80,000,000 shares pursuant to the primary offering and no shares pursuant to the distribution reinvestment plan.

(2)
For purposes of this table, we have assumed that the maximum primary offering amounts include sales of 80,000,000 shares at $10.00 per share pursuant to the primary offering and no sales of shares pursuant to the distribution reinvestment plan; as a result, we have assumed that the maximum primary offering amounts include selling commissions equal to 7% of gross offering proceeds and a dealer manager fee equal to 2% of gross offering proceeds on 80,000,000 shares sold to the public at $10.00 per share in the primary offering. For purposes of this table, we also have assumed that the maximum offering amounts include selling commissions equal to 7% of gross offering proceeds and a dealer manager fee equal to 2% of gross offering proceeds on 80,000,000 shares sold to the public at $10.00 per share in the primary offering, and selling commissions equal to 1% of gross offering proceeds and no dealer manager fee on 16,000,000 shares sold at $9.50 per share through our distribution reinvestment plan.

(3)
Any amount of organization and offering expenses exceeding 2% of the gross offering proceeds on 80,000,000 shares sold to the public are paid by our advisor or an affiliate of our advisor. No reimbursement of organization and offering expenses is made with respect to sales under our distribution reinvestment plan. Organization and offering expenses increase as the volume of shares sold in the offering increases. These reimbursements include organization and offering expenses previously advanced by our advisor with regard to the prior offering of our shares, to the extent not reimbursed out of proceeds from the prior offering, and subject to the 2% of gross offering proceeds overall limitation of this offering. These reimbursements do not include expenses associated with the organization of our advisor or any other affiliates.

(4)
For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments and that 90.6% of the total gross proceeds of this offering (if the total maximum offering amount is raised) are used to acquire properties and to pay fees and expenses related to the selection and acquisition of such investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our properties as financed and cannot be determined at the present time. For illustrative purposes, assuming we use debt financing equal to 55% of the approximately $862,480,000 of initial total net proceeds to us from the public offering to make investments and no reinvestments with the proceeds of any sales of investments were made, we could make investments with an aggregate contract price of approximately $1,860,798,000 if the maximum offering is sold. In such a case, acquisition and advisory fees could be approximately $46,520,000 and acquisition expenses could be approximately $9,304,000. We also will pay to our advisor a 1% debt financing fee for their services in connection with the origination, refinancing or assumption of any debt financing obtained by us. These additional fees and expenses may be payable out of the proceeds of such financings.

(5)
This amount reflects customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average 0.5% of the contract purchase price of property acquisitions.

(6)
Includes amounts we anticipate to invest in our properties and other real estate assets such as mortgage, bridge or mezzanine loans net of fees and expenses. We expect to use approximately 90.6% of the total gross proceeds if the total maximum offering amount is raised (89% if no shares are sold pursuant to our distribution reinvestment plan) to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments net of acquisition fees and expenses.

        Until required in connection with the acquisition and development of properties and investment in mortgages, substantially all of the net proceeds of this offering may be invested in short-term, highly-liquid investments including, but not limited to, publicly traded REIT securities, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts. These investments are expected to provide a lower net return than we hope to achieve from our intended investments.

CAPITALIZATION

        The following table sets forth our actual capitalization as of December 31, 2005. The information set forth in the following table should be read in conjunction with our historical financial statement included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

December 31, 2005
(in thousands)
LIABILITIES
Mortgages payable	$353,555

STOCKHOLDERS' EQUITY
Preferred Stock, $0.0001 par value per share. 50,000,000 shares authorized; no shares issued and outstanding at December 31, 2005	—
Common Stock, $0.0001 par value per share. 350,000,000 shares authorized; 67,863,168 shares issued and outstanding at December 31, 2005	7
Additional paid in capital	603,452
Cumulative distributions and net loss	(86,031)
TOTAL STOCKHOLDERS' EQUITY	$517,428

MANAGEMENT

General

        We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for managing and controlling our affairs. However, the board has retained Behringer Advisors to manage our day-to-day operations including acquiring and disposing of our investments, subject to the board's supervision. Our charter has been reviewed and ratified by our board of directors, including the independent directors. This ratification is required by our charter and the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.

        Our charter and bylaws provide that the number of our directors is established by the majority vote of the entire board of directors but may not be fewer than three nor more than 15 (unless approved by the affirmative vote of 80% of the directors then serving on our board). We currently have five directors. The charter requires a majority of our directors to be independent. An "independent director" is a person who is not one of our officers or employees or an officer or employee of Behringer Advisors or its affiliates and has not otherwise been affiliated with these entities for the previous two years. Of our five current directors, three are considered independent directors. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets that we intend to acquire. At least one of the independent directors must have at least three years of relevant real estate experience. Currently, each of our directors, including our independent directors, has substantially in excess of three years of relevant real estate experience.

        During the discussion of a proposed transaction, independent directors often offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management takes these suggestions into consideration when structuring transactions. Each director serves until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

        A director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal. The notice of the meeting must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director who is not an independent director, and any shares owned by these persons will not be included in determining the requisite percentage in interest required to approve such matters.

        Unless filled by a vote of the stockholders as permitted by Maryland law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director is filled by a vote of a majority of the remaining directors. Independent directors are the sole persons permitted to nominate replacements for vacancies among independent directors. If at any time there are no directors in office, successor directors are elected by the stockholders. Each director is bound by our charter and bylaws.

        The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, our directors rely heavily on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

        In addition to the investment policies set forth in our charter, our board of directors has established written policies on investing and borrowing, which are set forth in this prospectus. The directors may establish further written policies on investing and borrowing and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

        The board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. A majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction, also must approve all transactions between us and Behringer Advisors or its affiliates. In addition, the independent directors are responsible for reviewing the performance of Behringer Advisors and determining that the compensation to be paid to Behringer Advisors is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors consider factors such as:

  •
  the amount of the fees paid to Behringer Advisors in relation to the size, composition and performance of our investments;

  •
  the success of Behringer Advisors in generating appropriate investment opportunities;

  •
  rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

  •
  additional revenues realized by Behringer Advisors and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

  •
  the quality and extent of service and advice furnished by Behringer Advisors and the performance of our investment portfolio; and

  •
  the quality of our portfolio relative to the investments generated by Behringer Advisors or its affiliates for its other clients.

        None of our directors, Behringer Advisors nor any of their affiliates may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of Behringer Advisors or any director who is not an independent director, or (2) any transaction between us and Behringer Advisors, a director or any of their affiliates.

Committees of the Board of Directors

        Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board has established three committees—audit, compensation and nominating—so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors comprise all of the members of these committees.

Audit Committee

        The audit committee meets on a regular basis at least four times a year. The current members of the audit committee are independent directors Charles G. Dannis, Steven W. Partridge and G. Ronald

Witten, with Mr. Partridge serving as chairman. Our board of directors adopted our Audit Committee Charter at its organizational meeting held on June 26, 2002 and last approved revisions to it in March 2004. The Audit Committee Charter can be found on our web site at www.behringerharvard.com. The audit committee's primary functions include evaluating and approving the services, fees and independence of our independent registered public accounting firm and assisting our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.

Compensation Committee

        Our board of directors also has established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors. The compensation committee is comprised of independent directors Charles G. Dannis, Steven W. Partridge and G. Ronald Witten, with Mr. Dannis serving as chairman. The primary duties of the compensation committee include reviewing all forms of compensation paid to executive officers, if any, and our directors, approving all grants of stock options, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares, and advising on changes in compensation of members of the board of directors. If we hire any employees, our compensation committee also would be charged with overseeing our compensation practices with respect to those employees. Currently, we do not compensate our executive officers, and only our independent directors receive compensation for their service to us. Our board of directors has adopted an Amended and Restated Compensation Committee Charter, which can be found on our web site at www.behringerharvard.com.

Nominating Committee

        The nominating committee consists of independent directors Charles G. Dannis, Steven W. Partridge and G. Ronald Witten, with Mr. Witten serving as chairman. The nominating committee recommends nominees to serve on our board of directors. The nominating committee has adopted a written charter approved by the board of directors, which can be found on our web site at www.behringerharvard.com. Each member of the nominating committee is "independent" under applicable SEC rules. The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Generally, this requires a stockholder to send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the anniversary of the mailing of notice for the annual meeting held in the prior year. Because our directors play a critical role in guiding our strategic direction and overseeing management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and periodically reviews and recommends for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The nominating committee evaluates the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws is no different than the process for evaluating other candidates considered by the nominating committee.

Executive Officers and Directors

        We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)
Robert M. Behringer	57	Chief Executive Officer, Chief Investment Officer and Chairman of the Board
Robert S. Aisner	59	President, Chief Operating Officer and Director
Gerald J. Reihsen, III	46	Executive Vice President—Corporate Development and Legal and Secretary
Gary S. Bresky	39	Chief Financial Officer
M. Jason Mattox	30	Executive Vice President
Jon L. Dooley	54	Executive Vice President—Real Estate
Charles G. Dannis	56	Independent Director
Steven W. Partridge	48	Independent Director
G. Ronald Witten	55	Independent Director

*
As of March 1, 2006

        Robert M. Behringer is our Chief Executive Officer, Chief Investment Officer and Chairman of the Board and the President and sole manager of Behringer Advisors, our advisor. He also is the majority owner, sole manager, Chief Executive Officer and President of Behringer Harvard Holdings, the parent corporation of Behringer Advisors. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, each a publicly registered real estate limited partnership. Mr. Behringer also controls the general partner of Behringer Harvard Strategic Opportunity Fund I, a private real estate limited partnership. Since 2001, Mr. Behringer also has been the Chief Executive Officer and manager of the other Behringer Harvard companies.

        From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net asset value of approximately $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989, that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

        Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator, Certified Hotel Administrator and Texas Real Estate Broker, holds NASD Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real

Estate Council. Mr. Behringer also has been a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

        Robert S. Aisner is our President and Chief Operating Officer, one of our directors and President of the other Behringer Harvard companies. Mr. Aisner has over 30 years of commercial real estate experience. From 1996 until joining Behringer Harvard REIT I in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, a New York Stock Exchange listed REIT that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company, which oversees all of AMLI's apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that manages AMLI's corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performs real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on AMLI's Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.

        Mr. Aisner served as an independent director of Behringer Harvard REIT I from June 2002 until February 2003 and while an executive with us from June 2003 until the present he also has served as a director. Since February 2003, Mr. Aisner also has served as Executive Vice President—Real Estate Operations of Behringer Harvard Holdings and President of Harvard Property Trust, LLC, IMS, HPT Management and Behringer Development. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

        Gerald J. Reihsen, III has served as our Executive Vice President—Corporate Development & Legal and Secretary since our inception in 2002. He also serves in such capacity with Behringer Advisors. Since 2001, Mr. Reihsen has served in this and similar executive capacities with the other Behringer Harvard companies, including serving as President of Behringer Securities.

        For over 20 years, Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings. For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President—Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds NASD Series 7, 24, 27 and 63 registrations. Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

        Gary S. Bresky is our Chief Financial Officer. Mr. Bresky also is the Chief Financial Officer of Behringer Advisors and all of the other Behringer Harvard companies.

        Prior to his employment with the Behringer Harvard REIT I, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

        From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, Ltd. and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds NASD Series 7, 24, 27 and 63 registrations. Mr. Bresky received a Bachelor of Arts degree from the University of California—Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

        M. Jason Mattox is our Executive Vice President. Since 2002, Mr. Mattox also has served as a Vice President of Behringer Advisors and serves in a similar capacity with the other Behringer Harvard companies.

        From 1997 until joining Behringer Harvard REIT I in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.'s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

        Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds NASD Series 7, 24 and 63 registrations. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

        Jon L. Dooley is our Executive Vice President—Real Estate. Mr. Dooley holds the same position with other Behringer Harvard sponsored programs, including Behringer Advisors, which he joined as an employee in 2004. From June 2002 until May 2003, he served as one of our independent directors. In 2002, he served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company. For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. (Lend Lease), a leading real estate pension manager and advisor in the United States and Equitable Real Estate Investment Management, Inc. (acquired by Lend Lease). In 1997, Mr. Dooley became a principal with Lend Lease. Mr. Dooley served as a Senior Vice President of Asset Management from 1991 to 1996 while at Equitable Real Estate Management, Inc. Mr. Dooley has over 25 years of commercial real estate experience. Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.

        Charles G. Dannis is an independent director of Behringer Harvard REIT I. Mr. Dannis has been a member of our board of directors since January 2003. Mr. Dannis has been a commercial real estate appraiser and consultant since 1972. Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate consulting firm, in 1977 and has been employed by such firm since that time. He is past Treasurer and Member of the Board of the National Council of Real Estate Investment Fiduciaries and past Chairman of its Valuation Committee. He has been an active member of the Pension Real Estate Association, American Real Estate Society and Urban Land Institute. Since 1988, Mr. Dannis has been an adjunct professor/lecturer in Real Estate and Urban Land Economics in the Cox School of Business at Southern Methodist University in both the undergraduate and graduate schools. Mr. Dannis also is an award-winning teacher for the Mortgage Bankers Association of America School of Mortgage Banking. Mr. Dannis received a Bachelor of Business Administration degree from Southern Methodist University. He holds the MAI designation from the Appraisal Institute.

        Steven W. Partridge is an independent director of Behringer Harvard REIT I. Mr. Partridge has been a member of our board of directors since October 2003. Mr. Partridge has over 20 years of commercial real estate and related accounting experience. Since October 1997, Mr. Partridge has served as Chief Financial Officer and Senior Vice President of Coyote Management, LP, a real estate limited partnership that owns, manages and leases regional shopping malls. From December 1983 to September 1997, Mr. Partridge served as a Director of Accounting and Finance, Asset Manager, and then Vice President of Asset Management with Lend Lease Real Estate Investments, Inc., a commercial real estate investment company, and its predecessor, Equitable Real Estate Investment Management, Inc. Mr. Partridge has been licensed as a certified public accountant for over 20 years and during that time has been a member of American Institute of CPAs, Texas Society of CPAs, International Council of Shopping Centers, and the CCIM Institute with a Certified Commercial Investment Member designation. Mr. Partridge earned a Bachelor of Accountancy degree, cum laude, and a Master of Accountancy degree (graduate fellowship) from the University of Mississippi.

        G. Ronald Witten is an independent director of Behringer Harvard REIT I. Mr. Witten has been a member of our board of directors since April 2004. Since January 2001, Mr. Witten has served as President of Witten Advisors LLC, a market advisory firm providing ongoing market advisory services to apartment developers, investors and lenders nationwide to identify the location and timing of future development and acquisitions opportunities for the nation's 40 largest apartment markets. Mr. Witten began his career at M/PF Research, Inc., a national leader in apartment market data and market analysis, in 1973 and served as its President from 1978 to 2000. Mr. Witten has been particularly active in the Urban Land Institute and the National Multi Housing Council, and is currently a member of the NMHC's Research Advisory Group. In July 2004, Mr. Witten completed his term as Chairman of ULI's Multi-Family Silver Council. Mr. Witten received his Bachelor of Business Administration degree from Texas Tech University and has completed graduate classes in statistics and economics at Southern Methodist University.

Key Personnel

        The following individuals are non-executive personnel who are important to our success.

        James D. Fant, Senior Vice President—Real Estate of Behringer Advisors, joined Behringer Harvard in April 2005. Mr. Fant has been in the commercial real estate business since 1983 primarily in investment advisory services, project development, and investment sales. From October 2002 until March 2005, Mr. Fant was the founder of an advisory business providing financial and real estate services to small businesses. From March 2000 until September 2002, Mr. Fant served as Vice President of Acquisitions for the pension advisory firm Kennedy Associates, sourcing opportunity acquisitions and ground up development transactions with local development partners in the mid continent region of the country. From October 1998 until February 2000, he served as Vice President for Metro-American Developers and Investors sourcing development and investment opportunities. Mr. Fant served in multiple capacities for MEPC American Properties from December 1983 until September 1998. As Senior Vice President, his responsibilities included acquisitions and dispositions, project development and asset management in markets throughout the country. Mr. Fant has experience in a variety of product types including office, industrial, and retail. Mr. Fant received a BBA from the University of Texas at Arlington, is a Certified Public Accountant licensed in the State of Texas and is a Licensed Real Estate Salesman.

        Samuel A. Gillespie, Senior Vice President—Funds Management of Behringer Advisors, joined Behringer Harvard in November, 2004. Mr. Gillespie has 22 years of experience in the commercial real estate industry, all with Trammell Crow Company prior to joining Behringer Harvard. His most recent position was as Managing Director of National Accounts where he was responsible for providing senior level leadership for Trammell Crow Company's largest institutional customers, representing 175 million square feet and $135,000,000 in revenue. Prior to that Mr. Gillespie was Partner in Charge of Trammell Crow's Indianapolis office from 1986-1997, developing 3 million square feet of office and warehouse space valued at over $100,000,000 as well as assembling, rezoning and financing three complex land sites totaling 500 acres. Mr. Gillespie began his career as a leasing agent in Oklahoma City in 1983, representing Trammell Crow's office and warehouse portfolio to the tenant and brokerage community, where he negotiated over 850,000 square feet of leases in a three year period. Mr. Gillespie graduated summa cum laude in 1981 with a Bachelor's Degree in Accounting from Texas A&M University.

        Terry Kennon is our Senior Vice President—Asset Management of Behringer Advisors. Mr. Kennon holds the same title with other Behringer Harvard companies. Mr. Kennon joined Behringer Advisors in February 2004 and has over 30 years of commercial real estate experience. From September 2002 until February 2004, he was Senior Vice President—Asset Management with KBS Realty Advisors, a pension fund advisor. As such, he was responsible for 2.5 million square feet of office space in the Central and Northeastern U.S. markets. From July 2001 until August 2002, Mr. Kennon served as Regional Vice President—Property Management for PM Realty Group, a national property management and leasing company. From August 2000 until July 2001, he served as Senior Vice President—Marketing for Safeco Title Company, a regional title company, and from June 1997 until August 2000, he was Managing Director of Landauer Associates, a national real estate counselor and a subsidiary of Aegon Insurance Company. The majority of his career, he held the position of Vice President of The Prudential Real Estate Group which included both the general account and pension advisory divisions. He has extensive experience in institutional property ownership having been responsible for asset management, acquisitions and dispositions for office, industrial, multi-family and retail properties. Mr. Kennon holds a Bachelor of Business Administration and Masters of Business Administration degrees from the University of Memphis. He has achieved the professional designation of Certified Property Manager.

Compensation of Directors

        We pay each of our directors who are not employees of Behringer Harvard REIT I, Behringer Advisors or their affiliates $1,250 per month plus $500 for each board or committee meeting the director attends. We pay the chairman of our audit committee $1,000 (rather than $500) for each meeting of the audit committee he or she attends. It is our policy to grant to each of our non-employee directors an option to purchase 5,000 shares of common stock at $12.00 per share upon their initial election as a director and upon each reelection as a director. The options become exercisable one year after the date of grant. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of

Behringer Harvard REIT I or Behringer Advisors or their affiliates, we do not pay compensation for services rendered as a director.

2005 Incentive Award Plan

        The Behringer Harvard REIT I, Inc. 2005 Incentive Award Plan (referred to herein as the "2005 Incentive Award Plan") was approved by our board of directors on March 28, 2005 and our stockholders on May 31, 2005. The 2005 Incentive Award Plan is administered by our board of directors and provides for equity awards to our employees, directors and consultants and those of our affiliates. The 2005 Incentive Award Plan authorizes the grant to our employees of options intended to qualify as incentive stock options (ISOs) under Section 422 of the Code and the grant of awards consisting of nonqualified stock options (NQSOs), restricted stock, restricted stock units, restricted unit awards and stock appreciation rights (SARs). Only employees of Behringer Harvard REIT I, any potential parent of Behringer Harvard REIT I or any subsidiary of Behringer Harvard REIT I are eligible to receive a grant of ISOs.

  Maximum Shares and Award Limits

        As of March 1, 2006, a total of 11,991,000 shares have been reserved for issuance under the 2005 Incentive Award Plan. The number of shares reserved for issuance under the 2005 Incentive Award Plan will be adjusted—upward or downward—following any change in our capitalization. No participant in the 2005 Incentive Award Plan may be granted incentive awards covering an aggregate number of shares in excess of 5,000,000 in any calendar year.

  Terms and Conditions of All Incentive Awards

        Awards granted under the 2005 Incentive Award Plan are evidenced by an incentive award agreement, which contains terms and provisions as our board of directors deems appropriate except as otherwise specified in the 2005 Incentive Award Plan. We anticipate that all options granted under the 2005 Incentive Award Plan will become exercisable on the first anniversary of the date of grant. Further, we do not intend to grant any stock appreciation rights or restricted stock units unless the awards will not receive unfavorable tax consequences under the recently enacted American Jobs Creation Act of 2004. Options granted under the 2005 Incentive Award Plan may be exercised by payment of cash or through the delivery of shares of our common stock with a fair market value equal to the exercise price to be paid. Additionally, options granted under the 2005 Incentive Award Plan may be exercised through a brokerage transaction under Regulation T unless prohibited by the Sarbanes-Oxley Act of 2002. Fair market value as of a given date for purposes of the 2005 Incentive Award Plan is defined generally to mean:

  •
  the closing sale price for such date, if the shares are traded on a national stock exchange or a national market system;

  •
  the average of the closing bid and asked prices on such date, if no sale of the shares was reported on such date, if the shares are traded on a national stock exchange or a national market system; or

  •
  the fair market value as determined by our board of directors in the absence of an established public trading market for the shares.

  Stock Options

        Each grant of an option is evidenced by an incentive award agreement specifying whether the option is an ISO or NQSO, and incorporating any other terms and conditions as the board, acting in its absolute discretion, deems consistent with the terms of the 2005 Incentive Award Plan. Subject to adjustment in accordance with the provisions of the 2005 Incentive Award Plan, the exercise price of options granted under the 2005 Incentive Award Plan will be as set forth in the applicable incentive award agreement. Each option granted under the 2005 Incentive Award Plan is exercisable in whole or in part at such time or times as set forth in the related incentive award agreement, but no incentive award agreement will: (1) make an option exercisable before the date the option is granted; or (2) make an option exercisable after the earlier of: (a) the date the option is exercised in full, or (b) the date that is the tenth anniversary of the date the option is granted, if the option is a NQSO or an ISO granted to a non-"ten percent stockholder," or the date that is the fifth anniversary of the date such option is granted, if such option is an ISO granted to a "ten percent stockholder." An employee's rights, if any, upon termination of employment will be set forth in the applicable incentive award agreement.

  SARs

        A SAR entitles the participant to receive upon exercise or payment the excess of the fair market value of a specified number of shares at the time of exercise, over the applicable SAR exercise price, which price will be not less than the exercise price for that number of shares in the case of a SAR granted in connection with a previously or contemporaneously granted option, or in the case of any other SAR, not less than 100% of the fair market value of that number of shares at the time the SAR was granted. The exercise of a SAR will result in a pro rata surrender of any related option to the extent the SAR has been exercised.

  Restricted Stock Awards

        Restricted stock awards are awards of shares whereby the participant has immediate rights of ownership in the shares underlying the award, but these shares are subject to restrictions in accordance with the terms and provisions of the 2005 Incentive Award Plan and the incentive award agreement pertaining to the award and may be subject to forfeiture by the individual until the time the restrictions lapse or are satisfied pursuant to the terms and provisions of the incentive award agreement pertaining to the award. Shares awarded pursuant to restricted stock awards will be subject to any restrictions determined by the board for periods determined by the board. The board may or may not require a cash payment from the participant in exchange for the grant of a restricted stock award.

  Restricted Stock Units

        A restricted stock unit is a contractual right to receive a share that is subject to the restrictions in the 2005 Incentive Award Plan and entitles the participant to receive one share at such future time and upon such terms as specified by the board in the incentive award agreement evidencing the award. Restricted stock units may have restrictions that lapse based upon criteria that the board deems appropriate. The board may require a cash payment from the participant in exchange for the grant of restricted stock units or may grant restricted stock units without the requirement of a cash payment.

  Restricted Unit Awards

        Restricted units awards are awards of units (i.e., profits interests units of HPT Management) whereby the participant has immediate rights of ownership in the units underlying the award, but such units are subject to restrictions in accordance with the terms and provisions of the 2005 Incentive Award Plan and the incentive award agreement pertaining to the award. Restricted unit awards may be subject to forfeiture by the individual until the earlier of (1) the time such restrictions lapse or are satisfied, or (2) the time such units are forfeited, pursuant to the terms and provisions of the incentive award agreement pertaining to the award. Restricted units will be subject to such restrictions as determined by the board for periods determined by the board.

  Amendment of the 2005 Incentive Award Plan

        The 2005 Incentive Award Plan may be amended by the board to the extent that the board deems necessary or appropriate; provided, however, no such amendment will be made absent the approval of our stockholders (1) to increase the number of shares reserved under the 2005 Incentive Award Plan, except as to reservation adjustments in accordance with the 2005 Incentive Award Plan, (2) to extend the maximum life of the 2005 Incentive Award Plan or the maximum exercise period, (3) to decrease the minimum exercise price of options issued under the 2005 Incentive Award Plan, or (4) to change the designation of recipients eligible for incentive awards under the 2005 Incentive Award Plan. The board also may suspend the granting of incentive awards under the 2005 Incentive Award Plan at any time and may terminate the 2005 Incentive Award Plan at any time. We will have the right to modify, amend or cancel any incentive award after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the incentive award recipient under the incentive award (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an incentive award will not be deemed as a diminishment of rights or benefits of such incentive award), (b) the participant consents in writing to such modification, amendment or cancellation, (c) we are dissolved or liquidated, (d) the 2005 Incentive Award Plan or the incentive award agreement expressly provides for such modification, amendment or cancellation, or (e) we would otherwise have the right to make such modification, amendment or cancellation by applicable law.

  Automatic Option Grants to Non-Employee Directors

        Appendix A to the 2005 Incentive Award Plan provides that as of the date on which an individual becomes a director (the "Appointment Grant Date"), such individual will automatically be granted an option to purchase a number of shares of common stock equal to 5,000 multiplied the number of full calendar months from the Appointment Grant Date until the following June 1 and divided by 12, provided that such individual is not an employee of Behringer Harvard REIT I or any of our affiliates as of such date. In addition, as of the date on which a non-employee director is elected or re-elected by our stockholders and becomes or continues as a director, such individual will automatically be granted an option to purchase 5,000 shares of common stock effective as of such date.

        The exercise price for each such option will be at or above the fair market value of the underlying shares of common stock on the date of grant. Until (1) we begin having appraisals by an independent third party, (2) we have filed a registration statement for a firm commitment, underwritten public offering of our shares of common stock or (3) our shares of common stock are listed on a national stock exchange or a national market system, whichever is earliest (the "New Valuation Date"), we have determined that an exercise price that equals or exceeds the price per share at which we are then offering or last offered shares of our common stock in a best efforts, registered public offering, less related selling commissions, dealer manager fees and maximum organization and offering expense reimbursement allowance, is at or above the fair market value of an underlying share of common stock. Until changed by the board of directors, before the New Valuation Date, such options will be granted with an exercise price of $9.10 per share. After the New Valuation Date, the fair market value will be either (a) 100% of the net asset value per share, as determined by the appraisals, (b) the maximum offering price under the registration statement for a firm commitment, underwritten public offering of its shares of common stock or (c) the fair market value for the shares as determined in accordance with Section 2.15 of the 2005 Incentive Award Plan, and the exercise price of options granted under Appendix A will be such fair market value.

        Such options will vest and become fully exercisable on the first anniversary of the date of grant. Unless otherwise provided, in the event a non-employee director's service to the Company terminates before the options have vested, any option granted to the individual that has not vested will be cancelled. Unless terminated, each such option will remain outstanding until the tenth anniversary of the date of grant. Except as otherwise provided, any vested option then held by the individual will be cancelled upon the first to occur of (1) the first anniversary of the date that shares of the common stock are first listed on a national stock exchange or a national market system, and (2) the tenth anniversary of the date of grant.

        On May 31, 2005, we automatically issued options to purchase 5,000 shares of our common stock at $9.10 per share to each of our three independent directors upon his reelection as a director pursuant to the Appendix A of the 2005 Incentive Award Plan. These options become fully exercisable as of May 31, 2006.

Non-Employee Director Stock Option Plan

        The Behringer Harvard REIT I Non-Employee Director Stock Option Plan (referred to herein as the "Director Option Plan") was approved by our board of directors and stockholders on June 26, 2002. The Director Option Plan was terminated on May 31, 2005 following our stockholder's approval of the 2005 Incentive Award Plan; however, all options granted under the Director Option Plan prior to its termination remain outstanding and subject to the terms of the Director Option Plan. As of the date of termination, options to acquire 3,000 shares of our common stock had been granted under such plan to each of Messrs. Dannis, Partridge and Witten. These options were granted on May 27, 2004 with an exercise price of $12.00 per share and were fully vested as of May 27, 2005.

        Options granted under the Director Option Plan are evidenced by a stock option agreement. Options granted under the Director Option Plan lapse and will no longer be exercisable on the first to occur of (1) the fifth anniversary of the date they are granted, (2) immediately following the date the director ceases to be a director for cause, (3) three months following the date the director ceases to be a director for any reason other than for cause or as a result of death or disability, or (4) one year following the date the director ceases to be a director by reason of death or disability. Options granted under the Director Option Plan may be exercised by payment of cash or through the delivery of shares of our common stock with a fair market value equal to the exercise price to be paid. No options issued under our Director Option Plan may be exercised if such exercise would jeopardize our status as a REIT under the Code.

        Except as otherwise provided in an option agreement, if a change of control occurs and the agreements effecting the change of control do not provide for the assumption or substitution of all options under the Director Option Plan, the non-assumed options will terminate and be forfeited immediately upon the occurrence of the change of control. However, the board in its sole and absolute discretion, may, with respect to any or all of the non-assumed options, take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the board occurring within the 30-day period immediately preceding the date of the change of control, but only if such action remains contingent upon the change of control), such date being referred to herein as the "Action Effective Date":

  •
  accelerate the vesting or exercisability of the non-assumed option; or

  •
  unilaterally cancel the non-assumed option in exchange for:

  •
  whole or fractional shares (or for whole shares and cash in lieu of any fractional share) or whole or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the excess of the fair market value of the shares that could be purchased subject to the non-assumed option determined as of the Action Effective Date (taking into account vesting) over the aggregate exercise price for the shares; or

  •
  cash or other property equal in value to the excess of the fair market value of the shares that could be purchased subject to the non-assumed option determined as of the Action Effective Date (taking into account vesting) over the aggregate exercise price for the shares; or

  •
  unilaterally cancel the non-assumed option after providing the holder of the option with (1) an opportunity to exercise the non-assumed option to the extent vested within a specified period prior to the date of the change of control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period.

        If the number of our outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to exercise of options granted under the Director Option Plan. A corresponding adjustment to the exercise price of such options granted prior to any change also will be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options or warrants not exercised, but will change only the exercise price for each share.

        Fair market value for purposes of the Director Option Plan is defined generally to mean:

  •
  the average closing sale price for the five consecutive trading days ending on such date, if the shares are traded on a national stock exchange;

  •
  the average of the high bid and low asked prices on such date, if the shares are quoted on the Nasdaq National Market System;

  •
  the per share offering price of our common stock, if there is a current public offering and the shares are not traded or listed as provided above; or

  •
  the fair market value as determined by our board of directors.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

        We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

        Our charter contains a provision that eliminates directors' and officers' liability subject to the limitations of Maryland law and the NASAA REIT Guidelines. However, both Maryland law and the NASAA REIT Guidelines limit our ability to exonerate and indemnify our directors and officers, as set forth in our charter. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

  •
  an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services;

  •
  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

  •
  in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us, in which case indemnification is limited to expenses.

        This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

        In addition to the above provisions of Maryland law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, Behringer Advisors and our affiliates for losses arising from our operation by requiring that the following additional conditions are met:

  •
  the directors, the officers, the employees, the agents, Behringer Advisors or our affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

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  the directors, the officers, the employees, the agents, Behringer Advisors or our affiliates were acting on our behalf or performing services for us;

  •
  in the case of non-independent directors, Behringer Advisors or our affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

  •
  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

  •
  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

        We have agreed to indemnify and hold harmless Behringer Advisors and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

        The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

        The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor or affiliates and any persons acting as a broker-dealer or authorized representative will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

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  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

  •
  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

        Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (2) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third-party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

        Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

  •
  approves the settlement and finds that indemnification of the settlement and related costs should be made; or

  •
  dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

        Our advisor is Behringer Advisors. Some of our officers and directors also are officers and directors of Behringer Advisors, which has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

        The executive officers of Behringer Advisors are as follows:

Name	Age*	Position
Robert M. Behringer	57	Chief Executive Officer
Robert S. Aisner	59	President
Gerald J. Reihsen, III	46	Executive Vice President—Corporate Development & Legal and Secretary
Gary S. Bresky	39	Chief Financial Officer and Treasurer
M. Jason Mattox	30	Executive Vice President
Jon L. Dooley	54	Executive Vice President—Real Estate

*
As of March 1, 2006

        The biographies of Messrs. Behringer, Aisner, Reihsen, Bresky, Mattox and Dooley are described in the "Executive Officers and Directors" section above.

        Behringer Advisors employs personnel, in addition to the executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

The Advisory Agreement

        Many of the services that are performed by Behringer Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that Behringer Advisors performs for us as our advisor and is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, Behringer Advisors undertakes to use its best efforts to present us with investment opportunities that are consistent with our investment policies and objectives. Behringer Advisors, either directly or indirectly by engaging an affiliate, also is required to, subject to the authority of the board and on our behalf:

  •
  find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

  •
  structure the terms and conditions of acquisition transactions;

  •
  acquire properties and make and invest in mortgage, bridge or mezzanine loans and other investments in compliance with our investment objectives and policies;

  •
  arrange for financing and refinancing of properties and other investments;

  •
  enter into leases and service contracts for the properties and other investments acquired; and

  •
  service or enter into contracts for servicing our mortgage, bridge or mezzanine loans.

        The term of the current advisory agreement expires in May 2006 but may be renewed for an unlimited number of successive one-year periods. Our board of directors is required to evaluate the performance of our advisor before renewing the advisory agreement and must reflect this evaluation in the relevant board meeting minutes. Our advisory agreement will automatically terminate if our shares are listed for trading on a national securities exchange or included for quotation on the Nasdaq National Market System. In addition, either party may terminate the advisory agreement immediately upon a change of control of us, or upon 60 days' written notice without penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

        Behringer Advisors is required to devote sufficient resources to fulfilling its obligations under the agreement, but both Behringer Advisors and its officers, employees and affiliates expect to continue to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. See "Risk Factors—Risks Related to Conflicts of Interest." Behringer Advisors may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity.

        Behringer Advisors may not cause us to acquire or finance any property or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors. The actual terms and conditions of transactions involving our investments will be determined in the sole discretion of Behringer Advisors, subject at all times to such board approval.

        We may reimburse Behringer Advisors for costs and expenses paid or incurred to provide services to us including direct expenses and the costs of salaries and benefits of persons employed by these entities and performing services for us. Direct expenses include, but are not limited to:

  •
  administrative service expenses;

  •
  all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

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  audit, accounting and legal fees paid to third parties;

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  premiums and other associated fees for insurance policies including director and officer liability insurance;

  •
  taxes and assessments on income or real property and taxes; and

  •
  transfer agent and registrar's fees and charges paid to third parties.

We also reimburse Behringer Advisors for organization and offering expenses and acquisitions, including but not limited to:

  •
  organization and offering expenses in an amount up to 2% of gross offering proceeds (including for these purposes any proceeds from the sale of shares pursuant to our distribution reinvestment plan with respect to which no reimbursement of organizational and offering expenses is made), which include actual legal, accounting, printing and expenses attributable to preparing the registration statement, qualification of the shares for sale in the states and filing fees incurred by Behringer Advisors or its affiliates, as well as reimbursements for marketing, salaries and direct expenses of its or their employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

  •
  the actual cost of goods, services and materials used by us and obtained from entities not affiliated with Behringer Advisors, including brokerage fees paid in connection with the purchase and sale of securities; and

  •
  acquisition expenses, which are defined to include expenses related to selecting and acquiring properties and making and investing in mortgage, bridge or mezzanine loans, in an amount up to 0.5% of the contract purchase price of each asset or, with respect to the making of a mortgage loan, up to 0.5% of the funds advanced.

Notwithstanding the foregoing, we do not reimburse Behringer Advisors for personnel costs for which it or its affiliates receives an acquisition fee or real estate commission. We also do not pay Behringer Advisors acquisition or advisory fees in connection with any temporary investments.

        Further, Behringer Advisors is required to reimburse us for the amount by which our operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of: (1) 2% of our average invested assets for that period, or (2) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period unless our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient. Within 60 days after the end of any fiscal quarter for which total operating expenses for the twelve months then ended exceed the limitation, we will provide our stockholders with written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, Behringer Advisors will reimburse us, at the end of the twelve-month period, the amount by which the aggregate expenses exceeded the limitation.

        Behringer Advisors is paid fees in connection with services provided to us. Behringer Advisors generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of terminating the advisory agreement and, in some circumstances, also will be paid either a listing fee or a performance fee from future net proceeds from the disposition of our assets. See "Management Compensation" below.

Stockholdings

        As of March 1, 2006, approximately 73,115,000 shares of our common stock were issued and outstanding. Behringer Harvard Holdings purchased 20,000 shares of our common stock for $200,000 in our initial formation, but, as a result of the 10% stock distribution we made on October 1, 2005, currently owns 22,000 shares of our common stock. As described below, Behringer Advisors owns all of our issued and outstanding shares of convertible stock. Our subsidiary, BHR Partners, contributed $170,000 for 17,000 limited partnership units of Behringer Harvard OP, our operating partnership. Behringer Harvard Holdings and BHR Partners may not sell any of these securities during the period Behringer Advisors serves as our advisor, except for sales to their affiliates. In addition, any resale of these securities and the resale of any securities that may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act. This rule limits the number of shares that may be sold at any one time and the manner in which they may be resold. Behringer Harvard Holdings and its affiliates have no options or warrants to acquire any additional shares and no current plans to acquire additional shares. Behringer Harvard Holdings has agreed not to vote any shares it now owns, or hereafter acquires, in any election of directors or any vote regarding the approval or termination of any contract with Behringer Advisors or any of its affiliates. For a more general discussion of Behringer Harvard OP, see "The Operating Partnership Agreement."

        We have issued to Behringer Advisors 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. Under certain circumstances, these shares may be converted into shares of our common stock. No additional consideration is due upon the conversion of the convertible stock. The terms of the convertible stock provide that, generally, holders of convertible stock will receive shares of common stock with a value on the date of determination of the number of shares issuable upon conversion equal to 15% of the excess of our enterprise value over the sum of the capital invested by the stockholders and a 9% cumulative, non-compounded, annual return on such capital. The conversion terms were not negotiated at arms length. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors. The shares of convertible stock will be converted into shares of common stock upon the occurrence of certain events. The conversion of the convertible stock into common shares will result in an economic benefit to the holders of these shares and dilution of the other stockholders' interests. See "Description of Shares—Convertible Stock."

Property Manager

        Our properties are managed by HPT Management, our property manager. HPT Management also provides leasing services. IMS is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of HPT Management. Behringer Harvard Holdings is the sole owner of each of IMS and Behringer Harvard Partners. The principal officers of HPT Management are:

Name	Age*	Positions
Robert M. Behringer	57	Chief Executive Officer
Robert S. Aisner	59	President
Gerald J. Reihsen, III	46	Executive Vice President—Corporate Development & Legal and Secretary
Gary S. Bresky	39	Chief Financial Officer and Treasurer
M. Jason Mattox	30	Executive Vice President
Jon L. Dooley	54	Executive Vice President
James D. Fant	46	Senior Vice President—Real Estate
Samuel A. Gillespie	46	Senior Vice President—Funds Management
Terry Kennon	58	Senior Vice President—Assets Management

*
As of March 1, 2006

        HPT Management is in the business of managing commercial real estate. HPT Management was organized and commenced active operations in 2001 to lease and manage real estate projects, including projects that Behringer Advisors and its affiliates operate or in which they own an interest. As of March 1, 2006, HPT Management together with its subsidiary, Behringer Harvard TIC Management Services LP, was managing in excess of 8 million square feet of office buildings for real estate programs sponsored by Mr. Behringer. We pay HPT Management property management fees equal to 3% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues generated by that property. In no event, however, will we pay both a property management fee and an oversight fee with respect to any particular property. Furthermore, we will reimburse other third-party charges, including fees and expenses of third-party accountants. If HPT Management assists a tenant with tenant improvements, a separate construction management fee may be charged to, and paid by, the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

        HPT Management may subcontract on-site property management duties to other management companies with experience in the applicable markets. These management companies are generally authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor. HPT Management has, to date, subcontracted the majority of its on-site property management duties to Trammell Crow Company which performs most of our day-to-day, on-site property management services. HPT Management nonetheless continues to closely supervise any subcontracted, on-site property managers including Trammel Crow. In addition, HPT Management remains directly involved in many property management activities including leasing decisions, budgeting, tenant and vendor relations (especially on the national level), selecting third parties to provide professional services such as accounting, legal, and banking and general property issues. To the extent HPT Management directly performs on-site management, it hires, directs and establishes policies for employees who are responsible for the property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, HPT Management has the right to approve all on-site personnel and establishes policies for the properties' operations. Some or all of the other employees may be employed on a part-time basis and also may be employed by one or more of:

  •
  HPT Management;

  •
  subsidiaries of and partnerships organized by HPT Management and its affiliates; or

  •
  other persons or entities owning properties managed by HPT Management.

HPT Management also directs the purchase of equipment and supplies and supervises all maintenance activity.

        The management fees to be paid to HPT Management cover, without additional expense to us, the property manager's general overhead costs such as its expenses for rent and utilities. Our property management agreement with HPT Management has an initial term of seven years ending February 11, 2012, and is subject to successive seven-year renewals unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term. We also may terminate the agreement upon 30 days' prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.

        Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with HPT Management, retain a third-party to provide leasing services for our properties. If we retain a third-party to provide leasing services, we will have no obligation to pay HPT Management leasing fees to the extent that the leasing services are required to be provided by the third-party.

        On May 30, 2003, Behringer Harvard Holdings, received a $1 million working capital loan from Trammell Crow Services, Inc., a Delaware corporation. Behringer Harvard Holdings applied the proceeds of this loan to its working capital needs, including funding obligations of Behringer Advisors. Simultaneously, we engaged Trammell Crow to provide leasing and disposition services for certain of our properties and HPT Management entered into subcontracts pursuant to which Trammel Crow began to manage our properties.

        The principal office of HPT Management is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Dealer Manager

        Behringer Securities, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard sponsored programs.

        Behringer Securities provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. Behringer Securities also may sell a limited number of shares at the retail level. Behringer Securities intends to reallow the selling commissions to participating broker dealers. No additional fees beyond the dealer manager fee of 2% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services (no dealer manager fee is paid with respect to sales of shares pursuant to our distribution reinvestment plan). See "Management Compensation" and "Plan of Distribution" below. Harvard Property Trust, LLC is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of Behringer Securities. Behringer Harvard Holdings is the sole owner of each of

Harvard Property Trust, LLC and Behringer Harvard Partners. The principal officers of Behringer Securities are as follows:

Name	Age*	Positions
Robert M. Behringer	57	Chief Executive Officer
Gerald J. Reihsen, III	46	President
Jeffrey S. Schwaber	43	Executive Vice President—National Sales Director
Gary S. Bresky	39	Chief Financial Officer and Treasurer
M. Jason Mattox	30	Vice President and Secretary

*
As of March 1, 2006

Management Decisions

        The primary responsibility for the management decisions of Behringer Advisors and its affiliates resides with Robert M. Behringer, Robert S. Aisner, Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox. Behringer Advisors seeks to invest in commercial properties that satisfy our investment objectives, typically institutional quality office and other commercial properties in highly desirable locations in markets with barriers to entry and limited potential for new development. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties. Our advisor also may recommend that we invest in real estate-related securities and other investments, if it deems doing so to be in our best interest.

Management Compensation

        Although we have executive officers who manage our operations, we do not have any paid employees. We pay each of our non-employee directors $1,250 per month plus $500 for each board and committee meeting the director attends ($1,000 per audit committee meeting attended in the case of the chairman of the audit committee). Additionally, we will issue options to our non-employee directors each year. See the "Compensation of Directors" section above. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, paid by us to Behringer Advisors, Behringer Securities or HPT Management and their respective affiliates during the various phases of our organization and operation.

Type of Compensation—To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount(1)
Offering Stage
Selling Commissions— Behringer Securities	7% of gross offering proceeds (1% for sales under our distribution reinvestment plan) before reallowance of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100% of the selling commissions earned to participating broker-dealers.	$57,520,000

Dealer Manager Fee— Behringer Securities	2% of gross offering proceeds (no dealer manager fee is paid with respect to sales under our distribution reinvestment plan) before reallowance to participating broker-dealers. Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of the gross offering proceeds to participating broker-dealers as marketing fees and expenses, including bona fide conference fees and bona fide due diligence expenses incurred; however no reallowance is made inrespect of sales under our distribution reinvestment plan.	$16,000,000
Reimbursement of Organization and Offering Expenses—Behringer Advisors or its affiliates(2)	Up to 2% of gross offering proceeds (no organization and offering expenses are paid with respect to sales under our distribution reinvestment plan). All organization and offering expenses (excluding selling commissions and the dealer manager fee) will be advanced to us by Behringer Advisors or its affiliates and reimbursed by us subject to the above limit.	$16,000,000
Acquisition and Development Stage
Acquisition and Advisory Fees—Behringer Advisors or its affiliates(3)(4)	2.5% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity. We do not pay acquisition and advisory fees in connection with any temporary investments.	$20,933,981
Acquisition Expenses—Behringer Advisors or its affiliates(3)(5)	Up to 0.5% of the contract purchase price of each asset purchased or the principal amount of each loan made by us for expenses related to making the investment such as legal fees, travel expenses, property appraisals, nonrefundable option payments, accounting fees and title insurance premium expenses.	$4,186,796

Debt Financing Fee—Behringer Advisors or its affiliates
	1% of the amount available under any loan or line of credit made available to us. Our advisor will likely pay some or all of the fees to third parties with whom it subcontracts to coordinate financing for us.	Actual amounts are dependent upon the amount of any debt financed and, therefore, cannot be determined at the present time.
Development Fee—Behringer Development
	We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that no development fee will be paid in the event that we pay an acquisition and advisory fee based on the cost of such development.	Actual amounts are dependent upon usual and customary development fees for specific projects. Therefore, the amount cannot be determined at the present time.
Operational Stage
Property Management and Leasing Fees—HPT Management(6)
Property management fees equal to 3% of gross revenues of the properties managed by HPT Management. HPT Management may pay some or all of these fees to third parties with whom it subcontracts to perform property management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. In addition, separate leasing fees may be paid in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. Furthermore, we will reimburse other third-party charges, including fees and expenses of third-party accountants.
Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and, therefore, cannot be determined at the present time.

Asset Management Fee—Behringer Advisors or its affiliates(7)
	Depending on the nature of the asset at the time the fee is incurred, we will pay an annual asset management fee of either (1) 0.6% of aggregate assets value for operating assets (such fee being payable monthly in an amount equal to one-twelfth of 0.6% of aggregate assets value as of the last day of the immediately preceding month) or (2) 0.6% of total contract purchase price plus budgeted improvements costs for development or redevelopment assets (such fee being payable monthly in an amount equal to one-twelfth of 0.6% of such total amount as of the date it is determinable).	Actual amounts are dependent upon aggregate asset value and, therefore, cannot be determined at the present time.
Subordinated Disposition Fee—Behringer Advisors or its affiliates
	If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with selling one or more assets, we will, upon satisfying certain conditions, pay our advisor an amount equal to (subject to the limitation set forth below): (1) in the case of the sale of real property, the lesser of (a) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (b) 3% of the sales price of each property sold; and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset. This fee will not be earned or paid unless and until our stockholders have received total distributions (excluding the 10% stock dividend) in an amount equal to or greater than the sum of the aggregate capital contributed by stockholders plus a 9% annual, cumulative, non-compounded return thereon. Subordinated disposition fees that are not earned and payable at the date of sale will be reflected as a contingent liability which will be earned and paid when the above condition has been satisfied, if ever.	Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and, therefore, cannot be determined at the present time.

Subordinated Participation in Net Sale Proceeds—Behringer Advisors or its Affiliates(8)(9)
	Behringer Advisors receives, subject to satisfaction of the condition outlined below, a fee equal to 15% of net sale proceeds, less the amount that our debt for borrowed money exceeds the aggregate book value of our remaining assets. These fees will not be earned or paid unless and until stockholders have received distributions (excluding the 10% stock dividend) in an amount equal to, or greater than, the sum of the aggregate capital contributions by stockholders plus a 9% annual, cumulative, non-compounded return thereon. Any fees that are not earned and payable at the date of sale because stockholders have not yet received their required minimum distributions will be paid at the time as above condition has been satisfied, if ever. The subordinated participation in net sale proceeds will be reduced or eliminated upon the conversion of the convertible stock.	Actual amounts are dependent upon the amount of net sale proceeds, debt for borrowed money and aggregate book value of our assets and, therefore, cannot be determined at the present time.
Subordinated Incentive Listing Fee — Behringer Advisors or its Affiliates(8)(9)(10)
	Upon listing our stock for trading on a national securities exchange or quotation on the Nasdaq National Market System, a fee equal to up to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus total distributions paid (excluding the 10% stock dividend) to our stockholders prior to listing exceeds (2) the sum of the aggregate capital contributions by stockholders plus a 9% annual, cumulative, non-compounded return thereon. The subordinated incentive listing fee will be paid in the form of an interest bearing promissory note that will be repaid using the entire net sales proceeds from the sale of each property after the listing of our shares. The subordinated incentive listing fee will be reduced or eliminated on the conversion of the convertible stock.	Actual amounts are dependent upon the market value of our outstanding stock at a later date and, therefore, cannot be determined at the present time.

Subordinated Performance Fee (payable upon termination of the advisory agreement)—Behringer Advisors or its Affiliates(9)(10)(11)
Upon termination of the advisory agreement between us and our advisor, unless we terminate because of a material breach of the advisory agreement by the advisor or due to a change of control, a performance fee of up to 15% of the amount, if any, by which (1) our going concern value based on the actual value of our assets less our indebtedness at the time of termination, plus total distributions paid (excluding the 10% stock dividend) to our stockholders through the termination date exceeds (2) the sum of the aggregate capital contributions by stockholders plus a 9% annual, cumulative, non-compounded return thereon. This subordinated performance fee will be paid in the form of an interest bearing promissory note that will be repaid using the entire net sales proceeds from sale of each property after the date of termination. No subordinated performance fee will be paid if we have already paid the advisor a subordinated incentive listing fee. The subordinated performance fee will be reduced or eliminated upon determining the number of shares of common stock issuable on conversion of the convertible stock.
Actual amounts are dependent upon our going concern value based on the actual value of our assets and our indebtedness at the time of the termination of the advisory agreement and, therefore, cannot be determined at the present time

Subordinated Performance Fee (payable upon termination of the advisory agreement upon a change of control)—Behringer Advisors or its Affiliates(9)
Upon termination of the advisory agreement between us and our advisor because of a change of control, a performance fee of up to 15% of the amount, if any, by which (1) our going concern value based on the actual value of our assets less our indebtedness at the time of termination, plus total distributions paid (excluding the 10% stock dividend) to our stockholders through the termination date, exceeds (2) the sum of the aggregate capital contributions by stockholders plus a 9% annual, cumulative, non-compounded return thereon. No subordinated performance fee will be paid if we have already paid the advisor a subordinated incentive listing fee. The subordinated performance fee will be reduced or eliminated upon determining the number of shares of common stock issuable on conversion of the convertible stock.
Actual amounts are dependent upon our going concern value based on the actual value of our assets and our indebtedness at the time of the termination of the advisory agreement and, therefore, cannot be determined at the present time.
Operating Expenses—Behringer Advisors(12)
	We reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we do not reimburse for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of our average invested assets, or (2) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period.	Actual amounts are dependent upon expenses paid or incurred and, therefore, cannot be determined at the present time.

(1)
The estimated maximum dollar amounts are based on the sale of a maximum of 80,000,000 shares to the public at $10.00 per share and sale of a maximum of 16,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.

(2)
These reimbursements include organization and offering expenses previously advanced by Behringer Advisors related to prior offerings of our shares, to the extent not reimbursed out of proceeds from the prior offering, and subject to the 2% of gross offering proceeds limitation in this offering. These reimbursements do not include dealer manager fees or selling commissions, or expenses associated with organizing our advisor or any other affiliate.

(3)
Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, our charter and the NASAA REIT Guidelines provide that the total of all such acquisition and advisory fees and acquisition expenses may not exceed, in the aggregate, an amount equal to 6% of the contract price of all of the properties which we will purchase or, in the case of mortgage, bridge or mezzanine loans, 6% of the funds advanced. However, a majority of our independent directors may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds, to the extent we capitalize such costs, for development, construction or improvement of a property. For purposes of the limitations imposed by our charter and the NASAA REIT Guidelines, acquisition and advisory fees and acquisition expenses consist of (1) acquisition and advisory fees of 2.5% of the contract purchase price of each asset for the acquisition, development, construction or improvement of real property or, with respect to any loan, 2.5% of the funds advanced in respect of a loan or other investment; (2) acquisition expenses of up to 0.5% of the contract purchase price of each asset or, with respect to a mortgage, up to 0.5% of the funds advanced, for reimbursement of expenses related to making such investment, such as legal fees, travel expenses, property appraisals, nonrefundable option payments, accounting fees and title insurance premium expenses; and (3) a debt financing fee of 1% of the amount available under any debt made available to us. Thus, although our charter and the NASAA REIT Guidelines permit payment of up to 6% of the contract price of all properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans, our advisory agreement limits the acquisition and advisory fees and acquisition expenses we will pay to our advisor to the amounts set forth in the table.

(4)
For purposes of this calculation, we have assumed that no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, this amount is dependent upon the value of our properties as financed and cannot be determined at the present time. For illustrative purposes, assuming we use debt financing equal to 55% of the initial total net proceeds to us from the public offering to make investments and no reinvestments with the proceeds of any sales of investments were made, we could make investments with an aggregate contract price of approximately $1,860,798,000 if the maximum offering is sold. In such a case, acquisition and advisory fees could be approximately $46,520,000. See "Estimated Use of Proceeds" for more information.

(5)
This amount reflects customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average 0.5% of the contract purchase price of property acquisitions. See "Estimated Use of Proceeds" for more information..

(6)
The property management and leasing fees and the leasing commissions (to the extent such leasing commissions are not paid to third parties) are included in the calculation of the total operating expenses for purposes of the limitations on total operating expenses imposed by the NASAA REIT Guidelines. As a result, the total operating expenses, including the property management and leasing fees and leasing commissions (to the extent such leasing commissions are not paid to third parties), at the end of the four preceding fiscal quarters may not exceed the greater of (1) 2% of our average invested assets, or (2) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period, unless the independent directors find that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year

(7)
Aggregate asset value is equal to the aggregate book value of our assets (other than investments in bank accounts, money market funds or other current assets), before depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to our assets, at the date of measurement, except that during such periods in which we are obtaining regular independent valuations of the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, aggregate asset value will be the greater of (1) the amount determined pursuant to the foregoing or (2) our assets' aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

(8)
In the event that our common stock becomes listed and Behringer Advisors receives the subordinated incentive listing fee and the convertible stock is converted into common stock, as of the date of listing Behringer Advisors will no longer be entitled to any participation in net sale proceeds other than accrued and unpaid amounts.

(9)
Our advisory agreement states that no subordinated participation in net sale proceeds, subordinated incentive listing fee, or subordinated performance fee will be paid to our advisor if, at or prior to the time the payment is due, our convertible stock has been converted into shares of common stock, or in the case of the termination of our advisory agreement, the number of shares of common stock issuable upon conversion has been determined, in each case, without any reduction in the number of shares of convertible stock so converted pursuant to the provisions of the convertible stock that limit conversions that, in the determination of our board, would otherwise jeopardize our REIT status. The agreement also provides that if our convertible stock has been converted into shares of common stock with a reduction in the number of shares of convertible stock so converted, or in the case of the termination of our advisory agreement, the number of shares of common stock issuable upon conversion has been determined, in each case, pursuant to the provisions of the convertible stock that limit conversions that, in the determination of our board, would otherwise jeopardize our REIT status, then (1) any subordinated participation in net sale proceeds otherwise due and payable will be reduced by an amount equal to the portion of the net sales proceeds from the sale giving rise to such payments that would be distributed to the holders of the common stock issued upon conversion of the convertible stock were all amounts distributable to stockholders after payment of the subordinated participation in net sales proceeds (as ultimately determined after adjustment under the provisions of the agreement) actually distributed (whether or not such net sales proceeds are, in fact, distributed), and (2) any subordinated incentive listing fees or subordinated performance fees otherwise due and payable will be reduced, dollar-for-dollar, by an amount equal to the aggregate value of the shares of common stock (as determined as of the date of determination of the number of shares issuable upon conversion as being the value of the Company divided by the number of shares of common stock outstanding at such time) issued or issuable upon conversion of the convertible stock.

(10)
The market value of our outstanding stock will be calculated based on the average closing price of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed for trading on a national securities exchange or quoted on the Nasdaq National Market System. Payment of the subordinated incentive listing fee will be made from the net sales proceeds from our assets as we dispose of them. If this fee is not paid within five years from the date our common stock is listed, our advisor may elect to convert the balance of the fee, including accrued but unpaid interest, into shares of our common stock.

(11)
Payment of the subordinated performance fee will be made from the net sales proceeds from our assets as we dispose of them. If this fee is not paid within five years from the date the advisor agreement is terminated, our advisor may elect to convert the balance of the fee, including accrued but unpaid interest, into shares of our common stock.

(12)
The expense of any options issued to employees of our advisor or its affiliates as reflected in our financial statements from time to time will be included in the calculation of operating expenses for purposes of the limitation. We may reimburse our advisor in excess of the limitation if our independent directors determine that such excess was justified, based on unusual and nonrecurring factors that they deem sufficient. The average invested assets for a period equals the average of the aggregate book value of our assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during the period specified. However, if during the periods in which we are obtaining regular independent valuations of our assets for ERISA purposes, our average invested assets will equal the greater of the amount determined pursuant to the foregoing or the aggregate valuation established by the most recent valuation report without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt relating to such assets.

        Our independent directors have determined and will be required to determine in the future at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each determination must be reflected in the minutes of our board of directors. Our independent directors also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out. Each determination is recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

  •
  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

  •
  the success of Behringer Advisors in generating opportunities that meet our investment objectives;

  •
  the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

  •
  additional revenues realized by Behringer Advisors through its relationship with us;

  •
  the quality and extent of service and advice furnished by Behringer Advisors;

  •
  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

  •
  the quality of our portfolio in relationship to the investments generated by Behringer Advisors for the account of other clients.

        Since Behringer Advisors and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Behringer Advisors is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See "The Advisory Agreement" section above. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by Behringer Advisors or its affiliates by reclassifying them under a different category.

STOCK OWNERSHIP

        The following table shows, as of March 1, 2006, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

		Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner		Number of Shares of Common Stock	Percentage of Class
Behringer Harvard Holdings, LLC(2)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	22,000	*
Robert M. Behringer(3)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	31,248.5657	*
Robert S. Aisner(4)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	—	—
Gerald J. Reihsen, III(5)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	2,417.5824	*
Gary S. Bresky(6)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	3,021.9779	*
M. Jason Mattox(7)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	384.6154	*
Charles G. Dannis(8)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	5,004.0099	*
Steven W. Partridge(8)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	4,650	*
G. Ronald Witten(8)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	6,626.3736	*
All directors and executive officers as a group (eight persons)(3)		52,968.5095	*

*
Less than 1%

(1)
For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (1) 73,116,886 shares of common stock outstanding as of March 1, 2006, and (2) shares of common stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days following March 1, 2006; it does not include 1,000 shares of convertible stock owned by Behringer Advisors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(2)
Does not include 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings.

(3)
Includes 22,000 shares of common stock owned by Behringer Harvard Holdings but does not include 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. As of March 1, 2006, Mr. Behringer controlled the disposition of approximately 67% of the outstanding limited liability company interests and the voting of 100% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(4)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Aisner controls the disposition of 4% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Aisner's interest in Behringer Harvard Holdings.

(5)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Reihsen's interest in Behringer Harvard Holdings.

(6)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Bresky controls the disposition of 3% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Bresky's interest in Behringer Harvard Holdings.

(7)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Mattox controls the disposition of 1.5% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Mattox's interest in Behringer Harvard Holdings.

(8)
Includes vested options exercisable into 3,000 shares of common stock.

        The convertible stock issued to Behringer Advisors is convertible into shares of common stock on the terms and conditions set forth below. There will be no distributions paid on shares of convertible stock. With certain limited exceptions, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required to adopt any amendment, alteration or repeal of any provision of our articles of incorporation that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

        Upon the occurrence of (1) receipt by stockholders of distributions equal to the sum of the aggregate capital invested by the stockholders plus a 9% cumulative, non-compounded, annual return on such capital contributions; or (2) the listing of the shares of common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below.

        Upon the occurrence of either such event, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (1) the product of 0.15 times the amount, if any, by which (a) the "value of the company" (determined in accordance with the provisions of the charter and summarized in the following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through the conversion date exceeds (b) the sum of the aggregate capital invested by our stockholders plus an amount equal to a 9% cumulative, non-compounded, annual return on their capital contributions as of the date of the event triggering the conversion, divided by (2) the "value of the company" divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing.

        Upon the occurrence of the termination or expiration without renewal of our advisory agreement with Behringer Advisors, other than a termination by us because of a material breach by our advisor, each outstanding share of our convertible stock will become convertible into the number of shares of our common stock equal to 1/1000 of the quotient of (1) the product of 0.15 times the amount, if any, by which (a) the "value of the company" (determined in accordance with the provisions of the charter and summarized in the following paragraph) plus the total distributions paid to our stockholders through the date of the termination or expiration of the advisory agreement exceeds (b) the sum of the aggregate capital invested by our stockholders plus an amount equal to a 9% cumulative, non-compounded, annual return on their capital contributions, with such result divided by (2) the "value of the company" as of the date of the termination or expiration of the advisory agreement divided by the number of outstanding shares of common stock as of such date. Thereafter, upon the earlier to occur of (a) the date our stockholders have received distributions equal to the aggregate capital invested by our investors plus an amount equal to a 9% cumulative, non-compounded, annual return on such capital contributions or (b) the listing of the common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, the convertible stock will automatically convert into the applicable number of shares of common stock.

        As used above and in our charter, "value of the company" as of a specific date means our actual value as a going concern based on the difference between (1) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (2) all of our liabilities as set forth on our then current balance sheet, provided that (a) if the value of the company is being determined in connection with a change of control that establishes our net worth (such as a tender offer for our common stock, sale of all of our common stock or a merger) then the value will be the net worth established thereby or (b) if the value of the company is being determined in connection with the listing of our common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of listing. If the holders of convertible stock disagree with the value so determined by the board, then the holders of convertible stock and us will each name one appraiser and the two named appraisers will promptly agree in good faith to appoint one other appraiser whose determination of the value of the company will be final and binding on the parties. The cost of any appraisal will be shared evenly between us and our advisor.

        If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized. The remaining shares of convertible stock will be immediately retired.

        No additional consideration is due upon the conversion of the convertible stock. The conversion of the convertible stock into common shares will result in dilution of our common stockholders' interests.

CONFLICTS OF INTEREST

        We are subject to various conflicts of interest arising out of our relationship with Behringer Advisors, Behringer Securities, HPT Management and their affiliates. These conflicts include the arrangements pursuant to which we compensate these entities or persons which are not the result of arms length negotiations. See "Management—Management Compensation." Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts are described below.

        Our advisor, dealer manager, property manager and their affiliates try to balance our interests with their duties to other Behringer Harvard sponsored programs. However, to the extent they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers may engage, for their own account, in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see "Risk Factors—Risks Related to Conflicts of Interest."

        Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

        Behringer Advisors and its partners, directors, officers, employees or affiliates are advisors or general partners of other Behringer Harvard programs, including partnerships and other programs that have investment objectives similar to ours and we expect that they will organize other such programs in the future. Behringer Advisors and its partners, directors, officers, employees or affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us. As general partners, they may have a contingent liability for the obligations of programs structured as partnerships, which, if enforced against them, could result in a substantial reduction of their net worth.

        Currently, affiliates of Behringer Advisors are sponsoring a public offering by a newly formed entity, Behringer Harvard Opportunity REIT I. The registration statement of Behringer Harvard Opportunity REIT I is for the offer and sale to the public of up to 40,000,000 shares of common stock at a price of $10.00 per share, plus an additional 8,000,000 shares of common stock at $9.50 per share pursuant to the distribution reinvestment plan of Behringer Harvard Opportunity REIT I. In addition, affiliates of Behringer Advisors recently sponsored two public real estate programs with substantially similar investment objectives as ours, Behringer Harvard Mid Term Fund I and Behringer Harvard Short Term Fund I. The public offerings with respect to those programs terminated on February 19, 2005. As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates also have sponsored other privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that are substantially similar to ours, and which are still operating and may acquire additional properties in the future. Behringer Advisors and its affiliates face conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs. However, to date the investment strategies of the various Behringer Harvard sponsored programs have differed enough that there has not been a significant conflict of interest in the allocation of properties.

        In the event that we, or any other Behringer Harvard program or other entity formed or managed by Behringer Advisors or its affiliates, are in the market for investments similar to those we intend to make, Behringer Advisors will review the investment portfolio of each such affiliated entity prior to making a decision as to which Behringer Harvard program will purchase properties or make or invest in mortgage, bridge or mezzanine loans. See "Certain Conflict Resolution Procedures" below.

        Behringer Advisors or its affiliates may acquire, for its own account or for private placement, properties that it deems not suitable for purchase by us whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Other Activities of Behringer Advisors and Its Affiliates

        We rely on Behringer Advisors to manage our day-to-day operations. As a result of the interests of members of its management in other Behringer Harvard sponsored programs and the fact that they also have engaged and will continue to engage in other business activities, Behringer Advisors and its affiliates has a conflict of interest in allocating their time between us and other Behringer Harvard sponsored programs and other activities in which they are involved. However, Behringer Advisors believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard sponsored programs and other ventures in which they are involved.

        In addition, each of our executive officers, including Robert M. Behringer, who serves as our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, are also officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

        Behringer Advisors or any of its affiliates may temporarily enter into contracts relating to investment in real estate assets, all or a portion of which is to be assigned to us prior to closing or may purchase assets in their own name and temporarily hold title for us provided that the asset, or applicable portion thereof, is purchased by us at a price no greater than the cost, including acquisition and carrying costs, to Behringer Advisors or its affiliate. Further, Behringer Advisors or its affiliates may not hold title to any asset on our behalf for more than twelve months; Behringer Advisors or its affiliates will not sell assets to us if the cost of the asset exceeds the funds reasonably anticipated to be available for us to purchase any asset; and all profits and losses during the period any asset is held by Behringer Advisors or its affiliates will accrue to us. In no event may we loan funds to Behringer Advisors or any of its affiliates (other than in connection with certain mortgage, bridge or mezzanine loans approved by a majority of our independent directors), or enter into agreements with Behringer Advisors or its affiliates to provide insurance covering us or any of our assets.

Competition in Acquiring Properties, Finding Tenants and Selling Properties

        Conflicts of interest exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Behringer Harvard sponsored programs are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time, including in particular in the event another Behringer Harvard sponsored program liquidates at the same time as us. Conflicts of interest also may exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Our executive officers and the executive officers of our advisor also are the executive officers of Behringer Harvard Opportunity Advisors I and other advisors of Behringer Harvard sponsored REITs, the general partners of limited partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs, and these entities are and will be under common ownership. Additionally, the executive officers of our advisor are executive officers of HPT Management, our property manager. There is a risk that a potential investment would be suitable for one or more other Behringer Harvard sponsored programs, in which case the executive officers of our advisor will have a conflict of interest in allocation of the investment to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. Additionally, our property manager may cause a prospective tenant to enter into a lease for property owned by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor or property manager and on behalf of managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or affiliate. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resale or leasing of the various properties. Furthermore, although our sponsor generally seeks to reduce conflicts that may arise between its various programs by avoiding simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest.

Affiliated Dealer Manager

        Because Behringer Securities, our dealer manager, is an affiliate of Behringer Advisors, we do not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See "Plan of Distribution."

Affiliated Property Manager

        Our properties are managed and leased by HPT Management, our affiliated property manager. Our agreement with HPT Management has a seven-year term ending February 11, 2012, which continues thereafter for successive seven-year renewal periods unless terminated by HPT Management by written notice at least 30 days prior to the expiration date. Notwithstanding the foregoing, we can terminate the agreement only in the event of gross negligence or willful misconduct on the part of HPT Management. HPT Management also serves as property manager for properties owned by affiliated real estate programs, some of which may compete for tenants with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income generated by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see "Management Affiliated Companies."

Lack of Separate Representation

        Our legal counsel acts as counsel to us, Behringer Advisors, and Behringer Securities and their affiliates in connection with this offering and may in the future act as counsel to us, Behringer Advisors, Behringer Securities and their affiliates, including other Behringer Harvard sponsored programs. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, our legal counsel may be precluded from representing any or all of the parties. In the event that a dispute were to arise between us, Behringer Advisors, Behringer Securities or any of their affiliates, separate counsel for these matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Behringer Advisors

        We expect to enter into joint ventures, tenant-in-common investments, 1031 exchange transfers, or other co-ownership or financing arrangements with, among others, Behringer Harvard sponsored programs (as well as other parties) to acquire, develop or improve real estate assets. See "Investment Objectives and Criteria—Joint Venture Investments." Behringer Advisors and its affiliates may have conflicts of interest in determining which Behringer Harvard program should enter into any particular joint venture agreement. Further, our joint venture partner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, Behringer Advisors may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Because Behringer Advisors and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any joint venture will not have the benefit of arms length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Behringer Advisors and its Affiliates

        A transaction involving the purchase and sale of real estate assets and investments in mortgage, bridge or mezzanine loans may result in the receipt of commissions, fees and other compensation by Behringer Advisors and its affiliates, including acquisition and advisory fees, property management and leasing fees, real estate brokerage commissions, loan refinancing fees and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Behringer Advisors and its affiliates relating to the sale of properties and repayment of principal on mortgages are only payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, Behringer Advisors has considerable discretion in deciding the terms and timing of all transactions that may give use to these fees. Therefore, Behringer Advisors may have conflicts of interest concerning certain actions taken on our behalf. None of these fee arrangements were negotiated at arms length. See "Management—Management Compensation."

        Every transaction that we enter into with Behringer Advisors or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Behringer Advisors or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and Behringer Advisors or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

        Behringer Harvard Holdings, an affiliate of our advisor, or its affiliates sponsor private offerings of tenant-in-common interests through special purpose entities to facilitate the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. In this type of transaction, the special purpose entity will purchase the property directly from the seller. Each 1031 Participant will then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property. Whenever we acquire a tenant-in-common interest, we acquire the interest directly from the original third-party seller at the same price as the Behringer Harvard Exchange Entity. We do not incur any upcharge or pay any fees to the Behringer Harvard Exchange Entity in connection with the acquisition. We do, however, incur the same fees and expenses normally incurred by us in connection with any other investment. In any Section 1031 TIC Transaction, Behringer Harvard Holdings, the Behringer Harvard Exchange Entity, or

the other tenant-in-common owners may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of Behringer Harvard Holdings or the special purpose entity. Agreements and transactions between the parties with respect to the property are not negotiated at arm's-length.

        We have issued to Behringer Advisors 1,000 shares of convertible stock for an aggregate purchase price of $1,000. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders' interest in us. The shares of convertible stock will be converted into shares of common stock if:

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  the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 9% cumulative, non-compounded, annual return on such capital contributions;

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  the shares of common stock are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System; or

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  the advisory agreement expires without renewal or is terminated, other than due to a termination because of a material breach by advisor, and at the time of or subsequent to such termination the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 9% cumulative, non-compounded, annual return on such capital contributions.

The conversion terms were not negotiated at arms length.

        Our advisor and Messrs. Behringer and Aisner, as affiliates of our advisor and of us, can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders' interests. There will be no distributions paid on shares of convertible stock. For a description of the convertible stock see "Description of Shares—Convertible Stock."

Certain Conflict Resolution Procedures

        In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with Behringer Advisors and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

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  We may not purchase or lease properties in which Behringer Advisors, any of our directors or any of their respective affiliates has an interest unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and the price to us is no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds the cost and the excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value. We will not sell or lease properties to Behringer Advisors, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us.

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  We will not make any loans to Behringer Advisors, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage, bridge or mezzanine loans involving Behringer Advisors, our directors or their respective affiliates if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, Behringer Advisors, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

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  Behringer Advisors and its affiliates is entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation that for any year in which we qualify as a REIT, Behringer Advisors must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeds the greater of: (1) 2% of our average invested assets for that fiscal year; or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

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  In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by Behringer Advisors, for both us and one or more other public or private entities affiliated with Behringer Advisors and its affiliates, and for which more than one of these entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. Our board of directors, including the independent directors, has a duty to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, Behringer Advisors, subject to approval by our board of directors, examines, among others, the following factors:

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  the anticipated cash flow of the property to be acquired and the cash requirements of each program;

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  the effect of the acquisition both on diversification of each program's investments by type of property, geographic area and on diversification of the tenants of its properties;

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  the policy of each program relating to leverage of properties;

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  the income tax effects of the purchase to each program;

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  the size of the investment; and

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  the amount of funds available to each program and the length of time the funds have been available for investment.

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  If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any the investment, in the opinion of our board of directors and Behringer Advisors, to be more appropriate for a program other than the program that committed to make the investment, Behringer Advisors may determine that another program affiliated with Behringer Advisors or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Behringer Advisors for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

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  We will not accept goods or services from Behringer Advisors or its affiliates or enter into any other transaction with Behringer Advisors or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND CRITERIA

General

        We acquire and operate institutional quality real estate and intend to continue investing in properties located in markets and submarkets with identified barriers to new development activity. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. All real properties are evaluated for quality of current income and the potential to increase future income and generate capital appreciation within a holding period consistent with our expected timing of a liquidity event. In addition, all directly owned real properties may be acquired, developed and operated by us alone or jointly with other parties. We also may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates), or in entities that make investments similar to the foregoing if Behringer Advisors deems these investments advantageous to us due to the state of the real estate market or nature of our investment portfolio at any time. We are likely to enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements to acquire, develop or improve properties with third parties or certain of our affiliates, including the real estate limited partnerships and REITs sponsored by affiliates of our advisor. We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements or other Behringer Harvard sponsored programs. Although our real property investments to date have been located in the United States, we may also invest in real estate assets located outside the United States. Our investment strategy is designed to provide investors with a geographically diversified portfolio of real estate assets. We refer to our investments collectively as our real estate assets. Our investment objectives are:

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  to preserve, protect and return your capital contributions;

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  to maximize cash distributions paid to you;

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  to realize capital gain on sale of our investments; and

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  to provide our investors with a liquidity event by 2017 by listing our shares on a national securities exchange, including them for quotation on the Nasdaq National Market System or selling our assets and distributing the proceeds to you.

        In addition, to the extent that our advisor determines that it is advantageous to make or invest in mortgage, bridge or mezzanine loans, we also may seek to obtain fixed income through the receipt of payments on mortgage, bridge or mezzanine loans. We cannot assure you that we will attain these objectives or that our capital will not decrease. Pursuant to our advisory agreement, our advisor is indemnified for claims relating to any failure to succeed in achieving these objectives, including for any reason and as identified in the description of risk of our business set forth herein. See "Risk Factors—Risks Related to an Investment in Behringer Harvard REIT I." We may not materially change our investment objectives, except upon approval of stockholders holding a majority of our shares. Our independent directors review these investment objectives at least annually to determine if our policies continue to be in the best interests of our stockholders.

        Decisions relating to the purchase or sale of our real estate assets are made by Behringer Advisors, as our advisor, subject to approval by our board of directors, including a majority of our independent directors. See "Management" for a description of the background and experience of the directors and executive officers.

Acquisition and Investment Policies

        Institutional properties generally have premier business addresses in especially desirable locations with limited potential for new development or other barriers to entry. These properties are generally of high quality construction, offer personalized tenant amenities and attract high quality tenants. We intend to hold our properties for a significant period of time, which we believe will enable us to capitalize on the potential for increased income and capital appreciation. Economic or market conditions may, however, result in different holding periods. We believe our focus on institutional quality properties enhances our ability to enter into joint ventures with institutional investors such as pension funds and will make it easier for us to achieve a liquidity event for our investors.

        Our investments to date have been limited to institutional quality office properties located throughout the United States. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction, to reduce overall portfolio risk or enhance overall portfolio returns. In certain cases, we may invest in commercial properties that are not of institutional quality where we believe the investment can produce above average returns for us based on repositioning the property or where we can take steps to increase its operating cash flow. In the case of real estate securities, we may invest in (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (2) debt securities such as commercial mortgages, mortgage loan participations, collateralized mortgage-backed securities and debt securities issued by other real estate companies, and (3) mezzanine loans, bridge loans and certain non-U.S. dollar denominated securities.

        Our advisor evaluates prospective investments in real estate securities based on factors such as:

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  fundamental securities analysis;

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  the quality and sustainability of underlying property cash flows owned by the entities issuing the securities;

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  a review of macro economic data and regional property level supply and demand dynamics;

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  our ability to earn current income and attractive risk-adjusted total returns from the investment;

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  the positioning of our entire real estate asset portfolio to achieve an optimal mix of real property and real estate related securities investments;

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  diversification benefits relative to the rest of our real estate related securities investments; and

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  any additional factors considered important to meeting our investment objectives.

        We will continue to seek to invest in real estate assets that satisfy our objective of providing cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will have the potential for both capital appreciation and the ability to provide cash distributions to stockholders. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of maximizing cash available to pay distributions, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

        Furthermore, although our sponsor generally seeks to reduce conflicts that may arise between its various programs by avoiding simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest.

        We will not invest more than 10% of the net offering proceeds available for investment in properties in unimproved or non-income producing properties or in mortgage, bridge or mezzanine loans secured by these properties. We will not consider a property to be non-income producing if it is expected to generate income within two years of acquiring the property. We typically make our real estate investments in fee title or a long-term leasehold estate through Behringer Harvard OP or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Behringer Advisors or other persons. See "The Operating Partnership Agreement" and "Joint Venture Investments" below. In addition, we may purchase a property and lease it back to the seller. We use our best efforts to structure any sale-leaseback transaction as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes. We cannot assure you that the Internal Revenue Service will not challenge this structure. If any sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to the property would be disallowed. See "Federal Income Tax Considerations—Sale-Leaseback Transactions."

        We intend that our investments will include properties located in central business districts of major metropolitan cities where barriers to entry are judged to be high and selected suburban markets with identified barriers to entry. We are not limited as to the geographic area where we may conduct our operations, and may expand our focus to include properties located outside the United States. See "Risk Factors—Risks Related to an Investment in Behringer Harvard REIT I—Your investment may be subject to additional risks if we make international investments." We are not limited in the number, size or geographical location of any real estate assets. The number and mix of assets we acquire depends, in part, upon real estate and market conditions and other circumstances existing at the time we acquire our assets and, in part, on the net proceeds raised in this offering.

        We believe that successful commercial real estate investment requires implementing strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. Our advisor has developed and uses proprietary modeling tools that it believes helps to identify favorable property acquisitions and enables it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools in concert with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

        In making investment decisions for us, Behringer Advisors considers relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, and its liquidity and income tax considerations. In this regard, Behringer Advisors has substantial discretion with respect to the selection of specific investments.

        Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

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  plans and specifications;

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  environmental reports;

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  surveys;

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  evidence of marketable title subject to such liens and encumbrances as are acceptable to Behringer Advisors;

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  audited financial statements covering recent operations of properties having operating histories; and

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  title and liability insurance policies.

        We will not purchase any property unless and until we obtain what is generally referred to as a "Phase I" environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

        We also may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

        In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on the property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

        In purchasing, leasing and developing properties, we are subject to risks generally incident to the ownership of real estate. See "Risk Factors—General Risks Related to Investments in Real Estate."

Development and Construction of Properties

        We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed. To help ensure performance by the builders of properties that are under construction, completion of these properties is generally guaranteed either by a completion bond or performance bond. Behringer Advisors may enter into contracts on our behalf with contractors or developers for construction services on terms and conditions approved by our board of directors. If we contract with our affiliate, Behringer Development, for these services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Behringer Advisors may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors—General Risks Related to Investments in Real Estate."

        Additionally, we may engage Behringer Development, an affiliate of our advisor, to act as a developer for all or some of the properties that we acquire for development or redevelopment. In those cases, we will pay a development fee to Behringer Development fees that are usual and customary for similar projects in the particular market.

        We or Behringer Development, on our behalf, may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use additional controls on disbursements to builders and developers as we deem necessary or prudent.

        We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire, including Behringer Development. These persons would be compensated directly by us or through an affiliate of our advisor.

Acquisition of Properties from Behringer Development

        We may acquire properties, directly or through joint ventures, tenant-in-common investments or other co-ownership arrangements, with unaffiliated third parties or with affiliated entities, including Behringer Development, a wholly-owned subsidiary of Behringer Harvard Partners, which is a wholly-owned subsidiary of Behringer Harvard Holdings, and BHD, LLC, which is a wholly-owned subsidiary of Behringer Harvard Holdings. Behringer Development was formed to acquire existing income-producing commercial real estate properties, and acquire land, develop commercial real properties, secure tenants for these properties and sell these properties upon completion to us or other Behringer Harvard sponsored programs. In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

  •
  acquire a parcel of land;

  •
  enter into contracts for the construction and development of a commercial building thereon;

  •
  enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

  •
  secure an earnest money deposit from us, which may be used for acquisition and development expenses;

  •
  secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

  •
  complete the development and allow the tenant or tenants to take possession of the property; and

  •
  provide for the acquisition of the property by us.

        We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing. Behringer Development will apply these funds to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.

        Generally, the purchase price that we pay for any real estate asset is based on the fair market value of the asset as determined by a majority of our directors. In the cases where a majority of our independent directors require, we obtain an appraisal of fair market value by an independent expert selected by our independent directors. In addition, in the case of properties we acquire from Behringer Development that have already been developed, Behringer Development is required to obtain an appraisal for the property from an independent expert selected by our independent directors. The purchase price we pay under the purchase contract may not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Behringer

Development that have not been constructed at the time of contracting, Behringer Development is required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. We will not acquire any property from Behringer Development unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Behringer Development or, if the price exceeds such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

        Our contract with Behringer Development requires it to deliver to us at closing title to the property, as well as an assignment of leases. Behringer Development holds the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of Behringer Advisors.

        We may enter into a contract to acquire property from Behringer Development even if we do not have sufficient proceeds at the time to enable us to pay the full amount of the purchase price at closing. We also may elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:

  •
  Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

  •
  one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

  •
  we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

        We may not enter into a contract to acquire property from Behringer Development if our advisor does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development. Because Behringer Development is an entity without substantial assets or operations, Behringer Development's obligation to refund our earnest money deposit is guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard sponsored programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure you that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In this case, we would be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Risk Factors—General Risks Related to Investments in Real Estate."

Terms of Leases and Tenant Creditworthiness

        The terms and conditions of leases that we enter into with our tenants may vary substantially from those we describe in this prospectus. We expect that a majority of our leases will be leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located. In the case of commercial office buildings, such leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under this type of lease, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

        We execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In most cases we use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services are compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

        We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We expect to fund tenant improvements from any working capital reserves established for the property. See "Risk Factors—General Risks Related to Investments in Real Estate."

Joint Venture Investments

        We are likely to enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with third parties as well as affiliated entities to acquire, develop or improve properties for the purpose of diversifying our portfolio of assets. We may enter into ventures with other Behringer Harvard sponsored programs such as Behringer Harvard Short-Term Fund I and Behringer Harvard Opportunity REIT I. We also may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Behringer Advisors evaluates the assets that the joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for selecting real estate investments.

        We will supplement this prospectus to disclose the terms of any proposed investment transaction at the time we believe a reasonable probability exists that we will enter into an agreement relating to the investment. We expect that in connection with the development of a property that is currently owned by a Behringer Harvard program, this would normally occur upon the signing of a purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in the purchase agreement, but may occur before or after this time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

        We intend to enter into joint ventures with other Behringer Harvard sponsored programs to acquire properties, but we may only do so provided that:

  •
  a majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers; and

  •
  we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

        In the event that the co-venturer elects to sell a real estate asset held in a joint venture, however, we may not have sufficient funds to exercise our right of first refusal. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each asset may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each asset. Entering into joint ventures with other Behringer Harvard sponsored programs will result in certain conflicts of interest. See "Risk Factors—Risks Related to Conflicts of Interest" and "Conflicts of Interest—Joint Ventures with Affiliates of Behringer Advisors."

        From time to time our advisor is presented with an opportunity to purchase all or a portion of a mixed-use property. We may work in concert with other Behringer Harvard sponsored programs to apportion the assets within the mixed-use property among us and the other Behringer Harvard sponsored programs in accordance with the investment objectives of the various programs. Thus, the mixed-use property would be owned by two or more Behringer Harvard sponsored programs or joint ventures comprised of Behringer Harvard sponsored programs. The negotiation of how to divide the property among the various Behringer Harvard sponsored programs will not be arms length and conflicts of interest may arise in the process. It is possible that in connection with the purchase of a mixed use property or in the course of negotiations with other Behringer Harvard sponsored programs to allocate portions of such mixed use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arms length transaction with an unaffiliated third-party.

Section 1031 Tenant-in-Common Transactions

        Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant-in-common interests through special purpose entities (each of which is referred to in this prospectus as a Behringer Harvard Exchange Entity) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. We refer to these transactions as Section 1031 TIC Transactions. Typically, in this type of transaction, a Behringer Harvard Exchange Entity (many times along with a Behringer Harvard fund such as us) will purchase a property directly from a seller. The Behringer Harvard Exchange Entity then will sell to the 1031 Participants its portion of the purchase as tenant-in-common interests in the property. The price paid by the 1031 Participants will be higher than that paid by the Behringer Harvard Exchange Entity or by us.

        We also may acquire interests in Section 1031 TIC Transactions, including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates. We believe that there are benefits to the publicly held Behringer Harvard sponsored programs in participating in the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliates. The Section 1031 TIC Transactions provide opportunities for us to become co-investors in properties at the sponsor's cost, in contrast to the higher prices paid to a Behringer Harvard Exchange Entity by third-party tenant-in-common participants for comparable tenant-in-common interests. Participation in these transactions may permit us to (1) invest proceeds of our offering earlier than we might otherwise be able to do if we were required to acquire the entire property, (2) obtain increased portfolio diversification by applying our capital in lesser amounts over a greater number of properties, (3) acquire interests in properties that we would be unable to acquire using only our own capital resources, and (4) have opportunities to increase our interests in the related properties pursuant to certain purchase options granted to us as a result of our affiliation with the sponsor of the Section 1031 TIC Transaction.

        Properties acquired by a Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions generally are financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired, a Behringer Harvard Exchange Entity obtains a short-term loan from an institutional lender for each property. Following its acquisition of a property, the Behringer Harvard Exchange Entity seeks to sell co-tenancy interests to 1031 Participants, the proceeds of which are used to repay the short-term loan. At the closing of each property acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement, providing that (x) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity's cost, any co-tenancy interests remaining unsold; (y) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold or otherwise associated with such transaction; or (z) we will provide security for the guarantee of the loans. See "Risk Factors—Risks Associated with Section 1031 Tenant-in-Common Transactions." In connection with the transactions, we also may enter into one or more contractual arrangements obligating us to purchase co-tenancy interests in a particular property directly from the 1031 Participants. The Behringer Harvard Exchange Entity will pay us a fee in consideration for our agreeing to do (y) or (z) above. Generally, the amount of the fee will be equal to 1% of the amount of the obligation to which we are exposed or the amount of the short-term loan obtained by the Behringer Harvard Exchange Entity. See "Risk Factors—Federal Income Tax Risks."

        Our board of directors, including a majority of our independent directors, must approve each property or tenant-in-common interest acquired by us pursuant to any Section 1031 TIC Transaction. Accordingly, we only participate in a Section 1031 TIC Transaction where the property purchased meets our investment objectives. We do not execute any agreement providing for the potential purchase of any unsold co-tenancy interests from a Behringer Harvard Exchange Entity or any co-tenancy interests directly from the 1031 Participants until a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the co-tenancy interests to the Behringer Harvard Exchange Entity. If the price to us would be in excess of the cost, our directors must find substantial justification for the excess and that the excess is reasonable. In addition, under any such program, we will require that a fair market value appraisal for each property be obtained from an independent expert selected by our independent directors and in no event would we purchase co-tenancy interests at a price that exceeds the current appraised value of the property interests.

        All purchasers of co-tenancy interests, including us, execute a tenant-in-common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by HPT Management or its subsidiaries. The tenant-in-common agreement generally provides that all significant decisions, such as the sale, exchange, lease, re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline and our right to purchase the interests of owners who fail to consent with the majority. The tenant-in-common agreement also provides a first purchase right to us and options for us to purchase the interests of the other owners at any time within the last year of any mortgage loan on the related property or after we announce our intention to seek a liquidity event for our stockholders. The tenant-in-common agreement would provide for the payment of property management fees to HPT Management of up to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Accordingly, in the event that we purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests. See "Risk Factors—Risks Associated with Section 1031 Tenant-in-Common Transactions."

        We also may directly sell tenant-in-common interests in our properties to 1031 Participants who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. We will sell a property via a Section 1031 TIC Transaction only in the event that our board of directors determines that such a transaction will be more advantageous to us than an outright sale of the property for cash. Any sale of one or more properties via a Section 1031 TIC Transaction may expose us to significant tax and securities disclosure risks. See "Risk Factors—Risks Associated with Section 1031 Tenant-in-Common Transactions."

Making Loans and Investments in Mortgages

        We may, from time to time, make mortgage, bridge or mezzanine loans, short-term loans in connection with Section 1031 TIC Transactions, and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property. Although we do not have a formal policy, our criteria for investing in loans will be substantially the same as those involved in our investment in properties. We may invest in mortgage, bridge or mezzanine loans (including but not limited to investments in first, second and third mortgage, bridge or mezzanine loans, wraparound mortgage, bridge or mezzanine loans, construction mortgage, bridge or mezzanine loans on real property, and loans on leasehold interest mortgages). We also may invest in participations in mortgage, bridge or mezzanine loans. Further, we may invest in unsecured loans or loans secured by assets other than real estate. We currently do not expect to make significant investments in loans, although we are not limited as to the amount of gross offering proceeds that we may apply to our loan investments.

        We do not make unsecured loans or loans not secured by mortgages unless the loans are approved by a majority of our independent directors. We do not make or invest in mortgage, bridge or mezzanine loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage, bridge or mezzanine loans insured or guaranteed by a government or government agency. We maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at the stockholder's expense. In addition to the appraisal, we also seek to obtain a customary lender's title insurance policy or commitment as to the priority of the mortgage or condition of the title.

        We do not make or invest in mortgage, bridge or mezzanine loans on any one property if the aggregate amount all mortgage, bridge or mezzanine loans outstanding on the property, including our borrowings, exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find substantial justification in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. We may find substantial justification in connection with the purchase of mortgage, bridge or mezzanine loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

        Subject to the limitations contained in our charter, we may invest in first, second and third mortgage, bridge or mezzanine loans, wraparound mortgage, bridge or mezzanine loans, construction mortgage, bridge or mezzanine loans on real property, and loans on leasehold interest mortgages. We also may invest in participations in mortgage, bridge or mezzanine loans. Second and wraparound mortgage, bridge or mezzanine loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage, bridge or mezzanine loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage, bridge or mezzanine loans. Third mortgage, bridge or mezzanine loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgage property is being developed, the amount of the construction loan generally will not exceed 75% of the post-development appraised value. Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require personal guaranties of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

        In evaluating prospective loan investments, our advisor considers factors such as the following:

  •
  the ratio of the amount of the investment to the value of the property by which it is secured;

  •
  in the case of loans secured by real property or loans otherwise dependent on real property for payment:

  •
  the property's potential for capital appreciation;

  •
  expected levels of rental and occupancy rates;

  •
  current and projected cash flow of the property;

  •
  potential for rental increases;

  •
  the degree of liquidity of the investment;

  •
  geographic location of the property;

  •
  the condition and use of the property;

  •
  the property's income-producing capacity;

  •
  the quality, experience and creditworthiness of the borrower;

  •
  general economic conditions in the area where the property is located or that otherwise affect the borrower; and

  •
  any other factors that the advisor believes are relevant.

        We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor evaluates all potential loan investments to determine if the term of the loan, the security for the loan and the loan to value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor inspects the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage, bridge or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. Most loans that we consider for investment will provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we consider will provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

        We do not have any policies directing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wraparound mortgage, bridge or mezzanine loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and expect to seek to minimize the amount of these types of loans in our portfolio, to the extent that that we make or invest in mortgage, bridge or mezzanine loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single mortgage loan or the amount we may invest in mortgage, bridge or mezzanine loans to any one borrower. Pursuant to our advisory agreement, our advisor will be responsible for servicing and administering any mortgage, bridge or mezzanine loans in which we invest.

        Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions (including those of foreign jurisdictions) imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Borrowing Policies

        While we strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. See "Description of Real Estate Investments—Real Estate Loans" for a description of our existing borrowings and the outstanding loan balances. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage, bridge or mezzanine loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

        There is no limit on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness may not exceed 300% of our net assets as of the date of any borrowing. We may borrow monies in excess of the limit if approved by a majority of our independent directors, in which case we will disclose the excess borrowing to our stockholders in our next quarterly report, including the justification for borrowing over the limit.

        We target to borrow up to 55% of the aggregate value of our assets. Our board of directors has adopted a policy that we will generally limit our aggregate borrowings to approximately 55% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual properties and will only apply once we have invested most of our capital. As a result, we may, and likely will, borrow more than 55% of the purchase price of any property we acquire. Our board of directors must review our aggregate borrowings at least quarterly. As of December 31, 2005, we had an aggregate debt leverage ratio of 39% of the aggregate value of our assets based on the contract purchase prices.

        By operating on a leveraged basis, we expect that we will have more funds available for investment in properties and other investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See "Risk Factors—General Risks Related to Investments in Real Estate." To the extent that we do not obtain mortgage, bridge or mezzanine loans on our properties, our ability to acquire additional properties will be restricted. Behringer Advisors will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

        Behringer Advisors will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

        We may not borrow money from any of our directors or from Behringer Advisors and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

        For services in connection with the origination, refinancing or assumption of any debt financing obtained by or for us, we pay our advisor a debt financing fee equal to 1% of the amount available under such financing. Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. In the event our advisor subcontracts with a third-party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third-party through the debt financing fee.

Other Investments

        We also may invest in limited partnership and other ownership interests in entities that own real property. We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly. We also may acquire less than all of the ownership interests of such entities if we determine that an investment in such interests is consistent with our investment objectives and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.

Disposition Policies

        We intend to hold each property that we acquire for an extended period. However, circumstances may arise that could require the early sale of some properties. A property may be sold before the end of the expected holding period if, in the judgment of Behringer Advisors, the value of the property might decline substantially, an opportunity has arisen to improve other properties, we can increase cash flow through the disposition of the property, or the sale of the property is in our best interests.

        The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. See "Federal Income Tax Considerations—Failure to Qualify as a REIT." The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

        If our shares are not listed for trading on a national securities exchange or included for quotation on the Nasdaq National Market System by 2017, unless the date is extended by the majority vote of both our board of directors and our independent directors, our charter requires us to begin the sale of all of our assets and distribution to our stockholders of the net sale proceeds resulting from our liquidation. If at any time after 2017 we are not in the process of either (1) listing our shares for trading on a national securities exchange or including the shares for quotation on the Nasdaq National Market System or (2) liquidating our assets, investors holding a majority of our shares may vote to liquidate us in response to a formal proxy to liquidate. Depending upon then prevailing market conditions, we intend to consider the process of listing or liquidation prior to 2013. In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets. We will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

        Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended pursuant to the affirmative vote of the holders of a majority of our shares. Unless the charter is amended, we will not:

  •
  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

  •
  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

  •
  make or invest in mortgage, bridge or mezzanine loans unless an appraisal is obtained concerning the underlying property, except for those mortgage, bridge or mezzanine loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or Behringer Advisors or its affiliates, these appraisals must be obtained from an independent appraiser and maintained in our records for at least five years and open for inspection and duplication by our stockholders. We also will obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

  •
  make or invest in mortgage, bridge or mezzanine loans that are subordinate to any mortgage or equity interest of any of our directors, Behringer Advisors or its affiliates;

  •
  make or invest in mortgage, bridge or mezzanine loans, including construction loans, on any one property if the aggregate amount of all mortgage, bridge or mezzanine loans on the property, including loans to us, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists for exceeding the limit as determined by our board of directors, including a majority of our independent directors;

  •
  make investments in unimproved property or indebtedness secured by a deed of trust or mortgage, bridge or mezzanine loans on unimproved property in excess of 10% of our total assets;

  •
  issue equity securities on a deferred payment basis or other similar arrangement;

  •
  issue debt securities in the absence of adequate cash flow to cover debt service;

  •
  issue securities which are redeemable solely at the option of the holder (except for shares offered by stockholders to us pursuant to our share repurchase plan);

  •
  grant warrants or options to purchase shares to officers or affiliated directors or to Behringer Advisors or its affiliates except on the same terms as the options or warrants are sold to the public and; provided further that the amount of the options or warrants may not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

  •
  make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT; or

  •
  operate in such a manner as to be classified as an "investment company" under the Investment Company Act.

Change in Investment Objectives and Limitations

        Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

SELECTED FINANCIAL DATA

        At December 31, 2005, we wholly owned 14 properties and owned tenant-in-common interests in seven additional properties. At December 31, 2004, we wholly owned one property and owned tenant-in-common interests in six additional properties. At December 31, 2003, we owned a tenant-in-common interest in one property and we owned no properties during the period from inception (June 28, 2002) through December 31, 2002. Accordingly, the selected financial data for each fiscal year presented below reflects significant increases in all categories. The following data should be read in conjunction with our consolidated financial statements and the notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus. The selected financial data presented below has been derived from our consolidated financial statements (in thousands, except per share amounts).

	As of December 31, 2005	As of December 31, 2004	As of December 31, 2003	As of December 31, 2002
Total assets	$900,582	$198,888	$11,685	$197

Long-term debt obligations	$353,555	$82,354	$4,333	—
Other liabilities	26,224	6,613	281	—
Minority interest(1)	3,375	—	—	—
Stockholders' equity	517,428	109,921	7,071	$197

Total liabilities and stockholders' equity	$900,582	$198,888	$11,685	$197

	Year ended December 31, 2005	Year ended December 31, 2004	Year ended December 31, 2003	From inception (June 28, 2002) through December 31, 2002
Rental revenues(2)	$31,057	$130	—	—
Property operating expense and real estate taxes(2)	10,301	22	—	—
Depreciation and amortization(2)	15,033	—	—	—
Interest expense(3)	13,137	1,690	$61	—
Rate lock extension expense/(recoveries)	(525)	525	—	—
Property and asset management fees(4)	3,359	295	10	—
Organization expenses	—	218	17	—
General and administrative	1,254	712	223	$4

Total expenses	42,559	3,462	311	4
Interest income	2,665	390	4	1
Equity in investments of tenant-in-common interests(5)	3,115	1,403	18	—

Net loss	$(5,722)	$(1,539)	$(289)	$(3)

Basic and diluted loss per share(6)	$(0.15)	$(0.26)	$(1.84)	$(0.12)
Distributions declared per share(6)	$0.67	$0.64	$0.58	—

(1)
Minority interest consists of 432,586 units of limited partnership interests in Behringer Harvard OP.

(2)
Rental revenues, property operating expense, real estate taxes, depreciation and amortization are from our wholly-owned properties.

(3)
Interest expense includes our proportionate share of mortgage interest expense and deferred financing fees from our tenant-in-common interest investments and from our wholly-owned properties that have mortgages secured by the properties.

(4)
Property and asset management fees include our proportionate share of these fees from our tenant-in-common interest investments and from our wholly-owned properties.

(5)
Our equity in investments of tenant-in-common interests is our proportionate share of revenues and expenses from our tenant-in-common interest investments.

(6)
Basic and diluted loss per share and distributions declared per share for each period presented reflects the effect of the 10% stock dividend issued October 1, 2005.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

        The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements and the notes thereto.

Critical Accounting Policies and Estimates

        Management's discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates, including investment impairment. These estimates are based on management's historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

  Investments in Tenant-in-Common Interests

        As of December 31, 2005, the "Investments in tenant-in-common interests" on our balance sheet consists of our undivided tenant-in-common interests in various office buildings. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in Financial Accounting Standards Board Interpretation ("FIN") No. 46R and do not meet the voting interest requirements required for consolidation under the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 78-9 "Accounting for Investments in Real Estate Ventures," as amended by Emerging Issues Task Force ("EITF") 04-5 "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights."

        We account for these investments using the equity method of accounting in accordance with SOP 78-9. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received.

  Investment Impairments

        For real estate we wholly own, we monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, tenant-in-common interest or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. No impairment charges have been taken in 2005, 2004 or 2003.

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions is based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases and in-place tenant improvements to expense over the initial term of the respective leases. The value of tenant relationship intangibles are amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Overview

        We were incorporated in June 2002 as a Maryland corporation and have elected to be taxed, and currently qualify, as a real estate investment trust, or REIT, for federal income tax purposes. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing.

        In the year ended December 31, 2005, we purchased 13 real estate properties and a tenant-in-common interest in one other property. As of December 31, 2005, we owned, through 100% ownership or tenant-in-common interests, a portfolio of 21 properties located in California, Colorado, Georgia, Maryland, Minnesota, Missouri, Oregon, Tennessee, Texas, and Washington, D.C.

        On February 11, 2005, this offering of common stock was declared effective for up to 80,000,000 shares of common stock at $10.00 per share and the issuance of up to 16,000,000 shares of common stock at $9.50 per share that may be distributed pursuant to our distribution reinvestment program.

Results of Operations

        At December 31, 2005, we wholly owned 14 properties and had tenant-in-common interests in seven additional properties. At December 31, 2004, we wholly owned one property and owned tenant-in-common interests in six additional properties. At December 31, 2003, we owned a tenant-in-common interest in one property. Accordingly, our results of operations for each fiscal year presented reflect significant increases in all categories. We revised the presentation of our 2004 Consolidated Statements of Operations to remove the operating loss subtotal and the other income caption to conform to current presentation. See Note 17—"Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003" in the Notes to the Consolidated Financial Statements.

Fiscal year ended December 31, 2005 as compared to fiscal year ended December 31, 2004

        Revenue.    Rental revenue was from our wholly-owned properties and was approximately $31.1 million as compared to approximately $130,000 for the year ended December 31, 2004. The increase in rental revenue is primarily due to our purchase of thirteen wholly-owned real estate properties during 2005. Management expects increases in rental revenue in the future as we purchase additional real estate properties. Under the accounting policies described above, rents from properties in which we own a tenant-in-common interest are not recorded as revenue to us.

        Property Operating Expense.    Property operating expense for the year ended December 31, 2005 was approximately $6.5 million as compared to approximately $2,000 for the year ended December 31, 2004 and was comprised of property operating expense from our wholly-owned properties. The increase in property operating expense is primarily due to our purchase of thirteen wholly-owned real estate properties during 2005. Management expects increases in property operating expense in the future as we purchase additional real estate properties. Under the accounting policies described above, property operating expense of properties in which we own a tenant-in-common interest are not recorded as property operating expense to us.

        Interest Expense.    Interest expense for the year ended December 31, 2005 was approximately $13.1 million and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our real estate and tenant-in-common interest investments. During the year ended December 31, 2004, interest expense was approximately $1.7 million and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our tenant-in-common interest investments. Management expects increases in interest expense in the future as we purchase and invest in additional real estate properties.

        Rate Lock Extension Expense (Recoveries).    Rate lock extension recoveries for the year ended December 31, 2005 were $525,000 and represented the refund of interest rate lock extension fees from 2004. Rate lock extension expense for the year ended December 31, 2004 was $525,000. Although we may continue to enter into additional interest rate lock agreements, we do not expect to incur rate lock extension fee expense in the future.

        Real Estate Taxes.    Real estate taxes for the year ended December 31, 2005 were approximately $3.8 million as compared to approximately $20,000 for the year ended December 31, 2004 and were comprised of real estate taxes from each of our wholly-owned properties. The increase in real estate taxes is primarily due to our purchase of thirteen wholly-owned real estate properties during 2005. Management expects increases in real estate taxes in the future as we purchase additional real estate properties. Under the accounting policies described above, real estate taxes of properties in which we own a tenant-in-common interest are not recorded as real estate taxes to us.

        Property Management Fees.    Property management fees for the year ended December 31, 2005 were approximately $1.5 million as compared to approximately $205,000 for the year ended December 31, 2004, and were comprised of property management fees related to our wholly-owned real estate property and tenant-in-common interest investments. Management expects increases in property management fees in the future as we invest in additional real estate properties.

        Asset Management Fees.    Asset management fees for the year ended December 31, 2005 were approximately $1.9 million as compared to approximately $90,000 for the year ended December 31, 2004 and were comprised of asset management fees associated with our wholly-owned properties and tenant-in-common interest investments. Management expects increases in asset management fees in the future as we invest in additional real estate properties.

        Organization Expenses.    There were no organization expenses for the year ended December 31, 2005. During the year ended December 31, 2004, organization expenses were approximately $218,000 and were comprised of reimbursements to our advisor related to organizational costs our advisor paid on our behalf. As of December 31, 2004, all organization expenses incurred by our advisor had been reimbursed by us. Therefore, management does not expect for this expense to recur in the future.

        General and Administrative Expense.    General and administrative expense for the year ended December 31, 2005 was approximately $1.3 million as compared to approximately $712,000 for the year ended December 31, 2004 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, auditing fees, legal fees and other administrative expenses. The increased amount in 2005 was due to more corporate activity in this fiscal year.

        Depreciation and Amortization Expense.    Depreciation and amortization expense for the year ended December 31, 2005 was approximately $15 million and was comprised of depreciation and amortization expense from each of our wholly-owned properties. During the year ended December 31, 2004, we did not have any depreciation and amortization expense as we did not directly-own any real estate properties until December 16, 2004. Management expects increases in depreciation and amortization expense in the future as we purchase additional real estate properties. Under the accounting policies described above, depreciation and amortization expense of properties in which we own a tenant-in-common interest are not recorded as depreciation and amortization expense to us.

        Interest Income.    Interest income for the year ended December 31, 2005 was approximately $2.7 million and was comprised of interest income associated with funds on deposits with banks. During the year ended December 31, 2004, we earned approximately $390,000 in interest income, a significantly lower amount than in 2005 due to the lower cash balances on deposit with banks.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in tenant-in-common interests for the year ended December 31, 2005 was approximately $3.1 million and was comprised of our share of equity in the earnings of our seven tenant-in-common interest investments. During the year ended December 31, 2004, we owned six tenant-in-common interest investments, resulting in equity in earnings of investments in tenant-in-common interests of approximately $1.4 million.

Fiscal year ended December 31, 2004 as compared to fiscal year ended December 31, 2003

        Revenue.    Rental revenue for the year ended December 31, 2004 of approximately $130,000 was from the Cyprus Building, a wholly-owned property that we acquired on December 16, 2004. During the year ended December 31, 2003, we did not have any rental revenue. Under the accounting policies described above, rents from properties in which we own a tenant-in-common interest are not recorded as revenue to us.

        Operating Expense.    Property operating expenses for the year ended December 31, 2004 were approximately $2,000 and were comprised of operating expenses from the Cyprus Building, a wholly-owned property that we acquired on December 16, 2004. During the year ended December 31, 2003, we did not have any property operating expenses. Under the accounting policies described above, operating expenses of properties in which we own a tenant-in-common interest are not recorded as operating expenses to us.

        Interest Expense.    Interest expense for the year ended December 31, 2004 was approximately $1.7 million and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with all six of our tenant-in-common interest investments. During the year ended December 31, 2003, interest expense was approximately $61,000 and was comprised of interest expense and amortization of deferred financing fees related to our mortgage associated with our tenant-in-common interest in the Minnesota Center.

        Rate Lock Extension Expense (Recoveries).    Rate lock extension expense for the year ended December 31, 2004 was $525,000 and represented fees related to interest rate lock deposits on future borrowings for future acquisitions. There was no rate lock extension expense for the year ended December 31, 2003.

        Property Management Fees.    Property management fees for the year ended December 31, 2004 were approximately $205,000 and were comprised of property management fees associated with the Cyprus Building and all six of our tenant-in-common interest investments. During the year ended December 31, 2003, property management fees were approximately $7,000 and were comprised of property management fees related to our tenant-in-common interest in the Minnesota Center.

        Asset Management Fees.    Asset management fees for the year ended December 31, 2004 were approximately $90,000 and were comprised of asset management fees associated with the Cyprus Building and all six of our tenant-in-common interest investments. During the year ended December 31, 2003, asset management fees were approximately $3,000 and were comprised of asset management fees related to our tenant-in-common interest in the Minnesota Center.

        Organization Expense.    Organization expense for the year ended December 31, 2004 was approximately $218,000 and was comprised of reimbursements to our advisor in fiscal year 2004 related to organizational costs our advisor paid on our behalf. This represents a portion of the 2.5% of gross offering proceeds paid to our advisor for reimbursement of organization and offering expenses incurred in connection with the Initial Offering. During the year ended December 31, 2003, organization expense was approximately $17,000. As of December 31, 2004, all organization expenses incurred by our advisor had been reimbursed by us.

        General & Administrative Expense.    General and administrative expense for the year ended December 31, 2004 was approximately $712,000 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, transfer agent fees, auditing fees, legal fees and other administrative expenses. During the year ended December 31, 2003, these expenses totaled approximately $223,000. The lower amount in 2003 was due to less corporate activity in that fiscal year.

        Interest Income.    Interest income for the year ended December 31, 2004 was approximately $390,000 and was comprised of interest income associated with funds on deposit with banks. As we admit new stockholders, subscription proceeds are released to us and may be utilized as consideration for investments in real properties and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments and earn interest income. During the year ended December 31, 2003, we earned approximately $4,000 in interest income, a significantly lower amount than in 2004 due to the lower cash balances on deposit with banks.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in tenant-in-common interests for the year ended December 31, 2004 were approximately $1.4 million and were comprised of our share of equity in the earnings of all six of our tenant-in-common interests. During the year ended December 31, 2003, we owned only one tenant-in-common interest in the Minnesota Center, resulting in equity in earnings of investments in tenant-in-common interests of approximately $18,000.

Cash Flow Analysis

Fiscal year ended December 31, 2005 as compared to fiscal year ended December 31, 2004

        At December 31, 2005, we wholly owned 14 properties and had tenant-in-common interests in seven properties. At December 31, 2004, we wholly owned one property and had tenant-in-common interest in six properties. As a result, our cash flows for the year ended December 31, 2005 are not comparable to the cash flows for the year ended December 31, 2004. Certain cash flow items for fiscal year 2004 have been revised to conform to the current presentation. See Note 17—"Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003" in the Notes to the Consolidated Financial Statements.

        Cash flows provided by operating activities for the year ended December 31, 2005 were approximately $9.0 million and were primarily comprised of the net loss of approximately $5.7 million adjusted for depreciation and amortization of approximately $14.9 million. During the year ended December 31, 2004, cash flows used in operating activities were approximately $332,000. The lesser amount in 2004 is primarily due to fewer real estate investments and less corporate activity in that fiscal year.

        Cash flows used in investing activities for the year ended December 31, 2005 were approximately $588.6 million and were primarily comprised of purchases of real estate totaling approximately $564.0 million. During the year ended December 31, 2004, cash flows used in investing activities were approximately $158.4 million and were comprised primarily of the purchase of tenant-in-common interest investments.

        Cash flows provided by financing activities for the year ended December 31, 2005 were approximately $682.3 million and were comprised primarily of funds received from the issuance of stock, net of redemptions and offering costs of approximately $427.7 million and proceeds from mortgages payable, net of mortgage payments of approximately $271.2 million. During the year ended December 31, 2004, cash flows provided by financing activities were approximately $179.6 million and were comprised primarily of funds received from the issuance of stock and proceeds from mortgages payable.

Fiscal year ended December 31, 2004 as compared to fiscal year ended December 31, 2003

        At December 31, 2004, we wholly owned one property and had tenant-in-common interests in six properties. At December 31, 2003, we had a tenant-in-common interest in only one property. As a result, our cash flows for the year ended December 31, 2004 are not comparable to the cash flows for the year ended December 31, 2003. Certain cash flow items for fiscal year 2003 and 2004 have been revised to conform to the current presentation. See Note 17—"Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003" in the Notes to the Consolidated Financial Statements.

        Cash flows used in operating activities for the year ended December 31, 2004 were approximately $332,000 and primarily comprised of the net loss of approximately $1.5 million partially offset by changes in working capital accounts of approximately $1.2 million. During the year ended December 31, 2003, cash flows used in operating activities were approximately $212,000. The lesser amount in 2003 is primarily due to fewer real estate investments and less corporate activity in that fiscal year.

        Cash flows used in investing activities for the year ended December 31, 2004 were approximately $158.4 million and were comprised of purchases of tenant-in-common interests in five properties totaling approximately $129 million, purchase of the Cyprus Building for approximately $20.6 million and deposits totaling approximately $7.9 made in connection with the acquisition of a tenant-in-common interest in an office building located in Atlanta, Georgia that closed on January 6, 2005, the acquisition of an office building in Denver, Colorado that closed on February 24, 2005 and rate lock deposits on future borrowings for future acquisitions. During the year ended December 31, 2003, cash flows from investing activities were approximately $6.4 million and were comprised primarily of the purchase of a tenant-in-common interest in the Minnesota Center.

        Cash flows from financing activities for the year ended December 31, 2004 were approximately $179.6 million and were comprised primarily of funds received from the issuance of stock, net of offering costs of approximately $106.9 million and proceeds from mortgage notes, net of mortgage payments of approximately $78 million. During the year ended December 31, 2003, cash flows from financing activities were approximately $11.5 million and were comprised primarily of funds received from the issuance of stock and proceeds from the mortgage note associated with our tenant-in-common interest in the Minnesota Center.

Liquidity and Capital Resources

        Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property acquisitions and mortgage loan investments are expected to be met from operations, and cash needs for property acquisitions are expected to be met from the net proceeds of this offering and other offerings of our securities as well as mortgages secured by our properties. However, there may be a delay between the sale of our shares and our purchase of properties or mortgage loan investments and receipt of income from such purchase, which could result in a delay in the benefits to our stockholders of returns generated from our operations. We expect that at least 88% of the money that stockholders invest in this offering will be used to make real estate investments and approximately 2.6% of the gross proceeds of this offering will be used for payment of fees and expenses related to the selection and acquisition of the investments. The remaining 9.4% will be used to pay selling commissions, dealer manager fees and organization and offering expenses. Our advisor evaluates potential property acquisitions and mortgage loan investments and engages in negotiations with sellers and borrowers on our behalf. After a contract for the purchase of a property is executed, the property will not be purchased until the substantial completion of due diligence. During this period, we may decide to temporarily invest any unused proceeds from this offering in investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

        The amount of distributions to be distributed to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Code. Until proceeds from our offerings are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of such offerings or from borrowings in anticipation of future cash flow. Of the amounts distributed by us in 2005, 72% represented a return of capital and 28% were distributions from the taxable earnings of real estate operations. In 2005, we made cash distributions aggregating $22.4 million to our stockholders. Of this amount, approximately 28%, or $6.3 million, was paid using cash generated from our operations. The remaining portion was paid from sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets.

        We used borrowings of approximately $35.4 million (the "Ashford Loan") under a loan agreement with Bear Stearns Commercial Mortgage, Inc. (the "Ashford Loan Agreement") to pay a portion of our purchase of the Ashford Perimeter. The interest rate under the loan is fixed at 5.02% per annum until January 31, 2006, and 5.3% per annum, thereafter. The Ashford Perimeter is held as collateral for the Ashford Loan. The Ashford Loan Agreement allows for prepayment of the entire outstanding principal with no prepayment fee during the last six months prior to maturity. Monthly payments of interest are required through February 2007, with monthly interest and principal payments required beginning March 1, 2007 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Ashford Loan Agreement has a seven-year term. As of December 31, 2005, our outstanding principal balance under the Ashford Loan was approximately $35.4 million and we were in compliance with the debt covenants.

        We used borrowings of approximately $9.6 million (the "Alamo Loan") under a loan agreement (the "Alamo Loan Agreement") with Citigroup Global Markets Realty Corporation to pay a portion of our undivided 30.583629% tenant-in-common interest in the Alamo Plaza. The remaining tenant-in-common interests in the Alamo Plaza were acquired by various investors who purchased their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the Alamo Loan Agreement. The total borrowings of all tenant-in-common interest holders under the Alamo Property Loan Agreement were $31.5 million. The interest rate under the Alamo Loan Agreement is fixed at 5.395% per annum. The Alamo Plaza is held as collateral for the Alamo Loan. Certain obligations under the Alamo Loan are guaranteed by Mr. Behringer and Behringer Harvard Holdings. The Alamo Loan Agreement provides for certain lockbox arrangements if our debt coverage ratio is less than 1.10 and allows for prepayment of the entire outstanding principal with no prepayment fee during the last six months prior to maturity. The Alamo Loan Agreement has a ten-year term. As of December 31, 2005, our outstanding principal balance under the Alamo Loan was approximately $9.6 million and we were in compliance with the debt covenants.

        We used borrowings of approximately $20 million (the "Utah Avenue Loan") under a loan agreement (the "Utah Avenue Loan Agreement") with Greenwich Capital Financial Products, Inc. to pay a portion of our purchase price of the Utah Avenue Building. The interest rate under the Utah

Avenue Loan is fixed at 5.54% per annum. Monthly payments of interest only are required, with monthly interest and principal payments required beginning June 6, 2010 and continuing to the maturity date. The Utah Avenue Building is held as collateral for the Utah Avenue Loan. The Utah Avenue Loan Agreement provides for certain lockbox arrangements if our debt coverage ratio is less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The Utah Avenue Loan Agreement has a ten-year term. As of December 31, 2005, our outstanding principal balance under the Utah Avenue Loan was approximately $20 million and we were in compliance with the debt covenants.

        We used borrowings of approximately $12.6 million (the "Downtown Plaza Loan") under a loan agreement (the "Downtown Plaza Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our purchase price of Downtown Plaza. The interest rate under the Downtown Plaza Loan is fixed at 5.367% per annum. Monthly payments of interest only are required, with monthly interest and principal payments required beginning July 2010 and continuing to the maturity date. Downtown Plaza is held as collateral for the Downtown Plaza Loan. The Downtown Plaza Loan Agreement allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Downtown Plaza Loan Agreement has a ten-year term. As of December 31, 2005, our outstanding principal balance under the Downtown Plaza Loan was approximately $12.6 million and we were in compliance with the debt covenants.

        We used borrowings of approximately $58.3 million (the "Lawson Commons Loan") under a loan agreement (the "Lawson Commons Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. Lawson Commons is held as collateral for the Lawson Commons Loan Agreement. The interest rate under the loan is fixed at 5.528% per annum. Monthly payments of interest are required through August 2010, with monthly payments of approximately $332,000 required beginning September 2010 and continuing to the maturity date. The Lawson Commons Loan Agreement allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Lawson Commons Loan Agreement has a ten-year term. As of December 31, 2005, our outstanding principal balance under the Lawson Commons Loan was approximately $58.3 million and we were in compliance with the debt covenants.

        We used borrowings of approximately $70.8 million (the "Western Office Portfolio Loan") under a loan agreement (the "Western Office Portfolio Loan Agreement") with JPMorgan Chase Bank, N.A. to pay a portion of our purchase price of Western Office Portfolio. The interest rate under the Western Office Loan is fixed at 5.0765% per annum, requires monthly payments of interest only through August 2010, with monthly payments of approximately $383,000 required beginning September 2010 and continuing to August 1, 2015, the maturity date. Each of the buildings in the Western Office Portfolio (Waterview, Southwest Center, Gateway 23, Gateway 22 and Gateway 12) are held as collateral for the Western Office Portfolio Loan. The Western Office Portfolio Loan Agreement requires a minimum debt coverage ratio of not less than 1.25 and allows prepayment, in whole or in part from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Western Office Portfolio Loan Agreement has a ten-year term. As of December 31, 2005, our outstanding principal balance under the Western Office Portfolio Loan was approximately $70.8 million and we were in compliance with the debt covenants.

        We used borrowings of approximately $22 million (the "Buena Vista Loan") under a loan agreement (the "Buena Vista Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our purchase price of Buena Vista Plaza. The interest rate under the Buena Vista Loan is fixed at 5.324% per annum and requires monthly payments of interest only through August 2010, with monthly payments of $122,495 required beginning September 2010 and continuing to August 1, 2015, the maturity date. Buena Vista Plaza is held as collateral for the Buena Vista Loan. The Buena Vista

Loan Agreement allows prepayment, in whole or in part from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Buena Vista Loan Agreement has a ten-year term. As of December 31, 2005, our outstanding principal balance under the Buena Vista Loan was approximately $22 million and we were in compliance with the debt covenants.

        We used borrowings of approximately $43 million (the "One Financial Loan") under a loan agreement (the "One Financial Loan Agreement") with Citigroup Global Markets Realty Corp. to pay a portion of our purchase price of One Financial Plaza. The interest rate under the One Financial Loan is fixed at 5.141% per annum and requires monthly payments of interest only through August 2010, with monthly payments of approximately $235,000 required beginning September 2010 and continuing to August 11, 2015, the maturity date. One Financial Plaza is held as collateral for the One Financial Loan. The One Financial Loan Agreement requires provides for certain lockbox arrangements if our debt coverage ratio is less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The One Financial Loan Agreement has a ten-year term. As of December 31, 2005, our outstanding principal balance under the One Financial Loan was approximately $43 million and we were in compliance with the debt covenants.

        We expect to meet our future short-term operating liquidity requirements through net cash provided by our current property operations and the operations of properties to be acquired in the future. Management also expects that our properties will generate sufficient cash flow to cover operating expenses plus pay a monthly distribution. Currently, distributions are paid using cash provided by operations and sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets. Of the distributions declared in 2005, 72% represented a return of capital and 28% were distributions from the taxable earnings of real estate operations. In 2005, we made cash distributions aggregating $22.4 million to our stockholders. Of this amount, approximately 28%, or $6.3 million, was paid using cash generated from our operations. Operating cash flows are expected to increase as additional properties are added to the portfolio. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of our properties, if and when any are sold, and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Funds from Operations

        Funds from operations ("FFO") is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. FFO should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our calculation of FFO, by quarter, for the years ended December 31, 2005 and 2004 is presented below (in thousands):

2005	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Net loss	$(1,884)	$(810)	$(640)	$(2,388)	$(5,722)
Preferred stock dividends	—	—	—	—	—

Net loss allocable to common stock	(1,884)	(810)	(640)	(2,388)	(5,722)
Real estate depreciation(1)	1,380	1,573	3,353	4,438	10,744
Real estate amortization(1)	2,107	2,247	3,853	5,146	13,353

Funds from operations (FFO)	$1,603	$3,010	$6,566	$7,196	$18,375

Historical weighted average shares(2)	15,753	24,305	40,242	63,947	36,200
10% stock dividend retroactive adjustment	1,575	2,431	4,024	60	2,020

GAAP weighted average shares	17,328	26,736	44,266	64,007	38,220
2004	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Net loss	$(148)	$(226)	$(450)	$(715)	$(1,539)
Preferred stock dividends	—	—	—	—	—

Net loss allocable to common stock	(148)	(226)	(450)	(715)	(1,539)
Real estate depreciation(1)	51	101	316	629	1,097
Real estate amortization(1)	65	124	302	537	1,028

Funds from operations (FFO)	$(32)	$(1)	$168	$451	$586

Historical weighted average shares(2)	1,511	3,151	6,153	10,605	5,359
10% stock dividend retroactive adjustment	151	315	615	1,061	536

GAAP weighted average shares	1,662	3,466	6,768	11,666	5,895

(1)
This represents our proportionate share of depreciation and amortization expense of the properties we wholly own and those in which we own tenant-in-common interests. The expenses of the tenant-in-common interests are reflected in our equity in earnings from these tenant-in-common investments.

(2)
On May 11, 2005, our board of directors declared a 10% stock dividend for holders on record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with FASB No. 128, "Earnings per Share," we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for the periods presented in our financial statements. The historical weighted average shares above are shown without the retroactive effect of the stock dividend.

        FFO increased from approximately $0.6 million in 2004 to approximately $18.4 million in 2005. This significant increase in FFO year over year of $17.8 million is due to the growth in our real estate portfolio. As of December 31, 2004, we wholly owned one property and held investments in six tenant-in-common properties. As of December 31, 2005, our portfolio had grown to fourteen properties and investments in seven tenant-in-common properties. Although FFO in terms of absolute dollars grew dramatically in 2005, FFO as measured on a per share basis did not grow as rapidly as a result of the dilution caused by the 10% stock dividend issued on October 1, 2005 and the related retroactive adjustment required by GAAP.

        During 2004 and 2005, we declared and paid distributions in excess of FFO and expect to continue to do so in the near-term during 2006. Over the long-term, we expect a greater percentage of our distributions will be from FFO (except to the extent of distributions from the sale of our assets). However, given the uncertainty arising from numerous factors, including both the raising and placing of capital in the current real estate environment, ultimate FFO performance cannot be predicted with certainty. For example, if we are not able to timely invest net proceeds of our offering at favorable yields, future distributions declared and paid may continue to exceed FFO.

Off-Balance Sheet Arrangements

        On January 28, 2004, we entered into an agreement with Behringer Harvard Holdings (the "Accommodation Agreement") whereby we would provide loan guarantees to Behringer Harvard Holdings, so that Behringer Harvard Holdings may use such loan guarantees to secure short-term loans from lenders to fund acquisition and syndication costs related to acquiring real estate projects for tenant-in-common syndication. Each guaranty will be for a period not to exceed six months and shall be limited to no more than $1 million. Behringer Harvard Holdings must pay us a 1% fee of any loan we guarantee for each six-month period. During February 2004, we placed $2.5 million in restricted money market accounts with lenders as security for funds advanced to Behringer Harvard Holdings.

        On August 9, 2004, the Accommodation Agreement was amended and restated to include (1) options to extend the six month guaranty period for one or more additional six-month periods, with an additional 1% fee payable on the date of each extension; and (2) the option for our guarantees to include the guarantee of bridge loans. A bridge loan, as defined in the amended and restated Accommodation Agreement, is any loan pursuant to which Behringer Harvard Holdings acquires an interest in respect of a project, which interest is intended to be sold in a tenant-in-common offering. Each bridge guaranty is limited to no more than the obligations under the bridge loan. The term and fees associated with the bridge guarantees are the same as those of the other guarantees allowed under this agreement. We or our affiliates have the right, but not an obligation, to purchase at least a 5% interest in each project with respect to which we make a guaranty. Our purchase price for each 1% interest in a project will equal the price paid by Behringer Harvard Holdings, plus a pro rata share of the closing costs. As of December 31, 2005, we had no loan guarantees outstanding on borrowings by Behringer Harvard Holdings, and we have terminated the Accommodation Agreement as of January 1, 2006.

        We have no other off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

        The following table summarizes our contractual obligations as of December 31, 2005 (in thousands):

Mortgages Payable	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Principal	$353,555	$564	$2,591	$8,367	$342,033
Interest	167,308	19,245	38,409	38,005	71,649

Total	$520,863	$19,809	$41,000	$46,372	$413,682

New Accounting Pronouncements

        Financial Accounting Standards Board ("FASB") Statement No. 123R, "Share-Based Payment," a revision to FASB No. 123 "Accounting for Stock-Based Compensation" was issued in December 2004. The Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The Statement is effective for us on January 1, 2006. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        In March 2005, FASB issued FIN No. 47, "Accounting for Conditional Asset Retirement Obligations." This interpretation clarifies that the term conditional asset retirement obligation as used in Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations", refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Thus, the timing and (or) method of settlement may be conditional on a future event. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of this interpretation did not have a material effect on our financial condition, results of operations, or liquidity.

        FASB Statement No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        EITF Issue 04-5, "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights," was ratified by the FASB in June 2005. The EITF addresses what rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with GAAP. The assessment of limited partners' rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when an investor becomes the sole general partner and should be reassessed if (a) there is a change to the terms or in the exercisability of the rights of the limited partners, (b) the sole general partner increases or decreases its ownership of limited partnership interests, or (c) there is an increase or decrease in the number of outstanding limited partnership interests. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. This EITF is effective no later than for fiscal years beginning after December 15, 2005 and as of June 29, 2005 for new or modified arrangements. The adoption of this EITF did not have a material effect on our financial condition, results of operations, or liquidity.

Inflation

        The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. The majority of our leases contain inflation protection provisions applicable to reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Quantitative and Qualitative Disclosures About Market Risk

        We are exposed to interest rate changes primarily as a result of long-term debt used to acquire properties. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

        We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

Controls and Procedures

        Our management, including our chief executive officer and chief financial officer, evaluated as of December 31, 2005, the effectiveness of our disclosure controls and procedures. Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures, as of December 31, 2005, were effective for the purpose of ensuring that information required to be disclosed by us in our annual report on Form 10-K is recorded, processed, summarized and reported within the time periods specified and is accumulated and communicated to management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosures.

        We believe, however, that a controls system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the controls systems are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud or error, if any, within a company have been detected.

        There has been no change in internal controls over financial reporting that occurred during the quarter ended December 31, 2005 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

        Beginning in 2006, we are implementing a new accounting and property management system throughout our operations. This software change will affect all aspects of our accounting and financial systems and will result in a significant change to our internal controls. While we believe these changes will improve and strengthen our overall system of internal control, there are inherent risks associated with implementing software changes. We expect to modify our system of internal control over financial reporting in order to address the impact of these software changes, and provide that our controls, as modified, will continue to be designed appropriately and operate effectively.

DESCRIPTION OF REAL ESTATE INVESTMENTS

General

        As of March 1, 2006, we owned interests in 23 office properties located in California, Colorado, Georgia, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C. All of these properties consist of developed institutional quality office buildings with office space that is currently leased to tenants. In the aggregate, these properties represent approximately 6,101,000 rentable square feet. As of March 1, 2006, the properties in which we own an interest were approximately 94% leased on a combined basis, and each of these properties individually was at least 78% leased. We believe that these properties are adequately covered by insurance and are suitable for their intended purposes. The following pages provide certain additional information about these properties. See "Description of Real Estate Investments" for information on each of our investments.

Description of Properties

Property Name	Major Tenants	Building Type	Square Feet	Location
Enclave on the Lake	SBM—IMODCO, Inc. Atlantic Offshore Limited	6-story office building	171,090 sq. ft.	Houston, Texas
Minnesota Center	Computer Associates International, Inc. CB Richard Ellis, Inc. Regus Business Center Corp.	14-story office building	276,425 sq. ft.	Bloomington, Minnesota
St. Louis Place	Fleishman-Hillard, Inc., Trizec Properties, Inc. Moser & Marsalek, P.C. Peckham Guyton Albers & Viets, Inc. U.S. General Services Administration (Dept. of SSA)	20-story office building	337,088 sq. ft.	St. Louis, Missouri
Colorado Building	Bowne of New York City, Inc. InfoTech Strategies, Inc. Community Transportation Association of America U.S. General Services Administration (EPA) Wilson, Elser, Moskowitz, Edelman & Dicker, LLP	11-story office building	121,701 sq. ft.	Washington, D.C.
Travis Tower	CenterPoint Energy, Inc. Linebarger Goggan Blair Pena & Sampson LLP Edge Petroleum Corporation Samson Lone Star LP	21-story office building	507,470 sq. ft.	Houston, Texas
Cyprus Building	Phelps Dodge Corporation	4-story office building	153,048 sq. ft.	Englewood, Colorado
250 West Pratt Street Property	Vertis, Inc. Semmes Bowen & Semmes U.S. General Services Administration	24-story office building	368,194 sq. ft.	Baltimore, Maryland
Ashford Perimeter Building	Verizon Wireless, Inc. Noble Systems Corporation XO Georgia, Inc. Coalition America, Inc.	6-story office building	288,175 sq. ft.	Atlanta, Georgia
Alamo Plaza	Pioneer Natural Resources USA, Inc. INVESCO Private Capital J. Walter Thompson	16-story office building	191,151 sq. ft.	Denver, Colorado

Utah Avenue Building	Northrop Grumman Space and Mission Systems Corporation Unisys Corporation	1-story office/research and development building	150,495 sq. ft.	El Segundo, California
Lawson Commons	Lawson Associates, Inc. St. Paul Fire and Marine Insurance Company	13-story office building	436,342 sq. ft.	St. Paul, Minnesota
Downtown Plaza	The Designory, Inc. Barrister Executive Suites, Inc. City of Long Beach	6-story office building	100,146 sq. ft.	Long Beach, California
Western Office Portfolio	Alliance Data Systems Allstate Insurance Company The Goodrich Corporation	Five separate properties: • 3-story office building • 3-story office building • 3-story office building • 2-story office building • 2-story office building	• 230,061 sq. ft. • 88,335 sq. ft. • 71,739 sq. ft. • 55,095 sq. ft. • 40,759 sq. ft.	• Richardson, Texas • Tigard, Oregon • Diamond Bar, California • Diamond Bar, California • Diamond Bar, California
Buena Vista Plaza	Disney Enterprises, Inc.	7-story office building	115,130 sq. ft.	Burbank, California
One Financial Plaza	Deloitte & Touche USA LLP Martin-Williams, Inc. Clarity Coverdale Fury Advertising, Inc.	27-story office building	393,902 sq. ft.	Minneapolis, Minnesota
Riverview Tower	Alcoa, Inc. Branch Banking & Trust Company Woolf, McClare, Bright, Allen & Comperter, PLLC	24-story office building	334,196 sq. ft.	Knoxville, Tennessee
1325 G Street	Neighborhood Reinvestment Corporation Federal Bureau of Investigations Prudential Relocations, Inc.	10-story office building	306,563 sq. ft.	Washington, D.C.
Woodcrest Center	Towers, Perrin, Forster and Crosby, Inc. Equity One, Inc. American Water Works Company, Inc.	1-story office building	333,275 sq. ft.	Cherry Hill, New Jersey
Burnett Plaza	Americredit Financial Services, Inc. Burlington Resources Oil and Gas Company, L.P. U.S. Department of Housing and Urban Development	40-story office building	1,024,627 sq. ft.	Ft. Worth, Texas

Minnesota Center

        On October 15, 2003, we acquired an undivided 14.4676% tenant-in-common interest in Minnesota Center, a 14-story office building containing approximately 276,425 rentable square feet and located on approximately four acres of land in Bloomington, Minnesota. The total purchase price of Minnesota Center was approximately $41,682,000, including preliminary closing costs of approximately $921,800. The purchase price for the transaction was determined through negotiations between the Minnesota Center seller, TrizecHahn Regional Pooling, LLC, an unrelated third-party, and our advisor. The purchase price for our 14.4676% undivided tenant-in-common interest in Minnesota Center was

$6,087,954, including our proportionate share of the preliminary closing costs. We used borrowings of $4,340,280 under a loan agreement with Greenwich Capital Financial Products, Inc. (Greenwich Capital) to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the sale of our common stock in our initial public offering. Our tenant-in-common interest is held by Behringer Harvard Minnesota Center TIC II, LLC, a special single purpose Delaware limited liability company wholly-owned by our operating partnership.

        The remaining tenant-in-common interests in Minnesota Center were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $30 million and the interest rate is fixed at 6.181% per annum. The loan agreement has a seven year term, requires a minimum debt coverage ratio of not less than 1.10 to 1.00, and cannot be prepaid until the earlier of (1) 42 months or (2) two years after securitization.

        In general, no sale, encumbrance or other transfer of an interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. Transfer of Minnesota Center, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a 1% assumption fee, plus costs and expenses. The loan allows for the substitution of up to five tenants-in-common without triggering the due on sale clause or the 1% assumption fee. Any tenant-in-common transfers exceeding the five substitutions will cause a pro rata share of the 1% assumption fee to be due and payable.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Minnesota Center, as determined by Behringer Harvard TIC Management Services LP (TIC Management Services), a subsidiary of HPT Management. If any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common will be required to reimburse the paying tenant(s)-in-common within 30 days, together with interest. TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Holdings or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent the property management agreement is then in effect); provided, however, such party must first provide Behringer Harvard Holdings and its affiliates, including us, and second the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to the right of Behringer Harvard Holdings or its affiliates to purchase a tenant-in-common's undivided interest at fair market value upon the filing of an action for partition. To the extent, however, that Behringer Harvard Holdings or its affiliates do not elect to purchase all or a portion of the undivided interest, then the other tenants-in-common shall be entitled to purchase the interest on the same terms and conditions. However, any tenant-in-common that brings a partition action during the term of the Minnesota Center loan would be in default under the loan.

        The tenants-in-common agreement provides Behringer Harvard Holdings or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan documents, the property management agreement and/or the tenants-in-common agreement. However, neither Behringer Harvard Holdings nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, the tenants-in-common agreement provides that (1) all rights and privileges of the tenants-in-common under the tenants-in-common agreement are subordinate to the loan documents, (2) the tenants-in-common waive the right to exercise any remedy until the loan is paid in full, (3) the tenants-in-common waive their right to partition the property without the prior written consent of the lender, and (4) each tenant-in-common waives any lien rights that it may have against the co-tenancy interest of any other tenant-in-common during the term of the loan.

        Our affiliated property manager, HPT Management, does not serve as property manager for Minnesota Center. TIC Management serves as property manager for Minnesota Center and is paid management fees in the amount of up to 4% of monthly gross revenues from Minnesota Center and an asset management fee of $100,000 per year, subject to certain limitations. Leasing will be undertaken through a third-party leasing company that will be paid market rates. Notwithstanding these arrangements, the fees charged to us by affiliates of our sponsor with respect to our ownership interests in Minnesota Center will not exceed the amount of such fees that would be charged to us by our property manager or advisor.

        Minnesota Center, which was constructed in 1987 and substantially renovated in 2000, includes among its major tenants Computer Associates International, Inc., CB Richard Ellis, Inc. and Regus Business Centre Corp. Minnesota Center was approximately 95.42% leased as of March 1, 2006.

        Computer Associates International, Inc., a Delaware corporation that develops eBusiness management software solutions (Computer Associates), leases approximately 19% of the rentable square feet (approximately 52,656 square feet) of Minnesota Center for general office use. The annual base rent payable under the Computer Associates lease is currently $16.75 per rentable square foot, increasing by $0.50 per rentable square foot on November 1 of each year. The lease expires in 2007, and Computer Associates has two consecutive five year renewal options.

        CB Richard Ellis, Inc., a Delaware corporation that provides commercial real estate services (CB Richard Ellis), leases approximately 14.2% of the rentable square feet (approximately 39,263 square feet) of Minnesota Center. The annual base rent payable under the CB Richard Ellis lease is $21.82 per square foot of rentable area through September 30, 2006 and $21.87 per square foot of rentable area through September 30, 2008. The lease expires on September 30, 2008, and CB Richard Ellis has one option to extend its lease for a period of five years.

        Regus Business Centre Corp., a Delaware corporation that provides offices, meeting rooms and virtual offices, leases approximately 8.2% of the rentable square feet (approximately 22,780 square feet) of Minnesota Center. The annual base rent payable under the Regis Business Center lease is $20.07 per rentable square foot through September 30, 2009.

Enclave on the Lake

        On April 12, 2004, we acquired an undivided 36.31276% tenant-in-common interest in Enclave on the Lake, a 6-story office building containing approximately 171,090 rentable square feet and located on approximately 6.75 acres of land in Houston, Texas. The total purchase price of Enclave on the Lake was approximately $28,650,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the Enclave on the Lake seller, SVF Enclave Limited Partnership, an unrelated third-party, and our advisor. The purchase price for our 36.31276% undivided tenant-in-common interest in the property was $10,403,606, plus our proportionate share of the closing costs. We used borrowings of $7,262,552 under a loan agreement with State Farm Life Insurance Company (State Farm) to pay a portion of the purchase price and paid the remaining purchase price from proceeds of our initial public offering. Our tenant-in-common interest is held by Behringer Harvard Enclave H LP, an entity that is wholly-owned by our operating partnership.

        Enclave on the Lake, which was constructed in 1999, was, as of March 1, 2006, 100% leased to two tenants: SBM-IMODCO, Inc. (SBM-IMODCO) and Atlantia Offshore Limited (Atlantia), both 100% wholly-owned subsidiaries of IHC Caland N.V. (IHC Caland), a Netherlands-based holding company involved in offshore oilfield services, marine dredging, shipping and mining. IHC Caland has not provided any guaranties with respect to the payment of rent under the leases.

        Established in 1958 and acquired by IHC Caland in 1990, SBM-IMODCO, manufactures and sells floating production, storage and offloading system projects. Its clients include major oil and gas operators (both independents and contractors) as well as companies involved in transporting slurries and other fluids. SBM-IMODCO leases 90,663 square feet for a current monthly base rent of $177,548 under a lease that expires in February 2012. SBM-IMODCO has two five-year renewal options available.

        Atlantia was founded in 1979 as a full-service offshore engineering company and was acquired by IHC Caland in 2001. Atlantia leases 80,428 square feet for a current monthly base rent of $157,505 under a lease that expires in February 2012. Atlantia has two five-year renewal options available.

        The remaining tenant-in-common interests in the Enclave Property were acquired by various investors who purchased their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the State Farm loan agreement. The total borrowings of all tenant-in-common interest holders under the State Farm loan agreement was $20 million. The interest rate under the loan is fixed at 5.45% per annum. The loan agreement allows for prepayment of the entire outstanding principal after 42 months from the date of the loan agreement subject to the payment of a prepayment penalty. No prepayment penalty is due after 81 months from the date of the loan agreement. The loan has a seven year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, except that subject to non-recourse provisions that provide that State Farm may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's acts and omissions. Behringer Harvard Holdings and Robert M. Behringer are guarantors of our interest in the State Farm loan.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without State Farm's prior written consent. Transfer of an interest in the property, with an assumption of the State Farm loan by the buyer, is subject to State Farm's approval of the buyer and satisfaction of certain other conditions. After the end of the syndication period, the State Farm loan allows for the transfers of up to six additional tenants-in-common.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Enclave on the Lake, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Enclave H LP or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement; provided, further however, such party must first provide Behringer Harvard Enclave H LP and its affiliates, including us, and second the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Enclave H LP, or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Enclave H LP or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the State Farm loan agreement, the property management agreement or the tenants-in-common agreement. However, neither Behringer Harvard Enclave H LP nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, Behringer Harvard Enclave H LP has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common no sooner than three months prior to the end of the State Farm loan term and no later than 30 days prior to the end of the State Farm loan for the fair market value of the interests. In our discretion, we may offer the tenants-in-common the option to exchange their interests for partnership interests in our operating partnership at then current fair market value of our common stock.

        Our affiliated property manager, HPT Management, does not serve as property manager for Enclave on the Lake. TIC Management serves as property manager for Enclave on the Lake and is paid management fees in the amount of up to 3% of monthly gross revenues from Enclave on the Lake and an asset management fee of $42,000.00 per year, subject to certain limitations. Leasing will be undertaken through a third-party leasing company that will be paid market rates. Notwithstanding these arrangements, the fees charged to us by affiliates of our sponsor with respect to our ownership interests in Enclave on the Lake will not exceed the amount of such fees that would be charged to us by our property manager or advisor.

St. Louis Place

        As of June 30, 2004, we acquired an undivided 35.70925% tenant-in-common interest in St. Louis Place, a 20-story office building containing approximately 337,088 rentable square feet and located on approximately 0.68 acres of land in St. Louis, Missouri. The total purchase price of St. Louis Place to Behringer Harvard Holdings, as a sponsor-affiliate, was approximately $30,150,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the St. Louis Place seller, Trizec Holdings, Inc., an unrelated third-party, and our advisor. We used borrowings of $7,141,850 under a loan agreement with Greenwich Capital to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public. Our tenant-in-common interest is held by Behringer Harvard St. Louis Place H, LLC, an entity that is wholly-owned by our operating partnership.

        St. Louis Place, which was constructed in 1983, was, as of March 1, 2006, approximately 87% leased, including major tenants such as Fleishman-Hillard, Inc. (Fleishman-Hillard), Trizec Properties, Inc. (Trizec), Moser & Marsalek, P.C. (Moser & Marsalek), and Peckham Guyton Albers & Viets, Inc.

        Founded in 1946, Fleishman-Hillard, whose international headquarters are in St. Louis Place, offers strategic communications counsel to local, national, and international clients. Fleishman-Hillard is part of Omnicom Group Inc., a global marketing and corporate communications company. Fleishman-Hillard leases 142,366 square feet for a current monthly base rent of $193,617 under a lease that expires in 2014. Fleishman-Hillard has two five-year renewal options available.

        Trizec is an owner and manager of commercial property in North America. Trizec is leasing 35,000 square feet with rights to sublet for a current monthly base rent of $48,125 under a lease that expires in 2009. Trizec has two one-year renewal options available.

        Moser & Marsalek is a St. Louis based law firm founded in 1925 with a practice consisting of civil trials and appeals. Moser & Marsalek currently leases 25,446 square feet with a current monthly base rent of $32,338 under a lease that expires in 2015. Moser & Marsalek has two five-year renewal options available.

        Peckham Guyton Albers & Viets, Inc., an architectural firm founded in 1965 with offices in Kansas City and St. Louis, designed St. Louis Place. It currently employs nearly 100 architects, planners, interior designers, exhibit designers, and administrative staff. This tenant leases 22,168 square feet of space for a current monthly base rent of $27,710 that expires in 2006, with no renewal options available.

        The remaining tenant-in-common interests in the St. Louis Place Property were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $20,000,000 and the interest rate is fixed at 6.078% per annum. The loan agreement has a seven year term and cannot be prepaid until the earlier of (1) 42 months or (2) two years after securitization.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that Greenwich Capital may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's acts and omissions. Behringer Harvard Holdings and Robert M. Behringer are guarantors of our interest in the State Farm loan.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. Transfer of an interest in St. Louis Place, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,000 processing fee, all reasonable out-of-pocket costs and expenses incurred by the lender and an assumption fee of 1% of the substitute tenant-in-common borrower's pro-rata share of the then unpaid principal.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of St. Louis Place, as determined by TIC Management Services. If any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest. TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of the tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for the action, Behringer Harvard St. Louis Place H, LLC or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property and asset management agreement (to the extent the property and asset management agreement is then in effect); provided further, however, such party must first provide Behringer Harvard St. Louis Place H, LLC and its affiliates, including us, and second, the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard St. Louis Place H, LLC, or its affiliates at fair market value (as defined in the tenants-in-common agreement) and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard St. Louis Place H, LLC or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property and asset management agreement and/or the tenants-in-common agreement. However, neither Behringer Harvard St. Louis Place H, LLC nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, Behringer Harvard St. Louis Place H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) one year prior to the end of the term of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System. In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or in Behringer Harvard OP at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price shall be paid in cash.

        The property and asset management agreement remains in effect until the earlier to occur of (x) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property and asset management agreement), or (y) December 31, 2025; provided, however, the property and asset management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property and asset management agreement. In addition, the property and asset management agreement may be terminated by Behringer Harvard TIC Management Services for any reason upon 60 days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Colorado Building

        On August 10, 2004, we acquired an undivided 79.47517% tenant-in-common interest in Colorado Building, an 11-story office building containing approximately 121,701 rentable square feet, located on approximately 0.31 acres of land in Washington, D.C. The total purchase price of Colorado Building was approximately $44,000,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the Colorado Building seller, Hippo Properties LLC, an unrelated third-party, and our advisor. The purchase price for our 79.475165% interest in the property was approximately $35,000,000, excluding closing costs. We used borrowings of $22,253,046 under a loan agreement with Greenwich Capital Financial Products, Inc. to pay a portion of such purchase price and paid the remaining purchase price from proceeds of the offering of our common stock to the public. Our tenant-in-common interest is held by Behringer Harvard Colorado H, LLC, which is wholly-owned by our operating partnership.

        The Colorado Building, which was constructed in 1903 and completely renovated from 1987 to 1989, was, as of March 1, 2006, approximately 98% leased, including major tenants such as Bowne of New York City, Inc., InfoTech Strategies, Inc., Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, the U.S. General Services Administration (Environmental Protection Agency) and the Community Transportation Association of America.

        Bowne of New York City, Inc. is an affiliate of Bowne & Co., Inc., a global leader in providing financial printing, digital printing and electronic delivery of personalized communications, and an array of business process outsourcing and other services. Bowne leases approximately 33,531 square feet for a current monthly base rent of $109,758 under a lease that expires in 2009. Bowne has one option to extend its lease for a period of ten years or two five-year options to extend its lease.

        Infotech Strategies, Inc. is an information and communication technology consulting firm that specializes in helping business in the digital marketplace. Infotech leases approximately 11,160 square feet for a current monthly base rent of $34,834 under a lease that expires in 2007. Infotech has one option to extend its lease for a period of ten years.

        Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, a law firm, leases approximately 10,957 square feet for a current monthly base rent of $40,494 under a lease that expires in 2009. Wilson has one five-year option to extend its lease.

        The United States of America (Department of Labor) has entered into two leases for a total of approximately 10,294 square feet. The aggregate monthly base rent under the two leases is $29,516. Each lease is for a period of five years, with one five-year option to extend the lease.

        The United States of America (Environmental Protection Agency) leases approximately 10,957 square feet for a current monthly base rent of $41,280 under a lease that expires in 2012 with no extension options.

        The Community Transportation Association of America, which specializes in advancing public transportation, leases approximately 10,779 square feet for a current monthly base rent of $32,642 under a lease that expires in 2007 with no extension options.

        The remaining tenant-in-common interests in the property were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement is $28,000,000. The interest rate under the loan is fixed at 6.075% per annum. The loan is guaranteed by Robert M. Behringer and Behringer Harvard Holdings. The loan agreement allows for prepayment of the entire outstanding principal with no prepayment fee from and after the third payment date prior to maturity, with at least 15 days' prior notice. The loan has a ten year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's recourse liabilities.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. We have a one-time right to sell and transfer one or more undivided interests in the property. Transfer of an interest in the property, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,000 processing fee and all reasonable out-of-pocket costs and expenses incurred by the lender.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the property, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within fifteen days. Under the property and asset management agreement, the TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Colorado Building H, LLC or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property and asset management agreement (to the extent the property and asset management agreement is then in effect); provided further, however, such party must first provide Behringer Harvard Colorado Building H, LLC and its affiliates, including us, and second, the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Colorado Building H, LLC, or its affiliates at fair market value (as defined in the tenants-in-common agreement) and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Colorado Building H, LLC or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property and asset management agreement or the tenants-in-common agreement. However, neither Behringer Harvard Colorado Building H, LLC nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, Behringer Harvard Colorado Building H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) one year prior to the end of the loan term, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System. In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price shall be paid in cash.

        The property and asset management agreement remains in effect until the earlier to occur of (x) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property and asset management agreement), or (y) December 31, 2025; provided, however, the property and asset management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property and asset management agreement. In addition, the property and asset management agreement may be terminated by Behringer Harvard TIC Management Services for any reason upon 60 days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Travis Tower

        On October 1, 2004, we acquired an undivided 60% tenant-in-common interest in Travis Tower, a 21-story office building containing approximately 507,470 rentable square feet and a 10-story parking garage located on approximately 1.1079 acres of land in Houston, Texas. The contract purchase price of Travis Tower exclusive of closing costs and initial escrows was $52,000,000. The purchase price for the transaction was determined through negotiations between the Travis Tower seller, AEW/McCord, L.P., an unrelated third-party, and our advisor. We used borrowings of $22,650,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public. Our tenant-in-common interest is held by Behringer Harvard Travis Tower H LP, an entity that is wholly-owned by Behringer Harvard OP.

        Travis Tower, which was constructed in 1955, was, as of March 1, 2006, approximately 94% leased and includes the following major tenants: CenterPoint Energy, Inc., Linebarger Goggan Blair Pena & Sampson LLP, Edge Petroleum Corporation and Samson Lone Star LP.

        CenterPoint Energy, Inc. is a domestic energy delivery company that includes electric transmission and distribution, natural gas distribution and sales, interstate pipeline and gathering operations and, according to its records, generates more than 14,000 megawatts of power in Texas. CenterPoint leases 280,168 square feet for an annual rent of $4,885,194, under a lease that expires in September 2008. CenterPoint has two five-year renewal options available.

        Linebarger Goggan Blair Pena & Sampson LLP is a law firm that focuses on helping governmental entities improve their collections. Linebarger leases 51,479 square feet for an annual rent of $965,232, under a lease that expires in January 2010. Linebarger has two five-year renewal options available.

        Edge Petroleum Corporation is an oil and natural gas company engaged in the exploration, development, acquisition and production of crude oil and natural gas properties in the United States. Edge leases 44,376 square feet for an annual rent of $764,598, under a lease that expires in July 2013. Edge has two five-year renewal options available.

        Samson Lone Star LP is a privately held oil and gas exploration, acquisition and production company. Samson leases 21,571 square feet for an annual rent of $404,456, under a lease that expires in October 2007. Samson has two five-year renewal options available.

        The remaining 40% tenant-in-common interest in the property was acquired by Behringer Harvard Travis Tower S LP, an indirect wholly-owned subsidiary of Behringer Harvard Holdings. Behringer Harvard Travis Tower S LP sold most of its 40% tenant-in-common interest to various investors. Each tenant-in-common investor, including us, will be a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement is $37,750,000, including the $22,650,000 borrowed by us. The interest rate under the loan is fixed at 5.434% per annum, and repayment is not permitted until the earlier of (x) two years after securitization or (y) the third anniversary of the first monthly payment date made under the loan agreement. Prepayment during the last three months of the loan may be made without any substitution of collateral or compensation. The loan agreement has a ten-year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than property, except that each borrower and its guarantors, are liable for losses incurred by the lender attributable to (1) the parties' fraud or intentional misrepresentation; (2) the borrower's removal or disposal of any portion of the property after an event of default; (3) the borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering the borrower's interest in the property; (4) the borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of such borrower's interest in the property or any portion thereof as required by the loan agreement; (5) the borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents;: (6) the breach by such borrower of any representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that such borrower's guarantor will not be liable for these losses unless (a) in the event of a breach of any environmental representation, the breach involved the borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (b) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either such borrower or guarantor; (7) the gross negligence or willful misconduct of such borrower; and (8) any election by such borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement with TIC Management Services. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the property, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, the TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease or re-lease of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Travis Tower H LP or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided, further however, such party must provide first to Behringer Harvard Travis Tower H LP and its affiliates and second to the other tenants-in-common, the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Travis Tower H LP or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Travis Tower H LP or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement and/or the tenants-in-common agreement.

        In addition, Behringer Harvard Travis Tower H LP has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) during the last year prior to the expiration of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System. In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (x) the sale of the property or any portion thereof, as to only such portion of the property sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property management agreement), or (y) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60 days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Cyprus Building

        On December 16, 2004, we acquired the Cyprus Building, a four-story office building containing approximately 153,048 rentable square feet located on approximately 8.2 acres of land in Englewood, Colorado, a suburb of Denver, through Behringer Harvard Cyprus, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of the Cyprus Building, exclusive of closing costs and initial escrows, was $19,800,000. The purchase price for the transaction was determined through negotiations between the Cyprus Building seller, PERA Mineral, Inc., an unrelated third-party, and our advisor. We used proceeds from our public offering to pay the entire purchase price and all closing costs of the acquisition.

        The Cyprus Building, which was constructed in 1988, was, as of March 1, 2006, 100% leased to one tenant, Phelps Dodge Corporation. The tenant does not currently occupy the building and the building is vacant as of the closing date.

        Phelps Dodge Corporation is an international mineral and chemical producer. Phelps Dodge leases 153,048 square feet for an annual rent of $2,408,885 under a lease that expires in October 2008. Phelps Dodge has three five-year renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Cyprus Building. Among other things, the HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        Leasing commissions of 6% will be paid on any new leases to be divided 4% to the outside broker and 2% paid to Trammell Crow Services, Inc. On lease renewals, a total commission of 4% will be paid with 2% paid to the outside broker and 2% paid to Trammell Crow Services, Inc.

250 West Pratt Street Property

        On December 17, 2004, we acquired an undivided 50.67995% tenant-in-common interest in the 250 West Pratt Street Property, a 24-story office building containing approximately 368,194 rentable square feet located on approximately 0.75 acres of land in Baltimore, Maryland. The contract purchase price of the 250 West Pratt Street Property, exclusive of closing costs and initial escrows, was $51,816,488. The purchase price for the transaction was determined through negotiations between the 250 West

Pratt Street Property seller, Trizec 250 W. Pratt, LLC, an unrelated third-party, and our advisor. We used borrowings of $18,751,582 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the public offering of our common stock. Our tenant-in-common interest is held by Behringer Harvard Pratt H, LLC, an entity that is wholly-owned by Behringer Harvard OP.

        The 250 West Pratt Street Property, which was constructed in 1986, was, as of March 1, 2006, approximately 86% leased and includes the following major tenants: Vertis, Inc.; Semmes Bowen & Semmes; and the United States General Services Administration (GSA).

        Vertis is a provider of targeted advertising, media and marketing services. Vertis leases 57,631 square feet for an annual rent of $1,650,552 under a lease that expires in August 2007, with a five-year renewal option available.

        Semmes is a full-service law firm with a national civil practice. Semmes leases 51,536 square feet for an annual rent of $1,386,713 under a lease that expires in April 2008.

        The GSA assists and supports Federal Agencies by offering superior workplaces, expert solutions, acquisition services and management policies. The GSA leases 50,353 square feet for an annual rent of $1,028,933 under a lease that expires in June 2007, with a five-year renewal option available.

        The remaining 49.32005% tenant-in-common interest in the 250 West Pratt Street Property was acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $37,000,000, including the $18,751,582 borrowed by us. The interest rate under the loan is fixed at 5.285% per annum, and repayment in whole (but not in part) is permitted from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The loan agreement has a ten-year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the 250 West Pratt Street Property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the 250 West Pratt Street Property, except that each borrower and its guarantors are liable for losses incurred by the lender attributable to: (1) the parties' fraud or intentional misrepresentation; (2) the borrower's removal or disposal of any portion of the property after an event of default; (3) the borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering the borrower's interest in the 250 West Pratt Street Property; (4) the borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of the borrower's interest in the 250 West Pratt Street Property or any portion thereof as required by the loan agreement; (5) the borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents; (6) the breach by the borrower of any representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that such borrower's guarantor will not be liable for these losses unless (a) in the event of a breach of any environmental representation, the breach involved, the borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (b) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either the borrower or guarantor; (7) the gross negligence or willful misconduct of the borrower; and (8) any election by the borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the 250 West Pratt Street Property, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement with TIC Management Services. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the 250 West Pratt Street Property, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the 250 West Pratt Street Property, including any future sale, exchange, lease or release of all or a portion of the 250 West Pratt Street Property, any loans or modifications of any loans secured by the 250 West Pratt Street Property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the 250 West Pratt Street Property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Pratt H, LLC or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the 250 West Pratt Street Property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided further, however, such party must provide first to Behringer Harvard Pratt H, LLC and its affiliates and second to the other tenants-in-common, the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the 250 West Pratt Street Property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the 250 West Pratt Street Property. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the 250 West Pratt Street Property subject to first offering to sell its undivided interest to Behringer Harvard Pratt H, LLC or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Pratt H, LLC or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the 250 West Pratt Street Property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement or the tenants-in-common agreement. In addition, Behringer Harvard Pratt H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the 250 West Pratt Street Property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) during the last year prior to the expiration of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System. In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (x) the sale of the 250 West Pratt Street Property or any portion thereof, as to only the portion of the 250 West Pratt Street Property sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire interest subject to the tenants-in-common agreement and the property management agreement), or (y) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2006 and each anniversary of this date unless all of the tenants-in-common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60-days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Ashford Perimeter

        On January 6, 2005, we acquired Ashford Perimeter, a six-story office building containing approximately 288,175 rentable square feet and a four-story parking garage located on approximately 10.6 acres of land in Atlanta, Georgia through Behringer Harvard Ashford Perimeter H, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of the Ashford Perimeter, exclusive of closing costs and initial escrows, was $46,300,000. The purchase price for the transaction was determined through negotiations between the Ashford Perimeter seller, HSOV Ashford Perimeter, LLC, an unrelated third-party, and our advisor. We used borrowings of $35,400,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public.

        Ashford Perimeter, which was constructed in 1982, was, as of March 1, 2006 approximately 84% leased and includes the following major tenants: Verizon Wireless; Noble Systems Corporation; and Coalition America, Inc.

        Verizon Wireless, a joint-venture of Verizon and Vodafone Group, is a national provider of wireless telecommunication services. Verizon Wireless leases 115,465 square feet for an annual rent of $2,655,695 under a lease that expires in May 2009.

        Noble Systems Corporation provides call center software, computer telephone and customer contact technology to a variety of industries. Noble Systems Corporation leases 35,165 square feet for an annual rent of $773,630 under a lease that expires in October 2011.

        Coalition America, Inc. provides billing and collection services for the medical industry. Coalition America, Inc. leases 23,270 square feet for an annual rent of $511,940 under a lease that expires in October 2006.

        We entered into the loan agreement on January 6, 2005. As of January 31, 2006, the interest rate under the loan is fixed at 5.3% per annum. Monthly payments of interest are required through February 2007, with monthly interest and principal payments required beginning March 1, 2007 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least 30 days' prior written notice is given. The loan agreement has a seven-year term.

        In addition, we have guaranteed payment of the debt under the loan agreement in the event that (1) Behringer Harvard Ashford Perimeter H, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Ashford Perimeter H, LLC or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Ashford Perimeter. Among other things, HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        Leasing commissions of 6% will be paid on any new leases to be divided 4% to the outside broker and 2% paid to Trammell Crow Services, Inc. On lease renewals, a total commission of 4% will be paid with 2% paid to the outside broker and 2% paid to Trammell Crow Services, Inc.

Alamo Plaza

        On February 24, 2005, we acquired an undivided 30.58363% tenant-in-common interest in the Alamo Plaza, a 16-story office building containing approximately 191,154 rentable square feet and a 4-story parking garage located on approximately 1.15 acres of land in Denver, Colorado. The contract purchase price of the Alamo Plaza, exclusive of closing costs and initial escrows, was $41,850,000. The purchase price for the transaction was determined through negotiations between the Alamo Plaza seller, MG-Alamo, LLC, an unrelated third-party, and our advisor. We used borrowings of $9,633,843 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of our share of the contract purchase price and paid the remaining amount from proceeds of the public offering of our common stock. Our tenant-in-common interest is held by Behringer Harvard Alamo Plaza H, LLC, an entity that is wholly-owned by Behringer Harvard OP.

        The Alamo Plaza, which was constructed in 1981, was, as of March 1, 2006, approximately 90% leased and includes the following major tenants: Pioneer Natural Resources USA, Inc.; INVESCO Private Capital; and J. Walter Thompson.

        Pioneer Natural Resources USA, Inc., is a national independent oil and gas exploration and production company that leases 39,632 square feet for an annual rent of $917,280 under a lease that expires in April 2008, with one five-year renewal option available.

        INVESCO Private Capital, a subsidiary of AMVESCAP PLC, provides private equity investment management services. INVESCO Private Capital leases 13,211 square feet for an annual rent of $345,336 under a lease that expires in April 2006, with no renewal options.

        J. Walter Thompson, established in 1864, is an advertising agency serving multinational clients. J. Walter Thompson leases 13,036 square feet for an annual rent of $303,087 under a lease that expires in July 2008, with one five-year renewal option available.

        The remaining 69.41637% tenant-in-common interest in the Alamo Plaza was acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $31,500,000, including the $9,633,843 borrowed by us. The interest rate under the loan is fixed at 5.395% per annum, and prepayment in whole (but not in part) is permitted from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The loan agreement has a ten-year term.

        Under the loan agreement, each tenant in common interest holder's liability is joint and several based upon its pro rata ownership of the Alamo Plaza, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the Alamo Plaza, except that each borrower and its guarantors are liable for losses incurred by the lender attributable to: (1) the parties' fraud or intentional misrepresentation; (2) the borrower's removal or disposal of any portion of the property after an event of default; (3) the borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering such borrower's interest in the Alamo Plaza; (4) the borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of the borrower's interest in the Alamo Plaza or any portion thereof as required by the loan agreement; (5) the borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents; (6) the breach by the borrower of any representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that the borrower's guarantor will not be liable for these losses unless (a) in the event of a breach of any environmental representation, the breach involved the borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (b) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either such borrower or guarantor; (7) the gross negligence or willful misconduct of the borrower; and (8) any election by the borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the Alamo Plaza, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement with TIC Management Services. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the Alamo Plaza, as determined by TIC Management Services. Under the property management agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the Alamo Plaza, including any future sale, exchange, lease or release of all or a portion of the Alamo Plaza, any loans or modifications of any loans secured by the Alamo Plaza, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the Alamo Plaza require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Alamo Plaza H, LLC or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the Alamo Plaza or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided further, however, such party must provide first to Behringer Harvard Alamo Plaza H, LLC and its affiliates and second to the other tenants-in-common, the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the Alamo Plaza, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the Alamo Plaza. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the Alamo Plaza subject to first offering to sell its undivided interest to Behringer Harvard Alamo Plaza H, LLC or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Alamo Plaza H, LLC or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the Alamo Plaza at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement and/or the tenants-in-common agreement.

        In addition, Behringer Harvard Alamo Plaza H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the Alamo Plaza by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) during the last year prior to the expiration of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System. In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (x) the sale of the Alamo Plaza or any portion thereof, as to only such portion of the Alamo Plaza sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property management agreement), or (y) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60-days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Utah Avenue Building

        On April 21, 2005, we acquired the Utah Avenue Building, a one-story office/research and development building containing approximately 150,495 rentable square feet located on approximately 9.6 acres of land in El Segundo, California through Behringer Harvard Utah Avenue LP, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of the Utah Avenue Building, exclusive of closing costs and initial escrows, was $27,500,000. The purchase price for the transaction was determined through negotiations between the Utah Avenue Building seller, LBA-VIF Utah, LLC, an unrelated third-party, and our advisor. We used borrowings of $20,000,000 under a loan agreement with Greenwich Capital Financial Products, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public.

        The Utah Avenue Building, which was constructed in 1968 and renovated in 2004, was, as of March 1, 2006, approximately 78% leased and includes the following major tenants: Northrop Grumman Space and Mission Systems Corporation; and Unisys Corporation.

        Northrop Grumman Space and Mission Systems Corporation, is a global defense company that leases 53,073 square feet for an annual rent of $987,158 under a lease that expires in July 2009, with two renewal options available at fair market rental rates present as of the end of the term. The first option is for three years and the second option is for five years.

        Unisys Corporation is a worldwide information technology services and solutions company that leases 64,541 square feet for an annual rent of $965,533 under a lease that expires in March 2010, with two one-year renewal options available, at fair market rental rates present as of the end of the term.

        We entered into the loan agreement on April 21, 2005. The interest rate under the loan is fixed at 5.54% per annum. Monthly payments of interest began on June 6, 2005, with monthly interest and principal payments required beginning June 6, 2010 and continuing to the maturity date. Prepayment, in whole (but not in part), is permitted from and after the third payment date prior to the maturity date, provided that at least 15 days' prior written notice is given. The loan agreement has a ten-year term.

        In addition, we have guaranteed the recourse carve-out obligations and, in the event of the occurrence of a springing recourse event, the full payment of the debt under the loan agreement.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Utah Avenue Building. Among other things, HPT Management will have the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        Behringer Advisors will receive an annual asset management fee equal to 0.6% of the asset value. Trammell Crow Services, Inc. will receive leasing commissions of 6.5% on any new leases. On lease renewals, a total commission of 4.5% will be paid. The commission split between Trammell Crow Services, Inc. and any co-broker will be negotiated by Trammell Crow Services, Inc. and based on prevailing market terms and conditions.

Lawson Commons

        On June 10, 2005, we acquired Lawson Commons, a 13-story office building containing approximately 436,342 rentable square feet located on approximately 0.9 acres of land in St. Paul, Minnesota through Behringer Harvard Lawson Commons, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of Lawson Commons, exclusive of closing costs and initial escrows, was $84,500,000. The purchase price for the transaction was determined through negotiations between the Lawson Commons seller, Rice Park Associates, LLC, an unrelated third-party, and our advisor. We paid the full amount of the purchase price from proceeds of the offering of our common stock to the public.

        Lawson Commons, which was constructed in 1999, was, as of March 1, 2006, approximately 99% leased and includes the following major tenants: Lawson Associates, Inc.; and St. Paul Fire and Marine Insurance Company.

        Lawson Associates, Inc. is an international provider of business process software solutions that leases 297,641 square feet for an annual rent of $4,390,205 under a lease that expires in July 2015, with two five-year renewal options available.

        St. Paul Fire and Marine Insurance Company is a property liability insurance underwriting company that leases 103,470 square feet for an annual rent of $1,552,050 under a lease that expires in July 2006. The Seller has agreed to master lease this space for five years commencing on August 1, 2006 for an annual rent of $1,448,580, subject to certain terms and conditions.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Lawson Commons. Among other things, HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Frauenshuh Companies.

Downtown Plaza

        On June 14, 2005, we acquired Downtown Plaza, a 6-story office building containing approximately 100,146 rentable square feet located on approximately 0.97 acres of land in Long Beach, California through Behringer Harvard Downtown Plaza LP, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of Downtown Plaza, exclusive of closing costs and initial escrows, was $17,725,000. The purchase price for the transaction was determined through negotiations between the Downtown Plaza seller, Pacifica BP Investors I, an unrelated third-party, and our advisor. We used borrowings of $12,650,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public.

        Downtown Plaza, which was constructed in 1982, was, as of March 1, 2006, 100% leased and includes the following major tenants: The Designory, Inc.; Barrister Executive Suites, Inc.; and the City of Long Beach.

        The Designory, Inc., a wholly-owned subsidiary of Omnicom Group, Inc., is a full service marketing and communications company that leases 57,468 square feet for an annual rent of $1,326,880 under a lease that expires in January 2008, with a five-year renewal option available.

        Barrister Executive Suites, Inc. is a business support services provider that leases 17,717 square feet for an annual rent of $340,166 under a lease that expires in March 2012, with two five-year renewal options available.

        City of Long Beach—Department of Oil Properties is a city agency that coordinates oil operations and subsidence control activities that leases 14,992 square feet for an annual rent of $304,306 under a lease that expires in December 2009 with a five-year renewal option available.

        We entered into the loan agreement on June 14, 2005. The interest rate under the loan is fixed at 5.367% per annum. Monthly payments of interest are required through July 2010, with monthly interest and principal payments required beginning August 2010 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least 30 days' prior written notice is given. The loan agreement has a ten-year term.

        In addition, we have guaranteed payment of the debt under the loan agreement in the event that (x) Behringer Harvard Downtown Plaza, LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (y) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Downtown Plaza, LP or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Downtown Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Company.

Western Office Portfolio

        On July 20, 2005, we acquired a portfolio of five separate office buildings known collectively as the "Western Office Portfolio." The properties are located in Texas, Oregon and California, through Behringer Harvard Western Portfolio LP, a wholly-owned subsidiary of Behringer Harvard OP LP. The Western Office Portfolio consists of the following office buildings:

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  the Richardson Building, a three-story office building, built in 1998, located on approximately ten acres of land in Richardson, Texas (a suburb of Dallas) containing approximately 230,061 rentable square feet;

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  the Southwest Center, a three-story office building, built in 2001, located on approximately six acres of land in Tigard, Oregon (a suburb of Portland) containing approximately 88,335 rentable square feet;

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  the Gateway 23 Building, a three-story office building, built in 1999, located on approximately nine acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 71,739 rentable square feet;

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  the Gateway 22 Building, a two-story office building, built in 1999, located on approximately six acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 55,095 rentable square feet; and

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  the Gateway 12 Building, a two-story office building, built in 1999, located on approximately two acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 40,759 rentable square feet.

        The total contract purchase price of the Western Office Portfolio, exclusive of closing costs and initial escrows, was $96,500,000. The purchase price for the transaction was determined through negotiations between the Western Office Portfolio seller, Aptus Office Investments, LLC, an unaffiliated third party, and our advisor and its affiliates. We used borrowings of $70,750,000 under a loan agreement with JPMorgan Chase Bank, N.A. to pay a portion of such contract purchase price and paid the remaining amount from proceeds of the public offering of our common stock.

        Each of the buildings in the Western Office Portfolio was, as of March 1, 2006, 100% leased. Major tenants in the Western Office Portfolio buildings include the following: Alliance Data Systems; Allstate Insurance Company; and The Goodrich Corporation.

        Alliance Data Systems is a national provider of payment processing, billing and database marketing services that leases all of the 230,061 square feet of the Richardson Building for an annual rent of $3,000,650 under a lease that expires in October 2010 with two five-year renewal options available.

        Allstate Insurance Company is a national insurance and investment services provider that fully leases the Gateway 22 Building and the Gateway 23 Building for a combined 126,834 square feet for an annual rent of $2,176,110 under leases that expire in December 2009 with two five-year renewal options available. In addition, Allstate Insurance Company leases 48,760 square feet in the Southwest Center for an annual rent of $1,252,157 under a lease that expires in November 2006 with respect to 1,910 square feet and May 2009 with respect to 46,850 square feet with one five-year renewal option available.
        The Goodrich Corporation is a global supplier of systems and services to the aerospace and defense industry that leases all of the 40,759 square feet of the Gateway 12 Building for an annual rent of $606,494 under a lease that expires in November 2011 with one five-year renewal option available.

        We entered into the loan agreement on July 20, 2005. The interest rate under the loan is fixed at 5.0765% per annum. Monthly payments of interest are required through August 2010, with monthly payments of $383,116 required beginning September 2010 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least thirty days prior written notice is given. The loan agreement has a ten-year term.

        In addition, we have guaranteed payment of the debt under the loan agreement in the event that, among other things as outlined in the guaranty agreement, (x) Behringer Harvard Western Office Portfolio, LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (y) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Western Office Portfolio, LP or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Western Office Portfolio. Among other things, HPT Management has the authority to negotiate and enter into leases of the Western Office Portfolio on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

Buena Vista Plaza

        On July 28, 2005, we acquired Buena Vista Plaza, a seven-story office building containing approximately 115,130 rentable square feet located on approximately 1.26 acres of land in Burbank, California through Behringer Harvard Buena Vista Plaza LP, a wholly-owned subsidiary of Behringer Harvard OP. The total contract purchase price of Buena Vista Plaza, exclusive of closing costs and initial escrows, was $32,950,000. The purchase price for the transaction was determined through negotiations between the Buena Vista Plaza seller, Ryanco Partners Ltd. No. X, an unaffiliated third party, and our advisor and its affiliates. To pay the contract purchase price, we used borrowings of

$22,000,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc., issued 393,260 units of limited partnership interest in our operating partnership valued at $8.90 per unit for a total of $3,500,014 and proceeds from our offering of common stock to the public.

        Buena Vista Plaza, which was constructed in 1991, was, as of March 1, 2006, 100% leased to Disney Enterprises, Inc. Disney Enterprises, Inc. is an international entertainment company that operates theme parks and resorts throughout the world, as well as multiple television networks and radio stations. Disney Enterprises, Inc. leases all 115,130 square feet of Buena Vista Plaza for an annual rent of $3,730,212 under a three-part staggered lease that expires in December 2008, 2009 and 2010 with four consecutive five-year renewal options available.

        We entered into the loan agreement on July 27, 2005. The interest rate under the loan is fixed at 5.324% per annum. Monthly payments of interest are required through August 2010, with monthly payments of $122,495 required beginning September 2010 and continuing to the maturity date, August 1, 2015. Prepayment, in whole or in part, is permitted from and after the third monthly payment date prior to the maturity date, provided that at least thirty days prior written notice is given.

        In addition, we have guaranteed payment of the obligation under the loan agreement in the event that, among other things, (x) Behringer Harvard Buena Vista Plaza LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (y) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Buena Vista Plaza LP or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Buena Vista Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of Buena Vista Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to an affiliate of the seller, Millennium Products, LLC, a California limited liability company doing business as CMS Management Company.

One Financial Plaza

        On August 2, 2005, we acquired One Financial Plaza, a 27-story office building containing approximately 393,902 rentable square feet located on approximately 1.4 acres of land in Minneapolis, Minnesota through Behringer Harvard One Financial, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The total contract purchase price of One Financial Plaza, exclusive of closing costs and initial escrows, was $57,150,000. The purchase price for the transaction was determined through negotiations between the One Financial Plaza seller, Zeller Holdings Corporation, as trustee for Zeller-OFP Trust, unaffiliated third parties, and our advisor and its affiliates. We used borrowings of $43,000,000 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        One Financial Plaza, which was originally constructed in 1960 and renovated in 1991 and 1997, was, as of March 1, 2006, approximately 91% leased and includes the following major tenants: Deloitte & Touche USA LLP ("Deloitte"); Martin-Williams, Inc. ("Martin-Williams"); and Clarity Coverdale Fury Advertising, Inc. ("Clarity").

        Deloitte provides accounting and management consulting services. Deloitte leases 148,474 square feet of One Financial Plaza for an annual rent of $1,492,442 under a lease that expires in December 2008 with two five-year renewal options available.

        Martin-Williams is a national advertising agency that leases 22,555 square feet of One Financial Plaza for an annual rent of $455,002 under a lease that expires in August 2007 with a single three or five year renewal option available.

        Clarity is a national advertising agency that leases 16,901 square feet of One Financial Plaza for an annual rent of $198,587 under a lease that expires in July 2009 with no renewal options available.

        We entered into the loan agreement on August 2, 2005. The interest rate under the loan is fixed at 5.141% per annum. Initial monthly payments of interest are required through August 2010, with monthly payments of $234,553 required beginning September 2010 and continuing to the maturity date, August 11, 2015. Prepayment, in whole (but not in part), is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given.

        In addition, we have guaranteed payment of the obligation under the loan agreement in the event that, among other things (1) Behringer Harvard One Financial, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard One Financial, LLC or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of One Financial Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of One Financial Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Zeller Realty Group, an affiliate of the seller.

Riverview Tower

        On October 5, 2005, we acquired a 24-story office building containing approximately 334,196 rentable square feet with a four-level underground parking garage and an attached seven-level parking garage located on approximately 1.23 acres of land in Knoxville, Tennessee ("Riverview Tower") through our operating partnership. The total contract purchase price of Riverview Tower, exclusive of closing costs and initial escrows, was $41,000,000. The purchase price for the transaction was determined through negotiations between the Riverview Tower sellers, HPW Family Partnership, LLC, Lawler Family Partnership, LLC and Riverview Partners, LLC, all unaffiliated third parties, and Behringer Advisors. We paid the full amount of the purchase price in cash from proceeds of our offering of common stock to the public.

        Riverview Tower, which was originally constructed in 1985, was, as of March 1, 2006, approximately 98% leased and includes the following major tenants: Alcoa, Inc., formerly known as Aluminum Company of America ("Alcoa"); Branch Banking & Trust Company ("BB&T"); Woolf, McClane, Bright, Allen & Carpenter, PLLC ("Woolf"); and Lawler-Wood, LLC ("Lawler").

        Alcoa, the world's leading producer of primary aluminum, fabricated aluminum, and alumina, leases 55,816 square feet of Riverview Tower for an annual rent of $819,929 under a lease that expires in September 2007 with one five-year renewal option available.

        BB&T, one of the top financial holding companies in the U.S. with affiliates in the insurance services, retail brokerage, retail insurance brokerage, and investment services industries, leases 47,562 square feet of Riverview Tower for an annual rent of $700,965 under a lease that expires in December 2013 with six five-year renewal options available.

        Woolf, a law firm that provides legal services principally in the Southeastern U.S., leases 25,775 square feet of Riverview Tower for an annual rent of $355,703 under a lease that expires in September 2007 with one five-year renewal option available.

        Lawler, a commercial real estate developer, leases 16,666 square feet of Riverview Tower for an annual rent of $241,663 under a lease that expires in December 2008 with no renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Riverview Tower. Among other things, HPT Management has the authority to negotiate and enter into leases of Riverview Tower on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to Lawler-Wood, LLC, a tenant in Riverview Tower and an affiliate of the sellers.

1325 G Street

        On November 15, 2005, we acquired a ten-story office building containing approximately 306,563 rentable square feet with a five-level underground parking garage located on approximately 0.77 acres of land in Washington D.C. (the "G Street Property") through our operating partnership. The total contract purchase price of the G Street Property, exclusive of closing costs and initial escrows, was $135,500,000. The purchase price for the transaction was determined through negotiations between the G Street Property seller, 1325 G Street Fee LLC, an unaffiliated third party, and Behringer Advisors and its affiliates. We paid the full amount of the purchase price from proceeds of our offering of common stock to the public.

        The G Street Property, which was originally constructed in 1969 and has undergone extensive renovations since 1997, was, as of March 1, 2006, approximately 90% leased and includes the following major tenants: Neighborhood Reinvestment Corporation ("NRC"); General Services Administration Federal Bureau of Investigations ("FBI"); and Prudential Relocation, Inc. ("Prudential").

        NRC, a national non-profit corporation that works to revitalize America's oldest, distressed communities, leases 49,164 square feet of the G Street Property for an annual rent of $1,879,513 under a lease that expires in May 2013 with two five-year renewal options available.

        FBI the principal investigative arm of the United States Department of Justice, leases 43,760 square feet of the G Street Property for an annual rent of $1,290,674 under a lease that expires in February 2009 with no renewal options available.

        Prudential, an operating unit of Associates Corporation of North America, provides finance, real estate and insurance services and leases 29,030 square feet of the G Street Property for an annual rent of $683,234 under a lease that expires in May 2006. The lease has been renewed through May 2008 for an annual rent of $1,175,715, with no renewed options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the G Street Property. Among other things, HPT Management has the authority to negotiate and enter into leases of the G Street Property on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to Broadway Real Estate Services, LLC, an affiliate of the seller.

Woodcrest Center

        On January 11, 2006, we acquired a single-story office building containing approximately 333,275 rentable square feet located on approximately 33 acres of land in Cherry Hill, New Jersey ("Woodcrest Center") through our acquisition of Woodcrest Road Associates, L.P., and Woodcrest Road Urban Renewal, LLC through Behringer Harvard Woodcrest I, LLC ("BH I"), which acquired a 1% general partnership interest in Woodcrest Road Associates, L.P., Behringer Woodcrest II, LLC ("BH II"), which acquired a 99% limited partnership interest, and Behringer Harvard Woodcrest III, LLC ("BH III"), which acquired 100% of the membership interests in Woodcrest Road Urban Renewal, LLC. BH I, BH II, and BH III are all wholly-owned subsidiaries of Behringer Harvard Woodcrest Holdings, LLC, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership. The total contract purchase price of Woodcrest Center, exclusive of closing costs and initial escrows, was $70,000,000. The purchase price for the transaction was determined through negotiations between the Woodcrest Center sellers, Woodcrest Road Associates, L.P., Woodcrest Road Urban Renewal, LLC, and other owners named in the agreement, and our advisor and its affiliates. We used borrowings of $50,400,000 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        Woodcrest Center, which was originally constructed in the 1960's and was recently renovated, was, as of March 1, 2006, approximately 93% leased and includes the following major tenants: Towers, Perrin, Forster and Crosby, Inc. ("Towers"); Equity One, Inc. ("Equity One") and American Water Works Company, Inc. ("American Water").

        Towers, a human resources outsourcing company that provides comprehensive outsourcing and consulting services to organizations throughout the world, leases 200,000 square feet of Woodcrest Center for an annual rent of $4,500,000 under a lease that expires in August 2015 with a three, five or seven-year renewal option followed by a second five-year renewal option available.

        Equity One, a subsidiary of Poplar North America, Inc., is a provider of mortgage loans as well as retail financing to merchants and dealers. Equity One leases 57,166 square feet of Woodcrest Center for a current annual rent of $256,104, increasing to $1,114,737 annually beginning June 2006, under a lease that expires in May 2011 with two five-year renewal option available.

        American Water, a municipal provider of water services, leases 54,587 square feet of Woodcrest Center for an annual rent of $1,119,033 under a lease that expires in February 2011 with an option to renew the lease until December 31, 2011. In addition, under certain conditions set forth in the lease, American Water may be granted two additional three-year renewal options.

        We entered into the loan agreement on January 11, 2006. The interest rate under the loan is fixed at 5.08585% per annum. Initial monthly payments of interest are required through January 2011, with monthly payments of $273,209 required beginning February 2011 and continuing through December 31, 2011, with any remaining balance due at the maturity date, January 11, 2016. Prepayment, in whole (but not in part), is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given.

        In addition, we have guaranteed payment of the obligation under the loan agreement in the event that, among other things (1) Woodcrest Road Associates, L.P., or Woodcrest Road Urban Renewal, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Woodcrest Road Associates, L.P., or Woodcrest Road Urban Renewal, LLC or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Woodcrest Center. Among other things, HPT Management has the authority to negotiate and enter into leases of Woodcrest Center on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to Trammell Crow Company.

Burnett Plaza

        On February 10, 2006, we acquired a forty-story office building containing approximately 1,024,627 rentable square feet located on approximately 2.242 acres of land in Fort Worth, Texas ("Burnett Plaza") through our operating partnership. The total contract purchase price for Burnett Plaza, exclusive of closing costs and initial escrows, was $172,000,000. The purchase price for the transaction was determined through negotiations between Burnett Plaza Associates, L.P. and our advisor and its affiliates. We assumed borrowings of $114.2 million under a loan agreement with Bank of America, N.A. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        Burnett Plaza, which was originally constructed in 1983, was, as of March 1, 2006, approximately 98% leased and includes the following major tenants: AmeriCredit Financial Services, Inc. ("AmeriCredit"); Burlington Resources Oil and Gas Company, L.P. ("Burlington"); and the U.S. Department of Housing and Urban Development ("HUD").

        AmeriCredit, a national independent auto finance company, leases approximately 238,303 square feet of Burnett Plaza for an annual rent of approximately $4.4 million under a lease that expires in May 2011 with two five-year renewal options available.

        Burlington, a company that engages in the world-wide exploration, development, production and marketing of crude oil and natural gas, leases approximately 198,539 square feet of Burnett Plaza for a current annual rent of approximately $3.1 million under a lease that expires in June 2013 with no renewal options available.

        HUD, a U.S. General Services Administration agency that works to increase homeownership and promote affordable housing throughout the United States, leases approximately 102,418 square feet of Burnett Plaza for an annual rent of approximately $1.9 million under a lease that expires in September 2013 with no renewal options available.

        We assumed the loan on Burnett Plaza on February 10, 2006. The interest rate under the loan is fixed at 5.0163% per annum. Initial monthly payments of interest only are required through April 2008, with monthly payments of principal and interest required beginning May 2008 and continuing through to the maturity date, April 1, 2015. Prepayment, in whole or in part, is not permitted.

        We have contracted with Brandywine Realty Trust, an affiliate of the seller, to manage, operate, lease and supervise the overall maintenance of Burnett Plaza. As compensation for its services, Brandywine Realty Trust is entitled to reimbursements for its out-of-pocket costs and on-site personnel costs and a property management fee equal to 3% of the monthly gross revenues from Burnett Plaza. In addition, HPT Management Services LP will receive an annual asset management fee equal to 0.6% of the asset value.

Competition

        We are subject to significant competition in seeking real estate investments and tenants. We compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. We also face competition from other real estate investment programs, including other Behringer Harvard programs, for investments that may be suitable for us. Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than either us or Behringer Advisors. They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

Insurance

        We believe that we have property and liability insurance with reputable, commercially rated companies. We also believe that our insurance policies contain commercially reasonable deductibles and limits, adequate to cover our properties. We expect to maintain such insurance coverage and to obtain similar coverage with respect to any additional properties we acquire in the near future. Further, we have title insurance relating to our properties in an aggregate amount that we believe to be adequate.

Regulations

        Our investments, as well as any future investments that we may make, are subject to various federal, state, local and foreign laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our investments.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

        The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates, including certain officers and directors of our advisor. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in any prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.

        Our chief executive officer and founder, Robert M. Behringer, has served as general partner, chief executive officer and/or director in 42 prior programs over the last fifteen years, which includes three other public programs and 39 privately offered programs.

        The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

        From time to time, Behringer Harvard Holdings or its affiliates, including our advisor, Behringer Advisors, may agree to waive or defer all or a portion of the acquisition, asset management or other fees due them, enter into lease agreements for unleased space or otherwise supplement investor returns, to increase the amount of cash available to pay distributions to investors. In each case, the results of operations, and distributions from, these programs would likely have been lower than without such arrangements.

Public Programs

        Affiliates of Behringer Advisors are sponsoring or have recently sponsored three public real estate programs with substantially the same investment objectives as ours (Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I). The initial public offerings with respect to Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I terminated on February 19, 2005. The initial public offering with respect to Behringer Harvard Opportunity REIT I commenced on September 20, 2005. The currently effective registration statement of Behringer Harvard Opportunity REIT I is for the offer and sale of up to 40 million shares of common stock at a price of $10.00 per share, plus an additional 8 million shares of common stock at $9.50 per share pursuant to that company's distribution reinvestment plan. As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates also have sponsored other privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, that are substantially similar to ours, and which are still operating and may acquire additional properties in the future. Behringer Advisors and its affiliates face conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs.

        The aggregate dollar amount of the acquisition and development costs of the properties in which we, Behringer Harvard Short-Term Fund and Behringer Harvard Mid-Term Fund I purchased interests, as of December 31, 2005, was approximately $900 million. Following is a table showing the breakdown by type of property of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and us as of December 31, 2005:

Type of Property	New	Used	Construction
Office and Industrial Buildings	0%	100%	0%
Retail Property	0%	100%	0%
Development Property	0%	0%	100%

        The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and us as of December 31, 2005, by 100% fee ownership interests, ownership of tenant-in-common (TIC) interests, and ownership of joint venture interests:

Fund	100% Owned	TIC Interests	Joint Ventures
Behringer Harvard REIT I	79.3%	20.7%	—
Behringer Harvard Short-Term Fund I	96.3%	—	3.7%
Behringer Harvard Mid-Term Fund I	100%	—	—

        As of December 31, 2005, Behringer Harvard Opportunity REIT I had sold 2,034,005 shares to 1,146 investors in its offering.

        Historically, the public programs sponsored by our affiliates, including us, have experienced losses during the first several quarters of operations. Many of these losses can be attributed to initial start-up costs and a lack of revenue producing activity prior to the programs' initial property investments. Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue. Furthermore, with the exception of the sale by Behringer Harvard Short-Term Fund I of the undeveloped land adjacent to the Woodall Rodgers Property, as described below, the programs have sold no properties, and thus, any appreciation or depreciation of the properties is not reflected in the net income of the programs.

        Upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Behringer Harvard public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Many of the offering materials and reports prepared in connection with the Behringer Harvard public programs are also available on our web site, www.behringerharvard.com. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Behringer Harvard Short-Term Fund I

        Behringer Harvard Short-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in office, office-tech, retail, apartment, industrial and hotel properties. Robert M. Behringer and Behringer Harvard Advisors II LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Short-Term Fund I. The public offering of Behringer Harvard Short-Term Fund I's units of limited partnership interest commenced on February 19, 2003 and terminated on February 19, 2005. As of February 19, 2005, Behringer Harvard Short-Term Fund I had

raised gross offering proceeds of approximately $109.2 million from the issuance of approximately 11 million units of limited partnership interest to approximately 4,200 investors.

        As of December 31, 2005, Behringer Harvard Short-Term Fund I had purchased interests in twelve real estate properties amounting to an investment of approximately $130 million (purchase price including debt financing).

        As of December 31, 2005, Behringer Harvard Short-Term Fund I owned an interest in the following properties:

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  The Woodall Rodgers Property. This property, acquired in February 2004, is located in Dallas, Texas and consists of a five-story office building built in 1984, containing approximately 74,090 rentable square feet and a free-standing single-story bank office building with drive-through lanes. The buildings are located on approximately 1.7 acres subject to a ground lease that expires in 2097. The property also included approximately 1.6 acres of undeveloped adjacent land that was sold to LZA Properties, L.P., an unaffiliated third party, on April 6, 2005. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in the remaining property. As of December 31, 2005, the remaining Woodall Rodgers Property was approximately 96% leased and includes as its major tenants Republic Title of Texas, Inc. and Precept Builders, Inc.

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  The Quorum Property. This property, acquired in July 2004, is located in Addison, Texas, a suburb of Dallas, Texas, and consists of a seven-story office building built in 1981, containing approximately 133,799 rentable square feet, a parking garage and a nine-lane drive-through bank facility. The buildings are located on approximately 3.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Quorum Property was approximately 65% leased and includes as its major tenants KMC Insurance Services, Inc., Workflow Studios, Inc. and JP Morgan/Chase Bank.

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  The Skillman Property. This property, acquired in part in July 2004 with the remainder purchased in May 2005, is located in Dallas, Texas and consists of a shopping/service center built in 1985 containing approximately 98,764 rentable square feet. The property is located on approximately 7.3 acres of land. Behringer Harvard Short-Term Fund I owns a 100% interest in the Skillman Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Skillman Property was approximately 85% leased and includes as its major tenants Compass Bank, Re/Max Associates of Dallas and El Fenix.

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  The Central Property. This property, acquired in August 2004, is located in Dallas, Texas and consists of a six-story office building containing approximately 87,292 rentable square feet. The property is located on approximately 0.66 acres of land. Behringer Harvard Short-Term Fund I owns a 62.5% interest in the Central Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Central Property was approximately 53% leased and includes as its major tenants BGO Architects, Dr. Monty Buck and Michael Burns and Associates, Inc.

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  The Coit Property. This property, acquired in October 2004, is located in Plano, Texas, a suburb of Dallas, Texas, and consists of a two-story office building built in 1986, containing approximately 105,030 rentable square feet. The property is located on approximately 12.3 acres of land. Behringer Harvard Short-Term Fund I owns a 90% interest in the Coit Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Coit Property was 100% leased to one tenant, CompUSA, Inc.

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  Mockingbird Commons. This property, acquired in November 2004, is located in Dallas, Texas and consists of a 5.4-acre site that is planned for redevelopment as a 475,000 square feet mixed-use project with a boutique hotel, high rise luxury condominiums and retail stores. Behringer Harvard Short-Term Fund I owns a 70% interest in the Mockingbird Commons Property through direct and indirect partnership interests in a limited partnership that owns the property.

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  Northwest Highway Property. This property, acquired in March 2005, is located in Dallas, Texas and consists of approximately 4.97 acres of land which is planned for development into high-end residential lots for the future sale to luxury home builders. Behringer Harvard Short-Term Fund I entered into a partnership agreement whereby Behringer Harvard Short-Term Fund I and a wholly-owned subsidiary of Behringer Harvard Short-Term Fund I owns a combined 80% interest in the Northwest Highway Property through direct and indirect partnership interests in a limited partnership that owns the property.

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  250/290 Carpenter Property. This property, acquired in April 2005, is located in Irving, Texas, a suburb of Dallas, Texas, and consists of a three-story office building built in 1976 and two connected seven-story towers, each built in 1983, in total containing approximately 536,241 rentable square feet. The property is located on approximately 15.3 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Carpenter Property was 100% leased to one tenant, Citicorp North America, Inc.

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  Landmark I & II. This property, acquired in July 2005, is located in Dallas, Texas, and consists of two separate two-story office buildings, each built in 1998, in total containing approximately 257,427 rentable square feet. The property is located on approximately 19.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, Landmark I & II were 100% leased to CompUSA, Inc. and CompUSA Management Company, Inc.

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  Melissa Land. This property, acquired in October 2005, is located in Collin County, Texas, and consists of 72.26 acres of land which is planned for development into residential lots for the future sale to home builders. Behringer Harvard Short-Term Fund I owns a 60% interest in this property through its direct partnership interest in a limited partnership.

Behringer Harvard Mid-Term Fund I

        Behringer Harvard Mid-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in institutional quality office and office service center properties having desirable locations, personalized amenities, high quality construction and creditworthy commercial tenants. Robert M. Behringer and Behringer Harvard Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Mid-Term Fund I. The public offering of Behringer Harvard Mid-Term Fund I's units of limited partnership interest commenced on February 19, 2003 and terminated February 19, 2005. As of February 19, 2005, Behringer Harvard Mid-Term Fund I had raised gross offering proceeds of approximately $44.2 million from the issuance of approximately 4.4 million units of limited partnership interest to approximately 1,300 investors.

        As of December 31, 2005, Behringer Harvard Mid-Term Fund I had purchased interests in six real estate properties amounting to an investment of approximately $34.5 million.

        As of December 31, 2005, Behringer Harvard Mid-Term Fund I owned following properties:

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  The Hopkins Property. This property, which was acquired in March 2004, is located in Hopkins, Minnesota, which is a suburb of Minneapolis. The property contains a one-story office building built in 1981, containing approximately 29,660 of rentable square feet and located on approximately 2.5 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. Pursuant to a lease terminating in September 2010, the property is

    100% leased on a triple-net basis to SunGard Financial Systems, Inc., which is a wholly-owned subsidiary of SunGard Data Systems.

  •
  The Northpoint Property. This property, which was acquired in June 2004, is located in Dallas, Texas and consists of a two-story office building built in 1978 containing approximately 79,049 rentable square feet. The property is located on approximately 5.1 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Northpoint Property was 100% leased and includes as its major tenants Centex Homes and Medical Edge Healthcare Group, Inc.

  •
  The Tucson Way Property. This property, which was acquired in October 2004, is located in Englewood, Colorado, a suburb of Denver. The property consists of a two-story office building built in 1985 containing approximately 70,660 rentable square feet. The property is located on approximately 6.02 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The Tucson Way Property is 100% leased to Raytheon Company on a triple-net basis through April 2012.

  •
  The 2800 Mockingbird Property. This property, which was acquired in March 2005, is located in Dallas, Texas. The property consists of a single-story office building containing approximately 73,349 rentable square feet. The property is located on approximately 3.97 acres of land. The building was originally constructed in 1940, expanded in 1979 and partially renovated in 2000. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The 2800 Mockingbird Property is 100% leased to Government Records Services, Inc., a division of Affiliated Computer Services, Inc., on a triple-net basis through September 2010.

  •
  The Parkway Vista Building. This property, acquired in June 2005, is located in Plano, Texas, a suburb of Dallas. The property consists of a two-story office building containing approximately 33,467 rentable square feet located on approximately two acres of land. The Parkway Vista Building, which was constructed in 2002, was approximately 100% leased as of December 31, 2005, and includes the following major tenants: American Express Financial Advisors; Blue Star Title, Inc.; and HKB-Brooks Rehabilitation.

  •
  The ASC Building. This property, acquired in December 2005, is located in Richardson, Texas, a suburb of Dallas. The property consists of a single-story office building containing approximately 28,880 rentable square feet located on approximately 2.2 acres of land. The ASC Building, which was constructed in 2000, is 100% leased to Air Systems Components, LP through October 2010.

Private Programs

        As of December 31, 2005 the prior privately offered programs sponsored by our affiliates include twenty-eight single-asset real estate limited partnerships, nine tenant-in-common offerings, one private REIT and one private multi-asset real estate limited partnership, Behringer Harvard Strategic Opportunity Fund I, which has investment objectives similar to ours. As of December 31, 2005, the total amount of funds raised from investors in these thirty-nine prior private offerings was approximately $298.7 million, and the total number of investors in such programs was approximately 930. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings closed during the last three years and compensation paid to the sponsors of these programs.

        The aggregate dollar amount of the acquisition and development costs of the properties purchased by the privately offered programs previously sponsored by our affiliates, as of December 31, 2005, was $696.3 million. Of this aggregate amount, approximately 95.5% was spent on existing or used properties, approximately 1.7% was spent on construction properties, and approximately 2.8% was spent on acquiring or developing land. Of the aggregate amount, approximately 77.8% was spent on acquiring or developing office buildings, approximately 7.5% was spent on acquiring or developing golf centers and marinas, approximately 13.4% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 0.9% was spent on acquiring or developing retail centers, and approximately 0.4% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Nevada, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $313.5 million, $114.7 million, $48.0 million, $34.9 million, $46.8 million, $54.3 million, $50.7 million, $17.3 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs as of December 31, 2005:

Type of Property	New	Used	Construction
Office buildings	0.0%	98.5%	1.5%
Apartments	0.0	100.0	0.0
Retail	0.0	100.0	0.0
Marinas/Golf	0.0	91.3	8.7
Land	0.0	100.0	0.0
Storage facilities	0.0	100.0	0.0

        As of December 31, 2005, these programs have sold 36 of the total of 64 properties, or 56% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 2001, results of such programs that have completed their operations since December 31, 2000 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 2003.

        As of December 31, 2005, the percentage of these programs, by investment, with investment objectives similar to ours is 90.5%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 37 office buildings, three multi-tenant residential property and one hotel resort property with an aggregate purchase price of $630.2 million, using $384.3 million in purchase mortgage financing. These buildings were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Florida and the U.S. Virgin Islands and had an aggregate of 4.5 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs since January 1, 2003, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

Behringer Harvard Strategic Opportunity Fund I

        Behringer Harvard Strategic Opportunity Fund I, a Texas limited partnership, was formed in January 2005 to acquire interests in income-producing properties that may be repositioned or redeveloped so that they will reach an optimum value within an anticipated three-to-five year holding period. Robert M. Behringer and Behringer Harvard Strategic Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Strategic Opportunity Fund I. The offering of Behringer Harvard Strategic Opportunity Fund I's units of limited partnership interest commenced on January 20, 2005. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I had raised gross offering proceeds of approximately $59.7 million from the issuance of approximately 6 million units of limited partnership interest to approximately 460 investors.

        As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I had purchased interests in four real estate properties amounting to an investment of approximately $85.1 million. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I owned following properties:

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  Lakeway Inn. This property, acquired in February 2005, consists of a six-story hotel building, 17 cabana room buildings, two conference room buildings and a two-story parking garage. The property has 238 guestrooms and is located on approximately 16.6 acres of land on the shores of Lake Travis near Austin, Texas. Significant restoration is planned for this property.

  •
  Stonecreek Apartments. This property, acquired in July 2005, consists of a 172-unit apartment project situated on approximately 11.8 acres of land and an adjacent 8.1-acre tract of land, all located in Killeen, Texas. It is anticipated that an apartment project containing 128 units will be constructed on the adjacent 8.1-acre tract of land. Behringer Harvard Strategic Opportunity Fund I owns a 90% interest in this property.

  •
  Firestone Apartments. This property, acquired in August 2005, consists of a 350-unit apartment project situated on approximately 11 acres of land located in Fort Worth, Texas. Behringer Harvard Strategic Opportunity Fund I acquired a 100% interest in this property and has since sold 56.5% through Behringer Harvard Firestone S LP.

  •
  Tahoe Property. This property, acquired in December 2005, is located in the South Lake Tahoe community of Stateline, Nevada, and consists of 0.68 acres of land that is planned for development into a six-story building with 49 luxury condominium units. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I owns 100% of the controlling membership interests in the limited liability company that owns the property.

Other Private Offerings

        Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant-in-common interests for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. As of December 31, 2005, Behringer Harvard Holdings or one or more of its affiliates had sponsored nine such offerings, in which a real estate limited liability company affiliated with or sponsored by Behringer Harvard Holdings, has purchased the property directly from the seller and then sold tenant-in-common interests in these properties through an assignment of the purchase and sale agreement relating to the property. We have participated in seven such transactions in which we have directly acquired an interest in the property from the seller and thus is a tenant-in-common with other tenant-in-common holders.

        Behringer Harvard Minnesota Center TIC I, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Minnesota Center that were not purchased by us. For a description of Minnesota Center, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Minnesota Center." The private placement offering of tenant-in-common interests commenced on July 10, 2003, and was completed on October 15, 2003. Behringer Harvard Minnesota Center TIC I, LLC raised total gross offering proceeds of approximately $14.1 million from the sale of 22 tenant-in-common interests.

        Behringer Harvard Enclave S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Enclave on the Lake that were not purchased by us. For a description of Enclave on the Lake, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Enclave on the Lake." The private placement offering of tenant-in-common interest commenced on March 1, 2004 and was completed on April 12, 2004. Behringer Harvard Enclave S LP raised total gross offering proceeds of approximately $7.7 million from the sale of 12 tenant-in-common interests.

        Behringer Harvard Beau Terre S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer undivided tenant-in-common interests in Beau Terre Office Park pursuant to a private placement offering. Beau Terre Office Park is located in Bentonville, Arkansas. The property contains approximately 36 single-story office buildings, with approximately 371,083 rentable square feet of office space and is located on approximately 70 acres of land. The private placement offering of tenant-in-common interests commenced on May 12, 2004 and was completed on August 18, 2004. Behringer Harvard Beau Terre S, LLC raised total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests. See "—Pending Litigation" below.

        Behringer Harvard St. Louis Place S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in St. Louis Place that were not purchased by us. For a description of St. Louis Place, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—St. Louis Place." The private placement offering of tenant-in-common interests commenced on June 1, 2004 and was completed on July 15, 2004. Behringer Harvard St. Louis Place S, LLC raised total gross offering proceeds of approximately $10.6 million from the sale of 14 tenant-in-common interests.

        Behringer Harvard Colorado Building S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Colorado Building that were not purchased by us. For a description of Colorado Building, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Colorado Building." The private placement offering of tenant-in-common interests commenced on July 8, 2004 and was completed on August 10, 2004. Behringer Harvard Colorado Building S, LLC raised total gross offering proceeds of approximately $5.1 million from the sale of 8 tenant-in-common interests.

        Behringer Harvard Travis Tower S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Travis Tower that were not purchased by us. For a description of Travis Tower, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Travis Tower." The private placement offering of tenant-in-common interests commenced on September 17, 2004 and was completed on December 10, 2004. Behringer Harvard Travis Tower S LP raised total gross offering proceeds of approximately $10.4 million from the sale of 20 tenant-in-common interests.

        Behringer Harvard Pratt S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in the 250 West Pratt Street Property that were not purchased by us. For a description of 250 West Pratt Street Property, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—250 West Pratt Street Property." The private placement offering of tenant-in-common interests commenced on November 11, 2004 and was completed on December 17, 2004. Behringer Harvard Pratt S, LLC raised total gross offering proceeds of approximately $13.8 million from the sale of 18 tenant-in-common interests.

        Behringer Harvard Alamo Plaza S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Alamo Plaza that were not purchased by us. The private placement offering of tenant-in-common interests commenced on January 18, 2005 and was completed on

February 24, 2005. Behringer Harvard Alamo Plaza S LP raised total gross offering proceeds of approximately $13.3 million from the sale of 25 tenant-in-common interests.

        Behringer Harvard Firestone S LP was formed as a special purpose limited partnership by Behringer Harvard Strategic Opportunity Fund I to offer, pursuant to a private placement offering, the tenant-in-common interests in the Firestone Apartments that were not purchased by Behringer Harvard Strategic Opportunity Fund I. The private placement offering of tenant-in-common interests commenced on September 23, 2005 and was completed on December 15, 2005. Behringer Harvard Firestone S LP raised total gross proceeds of approximately $7.3 million from the sale of three tenant-in-common interests.

        In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.

        The prior programs sponsored by our affiliates occasionally have been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs also have been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. Additionally, other Behringer Harvard sponsored tenant-in-common programs, in which we are typically the largest tenant-in-common investor, have acquired tenant-in-common interests in certain commercial office properties with the expectation that the near term occupancy levels would improve to a level sufficient to meet the initial targeted return for the respective properties. The increase in occupancy rates in certain of these submarkets where some of these properties are located, and the leasing increases at those properties, have been slower than anticipated. While these properties all are providing positive returns and these properties continue to seek lease-up with growing success, the slower growth in occupancy levels in the near term has resulted in lower current income and lower current distributions generated by these investments than were anticipated. In certain instances, Behringer Harvard Holdings, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, including the deferral of asset management fees otherwise payable to the sponsor or its affiliates. Our business will be affected by similar conditions.

        Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience with investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us, due to the state of the real estate market or in order to diversify our investment portfolio. See "Management" for a description of the experience of each of our directors and executive officers.

        No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives.

Pending Litigation

        The Beau Terre Office Park tenant-in-common program is currently underperforming relative to projections, which were based on seller representations that Behringer Harvard Holdings believes to be false. Behringer Harvard Holdings has completed a settlement with the investors in the Beau Terre Office Park tenant-in-common program to support such investors' returns and is pursuing claims against the seller of the property and other parties on behalf of itself and the investors. As a result of the lower than anticipated performance of this asset, Behringer Harvard Holdings allowed the property management agreement with the on-site property manager to expire according to its terms. The on-site property manager was replaced with Trammell Crow starting January 2006. The former on-site property manager, an agent of the seller, filed a lawsuit against Behringer Harvard Holdings in Dallas, Texas alleging breach of contract, among other things. Behringer Harvard Holdings believes that the lawsuit lacks merit and is actively defending those claims and pursuing its own claims against the seller and others.

FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers. The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

        We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

        Morris, Manning & Martin, LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. Morris, Manning & Martin, LLP has provided us an opinion that we have organized in conformity with the requirements for qualification and taxation as a REIT under the Code taxable year ended December 31, 2004, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Morris, Manning & Martin, LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided by us to Morris, Manning & Martin, LLP. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See "Risk factors—Federal income tax risks." The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

        We made an election to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ending December 31, 2004. We intend to operate in a manner as to remain qualified for taxation as a REIT under the Code, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after our REIT qualification, to cause us to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determined not to pursue or preserve our status as a REIT. If our board of directors were to determine that our election to be taxed as a REIT is no longer in our best interest or the best interest of our stockholders, our board of directors could decide to withdraw our REIT status.

        Although we currently intend to operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, in 2003, Congress passed major federal tax legislation that illustrates the changes in tax law that could affect that decision. One of the changes reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15%. REIT dividends generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate of tax on dividends received by individuals, the combined maximum corporate and individual federal income tax rates is 44.75% and, with the effect of state income taxes, the combined tax rate can exceed 50%. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to taxation of corporations.

        Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

        Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

  •
  we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

  •
  under some circumstances, we will be subject to alternative minimum tax;

  •
  if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

  •
  if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100% tax;

  •
  if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

  •
  if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

  •
  if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

Taxable REIT Subsidiaries

        A taxable REIT subsidiary, or TRS, is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS. A corporation can be a TRS with respect to more than one REIT. We may form one or more TRSs for the purpose of owning and selling properties that do not qualify as part of a 1031 like-kind exchange or meet the requirements of the "prohibited transactions" safe harbor. See "Requirements for Qualification as a REIT—Operational Requirements—Prohibited Transactions" below.

        A TRS is subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation. Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either (1) to us if we do not pay the distributions received to our stockholders as distributions, or (2) to our stockholders if we do pay out the distributions received to our stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under "Requirements for Qualification as a REIT—Operational Requirements—Asset Tests" that generally precludes ownership of more than 10% (by vote or value) of any issuer's securities. However, as noted below, in order for us to qualify as a REIT, the securities of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets. We cannot, however, assure that we will always satisfy the 20% value limit or that the Internal Revenue Service will agree with the value we assign to our TRSs.

        We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain or our properties as noted above, we would likely use TRSs to engage in activities through a TRS for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described below. We may also use TRSs to satisfy various lending requirements with respect to special purpose bankruptcy remote entities.

Requirements for Qualification as a REIT

        In order for us to qualify, and continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

        In order to qualify for taxation as a REIT under the Code, we must:

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  be a domestic corporation;

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  elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

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  be managed by one or more trustees or directors;

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  have transferable shares;

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  not be a financial institution or an insurance company;

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  use a calendar year for federal income tax purposes;

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  have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

  •
  not be closely held.

        As a Maryland corporation, we satisfy the first requirement, and we have filed an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. These requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        We currently have over 100 stockholders and we anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements as of the end of our 2004 taxable year. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in "Description of Shares—Restriction on Ownership of Shares." These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective.

        Based on the foregoing, we currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See "Treatment of Tax-Exempt Stockholders" below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a

REIT that does not elect to be taxed as a TRS, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Operational Requirements—Gross Income Tests

        To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

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  At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is known as the 75% Income Test.

  •
  At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

        The rents we receive, or that we are deemed to receive, qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

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  the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

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  rents received from a tenant will not qualify as "rents from real property" if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified), other than a TRS;

  •
  if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property"; and

  •
  the REIT must not operate or manage the property or furnish or render services to tenants, other than through a TRS or an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed 1% of all amounts received or accrued with respect to that property. We may own up to 100% of the stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties.

        We will be paid interest on the mortgage, bridge or mezzanine loans that we make or acquire. All interest qualifies under the 95% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest also will qualify for the 75% income test. If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan also will qualify for the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

        If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

        Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage, bridge or mezzanine loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Code governing "new capital investments," however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

        Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. There can be no assurance given in this regard, however.

        Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attach a schedule of our income sources to our federal income tax return; and

  •
  any incorrect information on the schedule is not due to fraud with intent to evade tax.

        It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements—Prohibited Transactions

        A "prohibited transaction" is a sale by a REIT of property held primarily for sale to customers in the ordinary course of the REIT's trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT). A 100% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

        A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

  •
  the REIT has held the property for not less than four years;

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  the aggregate expenditures made by the REIT, or any stockholder of the REIT, during the four-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

  •
  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or 1031 like-kind exchanges or (2) the aggregate adjusted bases of the non-foreclosure property sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of such year;

  •
  if the property is land or improved property not acquired through foreclosure or lease termination, the REIT has held the property for at least four years for the production of rental income; and

  •
  if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale. Moreover, if a REIT obtains replacement property pursuant to a 1031 like-kind exchange, then it will be entitled to tack the holding period it has in the relinquished property.

        The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax. In that event, the transaction must be analyzed to determine whether it is a prohibited transaction.

Operational Requirements—Asset Tests

        At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

  •
  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

  •
  Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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  Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding voting securities.

  •
  Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

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  Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

        For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage, bridge or mezzanine loans that constitute real estate assets, or equity interests in a partnership.

        The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements—Annual Distribution Requirement

        In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

        While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular distribution payment date after the declaration.

        Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount distributed to stockholders.

        In addition, if we fail to distribute during each calendar year at least the sum of:

  •
  85% of our ordinary income for that year;

  •
  95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

  •
  any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

        We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that net capital gain attributable to the sale of depreciated property may exceed our cash attributable to that sale.

        In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

        If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency distributions" in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

        As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be:

  •
  we would be required to pay the tax on these gains;

  •
  our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

  •
  the basis of a stockholder's shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder's long-term capital gains.

        In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Behringer Advisors or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements—Recordkeeping

        In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

        If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See "Risk Factors—Federal Income Tax Risks."

        We may, from time to time, acquire entities that own real estate including other entities that have elected to be taxed as a REIT. In this latter case, if we decide to maintain the entity's status as a REIT at the time we acquire it, but later fail to maintain or operate the entity in accordance with the various rules governing REIT status, the entity would likely lose its status as a REIT. Failure to maintain the acquired entity's status as a REIT would also likely cause us to lose our status as a REIT. See "Risk Factors—Federal Income Tax Risks."

Sale-Leaseback Transactions

        Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

        The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Derivatives and Hedging Transactions

        We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95% gross income test, but would be treated as non-qualifying income for purposes of the 75% gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of U.S. Stockholders

Definition

        In this section, the phrase "U.S. stockholder" means a holder of shares that for federal income tax purposes:

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  is a citizen or resident of the United States;

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  is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

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  is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

        Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving "qualified dividends," dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to a lower rate on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rate on dividends except with respect to the portion of any distribution which (1) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the new lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRSs, (2) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (3) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their federal income tax returns.

        We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

        Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares.

Passive Activity Loss and Investment Interest Limitations

        Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their "passive losses" to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

        In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

        Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

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  fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

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  furnishes an incorrect tax identification number;

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  is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

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  under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (1) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (2) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

        Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

        Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI, as defined in the Code. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

        In the event that we were deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be "predominately held" by such trusts if either (1) one employee pension benefit trust owns more than

25% in value of our shares, or (ii) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee pension benefit trusts, as defined in the Code, to the extent required to trigger the treatment of our income as to such trusts.

        For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization which is a prospective stockholder should consult its own tax advisor concerning these "set aside" and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

        The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected With a U.S. Trade or Business

        In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the non-U.S. stockholder's conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

        The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a U.S. trade or business.

Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

        A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a "United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

        Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

        Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

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  35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

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  30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

        In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder's U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

        A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling stockholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

        If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

        Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

        Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

        Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Stock Ownership

        We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

        We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Behringer Harvard REIT I, Behringer Harvard OP, our TRSs, and any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Compliance with American Jobs Creation Act

        As part of our strategy for compensating employees, directors, officers, executives and other individuals, we intend to issue one or more forms of equity-based compensation such as (1) options and warrants to purchase our common stock, (2) restricted common stock subject to vesting, and (3) profits interest units in our operating partnership or in an entity that holds interests of our Operating Partnership. Additionally, while we have no current intention to do so, under our stock option plans and warrant plans we may issue stock appreciation rights or restricted stock units. Each of these methods for compensating individuals may constitute "nonqualified deferred compensation plans" under Section 409A of the Code.

        Section 409A of the Code applies to plans, agreements and arrangements that meet the definition of "nonqualified deferred compensation plans" as defined in this new provision. Under Section 409A, to avoid adverse tax consequences, "nonqualified deferred compensation plans" must meet certain requirements regarding, among other things, the timing of distributions or payments and the timing of agreements or elections to defer, and must also prohibit any possibility of acceleration of distributions or payments.

        Based on the statutory language and Congressional committee reports, it appears that stock appreciation rights and restricted stock units will likely constitute "nonqualified deferred compensation plans" for purposes of these provisions. It is also possible that restricted stock and some stock options (those with an exercise price that is less than the fair market value of the underlying stock as of the date of grant) could be considered "nonqualified deferred compensation plans" for these purposes.

        If Section 409A applies to any of the awards issued under our stock option plans, warrant plans or any other arrangement or agreement that we may make, and if the award, arrangement or agreement does not meet the timing and other prohibition requirements of Section 409A, then the following adverse tax consequences will result. All amounts deferred will be currently taxable to the recipient to the extent such amounts are not subject to a substantial risk of forfeiture and have not previously been included in the gross income of the affected individual. Interest on the resulting tax deficiency at the statutory underpayment rate plus one percentage point will be due on any resulting tax underpayments computed as if the compensation had been included in the income of the recipient and taxed when first deferred (or, if later, when no longer subject to a substantial risk of forfeiture). Finally, a 20% additional tax would be imposed on the amounts required to be included in income.

        If the affected individual is our employee, we will be required to withhold federal income taxes on the amounts taxable to the employee even though there is no payment from which to deduct this amount. If this were to occur, we would be liable for such amounts but might have no source for reimbursement from the employee. We also will be required to report on an appropriate form (W-2 or 1099) all amounts that are deferred. This is required without regard to whether such deferred amounts are subject to the Section 409A rules. If we fail to withhold or to report properly to the Internal Revenue Service, we could be liable for various employment tax penalties.

        It is our current intention not to issue any award, or enter into any agreement or arrangement that would be considered a "nonqualified deferred compensation plan" under Section 409A, unless the award, agreement or arrangement complies with the timing and other requirements of Section 409A. It is our current belief, based upon the statute, legislative history and proposed regulations, that the awards, agreements and arrangements that we currently intend to implement will not be subject to taxation under Section 409A.

        Although we intend to avoid the application of Section 409A, we can offer no assurance that we will be successful in avoiding the adverse tax consequences that would result if we are unsuccessful in these efforts.

Tax Aspects of Our Operating Partnership

        The following discussion summarizes certain federal income tax considerations applicable to our investment in Behringer Harvard OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

        We will be entitled to include in our income a distributive share of Behringer Harvard OP's income and to deduct our distributive share of Behringer Harvard OP's losses only if Behringer Harvard OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Behringer Harvard OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

        Even though Behringer Harvard OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See "Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests" above.

        Applicable Treasury Regulations known as PTP Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or its substantial equivalent if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Behringer Harvard OP qualifies for the Private Placement Exclusion. Moreover, even if Behringer Harvard OP were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, we believe Behringer Harvard OP should not be taxed as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

        We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Behringer Harvard OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, Behringer Harvard OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Behringer Harvard OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, Behringer Harvard OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

        If for any reason Behringer Harvard OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests" and "Operational Requirements—Asset Tests" above. In addition, any change in Behringer Harvard OP's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Behringer Harvard OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Behringer Harvard OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Behringer Harvard OP's taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

        A partnership is not a taxable entity for federal income tax purposes. As a partner in Behringer Harvard OP, we will be required to take into account our allocable share of Behringer Harvard OP's income, gains, losses, deductions and credits for any taxable year of Behringer Harvard OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Behringer Harvard OP.

Partnership Allocations

        Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Behringer Harvard OP's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

        Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.

        Under the partnership agreement for Behringer Harvard OP, depreciation or amortization deductions of Behringer Harvard OP generally will be allocated among the partners in accordance with their respective interests in Behringer Harvard OP, except to the extent that Behringer Harvard OP is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Behringer Harvard OP than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

        The adjusted tax basis of our partnership interest in Behringer Harvard OP generally is equal to (1) the amount of cash and the basis of any other property contributed to Behringer Harvard OP by us, (2) increased by (a) our allocable share of Behringer Harvard OP's income and (b) our allocable share of indebtedness of Behringer Harvard OP, and (3) reduced, but not below zero, by (a) our allocable share of Behringer Harvard OP's loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Behringer Harvard OP.

        If the allocation of our distributive share of Behringer Harvard OP's loss would reduce the adjusted tax basis of our partnership interest in Behringer Harvard OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Behringer Harvard OP or a reduction in our share of Behringer Harvard OP's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Behringer Harvard OP has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

        Behringer Harvard OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Behringer Harvard OP acquires properties for cash, Behringer Harvard OP's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Behringer Harvard OP. Behringer Harvard OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Behringer Harvard OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that Behringer Harvard OP acquires properties in exchange for units of Behringer Harvard OP, Behringer Harvard OP's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Behringer Harvard OP. Although the law is not entirely clear, Behringer Harvard OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership's Property

        Generally, any gain realized by Behringer Harvard OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Behringer Harvard OP upon the disposition of a property acquired by Behringer Harvard OP for cash will be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard OP.

        Our share of any gain realized by Behringer Harvard OP on the sale of any property held by Behringer Harvard OP as inventory or other property held primarily for sale to customers in the ordinary course of Behringer Harvard OP's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See "Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests" above. We, however, do not currently intend to acquire or hold or allow Behringer Harvard OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Behringer Harvard OP's trade or business.

1031 Exchange Program

        Each of the properties (Exchange Program Properties) that are the subject of the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliate generally will be purchased by a single member limited liability company or similar entity established by Behringer Harvard Holdings or other affiliates of our sponsor, referred to in this prospectus as a Behringer Harvard Exchange Entity. The Behringer Harvard Exchange Entity markets co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets primarily owned by the 1031 Participants. The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Code as replacement real estate assets.

        As the Behringer Harvard Exchange Entity successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants. Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants. Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.

        We have purchased, and anticipate purchasing in the future, interests in Exchange Program Properties. When we purchase interests in the Exchange Program Properties, the tax treatment will be the same as it would with respect to other acquisitions of real property. We will become the owner of an interest in real estate, it will have a basis in the real estate equal to its cost, and its holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, we will recognize gain or loss in the same fashion it would with any other real estate investments. The fees that a Behringer Harvard Exchange Entity pays to us for participating in an Exchange Program Property will be taxable as ordinary income to us.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

        The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Code, an individual retirement account or annuity described in Sections 408 or 408A of the Code, an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, or a Coverdell education savings account described in Section 530 of the Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

        Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

        In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

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  whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

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  whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

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  whether the investment will result in UBTI to the Plan or IRA, see "Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders;"

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  whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

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  the need to value the assets of the Plan or IRA annually; and

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  whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Code, if applicable.

        Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements—Plan Liquidity

        Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See "Risk Factors—Federal Income Tax Risks." The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See "Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for the shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

        Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how "fair market value" should be determined.

        Unless and until our shares are listed for trading on a national securities exchange or are included for quotation on the Nasdaq National Market System, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the net asset value per shares will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property. Beginning three full fiscal years after the last offering of our shares, the value of the properties and our other assets will be based on valuations of our properties or of our enterprise as a whole as our board determines appropriate. Such valuations will be performed by persons independent of us and of Behringer Advisors.

        We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. We also intend to make quarterly and annual valuations available to our stockholders through our web site beginning with the year 2009, or two years after the last offering of our shares.

        There can be no assurance, however, with respect to any estimate of value that we prepare, that:

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  the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

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  our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

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  that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations—Prohibited Transactions

        Any person identified as a "fiduciary" with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or IRAs and "parties-in-interest" or "disqualified persons" are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

        In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as "Plan Assets," our directors would, and other of our employees might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets—Definition

        A definition of Plan Assets is not set forth in ERISA or the Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

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  in securities issued by an investment company registered under the Investment Company Act;

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  in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the Securities and Exchange Commission;

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  in which equity participation by "benefit plan investors" is not significant; or

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  in an "operating company," which includes "venture capital operating companies" and "real estate operating companies."

        The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose, and we anticipate that we will not qualify for this exception since we expect to have equity participation by "benefit plan investors" in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

Publicly Offered Securities Exemption

        As noted above, if a Plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is "widely held" and "freely transferable" are inherently factual matters.

        Under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the "freely transferable" requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that "whether a security is 'freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances," and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the "freely transferable" requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that such requirement is met by our shares.

        Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are "freely transferable." The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not "freely transferable."

        We have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, that it is more likely than not that our shares will be deemed to constitute "publicly offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed below are not expected to arise.

Real Estate Operating Company Exemption

        Even if we were deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a "real estate operating company." We will be deemed to be a "real estate operating company" if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50% of our assets to the management and development of real estate.

        An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the "real estate operating company" exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to our ability to structure our operations to qualify for the "real estate operating company" exemption.

Consequences of Holding Plan Assets

        In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

        If our management or affiliates were treated as fiduciaries with respect to Plan and IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

        Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party in interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions—Consequences

        ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRA's, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES

        The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

        Under our charter, we have authority to issue a total of 400,000,000 shares of capital stock. Of the total shares authorized, 349,999,000 shares are designated as common stock with a par value of $0.0001 per share, 1,000 shares are designated as convertible stock with a par value of $0.0001 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.0001 per share. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could adversely affect the voting rights of holders of our issued and outstanding stock, or delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest. In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

        As of March 1, 2006, approximately 73,115,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. On March 22, 2006, we sold 1,000 shares of our convertible stock to Behringer Advisors.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such dividends as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred shares, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares of common stock issued in this offering will be fully paid and non assessable. Holders of shares of our common stock do not have preemptive rights, which means that you do not have an automatic option to purchase any new shares that we issue, nor any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

        We expect that, until our common stock is listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System, we will not issue a certificate representing stock ownership. Instead, our shares are held in "uncertificated" form, which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Phoenix Transfer, Inc. acts as our registrar and as the transfer agent for our shares. Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge. Investors who wish to transfer shares of our common stock will be required to pay us a transfer fee of $50, or such other amount as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.

Convertible Stock

        Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.0001 per share. We have issued all of these shares to Behringer Advisors. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. Except for certain limited circumstances, we may not redeem all or any portion of the outstanding shares of convertible stock. The conversion of the convertible stock into common shares will result in dilution of the stockholders' interests.

        With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required for the adoption of any amendment, alteration or repeal of our provision of the charter that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

        Upon the occurrence of (1) receipt by the investors of distributions equal to the sum of the aggregate capital invested by such investors plus a 9% cumulative, non-compounded, annual return on such capital contributions; or (2) the listing of the shares of common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below. Before we will be able to pay distributions to our investors equal to the sum of the aggregate capital invested by such investors plus a 9% cumulative, non-compounded annual return on such capital contributions, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (1) above.

        Upon the occurrence of either such event, each share of convertible stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of (1) the product of 0.15 times the amount, if any, by which (a) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date exceeds (b) the sum of the aggregate capital invested by our investors plus an amount equal to a 9% cumulative, non-compounded, annual return on such capital contributions as of the date of the event triggering the conversion, with such result divided by (2) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing.

        Upon the occurrence of the termination or expiration without renewal of our advisory agreement with Behringer Advisors, other than a termination by us because of a material breach by our advisor, each outstanding share of our convertible stock will become convertible into the number of shares of our common stock equal to 1/1000 of the quotient of (1) the product of 0.15 times the amount, if any, by which (a) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) plus the total distributions paid to our stockholders through the date of the termination or expiration of the advisory agreement exceeds (b) the sum of the aggregate capital invested by our investors plus an amount equal to a 9% cumulative, non-compounded, annual return on such capital contributions, with such result divided by (2) the value of the company as of the date of the termination or expiration of the advisory agreement divided by the number of outstanding shares of common stock as of such date. Thereafter, upon the earlier to occur of (i) the date our investors have received distributions equal to the aggregate capital invested by our investors plus an amount equal to a 9% cumulative, non-compounded, annual return on such capital contributions or (ii) the listing of the common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, the convertible stock will automatically convert into the applicable number of shares of common stock.

        As used above and in our charter, "value of the company" as of a specific date means our actual value as a going concern on the applicable date based on the difference between (1) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (2) all of our liabilities as set forth on our then current balance sheet, provided that (a) if such value is being determined in connection with a change of control that establishes our net worth (e.g., a tender offer for the common stock, sale of all of the common stock or a merger) then the value shall be the net worth established thereby and (b) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of such listing. If the holders of convertible stock disagree with the value so determined by the board, then the holders of convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

        If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized. The remaining shares of convertible stock will be immediately retired.

Preferred Stock

        Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. If our board of directors does determine to issue preferred stock, it will not authorize the issuance of preferred stock to our advisor or any of its affiliates except on the same terms as the preferred stock is offered to all other existing stockholders or to new stockholders. In each instance that preferred stock is to be issued, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

Meetings and Special Voting Requirements

        An annual meeting of the stockholders is held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president or upon the written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, our corporate secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

        Under the Maryland General Corporation Law and our charter, our stockholders are entitled to vote at a duly held meeting at which a quorum is present on:

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  the election or removal of directors;

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  any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of the shares, and to effect certain amendments permitted under Maryland law;

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  our liquidation or dissolution;

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  a reorganization as provided in our charter; and

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  any merger, consolidation or sale or other disposition of substantially all of our assets.

        Except as provided above, the approval of our board of directors and of holders of at least a majority of our outstanding common stock is required for any of the foregoing. Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

        Our advisor is selected and approved annually by our directors. While our stockholders do not have the ability to vote to replace Behringer Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

        Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder's name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives also will be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

        In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

        In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

        In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or preferred stock (subject to adjustment to not more than 9.9%). This limitation does not apply to the holders of our convertible stock or the common stock issued upon conversion of our convertible stock. However, if the terms of our convertible stock provide that in the event of any conversion that our board determines in good faith would jeopardize our qualification as a REIT, then only such number of shares of convertible stock (or fraction thereof) shall be converted into shares of common stock such that our REIT status is not jeopardized, with the remaining shares of convertible stock being deemed to be retired immediately prior to conversion.

        Our charter further prohibits (1) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (2) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

        Our board, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

        Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being "closely held" under Section 856(h) of the Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (x) the shares shall be deemed to have been sold on behalf of the trust and (y) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand. The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

        Currently, we make cash distributions to our stockholders from capital at an annualized rate of 7% assuming that shares were purchased for $10.00 per share. Your average weighted share price may be lower than $10.00 per share, and your individual percentage return may be greater than 7%, as a result of shares purchased through our distribution reinvestment plan at less than $10.00 per share or acquired in connection with our 10% stock distribution. Current distributions are paid from available capital in anticipation of future cash flow from our investments. There can be no assurance that future cash flow will support distributions at the current rate. See "Risk Factors—Risks Related to Our Business in General—Distributions may be paid from capital, and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time."

        We intend to continue to declare and make distributions provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. Distributions are paid to investors who are stockholders as of the record dates selected by our board. Our board currently declares distributions on a quarterly basis, portions of which are paid on a monthly basis. Monthly distributions are paid based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions beginning on the day that they purchase shares. We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our "REIT taxable income." See "Federal Income Tax Considerations—Requirements for Qualification as a REIT."

        Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow, and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions.

        Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. See "Risk Factors—Risks Related to Our Business in General—Distributions may be paid from capital, and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time."

        On March 20, 2006, our board of directors declared distributions payable to stockholders of record each day during the months of April, May and June 2006. The declared distributions equal a daily amount of $.0019178 per share of common stock, which is equivalent to an annual distribution rate of 7% assuming the share was purchased for $10.00. There is no assurance that we will be able to maintain distributions at the rate set by our board of directors for the second quarter of 2006.

        We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. On October 1, 2005, we issued a 10% stock distribution to stockholders of record on September 30, 2005. Each holder of record received one additional share of our common stock for every ten shares owned on the record date. We may issue other securities as stock dividends in the future.

        We are focused on building what we believe is a portfolio of institutional quality real estate with premier business addresses in especially desirable locations. We believe that this focus will help us achieve our goal of providing our investors a liquidity event either by listing our common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, or selling our properties. In our view, the ability to achieve either of these liquidity events requires us to build and maintain the quality of our real estate portfolio.

        As a result of the increasing demand on the part of institutional and global investors for institutional quality real estate located in major U.S. markets, the costs of acquiring institutional quality real estate have increased since we began accumulating our real estate portfolio. This results in downward pressure on current yields from such assets, which would be expected to create downward pressure on the rate of current distributions we are able to make. We expect this trend to continue throughout 2006. Rather than compromise the quality of our real estate portfolio, which could have a negative effect on a liquidity event, we intend to maintain our objective of building a portfolio of high quality institutional real estate. Although this strategy may result in delays in locating suitable investments, higher acquisition costs and lower returns in the short-term, we believe our portfolio's overall long-term performance will be enhanced. Our board of directors has and will continue to evaluate our distributions on at least a quarterly basis and depending on investment trends at the time, may consider lowering our distribution rate for subsequent periods.

Share Redemption Program

        Prior to the time that our shares are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System, stockholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or a portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

        Except as described below for redemptions upon the death or disability of the stockholder or such stockholder's need for long-term care, the purchase price per share for the redeemed shares will equal (1) prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (i) 90% of the average price per share the original purchaser or purchasers of shares paid to us for all of his or her shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock, and treating any shares issued pursuant to the 10% stock dividend as having been purchased from us at a price of $0.00) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties, or (2) after we begin obtaining such appraisals, the lesser of (a) 100% of the average price per share the original purchaser or purchasers of shares paid for all of his or her shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock, and treating any shares issued pursuant to the 10% stock dividend as having been purchased from us at a price of $0.00) or (b) 90% of the net asset value per share, as determined by the most recent appraisal.

        In the event that you redeem all of your shares, any shares that you purchased pursuant to either our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Behringer Harvard OP who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Behringer Harvard OP. Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death of a stockholder, a stockholder's disability or need for long-term care, other exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder's IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program. For a description of the exchange rights of the limited partners of Behringer Harvard OP, see the section of this prospectus captioned "The Operating Partnership Agreement—Exchange Rights."

        In addition, and subject to the conditions and limitations described below, we will redeem shares upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

        Furthermore, and subject to the conditions and limitations described below, we will redeem shares held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a "qualifying disability" (as defined below), after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written notice within 180 days after the determination of such stockholder's qualifying disability. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

        In order for a disability to be considered a "qualifying disability," (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the "applicable governmental agency"). The "applicable governmental agencies" are limited to the following: (a) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (b) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (CSRS), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder's discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran's Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran's Administration.

        Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker's compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to disabled stockholders or stockholders in need of long-term care, unless permitted in the discretion of the board of directors. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by (1) the investor's initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran's Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency which we deem acceptable and demonstrates an award of the disability benefits.

        We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

  •
  disabilities occurring after the legal retirement age;

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  temporary disabilities; and

  •
  disabilities that do not render a worker incapable of performing substantial gainful activity.

        Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other "applicable governmental agencies" described above. However, where a stockholder requests the redemption of his shares due to a disability or the need for long term care, and such stockholder does not have a "qualifying disability" under the terms described above, our board of directors, in its discretion, may redeem the stockholder's shares based on the stockholder's disability or need for long-term care.

        The purchase price per share for shares redeemed upon the death of a stockholder or upon the disability of a stockholder or such stockholder's need for long-term care (provided that the condition causing such disability or need for long-term was not pre-existing on the date that such stockholder became a stockholder), until we begin having appraisals performed by an independent third-party, will be equal to the amount by which (1) the average price per share you paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock, and without attributing any purchase price to the shares issued pursuant to the 10% stock dividend) exceeds (2) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties. Thereafter, the purchase price will be the net asset value per share, as determined by the most recent appraisal. We will redeem shares upon the death or disability of the stockholder or the stockholder's need for long-term care only to the extent that we have sufficient funds available to us to fund such redemption.

        Our share redemption program, including the redemption upon the death or disability of a stockholder, is available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be repurchased directly from us or (2) acquired the shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family (including the subscriber's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

        We will engage a third-party to conduct a Uniform Commercial Code (UCC) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will deduct up to $300 from the proceeds of the repurchase to cover our costs for this search. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

        We intend to redeem shares quarterly under the program. We will not redeem more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive). Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination, or amendment is in our best interest or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death or disability of a stockholder. See "Risk Factors—Risks Related to Our Business in General."

        A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we do not have sufficient funds available at the time when redemption is requested, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. These pending requests will be honored among all requesting stockholders in any given redemption period, as follows: first, pro rata as to redemptions upon the death or disability of a stockholder; next pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under such stockholder's IRA; and, finally, pro rata as to redemptions to other redemption requests. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

        In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder's shares. However, provided that the redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability or who is deemed by our board of directors to be permanently disabled or in need of long-term care; (3) by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder's IRA, a minimum of 10% of the stockholder's shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder's remaining shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the original price per share of all shares purchased by such stockholder through the dates of each redemption.

        A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder's disability. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

        The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. No distributions will accrue for shares approved for redemption after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the end of the period ending no later than the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors' action to determine the shares approved for redemption.

        Subject to the restrictions in Behringer Harvard OP's limited partnership agreement and any other applicable agreement, we may cause Behringer Harvard OP to offer to its limited partners (other than our subsidiary, BHR Partners) a partnership unit redemption program equivalent to our share redemption program. Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the annual limitation on the number of shares that may be redeemed under our share redemption program.

        Our share redemption program is intended only to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Neither our advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see "Federal Income Tax Considerations—Taxation of U.S. Stockholders."

        The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized but unissued shares. We will not reissue repurchased shares unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with or exemption from such laws.

        The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

Restrictions on Roll-up Transactions

        A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

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  a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange or included for quotation on the Nasdaq National Market System; or

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  a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Behringer Advisors or our investment objectives.

        In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

        In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote "no" on the proposal the choice of:

  (1)
  accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

  (2)
  one of the following:

  (a)
  remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

  (b)
  receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any Roll-up Transaction:

  •
  that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

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  that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

  •
  in which our investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Meetings and Special Voting Requirements" above; or

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  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board;

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  two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of stockholders.

        Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (a) pursuant to our notice of the meeting, (b) by the board of directors, or (c) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

SUMMARY OF DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLANS

Summary of Distribution Reinvestment Plan

        We have adopted a distribution reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 16,000,000 shares for sale pursuant to our distribution reinvestment plan at $9.50 per share. This price will be available only until the termination of this offering, which is anticipated to be on or before February 11, 2007. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan up to February 11, 2013. The following is a summary of our distribution reinvestment plan. A complete copy of our form of amended and restated distribution reinvestment plan is included in this prospectus as Appendix C.

        Subject to certain conditions set forth in our distribution reinvestment plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by Behringer Harvard or its affiliates, including but not limited to partners of Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I and stockholders of Behringer Harvard Opportunity REIT I, may participate in our distribution reinvestment plan and elect to purchase shares of our common stock with their distributions from such other programs.

        No dealer manager fees are paid with respect to shares purchased pursuant to our distribution reinvestment plan. Selling commissions not to exceed 1% are paid with respect to purchases pursuant to our distribution reinvestment plan if the stockholder participating in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission. A stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to investments pursuant to the plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission is paid. If no such broker or authorized representative is designated or if the stockholder participating in such plan designates only a portion of the selling commission to be paid to his or her broker or authorized representative, the amount that would have been paid as a selling commission will be retained and used by us. Therefore, we receive an additional $0.80 per share in proceeds for each share purchased as a distribution reinvestment. Accordingly, the economic benefits resulting from distribution reinvestment purchases by the stockholders who have not designated a broker to receive the selling commission, and from Behringer Securities' elimination of its dealer manager fee, will be shared with all stockholders.

        Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (presently us) will act on behalf of participants to acquire shares of our common stock with the cash distributions they are entitled to receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan have the same rights as stockholders and are treated in the same manner as if the shares were issued pursuant to our offering.

Investment of Distributions

        Investors who elect distribution reinvestment generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan. However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor's request for less than all of the investor's shares to be subject to participation in the plan. In addition to participation by our stockholders, limited partners of Behringer Harvard OP, and participants in publicly offered real estate programs previously sponsored by our affiliates, including but not limited to Behringer Harvard Opportunity REIT I, Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I,

subject to the terms of such program, also may participate in our distribution reinvestment plan and have cash otherwise distributable to them by Behringer Harvard OP invested in our shares.

        After the expiration of the offering of the shares we have registered for sale under the distribution reinvestment plan, we may determine to allow participants to reinvest cash distributions from us in shares issued by a subsequent Behringer Harvard sponsored program only if all of the following conditions are satisfied:

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  prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Behringer Harvard sponsored program and such prospectus allows investments pursuant to a distribution or dividend reinvestment plan;

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  a registration statement covering the interests in the subsequent Behringer Harvard sponsored program has been declared effective under the Securities Act;

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  the offer and sale of such interests are qualified for sale under applicable state securities laws;

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  the participant executes the subscription agreement included with the prospectus for the subsequent Behringer Harvard sponsored program;

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  the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Behringer Harvard sponsored program; and

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  the subsequent Behringer Harvard sponsored program has substantially the same investment objectives as Behringer Harvard REIT I.

        Stockholders who invest in subsequent Behringer Harvard sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Behringer Harvard sponsored program and, as such, will receive the same reports as other investors in the subsequent Behringer Harvard sponsored program.

Summary of Automatic Purchase Plan

        We have adopted an automatic purchase plan that allows our stockholders to make cash investments of $25.00 or more in additional shares of common stock at regular intervals through their checking, savings or other bank account. After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan. You may elect to invest the specified amount twice monthly, monthly, quarterly, semiannually or annually. Dealer manager fees not to exceed 2% will be paid with respect to automatic purchases under our automatic purchase plan. Selling commissions not to exceed 7% will be paid with respect to purchases under the automatic purchase plan if the stockholder participating in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission. A stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to investments pursuant to such plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid. Stockholders participating in the automatic purchase plan may purchase fractional shares. Participants purchasing shares pursuant to our automatic purchase plan have the same rights as stockholders and are treated in the same manner as if the shares were issued pursuant to our offering. A complete copy of our form of automatic purchase plan is included in this prospectus as Appendix D.

        Pursuant to the terms of our automatic purchase plan, the reinvestment agent (presently us) will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases.

Election to Participate or Terminate Participation in Distribution Reinvestment Plan or Automatic Purchase Plan

        You may elect to participate in either or each of our distribution reinvestment plan and our automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. You may elect to participate in either the distribution reinvestment plan, the automatic purchase plan, or both. If you do not elect to participate in a plan at the time of your initial investment, you may do so at any time by delivering to Behringer Securities, our dealer manager, a completed authorization form or other written authorization required by Behringer Securities. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates. Participation in our automatic purchase plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

        Some brokers may determine not to offer their clients the opportunity to participate in either our distribution reinvestment plan or our automatic purchase plan. Any prospective investor who wishes to participate in either, or each plan should consult with his broker as to the broker's position regarding participation in our distribution reinvestment plan and/or our automatic purchase plan, as applicable.

        We reserve the right to prohibit qualified retirement plans from participating in each of our distribution reinvestment plan or our automatic purchase plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "Investment by Tax-Exempt Entities and ERISA Considerations."

        Each stockholder electing to participate in our distribution reinvestment plan and/or automatic purchase plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, then he or she will promptly notify the reinvestment agent in writing of that fact.

        To withdraw from participation in either our distribution reinvestment plan and/or automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must provide written notice to Behringer Securities. A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month. A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

        Offers and sales of shares pursuant to the distribution reinvestment plan and the automatic purchase plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan and the automatic purchase plan in any states in which registration is not renewed annually.

Reports to Participants

        Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant in our distribution reinvestment plan and automatic purchase plan a statement of account describing, as to such participant, the distributions and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter, the purchase price for the shares, and the total shares purchased on behalf of the participant pursuant to our distribution reinvestment plan and our automatic purchase plan, as applicable.

Federal Income Tax Considerations

        Taxable participants who reinvest distributions pursuant to the distribution reinvestment plan will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under the plan. See "Risk Factors—Federal Income Tax Risks." Tax information regarding each participant's participation in such plan will be provided to each participant at least annually.

Amendment and Termination

        We reserve the right to amend any aspect of our distribution reinvestment plan and our automatic purchase plan with 30 days' notice to the respective participants. The reinvestment agent also reserves the right to terminate a participant's individual participation in either plan, and we reserve the right to terminate either plan in our sole discretion at any time, by sending ten days' prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

THE OPERATING PARTNERSHIP AGREEMENT

General

        Behringer Harvard OP was formed in June 2002 to acquire, own and operate properties on our behalf. It functions as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners also may desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Behringer Harvard OP, will be deemed to be assets and income of the REIT.

        A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Behringer Harvard OP is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in Behringer Harvard OP may later exchange his or her limited partnership units in Behringer Harvard OP for shares of our common stock in a taxable transaction.

        The partnership agreement for Behringer Harvard OP contains provisions which would allow, under certain circumstances, other entities, including other Behringer Harvard sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Behringer Harvard OP. In the event of such a merger, exchange or conversion, Behringer Harvard OP would issue additional limited partnership interests which would be entitled to the same exchange rights as other holders of limited partnership interests of Behringer Harvard OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

        We intend to hold substantially all of our assets through Behringer Harvard OP. We may, however, own investments directly or through entities other than Behringer Harvard OP if limited partners that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of a property through another entity. We are the sole general partner of Behringer Harvard OP and, as of March 1, 2006, we owned an approximately 0.1% limited partnership interest in Behringer Harvard OP. Our subsidiary, BHR Partners, has contributed $170,000 to Behringer Harvard OP and is a limited partner. As of March 1, 2006, BHR Partners owned an approximately 80% limited partnership interest in Behringer Harvard OP. As the sole general partner of Behringer Harvard OP, we have the exclusive power to manage and conduct the business of Behringer Harvard OP.

        The following is a summary of certain provisions of the partnership agreement of Behringer Harvard OP. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

        As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Behringer Harvard OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Behringer Harvard OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Behringer Harvard OP requires additional funds at any time in excess of capital contributions made by us and BHR Partners or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Behringer Harvard OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Behringer Harvard OP to issue partnership interests for less than fair market value if we conclude in good faith that the issuance is in the best interests of us and Behringer Harvard OP.

Operations

        The partnership agreement requires that Behringer Harvard OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Behringer Harvard OP will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code, which classification could result in Behringer Harvard OP being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—Classification as a Partnership."

        The partnership agreement provides that Behringer Harvard OP will distribute cash flow from operations to the limited partners of Behringer Harvard OP in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of limited partnership interest in Behringer Harvard OP will receive the same amount of annual cash flow distributions from Behringer Harvard OP as the amount of annual distributions paid to the holder of one of our shares of common stock. Remaining cash from operations will be distributed to us as the general partner to enable us to make dividend distributions to our stockholders.

        Similarly, the partnership agreement of Behringer Harvard OP provides that taxable income is generally allocated to the limited partners of Behringer Harvard OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Behringer Harvard OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard OP. We are authorized to allocate income or loss to permit Behringer Harvard OP to avoid the characterization of operating income allocable to tax-exempt partners as "unrelated business taxable income," as defined in the Code.

        Upon the liquidation of Behringer Harvard OP, after payment of debts and obligations, any remaining assets of Behringer Harvard OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we or BHR Partners were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to Behringer Harvard OP equal to the negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

        In addition to the administrative and operating costs and expenses incurred by Behringer Harvard OP in acquiring and operating real properties, Behringer Harvard OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Behringer Harvard OP. Such expenses will include:

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  all expenses relating to the formation and continuity of our existence;

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  all expenses relating to the public offering and registration of securities by us;

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  all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

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  all expenses associated with compliance by us with applicable laws, rules and regulations;

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  all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

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  all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Behringer Harvard OP.

        All claims between the partners of Behringer Harvard OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

        The limited partners of Behringer Harvard OP, including BHR Partners, have the right to cause their limited partnership units to be redeemed by Behringer Harvard OP or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. As of March 1, 2006, there were 432,586 limited partnership units outstanding. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be "closely held" within the meaning of Section 856(h) of the Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act.

        Subject to the foregoing, limited partners of Behringer Harvard OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Behringer Harvard OP in exchange for their limited partnership units. Rather, in the event a limited partner of Behringer Harvard OP exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Transferability of Interests

        We may not (1) voluntarily withdraw as the general partner of Behringer Harvard OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in Behringer Harvard OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Behringer Harvard OP in return for an interest in Behringer Harvard OP and agrees to assume all obligations of the general partner of Behringer Harvard OP. We also may enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Behringer Harvard OP, other than BHR Partners and other affiliates of Robert M. Behringer. With certain exceptions, a limited partner may not transfer its interests in Behringer Harvard OP, in whole or in part, without our written consent as general partner. In addition, BHR Partners may not transfer its interest in Behringer Harvard OP as long as Behringer Advisors is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for shares of our common stock, in which case similar restrictions on transfer will apply to the shares of common stock received by BHR Partners.

PLAN OF DISTRIBUTION

The Offering

        We are offering a maximum of 80,000,000 shares to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 16,000,000 shares for sale pursuant to our distribution reinvestment plan at $9.50 per share. Therefore, a total of 96,000,000 shares are being registered in this offering. The offering of shares of our common stock will terminate on or before February 11, 2007; provided, however, that we may extend this offering to the extent permitted by applicable law. We reserve the right to terminate this offering at any time prior to such termination date or the end of any extension to such offering period. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan up to February 11, 2013, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Behringer Securities

        Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard sponsored programs, including the securities being offered in this offering. Behringer Securities has acted as dealer manager for our prior public offerings and for prior public offerings by Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, and is acting as dealer manager for the public offering of Behringer Harvard Opportunity REIT I. For additional information about Behringer Securities, including information relating to Behringer Securities' affiliation with us, please refer to the section of this prospectus captioned "Management—Affiliated Companies—Dealer Manager."

Compensation We Will Pay for the Sale of Our Shares

        Except as provided below, our dealer manager receives selling commissions of 7% of the gross offering proceeds (1% for sales under our distribution reinvestment plan). The dealer manager also receives a dealer manager fee in the amount of 2% of the gross offering proceeds (no dealer manager fee is paid with respect to sales under our distribution reinvestment plan) as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders participating in the distribution reinvestment plan may designate the amount of the selling commission, up to 1%, and to whom it will be paid. To the extent that all or a portion of the 1% selling commission is not designated for payment to a stockholder's broker, the selling commission, or balance thereof, will be retained and used by us for additional investments. See "Summary of Distribution Reinvestment and Automatic Purchase Plans—Investment of Distributions."

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$800,000,000	$56,000,000	$16,000,000	$728,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$0.095	—	$9.405
Total Maximum	$152,000,000	$1,520,000	—	$150,480,000

        We will not pay any selling commissions in connection with the following special sales: (1) the sale of the shares to one or more select dealers and their respective officers and employees and some of their respective affiliates who so request; and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature or other asset fee arrangement. In addition, we will not pay any selling commissions in connection with sales by us directly to certain institutional investors or through registered investment advisors. For sales to institutional investors, we also may reduce or eliminate our obligation to reimburse our advisor for any component of organization and offering expenses applicable to such sales and our dealer manager also may reduce or eliminate any dealer manager fee payable in respect of such sales.

        Our dealer manager may authorize certain other broker-dealers or authorized representatives who are members of the NASD, which we refer to as participating broker-dealers, to sell shares of our common stock. In the event of the sale of shares by such participating broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may reallow to participating broker-dealers a portion of its dealer manager fee not to exceed 1.5% of the gross offering proceeds. The amount of the reallowance and reimbursement will be commensurate with the participating broker-dealer's level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers. The dealer manager will not reallow any dealer manager fees for sales made under our distribution reinvestment plan.

        We or our affiliates also may provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the NASD Manual. Pursuant to such rule, non-cash incentives may include: a de-minimus amount of gifts (currently $100 per person, per year); an occasional meal or ticket to a sporting or entertainment event; and payment or reimbursement of costs of attending training or educational meetings; provided, that all such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.

        Under the rules of the NASD, total underwriting compensation, including selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, bona fide due diligence expenses, and any non-cash sales incentives, may not exceed 10.5% of our gross offering proceeds.

        Selling commissions payable with respect to the sale of shares may be reduced down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor, or has agreed to such reduction with a participating broker-dealer's representative, who will be paid other compensation for investment advisory services or other financial or investment advice, (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department, or (3) for certain institutional investors. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or a bank trust department to advise favorably for an investment in our common stock.

        We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

        The participating broker-dealers and registered investment advisors are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

        As of March 1, 2006, we have sold approximately 54,600,000 shares in this offering and approximately 1,450,000 shares through this distribution reinvestment plan, generating gross offering proceeds of approximately $504,200,000. As of March 1, 2006, for this offering we have paid approximately $33,800,000 in selling commissions, approximately $9,800,000 in dealer manager fees and approximately $9,800,000 in organization and offering expenses. As of March 1, 2006, we owned interests in 23 office properties located in California, Colorado, Georgia, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C.

Shares Purchased by Affiliates

        Our executive officers and directors, as well as officers and employees of Behringer Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for the shares shall be $9.10 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.20 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Behringer Advisors and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Behringer Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote.

Subscription Process

        We sell shares of our common stock when subscriptions to purchase shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Appendix B, according to its instructions for a specific number of shares and delivering to Behringer Securities (at the addresses set forth below under "How to Subscribe") a check for the full purchase price of the shares, payable to "Behringer Harvard REIT I, Inc." You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

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  have received this prospectus;

  •
  agree to be bound by the terms of our charter;

  •
  meet the suitability standards described in this prospectus;

  •
  understand that, if you are a California resident or ever propose to transfer your shares to a California resident, the State of California imposes transfer restrictions on our shares in addition to the restrictions included in our charter;

  •
  affirm that, if you are an Kansas, Ohio or Pennsylvania resident, your investment does not exceed 10% of your liquid net worth;

  •
  are purchasing the shares for your own account;

  •
  acknowledge that there is no public market for our shares; and

  •
  are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

        We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our shares. See also the section of this prospectus captioned "How to Subscribe."

        Subscriptions will be effective only upon our acceptance and our countersigning of the subscription agreement, and we reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription funds in a company account. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus.

        Until the acceptance or rejection of any subscription, we will hold the subscription funds in a company account. We will accept or reject subscriptions at least monthly, but may accept or reject subscriptions on a more frequent basis. As a result, we intend to accept or reject each subscription no later than 30 days after it is received. If your subscription agreement is rejected, your funds, plus interest if such funds have been held for more than 35 days, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor.

Admission of Stockholders

        Subscribers may be admitted as stockholders at any time. We expect to admit stockholders to Behringer Harvard REIT I on a monthly, or more frequent, basis.

        The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus.

Investments by IRAs and Qualified Plans

        Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we also will pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly-owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado. Further information as to custodial services is available through your broker or may be requested from us or downloaded from our web site at www.behringerharvard.com.

        We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities without commission, resulting in a purchase price of 93% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

Volume Discounts

        In connection with sales of certain minimum numbers of shares to a "purchaser," as defined below, the purchaser will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available for qualifying purchases:

		Commissions on Sales per Incremental Share in Volume Discount Range
Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Percentage (based on $10.00 per share)	Amount
1 to 50,000	$10.00	7%	$0.70
50,001 to 100,000	$9.80	5%	$0.50
100,001 and over	$9.60	3%	$0.30

        For example, if an investor purchases 600,000 shares he or she would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $4,800,000 for the remaining 500,000 shares ($9.60 per share). Accordingly, he or she could pay as little as $5,790,000 ($9.65 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of the shares would be $210,000 ($0.35 per share) and, after payment of the dealer manager fee of $120,000 ($0.20 per share), we would receive net proceeds of $5,460,000 ($9.10 per share). Therefore, the net proceeds to us will not be affected by volume discounts.

        In order to encourage purchases of 300,000 or more shares, a subscriber who agrees to purchase at least 300,000 shares may negotiate with Behringer Advisors and Behringer Securities the dealer manager fee payable with respect to the sale of the shares, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of the shares reduced to as little as 0.1%. In addition or in the alternative, our sponsor may agree to fund to us on behalf of a purchaser of 300,000 or more shares or reimburse a purchaser of 300,000 or more shares for the organization and offering expense reimbursement applicable to its purchase or its out-of-pocket costs relating to an investment in our shares. Other accommodations may be agreed to by our sponsor in connection with a purchase of 300,000 or more shares. The net proceeds to us would not be affected by such fee reductions, reimbursements or accommodations. All such sales in which compensation will be paid with respect to the sale of shares must be made through registered broker-dealers.

        Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

        Regardless of any reduction in any commissions (or organization and offering fees in respect of sales of over 300,000 shares), for any reason, any other fees based upon gross proceeds of the offering, including organization and offering fees payable to Behringer Advisors, will be calculated as though the purchaser paid $10.00 per share.

        Investors may request in writing to aggregate subscriptions, including subscriptions to other public real estate programs also sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be submitted simultaneously from the same broker-dealer, including our dealer manager.

        Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided that all shares are purchased through the same broker-dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

        For the purposes of such volume discounts, the term "purchaser" includes:

  •
  an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

  •
  a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

  •
  an employees' trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

  •
  all commingled trust funds maintained by a given bank.

        Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

        California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

  •
  there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

  •
  all purchasers of the shares must be informed of the availability of quantity discounts;

  •
  the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

  •
  the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

  •
  the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

  •
  no discounts are allowed to any group of purchasers.

        Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

HOW TO SUBSCRIBE

        Investors who meet the applicable suitability standards and minimum purchase requirements described in the "Suitability Standards" section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

        (1)   Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

        (2)   Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

        (3)   Deliver a check to Behringer Securities for the full purchase price of the shares being subscribed for, payable to "Behringer Harvard REIT I, Inc." along with the completed subscription agreement. For custodial accounts (such as are commonly used for individual retirement accounts) send the completed subscription agreement and check to your custodian who will forward them as instructed below. For non-custodial accounts, send the completed subscription agreement and check to:

Behringer Harvard Investment Services
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
(866) 655-3600

Certain dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. The name of the dealer appears on the subscription agreement.

        (4)   By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

        An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we also will pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly-owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

SUPPLEMENTAL SALES MATERIAL

        In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

  •
  investor sales promotion brochures;

  •
  cover letters transmitting the prospectus;

  •
  brochures containing a summary description of the offering;

  •
  brochures describing our advisor, directors and officers;

  •
  reprints of articles about us or the real estate industry generally;

  •
  fact sheets describing the general nature of Behringer Harvard REIT I and our investment objectives;

  •
  slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

  •
  broker updates;

  •
  computer presentations;

  •
  web site material;

  •
  electronic media presentations;

  •
  audio cassette presentations;

  •
  video presentations;

  •
  cd rom presentations;

  •
  seminars and seminar advertisements and invitations; and

  •
  scripts for telephonic marketing.

        All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

        The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

        Shefsky & Froelich Ltd. has passed upon certain legal matters in connection with this offering and has served as counsel for the dealer manager. Venable LLP, Baltimore, Maryland has passed upon the legality of the common stock offered hereby. Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP also provides legal services to Behringer Advisors as well as other affiliates of Behringer Advisors, and may continue to do so in the future.

        Morris, Manning & Martin, LLP has reviewed the statements in the section of this prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section of this prospectus titled "Investment by Tax Exempt Entities and ERISA Considerations."

EXPERTS

        The consolidated financial statements of Behringer Harvard REIT I, Inc. and subsidiaries as of and for the year ended December 31, 2005, included in this prospectus and the related consolidated financial statements schedule included in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The statements of revenues and certain operating expenses for Ashford Perimeter, The Western Office Portfolio, Buena Vista Plaza, Riverview Tower and G Street Property for the year ended December 31, 2004 and the statement of revenues and certain operating expenses of Woodcrest Center and Burnett Plaza for the year ended December 31, 2005, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Behringer Harvard REIT I, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003, the financial statements of The Colorado Building Tenant-In-Common Interests as of December 31, 2004 and for the period from the date of acquisition (August 10, 2004) through December 31, 2004, and the statements of revenues and certain operating expenses for Alamo Plaza, Utah Avenue Building, Lawson Commons and Downtown Plaza for the year ended December 31, 2004 all included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm. Such financial statements have been so included in reliance upon the reports of such independent registered public accounting firm given on the authority of such firm as experts in auditing and accounting.

        The statement of revenues and certain operating expenses for One Financial Plaza for the year ended December 31, 2004 included in this prospectus has been audited by Travis, Wolff & Company, LLP, independent auditors, as stated in their report appearing herein (which report on the statement of revenues and certain operating expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement), and is included in reliance upon the report of such auditors given upon their authority as experts in accounting and auditing.

CHANGE IN CERTIFYING ACCOUNTANT

        We previously engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements as of and for the years ended December 31, 2004 and December 31, 2003 and the period from June 28, 2002 (date of inception) through December 31, 2002. On September 1, 2005, the audit committee of our board of directors approved the dismissal of PricewaterhouseCoopers LLP as our independent registered public accounting firm effective September 2, 2005.

        PricewaterhouseCoopers LLP's report on our consolidated financial statements as of and for the years ended December 31, 2004 and December 31, 2003 and the period from June 28, 2002 (date of inception) through December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principle.

        During the period from June 28, 2002 (date of inception) through December 31, 2004, and through September 2, 2005, we did not have any disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused it to make reference thereto in its reports on our financial statements for such periods. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission occurred during the period from June 28, 2002 (date of inception) through December 31, 2004, and through September 2, 2005.

        Effective September 2, 2005, the audit committee of our board of directors appointed Deloitte & Touche LLP as our new independent registered public accounting firm. During the period from June 28, 2002 (date of inception) through December 31, 2004, and the subsequent interim period through September 2, 2005, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as annual, quarterly and periodic reports, proxy statements and other information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information about the public reference facilities. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

        Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

        We also maintain an internet site at http://www.behringerharvard.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Page
Financial Statements
Consolidated Balance Sheets as of December 31, 2005 and December 31, 2004	F-5
Consolidated Statements of Operations for the Years ended December 31, 2005, 2004 and 2003	F-6
Consolidated Statements of Stockholders' Equity for the Years ended December 31, 2005, 2004 and December 31, 2003	F-7
Consolidated Statements of Cash Flows for the Years ended December 31, 2005, 2004 and 2003	F-8
Notes to Financial Statements for the Year ended December 31, 2005	F-9
Financial Statements of the Colorado Building
Report of Independent Auditors on Financial Statements of the Colorado Building	F-31
The Colorado Building Combined Balance Sheet as of December 31, 2005 and 2004	F-32
The Colorado Building Combined Statement of Operations for the year ended December 31, 2005 and for the period from August 10, 2004 (date of acquisition) through December 31, 2004	F-33
The Colorado Building Combined Statement of Tenant-in-Common interests for the year ended December 31, 2005 and for the period from August 10, 2004 (date of acquisition) through December 31, 2004	F-34
The Colorado Building Statement of Combined Cash Flows for the year ended December 31, 2005 and for the period from August 10, 2004 (date of acquisition) through December 31, 2004	F-35
Notes to Combined Financial Statements	F-36
Financial Statement Schedule
Report of Independent Registered Public Accounting Firm	F-42
Schedule III—Real Estate and Accumulated Depreciation	F-43
Ashford Perimeter—year ended December 31, 2004:
Independent Auditors' Report	F-44
Statement of Revenues and Certain Operating Expenses	F-45
Notes to Statement of Revenues and Certain Operating Expenses	F-46
Alamo Plaza—year ended December 31, 2004:
Independent Auditors' Report	F-48
Statement of Revenues and Certain Operating Expenses	F-49
Notes to Statement of Revenues and Certain Operating Expenses	F-50
Utah Avenue Building—three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004:
Independent Auditors' Report	F-52
Statements of Revenues and Certain Operating Expenses	F-53
Notes to Statements of Revenues and Certain Operating Expenses	F-54
Lawson Commons—three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004:
Independent Auditors' Report	F-56
Statements of Revenues and Certain Operating Expenses	F-57
Notes to Statements of Revenues and Certain Operating Expenses	F-58

F-1

Downtown Plaza—three months ended March 31, 2005 (unaudited) and the year ended December 31, 2004:
Independent Auditors' Report	F-60
Statements of Revenues and Certain Operating Expenses	F-61
Notes to Statements of Revenues and Certain Operating Expenses	F-62
Western Office Portfolio—six months ended June 30, 2005 (unaudited) and the year ended December 31, 2004:
Independent Auditors' Report	F-64
Statements of Revenues and Certain Operating Expenses	F-65
Notes to Statements of Revenues and Certain Operating Expenses	F-66
Buena Vista Plaza—six months ended June 30, 2005 (unaudited) and the year ended December 31, 2004:
Independent Auditors' Report	F-68
Statements of Revenues and Certain Operating Expenses	F-69
Notes to Statements of Revenues and Certain Operating Expenses	F-70
One Financial Plaza—six months ended June 30, 2005 (unaudited) and the year ended December 31, 2004:
Independent Auditors' Report	F-72
Statements of Revenues and Certain Operating Expenses	F-73
Notes to Statements of Revenues and Certain Operating Expenses	F-74
Riverview Tower—nine months ended September 30, 2005 (unaudited) and the year ended December 31, 2004:
Independent Auditors' Report	F-76
Statements of Revenues and Certain Operating Expenses	F-77
Notes to Statements of Revenues and Certain Operating Expenses	F-78
G Street Property—nine months ended September 30, 2005 (unaudited) and the year ended December 31, 2004:
Independent Auditors' Report	F-80
Statements of Revenues and Certain Operating Expenses	F-81
Notes to Statements of Revenues and Certain Operating Expenses	F-82
Woodcrest Center—year ended December 31, 2005:
Independent Auditors' Report	F-84
Statements of Revenues and Certain Operating Expenses	F-85
Notes to Statements of Revenues and Certain Operating Expenses	F-86
Burnett Plaza—year ended December 31, 2005:
Independent Auditors' Report	F-88
Statements of Revenues and Certain Operating Expenses	F-89
Notes to Statements of Revenues and Certain Operating Expenses	F-90
Behringer Harvard REIT I, Inc. Unaudited Pro Forma Balance Sheet at December 31, 2005 and Consolidated Statement of Operations for the year ended December 31, 2005:
Unaudited Pro Forma Consolidated Balance Sheet	F-92
Unaudited Pro Forma Consolidated Statement of Operations	F-93
Unaudited Notes to Pro Forma Consolidated Statement of Operations	F-94

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

        We have audited the accompanying consolidated balance sheet of the Behringer Harvard REIT I, Inc. and subsidiaries (the "Company") as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 29, 2006

F-3

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

        In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, partners' capital and cash flows present fairly, in all material respects, the financial position of Behringer Harvard REIT I, Inc. and its subsidiaries (the "Company") at December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 31, 2005, except for footnote 16, as to which the date is October 1, 2005 and footnote 17, as to which the date is March 28, 2006

F-4

Behringer Harvard REIT I, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2005	December 31, 2004
Assets
Real estate
Land	$139,235	$2,056
Buildings, net	370,196	15,500

Total real estate	509,431	17,556
Cash and cash equivalents	128,742	26,067
Restricted cash	24,964	5,447
Accounts receivable, net	3,736	—
Prepaid expenses and other assets	658	155
Loan deposits	4,156	1,800
Escrow deposits	3,015	7,894
Investments in tenant-in-common interests	141,405	133,703
Deferred financing fees, net	4,645	1,634
Lease intangibles, net	79,830	4,431
Receivables from affiliates	—	201

Total assets	$900,582	$198,888

Liabilities and stockholders' equity
Liabilities
Mortgages payable	$353,555	$82,354
Accounts payable	896	881
Payables to affiliates	618	—
Acquired below market leases, net	11,072	1,237
Dividends payable	3,979	740
Accrued liabilities	8,605	809
Subscriptions for common stock	1,054	2,946

Total liabilities	379,779	88,967
Commitments and contingencies
Minority interest	3,375	—
Stockholders' equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 67,863,168 and 13,109,282 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	7	1
Additional paid-in capital	603,452	115,626
Cumulative distributions and net loss	(86,031)	(5,706)

Total stockholders' equity	517,428	109,921

Total liabilities and stockholders' equity	$900,582	$198,888

See Notes to Consolidated Financial Statements.

F-5

Behringer Harvard REIT I, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Year ended December 31, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Rental revenue	$31,057	$130	$—

Expenses
Property operating expense	6,463	2	—
Interest	13,137	1,690	61
Rate lock extension expense (recoveries)	(525)	525	—
Real estate taxes	3,838	20	—
Property management fees	1,502	205	7
Asset management fees	1,857	90	3
Organization expenses	—	218	17
General and administrative	1,254	712	223
Depreciation and amortization	15,033	—	—

Total expenses	42,559	3,462	311

Interest income	2,665	390	4
Equity in earnings of investments in tenant-in-common interests	3,115	1,403	18

Net loss	$(5,722)	$(1,539)	$(289)

Basic and diluted weighted average shares outstanding	38,220,101	5,894,567	156,673
Basic and diluted loss per share	$(0.15)	$(0.26)	$(1.84)

See Notes to Consolidated Financial Statements.

F-6

Behringer Harvard REIT I, Inc.

Consolidated Statements of Stockholders' Equity

(in thousands)

	Peferred Stock		Common Stock
						Cumulative Distributions and Net Loss
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-in Capital		Total Stockholders' Equity
Balance at January 1, 2003	—	$—	20	$—	$200	$(3)	$197
Issuance of common stock, net	—	—	821	—	7,230	—	7,230
Distributions declared on common stock ($0.18 per share)	—	—	—	—	—	(91)	(91)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	3	—	25	—	25
Net loss						(289)	(289)

Balance at December 31, 2003	—	—	844	—	7,455	(383)	7,072
Issuance of common stock, net	—	—	12,166	1	107,182	—	107,183
Redemption of common stock	—	—	(33)	—	(332)	—	(332)
Distributions declared on common stock ($0.70 per share)	—	—	—	—	—	(3,784)	(3,784)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	132	—	1,321	—	1,321
Net loss						(1,539)	(1,539)

Balance at December 31, 2004	—	—	13,109	1	115,626	(5,706)	109,921
Issuance of common stock, net	—	—	48,231	4	429,054	—	429,058
Redemption of common stock	—	—	(150)	—	(1,370)	—	(1,370)
Stock dividend-10%	—	—	5,521	1	49,136	(49,137)	—
Distributions declared on common stock ($0.70 per share)	—	—	—	—	—	(25,466)	(25,466)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	1,152	1	11,006	—	11,007
Net loss						(5,722)	(5,722)

Balance at December 31, 2005	—	$—	67,863	$7	$603,452	$(86,031)	$517,428

See Notes to Consolidated Financial Statements.

F-7

Behringer Harvard REIT I, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 31, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Cash flows from operating activities
Net loss	$(5,722)	$(1,539)	$(289)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	14,928	—	—
Amortization of deferred financing fees	522	52	3
Equity in earnings of investments in tenant-in-common interests	(3,115)	(1,403)	(18)
Distributions from investments in tenant-in-common interests	3,115	1,403	18
Change in accounts receivable	(3,491)	—	—
Change in prepaid expenses and other assets	449	122	(77)
Addition of lease intangibles	(459)	—	—
Change in accounts payable	15	863	18
Change in accrued liabilities	2,598	370	133
Change in receivables or payables to affiliates	200	(200)	—

Cash provided by (used in) operating activities	9,040	(332)	(212)

Cash flows from investing activities
Purchases of tenant-in-common interests	(14,958)	(128,976)	(6,441)
Return of investments in tenant-in-common interests	7,256	1,634	82
Purchases of real estate	(564,025)	(20,645)	—
Escrow deposits on real estate to be acquired	4,879	(7,894)	—
Additions of property and equipment	(380)	—	—
Change in restricted cash	(21,409)	(2,500)	—

Cash used in investing activities	(588,637)	(158,381)	(6,359)

Cash flows from financing activities
Financing costs	(3,533)	(1,597)	(92)
Proceeds from mortgages payable	271,734	78,065	4,340
Payments on mortgages payable	(533)	(44)	(7)
Loan deposits on real estate to be acquired	(2,356)	(1,800)	—
Issuance of common stock	481,621	121,385	8,196
Redemptions of common stock	(1,370)	(332)	—
Offering costs	(52,563)	(14,202)	(966)
Distributions	(11,246)	(1,765)	(25)
Distributions to minority interest holders	(100)	—	—
Change in subscriptions for common stock	(1,892)	2,936	10
Change in subscription cash received	1,892	(2,936)	(10)
Change in receivables or payables to affiliates	618	(77)	76

Cash flows provided by financing activities	682,272	179,633	11,522

Net change in cash and cash equivalents	102,675	20,920	4,951
Cash and cash equivalents at beginning of year	26,067	5,147	196

Cash and cash equivalents at end of year	$128,742	$26,067	$5,147

Supplemental disclosure:
Interest paid	$11,998	$2,163	$58
Non-cash investing activities:
Property and equipment additions in accrued liabilities	$700	$—	$—
Non-cash financing activities:
Common stock issued in distribution reinvestment plan	$11,007	$1,321	$25
Stock dividend	$49,137	$—	$—
Limited partnership units issued in purchase of real estate	$3,500	$—	$—
Stock dividend to minority interest holders	$350	$—	$—

See Notes to Consolidated Financial Statements.

F-8

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements

1.     Business and Organization

  Business

        Behringer Harvard REIT I, Inc. was incorporated in June 2002 as a Maryland corporation and has elected to be taxed, and currently qualifies, as a real estate investment trust, or REIT, for federal income tax purposes. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing. We are currently offering our common stock pursuant to a public offering that commenced on February 19, 2005 (the "Current Offering") and is described below.

        We commenced our initial public offering of shares of our common stock (the "Initial Offering") on February 19, 2003 and commenced operations in October 2003 upon our acceptance of initial subscriptions for 280,423 shares of common stock, which satisfied the minimum offering requirement of $2.5 million established for the Initial Offering. Prior to October 2003, we were considered a development stage entity.

        Substantially all of our business is conducted through Behringer Harvard Operating Partnership I LP, a Texas limited partnership organized in 2002 ("Behringer OP I"). We own a 0.1% interest in Behringer OP I as its general partner. Substantially all of the remaining interest in Behringer OP I is held as a limited partner's interest by BHR Partners, LLC ("BHR Partners"), a Delaware limited liability company which is our wholly-owned subsidiary.

        We are externally managed and advised by Behringer Advisors LP, a Texas limited partnership that was formed in June 2002 ("Behringer Advisors"). Behringer Advisors is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf.

  Organization

        On February 19, 2003, we commenced our Initial Offering of up to 80,000,000 shares of common stock offered at a price of $10.00 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. The Registration Statement also covered up to 8,000,000 shares available pursuant to our distribution reinvestment plan and up to 3,520,000 shares issuable to broker-dealers pursuant to warrants whereby participating broker-dealers would have the right to purchase one share for every 25 shares they sell pursuant to the Initial Offering. The Initial Offering ended on February 19, 2005.

        On October 25, 2004, we filed a Registration Statement on Form S-3 under the Securities Act of 1933 in respect to the Current Offering. The Registration Statement was declared effective by the Securities and Exchange Commission on February 11, 2005 and extends until February 11, 2007, unless earlier terminated or fully subscribed. On March 29, 2006 we filed a Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to convert to a Registration Statement on Form S-11.

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        The Registration Statement relating to the Current Offering covers 80,000,000 shares of our common stock plus an additional 16,000,000 shares of common stock available pursuant to our distribution reinvestment plan.

        As of December 31, 2005, we had 67,863,168 shares of our common stock outstanding, including a 10% stock dividend issued on October 1, 2005 and including 22,000 shares owned by Behringer Harvard Holdings, LLC ("Behringer Harvard Holdings"). As of December 31, 2005, we had no shares of preferred stock issued and outstanding. On May 27, 2004, the independent members of the Board of Directors were granted options to purchase a total of 9,000 shares of our common stock at an exercise price of $12.00 per share under our Non-Employee Director Option Plan. These options vested on May 27, 2005 and expire on May 27, 2009. On May 31, 2005, the independent members of the Board of Directors were granted options to purchase a total of 15,000 shares of our common stock at an exercise price of $9.10 per share under the 2005 Incentive Award Plan. These options vest on May 31, 2006 and expire on May 31, 2015. As of December 31, 2005, all 24,000 stock options were outstanding and none had been exercised. As of December 31, 2005, 682,670 warrants from the Initial Offering had been issued for the benefit of participating individual broker-dealers. On May 11, 2005, our Board of Directors declared a special 10% stock dividend with an issue date of October 1, 2005 for holders on record as of September 30, 2005. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock. The weighted average number of shares and earnings per share data for each reported period throughout this report reflect the effects of the stock dividend.

        We admit new stockholders pursuant to the Current Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

        Our common stock is not currently listed on a national exchange. However, management anticipates listing the common stock on a national exchange or including the shares for quotation on the Nasdaq National Market System, or liquidation of our assets by 2017. Depending upon then prevailing market conditions, it is the intention of our management to consider beginning the process of listing (or liquidation) prior to 2013. In the event we do not obtain listing prior to 2017, unless a majority of the board of directors and a majority of the independent directors extend such date, our charter requires us to begin the sale of our properties and liquidation of our assets.

2.     Summary of Significant Accounting Policies

  Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

F-10

  Principles of Consolidation and Basis of Presentation

        Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation ("FIN") No. 46R "Consolidation of Variable Interest Entities", which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 78-9 "Accounting for Investments in Real Estate Ventures," as amended by Emerging Issues Task Force ("EITF') 04-5 "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights."

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions is based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management includes such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as

F-11

well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases and in-place tenant improvements to expense over the initial term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense. The estimated useful lives for lease intangibles range from 2.8 years to 10.9 years.

        Accumulated amortization associated with the lease intangibles of our wholly-owned properties was approximately $8.1 million at December 31, 2005 and was zero for the years ended December 31, 2004 and 2003.

        Anticipated amortization for each of the following five years ended December 31 is as follows (in thousands):

Lease Intangibles
2006	$14,073
2007	14,073
2008	13,440
2009	9,538
2010	5,942

        As of December 31, 2005 and 2004, accumulated depreciation and amortization related to wholly-owned investments in real estate assets and related lease intangibles were as follows (in thousands):

2005	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$377,004	$84,300	$4,681	$(12,104)
Less: depreciation and amortization	(6,808)	(8,223)	(928)	1,032

Net	$370,196	$76,077	$3,753	$(11,072)
2004	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$15,500	$4,431	$—	$(1,237)
Less: depreciation and amortization	—	—	—	—

Net	$15,500	$4,431	$—	$(1,237)

  Cash and Cash Equivalents

        We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

  Restricted Cash

        Restricted cash includes subscription proceeds that are held in escrow until investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash as of December 31, 2005 and December 31, 2004 includes $2.5 million held in restricted money market accounts as security for

F-12

our guarantee of funds borrowed by Behringer Harvard Holdings. At December 31, 2005, restricted cash also included approximately $21.4 million held in restricted money market accounts for anticipated tenant expansions and improvements, property taxes and insurance for our wholly-owned properties, as required by our lenders.

  Accounts Receivable

        Accounts receivable primarily consists of receivables from tenants related to our wholly-owned properties. Our allowance for doubtful accounts was approximately $42,000 and approximately $1,000 as of December 31, 2005 and 2004, respectively.

  Prepaid Expenses and Other Assets

        Prepaid expenses and other assets includes prepaid directors and officers insurance, as well as prepaid insurance and real estate taxes of our wholly-owned properties.

  Loan Deposits

        Loan deposits include interest rate lock deposits for future borrowings to make future acquisitions.

  Escrow Deposits

        Escrow deposits include deposits for the purchase of properties that we have contracted to acquire.

  Investments in Tenant-in-Common Interests

        Investments in tenant-in-common interests consists of our undivided tenant-in-common interests in various office buildings located in Colorado, Maryland, Minnesota, Missouri, Texas and Washington D.C. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in FIN No. 46R and do not meet the control requirement required for consolidation under SOP 78-9, as amended by EITF 04-5.

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received. We use the equity method of accounting because the shared decision-making involved in a tenant-in-common interest investment creates an opportunity for us to have some influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. Therefore, it is appropriate to include our proportionate share of the results of operations of these investments in our earnings or losses.

  Impairments

        For real estate we wholly own, our management monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, tenant-in-common interest or other similar investment structure, at each reporting date management will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair

F-13

value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the years ended December 31, 2005, 2004, and 2003.

  Deferred Financing Fees

        Deferred financing fees are recorded at cost and are amortized using a straight-line method that approximates the effective interest method over the life of the related debt. Accumulated amortization was approximately $567,000 and $55,000 as of December 31, 2005 and 2004, respectively.

  Revenue Recognition

        We recognize rental income generated from all leases on real estate assets that we consolidate on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. Some leases contain provisions for the tenants' payment of additional rent after certain tenant sales revenue thresholds are met. Such contingent rent is recognized as revenue after the related revenue threshold is met. We had no contingent rent for the years ended December 31, 2005, 2004 and 2003. The total net increase to rental revenues due to straight-line rent adjustments for the years ended December 31, 2005 was $1.2 million. For the years ended December 31, 2004 and 2003 there were no straight-line rent adjustments. As discussed above, our rental revenue also includes amortization of above and below market leases.

  Offering Costs

        Our advisor funds certain organization and offering costs on our behalf. We are required to reimburse our advisor for such organization and offering costs up to 2% of the cumulative capital raised in the Current Offering. Our advisor received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering, which ended February 19, 2005. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

  Income Taxes

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, and believe that we have qualified since the year ended December 31, 2004. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our "REIT taxable income" to our stockholders. As a REIT, we generally will not be subject to federal income tax at the corporate level. We are organized and operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

  Stock Based Compensation

        We have a stock-based incentive award plan for our employees, directors and consultants and employees, directors and consultants of our affiliates. We account for this plan under the fair value recognition provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and related interpretations.

F-14

  Concentration of Credit Risk

        At December 31, 2005, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in five financial institutions. We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

  Minority Interest

        Minority interest consists of units of limited partnership interests issued by Behringer OP I. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock.

  Earnings per Share

        Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. As of December 31, 2005, we had issued to the independent members of the Board of Directors options to purchase 9,000 shares of our common stock at $12.00 per share and 15,000 shares of our common stock at $9.10 per share. As of December 31, 2005, 682,670 warrants from the Initial Offering had been issued at $12.00 per share for the benefit of participating individual broker-dealers. On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005. The weighted average shares and earnings per share for each period presented in this report reflect the effects of the stock dividend. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock. These options, warrants and units of limited partnership interest were excluded from the calculation of earnings per share because the effect would be anti-dilutive for the years ended December 31, 2005, 2004 and 2003.

  Reportable Segments

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting financial and descriptive information about an enterprise's reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. All of our consolidated revenues for the years ended December 31, 2005 and 2004 are from our wholly-owned real estate properties. Management evaluates operating performance on an individual property level. However, as each of our properties has similar economic characteristics, our properties have been aggregated into one reportable segment.

F-15

3.     New Accounting Pronouncements

        FASB No. 123R, "Share-Based Payment," a revision to FASB No. 123 "Accounting for Stock-Based Compensation" was issued in December 2004. The Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. This Statement is effective for us January 1, 2006. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        In March 2005, FASB issued FIN No. 47, "Accounting for Conditional Asset Retirement Obligations." This interpretation clarifies that the term conditional asset retirement obligation as used in Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations", refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Thus, the timing and (or) method of settlement may be conditional on a future event. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of this interpretation did not have a material effect on our financial condition, results of operations, or liquidity.

        FASB Statement No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        EITF Issue 04-5, "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights," was ratified by the FASB in June 2005. The EITF addresses what rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with GAAP. The assessment of limited partners' rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when an investor becomes the sole general partner and should be reassessed if (a) there is a change to the terms or in the exercisability of the rights of the limited partners, (b) the sole general partner increases or decreases its ownership of limited partnership interests, or (c) there is an increase or decrease in the number of outstanding limited partnership interests. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. This EITF is effective no later than for fiscal years beginning after December 15, 2005 and as of June 29, 2005 for new or modified arrangements. This EITF is not expected to have a material effect on our financial condition, results of operations, or liquidity.

4.     Acquisitions

        On January 6, 2005, we acquired a six-story office building containing approximately 288,175 rentable square feet (unaudited) and a four-story parking garage located on approximately 10.6 (unaudited) acres of land in Atlanta, Georgia (the "Ashford Perimeter"). The purchase price of the Ashford Perimeter was approximately $54.0 million.

F-16

        On February 24, 2005, we acquired an undivided 30.583629% tenant-in-common interest in a sixteen-story office building containing approximately 191,154 (unaudited) rentable square feet and a four-story parking garage located on approximately 1.15 (unaudited) acres of land in Denver, Colorado (the "Alamo Plaza"). The purchase price of our tenant-in-common interest in the Alamo Plaza was approximately $14.5 million.

        On April 21, 2005, we acquired a one-story office/research and development building containing approximately 150,495 rentable square feet (unaudited) located on approximately 9.6 acres of land (unaudited) in El Segundo, California (the "Utah Avenue Building"). The purchase price of the Utah Avenue Building was approximately $29.9 million.

        On June 10, 2005, we acquired a thirteen-story office building containing approximately 436,342 rentable square feet (unaudited) located on approximately 0.9 acres of land (unaudited) in St. Paul, Minnesota ("Lawson Commons"). The purchase price of Lawson Commons was approximately $86.6 million.

        On June 14, 2005, we acquired a six-story office building containing approximately 100,146 rentable square feet (unaudited) located on approximately 0.97 acres of land (unaudited) in Long Beach, California ("Downtown Plaza"). The purchase price for Downtown Plaza was approximately $19.7 million.

        On July 20, 2005, we acquired a portfolio of five office buildings in Texas, Oregon and California (the "Western Office Portfolio"). The purchase price for the Western Office portfolio was approximately $103.3 million. The Western Office Portfolio consists of the following office buildings:

  •
  a three-story office building containing approximately 230,061 rentable square feet (unaudited) located on approximately ten acres (unaudited) of land in Richardson, Texas ("Waterview");

  •
  a three-story office building containing approximately 88,335 rentable square feet (unaudited) located on approximately six acres of land (unaudited) in Tigard, Oregon ("Southwest Center");

  •
  a three-story office building containing approximately 71,739 rentable square feet (unaudited) located on approximately nine acres of land (unaudited) in Diamond Bar, California ("Gateway 23);

  •
  a two-story office building containing approximately 55,095 rentable square feet (unaudited) located on approximately six acres of land (unaudited) in Diamond Bar, California ("Gateway 22"); and

  •
  a two-story office building containing approximately 40,759 rentable square feet (unaudited) located on approximately two acres of land (unaudited) in Diamond Bar, California ("Gateway 12").

        On July 28, 2005, we acquired a seven-story office building containing approximately 115,130 rentable square feet (unaudited) located on approximately 1.26 acres of land (unaudited) in Burbank, California ("Buena Vista Plaza"). The purchase price for Buena Vista Plaza was approximately $41.7 million.

        On August 2, 2005, we acquired a 27-story office building containing approximately 393,902 rentable square feet (unaudited) located on approximately 1.4 acres of land (unaudited) in Minneapolis, Minnesota ("One Financial Plaza"). The purchase price for One Financial Plaza was approximately $64.2 million.

        On October 5, 2005, we acquired a 24-story office building containing approximately 334,196 rentable square feet (unaudited) with a four-level underground parking garage and an attached seven-level parking garage located on approximately 1.23 acres of land (unaudited) in Knoxville, Tennessee ("Riverview Tower"). The purchase price of Riverview Tower was approximately $42.3 million.

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        On November 15, 2005, we acquired a ten-story office building containing approximately 306,563 rentable square feet (unaudited) with a five-level underground parking garage located on approximately 0.77 acres of land (unaudited) in Washington, D.C. (the "G Street Property"). The purchase price for the G Street Property was approximately $145.1 million.

5.     Investments in Tenant-In-Common Interests

        The following is a summary of our tenant-in-common interest investments as of December 31, 2005 and 2004 (in thousands):

			2005		2004
Property Name	Date Acquired	Tenant-in- Common Interest	Carrying Value of Investment	Mortgages Payable(1)	Carrying Value of Investment	Mortgages Payable(1)
Minnesota Center	10/15/03	14.467600%	$5,616	$4,237	$5,954	$4,289
Enclave on the Lake	4/12/04	36.312760%	9,767	7,107	10,293	7,209
St. Louis Place	6/30/04	35.709251%	11,491	7,028	11,937	7,110
Colorado Building	8/10/04	79.475200%	37,936	22,253	39,190	22,253
Travis Tower	10/1/04	60.430229%	33,562	22,444	34,936	22,741
Pratt Building	12/17/04	50.679950%	29,545	18,752	31,393	18,752
Alamo Plaza	2/24/05	30.583629%	13,488	9,634	—	—

Total			$141,405	$91,455	$133,703	$82,354

(1)
Each of the tenant-in-common investors, including us, is a borrower under these mortgage agreements. This amount represents our mortgage payable for our investment interest only.

        Our undivided tenant-in-common interest investments as of December 31, 2005 and 2004 consisted of our proportionate share of the combined assets and liabilities of our tenant-in-common properties as follows (in thousands):

	2005	2004
Land	$40,079	$33,080
Buildings, net	203,487	179,400
Lease intangibles, net	42,562	45,673
Cash and cash equivalents	2,007	1,201
Restricted cash	22,810	20,923
Accounts receivable and other assets	3,558	2,450

Total assets	$314,503	$282,727

Acquired below market lease intangibles, net	$4,260	$4,672
Other liabilities	6,680	6,069

Total liabilities	10,940	10,741
Equity	303,563	271,986

Total liabilites and equity	$314,503	$282,727

        In 2005, we recorded approximately $3.1 million of equity in earnings and approximately $10.4 million of distributions from our undivided tenant-in-common interest investments. In 2004, we recorded approximately $1.4 million of equity in earnings and approximately $3.0 million of distributions from our undivided tenant-in-common interest investments. In 2003, we recorded approximately $18,000 of equity in earnings and approximately $100,000 of distributions from our

F-18

undivided tenant-in-common interest investments. Our equity in earnings from these tenant-in-common investments is our proportionate share of the combined earnings of our tenant-in-common interest properties for the years ended December 31, 2005, 2004 and 2003 as follows (in thousands):

	2005	2004	2003
Revenue	$42,584	$16,812	$1,393
Operating expenses:
Operating expenses	11,867	4,536	462
Property taxes	5,249	2,327	258

Total operating expenses	17,116	6,863	720

Operating income	25,468	9,949	673

Non-operating (income) expenses
Depreciation and amortization	18,823	6,190	551
(Interest income)/bank fees, net	(156)	7	(4)

Total non-operating (income) expenses	18,667	6,197	547
Net income	$6,801	$3,752	$126

Company's share of net income	$3,115	$1,403	$18

Company's share of distributions	$10,371	$3,037	$100

6.     Pro Forma (unaudited)

        The year ended December 31, 2004, was our first year of substantial operations. Therefore, the following summary presents the results of operations for the years ended December 31, 2004 and December 31, 2003 on an unaudited basis, as if the acquisition of the Cyprus Building, acquired December 16, 2004, had occurred on January 1 of the respective years. The pro forma results are for illustrative purposes only and do not purport to be indicative of the actual results that would have occurred had the transaction occurred on January 1 of the respective years, nor are they indicative of results of operations that may occur in the future.

	(in thousands)
	2004	2003
Total revenues	$3,226	$3,229
Total expenses	5,922	2,812
Interest income	390	4
Equity in investments	1,403	18

Net income (loss)	$(903)	$439

Basic and diluted weighted average shares outstanding	11,003	9,076
Basic and diluted income (loss) per share	$(0.08)	$0.05

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7.     Leasing Activity

        Future minimum base rental payments due to us over the next five years under non-cancelable leases in effect as of December 31, 2005, for our wholly-owned properties are as follows (in thousands):

2006	$49,165
2007	47,613
2008	43,534
2009	31,470
2010	21,545

        As of December 31, 2005, two of our tenants accounted for 10% or more of our aggregate annual rental revenues from our wholly-owned properties. Lawson Associates, Inc., an international provider of business process software solutions, leases approximately 68% of Lawson Commons and accounted for rental revenue of approximately $4.0 million, or approximately 13% of our aggregate annual rental revenues for the year ended December 31, 2005. Phelps Dodge Corporation, an international mineral and chemical producer, leases 100% of the Cyprus Building and accounted for rental revenue of approximately $3.3 million, or approximately 11% of our aggregate annual rental revenues for the year ended December 31, 2005. Our aggregate annual rental revenues do not include our proportionate share of rents from tenant-in-common interests. If our proportionate share of rents from tenant-in-common interests were included in annual rental revenues, Lawson Associates, Inc. would have accounted for 8% and Phelps Dodge Corporation would have accounted for 6% of our aggregate annual rental revenues for the year ended December 31, 2005.

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8.     Mortgages Payable

        The following table sets forth our mortgages payable on wholly-owned properties and our tenant-in-common interests in properties as of December 31, 2005 and December 31, 2004:

	Balance (in thousands)
Description	December 31, 2005	December 31, 2004	Fixed Interest Rate	Maturity Date
Minnesota Center(1)	$4,237	$4,289	6.181%	11/1/2010
Enclave(1)	7,107	7,209	5.450%	5/1/2011
St. Louis Place(1)	7,028	7,110	6.078%	7/1/2011
Colorado Property(1)	22,253	22,253	6.075%	9/6/2014
Travis Tower(1)	22,444	22,741	5.434%	10/1/2014
Pratt(1)	18,752	18,752	5.285%	1/11/2015
Ashford	35,400	—	5.020%	2/1/2012
Alamo(1)	9,634	—	5.395%	3/11/2015
Utah Avenue	20,000	—	5.540%	6/15/2015
Downtown Plaza	12,650	—	5.367%	7/1/2015
Lawson Commons	58,300	—	5.528%	8/1/2015
Waterview(2)	26,750	—	5.077%	8/1/2015
Southwest Center(2)	15,375	—	5.077%	8/1/2015
Gateway 23(2)	13,000	—	5.077%	8/1/2015
Gateway 22(2)	9,750	—	5.077%	8/1/2015
Gateway 12(2)	5,875	—	5.077%	8/1/2015
Buena Vista Plaza	22,000	—	5.324%	8/1/2015
One Financial Plaza	43,000	—	5.141%	8/11/2015

	$353,555	$82,354

  Each of the loans is collateralized by the building associated with that loan.

  (1)
  Each tenant-in-common interest holder is a borrower under this loan agreement. The remaining tenant-in-common interest holders acquired their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. The amounts shown in the table represent the remaining principal outstanding for our tenant-in-common interest. Certain obligations under the loan are guaranteed by Robert M. Behringer and Behringer Harvard Holdings.

  (2)
  These properties are associated with the Western Office Portfolio Loan.

        On December 30, 2004, we entered into a Revolving Credit Agreement with Bank of America, N.A. for up to $12 million of available borrowings (the "Revolver"). The Revolver has a two-year term with the option to extend for one additional year. The Cyprus Building, which we acquired on December 16, 2004, is subject to a deed of trust to secure payment of the Revolver. We can borrow, repay and reborrow again up to the available borrowing limit. The Revolver allows us to elect, for each advance of funds, an interest rate per annum of the prime rate or an interest rate based on the London Interbank Offered Rate ("LIBOR"), or a combination of each. As of December 31, 2005, we had no outstanding borrowings under the Revolver.

        Our loan agreements stipulate that we comply with certain reporting and financial covenants. These covenants include among other things, notifying the lender of any change in management and maintaining minimum debt service coverage ratios. At December 31, 2005 and December 31, 2004, we were in compliance with each of the debt covenants under our loan agreements.

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        The following table summarizes our contractual obligations for principal payments as of December 31, 2005 (in thousands):

Mortgages Payable	Amount
2006	$564
2007	1,220
2008	1,371
2009	1,522
2010	6,845
Thereafter	342,033

Total principal balance	$353,555

9.     Stockholders' Equity

  Capitalization

        As of December 31, 2005, we had 67,863,168 shares of our common stock outstanding, including 22,000 shares owned by Behringer Harvard Holdings and the 10% stock dividend issued in 2005. On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005 to be issued on October 1, 2005. The weighted average shares and earnings per share for each period presented in this report reflect the effects of the stock dividend. As of December 31, 2004, we had 13,109,282 shares of our common stock outstanding, including 20,000 shares owned by Behringer Harvard Holdings. As of December 31, 2005and 2004, we had no shares of preferred stock issued and outstanding. On May 27, 2004, the independent members of the Board of Directors were granted options to purchase a total of 9,000 shares of our common stock at an exercise price of $12.00 per share under our Non-Employee Director Option Plan. These options vested on May 27, 2005 and expire on May 27, 2009. On May 31, 2005, the independent members of the Board of Directors were granted options to purchase a total of 15,000 shares of our common stock at an exercise price of $9.10 per share under the 2005 Incentive Award Plan. These options vest on May 31, 2006 and expire on May 31, 2015. As of December 31, 2005, all 24,000 stock options were outstanding and none had been exercised. As of December 31, 2005 682,670 warrants from the Initial Offering had been issued for the benefit of participating individual broker-dealers. As of December 31, 2004, there were 523,571 warrants from the Initial Offering issued for the benefit of participating individual broker-dealers. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock.

  Share Redemption Program

        Our board of directors has authorized a share redemption program for investors who hold their shares for more than one year. The purchase price for the redeemed shares is set forth in the prospectus for our Current Offering of common stock as supplemented from time to time. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the plan, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. In

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addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to 1% of operating cash flow for the previous fiscal year plus proceeds of our distribution reinvestment plan. We redeemed approximately 149,929 shares for approximately $1.4 million in the year ended December 31, 2005. We redeemed approximately 33,152 shares for approximately $332,000 in the year ended December 31, 2004.

  Distributions

        We initiated the payment of monthly distributions in November 2003 in the amount of a 7% annualized rate of return, based on an investment in our common stock of $10.00 per share and calculated on a daily record basis of $0.0019178 per share. We have a distribution reinvestment plan ("DRIP") whereby stockholders may elect to reinvest any cash distribution in additional shares of common stock. We record all distributions when declared, except that the stock issued through the DRIP is recorded when the shares are actually issued. In 2005, approximately $125,000 of distributions declared in connection with our limited partnership units are recorded as a reduction to minority interest. Of the amounts distributed by us in 2005, 72% represented a return of capital and 28% were distributions from the taxable earnings of real estate operations. The following are the distributions declared during the years ended December 31, 2005 and 2004 (in thousands):

2005	Total	Cash	DRIP
4th Quarter	$11,382	$5,579	$5,803
3rd Quarter	7,210	3,621	3,589
2nd Quarter	4,269	2,227	2,042
1st Quarter	2,730	1,472	1,258

	$25,591	$12,899	$12,692

2004	Total	Cash	DRIP
4th Quarter	$1,875	$1,041	$834
3rd Quarter	1,089	620	469
2nd Quarter	554	327	227
1st Quarter	266	161	105

	$3,784	$2,149	$1,635

10.   Stock Plans

        Our shareholders have approved and adopted the 2005 Incentive Award Plan, which allows for equity-based incentive awards to be granted to our employees, directors and consultants and employees, directors and consultants of our subsidiaries. The 2005 Incentive Award Plan replaced the Non-Employee Director Stock Option Plan, the Non-Employee Director Warrant Plan and the 2002 Employee Stock Option Plan, each of which was terminated upon the approval of the 2005 Incentive Award Plan. As of December 31, 2005, we had issued to the independent members of the Board of Directors options to purchase 9,000 shares of our common stock at $12.00 per share as part of the Non-Employee Director Stock Option Plan and 15,000 shares of our common stock at $9.10 per share as part of the 2005 Incentive Award Plan. All of these options were anti-dilutive for the years ended December 31, 2005, 2004 and 2003.

11.   Related Party Transactions

        Certain of our affiliates received fees and compensation in connection with the Initial Offering, and in connection with the acquisition, management and sale of our assets. The following is a summary

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of the related party fees and compensation we incurred during the years ended December 31, 2005 and 2004 (in thousands):

for the year ended December 31, 2005	Total incurred	Total reduction of additional paid-in capital	Total capitalized to investments in tenant-in-common interests	Total capitalized to deferred financing fees	Total capitalized to real estate	Total expensed
Behringer Securities, commissions and dealer manager fees	$42,983	$42,983	$—	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	9,835	9,835	—	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	16,791	—	384	—	16,407	—
HPT Management LP, property management and leasing fees	1,502	—	—	—	—	1,502
Behringer Advisors, asset management fee	1,857	—	—	—	—	1,857
Behringer Advisors, debt financing fee	2,717	—	—	2,717	—	—

Total	$75,685	$52,818	$384	$2,717	$16,407	$3,359

for the year ended December 31, 2004	Total incurred	Total reduction of additional paid-in capital	Total capitalized to investments in tenant-in-common interests	Total capitalized to deferred financing fees	Total capitalized to real estate	Total expensed
Behringer Securities, commissions and dealer manager fees	$11,379	$11,379	$—	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	3,040	2,822	—	—	—	218
Behringer Advisors, acquisition, advisory fees and expenses	5,103	—	4,410	—	693	—
HPT Management LP, property management and leasing fees	205	—	—	—	—	205
Behringer Advisors, asset management fee	90	—	—	—	—	90
Behringer Advisors, debt financing fee	782	—	—	782	—	—

Total	$20,599	$14,201	$4,410	$782	$693	$513

        Behringer Securities LP ("Behringer Securities"), our affiliated dealer manager for the Offerings, receives commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In connection with the Initial Offering, up to 2.5% of gross proceeds before reallowance to participating broker-dealers were paid to Behringer Securities as a dealer manager fee; except that this dealer manager fee was reduced to 1% of the gross proceeds of purchases made pursuant to our distribution reinvestment plan. In connection with the Current Offering, up to 2% of gross proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee; except that no dealer manager fee will be paid on purchases made pursuant to our distribution reinvestment plan. Behringer Securities reallows all of its commissions of up to 7% of gross offering proceeds to participating broker-dealers and reallows a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In the year ended December 31, 2005, Behringer Securities' commissions and dealer manager fees totaled approximately $33.1 million and approximately $9.9 million, respectively and were recorded as a reduction of additional paid-in capital. In the year ended December 31, 2004, Behringer Securities' commissions and dealer manager fees totaled approximately $8.3 million and approximately $3.1 million, respectively and were recorded as a reduction of additional paid-in capital.

        Behringer Advisors, our affiliated advisor, or its affiliates, received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the

F-24

Initial Offering. Reimbursement of organization and offering expenses incurred in connection with the Current Offering are made at the rate of 2% of gross offering proceeds; except that no organization and offering expenses are reimbursed with respect to purchases made pursuant to our distribution reinvestment plan. As of December 31, 2005, approximately $11.8 million of organization and offering expenses had been incurred by Behringer Advisors on our behalf. As of December 31, 2005, organization and offering expenses reimbursable by us totaled $13.1 million, including $12.8 million reimbursed and $0.3 million of reimbursements payable. Reimbursements by us as of December 31, 2005 exceeded payments made by Behringer Advisors by approximately $1.0 million. The $1.0 million overfunding, net of the $0.3 million reimbursement payable, are included in "Payables to affiliates" on our balance sheet as of December 31, 2005. Of the approximately $13.1 million of organization and offering expenses to be reimbursed by us through December 31, 2005, approximately $12.8 million had been recorded as a reduction of additional paid-in capital and approximately $235,000 had been expensed as organizational costs. For the year ended December 31, 2005, $9.8 million of organization and offering expenses were to be reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. For the year ended December 31, 2004, approximately $3.0 million of organization and offering expenses were reimbursed by us, of which approximately $2.8 million was recorded as a reduction of additional paid-in capital and approximately $218,000 was expensed as organizational costs. In the year ended December 31, 2003, we expensed approximately $17,000 as organizational costs. Behringer Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities.

        In connection with the Initial Offering and for acquisitions made prior to February 11, 2005, Behringer Advisors or their affiliates also received acquisition and advisory fees of up to 3% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3% of the funds advanced for the purchase or making of a mortgage loan. In connection with the Current Offering, such fees have been reduced to 2.5% for acquisitions made on or after February 11, 2005. Behringer Advisors or their affiliates also received up to 0.5% of the contract purchase price of the real estate assets we acquired or, with respect to the making or purchase of a mortgage loan up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments. In the year ended December 31, 2005, Behringer Advisors earned approximately $16.8 million in acquisition and advisory fees for the investments we acquired. In the year ended December 31, 2004, Behringer Advisors earned approximately $5.1 million in acquisition and advisory fees for the investments we acquired. We capitalized these fees as part of our real estate or investments in tenant-in-common interests.

        We have paid and expect to pay in the future HPT Management LP ("HPT Management"), our affiliated property manager, fees for the management and leasing of our properties, which may be subcontracted to unaffiliated third parties. Such fees are expected to equal 3% of gross revenues of the respective property, plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property. We incurred and expensed fees of approximately $1.5 million in the year ended December 31, 2005 for the services provided by HPT Management in connection with our real estate and tenant-in-common investments. We incurred and expensed fees of approximately $205,000 in the year ended December 31, 2004 for the services provided by HPT Management in connection with our tenant-in-common investments and other real estate investments. In the year ended December 31, 2003, we incurred and expensed fees of approximately $7,000 for the services provided by HPT Management in connection with our tenant-in-common investment.

        In connection with the Initial Offering, we have paid Behringer Advisors an annual advisor asset management fee of 0.5% of aggregate asset value for periods prior to March 2005. Any portion of the asset management fee may be deferred and paid in a subsequent year. In connection with the Current Offering, such fees have been increased to 0.6% of aggregate asset value for periods starting after

F-25

February 2005. In the year ended December 31, 2005, we incurred and expensed approximately $1.9 million of advisor asset management fees. In the year ended December 31, 2004, we incurred and expensed approximately $90,000 of advisor asset management fees and in the year ended December 31, 2003, we incurred and expensed approximately $3,000 of advisor asset management fees.

        We pay Behringer Advisors or their affiliates a debt financing fee equal to 1% of the amount available under any debt made available to us. In the year ended December 31, 2005, we incurred approximately $2.7 million of such debt financing fees. In the year ended December 31, 2004 we incurred approximately $782,000 of such debt financing fees.

        Behringer Advisors or their affiliates will also be paid fees if the advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we will pay the advisor an amount not exceeding the lesser of: (A) one-half of the brokerage commission paid, or (B) 3% of the sales price of each property sold, provided that such fee will be subordinated to distributions to investors from sales proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions plus (2) a 9% annual, cumulative, non-compounded return on their capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return of their net capital contributions and a 9% annual, cumulative, non-compounded return, then Behringer Advisors is entitled to 15% of remaining net sales proceeds. Subordinated participation in net sales proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied.

        Upon listing of our common stock on a national securities exchange or inclusion for quotation on The Nasdaq Stock Market, a listing fee will be paid to Behringer Advisors equal to 15% of the amount by which the market value of our outstanding stock plus distributions we paid prior to listing exceeds the sum of (i) the total amount of capital raised from investors and (ii) a 9% annual, cumulative, non-compounded return to investors on their capital contributions. Upon termination of the Advisory Agreement with Behringer Advisors, a performance fee will be paid to Behringer Advisors of 15% of the amount by which our appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9% annual, cumulative, non-compounded return on the capital contributed by investors. No performance fee will be paid if we have already paid or become obligated to pay Behringer Advisors a listing fee. Persons independent of us and independent of our advisor will perform such appraisal of our asset value.

        We will reimburse Behringer Advisors for all expenses it pays or incurs in connection with the services it provides to us, subject to the limitation that we will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of: (i) 2% of our average invested assets, or (ii) 25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.

        We are dependent on Behringer Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

        At December 31, 2005 we had a payable to affiliates balance of approximately $618,000. This balance consists of commissions and dealer manager fees payable to Behringer Securities, property

F-26

management fees for our wholly-owned properties due to HPT Management, partially offset by the excess organization and offering expenses paid to Behringer Advisors. At December 31, 2004 we had a receivable from affiliates balance of approximately $201,000. This balance was primarily a receivable from State Farm Life Insurance Company related to the acquisition of Enclave on the Lake. This receivable was collected in April 2005.

12.   Commitments and Contingencies

        On January 28, 2004, we entered into an agreement with Behringer Harvard Holdings (the "Accommodation Agreement") whereby we would provide loan guarantees to Behringer Harvard Holdings, so that Behringer Harvard Holdings may use such loan guarantees to secure short-term loans from lenders to fund acquisition and syndication costs related to acquiring real estate projects for tenant-in-common syndication. Each guaranty will be for a period not to exceed six months and shall be limited to no more than $1 million. Behringer Harvard Holdings must pay us a 1% fee of any loan we guarantee for each six-month period. Behringer Harvard Holdings has granted us a security interest in each purchase agreement entered into with respect to a project for which we make a guaranty. If Behringer Harvard Holdings fails to acquire such project, they shall transfer all of their rights under the purchase agreement to us and cooperate with us to obtain an extension of the purchase agreement with the seller. During February 2004, we placed $2.5 million in restricted money market accounts with lenders as security for funds to be advanced to Behringer Harvard Holdings for future loans. As of December 31, 2005 and 2004, we had no guarantees outstanding on borrowings by Behringer Harvard Holdings.

        On August 9, 2004, the Accommodation Agreement was amended and restated to include 1) options to extend the six month guaranty period for one or more additional six-month periods, with an additional 1% fee payable on the date of each extension; and 2) the option for our guarantees to include the guarantee of bridge loans. A bridge loan, as defined in the Amended and Restated Accommodation Agreement, is any loan pursuant to which Behringer Harvard Holdings acquires an interest in respect of a project, which interest is intended to be sold in a tenant-in-common offering. Each bridge guaranty is limited to no more than the obligations under the bridge loan. The term and fees associated with the bridge guarantees are the same as those of the other guarantees allowed under this agreement. We and our affiliates have the right, but not an obligation, to purchase up to a 5% interest in each project with respect to which we made a guaranty. Our purchase price for each 1% interest in a project will equal the price paid by Behringer Harvard Holdings, plus a pro rata share of the closing costs. As of January 1, 2006, we have terminated the Accommodation Agreement.

        On August 13, 2004, we entered into an Extended Rate Lock Agreement with Bear Stearns Commercial Mortgage, Inc. ("Rate Lock No. 1") to lock a base interest rate of 5.43% for up to $60.0 million in borrowings. On May 31, 2005, we entered into an additional Extended Rate Lock Agreement ("Rate Lock No. 2") with Bear Stearns Commercial Mortgage to lock a base interest rate of 5.11% for an additional $60.0 million in borrowings.

        Under the terms of Rate Lock No.1 and No. 2 we were required to maintain certain cash deposits with Bear Stearns Commercial Mortgage, Inc. Additionally, we have made payments to extend both agreements for periods beyond their respective initial terms. The deposits are refundable to us in amounts equal to 2% of any loans funded under the agreement and, at our election, the extension payments have and will be refunded to us in exchange for a 3.75 basis point increase in the interest rate for every two extension payments made. If we are unable to use Rate Lock No. 1 and 2 for any reason, other than the willful default of the lender, we are responsible for any interest rate hedging losses incurred by Bear Stearns Commercial Mortgage in connection with these transactions.

        As of December 31, 2005, we have closed loans using the entire commitment under Rate Lock No. 1 and $33.0 million under Rate Lock No. 2, leaving $27.1 million of available borrowings under

F-27

Rate Lock No. 2. In connection with the closings to date under Rate Lock No. 1 and No.2, we elected to receive refunds of    $1.4 million of previously paid extension fees.

        Extension fees in the amount of $525,000 paid though December 31, 2004 were previously expensed as "Rate lock extension fees" in our Statement of Operations. Extension payments in the amount of $450,000 for the three months ended June 30, 2005, were recorded as "Loan deposits" on our balance sheet. In the year ended December 31, 2005, the "Rate lock extension fees" previously expensed in 2004 have been refunded to us and are reflected as "Rate lock extension recoveries" in our Statement of Operations.

        On June 6, 2005, we entered into an Extended Rate Lock Agreement ("Citigroup Rate Lock No. 1") with Citigroup Global Markets, Inc. ("Citigroup") to lock a base interest rate of 4.36% for up to $50.0 million in future borrowings. Under the terms of Citigroup Rate Lock No. 1, we are required to maintain certain cash deposits with Citigroup. In addition, we are required to pay rate lock fees for every 30-day period during the 360-day term of the agreement. As of December 31, 2005, deposits and rate lock fees under Citigroup Rate Lock No. 1 totaled $1.0 million and $375,000, respectively and both are recorded as "Loan deposits" on our balance sheet. As of December 31, 2005, no loans had been closed under Citigroup Rate Lock No. 1.

        On December 28, 2005, we entered into an Extended Rate Lock Agreement (the "JPMorgan Rate Lock") with JPMorgan Chase Bank ("JPMorgan") to lock a base interest rate for up to $75.0 million in future borrowings. The base rate will be determined at the time that we enter into a loan using this agreement. As of December 31, 2005, deposits under the JPMorgan Rate Lock totaled $1.5 million and are recorded as "Loan deposits" on our balance sheet. As of December 31, 2005, no loans had been closed under the JPMorgan Rate Lock.

F-28

13.   Fair Value Disclosure of Financial Instruments

        We determined the following disclosure of estimated fair values using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Cash and cash equivalents and restricted cash are short term and/or highly liquid in nature. Accordingly, fair value approximates the carrying values of these items.

        The mortgages payable totaling approximately $353.6 million as of December 31, 2005 have a fair value of approximately $359.1 million based upon interest rates for mortgages with similar terms and remaining maturities that management believes we could obtain. The mortgages payable totaling approximately $82.4 million as of December 31, 2004 had a fair value of approximately $84.9 million based upon interest rates for mortgages with similar terms and remaining maturities that management believes could have been obtained as of that date.

        The fair value estimate presented herein is based on information available to our management as of December 31, 2005 and 2004. Although our management is not aware of any factors that would significantly affect the estimated fair value amount, such amount has not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

14.   Quarterly Results (Unaudited)

        Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2005 and 2004 (in thousands except per share data):

	2005 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$2,053	$3,687	$10,729	$14,588
Net loss	(1,884)	(810)	(640)	$(2,388)
Weighted average shares outstanding(1)	17,328	26,736	44,267	64,007
Basic and diluted loss per share	$(0.11)	$(0.03)	$(0.01)	$(0.04)
	2004 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$—	$—	$—	$130
Net loss	(148)	(226)	(450)	(715)
Weighted average shares outstanding(1)	1,662	3,466	6,768	11,665
Basic and diluted loss per share	$(0.09)	$(0.07)	$(0.07)	$(0.06)

(1)
On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005 issued October 1, 2005. The weighted average shares for each period presented reflects this adjustment.

15.   Subsequent Events

        On January 11, 2006, we acquired a single-story office building containing approximately 333,375 rentable square feet (unaudited) located on approximately 33 acres (unaudited) of land in Cherry Hill, New Jersey ("Woodcrest Center"). The purchase price of Woodcrest Center was approximately $70.0 million, excluding closing costs. We used borrowings of $50.4 million under a loan agreement with

F-29

Citigroup Global Markets Realty Corp. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On January 24, 2006, we entered into a loan agreement for $30.3 million under a loan agreement with Citigroup Global Markets Realty Corp. Riverview Tower, which we acquired on October 5, 2005, is held as collateral for this loan.

        On February 10, 2006, we acquired a forty-story office building containing approximately 1,024,627 rentable square feet (unaudited) located on approximately 2.242 acres (unaudited) of land in Fort Worth, Texas ("Burnett Plaza"). The purchase price of Burnett Plaza was approximately $177.5 million, including closing costs. We assumed borrowings of $114.2 million under a loan agreement with Bank of America to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On March 14, 2006, we acquired two three-story office building containing approximately 227,486 rentable square feet total (unaudited) located on approximately 12.1 acres (unaudited) of land in Houston, Texas ("10777 Clay Road"). The purchase price of 10777 Clay Road was approximately $25.2 million, excluding closing costs. We used borrowings of $16.3 million under a loan agreement with JP Morgan Chase Bank, N.A. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On March 22, 2006, we sold 1,000 shares of our non-participating, non-voting, convertible stock to Behringer Advisors for $1,000.

        On March 29, 2006 we filed a Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to convert the Current Offering to a Registration Statement on Form S-11.

16.   Stock Dividend

        On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with FASB No. 128, "Earnings per Share," we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for each of the periods presented in our financial statements. Therefore, the earnings per share for each period presented reflects the effects of the stock dividend.

17.   Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003

        Certain financial information for previous fiscal years has been revised to conform to the current year presentation. We revised the presentation of our Consolidated Statements of Operations to remove the operating loss subtotal and the other income caption and related subtotal. In addition, we revised our Consolidated Statements of Cash flows for the year ended December 31, 2004 and 2003 to appropriately classify approximately $183,000 and $82,000, respectively, of distributions that represented a return of investment from our tenant-in-common interests accounted for using the equity method as "Cash flows from investing activities," rather than "Cash flows from operating activities." We also revised the presentation of our Consolidated Statement of Cash Flows for the year ended December 31, 2004 to appropriately classify approximately $1.5 million of distributions from our tenant-in-common interests as "Return of investments in tenant-in-common interests" rather than as "Purchase of tenant-in-common interests," both of which are included in "Cash flows from investing activities." We also revised the presentation of our Consolidated Statement of Cash Flows for the year ended December 31, 2004 to appropriately classify the use of approximately $1.8 million related to loan deposits as "Cash flows from financing activities" rather than "Cash flows from investing activities," and to appropriately classify the use of approximately $2.5 million related to restricted cash as "Cash used in investing activities" rather than "Cash used in financing activities.". These revisions to the historical presentation do not reflect a material change to the information presented in the Consolidated Statements of Operations or the Statements of Cash Flows as originally filed.

*****

F-30

Report of Independent Auditors

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

        In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of tenant-in-common interests and of cash flows present fairly, in all material respects, the combined financial position of the tenant-in-common interest holders of the Colorado Building at December 31, 2004, and the results of its operations and its cash flows for the period from August 10, 2004 (date of acquisition) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These combined financial statements are the responsibility of the tenant-in-common interest holders' management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

March 31, 2005
Dallas, Texas

F-31

The Colorado Building, Tenant-in-Common Interests
Combined Balance Sheets
(in thousands)

	as of December 31, 2005	as of December 31, 2004
	(unaudited)	(audited)
Assets
Real estate
Land	$13,328	$13,328
Building, net	29,025	30,115

Total real estate	42,353	43,443
Acquired lease intangibles, net	5,027	5,845
Cash and cash equivalents	—	60
Restricted cash	3,082	3,629
Accounts receivable, net	373	290
Prepaid expenses	22	32

Total assets	$50,857	$53,299

Liabilities and tenant-in-common interests
Accounts payable and accrued expenses	$292	$410
Accrued property tax	157	160
Acquired below market lease intangibles, net	1,409	1,745
Tenant security deposits	203	203
Prepaid rent	44	23

Total liabilities	2,105	2,541
Tenant-in-common interests	48,752	50,758

Total liabilities and tenant-in-common interests	$50,857	$53,299

F-32

The Colorado Building, Tenant-in-Common Interests
Combined Statements of Operations
(in thousands)

	Year ended December 31, 2005	Date of acquisition (August 10, 2004) through December 31, 2004
	(unaudited)	(audited)
Rental revenue	$4,778	$1,649

Operating costs and expenses:
General and operating expenses	765	322
Utilities	348	134
Real estate taxes	669	247
Depreciation and amortization	1,998	670

Total operating costs and expenses	3,780	1,373

Net income	$998	$276

F-33

The Colorado Building, Tenant-in-Common Interests
Combined Statements of Tenant-in-Common Interests
(in thousands)

Initial acquisition of tenant-in-common interests on August 10, 2004	$50,994
Distributions to tenant-in-common interests	(512)
Net income allocated to tenant-in-common interests	276

Combined tenant-in-common interests at December 31, 2004	$50,758

Distributions to tenant-in-common interests	(3,004)
Net income allocated to tenant-in-common interests	998

Combined tenant-in-common interests at December 31, 2005	$48,752

F-34

The Colorado Building, Tenant-in-Common Interests
Combined Statements of Cash Flows
(in thousands)

	Year ended December 31, 2005	Date of acquisition (August 10, 2004) through December 31, 2004
	(unaudited)	(audited)
Cash flows from operating activities:
Net income	$998	$276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,813	582
Bad debt expense (recovery)	(17)	17
Changes in assets and liabilities:
Accounts receivable	(66)	(306)
Prepaid expenses	10	137
Addition of lease intangibles	(104)	—
Accounts payable and accrued liabilities	(100)	(301)

Net cash provided by operating activities	2,534	405

Cash flows from investing activities:
Purchase of Colorado tenant-in-common interests	—	(50,994)
Additions to real estate	(137)	(99)
Change in restricted cash	547	266

Net cash provided by (used in) investing activities	410	(50,827)

Cash flows from financing activities:
Contributions from tenants-in-common	—	50,994
Distributions to tenants-in-common	(3,004)	(512)

Net cash provided by (used in) financing activities	(3,004)	50,482

Net change in cash and cash equivalents	(60)	60
Cash and cash equivalents, beginning of period	60	—

Cash and cash equivalents, end of period	$—	$60

F-35

The Colorado Building Tenant-in-Common Interests
Notes to Combined Financial Statements

1.     Organization

        On August 10, 2004, several unrelated parties acquired an undivided 100% tenant-in-common interest in an office building in Washington D.C. (the "Colorado Building"). Behringer Harvard REIT I, Inc. (the "REIT") acquired a 79.4752% tenant-in-common interest and the remaining 20.5248% tenant-in-common interest was acquired by several unaffiliated persons. These combined financial statements represent 100% of the combined tenant-in-common-interests in the Colorado Building for the period from August 10, 2004 through December 31, 2004 and are being presented to satisfy certain of reporting requirements of the REIT.

        The tenant-in-common interest holders acquired the Colorado Building at a cost of approximately $51.0 million which was funded by approximately $23.0 million in cash and $28.0 million in borrowings by the individual tenant-in-common interest holders. The purchase price was allocated to assets and liabilities acquired as follows (in thousands):

Land	$13,328
Building	30,459
Lease intangibles, net	4,303
Cash and restricted cash	3,896
Miscellaneous other assets and liabilities	(992)

Real estate, net	$50,994

        The tenant-in-common interest holders have entered into a tenant-in-common agreement (the "TIC Agreement") under which each of the tenants-in-common are each obligated to pay their pro-rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the Colorado Building. Additionally, all tenant-in-common interest holders must approve certain major decisions relating to the Colorado Building including the sale, exchange, lease, release, any loans or modifications of any loans collateralized by the Colorado Building, the approval of the property management agreement and any extension, renewal or modification thereof. Each tenant-in-common interest holder may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the Colorado Building or any part thereof, provided that any transferee shall take such interest subject to the Colorado Building TIC Agreement. Under the Colorado Building TIC agreement all income, expenses, losses, liabilities and cash flows from the Colorado Building are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenant-in-common interest holders have also individually entered into a property asset and management agreement (the "Management Agreement") with one of our affiliates.

        These combined financial statements exclude the $28 million of borrowings (the "Colorado Building Loan") with Greenwich Capital Financial Products, Inc. (the "Lender"), which was used to partially fund the cost of the Colorado Building, and the related interest expense, which is the obligation of the individual tenant-in-common interest holders. These combined financial statements also exclude property and asset management fees expense as the Management Agreement is the responsibility of the individual tenant-in-common interest holders and not of the combined tenant-in-common interests.

F-36

2.     Summary of Significant Accounting Policies

  Real Estate

        Upon the acquisition of the Colorado Building, the purchase price was allocated to the tangible assets acquired, consisting of land and building, and identified intangible assets. Identified intangible assets consisted of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.

        The fair value of the tangible assets acquired, consisting of land and building, was determined by valuing the property as if it were vacant, and the "as-if-vacant" value was then allocated to land and building. The land value was derived from appraisals, and the building value was calculated as replacement cost less depreciation or management's estimates of the relative fair value of this asset using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        The value of above-market and below-market in-place leases for the property was determined based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. The fair values of above-market and below-market leases were recorded as intangible assets or intangible liabilities, respectively, and are amortized as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired were further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on an evaluation of the specific characteristics of the tenants' leases and the overall relationship with the tenants. The aggregate value for tenant improvements and leasing commissions were based on estimates of these costs incurred at acquisition of the acquired leases, amortized through the date of acquisition. The aggregate value of the in-place leases acquired and tenant relationships were determined by applying a fair value model. The estimates of fair value of the in-place leases included an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, the Colorado Building included such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up periods based on current market conditions. The estimates of fair value of the tenant relationships also included costs to execute similar leases including leasing commissions, legal fees and tenant improvements, as well as an estimate of the likelihood of renewal as determined by the management on a tenant-by-tenant basis.

        The value of the in-place leases and in-place tenant improvements are amortized to expense over the initial terms of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the related lease intangibles would be charged to expense.

        Real estate is stated at the lower of depreciated cost or net realizable value. In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, impairment losses on long-lived assets used in operations will be recorded when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows, without interest charges to be generated by those assets are less than the carrying amounts of those assets. The property is reviewed periodically to determine if its carrying costs will be recovered

F-37

from future operating cash flows. In cases where the carrying costs are not expected to be recovered, an impairment loss will be recognized.

        Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation will be removed from the accounts and the gain or loss will be reflected in net income.

  Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents consist of cash on hand and investments with maturities of three months or less when purchased.

  Concentration of Credit Risk

        At various times throughout the year, cash and cash equivalents are maintained in accounts with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The financial stability of these financial institutions is regularly monitored and management does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

  Restricted Cash

        Cash held in escrow includes deposits held for future building improvements and deposits for real estate taxes.

  Allowance for Doubtful Accounts

        Accounts receivable are reduced by an allowance for amounts estimated to be uncollectible. Accounts receivable consists primarily of accrued rental rate increases to be received over the life of in-place leases as well as rents and operating cost recoveries due from tenants. The adequacy of the allowance for doubtful accounts is regularly evaluated, considering factors such as the credit quality of tenants, delinquency of payments, historical trends and current economic conditions.

  Rental Revenue

        Rental income is recognized on a straight-line basis over the term of the leases as earned. Tenant reimbursement income represents operating costs passed through to tenants and is recorded as earned. Accruable rental income represents rental income earned in excess of rent payments received pursuant to the terms of the lease agreements. The aggregate net rental revenue increase resulting from straight-line adjustments was approximately $93,000 for the year ended December 31, 2005 and approximately $76,000 for the period from August 10, 2004 (date of acquisition) through December 31, 2004.

  Income Taxes

        No provision for income taxes is necessary in these financial statements because, as a tenant-in-common interest, the tax effect of its activities accrues to the individual tenant-in-common interest holders.

  Use of Estimates

        The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets

F-38

and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Commitments and Contingencies

        From time to time, the tenant-in-common interest may be exposed to litigation arising from operations of business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the combined financial condition or results of operations.

  Risks and Uncertainties

        The tenants-in-common are exposed to the impact in the creditworthiness of our tenants. These risks are managed by regularly evaluating the risk exposure, and taking the appropriate measures to mitigate the risks.

  New Accounting Pronouncements

        FASB Statement No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on the financial condition, results of operations, or liquidity of the Colorado Building.

3.     Depreciation and Amortization

        The following table provides information related to the accumulated depreciation and amortization of the Colorado Building (in thousands).

2005 (unaudited)	Buildings and Improvements	Acquired Above-Market and In-Place Leases	Acquired Below-Market Leases
Cost	$30,657	$6,264	$(1,857)
Less: depreciation and amortization	(1,632)	(1,237)	448

Net	$29,025	$5,027	$(1,409)

2004 (audited)	Buildings and Improvements	Acquired Above-Market and In-Place Leases	Acquired Below-Market Leases
Cost	$30,520	$6,160	$(1,857)
Less: depreciation and amortization	(405)	(315)	112

Net	$30,115	$5,845	$(1,745)

        Depreciation expense for the year ended December 31, 2005 was approximately $1.2 million. Depreciation expense for the period from August 10, 2004 (date of acquisition) through December 31, 2004 was approximately $405,000. Amortization (accretion) of intangibles of approximately $771,000 and ($184,000) is included in depreciation and amortization and rental income, respectively, on the accompanying combined statement of operations for the year ended December 31, 2005. Amortization (accretion) of intangibles of approximately $256,000 and ($61,000) is included in depreciation and

F-39

amortization and rental income, respectively, on the accompanying combined statement of operations for the period from August 10, 2004 (date of acquisition) through December 31, 2004.

        Anticipated amortization for each of the following five years ended December 31 is as follows (in thousands):

Lease Intangibles
2006	$587
2007	$587
2008	$587
2009	$587
2010	$587

4.     Accounts Receivable

        Accounts receivable are comprised of the following (in thousands):

	December 31, 2005	December 31, 2004
	(unaudited)	(audited)
Rents and services receivable	$203	$230
Accruable rental income	170	77

	373	307
Allowance for doubtful accounts	—	(17)

Accounts receivable, net	$373	$290

        Bad debt expense (recovery) was approximately ($17,000) and $17,000 for the year ended December 31, 2005 and the period from August 10, 2004 (date of acquisition) through December 31, 2004, respectively, and each is included in general and operating expenses on the accompanying statement of operations.

5.     Leasing Activities

        The Colorado Building leases the building to tenants under operating leases with termination dates extending through the year 2018. Minimum future rentals on non-cancelable leases for tenants occupying space at December 31, 2005, for the next five years excluding tenant reimbursements for increases in operating expenses, are as follows (in thousands):

2006	$4,502
2007	4,621
2008	4,061
2009	3,306
2010	1,919

6.     Items not reflected in combined financial statements

        In connection with the acquisition of the Colorado Building, each tenant-in-common interest holder is party to a $28 million mortgage loan that is collateralized by each tenant-in-common interest holder's undivided interest in the Colorado Building. The mortgage loan bears interest at an annual rate of 6.075% and requires monthly interest-only payments until October 2009, at which time monthly payments of principal and interest in the amount of approximately $72,000 are required. The loan matures in 2014 and is subject to certain debt service coverage ratio requirements, with which the

F-40

Colorado Building is compliant as of December 31, 2005 and 2004. Interest expense on this mortgage loan was approximately $1.7 million for the year ended December 31, 2005 and approximately $664,000 for the period ending December 31, 2004. The mortgage loan and related interest expense is not reflected in these combined financial statements as the debt is jointly and severally liable to each tenant-in-common interest holder and is not the responsibility of the combined tenant-in-common interest holders.

        Aggregate principal payments on the mortgage loan at December 31, 2005 are due as follows (in thousands):

Year ending December 31,
2006	$—
2007	—
2008	—
2009	78
2010	320
2011	340
Thereafter	27,262

$28,000

        Behringer Harvard TIC Management Services LP (the "Property Manager"), an affiliate of the REIT, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Colorado Building. Under the terms of the Management Agreement, the Property Manager receives a property management fee equal to 3.0% of the monthly gross revenues of the Colorado Building. The Management Agreement with the Property Manager shall terminate on the earlier of (i) the sale of the Colorado Building, (ii) failure by the tenants in common to renew the Management Agreement beyond December 31, 2004 and each anniversary of such date thereafter or (iii) December 31, 2025. Total management fees earned by the Property Manager for the year ended December 31, 2005 were approximately $131,000. Total management fees earned by the Property Manager from August 10, 2004 through December 31, 2004 were approximately $41,000. These fees are not reflected in the accompanying combined financial statements as the fees are the responsibility of the individual tenant-in-common interest holders.

        The Colorado Building also pays Behringer Advisors, our affiliate, an annual advisor asset management fee of 0.5% of the aggregate value of the assets of the Colorado Building. Total asset management fees earned by the Property Manager for the year ended December 31, 2005 were approximately $12,000. Total asset management fees earned by Behringer Advisors during the period from August 10, 2004 through December 31, 2004 were approximately $5,000. These fees are not reflected in the accompanying combined financial statements as the fees are the responsibility of the individual tenant-in-common interest holders.

*****

F-41

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

        We have audited the consolidated financial statements of Behringer Harvard REIT I, Inc. and subsidiaries (the "Company") as of December 31, 2005 and for the year then ended, and have issued our report thereon dated March 29, 2006; such report is included elsewhere in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-119945 on Form S-11 of Behringer Harvard REIT I, Inc. Our audit also included the consolidated financial statement schedule of the Company included elsewhere in this Registration Statement. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion, based on our audit. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 29, 2006

F-42

Behringer Harvard REIT I, Inc.
Real Estate and Accumulated Depreciation
Schedule III
December 31, 2005
(in thousands)

		Initial cost		Cost capitalized subsequent to acquisition	Gross amount carried at close of period(1)
Property Name						Accumulated depreciation	Year of construction	Date acquired	Depreciable life
	Encumbrances	Land	Building
Cyprus Building Englewood, Colorado	$—	$2,056	$15,500	$46	$17,602	$622	1988	12/16/2004	25 years
Ashford Perimter Atlanta, Georgia	35,400	8,800	31,569	702	41,071	1,374	1982	1/6/2005	25 years
Utah Avenue Building El Segundo, California	20,000	16,800	6,917	41	23,758	186	1968	4/21/2005	25 years
Lawson Commons St. Paul, Minnesota	58,300	2,200	75,702	68	77,970	1,515	1999	6/10/2005	25 years
Downtown Plaza Los Angeles, California	12,650	4,610	11,874	68	16,552	243	1982	6/14/2005	25 years
Gateway 12 Diamond Bar, California	5,875	1,600	6,319	10	7,929	105	1999	7/20/2005	25 years
Gateway 22 Diamond Bar, California	9,750	3,862	7,691	17	11,570	129	1999	7/20/2005	25 years
Gateway 23 Diamond Bar, California	13,000	5,295	10,864	23	16,182	182	1999	7/20/2005	25 years
Southwest Center Tigard, Oregon	15,375	2,106	16,317	385	18,808	278	2001	7/20/2005	25 years
Waterview Richardson, Texas	26,750	2,932	28,876	26	31,834	494	1998	7/20/2005	25 years
Buena Vista Plaza Burbank, California	22,000	3,806	28,368	13	32,187	472	1991	7/28/2005	25 years
One Financial Plaza Minneapolis, Minnesota	43,000	10,689	39,482	178	50,349	662	1960	8/2/2005	25 years
Riverview Tower Knoxville, Tennessee	—	2,740	35,181	68	37,989	343	1985	10/5/2005	25 years
G Street Property Washington, D.C.	—	71,739	60,681	18	132,438	203	1969	11/15/2005	25 years

Totals	$262,100	$139,235	$375,341	$1,663	$516,239	$6,808

(1)
The aggregate cost for federal income tax purposes is equal to the gross amount carried at the close of the period.

F-43

Independent Auditors' Report

To the Board of Directors and Shareholders of
Behringer Harvard REIT I, Inc.:

        We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Ashford Perimeter property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

        In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 15, 2006

F-44

Ashford Perimeter
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2004

Revenues:
Rental revenue	$5,509,880
Other income	636,162

Total revenues	6,146,042
Certain operating expenses:
Property operating expenses	1,621,088
Real estate taxes	582,649
General and administrative	238,638
Property management fees	182,564

Total certain operating expenses	2,624,939

Revenues in excess of certain operating expenses	$3,521,103

The accompanying notes are an integral part of these statements.

F-45

Ashford Perimeter
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On January 6, 2005, Behringer Harvard REIT I, Inc., (the "Company") acquired a six-story office building containing approximately 288,175 rentable square feet (unaudited) and a four-story parking garage located on approximately 10.6 acres (unaudited) of land in Atlanta, Georgia (the "Ashford Perimeter").

        The statement of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purposes of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC'), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Ashford Perimeter, exclusive of items which may not be comparable to the proposed future operations of Ashford Perimeter.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

  Revenue Recognition

        Ashford Perimeter's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rental payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of $14,533 for the year ended December 31, 2004.

4.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

Year Ending	Amount
2005	$5,163,731
2006	4,065,059
2007	2,742,980
2008	2,543,192
2009	934,740

$15,449,702

F-46

5.     Concentrations

        The following presents rental income (base rent) from the tenants who individually represent more than 10% of Ashford Perimeter's total rental revenues for the year ended December 31, 2004:

Name	Amount
XO Georgia, Inc.	$554,771
Verizon Wireless, LLC	$2,156,538
Noble Systems Corporation	$758,042

*****

F-47

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

        We have audited the accompanying Statement of Revenues and Certain Expenses of the Alamo Plaza property (the "Alamo Plaza") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of the Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Alamo Plaza's revenues and expenses.

        In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Alamo Plaza for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

April 28, 2005
Dallas, Texas

F-48

Alamo Plaza
Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2004

Year Ended December 31, 2004
Revenues:
Rental revenue	$3,680,692
Parking revenue	865,738
Tenant reimbursement income	249,942
Other revenue	45,825

Total revenues	4,842,197
Expenses:
Maintenance and service contracts	391,315
Utilities	265,195
Management fees	100,143
Administrative expenses	266,397
Property taxes	406,039
Property insurance	53,593
Repairs and maintenance	330,994

Total expenses	1,813,676

Revenues in excess of certain expenses	$3,028,521

The accompanying notes are an integral part of this statement.

F-49

Alamo Plaza
Notes to the Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2004

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On February 24, 2005, Behringer Harvard REIT I, Inc., acquired an undivided 30.583629% tenant-in-common interest in the Alamo Plaza, a sixteen-story office building containing approximately 191,154 rentable square feet (unaudited) and a four-story parking garage located on approximately 1.15 acres of land (unaudited) in Denver, Colorado.

        The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting. The statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statement is not intended to be a complete presentation of the revenues and expenses of the Alamo Plaza for the year ended December 31, 2004 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Alamo Plaza have been excluded.

Revenue Recognition

        Tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Other income is comprised of miscellaneous fees and antenna income. Reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses and parking revenues are recognized as revenues in the period the applicable costs are incurred.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future rentals from tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$4,311,069
2006	3,260,292
2007	2,584,311
2008	987,434
2009	170,217
Thereafter	141,401

Total	$11,454,724

        Republic Parking Systems, Inc. ("Republic"), an independent third party, leases the four-story parking garage attached to the office building from the owner. Under the terms of the agreement, Republic handles the day-to-day operations of the parking garage and pays the owner monthly base rent of $18,333 and percentage rent equal to 75% of monthly revenue less $16,667. The lease expires December 31, 2005. Base rent under this lease agreement is reflected in the minimum future rentals table above.

F-50

3.     Major Tenant

        The following presents revenue from the one tenant who individually represents more than 10% of the Alamo Plaza's total revenue for the year ended December 31, 2004:

Pioneer Natural Resources USA, Inc.	$915,000

4.     Related Party Transactions

        Vector Property Services, LLC (the "Prior Property Manager"), an affiliate of the previous owner of the Alamo Plaza, MG-Alamo, LLC, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Alamo Plaza. Under the terms of the management agreement, the Prior Property Manager received a property management fee equal to 2.5% of the monthly gross cash rents received by the property. Total management fees paid to the Prior Property Manager for 2004 were $100,143.

F-51

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

        We have audited the accompanying Statement of Revenues and Certain Expenses of the Utah Avenue building (the "Utah Avenue Building") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Utah Avenue Building's revenues and expenses.

        In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Utah Avenue Building for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

June 24, 2005
Dallas, Texas

F-52

Utah Avenue Building
Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three-Month Period Ended March 31, 2005

	Year Ended December 31, 2004	Three-Month Period Ended March 31, 2005
		(unaudited)
Revenues:
Rental revenue	$1,226,481	$516,784
Tenant reimbursement income	295,435	144,714

Total revenues	1,521,916	661,498
Expenses:
Maintenance and service contracts	10,303	2,647
Utilities	128,049	37,636
Management fees	37,864	13,179
Administrative expenses	4,161	315
Property taxes	157,354	48,445
Property insurance	36,007	7,728
Repairs and maintenance	128,190	62,195

Total expenses	501,928	172,145

Revenues in excess of certain expenses	$1,019,988	$489,353

The accompanying notes are an integral part of these statements.

F-53

Utah Avenue Building
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three-Month Period Ended March 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On April 21, 2005, Behringer Harvard REIT I, Inc. acquired a one-story office/research and development building containing approximately 150,495 rentable square feet (unaudited) located on approximately 9.6 acres of land (unaudited) in El Segundo, California (the "Utah Avenue Building").

        The accompanying statements of revenues and certain expenses have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statements are not intended to be a complete presentation of the revenues and expenses of the Utah Avenue Building for the year ended December 31, 2004 and three-month period ended March 31, 2005, as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Utah Avenue Building have been excluded.

Revenue Recognition

        Tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

Maintenance and Service Contracts

        Maintenance and service contract expenses represent some of the direct expenses of operating the Utah Avenue Building and include maintenance, repairs, cleaning, heating and air-conditioning, and security costs that are expected to continue in the ongoing operation of the Utah Avenue Building. Expenditures for maintenance and service contract expenses are charged to operations as incurred.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$1,945,379
2006	2,032,506
2007	2,093,958
2008	2,161,607
2009	1,728,630
Thereafter	271,599

Total	$10,233,679

F-54

3.     Major Tenants

        The following presents revenue from the tenants who in total represent 100% of the Utah Avenue Building's rental revenue for the year ended December 31, 2004 and the three-month period ended March 31, 2005:

	Year ended December 31, 2004	Three-month period ended March 31, 2005
		(unaudited)
Northrop Grumman Space and Mission Systems Corporation	$468,759	$264,210
Unisys Corporation	757,722	252,574

4.     Related Party Transactions

        LBA, Inc. ("LBA"), an affiliate of the previous owner of the Utah Avenue Building, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Utah Avenue Building. Under the terms of the management agreement, LBA received a monthly property management fee equal to the greater of 2% of the monthly gross cash receipts of the property or $2,500. Total management fees during the year ended December 31, 2004 and the three-month period ended March 31, 2005 were $37,864 and $13,179, respectively.

5.     Statement of Revenues and Certain Expenses for the Three-Month Period Ended March 31, 2005

        The statement of revenues and certain expenses for the three-month period ended March 31, 2005 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results for a full year for the operation of the Utah Avenue Building.

F-55

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

        We have audited the accompanying Statement of Revenues and Certain Expenses of the Lawson Commons property ("Lawson Commons") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of Lawson Commons' revenues and expenses.

        In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Lawson Commons for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

July 28, 2005
Dallas, Texas

F-56

Lawson Commons
Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
		(unaudited)
Revenues:
Rental revenue	$6,645,029	$1,654,712
Reimbursable income	5,127,039	1,361,840
Other	15,616	657

Total revenues	11,787,684	3,017,209
Expenses:
Maintenance and service contracts	915,741	241,134
Utilities	928,184	251,232
Management fees	293,189	75,307
Administrative expenses	446,371	120,901
Property taxes	2,100,996	525,250
Property insurance	79,096	30,675
Repairs and maintenance	324,240	80,671

Total expenses	5,087,817	1,325,170

Revenues in excess of certain expenses	$6,699,867	$1,692,039

The accompanying notes are an integral part of these statements.

F-57

Lawson Commons
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On June 10, 2005, Behringer Harvard REIT I, Inc. acquired a thirteen-story office building containing approximately 436,342 rentable square feet (unaudited) located on approximately 0.9 acres of land (unaudited) in St. Paul, Minnesota ("Lawson Commons").

        The accompanying statements of revenues and certain expenses have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statements are not intended to be a complete presentation of the revenues and expenses of Lawson Commons for the year ended December 31, 2004 and the three months ended March 31, 2005, as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of Lawson Commons have been excluded.

Revenue Recognition

        The tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Reimbursable income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

Maintenance and Service Contracts

        Maintenance and service contract expenses represent some of the direct costs of operating Lawson Commons and include maintenance, repairs, cleaning, heating and air-conditioning, and security costs that are expected to continue in the ongoing operation of Lawson Commons. Expenditures for maintenance and service contract expenses are charged to operations as incurred.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$6,482,462
2006	5,846,727
2007	4,944,333
2008	4,952,514
2009	4,956,261
Thereafter	25,573,475

Total	$52,755,772

F-58

3.     Major Tenants

        The following represents revenue from the tenants who individually represent more than 10% of Lawson Commons' total revenue for the year ended December 31, 2004 and the three months ended March 31, 2005:

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
		(unaudited)
Lawson Associates, Inc.	$8,216,307	$2,097,824
St. Paul Fire and Marine Insurance Company	2,744,677	719,135

4.     Related Party Transactions

        Frauenshuh Companies ("Frauenshuh"), an affiliate of the previous owner of Lawson Commons, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Lawson Commons. Under the terms of the management agreement, Frauenshuh received a monthly property management fee equal to the greater of 2.5% of monthly gross cash receipts or $20,000 per month. The total management fees during the year ended December 31, 2004 and the three months ended March 31, 2005 were $293,189 and $75,307, respectively.

5.     Statement of Revenues and Certain Expenses for the Three Months Ended March 31, 2005

        The statement of revenues and certain expenses for the three months ended March 31, 2005 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results for a full year for the operation of Lawson Commons.

F-59

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

        We have audited the accompanying Statement of Revenues and Certain Expenses of the Downtown Plaza property ("Downtown Plaza") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of Downtown Plaza's revenues and expenses.

        In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Downtown Plaza for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

July 25, 2005
Dallas, Texas

F-60

Downtown Plaza
Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
		(unaudited)
Revenues:
Rental revenue	$2,222,430	$556,463
Tenant reimbursement income	125,343	19,469

Total revenues	2,347,773	575,932
Expenses:
Maintenance and service contracts	302,139	75,534
Utilities	310,250	77,563
Management fees	69,014	16,898
Administrative expenses	10,936	4,738
Property taxes	161,803	41,797
Insurance	64,211	12,774
Repairs and maintenance	117,804	16,552

Total expenses	1,036,157	245,856

Revenues in excess of certain expenses	$1,311,616	$330,076

The accompanying notes are an integral part of these statements.

F-61

Downtown Plaza
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On June 14, 2005, Behringer Harvard REIT I, Inc. acquired a six-story office building containing approximately 100,146 rentable square feet (unaudited) located on approximately 0.97 acres of land (unaudited) in Long Beach, California ("Downtown Plaza").

        The accompanying statements of revenues and certain expenses have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statements are not intended to be a complete presentation of the revenues and expenses of Downtown Plaza for the year ended December 31, 2004 and three months ended March 31, 2005, as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of Downtown Plaza have been excluded.

Revenue Recognition

        The tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

Maintenance and Service Contracts

        Maintenance and service contract expenses represent some of the direct costs of operating Downtown Plaza and include maintenance, repairs, cleaning, heating and air-conditioning, and security costs that are expected to continue in the ongoing operation of Downtown Plaza. Expenditures for maintenance and service contract expenses are charged to operations as incurred.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$1,964,845
2006	2,093,101
2007	2,122,000
2008	1,097,799
2009	956,972
Thereafter	1,081,595

Total	$9,316,312

F-62

3.     Major Tenants

        The following represents revenue from the tenants who individually represent more than 10% of Downtown Plaza's total revenue for the year ended December 31, 2004 and the three months ended March 31, 2005:

	Year ended December 31, 2004	Three Months ended March 31, 2005
		(unaudited)
Barrister Executive Suites	$387,019	$95,611
City of Long Beach	467,061	87,635
The Designory, Inc.	1,224,645	303,278

4.     Related Party Transactions

        Pacifica Property Management Co. ("Pacifica Property Management"), an affiliate of the previous owner of Downtown Plaza, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Downtown Plaza. Under the terms of the management agreement, Pacifica Property Management received a monthly property management fee equal to 3% of monthly gross cash receipts of Downtown Plaza. The total management fees during the year ended December 31, 2004 and the three months ended March 31, 2005 were $69,014 and $16,898, respectively.

5.     Statement of Revenues and Certain Expenses for the Three Months Ended March 31, 2005

        The statement of revenues and certain expenses for the three months ended March 31, 2005 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year for the operation of Downtown Plaza.

F-63

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

        We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Western Office Portfolio, which consists of five office buildings located in Texas, Oregon and California (collectively, the "Properties"), for the year ended December 31, 2004. This Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties' revenues and expenses.

        In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 5, 2005

F-64

The Western Office Portfolio
Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$3,898,109	$7,726,063
Tenant reimbursement income	751,055	1,124,807

Total revenues	4,649,164	8,850,870
Certain operating expenses:
Property operating expenses	162,532	259,010
Property management fees	74,001	147,162
General and administrative expenses	61,869	171,978
Real estate taxes	696,296	1,006,421

Total certain operating expenses	994,698	1,584,571

Revenues in excess of certain operating expenses	$3,654,466	$7,266,299

See accompanying notes to statements of revenues and certain operating expenses.

F-65

The Western Office Portfolio
Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On July 20, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired the Western Office Portfolio which consists of five office buildings located in Texas, Oregon and California (collectively the "Properties") through Behringer Harvard Western Portfolio LP, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, the Company's operating partnership. The Properties consists of the following office buildings:

  •
  a three-story office building, built in 1998, located on approximately ten acres of land in Richardson, Texas (a suburb of Dallas) containing approximately 230,061 (unaudited) rentable square feet (the "Richardson Building");

  •
  a three-story office building, built in 2001, located on approximately six acres of land in Tigard, Oregon (a suburb of Portland) containing approximately 88,335 (unaudited) rentable square feet (the "Southwest Center");

  •
  a three-story office building, built in 1999, located on approximately nine acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 71,739 (unaudited) rentable square feet (the "Gateway 23 Building");

  •
  a two-story office building, built in 1999, located on approximately six acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 55,095 (unaudited) rentable square feet (the "Gateway 22 Building"); and

  •
  a two-story office building, built in 1999, located on approximately two acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 40,759 (unaudited) rentable square feet (the "Gateway 12 Building").

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.

        The statements of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

F-66

3.     Significant Accounting Policies

Revenue Recognition

        The Properties operations consist of rental income earned under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $88,319 (unaudited) for the six months ended June 30, 2005, and an increase in rental income of approximately $241,602 for the year ended December 31, 2004.

        All of the Properties net rentable space is committed under operating leases as of June 30, 2005 and December 31, 2004.

4.     Leases

        The aggregate annual minimum future rental income on non-canceable operating leases in effect as of December 31, 2004 is as follows:

2005	$8,059,571
2006	7,930,944
2007	7,350,552
2008	7,391,937
2009	6,687,780
Thereafter	4,227,111

Total	$41,647,895

        The minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentration Risk

        The following represents rental income from tenants who individually represented more than 10% of the Properties rental income for the year ended December 31, 2004:

Rental Income
Allstate Insurance Company	$3,260,301
Alliance Data Systems, Inc.	2,956,525

        The rental income is exclusive of tenant reimbursement income.

*****

F-67

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

        We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Buena Vista Plaza property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

        In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 11, 2005

F-68

Buena Vista Plaza
Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$1,891,625	$3,783,251
Tenant reimbursement income	47,064	89,318

Total revenues	1,938,689	3,872,569
Certain operating expenses:
Property operating expenses	355,163	721,883
Property management fees	76,702	154,561
General and administrative expenses	3,454	11,209
Real estate taxes	169,951	338,257

Total certain operating expenses	605,270	1,225,910

Revenues in excess of certain operating expenses	$1,333,419	$2,646,659

See accompanying notes to statements of revenues and certain operating expenses.

F-69

Buena Vista Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On July 28, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a seven-story office building containing approximately 115,130 (unaudited) rentable square feet located on approximately 1.26 acres of land in Burbank, California ("Buena Vista Plaza").

        Buena Vista Plaza is a single tenant office building occupied by Disney Enterprises, Inc., subject to a three-part staggered lease that expires in December 2008, 2009 and 2010.

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of Buena Vista Plaza, exclusive of items which may not be comparable to the proposed future operations of Buena Vista Plaza.

        The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

        Buena Vista Plaza's operations consist of rental income earned from its sole tenant under a lease agreement which generally provides for minimum rent payments. The lease has been accounted for as an operating lease. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire term of the lease, which amounted to an increase in rental income of approximately $21,146 (unaudited) for the six months ended June 30, 2005, and an increase in rental income of approximately $42,293 for the year ended December 31, 2004.

        All of Buena Vista Plaza's net rentable space is committed under an operating lease as of June 30, 2005 and December 31, 2004, under a three-part staggered lease that expires in December 2008, 2009 and 2010.

F-70

4.     Lease

        The aggregate annual minimum future rental income on the non-canceable operating lease in effect as of December 31, 2004 is as follows:

Year Ending December 31:
2005	$3,735,585
2006	3,730,212
2007	3,730,212
2008	3,730,212
2009	2,861,813
Thereafter	1,144,711

Total	$18,932,745

        The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

*****

F-71

Independent Auditors' Report

Behringer Harvard REIT I, Inc.
Addison, Texas

        We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the One Financial Plaza property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

        In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Travis, Wolff & Company, LLP

Dallas, Texas
October 17, 2005

F-72

One Financial Plaza
Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$2,001,915	$4,025,821
Tenant reimbursement income	2,002,977	4,006,778

Total revenues	4,004,892	8,032,599
Expenses:
General and administrative	190,943	382,442
Property operating expenses	1,470,094	2,847,911
Real estate taxes	332,139	740,651
Property management fees	142,499	288,365

Total expenses	2,135,675	4,259,369

Revenues in excess of certain operating expenses	$1,869,217	$3,773,230

See accompanying notes to statements of revenues and certain operating expenses.

F-73

One Financial Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On August 2, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a 27-story office building containing approximately 393,902 (unaudited) rentable square feet located on approximately 1.4 acres of land in Minneapolis, Minnesota ("One Financial Plaza" or the "Property") through Behringer Harvard One Financial, LLC, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, the Company's operating partnership. The total contract purchase price of One Financial Plaza, exclusive of closing costs and initial escrows, was $57,150,000. We used borrowings of $43,000,000 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. The Historical Summaries are not intended to be a complete presentation of the revenue and expenses of One Financial Plaza for the year ended December 31, 2004, and the six month period ended June 30, 2005.

2.     Summary of Significant Accounting Policies

Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition

        The Property's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $66,000 for the six months ended June 30, 2005, and an increase in rental income of approximately $64,000 for the year ended December 31, 2004.

        Reimbursement income consists of recovery of certain basic operating expenses. Recoveries are recognized as revenue in the period the applicable costs are incurred.

F-74

3.     Leases

        At December 31, 2004, One Financial Plaza was 87% occupied by multiple tenants. Minimum future cash rentals of noncanceable tenant operating leases held as of December 31, 2004 are as follows.

Year Ending	Amount
2005	$3,842,864
2006	3,960,939
2007	3,348,652
2008	2,677,394
2009	435,488
Thereafter	689,819

Total	$14,955,156

        Minimum future rental income represents the base rent required to be paid under the terms of leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

4.     Concentrations

        The following presents rental income (base rent) from tenants who individually represent more than 10% of One Financial Plaza's rental revenues for the year ended December 31, 2004:

Name	Amount
Deloitte & Touche USA LLP	$1,477,722
Martin-Williams, Inc.	441,946

        This rental income is exclusive of tenant reimbursement income.

5.     Commitments

        At December 31, 2004, One Financial Plaza had minimum obligations under a service agreement as follows:

Year Ending	Amount
2005	$202,801
2006	204,054
2007	17,005

Total	$423,860

        One Financial Plaza is required to pay a management fee to a a subcontractor equal to 3% of gross revenues on a monthly basis. The Property is also required to pay a leasing fee to the same subcontractor equal to $3 per square foot for all new leases and renewals of leases with a term of 3 or more years.

F-75

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

        We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Riverview Tower (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

        In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
November 28, 2005

F-76

Riverview Tower
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$3,468,307	$4,724,831
Tenant reimbursement income	532,000	635,921

Total revenues	4,000,307	5,360,752
Certain operating expenses:
Property operating expenses	1,051,786	1,419,327
Property management fees	148,113	197,920
General and administrative expenses	18,171	20,723
Real estate taxes	422,347	570,452

Total certain operating expenses	1,640,417	2,208,422

Revenues in excess of certain operating expenses	$2,359,890	$3,152,330

See accompanying notes to statements of revenues and certain operating expenses.

F-77

Riverview Tower
Notes to the Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On October 5, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a 24-story office building containing approximately 334,196 (unaudited) rentable square feet located on approximately 1.23 acres of land (unaudited) in Knoxville, Tennessee ("Riverview Tower") through Behringer Harvard Operating Partnership I LP, the Company's operating partnership.

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of Riverview Tower, exclusive of items which may not be comparable to the proposed future operations of Riverview Tower.

        The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

        Riverview Tower's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $11,000 (unaudited) for the nine months ended September 30, 2005, and a decrease in rental income of approximately $34,000 for the year ended December 31, 2004.

F-78

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2004 are as follows.

Year Ending December 31:
2005	$4,401,254
2006	4,164,719
2007	4,456,028
2008	1,939,859
2009	1,191,292
Thereafter	2,916,149

Total	$19,069,301

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentrations

        The following presents rental income (base rent) from tenants who individually represent more than 10% of Riverview Tower's rental revenues for the year ended December 31, 2004:

Rental income
Alcoa, Inc.	$786,036
Branch Banking & Trust Co.	693,527

        This rental income is exclusive of tenant reimbursement income.

6.     Commitments

        At December 31, 2004, Riverview Tower had minimum obligations under certain service agreements as follows:

Year Ending December 31:	Amount
2005	$88,732
2006	88,732
2007	22,183

Total	$199,647

*****

F-79

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

        We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of G Street Property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

        In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 14, 2005

F-80

G Street Property
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$7,855,571	$10,239,248
Tenant reimbursement income	751,988	919,967

Total revenues	8,607,559	11,159,215
Certain operating expenses:
Property operating expenses	1,140,999	1,290,277
Property management fees	113,375	251,222
General and administrative expenses	277,677	349,348
Real estate taxes	1,098,511	1,417,747

Total certain operating expenses	2,630,562	3,308,594

Revenues in excess of certain operating expenses	$5,976,997	$7,850,621

See accompanying notes to statements of revenues and certain operating expenses.

F-81

G Street Property
Notes to the Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On November 15, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a ten-story office building containing approximately 306,563 (unaudited) rentable square feet located on approximately 0.77 acres of land (unaudited) in Washington D.C. ("G Street Property").

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of G Street Property, exclusive of items which may not be comparable to the proposed future operations of G Street Property.

        The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

        G Street Property's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to a decrease in rental income of approximately $727,000 (unaudited) for the nine months ended September 30, 2005, and a decrease in rental income of approximately $567,000 for the year ended December 31, 2004.

F-82

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2004 are as follows:

Year Ending December 31:
2005	$9,660,669
2006	8,245,919
2007	7,554,719
2008	7,189,222
2009	4,423,747

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentrations

        The following presents rental income (base rent) from tenants who individually represent more than 10% of G Street Property's rental revenues for the year ended December 31, 2004:

Rental income
Neighborhood Reinvestment Corporation	$1,830,329
General Services Administration—FBI	1,247,545

*****

F-83

Independent Auditors' Report

To the Board of Directors and Shareholders of
Behringer Harvard REIT I, Inc.:

        We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Woodcrest Center located in Cherry Hill, New Jersey (the "Property") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

        In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 22, 2006

F-84

Woodcrest Center
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

Revenues:
Rental revenue	$4,718,302
Tenant reimbursement income	1,047,429

Total revenues	5,765,731
Certain operating expenses:
Property operating expenses	1,821,931
Real estate taxes	380,318
Property management fees	110,882
General and administrative	67,640

Total certain operating expenses	2,380,771

Revenues in excess of certain operating expenses	$3,384,960

See accompanying notes to statement of revenues and certain operating expenses.

F-85

Woodcrest Center
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On January 11, 2006, Behringer Harvard REIT I, Inc., (the "Company") acquired a single-story office building containing approximately 333,275 rentable square feet (unaudited) located on approximately 33 acres (unaudited) of land in Cherry Hill, New Jersey (the "Woodcrest Center").

        The statement of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purposes of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC'), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Woodcrest Center, exclusive of items which may not be comparable to the proposed future operations of Woodcrest Center.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Revenue Recognition

        Woodcrest Center's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rental payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $1,847,000 for the year ended December 31, 2005.

        Tenant reimbursement income consists of recovery of certain basis operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows:

Year Ending	Amount
2006	$5,242,671
2007	5,627,742
2008	5,650,370
2009	5,673,237
2010	5,047,665

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

F-86

5.     Concentrations

        One tenant of Woodcrest Center, Towers, Perrin, Forster & Crosby, Inc. represents approximately 91% of base minimum rent for the year ended December 31, 2005:

*****

F-87

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

        We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Burnett Plaza, an office building located in Fort Worth, Texas (the "Property") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

        The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

        In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 22, 2006

F-88

Burnett Plaza
Statements of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
(in thousands)

Revenues:
Rental revenue	$20,188
Tenant reimbursement income	3,731

Total revenues	23,919

Certain operating expenses:
Property operating expenses	6,024
Interest	4,535
Real estate taxes	3,000
Property management fees	667
General and administrative expenses	219

Total certain operating expenses	14,445

Revenues in excess of certain operating expenses	$9,474

See accompanying notes to statements of revenues and certain operating expenses.

F-89

Burnett Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

1.     Basis of Presentation

        On February 10, 2006, Behringer Harvard REIT I, Inc. (the "Company") acquired a forty-story office building containing approximately 1,024,627 (unaudited) rentable square feet located on approximately 2.242 acres (unaudited) of land in Fort Worth, Texas ("Burnett Plaza").

        The statements of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Burnett Plaza, exclusive of items which may not be comparable to the proposed future operations of Burnett Plaza.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

  Revenue Recognition

        Burnett Plaza's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to a decrease in rental income of approximately $92,000 for the year ended December 31, 2005. Reimbursement income consists of recovery of certain basis operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$18,800
2007	16,882
2008	15,588
2009	14,582
2010	13,994

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There was no contingent rents in 2005.

F-90

5.     Concentrations

        The following presents rental income (base rent) from the tenants who individually represents more than 10% of Burnett Plaza's rental revenues for the year ended December 31, 2005 (in thousands):

Year ended December 31, 2005
Americredit Financial Services, Inc.	$4,834
Burlington Resources Oil & Gas LP	4,538
General Services Administration, (HUD)	1,948

6.     Commitments

        At December 31, 2005, Burnett Plaza had minimum obligations under certain lease agreements as follows (in thousands):

Year Ending December 31:
2006	$911
2007	911
2008	911
2009	892
2010	853
Thereafter	2,466

$6,944

        Rent expense for 2005 was approximately $948,000.

7.     Long-Term Debt

        On March 22, 2005, Burnett Plaza Associates, L.P. entered into a loan agreement with Bank of America, N.A. for borrowings of $114.2 million with a fixed interest rate of 5.0163%. This loan was assumed by Behringer Harvard Burnett Plaza LP on February 10, 2006.

        Borrowings under this loan agreement are collateralized by substantially all of the property's assets. Initial monthly payments of interest only are required through April 2008, with monthly payments of principal and interest required beginning May 2008 and continuing through to the maturity date, April 1, 2015. As of December 31, 2005, the outstanding principal balance under the loan was $114.2 million.

        Aggregate maturities of the term loan are as follows (in thousands):

Year Ending December 31:
2006	$—
2007	—
2008	1,111
2009	1,737
2010	1,826
Thereafter	109,526

$114,200

*****

F-91

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
as of December 31, 2005
(in thousands, except share and per share amounts)

        We acquired Woodcrest Center on January 11, 2006 and Burnett Plaza on February 10, 2006. The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired each of these properties as of December 31, 2005. This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statements of Operations and the historical financial statements and notes thereto for the year ended December 31, 2005 included elsewhere in this registration statement. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transactions on December 31, 2005, nor does it purport to represent our future financial position.

	December 31, 2005 as Reported (a)	Pro Forma Adjustments (b)	Pro Forma December 31, 2005
Assets
Real estate
Land	$139,235	$9,322	$148,557
Buildings, net	370,196	207,204	577,400

Total real estate	509,431	216,526	725,957
Cash and cash equivalents	128,742	(90,453)	38,289
Restricted cash	24,964	7,735	32,699
Accounts receivable	3,736	—	3,736
Prepaid expenses and other assets	658	529	1,187
Loan deposits	4,156	—	4,156
Escrow deposits	3,015	(3,015)	—
Investments in tenant-in-common interests	141,405	—	141,405
Deferred financing fees, net of accumulated amortization of $567	4,645	1,807	6,452
Lease intangibles, net	79,830	50,414	130,244

Total assets	$900,582	$183,543	$1,084,125

Liabilities and stockholders' equity
Liabilities
Mortgages payable	$353,555	$164,600	$518,155
Accounts payable	896	—	896
Payables to affiliates	618	—	618
Acquired below market leases, net	11,072	16,921	27,993
Dividends payable	3,979	—	3,979
Accrued liabilities	8,605	2,022	10,627
Subscriptions for common stock	1,054	—	1,054

Total liabilities	379,779	183,543	563,322
Commitments and contingencies
Minority interest	3,375	—	3,375
Stockholders' equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 67,863,168 shares issued and outstanding	7	—	7
Additional paid-in capital	603,452	—	603,452
Cumulative distributions and net loss	(86,031)	—	(86,031)

Total stockholders' equity	517,428	—	517,428

Total liabilities and stockholders' equity	$900,582	$183,543	$1,084,125

See accompanying unaudited notes to pro forma consolidated financial statements.

F-92

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(in thousands, except share and per share amounts)

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired each of our 2005 and 2006 acquisitions on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto for the year ended December 31, 2005 included elsewhere in this registration statement. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2005, nor does it purport to represent our future operations.

	Year ended December 31, 2005 as Reported (a)	Revenues and Certain Expenses of acquired properties (b)	Pro Forma Adjustments		Pro Forma Year ended December 31, 2005
Rental revenue	$31,057	$64,011	$5,673	(c)	$100,741
Expenses
Property operating expense	6,463	14,204	—		20,667
Interest	13,137	4,535	9,147	(d)	26,819
Rate lock extension expense (recoveries)	(525)	—	—		(525)
Real estate taxes	3,838	7,634	—		11,472
Property management fees	1,502	1,590	(1,590)	(e)	3,417
	—		1,915	(f)
Asset management fees	1,857	—	3,533	(g)	5,390
General and administrative	1,254	1,178	—		2,432
Depreciation and amortization	15,033	—	35,001	(h)	50,034

Total expenses	42,559	29,141	48,006		119,706

Interest income	2,665	—	(165)	(i)	2,500
Equity in earnings of investments in tenant-in-common interests	3,115	—	(35)	(j)	3,080

Net income (loss)	$(5,722)	$34,870	$(42,533)		$(13,385)

Basic and diluted weighted average shares outstanding	38,220,101		13,671,031	(k)	51,891,132
Basic and diluted loss per share	$(0.15)				$(0.26)

See accompanying unaudited notes to pro forma consolidated financial statements.

F-93

Behringer Harvard REIT I, Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

  a.
  Reflects our historical balance sheet as of December 31, 2005.

  b.
  Reflects the acquisition of Woodcrest Center on January 11, 2006 and Burnett Plaza on February 10, 2006.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

  a.
  Reflects our historical operations for the year ended December 31, 2005.

  b.
  Reflects the combined historical revenues and certain expenses for each of the directly-owned properties we acquired in 2005 and 2006:

Property	Acquisition Date
Ashford Perimeter	January 6, 2005
Utah Avenue Building	April 21, 2005
Lawson Commons	June 10, 2005
Downtown Plaza	June 14, 2005
Western Office Portfolio	July 20, 2005
Buena Vista Plaza	July 28, 2005
One Financial Plaza	August 2, 2005
Riverview Tower	October 5, 2005
G Street Property	November 15, 2005
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
  c.
  Reflects the pro forma amortization, for the year ended December 31, 2005, of the above and below market lease values based on the remaining non-cancelable terms of the leases for the directly-owned properties acquired in 2005 and 2006.

  d.
  Represents interest expense associated with each acquisition loan and the amortization of deferred financing costs. The following table provides certain information about each of the 2005 and 2006 loans:

	Loan Amount	Fixed Interest Rate	Maturity Date	Deferred Financing Fees
	(in thousands)			(in thousands)
Ashford	$35,400	5.020%	2/1/2012	$482
Alamo	9,634	5.395%	3/11/2015	148
Utah Avenue	20,000	5.540%	6/15/2015	287
Downtown Plaza	12,650	5.367%	7/1/2015	176
Lawson Commons	58,300	5.528%	8/1/2015	847
Western Office Portfolio	70,750	5.077%	8/1/2015	818
Buena Vista Plaza	22,000	5.324%	8/1/2015	277
One Financial Plaza	43,000	5.141%	8/11/2015	483
Woodcrest Center	50,400	5.086%	1/11/2016	640
Burnett Plaza	114,200	5.016%	4/1/2015	1,167

Total	$436,334			$5,325

  e.
  Reflects the reversal of historical property management fees.

F-94

  f.
  Reflects the property management fees associated with the current management of each acquired property.

  g.
  Reflects the asset management fees associated with the current management of each acquired property.

  h.
  Reflects the depreciation and amortization for each directly-owned property acquired in 2005 and 2006 using the straight-line method over the estimated useful lives.

  i.
  Reflects reversal of interest income earned from cash on hand related to funds used to purchase properties.

  j.
  Reflects adjustment for our tenant-in-common interest in Alamo Plaza, acquired February 24, 2005.

  k.
  Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of each of our 2005 and 2006 property investments. The adjustment is computed as follows (in thousands, except share and per share amounts):

Cash needed to acquire the Ashford Perimeter	$18,676
Cash needed to acquire the Alamo Plaza	4,835
Cash needed to acquire the Utah Avenue Building	9,879
Cash needed to acquire Lawson Commons	29,852
Cash needed to acquire Downtown Plaza	7,082
Cash needed to acquire Western Office Portfolio	32,574
Cash needed to acquire Buena Vista Plaza	16,266
Cash needed to acquire One Financial Plaza	21,218
Cash needed to acquire Riverview Tower	42,332
Cash needed to acquire G Street Property	145,111
Cash needed to acquire Woodcrest Center	30,137
Cash needed to acquire Burnett Plaza	63,330

$421,292

Net cash received from each share of common stock issued	$8.90

Common stock needed to purchase the properties listed above	47,336,225
Plus weighted average of common stock actually outstanding for the year ended December 31, 2005 in excess of 47,336,225	4,554,907
Less historical weighted average of common stock outstanding for the year ended December 31, 2005	(38,220,101)

13,671,031

(1)
Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

F-95

APPENDIX A
PRIOR PERFORMANCE TABLES

        The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by Robert M. Behringer and his affiliates, who control our general partner (Prior Real Estate Programs). Each of the Prior Real Estate Programs presented has investment objectives similar or identical to Behringer Harvard REIT I and was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard REIT I acquires. See "Investment Objectives and Criteria" elsewhere herein.

        Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

        Investors in the Behringer Harvard REIT I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

        Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Mr. Behringer is the chief executive officer of our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

        The following tables are included herein:

        Table I—Experience in Raising and Investing Funds (As a Percentage of Investment)

        Table II—Compensation to Sponsor (in Dollars)

        Table III—Annual Operating Results of Prior Real Estate Programs

        Table IV—Results of Completed Programs

        Table V—Results of Sales or Disposals of Property

        The following are definitions of certain terms used in the Tables:

        "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

        "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

        "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS

        This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs with similar or identical investment objectives for which offerings have been completed since January 1, 2003. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2005.

	Behringer Harvard REIT I, Inc.		Behringer Harvard Mid-Term Value Enhancement Fund I LP		Behringer Harvard Short-Term Opportunity Fund I LP
Dollar amount offered	$880,000,000		$40,000,000		$110,000,000

Dollar amount raised	170,283,918	19.4%	44,249,101	10.1%	109,244,460	99.3%

Less offering expenses:
Selling commissions and discounts	15,817,836	9.3%	4,130,083	9.3%	9,734,375	8.9%
Organizational and offering expenses	4,226,272	2.5%	1,106,317	2.5%	2,292,424	2.1%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$150,239,809	88.2%	$39,012,701	88.2%	$97,217,661	89.0%

Acquisition costs:
Cash down payment(5)	140,982,842	43.2%	33,456,340	96.6%	93,959,336	49.7%
Acquisition fees(6)	9,256,967	2.8%	1,169,875	3.4%	6,117,740	3.2%
Loan costs	2,974,997	0.9%	—	0.0%	3,354,885	1.8%
Proceeds from mortgage financing	172,835,086	53.0%	—	0.0%	85,437,207	45.2%

Total acquisition costs(10)	$326,049,892		$34,626,215		$188,869,168

Percent leveraged	53.0%		0.0%		45.2%
Date offering began	02/19/03		02/19/03		02/19/03
Length of offering (in months)	24		24		24
Months to invest 90% of amount available for investment (measured from date of offering)	28				29

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Minnesota Center TIC I, LLC(1)			Behringer Harvard Enclave S LP(1)			Behringer Harvard Beau Terre S, LLC(1)
Dollar amount offered	$16,500,000			$12,100,000			$17,800,000

Dollar amount raised	16,158,087	(2)	97.9%	11,031,317	(3)	91.2%	17,800,000	100.0%

Less offering expenses:
Selling commissions and discounts	1,535,018		9.5%	1,047,975		9.5%	1,691,000	9.5%
Organizational and offering expenses	474,237		2.9%	275,783		2.5%	224,725	1.3%
Marketing expenses	—		0.0%	—		0.0%	—	0.0%
Reserve for operations	203,000		1.3%	286,500		2.6%	250,000	1.4%
Other	—		0.0%	—		0.0%	—	0.0%

Amount available for investment	$13,945,832		86.3%	$9,421,059		85.4%	$15,634,275	87.8%

Acquisition costs:
Cash down payment(5)	14,443,490		31.2%	8,826,156		29.1%	12,720,350	23.6%
Acquisition fees(6)	1,218,000		2.6%	1,211,500		4.0%	2,000,000	3.7%
Loan costs	631,407		1.4%	250,623		0.8%	805,377	1.5%
Proceeds from mortgage financing	30,000,000	(7)	64.8%	20,000,000	(8)	66.0%	38,400,000	71.2%

Total acquisition costs(10)	$46,292,897			$30,288,279			$53,925,727

Percent leveraged	64.8%			66.0%			71.2%
Date offering began	07/10/03			03/01/04			05/12/04
Length of offering (in months)	2			2			2
Months to invest 90% of amount available for investment (measured from date of offering)	2			2			2

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard St. Louis Place S, LLC(1)			Behringer Harvard Colorado Building S, LLC(1)		Behringer Harvard Travis Tower S LP(1)
Dollar amount offered	$16,500,000			$24,800,000		$26,250,000

Dollar amount raised	15,583,623	(4)	94.4%	22,654,681	91.3%	23,267,808	88.6%

Less offering expenses:
Selling commissions and discounts	1,480,444		9.5%	2,152,195	9.5%	2,210,442	9.5%
Organizational and offering expenses	389,591		2.5%	490,015	2.2%	581,695	2.5%
Marketing expenses	—		0.0%	—	0.0%	—	0.0%
Reserve for operations	300,000		1.9%	440,000	1.9%	100,000	0.4%
Other	—		0.0%	—	0.0%	—	0.0%

Amount available for investment	$13,413,589		86.1%	$19,572,471	86.4%	$20,375,671	87.6%

Acquisition costs:
Cash down payment(5)	12,480,948		36.6%	26,835,256	50.1%	14,250,000	26.0%
Acquisition fees(6)	1,300,000		3.8%	1,320,000	2.5%	2,340,000	4.3%
Loan costs	344,515		1.0%	454,257	0.8%	445,000	0.8%
Proceeds from mortgage financing	20,000,000	(9)	58.6%	25,000,000	46.6%	37,750,000	68.9%

Total acquisition costs(10)	$34,125,463			$53,609,513		$54,785,000

Percent leveraged	58.6%			46.6%		68.9%
Date offering began	06/01/04			07/08/04		09/17/04
Length of offering (in months)	2			2		2
Months to invest 90% of amount available for investment (measured from date of offering)	2			2		2

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Pratt S, LLC(1)		Behringer Harvard Alamo Plaza S LP(1)		Behringer Harvard Firestone S LP(1)
Dollar amount offered	$28,000,000		$19,150,000		$13,000,000

Dollar amount raised	26,382,661	94.2%	18,139,864	94.7%	12,587,500	96.8%

Less offering expenses:
Selling commissions and discounts	2,506,353	9.5%	1,723,287	9.5%	1,195,813	9.5%
Organizational and offering expenses	659,567	2.5%	453,497	2.5%	314,688	2.5%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	150,000	0.6%	100,000	0.6%	250,000	2.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$23,066,741	87.4%	$15,863,080	87.4%	$10,827,000	86.0%

Acquisition costs:
Cash down payment(5)	21,988,411	36.0%	15,080,528	31.2%	9,936,277	25.7%
Acquisition fees(6)	1,582,500	2.6%	1,255,500	2.6%	1,343,518	3.5%
Loan costs	448,900	0.7%	482,294	1.0%	365,952	0.9%
Proceeds from mortgage financing	37,000,000	60.6%	31,500,000	65.2%	27,076,160	69.6%

Total acquisition costs(10)	$61,019,811		$48,318,322		$38,721,907

Percent leveraged	60.6%		65.2%	70	69.6%
Date offering began	11/11/04		01/26/05		09/23/05
Length of offering (in months)	2		2		2
Months to invest 90% of amount available for investment (measured from date of offering)	2		2		2

(1)
Single asset acquired in a Tenant-in-common structure.

(2)
Includes $2,101,185 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of a 14.4676% tenant-in-common interest in the project.

(3)
Includes $3,281,886 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of a 36.31276% tenant-in-common interest in the project.

(4)
Includes $4,932,093 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of 35.709251% tenant-in-common interest in the project.

(5)
Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.

(6)
Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.

(7)
Includes $4,340,280 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 14.4676% tenant-in-common interest in the project.

(8)
Includes $7,262,552 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 36.32176% tenant-in-common interest in the project.

(9)
Includes $7,141,850 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 35.709251% tenant-in-common interest in the project.

(10)
Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR

        The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 2003. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard REIT I. All figures are as of December 31, 2005.

	Behringer Harvard REIT I, Inc.		Behringer Harvard Mid-Term Value Enhancement Fund I LP	Behringer Harvard Short-Term Opportunity Fund I LP	Behringer Harvard Minnesota Center TIC I, LLC	Behringer Harvard Enclave S LP
Date offering commenced	2/19/03		2/19/03	2/19/03	7/10/03	03/01/04
Dollar amount raised	$170,283,918		$44,249,101	$109,244,460	$16,158,087	$11,031,317

Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
—Real estate commissions	—		—	—	—	—
—Advisory fees	9,256,967		1,169,875	6,117,740	1,218,000	1,211,500

Total amount paid to sponsor	$9,256,967		$1,169,875	$6,117,740	$1,218,000	$1,211,500

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$12,180,031	(1)	$2,585,427	$6,215,277	$4,570,109	$2,860,377
Amount paid to sponsor from operations(2)
Property management fees	1,714,986	(1)	184,721	636,182	630,877	215,618
Partnership management fees	1,949,304	(1)	167,825	412,405	221,236	71,750
Reimbursements	—		—	—	—	—
Leasing commissions	—		—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—	—	—	—
Other	—		—	—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—	—	—	—
Financing fees	—		—	—	—	—
Other	—		—	—	—	—

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR (contd.)

	Behringer Harvard Beau Terre S, LLC	Behringer Harvard St. Louis Place S. LLC	Behringer Harvard Colorado Building S, LLC	Behringer Harvard Travis Tower S LP
Date offering commenced	05/12/04	06/01/04	07/08/04	09/17/04
Dollar amount raised	$17,800,000	$15,583,623	$22,654,681	$23,267,808

Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
—Real estate commissions	—	—	—	—
—Advisory fees	2,000,000	1,300,000	1,320,000	2,340,000

Total amount paid to sponsor	$2,000,000	$1,300,000	$1,320,000	$2,340,000

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$2,342,531	$3,287,177	$1,548,355	$4,436,912
Amount paid to sponsor from operations(2)
Property management fees	349,634	279,241	171,834	450,836
Partnership management fees	310,560	150,000	16,667	325,005
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—	—
Other	—	—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—
Financing fees	—	—	—	—

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR (contd.)

	Behringer Harvard Pratt S, LLC	Behringer Harvard Alamo Plaza S LP	Behringer Harvard Firestone S LP
Date offering commenced	11/11/04	01/26/2005	09/23/05
Dollar amount raised	$26,382,661	$18,139,864	$12,587,500

Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
—Real estate commissions	—	—	—
—Advisory fees	1,582,500	1,255,500	1,343,518

Total amount paid to sponsor	$1,582,500	$1,255,500	$1,343,518

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$2,147,211	$1,129,183	$404,829
Amount paid to sponsor from operations(2)
Property management fees	231,196	106,342	—
Partnership management fees	187,500	101,786	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—
Other	—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—
Financing fees	—	—	—

(1)
Includes all amounts for 2005, some of which may be attributed to Behringer Harvard REIT I's current offering.

(2)
An affiliate of sponsor provides management services for certain properties acquired in the respective programs. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

        The following sets forth the annual operating results of Prior Real Estate Programs with similar or identical investment objectives with offerings that have closed since January 1, 2001. All results are through December 31, 2005.

Behringer Harvard REIT I, Inc.

	2002	2003	2004	2005
Gross revenue	$—	$—	$129,981	$31,056,714
Equity in earnings of investments in tenant-in-common interests	—	18,176	1,402,847	3,114,599
Interest income	1,100	3,767	389,737	2,665,006
Less: Operating expenses	—	—	764,823	9,775,993
Interest expense	—	60,833	1,689,994	13,136,655
Property and asset management fees	—	10,220	294,111	3,358,959
General and administrative	3,805	240,223	711,603	1,254,381
Depreciation and amortization	—	—	—	15,033,072

Net income—GAAP basis	$(2,705)	$(289,333)	$(1,537,966)	$(5,722,741)

Taxable income
—from operations	(2,705)	(35,291)	(827,126)	6,077,0125 (1)
—from gain on sale	—	—	—	—
Cash generated from operations	(3,710)	(211,500)	(331,599)	8,810,950
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—

Total cash generated from operations, sales and refinancing	$(3,710)	$(211,500)	$(331,599)	$8,810,950

Less: Cash distributions to investors
—from operating cash flow	—	—	153,552	3,176,257
—from sales and refinancing	—	—	—	—
—from other	—	24,624	1,611,415	8,168,802
Cash generated (deficiency) after cash distributions	$(3,710)	$(236,124)	$(2,096,566)	$(2,534,609)

Less: Special items (not including sales and refinancing)
Issuance of common stock	—	7,230,027	106,851,838	427,687,842
Acquisition of land and buildings	—	2,219,430	81,957,536	320,742,651
Increase in other assets	—	10,492	2,936,151	(1,892,146)
Other	—	(86,585)	(1,058,702)	3,629,563

Cash generated (deficiency) after cash distributions and special items	$(3,710)	$(4,950,566)	$20,920,287	$102,673,165

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	—	(5)	(7)	10
—from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	—	—	1	5
—from return of capital	—	3	14	14

Total distributions on GAAP basis	$—	$3	$15	$19

Source (on cash basis)
—from operations	—	—	1	5
—from sales	—	—	—	—
—from return of capital	—	—	—	—

Total distributions on cash basis	$—	$—	$1	$5

Amount (in percentage terms) remaining invested inprogram properties at the end of last year reported in table	—	—	—	—

(1)
Subject to adjustment based on final 2005 tax return.

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Mid-Term Value Enhancement Fund I LP

	2002	2003	2004	2005
Gross revenue	$—	$—	$1,183,349	$4,169,024
Interest income	—	84	44,913	214,002
Less: Operating expenses	—	—	522,740	1,696,954
Interest expense	—	—	—	—
Property and asset management fees	—	—	71,166	281,381
General and administrative	—	103,724	313,821	609,986
Depreciation and amortization	—	—	309,500	1,352,375

Net income—GAAP basis	$—	$(103,640)	$11,035	$442,330

Taxable income
—from operations	—	84	186,771	1,215,033
—from gain on sale	—	—	—	—
Cash generated from operations	—	(58,894)	547,352	1,715,622
Cash generated from sales	—	—	—	—
Cash generated from financing/refinancing	—	—	—	—

Total cash generated from operations, sales and refinancing	$—	$(58,894)	$547,352	$1,715,622

Less: Cash distributions to investors
—from operating cash flow	—	—	346,371	2,352,159
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—
Cash generated (deficiency) after cash distributions	$—	$(58,894)	$200,981	$(600,537)

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	(100)	1,958,887	25,534,480	10,893,050
General partners' capital contributions	(500)	—	—	—
Acquisition of land and buildings	—	—	18,247,941	16,167,983
Increase in other assets	—	—	214,689	253,271
Other	—	(85,521)	61,366	959

Cash generated (deficiency) after cash distributions and special items	$600	$1,985,514	$7,211,465	$(6,165,700)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	—	—	7	34
—from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	—	—	13	66
—from return of capital	—	—	—	—

Total distributions on GAAP basis	$—	$—	$13	$66

Source (on cash basis)
—from operations	—	—	13	66
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Total distributions on cash basis	$—	$—	$13	$66

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	—	—	—	—

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Short-Term Opportunity Fund I LP

	2002	2003	2004	2005
Gross revenue	$—	$—	$2,616,051	$14,574,826
Equity in income of joint ventures	—	—	(414,052)	(801,497)
Interest income	—	3,608	149,996	701,615
Less: Operating expenses	—	—	1,614,808	4,519,091
Interest expense	—	—	519,848	1,997,985
Property and asset management fees	—	—	188,524	860,063
General and administrative	—	112,789	400,231	814,285
Depreciation and amortization	—	—	936,881	7,504,612
Minority interest	—	—	6,789	(99,361)

Net income—GAAP basis	$—	$(109,181)	$(1,315,086)	$(1,121,731)

Taxable income
—from operations	—	3,608	(243,050)	4,409,487
—from gain on sale	—	—	—	1,096,396
Cash generated from operations	—	(69,884)	697,530	4,512,271
Cash generated from sales	—	—	—	—
Cash generated from financing/refinancing	—	—	—	—

Total cash generated from operations, sales and refinancing	$—	$(69,884)	$697,530	$4,512,271

Less: Cash distributions to investors
—from operating cash flow	—	—	278,218	4,102,145
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—
Cash generated (deficiency) after cash distributions	$—	$(69,884)	$419,312	$410,126

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	(100)	4,591,404	56,130,110	35,209,224
General partners' capital contributions	(500)	—	—	—
Acquisition of land and buildings	—	—	23,144,074	62,425,986
Increase in other assets	—	4,314	1,462,929	(1,343,893)
Other	—	(54,760)	11,427	(4,729,154)

Cash generated (deficiency) after cash distributions and special items	$(600)	$4,571,966	$31,930,992	$(20,733,589)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	—	1	(4)	50
—from recapture	—	—	—	—
Capital gain (loss)	—	—	—	1,096
Cash distributions to investors
Source (on GAAP basis)
—from investment income	—	—	5	46
—from return of capital	—	—	—	—

Total distributions on GAAP basis	$—	$—	$5	$46

Source (on cash basis)
—from operations	—	—	5	46
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Total distributions on cash basis	$—	$—	$5	$46

Amount (in percentage terms) remaining invested inprogram properties at the end of last year reported in table	—	—	——

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Minnesota Center TIC I, LLC

	2003	2004	2005
Gross revenue	$1,393,364	$6,857,468	$7,035,623
Interest income	—	9,716	36,950
Less: Operating expenses	787,470	3,460,431	3,247,395
Interest expense	420,925	1,853,079	1,845,826
Depreciation and amortization	550,900	2,704,898	2,623,324

Net income—GAAP basis	$(365,931)	$(1,151,224)	$(643,971)

Taxable income
—from operations	(299,240)	(23,385)	500,532
—from gain on sale	—	—	—
Cash generated from operations	184,969	1,553,674	1,979,353
Cash generated from sales	—	—	—
Cash generated from financing/refinancing	—	—	—

Total cash generated from operations, sales and refinancing	$184,969	$1,553,674	$1,979,353

Less: Cash distributions to investors
—from operating cash flow	165,000	1,487,000	1,340,000
—from sales and refinancing	—	—	—
—from other	—	—	—
Cash generated (deficiency) after cash distributions	$19,969	$66,674	$639,353

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	—	—	—
General partners' capital contributions	—	—	—
Amortization of principal on loan	—	43,761	352,856
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,969	$22,913	$286,497

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	(19)	(1)	31
—from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	10	92	83
—from return of capital	—	—	—

Total distributions on GAAP basis	$10	$92	$83

Source (on cash basis)
—from operations	10	92	83
—from sales	—	—	—
—from refinancing	—	—	—

Total distributions on cash basis	$10	$92	$83

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	100.0%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Enclave S LP

	2004	2005
Gross revenue	$3,049,976	$4,428,393
Interest income	2,773	3,177
Less: Operating expenses	1,227,256	1,829,457
Interest expense	781,359	1,073,237
Depreciation and amortization	1,100,893	1,655,453

Net income—GAAP basis	$(56,759)	$(126,578)

Taxable income
—from operations	506,425	354,694
—from gain on sale	—	—
Cash generated from operations	1,044,134	1,528,875
Cash generated from sales	—	—
Cash generated from financing/refinancing	—	—

Total cash generated from operations, sales and refinancing	$1,044,134	$1,528,875

Less: Cash distributions to investors
—from operating cash flow	658,000	1,073,000
—from sales and refinancing	—	—
—from other	—	—
Cash generated (deficiency) after cash distributions	$386,134	$455,875

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	—	—
General partners' capital contributions	—	—
Amortization of principal on loan	53,630	280,662
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$332,504	$175,213

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	46	32
—from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	60	97
—from return of capital	—	—

Total distributions on GAAP basis	$60	$97

Source (on cash basis)
—from operations	60	97
—from sales	—	—
—from refinancing	—	—

Total distributions on cash basis	$60	$97

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Beau Terre S, LLC

	2004	2005
Gross revenue	$3,067,860	$5,547,714
Interest income	5,863	14,815
Less: Operating expenses	1,129,397	2,131,783
Interest expense	1,331,335	2,361,400
Depreciation and amortization	1,058,354	1,964,510

Net income—GAAP basis	$(445,363)	$(895,164)

Taxable income
—from operations	160,188	(512,997)
—from gain on sale	—	—
Cash generated from operations	612,991	1,069,346
Cash generated from sales	—	—
Cash generated from financing/refinancing	—	—

Total cash generated from operations, sales and refinancing	$612,991	$1,069,346

Less: Cash distributions to investors
—from operating cash flow	715,000	1,088,000
—from sales and refinancing	—	—
—from other	—	—
Cash generated (deficiency) after cash distributions	$(102,009)	$(18,654)

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	—	—
General partners' capital contributions	—	—
Amortization of principal on loan	168,485	437,649
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$(270,494)	$(456,303)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	9	(29)
—from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	40	61
—from return of capital	—	—

Total distributions on GAAP basis	$40	$61

Source (on cash basis)
—from operations	40	61
—from sales	—	—
—from refinancing	—	—

Total distributions on cash basis	$40	$61

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard St. Louis Place S, LLC

	2004	2005
Gross revenue	$2,700,726	$5,441,366
Interest income	5,108	6,806
Less: Operating expenses	1,176,652	2,276,759
Interest expense	623,346	1,219,314
Depreciation and amortization	890,739	1,804,901

Net income—GAAP basis	$15,097	$147,198

Taxable income
—from operations	466,052	76,379
—from gain on sale	—	—
Cash generated from operations	905,836	1,952,099
Cash generated from sales	—	—
Cash generated from financing/refinancing	—	—

Total cash generated from operations, sales and refinancing	$905,836	$1,952,099

Less: Cash distributions to investors
—from operating cash flow	500,000	1,200,000
—from sales and refinancing	—	—
—from other	—	—
Cash generated (deficiency) after cash distributions	$405,836	$752,099

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	—	—
General partners' capital contributions	—	—
Amortization of principal on loan	31,716	230,459
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$374,120	$521,640

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	30	5
—from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	32	77
—from return of capital	—	—

Total distributions on GAAP basis	$32	$77

Source (on cash basis)
—from operations	32	77
—from sales	—	—
—from refinancing	—	—

Total distributions on cash basis	$32	$77

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Colorado Building S, LLC

	2004	2005
Gross revenue	$1,649,088	$4,777,891
Interest income	—	(739)
Less: Operating expenses	748,862	1,924,481
Interest expense	663,694	1,729,350
Depreciation and amortization	643,906	1,997,580

Net income—GAAP basis	$(407,374)	$(874,259)

Taxable income
—from operations	(530,579)	(583,776)
—from gain on sale	—	—
Cash generated from operations	236,532	1,123,321
Cash generated from sales	—	—
Cash generated from financing/refinancing	—	—

Total cash generated from operations, sales and refinancing	$236,532	$1,123,321

Less: Cash distributions to investors
—from operating cash flow	512,000	650,000
—from sales and refinancing	—	—
—from other	—	—
Cash generated (deficiency) after cash distributions	$(275,468)	$473,321

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	—	—
General partners' capital contributions	—	—
Amortization of principal on loan	—	—
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$(275,468)	$473,321

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	(23)	(26)
—from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	23	29
—from return of capital	—	—

Total distributions on GAAP basis	$23	$29

Source (on cash basis)
—from operations	23	29
—from sales	—	—
—from refinancing	—	—

Total distributions on cash basis	$23	$29

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Travis Tower S LP

	2004	2005
Gross revenue	$2,247,989	$9,593,810
Interest income	5,210	33,024
Less: Operating expenses	1,014,197	4,620,176
Interest expense	523,701	2,060,888
Depreciation and amortization	850,812	3,500,328

Net income—GAAP basis	$(135,511)	$(554,558)

Taxable income
—from operations	40,998	786,518
—from gain on sale	—	—
Cash generated from operations	715,301	2,945,770
Cash generated from sales	—	—
Cash generated from financing/refinancing	—	—

Total cash generated from operations, sales and refinancing	$715,301	$2,945,770

Less: Cash distributions to investors
—from operating cash flow	422,000	1,805,000
—from sales and refinancing	—	—
—from other	—	—
Cash generated (deficiency) after cash distributions	$293,301	$1,140,770

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	—	—
General partners' capital contributions	—	—
Amortization of principal on loan	71,036	492,469
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$222,265	$648,301

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	2	34
—from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	18	78
—from return of capital	—	—

Total distributions on GAAP basis	$18	$78

Source (on cash basis)
—from operations	18	784
—from sales	—	—
—from refinancing	—	—

Total distributions on cash basis	$18	$78

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Pratt S, LLC

	2004	2005
Gross revenue	$308,917	$7,358,960
Interest income	—	48,910
Less: Operating expenses	148,465	3,721,403
Interest expense	130,363	1,988,041
Depreciation and amortization	—	3,952,748

Net income—GAAP basis	$30,089	$(2,254,322)

Taxable income
—from operations	(460,154)	(60,391)
—from gain on sale	—	—
Cash generated from operations	30,089	1,698,426
Cash generated from sales	—	—
Cash generated from financing / refinancing	—	—

Total cash generated from operations, sales and refinancing	$30,089	$1,698,426

Less: Cash distributions to investors
—from operating cash flow	—	1,509,000
—from sales and refinancing	—	—
—from other	—	—

Cash generated (deficiency) after cash distributions	$30,089	$189,426

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	—	—
General partners' capital contributions	—	—
Amortization of principal on loan	—	—
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$30,089	$189,426

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	(17)	(2)
—from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	—	57
—from return of capital	—	—

Total distributions on GAAP basis	$—	$57

Source (on cash basis)
—from operations	—	57
—from sales	—	—
—from refinancing	—	—

Total distributions on cash basis	$—	$57

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Alamo Plaza S LP

2005
Gross revenue	$4,055,884
Interest income	37,667
Less: Operating expenses	1,704,381
Interest expense	1,468,114
Depreciation and amortization	3,288,950

Net income—GAAP basis	$(2,367,894)

Taxable income
—from operations	154,499
—from gain on sale	—
Cash generated from operations	921,056
Cash generated from sales	—
Cash generated from financing/refinancing	—

Total cash generated from operations, sales and refinancing	$921,056

Less: Cash distributions to investors
—from operating cash flow	997,000
—from sales and refinancing	—
—from other	—
Cash generated (deficiency) after cash distributions	$(75,944)

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	—
General partners' capital contributions	—
Amortization of principal on loan	—
Acquisition of land and buildings	—
Increase in other assets	—
Other	—

Cash generated (deficiency) after cash distributions and special items	$(75,944)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	9
—from recapture	—
Capital gain (loss)	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	55
—from return of capital	—

Total distributions on GAAP basis	$55

Source (on cash basis)
—from operations	55
—from sales	—
—from refinancing	—

Total distributions on cash basis	$55

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Firestone S LP

2005
Gross revenue	$1,593,663
Interest income	—
Less: Operating expenses	571,627
Interest expense	617,206
Depreciation and amortization	747,288

Net income—GAAP basis	$(342,459)

Taxable income
—from operations	170,823
—from gain on sale	—
Cash generated from operations	404,829
Cash generated from sales	—
Cash generated from financing / refinancing	—

Total cash generated from operations, sales and refinancing	$404,829

Less: Cash distributions to investors
—from operating cash flow	—
—from sales and refinancing	—
—from other	—
Cash generated (deficiency) after cash distributions	$404,829

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	—
General partners' capital contributions	—
Amortization of principal on loan	162,963
Acquisition of land and buildings	—
Increase in other assets	—
Other	—

Cash generated (deficiency) after cash distributions and special items	$241,866

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	14
—from recapture	—
Capital gain (loss)	—
Cash distributions to investors
Source (on GAAP basis)
—from investment income	—
—from return of capital	—

Total distributions on GAAP basis	$—

Source (on cash basis)
—from operations	—
—from sales	—
—from refinancing	—

Total distributions on cash basis	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Partners Stemmons LP(1)

	2001	2002	2003
Gross revenue	$17,922	$129,064	$21,389
Gain on sale of properties	—	—	705,066
Interest income	—	—	—
Less: Operating expenses	13,029	94,920	25,581
Interest expense	57,033	75,263	6,903
Depreciation and amortization	25,263	40,800	59,248

Net income—GAAP basis	$(77,403)	$(81,919)	$634,723

Taxable income
—from operation	(67,728)	(76,628)	(82,331)
—from gain on sale	—	—	703,614
Cash generated from operations	4,893	34,144	(4,192)
Cash generated from sales	—	—	939,519
Cash generated from refinancing	—	—	—

Total cash generated from operations, sales and refinancing	$4,893	$34,144	$935,327

Less: Cash distributions to investors
—from operating cash flow	—	—	40,481
—from sales and refinancing	—	—	939,519
—from other	—	—	—
Cash generated (deficiency) after cash distributions	$4,893	$34,144	$(44,673)

Less: Special items (not including sales and refinancing)
Limited partners' capital contributions	—	(85,636)	—
General partners' capital contributions	—	—	—
Payment of interest on loan	57,033	75,263	6,903
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(52,140)	$44,517	$(51,576)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
—from operations	$(169)	$(157)	$(82)
—from recapture	—	—	—
Capital gain (loss)	—	—	704
Cash distribution to investors
Source (on GAAP basis)
—from investment income	—	—	1,361
—from return of capital	—	—	1,000
Total distributions on GAAP basis	$—	$—	$2,361

Source (on cash basis)
—from operations	—	—	83
—from sales	—	—	1,927
—from refinancing	—	—	—
Total distributions on cash basis	$—	$—	$2,010

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	—

(1)
Property acquired and program completed in 2001.

TABLE IV
(UNAUDITED)
RESULTS OF COMPLETED PROGRAMS

        Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since January 1, 2001 and which had similar or identical investment objectives to those of Behringer Harvard REIT I. All figures are through December 31, 2005.

	Harvard Property Trust, Inc.(1)		Behringer Partners Stemmons LP
Dollar amount raised	$60,387,475		$401,900
Number of properties purchased	23		1
Date of closing of offering	03/10/98	(1)	04/02/01
Date of first sale of property	08/26/98		02/27/03
Date of final sale of property	01/01/01		02/27/03
Tax and Distribution Data Per $1,000 Investment
Federal income tax results:
Ordinary income (loss)
—from operations	18		—
—from recapture	—		—
Capital gain (loss)	417		704
Deferred gain
Capital	—		—
Ordinary	—		—
Cash distributions to investors
Source (on GAAP basis)
—Investment income	997		1,361
—Return of capital	1,000		1,000
Source (on cash basis)
—Sales	1,275		1,927
—Refinancing	343		—
—Operations	379		83
—Other	—		—

(1)
Commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust") offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Series A Preferred Stock was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Series B Preferred Stock shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the liquidation date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Series C Preferred Stock offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Series C Preferred Stock began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

TABLE V
(UNAUDITED)
RESULTS OF SALES OR DISPOSALS OF PROPERTY

        Table V presents summary information on the results of the sale or disposals of properties since January 1, 2003 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard REIT I. All figures are through December 31, 2005.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(1)	Adjustments Resulting from Application of GAAP(2)	Total(3)
Behringer Partners Stemmons LP	04/02/01	02/27/03	939,519	1,235,475	—	—	2,174,994
Behringer Harvard Short-Term Opportunity Fund, LP
Woodall Rogers Lot	02/11/04	04/06/05	1,788,997	2,000,000	—	—	3,788,997

TABLE V
(UNAUDITED)
RESULTS OF SALES OR DISPOSALS OF PROPERTY (contd.)

	Cost of Properties Including Closing and Soft Costs
Property	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Behringer Partners Stemmons LP	1,330,000	316,264	1,646,264	528,730
Behringer Harvard Short-Term Opportunity Fund, LP
Woodall Rogers Lot	2,000,000	184,581	2,184,581	1,604,416

(1)
No purchase money mortgages were taken back by any individual program.

(2)
Financial statements for programs are prepared in accordance with GAAP.

(3)
None of these sales are being reported on the installment basis.

(4)
The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

APPENDIX B

SUBSCRIPTION AGREEMENT
(Please see instructions at the back of this form)

BEHRINGER HARVARD REIT I, INC.

$
Total $ Invested	Total Shares

Amount payable is subject to reduction for non-commission sales or for volume discounts

☐    Registered Investment Advisor (RIA) and Wrap Fee Representation.    Please check the box if this investment is made through a RIA which charges no commission on this sale or otherwise a sale made pursuant to a wrap fee or other asset fee arrangement and as a result no commissions shall be paid to the participating RIA or broker. (If an owner or principal or any member of the RIA firm is an NASD licensed registered representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer for administrative purposes, not through the RIA. The elimination of commissions and reduced purchase price will still apply.)

        THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard REIT I, Inc., a Maryland corporation (the "Fund"), and the investor(s) whose signature appears below (collectively or individually, the "Investor").

1.     Purchase Information and Payment Instructions.

  ☐
  Initial investment (minimum $2,000 in most states—consult the Prospectus for information regarding your state)

  ☐
  Additional investment (minimum $25)

State in which sale was made:

Investor is subscribing to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of shares of common stock (the "Shares") as set forth on the signature page of this Subscription Agreement upon payment for such Shares. For custodial accounts, such as IRAs and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them as instructed below. For all other investments, checks should be made payable to "Behringer Harvard REIT I, Inc." For non-custodial accounts, send the completed Subscription Agreement and check to:

Behringer Harvard Investment Services
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
(866) 655-3600

Checks made payable to the Fund will be deposited promptly upon receipt. However, you will not be admitted as a stockholder until this Subscription Agreement has been accepted and countersigned by the Fund. The Fund may reject any subscription, in whole or in part, in its sole discretion. The Fund will accept groups of subscriptions on an orderly basis no less frequently than monthly. If the Fund rejects your subscription, the purchase price will be returned to you. If you provide payment that in the aggregate differs from the payment required to purchase the number of Shares indicated above or if your calculations of the Shares to be purchased with the amount actually submitted is incorrect, your subscription will be automatically deemed a subscription for the maximum number of Shares that may be purchased for such amount.

2.    Type of Ownership.    (Note: complete either column A or B below, but not both)

A. Non-Custodial Ownership
☐	Individual Ownership—One signature required.
☐	Joint Tenants with Right of Survivorship—All parties must sign.
☐	Community Property—All parties must sign.
☐	Tenants in Common—All parties must sign.
☐	Corporate Ownership—Authorized custodian signature required. Include copy of corporate resolution.
☐	Partnership Ownership—Authorized signature required. Include copy of partnership agreement.
☐	Uniform Gift to Minors Act—Owner and custodian signature required. State of , Custodian

☐	Estate—Personal representative signature required. Name of Executor:
Include a copy of the court appointment.
☐	Qualified Pension Plan (Non-custodian)* Name of Trustee:
Include a copy of the first and last page of the plan.
☐	Trust Name of Trustee:
Include a copy of the first and last page of the trust.
☐	Other (Specify):

B. Custodial Ownership*

☐	Traditional IRA—Owner and custodian signature required.
☐	Roth IRA—Owner and custodian signature required.
☐	KEOGH Plan—Owner and custodian signature required.
☐	Simplified Employee Pension/Trust (SEP)
☐	Pension or Profit Sharing Plan—Owner and signature required.
☐	Other (Specify)

Custodian Information—To be completed by Custodian
Name of Custodian, Trustee or other Administrator
Mailing Address
City State Zip
Custodian Tax ID #
Custodian Account #
Custodian Telephone #

*
See "Investment by Tax-Exempt Entities and ERISA Considerations" in the Fund's prospectus, as supplemented to date (the "Prospectus"), for a discussion of risks related to an investment in Shares by certain tax-exempt or tax-deferred plans.

3.    Investor Name and Address.    (Please note: investor information is required for all registration types.    If this is a custodial investment through an IRA or otherwise, the custodian must provide the information in the above Custodian Information section.)

        Please print name(s) in which Shares are to be registered.

        ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ PhD    ☐ DDS    ☐ Other

Name of Owner	Taxpayer Identification/Social Security Number
/ / / / / / / / /

Name of Joint Owner (if applicable)	Taxpayer Identification/Social Security Number
/ / / / / / / / /

Street Address or P.O. Box

Street Address or P.O. Box

City		State	Zip Code
Home Telephone No.	( )	Business Telephone No.	( )

Email Address (Optional)		Country of Citizenship

4.    Distributions.    (Please check one of the following for non-custodial registrations only. Unless electing the option to participate in the funds DRIP program all custodial registration distributions will be directed to the custodian. If the option or information below is not complete, all non-custodial registration distributions will be sent to the address set forth in Section 3: all custodial registrations distributions will be sent to the custodian fbo investor)

  ☐
  I elect to participate in the distribution reinvestment plan of the Fund.

  ☐
  I prefer distributions be paid to me at my address listed under Section 3.

  ☐
  I prefer to direct distributions to a party other than the registered owner per my instructions below.

  ☐
  I prefer distributions to be deposited directly into the following account:             Checking             Savings.

For deposits into checking or savings accounts, please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, you authorize the Fund to begin making electronic deposits to the designated checking or savings account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit. To direct distributions (for non-custodial accounts only) to a party other than the registered owner, please provide the following information, as applicable:

Name of Institution		Account Number

Name on Account

Street Address or P.O. Box

City	State		Zip Code

5.    Automatic Purchases.    Please mark the following box if you choose to make additional investments in the Fund by authorizing automatic debits from your bank account:    ☐    If you are purchasing through a custodial account, your broker will need to obtain additional documentation from the Fund regarding automatic purchases.

Please enclose a voided check or deposit slip for the appropriate account to participate in the automatic purchase plan. By enclosing a voided check or deposit slip, you authorize the Fund to begin making electronic debits from the checking, savings or other account designated by the enclosed voided check or deposit slip on each regular interval as you indicate below (twice monthly, monthly, quarterly, semiannually or annually). Such deductions and investments will continue until you notify the applicable Fund to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

        PLEASE MAKE MY AUTOMATIC PURCHASES:

  ☐
  Twice monthly (purchases will be made on the 15th of each month or the next business day if the 15this not a business day, and on the last business day of the month.)

  ☐
  Monthly (purchases will be made on the last business day of each month.)

  ☐
  Quarterly (purchases will be made on the last business day of each calendar quarter.)

  ☐
  Semiannually (purchases will be made on the last business days of June and December of each year.)

  ☐
  Annually (purchases will be made on the last business day of each year.)

        Amount of Each Automatic Purchase ($25 minimum): $

6.    Subscriber Signatures.    Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

        In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner
(a)	I have received the Prospectus for the Fund, and I accept and agree to be bound by the terms and conditions of the organizational documents of the Fund.
		Initials	Initials
(b)
	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."	Initials	Initials
(c)
	If I am a California resident or if the person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Shares, or any document evidencing them, will bear a legend reflecting the substance of the foregoing understanding.	Initials	Initials
(d)	If I am an Ohio or Pennsylvania resident, this investment does not exceed 10% of my liquid net worth.	Initials	Initials
(e)	I am purchasing the Shares for my own account, and I acknowledge that there is no public market for this investment.	Initials	Initials
(f)	I am not an Unacceptable Investor, as such term is defined in the Prospectus under "Suitability Standards—Restrictions Imposed by the Patriot and Related Acts."	Initials	Initials

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

A SALE OF SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

The undersigned warrants receipt of the Prospectus no later than five business days prior to the date signed.

Signature of Investor or Trustee	Signature of Joint Owner, Trustee or Custodian, if applicable	Date

7.    Financial Advisor. (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer or authorized representative warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the Investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice, (c) delivered the Prospectus to the Investor at least five business days prior to the date that the Investor will deliver this Subscription Agreement to the Fund, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process (to be delivered upon request), as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker-Dealer Name		Telephone No.	( )

Broker-Dealer Street Address or P.O. Box

City	State		Zip Code

Registered Representative Name

Registered Representative Number		Telephone No.	( )

Reg. Rep. Street Address or P.O. Box

City	State		Zip Code

Email Address (Optional)	Provide only if you would like to receive updated information about Behringer Harvard investments via email.

Financial Advisor Signature		Date

FOR FUND USE ONLY:

Received and Subscription Accepted:	Date:

☐ Behringer Harvard REIT I, Inc.
Amount:
By:

Name:	Check No.

Title:

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

  (a)
  The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

  (b)
  It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

  (1)
  to the issuer;

  (2)
  pursuant to the order or process of any court;

  (3)
  to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

  (4)
  to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

  (5)
  to holders of securities of the same class of the same issuer;

  (6)
  by way of gift or donation inter vivos or on death;

  (7)
  by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

  (8)
  to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

  (9)
  if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

  (10)
  by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

  (11)
  by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

  (12)
  by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

  (13)
  between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

    (14)
    to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

    (15)
    by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

    (16)
    by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

    (17)
    by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

  (c)
  The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

INSTRUCTIONS FOR SUBSCRIPTION AGREEMENT
BEHRINGER HARVARD REIT I, INC.

        Please follow these instructions carefully for each section outlined below. Failure to do so may result in the rejection of your subscription. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or duplicated Subscription Agreements cannot be accepted by the Fund.

Section 1: Purchase Information and Payment Instructions

  •
  A minimum investment of $2,000 (200 Shares) is required, except for certain states that require a higher minimum investment.

  •
  Investors who have satisfied the minimum purchase requirements in Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Mid-Term Value Enhancement Fund I LP, Behringer Harvard Opportunity REIT I, Inc. or in any other public Behringer Harvard real estate program may invest as little as $25 (2.5 Shares) except for residents of Minnesota and Oregon. See the section of the prospectus entitled "Suitability Standards" for more information.

  •
  Shares may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Suitability Standards."

  •
  Please indicate the state in which the sale is to be made.

  •
  Registered Investment Advisor (RIA) and Wrap Fee Representation—Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.

Section 2: Type of Ownership

        Please check the appropriate box to indicate the type of entity or type of individuals subscribing

  Non-Custodial Accounts:

Individual
Joint Tenants with Right of Survivorship
Tenants in Common
Community Property
Trust: (include a copy of the current trust agreement or Trustee Certification of Investment Power).

Partnership: (In the case of an investment by a general partnership include partnership agreement. If a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership include a certified copy of the document granting him authority to invest on behalf of the partnership. If the document is not certified the Behringer Harvard certifications for corporations, LPs and partnerships may be used in conjunction with the governing document.)

Corporation: (include (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment. If the document is not certified the Behringer Harvard certification for corporations, LPs and partnerships may be used in conjunction with the governing document.)
Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA)
Estate (include certified copy of death certificate and letters of testamentary)
Qualified Pension Plan (include copy of the plan documents)

  Custodial Accounts:

Traditional IRA, Roth IRA, Simple, SEP Keogh (HR 10) Pension or Profit-Sharing Plans

Section 3: Investor Name and Address

  •
  Please enter the exact name in which the Shares are to be held.

  •
  For joint tenants with right of survivorship or tenants in common, include the names of both investors.

  •
  In the case of partnerships or corporations, include name(s) of the individual authorized to act on behalf of the partnership or corporation

  •
  Trusts should include the name of the trustee

  •
  All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor's social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes).

  •
  By signing the Subscription Agreement, the investor is certifying that this number is correct.

  •
  Enter the mailing address and telephone numbers of the registered owner of this investment and enter the mailing address of the custodian in the case of a custodial account.

Section 4: Distributions

  •
  Each investor who elects to have distributions reinvested agrees to notify the Fund and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates.

  •
  If cash distributions are to be sent via check to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address. If cash distributions are to be sent via ACH to a checking or saving account please attach a voided check or deposit slip.

  •
  Please note you may not ACH to a brokerage account, accounts held directly at another fund sponsor, or an IRA custodian.

Section 5: Automatic Purchases

  •
  By electing to participate in the automatic purchase plan, the investor elects to make additional investments in Shares at regular intervals, as provided by the investor, until the investor withdraws his or her election by providing written notice to Behringer Securities LP or until termination of the offering in respect of the automatic purchase plan.

  •
  Each investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan.

  •
  Each investor who elects to participate in the automatic purchase plan agrees to notify the Fund and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates.

Section 6: Subscriber Signatures

  •
  Please separately initial each representation where indicated.

  •
  If title is to be held jointly, all parties must date and sign this Section as follows:
Individual: One signature required.
Joint Tenants with Right of Survivorship: All parties must sign.
Tenants in Common: All parties must sign.
Community Property: Only one investor's signature required.
Pension or Profit-Sharing Plans: The trustee signs the Signature Page.
Trust: The trustee signs. Provide the name of the trust and the name of the current trustee

Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted). If the document is not certified the Behringer Harvard certification for corporations, LPs and partnerships may be used in conjunction with the governing document.

Corporation: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment. If the document is not certified the Behringer Harvard certification for corporations, LPs and partnerships may be used in conjunction with the governing document.

IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.
Keogh (HR 10): Same rules as those applicable to IRAs.

Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Section 7: Financial Advisor

  •
  This Section is to be completed by the investor's financial advisor. Please complete all financial advisor information contained in Section 7 of the Subscription Agreement, including suitability certification.

  •
  Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT,
PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3600.

APPENDIX C
AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN

Behringer Harvard REIT I, Inc.
Effective as of January 15, 2006

        Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), has adopted this amended and restated distribution reinvestment plan (the "Plan"), administered by the Company or an unaffiliated third-party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

        1.     ELECTION TO PARTICIPATE. Any purchaser of shares of common stock of the Company, par value $.0001 per share (the "Shares"), may become a Participant by making a written election to participate on such purchaser's subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 10(b) herein any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates, including but not limited to Behringer Harvard Mid-Term Value Enhancement Fund I LP and Behringer Harvard Short-Term Opportunity Fund I LP ("Affiliated Programs"), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator. Participants generally are required to have the full amount of their cash distributions (other than "Designated Special Distributions" as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively "Securities") owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant's request for less than all of the Participant's Securities to be subject to participation in the Plan.

        2.     DISTRIBUTION REINVESTMENT PLAN. The Administrator will receive all cash distributions (other than "Designated Special Distributions" as defined below) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the "Distributions"). Participation will commence with the next Distribution payable after receipt of the Participant's election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter. As used in this Plan, the term "Designated Special Distributions" shall mean those cash or other distributions designated as Designated Special Distributions by the Board of the Company or board or general partner of an Affiliated Program, as applicable.

        3.     GENERAL TERMS OF PLAN INVESTMENTS. The Administrator will apply all Distributions subject to this Plan, as follows:

          (a)   Prior to the termination of the Company's second public offering of the Shares reserved for issuance under the Plan pursuant to the Company's prospectus dated February 11, 2005, as thereafter amended or supplemented (the "Second Offering"), the Administrator will invest Distributions in Shares at a price of $9.50 per Share regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid.

          (b)   After termination of the Second Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Shares for use in the Plan (a "Future Registration") or (ii) Shares purchased by the

  Administrator for the Plan in a secondary market (if available) or on a national stock exchange or The Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of purchases of Shares in the Plan on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Second Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Shares in the Secondary Market or the Company's ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

          (c)   If a Participant designates in writing that such Participant's broker who made the initial sale of Securities to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 1% of value of the Shares purchased under the Plan (reduced commission rates will apply as set forth in paragraph (a) above). No dealer manager fee will be paid for Shares purchased pursuant to the Plan. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

          (d)   For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant.

          (e)   Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and is and will become the property of the Company.

          (f)    Fractional Shares, computed to four decimal places, shall be purchased for each Participant account, if applicable. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

        4.     DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Administrator may commingle Distributions attributable to Securities owned by Participants and any additional payments received from Participants pursuant to the Company automatic payment plan.

        5.     ABSENCE OF LIABILITY. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

        6.     SUITABILITY.

          (a)   Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Securities.

          (b)   For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus for the Participant's initial purchase of Securities.

        7.     REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(a) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant's financial condition or if any representation made by the Participant under the subscription agreement for the Participant's initial purchase of Securities becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

        8.     NO DRAWING. No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Company or the Administrator except as expressly provided herein.

        9.     TAXES. Taxable Participants may incur a tax liability for Company Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

        10.   REINVESTMENT IN SUBSEQUENT PROGRAMS.

          (a)   After the termination of the Second Offering, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant's Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a "Subsequent Program"). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

            (i)    prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

            (ii)   a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

            (iii)  the offering and sale of such interests are qualified for sale under the applicable state securities laws;

            (iv)  the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

            (v)   the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

          (b)   The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a "Prior Program") to become a "Participant." If the Company makes such an election, such Participants may invest distributions received from the Prior Program in Shares through this Plan, if the following conditions are satisfied:

            (i)    Prior to the time of such reinvestment, such Participant has received the final prospectus and supplements thereto offering the Shares;

            (ii)   A registration statement covering the Shares has been declared effective under the Securities Act of 1933, as amended;

            (iii)  The offering and sale of the Shares are qualified for sale under the applicable state securities laws;

            (iv)  The Participant executes the subscription agreement included with the Company's prospectus; and

            (v)   The participant qualifies under applicable investor suitability standards as contained in the Company's prospectus.

        11.   TERMINATION.

          (a)   A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.

          (b)   Prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on The Nasdaq Stock Market, a Participant's transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

          (c)   The Administrator may terminate a Participant's individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.

          (d)   After termination of the Plan or termination of a Participant's participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been invested in Shares. Any future Distributions with respect to such former Participant's Shares made after the effective date of the termination of the Participant's participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

        12.   STATE REGULATORY RESTRICTIONS. The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

        13.   NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

        14.   AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

        15.   GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

        16.   PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD OPERATING PARTNERSHIP I, LP. For purposes of this Plan, "stockholders" shall be deemed to include limited partners of Behringer Harvard Operating Partnership I, LP (the "Partnership"), "Participants" shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and "Distribution," when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

APPENDIX D
AMENDED AND RESTATED AUTOMATIC PURCHASE PLAN

Behringer Harvard REIT I, Inc.
Effective as of February 11, 2005

        Behringer Harvard REIT I, Inc., a Maryland corporation (the "Company"), has adopted this Automatic Purchase Plan (the "Plan"), administered by the Company or an unaffiliated third-party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

        1.     ELECTION TO PARTICIPATE. Any purchaser of shares of common stock of the Company, par value $.0001 per share (the "Shares"), may become a Participant by making a written election to participate on such purchaser's subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and any participant in any previous publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates, subject to compliance with the terms of such program, may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

        2.     AUTOMATIC PURCHASE PROGRAM. The Administrator or the Company's transfer agent will, at the regular intervals indicated on the Participant's election to participate (each, a "Payment Interval"), automatically debit the Participant's bank checking account, savings account, or other account in the amount indicated on the Participant's election to participate, not less than $25 per interval (collectively, the "Additional Payments"). Participants may elect to invest the specified amount twice monthly, monthly, quarterly, semi-annually or annually. Participation in the program will commence with the next investment interval indicated on the election to participate, provided it is received at least ten days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

        3.     GENERAL TERMS OF PLAN INVESTMENTS. The Administrator will apply all Additional Payments subject to this Plan, as follows:

          (a)   Prior to the termination of the Company's second public offering of the Shares pursuant to the Company's prospectus dated February 11, 2005, as thereafter amended or supplemented (the "Second Offering"), the Administrator will invest Additional Payments in Shares at the public offering price per Share ($10.00 per share). In addition, in the event of any sale of Shares in respect of which the Company and/or the dealer manger is authorized to make, and has made, an agreement as to a reduction of sales commissions and/or dealer manager fees ("Discounted Fee Shares"), the Company and/or the dealer manager also may agree to a commensurate reduction in such commissions and/or fees for the purchase of Shares hereunder from distributions paid in respect of such Discounted Fee Shares. If such an agreement is made, the Company and/or the dealer manager shall notify the Administrator thereof and the price at which Shares shall be purchased hereunder. Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder shall be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company's prospectus.

          (b)   The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from any of (i) Shares registered with the Securities and Exchange Commission (the "Commission") in connection with the Company's Second Offering; (ii) Shares registered with the Commission pursuant to an effective registration statement for Shares for use in the Plan (a "Future Registration"), or (iii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or The Nasdaq Stock Market (if listed)

  (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (iii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Second Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Shares in the Secondary Market or the Company's ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

          (c)   If a Participant designates in writing that such Participant's broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 7% (reduced commission rates will apply as set forth in paragraph (a) above). Dealer manager fees will be paid to the dealer manager named in the prospectus for the Shares purchased pursuant to the Plan (which, with respect to the Second Offering, is Behringer Securities LP) at the rate not to exceed 2%. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

          (d)   For each Participant, the Administrator will maintain an account that shall reflect for each month the Additional Payments received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant.

          (e)   Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

          (f)    Each Participant during a fiscal year will acquire and own a number of Shares acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Shares are acquired, which may result in the ownership of fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

        4.     DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Administrator may commingle distributions received for the benefit of Participants pursuant to the Company's distribution reinvestment plan.

        5.     ABSENCE OF LIABILITY. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

        6.     SUITABILITY.

          (a)   Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Shares.

          (b)   For purposes of this Paragraph 7, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus for the Participant's initial purchase of Shares.

        7.     REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 7(a) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant's financial condition or if any representation made by the Participant under the subscription agreement for the Participant's initial purchase of Shares becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

        8.     NO DRAWING. No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Company or the Administrator except as expressly provided herein.

        9.     TAXES. Taxable Participants may incur a tax liability for distributions from the Company even though they have elected not to receive such distributions in cash but rather to have them held in their account under the Plan.

        10.   TERMINATION.

          (a)   A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Additional Payment, such notice must be received by the Administrator at least ten days prior to the next Payment Interval following the date of receipt of such notice.

          (b)   Prior to the listing of the Shares on a stock exchange or inclusion of the Shares for quotation on The Nasdaq Stock Market, a Participant's transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

          (c)   The Administrator may terminate a Participant's individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.

          (d)   After termination of the Plan or termination of a Participant's participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 8 hereof, and (ii) a check for the amount of any Additional Payments in the Participant's account that have not been invested in Shares.

        11.   STATE REGULATORY RESTRICTIONS. The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

        12.   NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

        13.   AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

        14.   GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

        15.   PARTICIPATION BY LIMITED PARTNERS OF BEHRINGER HARVARD OPERATING PARTNERSHIP I, LP. For purposes of this Plan, "stockholders" shall be deemed to include limited partners of Behringer Harvard Operating Partnership I, LP (the "Partnership"), "Participants" shall be deemed to include limited partners of the Partnership that elect to participate in the Plan.

PROSPECTUS

Up to 96,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page
Additional Information	244
Conflicts of Interest	109
Description of Real Estate Investments	146
Description of Shares	213
Estimated Use of Proceeds	72
Experts	242
Federal Income Tax Considerations	187
How to Subscribe	241
Investment by Tax-Exempt Entities and ERISA Considerations	207
Investment Objectives and Criteria	115
Legal Matters	242
Management	76
Plan of Distribution	235
Prior Performance Summary	178
Prior Performance Tables	A-1
Prospectus Summary	1
Questions and Answers About This Offering	23
Risk Factors	36
Suitability Standards	v
Summary of Distribution Reinvestment and Automatic Purchase Plans	228
Supplemental Sales Material	241

March 31, 2006

SUPPLEMENT NO. 1
DATED JUNE 15, 2006
TO THE PROSPECTUS DATED MARCH 31, 2006
OF BEHRINGER HARVARD REIT I, INC.

        This document supplements, and should be read in conjunction with, the prospectus of Behringer Harvard REIT I, Inc. dated March 31, 2006. On May 15, 2006, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006. This Quarterly Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 1. Unless otherwise defined in this Supplement No. 1, capitalized terms used in this Supplement No. 1 have the same meanings as set forth in the prospectus.

Status of the Offering

        We commenced the second public offering of shares of our common stock on February 11, 2005. We have accepted investors' subscriptions to this offering received through June 2, 2006 and issued approximately 67 million shares of our common stock resulting in aggregate gross proceeds of approximately $614 million.

ANNEX A

QUARTERLY REPORT ON FORM 10-Q
FOR THE
QUARTERLY PERIOD ENDED MARCH 31, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

[Mark One]
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2006
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number: 000-51293

Behringer Harvard REIT I, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	68-0509956 (I.R.S. Employer Identification No.)
15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (Address of principal executive offices) (Zip code)
(866) 655-1605 (Registrant's telephone number, including area code)

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes ☒    No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes ☐    No ☒

As of May 1, 2006, Behringer Harvard REIT I, Inc. had 79,939,944 shares of common stock, $.0001 par value, outstanding.

BEHRINGER HARVARD REIT I, INC.
FORM 10-Q
Quarter Ended March 31, 2006

2

PART I
FINANCIAL INFORMATION

Item 1.    Financial Statements

Behringer Harvard REIT I, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	March 31, 2006	December 31, 2005
Assets
Real estate
Land	$147,127	$139,235
Buildings, net	600,113	370,196

Total real estate	747,240	509,431
Cash and cash equivalents	131,545	128,742
Restricted cash	28,088	24,964
Accounts receivable, net	4,962	3,736
Prepaid expenses and other assets	1,783	658
Loan deposits	5,176	4,156
Escrow deposits	4,559	3,015
Investments in tenant-in-common interests	140,149	141,405
Deferred financing fees, net	6,967	4,645
Lease intangibles, net	127,381	79,830
Receivables from affiliates	1,141	—

Total assets	$1,198,991	$900,582

Liabilities and stockholders' equity
Liabilities
Mortgages payable	$564,584	$353,555
Accounts payable	425	896
Payables to affiliates	1,024	618
Acquired below market leases, net	29,383	11,072
Dividends payable	4,480	3,979
Accrued liabilities	10,308	8,605
Subscriptions for common stock	2,319	1,054

Total liabilities	612,523	379,779
Commitments and contingencies
Minority interest	3,300	3,375
Stockholders' equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 349,999,000 shares authorized, 76,764,629 and 67,863,168 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	8	7
Additional paid-in capital	682,162	603,452
Cumulative distributions and net loss	(99,002)	(86,031)

Total stockholders' equity	583,168	517,428

Total liabilities and stockholders' equity	$1,198,991	$900,582

See Notes to Consolidated Financial Statements.

3

Behringer Harvard REIT I, Inc.
Consolidated Statements of Operations
(in thousands except share and per share amounts)
(Unaudited)

	Three months ended March 31, 2006	Three months ended March 31, 2005
Rental revenue	$22,560	$2,053
Expenses
Property operating expense	4,541	310
Interest expense	6,662	1,738
Rate lock extension expense	—	450
Real estate taxes	2,864	285
Property management fees	769	179
Asset management fees	—	175
General and administrative	353	269
Depreciation and amortization	10,062	1,594

Total expenses	25,251	5,000

Interest income	1,045	123
Equity in earnings of investments in tenant-in-common interests	1,061	940

Net loss	$(585)	$(1,884)

Basic and diluted weighted average shares outstanding	71,707,174	17,327,979
Basic and diluted loss per share	$(0.01)	$(0.11)

See Notes to Consolidated Financial Statements.

4

Behringer Harvard REIT I, Inc.
Consolidated Statements of Stockholders' Equity
(in thousands)
(Unaudited)

	Convertible Stock		Common Stock
						Cumulative Distributions and Net Loss
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-in Capital		Total Stockholders' Equity
Balance at January 1, 2005	—	—	13,109	1	115,626	(5,706)	109,921
Issuance of common stock, net	—	—	48,231	4	429,054	—	429,058
Redemption of common stock	—	—	(150)	—	(1,370)	—	(1,370)
Stock dividend-10%	—	—	5,521	1	49,136	(49,137)	—
Distributions declared on common stock ($0.70 per share)	—	—	—	—	—	(25,466)	(25,466)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	1,152	1	11,006	—	11,007
Net loss						(5,722)	(5,722)

Balance at December 31, 2005	—	$—	67,863	$7	$603,452	$(86,031)	$517,428

Issuance of common stock, net	—	—	8,350	1	73,213	—	73,214
Redemption of common stock	—	—	(65)	—	(563)	—	(563)
Issuance of convertible stock, net	1	—	—	—	1	—	1
Distributions declared on common stock ($0.70 per share)	—	—	—	—	—	(12,386)	(12,386)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	617	—	6,059	—	6,059
Net loss	—					(585)	(585)

Balance at March 31, 2006	1	$—	76,765	$8	$682,162	$(99,002)	$583,168

See Notes to Consolidated Financial Statements.

5

Behringer Harvard REIT I, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months ended March 31, 2006	Three Months ended March 31, 2005
	(in thousands)
Cash flows from operating activities
Net loss	$(585)	$(1,884)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	9,192	1,599
Amortization of deferred financing fees	212	94
Equity in earnings of investments in tenant-in-common interests	(1,061)	(940)
Distributions from investments in tenant-in-common interests	1,061	940
Change in accounts receivable	(1,226)	(429)
Change in prepaid expenses and other assets	(510)	218
Addition of lease intangibles	(127)	—
Change in accounts payable	(471)	(861)
Change in accrued liabilities	(547)	732
Change in receivables or payables to affiliates	(1,417)	—

Cash provided by (used in) operating activities	4,521	(531)

Cash flows from investing activities
Purchases of tenant-in-common interests	—	(14,576)
Return of investments in tenant-in-common interests	1,256	1,409
Purchases of real estate	(160,195)	(49,539)
Escrow deposits on real estate to be acquired	(1,544)	6,644
Additions of property and equipment	(83)	(341)
Change in restricted cash	(1,859)	(4,455)

Cash used in investing activities	(162,425)	(60,858)

Cash flows from financing activities
Financing costs	(2,534)	(605)
Proceeds from mortgages payable	96,950	45,034
Payments on mortgages payable	(121)	(115)
Loan deposits on real estate to be acquired	(1,020)	—
Issuance of convertible stock	1	—
Issuance of common stock	82,598	51,223
Redemptions of common stock	(563)
Offering costs	(9,385)	(6,014)
Distributions	(5,826)	(1,325)
Distributions to minority interest holders	(75)	—
Change in subscriptions for common stock	1,264	1,962
Change in subscription cash received	(1,264)	(1,962)
Change in receivables or payables to affiliates	682	(1)

Cash flows provided by financing activities	160,707	88,197

Net change in cash and cash equivalents	2,803	26,808
Cash and cash equivalents at beginning of period	128,742	26,067

Cash and cash equivalents at end of period	$131,545	$52,875

Supplemental disclosure:
Interest paid	$5,822	$1,482
Non-cash investing activities:
Property and equipment additions in accrued liabilities	$(86)	$135
Non-cash financing activities:
Common stock issued in distribution reinvestment plan	$6,059	$1,111
Mortgage note assumed in property acquisition	$114,200	$—

See Notes to Consolidated Financial Statements.

6

Behringer Harvard REIT I, INC.
Notes to Consolidated Financial Statements
(Unaudited)

1.     Organization

        Behringer Harvard REIT I, Inc. (which may be referred to as the "Company," "we," "us," or "our") was incorporated in June 2002 as a Maryland corporation and has elected to be taxed, and currently qualifies, as a real estate investment trust ("REIT") for federal income tax purposes. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants.

        Substantially all of our business is conducted through Behringer Harvard Operating Partnership I LP, a Texas limited partnership organized in 2002 ("Behringer OP I"). We own a 0.1% interest in Behringer OP I as its general partner. Substantially all of the remaining interest in Behringer OP I is held as a limited partner's interest by BHR Partners, LLC, a Delaware limited liability company which is our wholly-owned subsidiary ("BHR Partners").

        We are externally managed and advised by Behringer Advisors LP, a Texas limited partnership organized in June 2002 ("Behringer Advisors"). Behringer Advisors is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf.

2.     Public Offering

        On February 19, 2003, we commenced a public offering (the "Initial Offering") of up to 80,000,000 shares of common stock offered at a price of $10.00 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement also covered up to 8,000,000 shares available pursuant to our distribution reinvestment plan ("DRIP") and up to 3,520,000 shares issuable to broker-dealers pursuant to warrants whereby participating broker-dealers would have the right to purchase one share for every 25 shares they sold pursuant to the Initial Offering. The Initial Offering ended on February 19, 2005.

        On October 25, 2004, we filed a Registration Statement on Form S-3 under the Securities Act in connection with a second public offering of our common stock (the "Current Offering" and together with the Initial Offering, the "Offerings"). The Registration Statement was declared effective by the Securities and Exchange Commission on February 11, 2005 and extends until February 11, 2007, unless earlier terminated or fully subscribed. The Registration Statement relating to the Current Offering covers 80,000,000 shares of our common stock plus an additional 16,000,000 shares of common stock available pursuant to our DRIP. On March 29, 2006 we filed a Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to convert to a Registration Statement on Form S-11. On April 7, 2006, we filed a Registration Statement on Form S-11 under the Securities Act in connection with a third public offering of our common stock (the "Third Offering"). The Registration Statement relating to the Third Offering covers 100,000,000 shares of our common stock plus an additional 22,000,000 shares of common stock available pursuant to our DRIP.

        As of March 31, 2006, we had 76,764,629 shares of our common stock outstanding, including the effect of a 10% stock dividend issued on October 1, 2005 and including 22,000 shares owned by Behringer Harvard Holdings, LLC ("Behringer Harvard Holdings"). As of March 31, 2006, we had no shares of preferred stock issued and outstanding, and we had 25,500 stock options outstanding at a weighted average exercise price of $9.20, as adjusted for the 10% stock dividend, and 682,670 warrants from the Initial Offering had been issued for the benefit of participating individual broker-dealers. At March 31, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding, giving affect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. We sold 1,000 shares of our non-participating, non-voting convertible stock to Behringer Advisors for $1,000 on March 22, 2006. Pursuant to its terms, the convertible stock is convertible into shares of our common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by stockholders

7

and a 9% cumulative, non-compounded, annual return on this capital. The weighted average number of shares and earnings per share data for each reported period throughout this report reflect the effects of the stock dividend.

        We admit new stockholders pursuant to the Current Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

        Our common stock is not currently listed on a national exchange. However, management anticipates listing the common stock on a national exchange or including the shares for quotation on the Nasdaq National Market System, or liquidating our assets, by 2017. Depending upon then prevailing market conditions, it is the intention of our management to consider beginning the process of listing (or liquidating) prior to 2013. In the event we do not obtain listing prior to 2017, unless a majority of the board of directors and a majority of the independent directors extend such date, our charter requires us to begin selling and liquidating our properties assets.

3.     Interim Unaudited Financial Information

        The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been condensed or omitted in this report on Form 10-Q pursuant to the rules and regulations of the SEC.

        The results for the interim periods shown in this report are not necessarily indicative of future financial results. The accompanying consolidated balance sheet and consolidated statement of stockholders' equity as of March 31, 2006 and consolidated statements of operations and cash flows for the periods ended March 31, 2006 and 2005 have not been audited by our independent registered public accounting firm. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2006 and December 31, 2005 and our consolidated results of operations and cash flows for the periods ended March 31, 2006 and 2005.

        Certain financial information for the previous fiscal year has been reclassified to conform to the current presentation with no impact on the previously reported net loss or stockholders' equity.

4.     Summary of Significant Accounting Policies

  Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

  Principles of Consolidation and Basis of Presentation

        Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation ("FIN") No. 46R

8

"Consolidation of Variable Interest Entities," which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 78-9 "Accounting for Investments in Real Estate Ventures," as amended by Emerging Issues Task Force ("EITF') 04-5 "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights."

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method. Accumulated depreciation associated with the tangible assets of our wholly-owned properties was approximately $11.6 million at March 31, 2006.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense. The estimated useful lives for lease intangibles range from 2.8 years to 10.9 years.

9

        Accumulated amortization associated with the lease intangibles of our wholly-owned properties was approximately $12.5 million at March 31, 2006.

        Anticipated amortization associated with the lease intangibles for the period from April 1 through December 31, 2006 and for each of the following four years ended December 31 is as follows (in thousands):

Lease Intangibles
April 1 - December 31, 2006	$14,596
2007	19,462
2008	18,829
2009	14,078
2010	9,293

        As of March 31, 2006, accumulated depreciation and amortization related to our wholly-owned investments in real estate assets and related lease intangibles were as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$611,707	$137,194	$4,763	$(31,449)
Less: depreciation and amortization	(11,594)	(13,485)	(1,091)	2,066

Net	$600,113	$123,709	$3,672	$(29,383)

  Cash and Cash Equivalents

        We consider investments in highly-liquid money market funds with maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

  Restricted Cash

        Restricted cash includes subscription proceeds that are held in a separate account until the subscribing investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash as of March 31, 2006 also includes approximately $25.8 million held in restricted money market accounts, as required by our lenders, for anticipated tenant expansions and improvements, property taxes and insurance for our wholly-owned properties.

  Accounts Receivable

        Accounts receivable primarily consists of receivables from tenants of our wholly-owned properties. Our allowance for doubtful accounts was approximately $37,000 and $42,000 as of March 31, 2006 and December 31, 2005, respectively.

  Prepaid Expenses and Other Assets

        Prepaid expenses and other assets includes prepaid director's and officer's insurance, as well as prepaid insurance and real estate taxes of our wholly-owned properties.

  Loan Deposits

        Loan deposits include interest rate lock deposits for future borrowings to make future acquisitions.

  Escrow Deposits

        Escrow deposits include deposits for the purchase of properties that we have contracted to acquire.

10

  Investments in Tenant-in-Common Interests

        Investments in tenant-in-common ("TIC") interests consists of our undivided TIC interests in various office buildings located in Colorado, Maryland, Minnesota, Missouri, Texas and Washington D.C. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in FIN No. 46R and do not meet the control requirement required for consolidation under SOP 78-9, as amended by EITF 04-5.

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received. We use the equity method of accounting because the shared decision-making involved in a TIC interest investment creates an opportunity for us to have some influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. Therefore, it is appropriate to include our proportionate share of the results of operations of these investments in our earnings or losses.

  Investment Impairments

        For our wholly-owned properties, management monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date management will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the three months ended March 31, 2006 or 2005.

  Deferred Financing Fees

        Deferred financing fees are recorded at cost and are amortized using a straight-line method that approximates the effective interest method over the life of the related debt. Accumulated amortization of deferred financing fees was approximately $0.8 million and $0.6 million as of March 31, 2006 and December 31, 2005, respectively.

  Revenue Recognition

        We recognize rental income generated from all leases on real estate assets that we consolidate on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. The total net increase to rental revenues due to straight-line rent adjustments for the three months ended March 31, 2006 and the three months ended March 31, 2005 was approximately $1 million and $61,000, respectively. As discussed above, our rental revenue also includes amortization of above and below market leases.

  Offering Costs

        Our advisor funds certain organization and offering costs on our behalf. We are required to reimburse our advisor for such organization and offering costs up to 2% of the cumulative capital raised in the Current Offering. Our advisor received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering, which ended February 19, 2005. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and

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printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

  Income Taxes

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, and believe that we have qualified since the year ended December 31, 2004. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our "REIT taxable income" to our stockholders. As a REIT, we generally will not be subject to federal income tax at the corporate level. We are organized and operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

  Stock Based Compensation

        We have a stock-based incentive award plan for our directors and consultants and employees, directors and consultants of our affiliates. We account for this plan under the "modified prospective" method of Financial Accounting Standards Board ("FASB") SFAS No. 123R, "Share-Based Payment." In the "modified prospective" method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with SFAS No. 123R, prior period amounts were not restated. SFAS No. 123R also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Consolidated Statements of Cash Flows, rather than as operating cash flows as required under previous regulations. For the three months ended March 31, 2006, we had no significant compensation cost related to these stock options.

  Concentration of Credit Risk

        At March 31, 2006, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in seven financial institutions. We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

  Minority Interest

        Minority interest consists of units of limited partnership interests issued by Behringer OP I. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. At March 31, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding, giving affect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock.

  Earnings per Share

        Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. As of March 31, 2006, we had 25,500 stock options outstanding at a weighted average exercise price of $9.20, as adjusted for the 10% stock dividend issued October 1, 2005. As of March 31, 2006, 682,670 warrants from the Initial Offering had been issued at $12.00 per share for the benefit of participating individual broker-dealers. At March 31, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding, giving affect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. The weighted average shares and earnings per share for each period presented in this report reflect the effects of the stock dividend. These options, warrants and units of limited partnership interest were excluded from the calculation of earnings per share because the effect would be anti-dilutive.

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  Reportable Segments

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting financial and descriptive information about an enterprise's reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. All of our consolidated revenues are from our wholly-owned real estate properties. Management evaluates operating performance on an individual property level. However, as each of our properties has similar economic characteristics, our properties have been aggregated into one reportable segment.

5.     Acquisitions

        On January 11, 2006, we acquired a single-story office building containing approximately 333,000 rentable square feet (unaudited) located on approximately 33 acres (unaudited) of land in Cherry Hill, New Jersey ("Woodcrest Center"). The purchase price of Woodcrest Center was approximately $80.5 million, including closing costs. We used borrowings of $50.4 million under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On February 10, 2006, we acquired a 40-story office building containing approximately 1,025,000 rentable square feet (unaudited) located on approximately 2.24 acres (unaudited) of land in Fort Worth, Texas ("Burnett Plaza"). The purchase price of Burnett Plaza was approximately $177.5 million, including closing costs. We assumed borrowings of $114.2 million under a loan agreement with Bank of America, N.A. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On March 14, 2006, we acquired two three-story office buildings containing approximately 227,000 combined rentable square feet (unaudited) located on approximately 12.1 acres (unaudited) of land in Houston, Texas ("10777 Clay Road"). The purchase price of 10777 Clay Road was approximately $26.3 million, including closing costs. We used borrowings of $16.3 million under a loan agreement with JP Morgan Chase Bank, N.A. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

6.     Investments in Tenant-in-Common Interests

        The following is a summary of TIC interest investments as of March 31, 2006 (in thousands):

Property Name	Date Acquired	TIC Interest	Carrying Value of Investment	Mortgages Payable(1)
Minnesota Center	10/15/03	14.467600%	$5,564	$4,224
Enclave on the Lake	04/12/04	36.312760%	9,620	7,080
St. Louis Place	06/30/04	35.709251%	11,396	7,005
Colorado Building	08/10/04	79.475200%	37,637	22,253
Travis Tower	10/01/04	60.430229%	33,446	22,386
Pratt Building	12/17/04	50.679950%	29,262	18,752
Alamo Plaza	02/24/05	30.583629%	13,224	9,634

Total			$140,149	$91,334

(1)
Each of the TIC investors, including us, is a borrower under these mortgage agreements. This amount represents the mortgage payable for our investment interest only.

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        Our undivided TIC interest investments as of March 31, 2006 and December 31, 2005 consisted of our proportionate share of the combined assets and liabilities of our TIC properties as follows (in thousands):

	March 31, 2006	December 31, 2005
Land	$40,079	$40,079
Buildings, net	203,000	203,487
Lease intangibles, net	40,185	42,562
Cash and cash equivalents	1,844	2,007
Restricted cash	22,055	22,810
Accounts receivable and other assets	4,175	3,558

Total assets	$311,338	$314,503

Acquired below market lease intangibles, net	$3,957	$4,260
Other liabilities	6,836	6,680

Total liabilities	10,793	10,940
Equity	300,545	303,563

Total liabilities and equity	$311,338	$314,503

        In the three months ended March 31, 2006, we recorded approximately $1.1 million of equity in earnings and approximately $2.3 million of distributions from our undivided TIC interest investments. In the three months ended March 31, 2005, we recorded approximately $0.9 million of equity in earnings and approximately $2.3 million of distributions from our undivided TIC interest investments. Our equity in earnings from these TIC investments is our proportionate share of the combined earnings of our TIC interest properties for the three months ended March 31, 2006 and 2005 as follows (in thousands):

	March 31, 2006	March 31, 2005
Revenue	$11,608	$10,015
Operating expenses:
Operating expenses	3,189	2,453
Property taxes	1,491	1,326

Total operating expenses	4,680	3,779

Operating income	6,928	6,236

Non-operating (income) expenses:
Depreciation and amortization	4,688	4,042
(Interest income)/bank fees, net	(70)	(20)

Total non-operating (income) expenses	4,618	4,022
Net income	$2,310	$2,214

Company's share of net income	$1,061	$940

Company's share of distributions	$2,317	$2,349

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7.     Mortgages Payable

        The following table sets forth our mortgages payable on wholly-owned properties and our TIC interests in properties at March 31, 2006 and December 31, 2005 (in thousands):

	Balance (in thousands)
Description	March 31, 2006	December 31, 2005	Fixed Interest Rate	Maturity Date
Minnesota Center(1)	$4,224	$4,237	6.181%	11/1/2010
Enclave(1)	7,080	7,107	5.450%	5/1/2011
St. Louis Place(1)	7,005	7,028	6.078%	7/1/2011
Colorado Property(1)	22,253	22,253	6.075%	9/6/2014
Travis Tower(1)	22,386	22,444	5.434%	10/1/2014
Pratt(1)	18,752	18,752	5.285%	1/11/2015
Ashford	35,400	35,400	5.020%	2/1/2012
Alamo(1)	9,634	9,634	5.395%	3/11/2015
Utah Avenue	20,000	20,000	5.540%	6/15/2015
Downtown Plaza	12,650	12,650	5.367%	7/1/2015
Lawson Commons	58,300	58,300	5.528%	8/1/2015
Waterview(2)	26,750	26,750	5.077%	8/1/2015
Southwest Center(2)	15,375	15,375	5.077%	8/1/2015
Gateway 23(2)	13,000	13,000	5.077%	8/1/2015
Gateway 22(2)	9,750	9,750	5.077%	8/1/2015
Gateway 12(2)	5,875	5,875	5.077%	8/1/2015
Buena Vista Plaza	22,000	22,000	5.324%	8/1/2015
One Financial Plaza	43,000	43,000	5.141%	8/11/2015
Woodcrest Center	50,400	—	5.086%	1/11/2016
Riverview Tower	30,250	—	5.485%	2/11/2016
Burnett Plaza	114,200	—	5.016%	4/1/2015
10777 Clay Road	16,300		5.845%	4/1/2016

	$564,584	$353,555

        The named building is held as collateral for the associated loan. As of March 31, 2006 we are in compliance with each of the debt covenants under our loan agreements.

(1)
Each TIC interest holder is a borrower under this loan agreement. The remaining TIC interest holders acquired their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. The amounts shown in the table represent the remaining principal outstanding for our TIC interest. Certain obligations under the loan are guaranteed by Robert M. Behringer and Behringer Harvard Holdings.

(2)
These properties are associated with the Western Office Portfolio Loan.

        On December 30, 2004, we entered into a Revolving Credit Agreement with Bank of America, N.A. for up to $12 million of available borrowings (the "Revolver"). The Revolver has a two-year term with the option to extend for one additional year. The Cyprus Building, which we acquired on December 16, 2004, is subject to a deed of trust to secure payment of the Revolver. We can borrow, repay and reborrow again up to the available borrowing limit. The Revolver allows us to elect, for each advance of funds, an interest rate per annum of the prime rate or an interest rate based on the London Interbank Offered Rate, or a combination of each. As of March 31, 2006, we had no outstanding borrowings under the Revolver.

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8.     Stockholders' Equity

  Capitalization

        As of March 31, 2006, we had accepted subscriptions for 76,764,629 shares of our common stock, including 22,000 shares owned by Behringer Harvard Holdings. As of March 31, 2006, we had no shares of preferred stock issued and outstanding. As of such date, we had 25,500 stock options outstanding at a weighted average exercise price of $9.20, as adjusted for the 10% stock dividend issued October 1, 2005. As of March 31, 2006, 682,670 warrants from the Initial Offering had been issued for the benefit of participating individual broker-dealers. At March 31, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding, giving affect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. We sold 1,000 shares of our convertible stock to Behringer Advisors for $1,000 on March 22, 2006. Pursuant to its terms, the convertible stock is convertible into shares of our common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by stockholders and a 9% cumulative, non-compounded, annual return on this capital. The earnings per share for the three months ended March 31, 2005 reflect the retroactive effect of the 10% stock dividend issued October 1, 2005.

  Share Redemption Program

        Our board of directors has authorized a share redemption program for investors who hold their shares for more than one year. The purchase price for the redeemed shares is set forth in the prospectus for our Current Offering of common stock, as supplemented from time to time. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the program, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to proceeds of our DRIP plus 1% of operating cash flow for the previous fiscal year. As of March 31, 2006, we have redeemed approximately 248,000 shares for approximately $2.3 million.

  Incentive Award Plan

        Our shareholders have approved and adopted the 2005 Incentive Award Plan, which allows for equity-based incentive awards to be granted to our directors and consultants and employees, directors and consultants of our subsidiaries. The 2005 Incentive Award Plan replaced the Non-Employee Director Stock Option Plan, the Non-Employee Director Warrant Plan and the 2002 Employee Stock Option Plan, each of which was terminated upon the approval of the 2005 Incentive Award Plan. As of March 31, 2006, we had issued to the independent members of the Board of Directors options to purchase 25,500 shares of our common stock at a weighted average price of $9.20 per share, as adjusted for the 10% stock dividend issued October 1, 2005. All of these options were anti-dilutive for the three months ended March 31, 2006 and 2005.

  Distributions

        We initiated the payment of monthly distributions in November 2003 in the amount of a 7% annualized rate of return, based on an investment in our common stock of $10.00 per share and calculated on a daily record basis of $0.0019178 per share. Pursuant to our DRIP, stockholders may elect to reinvest any cash distribution in additional shares of common stock. For the three months ended March 31, 2006, approximately $0.1 million of distributions declared were recorded as a reduction to minority interest in connection with the Behringer OP I limited partnership units. We record all distributions when declared, except that the stock issued through the DRIP is recorded when the shares are actually issued.

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        The following are the distributions declared during the three months ended March 31, 2006 and 2005 (in thousands):

1st Quarter	Total	Cash	DRIP
2006	$12,461	$6,201	$6,260
2005	$2,730	$1,472	$1,258

9.     Related Party Arrangements

        Certain of our affiliates received fees and compensation in connection with the Initial Offering, the Current Offering and in connection with the acquisition, management and sale of our assets. The following is a summary of the related party fees and compensation we incurred during the three months ended March 31, 2006 and 2005 (in thousands):

for the three months ended March 31, 2006	Total incurred	Total reduction of additional paid-in capital	Total capitalized to investments in tenant-in-common interests	Total capitalized to deferred financing fees	Total capitalized to real estate	Total expensed
Behringer Securities, commissions and dealer manager fees	$7,463	$7,463	$—	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	1,678	1,678	—	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	8,018	—	—	—	8,018	—
HPT Management, property management and leasing fees	662	—	—	—	—	662
Behringer Advisors, debt financing fee	2,112	—	—	2,112	—	—

Total	$19,933	$9,141	$—	$2,112	$8,018	$662

for the three months ended March 31, 2005	Total incurred	Total reduction of additional paid-in capital	Total capitalized to investments in tenant-in-common interests	Total capitalized to deferred financing fees	Total capitalized to real estate	Total expensed
Behringer Securities, commissions and dealer manager fees	$4,794	$4,794	$—	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	1,220	1,220	—	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	2,005	—	384	—	1,621	—
HPT Management, property management and leasing fees	179	—	—	—	—	179
Behringer Advisors, asset management fee	175	—	—	—	—	175
Behringer Advisors, debt financing fee	450	—	—	450	—	—

Total	$8,823	$6,014	$384	$450	$1,621	$354

        Behringer Securities LP ("Behringer Securities"), our affiliated dealer manager for the Offerings, receives commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In connection with the Initial Offering, up to 2.5% of gross proceeds before reallowance to participating broker-dealers were paid to Behringer Securities as a dealer manager fee; except that this dealer manager fee was reduced to 1% of the gross proceeds of purchases made pursuant to our DRIP. In connection with the Current Offering, up to 2% of gross proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee; except that no dealer manager fee is paid on

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purchases made pursuant to our DRIP. Behringer Securities reallows all of its commissions to participating broker-dealers and reallows a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees and due diligence expense reimbursement. In the three months ended March 31, 2006, Behringer Securities' commissions and dealer manager fees totaled approximately $5.8 million and approximately $1.7 million, respectively, and were recorded as a reduction of additional paid-in capital. In the three months ended March 31, 2005, Behringer Securities' commissions and dealer manager fees totaled approximately $3.6 million and approximately $1.2 million, respectively, and were recorded as a reduction of additional paid-in capital.

        Behringer Advisors, our affiliated advisor, or its affiliates, received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering. Reimbursement of organization and offering expenses incurred in connection with the Current Offering are made at the rate of 2% of gross offering proceeds; except that no organization and offering expenses are reimbursed with respect to purchases made pursuant to our DRIP. As of March 31, 2006, approximately $14.6 million of organization and offering expenses had been incurred by Behringer Advisors on our behalf. As of March 31, 2006, organization and offering expenses reimbursable by us totaled $14.8 million. Reimbursements by us as of March 31, 2006 exceeded payments made by Behringer Advisors by approximately $0.2 million. The $0.2 million overfunding is included in "Payables to affiliates" on our balance sheet as of March 31, 2006. Of the approximately $14.8 million of organization and offering expenses to be reimbursed by us through March 31, 2006, approximately $14.6 million had been recorded as a reduction of additional paid-in capital and approximately $0.2 million had been expensed as organizational costs. For the three months ended March 31, 2006, $1.7 million of organization and offering expenses were to be reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. For the three months ended March 31, 2005, approximately $1.2 million of organization and offering expenses were reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. Behringer Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities in offering.

        In connection with the Initial Offering and for acquisitions made prior to February 11, 2005, Behringer Advisors or their affiliates also received acquisition and advisory fees of up to 3% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3% of the funds advanced for the purchase or making of a mortgage loan. In connection with the Current Offering, Behringer Advisors or its affiliates receive acquisition and advisory fees of up to 2.5% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity. Behringer Advisors or their affiliates also received up to 0.5% of the contract purchase price of the real estate assets we acquired or, with respect to the making or purchase of a mortgage loan up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments. Behringer Advisors earned approximately $8 million and $2 million in acquisition and advisory fees for the investments we acquired for the three months ended March 31, 2006 and 2005, respectively. We capitalized these fees as part of our real estate or investments in TIC interests.

        We have paid and expect to pay in the future HPT Management Services LP ("HPT Management"), our affiliated property manager, fees for the management and leasing of our properties, which may be subcontracted to unaffiliated third parties. Such fees are expected to equal 3% of gross revenues of the respective property, plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property. In the event that we contract directly with a non-affiliated third party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. We incurred and expensed fees of approximately $0.7

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million and $0.2 million in the three months ended March 31, 2006 and 2005, respectively, for the services provided by HPT Management in connection with our real estate and TIC investments.

        In connection with the Initial Offering, we have paid Behringer Advisors an annual advisor asset management fee of 0.5% of aggregate asset value for periods prior to March 2005. Any portion of the asset management fee may be deferred and paid in a subsequent year. In connection with the Current Offering, depending on the nature of the asset at the time the fee is incurred, we pay Behringer Advisors an annual asset management fee of either (1) 0.6% of aggregate asset value for operating assets or (2) 0.6% of total contract purchase price plus budget improvement costs for development or redevelopment assets (each fee payable monthly in an amount equal to one-twelfth of 0.6% of such total amount as of the date it is determinable). For the three months ended March 31, 2006, such fees were waived by Behringer Advisors. In the three months ended March 31, 2005, we incurred and expensed approximately $0.2 million of advisor asset management fees.

        We pay Behringer Advisors or their affiliates a debt financing fee equal to 1% of the amount available under any debt made available to us. We incurred approximately $2.1 million and $0.5 million of such debt financing fees for the three months ended March 31, 2006 and 2005, respectively.

        Behringer Advisors or their affiliates is also paid fees if the advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we will pay the advisor an amount not exceeding the lesser of: (A) one-half of the brokerage commission paid, or (B) 3% of the sales price of each property sold, provided that such fee will be subordinated to distributions to investors from sales proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions plus (2) a 9% annual, cumulative, non-compounded return on their capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return of their net capital contributions and a 9% annual, cumulative, non-compounded return, then Behringer Advisors is entitled to 15% of remaining net sales proceeds. Subordinated participation in net sales proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied. The subordinated participation in net sales proceeds will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

        Upon listing of our common stock on a national securities exchange or inclusion for quotation on the Nasdaq National Market System, a listing fee will be paid to Behringer Advisors equal to 15% of the amount by which the market value of our outstanding stock plus distributions we paid prior to listing exceeds the sum of (1) the total amount of capital raised from investors and (2) a 9% annual, cumulative, non-compounded return to investors on their capital contributions. The subordinated listing fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock. Upon termination of the Advisory Agreement with Behringer Advisors, a performance fee will be paid to Behringer Advisors of 15% of the amount by which our appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9% annual, cumulative, non-compounded return on the capital contributed by investors. Persons independent of us and independent of our advisor will perform such appraisal of our asset value. No performance fee will be paid if we have already paid or become obligated to pay Behringer Advisors a listing fee. The subordinated performance fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

        We will reimburse Behringer Advisors for all expenses it pays or incurs in connection with the services it provides to us, subject to the limitation that we will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of: (1) 2% of our average invested assets, or (2)

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25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.

        At March 31, 2006, we had receivables from affiliates of approximately $1.1 million. This balance consists primarily of the asset management fees waived by Behringer Advisors, partially offset by organization and offering expenses payable to Behringer Advisors. At March 31, 2006, we had a payable to affiliates of approximately $1 million. This balance consists primarily of commissions payable to Behringer Securities and property management fees due to HPT Management.

        We are dependent on Behringer Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

10.   Commitments and Contingencies

        On August 13, 2004, we entered into an Extended Rate Lock Agreement with Bear Stearns Commercial Mortgage, Inc. ("Bear Stearns") to lock a base interest rate of 5.11% for $60 million in future borrowings ("Stearns Rate Lock No. 2"). On January 5, 2006, we entered into an Extended Rate Lock Agreement with Bear Stearns to lock a base interest rate of 4.8895% for $100 million in future borrowings ("Stearns Rate Lock No. 4"). As of March 31, 2006, deposits under Stearns Rate Lock No. 2 and No. 4 were $0.7 million and $2 million, respectively, and are recorded as "Loan deposits" on our balance sheet.

        As of March 31, 2006, we have closed loans using $33 million under Stearns Rate Lock No. 2. The remaining $27 million of available borrowings under Stearns Rate Lock No. 2 and $57 million of Stearns Rate Lock No. 4 was used in our April 19, 2006 acquisition of Paces West.

        On December 28, 2005, we entered into an Extended Rate Lock Agreement (the "JPMorgan Rate Lock No. 1") with JPMorgan Chase Bank ("JPMorgan") to lock a base interest rate of 4.937% for up to $75 million in future borrowings. As of March 31, 2006, deposits under the JPMorgan Rate Lock No. 1 totaled $1.5 million and are recorded as "Loan deposits" on our balance sheet. As of March 31, 2006, no loans had been closed under the JPMorgan Rate Lock No. 1.

        On March 16, 2006, we entered into an Extended Rate Lock Agreement (the "JPMorgan Rate Lock No. 2") with JPMorgan to lock a base interest rate of 5.1745% for up to $50 million in future borrowings. As of March 31, 2006, deposits under the JPMorgan Rate Lock No. 2 totaled $1 million and are recorded as "Loan deposits" on our balance sheet. As of March 31, 2006, no loans had been closed under the JPMorgan Rate Lock No. 2.

        At March 31, 2006, these locked base interest rates were lower than the available base market interest rate of 5.389%, based on 10-year treasury rates and the 10-year swap spread.

11.   Subsequent Events

        On April 17, 2006, we entered into a Stock Purchase Agreement in order to acquire a 35-story office building and adjacent fitness center containing approximately 1,184,000 combined rentable square feet (unaudited) located on approximately 2.9 acres (unaudited) of land in Chicago, Illinois ("Riverside Plaza"). The total contract purchase price for Riverside Plaza is $277.5 million, excluding closing costs.

        On April 19, 2006, we acquired a 14-story and a 17-story office building containing approximately 646,000 combined rentable square feet (unaudited) located on approximately 9.2 acres (unaudited) of land in Atlanta, Georgia ("Paces West"). The total contract purchase price of Paces West, exclusive of closing costs and initial escrows, was approximately $114.1 million. We used borrowing of $84 million under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

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12.   Recently Announced Accounting Pronouncements

        We adopted SFAS No. 123R, "Share-Based Payment," a revision to SFAS No. 123 "Accounting for Stock-Based Compensation" on January 1, 2006. The Statement supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

        We adopted SFAS No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and SFAS No. 3, on January 1, 2006. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

        In April 2006, the FASB issued FASB Staff Position ("FSP") FIN 46R-6, "Determining the Variability to be Considered in Applying FASB Interpretation No. 46R," that will become effective beginning the third quarter of 2006. FIN 46R-6 clarifies that the variability to be considered in applying FIN 46R shall be based on an analysis of the design of the variable interest entity. The adoption of this FSP is not expected to have a material effect on our financial condition, results of operations, or liquidity.

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Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations.

        The following discussion and analysis should be read in conjunction with the accompanying financial statements and the notes thereto:

Forward-Looking Statements

        This section contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

        Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution investors not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this Report on Form 10-Q. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in the Form 10-Q include changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. The forward-looking statements should be read in light of the risk factors identified in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

        The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements and the notes thereto.

  Critical Accounting Policies and Estimates

        Management's discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates, including investment impairment. These estimates are based on management's historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. Our most sensitive estimates involve the allocation of the purchase price of acquired properties and evaluating our real-estate related investments for impairment.

  Investments in Tenant-in-Common Interests

        The "Investments in tenant-in-common interests" on our balance sheet consists of our undivided TIC interests in various office buildings. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in FIN No. 46R and do not meet the voting interest requirements required for consolidation under SOP 78-9, as amended by EITF 04-5.

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received.

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  Investment Impairments

        For our wholly-owned properties, we monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges for the three months ended March 31, 2006 or 2005.

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

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Overview

        We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 TIC interests, or in entities that make investments similar to the foregoing. We operate as a REIT for federal and state income tax purposes.

        As of March 31, 2006, we owned a portfolio of 24 properties located in California, Colorado, Georgia, Maryland, Minnesota, Missouri, New Jersey, Oregon, Tennessee, Texas, and Washington, D.C.

        On February 11, 2005, our Current Offering of common stock was declared effective for up to 80,000,000 shares of common stock at $10.00 per share and the issuance of up to 16,000,000 shares of common stock at $9.50 per share that may be distributed pursuant to our DRIP.

        On April 7, 2006, we filed a Registration Statement on Form S-11 under the Securities Act in connection with the Third Offering. The Registration Statement relating to the Third Offering covers 100,000,000 shares of our common stock plus an additional 22,000,000 shares of common stock available pursuant to our DRIP.

Results of Operations

        At March 31, 2006, we had 17 wholly-owned properties and had TIC interests in seven properties. At March 31, 2005, we had two wholly-owned properties and had TIC interests in seven properties. Accordingly, our results of operations for the three months ended March 31, 2006, as compared to the three months ended March 31, 2005, reflect significant increases in most categories.

Three months ended March 31, 2006 as compared to three months ended March 31, 2005

        Revenue.    Rental revenue was from our wholly-owned properties and was approximately $22.6 million for the three months ended March 31, 2006 as compared to approximately $2.1 million for the three months ended March 31, 2005. The increase in rental revenue is primarily due to our increased number of wholly-owned real estate properties. We expect increases in rental revenue in the future as we purchase additional real estate properties. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Property Operating Expense.    Property operating expense for the three months ended March 31, 2006 was approximately $4.5 million as compared to approximately $0.3 million for the three months ended March 31, 2005 and was comprised of property operating expense from our wholly-owned properties. The increase in property operating expense is primarily due to our increased number of wholly-owned real estate properties. We expect increases in property operating expense in the future as we purchase additional real estate properties. Under the accounting policies described above, property operating expense of properties in which we own a TIC interest are not recorded as property operating expense to us.

        Interest Expense.    Interest expense for the three months ended March 31, 2006 and 2005 was approximately $6.7 million and $1.7 million, respectively, and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our real estate and TIC interest investments. We expect increases in interest expense in the future as we purchase and invest in additional real estate properties.

        Rate Lock Extension Expense.    There was no rate lock extension expense for the three months ended March 31, 2006. Rate lock extension expense for the three months ended March 31, 2005 was approximately $0.5 million. Although we may continue to enter into additional interest rate lock agreements, we do not expect to incur rate lock extension fee expense in the future.

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        Real Estate Taxes.    Real estate taxes for the three months ended March 31, 2006 were approximately $2.9 million as compared to approximately $0.3 million for the three months ended March 31, 2005 and were comprised of real estate taxes from each of our wholly-owned properties. The increase in real estate taxes is primarily due to our increased number of wholly-owned real estate properties. We expect increases in real estate taxes in the future as we purchase additional real estate properties. Under the accounting policies described above, real estate taxes of properties in which we own a TIC interest are not recorded as real estate taxes to us.

        Property Management Fees.    Property management fees for the three months ended March 31, 2006 were approximately $0.8 million as compared to approximately $0.2 million for the three months ended March 31, 2005, and were comprised of property management fees related to our wholly-owned real estate property and TIC interest investments. We expect increases in property management fees in the future as we invest in additional real estate properties.

        Asset Management Fees.    Asset management fees were waived by Behringer Advisors for the three ended March 31, 2006 as compared to approximately $0.2 million of expense for the three months ended March 31, 2005 and were comprised of asset management fees associated with our wholly-owned properties and TIC interest investments.

        General and Administrative Expense.    General and administrative expense for the three months ended March 31, 2006 was approximately $0.4 million as compared to approximately $0.3 million for the three months ended March 31, 2005 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, auditing fees, legal fees and other administrative expenses. The increased amount in 2006 was due to increased corporate activity in the current fiscal year.

        Depreciation and Amortization Expense.    Depreciation and amortization expense for the three months ended March 31, 2006 was approximately $10.1 million as compared to $1.6 million for the three months ended March 31, 2005 and was comprised of depreciation and amortization expense from each of our wholly-owned properties. We expect increases in depreciation and amortization expense in the future as we purchase additional real estate properties. Under the accounting policies described above, depreciation and amortization expense of properties in which we own a TIC interest are not recorded as depreciation and amortization expense to us.

        Interest Income.    Interest income for the year ended March 31, 2006 was approximately $1 million and was comprised of interest income associated with funds on deposits with banks. During the year ended March 31, 2005, we earned approximately $0.1 million in interest income, a significantly lower amount than in 2006 due to the lower cash balances on deposit with banks.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the three months ended March 31, 2006 was approximately $1.1 million and was comprised of our share of equity in the earnings of our TIC interest investments. During the three months ended March 31, 2005, our equity in earnings of investments in TIC interests of approximately $0.9 million.

Cash Flow Analysis

        As of March 31, 2006, we had 17 wholly-owned real estate properties and had TIC interest investments in seven real estate properties. As of March 31, 2005, we had two wholly-owned real estate properties and had TIC interest investments in seven real estate properties. As a result, our cash flows for the three months ended March 31, 2006 reflect significant differences from the cash flows for the three months ended March 31, 2005.

        Cash flows provided by operating activities for the three months ended March 31, 2006 were approximately $4.5 million and were primarily comprised of the net loss of approximately $0.6 million, adjusted for depreciation and amortization expense of approximately $9.4 million, and changes in working capital accounts of approximately $4.3 million. During the three months ended March 31, 2005, cash flows used in operating activities were approximately $0.5 million due to fewer real estate investments and less corporate activity.

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        Cash flows used in investing activities for the three months ended March 31, 2006 were approximately $162.4 million and were primarily comprised of the purchases of Woodcrest Center, Burnett Plaza and 10777 Clay Road totaling approximately $160.2 million. During the three months ended March 31, 2005, cash flows used in investing activities were approximately $60.9 million, which primarily consisted of purchases of Ashford Perimeter and a TIC interest in Alamo Plaza.

        Cash flows provided by financing activities for the three months ended March 31, 2006 were approximately $160.7 million and were comprised primarily of funds received from the issuance of stock, net of redemptions and offering costs of approximately $72.7 million, and proceeds from mortgages payable, net of mortgage payments of approximately $96.8 million, partially offset by distributions of approximately $5.8 million. During the three months ended March 31, 2005, cash flows provided by financing activities were approximately $88.2 million and were comprised primarily of funds received from issuance of stock and proceeds from the mortgage notes associated with our TIC interest investments.

Liquidity and Capital Resources

        Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property acquisitions and mortgage loan investments are expected to be met from operations, and cash needs for property acquisitions are expected to be met from the net proceeds of the Current Offering and other offerings of our securities. However, there may be a delay between the sale of our shares and our purchase of properties or mortgage loan investments and receipt of income from such purchase, which could result in a delay in the benefits to our stockholders of returns generated from our operations. During this period, we may decide to temporarily invest any unused proceeds from the Current Offering in investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

        The amount of distributions to be distributed to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Until proceeds from our offerings are fully invested and generating operating cash flow sufficient to fund distributions made to stockholders, we have and may continue to pay all or a substantial portion of our distributions from the proceeds of such offerings or from borrowings in anticipation of future cash flow.

        As a result of the increasing demand on the part of institutional and global investors for institutional quality real estate located in major U.S. markets, we believe that prices paid to acquire institutional quality real estate have increased since we began accumulating our real estate portfolio. This increase in the cost of acquired real estate results in downward pressure on current yields from such assets, which would be expected to create downward pressure on the rate of current distributions we are able to make. We expect this trend to continue throughout 2006. Rather than compromise the quality of our real estate portfolio we intend to maintain our objective of building a portfolio of high quality institutional real estate. Although this strategy may result in delays in locating suitable investments, higher acquisition prices and lower returns in the short-term, we believe our portfolio's overall long-term performance will be enhanced. Our board of directors has and will continue to evaluate our distributions on at least a quarterly basis and depending on investment trends at the time, it may consider lowering our distribution rate for subsequent periods.

        We borrowed approximately $50.4 million (the "Woodcrest Loan") under a loan agreement (the "Woodcrest Loan Agreement") with Citigroup Global Markets Realty Corp. to pay a portion of our purchase price of Woodcrest Center. The interest rate under the Woodcrest Loan is fixed at 5.08585% per annum and requires monthly payments of interest only through January 2011, with monthly payments of approximately $0.3 million required beginning February 2011 and continuing to January 2016, the maturity date. Woodcrest Center is held as collateral for the Woodcrest Loan. The Woodcrest Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. As of March 31, 2006, our outstanding principal balance under the Woodcrest Loan was approximately $50.4 million.

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        We borrowed approximately $30.3 million (the "Riverview Loan") under a loan agreement (the "Riverview Loan Agreement") with Citigroup Global Markets Realty Corp. in February 2006. The interest rate under the Riverview Loan is fixed at 5.485% per annum and requires monthly payments of interest only through February 2011, with monthly payments of approximately $0.2 million required beginning March 2011 and continuing to February 2016, the maturity date. Riverview Tower, which we acquired on October 5, 2005, is held as collateral for the Riverview Loan. The Riverview Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. As of March 31, 2006, our outstanding principal balance under the Riverview Loan was approximately $30.3 million.

        We assumed borrowings of approximately $114.2 million (the "Burnett Loan") under a loan agreement (the "Burnett Loan Agreement") with Bank of America, N.A. to pay a portion of our purchase price of Burnett Plaza. The interest rate under the Burnett Loan is fixed at 5.0163% per annum and requires monthly payments of interest only through April 2008, with monthly payments of approximately $0.6 million required beginning May 2008 and continuing to April 1, 2015, the maturity date. Burnett Plaza is held as collateral for the Burnett Loan. Prepayment, in whole (or in part) is not permitted under the Burnett Loan Agreement. As of March 31, 2006, our outstanding principal balance under the Burnett Loan was approximately $114.2 million.

        We borrowed approximately $16.3 million (the "10777 Clay Road Loan") under a loan agreement (the "10777 Clay Road Loan Agreement") with JP Morgan Chase Bank, N.A to pay a portion of our purchase price of 10777 Clay Road. The interest rate under the 10777 Clay Road Loan is fixed at 5.845% per annum and requires monthly payments of interest only through April 2011, with monthly payments of approximately $0.1 million required beginning May 2011 and continuing to April 2016, the maturity date. 10777 Clay Road Tower is held as collateral for the 10777 Clay Road Loan. The 10777 Clay Road Loan Agreement allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least thirty days prior written notice is given. As of March 31, 2006, our outstanding principal balance under the 10777 Clay Road Loan was approximately $16.3 million.

        We were in compliance with all material financial covenants and restrictions of our loan agreements at March 31, 2006.

        We expect to meet our future short-term operating liquidity requirements through net cash provided by our current property operations and the operations of properties to be acquired in the future. Management also expects that our properties will generate sufficient cash flow to cover operating expenses plus pay a monthly distribution. Currently, a portion of the distributions are paid from cash provided by operations and sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets.

Funds from Operations

        Funds from operations ("FFO") is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities. Factors that impact

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FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our calculation of FFO for the three months ended March 31, 2006 and 2005 is presented below (in thousands):

	Three Months Ended
	March 31, 2006	March 31, 2005
Net loss	$(585)	$(1,884)
Preferred stock dividends	—	—

Net loss allocable to common stock	(585)	(1,884)
Real estate depreciation(1)	5,815	1,380
Real estate amortization(1)	5,736	2,107

Funds from operations (FFO)	$10,966	$1,603

Historical weighted average shares (2)	71,707	15,753
10% stock dividend retroactive adjustment	—	1,575

GAAP weighted average shares	71,707	17,328

(1)
This represents our proportionate share of the depreciation and amortization expenses of the properties we wholly own and those in which we own TIC interests. The expenses of the TIC interests are reflected in our equity in earnings from these TIC investments.

(2)
On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders of record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with SFAS 128, "Earnings per Share," we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for the periods presented in our financial statements. The historical weighted average shares above are shown without the retroactive adjustment.

        During the three months ended March 31, 2006, we declared and paid distributions in excess of FFO and expect to continue to do so in the near-term. Over the long-term, we expect that a greater percentage of our distributions will be from FFO (except to the extent of distributions from the sale of our assets). However, given the uncertainty arising from numerous factors, including both the raising and placing of capital in the current real estate environment, ultimate FFO performance cannot be predicted with certainty. For example, if we are not able to timely invest net proceeds of our offering at favorable yields, future distributions declared and paid may continue to exceed FFO.

Contractual Obligations

        The following table summarizes our contractual obligations as of March 31, 2006 (in thousands):

Mortgages Payable	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Principal	$564,584	$667	$4,182	$12,907	$546,828
Interest	264,413	30,419	60,488	59,684	113,822

Total	$828,997	$31,086	$64,670	$72,591	$660,650

Inflation

        The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. The majority of our leases contain inflation protection provisions applicable to

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reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Item 3.    Quantitative and Qualitative Disclosures About Market Risk.

        We are exposed to interest rate changes primarily as a result of long-term debt used to acquire properties. Our management's objectives with regard to interest rate risk are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we may borrow at fixed rates or variable rates with the lowest margins available and in some cases, the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

        We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

Item 4.    Controls and Procedures.

        As required by Rule 13a-15(b) and Rule 15d-15(b) under the Securities Exchange Act of 1934 (the "Exchange Act"), our management, including our Chief Executive Officer and Chief Financial Officer, evaluated, as of March 31, 2006, the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e) and Rule 15d-15(e). Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures, as of March 31, 2006, were effective for the purpose of ensuring that information required to be disclosed by us in this report is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Exchange Act and is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures.

        We believe, however, that a controls system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the controls systems are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud or error, if any, within a company have been detected.

        During the three months ended March 31, 2006, we have implemented a new accounting and property management system throughout our operations. This software change affected all aspects of our accounting and financial systems and has resulted in a significant change to our internal controls. While we believe these changes have improved and strengthened our overall system of internal control, there are inherent risks associated with implementing software changes. We have modified our system of internal control over financial reporting in order to address the impact of these software changes, and believe that our controls, as modified, continue to be designed appropriately and operate effectively.

        There have been no other changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Securities Exchange Act of 1934) that occurred during the three months ended March 31, 2006 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II
OTHER INFORMATION

Item 1.    Legal Proceedings.

        We are not party to, and none of our properties are subject to, any material pending legal proceedings.

Item 1A.    Risk Factors.

        There have been no material changes from the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2005.

29

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds.

Share Redemption Program

        In conjunction with the Current Offering, our board of directors has authorized a share redemption program for investors who hold their shares for more than one year. The purchase price for the redeemed shares is set forth in the prospectus for our Current Offering of common stock, as supplemented from time to time. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the plan, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to proceeds of our DRIP plus 1% of operating cash flow for the previous fiscal year. During the quarter ended March 31, 2006, we redeemed shares as follows (in thousands):

	Total Number of Shares Redeemed	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs
January 2006	—	$—	—	(1)
February 2006	65,420	$8.60	65,420	(1)
March 2006	—	$—	—	(1)

(1)
A description of the maximum number of shares that may be purchased under our redemption program is included in the narrative preceding this table.

Unregistered Sales of Equity Securities

        On March 22, 2006, we sold 1,000 shares of our convertible stock to Behringer Advisors for $1,000. Pursuant to its terms, the convertible stock is convertible into shares of our common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by stockholders and a 9% cumulative, non-compounded, annual return on this capital. These shares were not registered under the Securities Act and were issued in reliance on Rule 4(2) of the Securities Act.

Item 3.    Defaults upon Senior Securities.

        None.

Item 4.    Submission of Matters to a Vote of Security Holders.

        No matters were submitted to a vote of security holders during the first quarter of 2006.

Item 5.    Other Information.

        None.

Item 6.    Exhibits.

Exhibit Number	Description
3.1	Articles Supplementary to Sixth Articles of Amendment and Restatement (previously filed and incorporated by reference to Form 8-K filed on March 24, 2006)
3.2	Amendment to the Amended and Restated Bylaws (previously filed and incorporated by reference to Form 8-K filed on February 22, 2006)
31.1	Rule 13a-14(a) or Rule 15d-14(a) Certification of Principal Executive Officer
31.2	Rule 13a-14(a) or Rule 15d-14(a) Certification of Principal Financial Officer
32.1*	Section 1350 Certifications of Principal Executive and Financial Officers

* In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certification will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

30

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.
Dated: May 15, 2006
	By:	/s/ GARY S. BRESKY Gary S. Bresky Chief Financial Officer (Principal Financial Officer)

31

SUPPLEMENT NO. 2
DATED JUNE 30, 2006
TO THE PROSPECTUS DATED MARCH 31, 2006
OF BEHRINGER HARVARD REIT I, INC.

        This document supplements, and should be read in conjunction with, the prospectus of Behringer Harvard REIT I, Inc. dated March 31, 2006, as supplemented by Supplement No. 1 dated June 15, 2006. This supplement updates, modifies or supersedes certain information contained in the prospectus section entitled "Description of Real Estate Investments" as described below. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meaning as set forth in the prospectus.

        The purpose of this supplement is to describe the following:

  (1)
  the declaration of distributions by our board;

  (2)
  our acquisition of the Paces West property located in Atlanta, Georgia;

  (3)
  our acquisition of the Riverside Plaza property located in Chicago, Illinois; and

  (4)
  our acquisition of the Terrace property located in Austin, Texas and additional transactions in connection with this acquisition.

Distribution Policy

        The following information describes the declaration of distributions by our board and should be read in conjunction with the "Prospectus Summary—Distribution Policy" section on page 5 of our prospectus and the "Description of Shares—Distributions" section beginning on page 181 of our prospectus:

        On June 28, 2006, our board of directors declared distributions payable to the stockholders of record each business day of the period commencing July 1, 2006 and ending September 30, 2006. The declared distributions will equal a daily amount of $.0019178 per share of common stock, which is equivalent to an annual distribution rate of seven percent (7.0%) assuming the share was purchased for $10.00. Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

Description of Real Estate Investments

        The following information supplements the discussion contained in the prospectus under the heading "Description of Real Estate Investments," which begins on page 122 of the prospectus.

Paces West

        On April 19, 2006, we acquired a fee simple interest in two interconnected office buildings located in Atlanta, Georgia ("Paces West") through Behringer Harvard Paces West, LLC ("BH Paces West"), a wholly-owned subsidiary of Behringer Harvard OP. Paces West consists of a 14-story and a 17-story office building containing approximately 646,000 combined rentable square feet located on approximately 9.2 acres of land. The property also includes a six-story and a five-story parking garage. The total contract purchase price for Paces West, exclusive of closing costs and initial escrows, was approximately $114.1 million. The purchase price for the transaction was determined through negotiations between the Paces West seller, GA-Paces, L.L.C., an unaffiliated third party, and our advisor and its affiliates. BH Paces West borrowed $84 million under a loan agreement with Bear Stearns Commercial Mortgage, Inc. dated April 19, 2006 (the "Paces West Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        The interest rate under the loan is fixed at 5.4417% per annum. Initial monthly payments of interest only are required through May 2011, with monthly principal and interest payments of approximately $474,000 required beginning June 2011 and continuing to the maturity date, May 1, 2016. Prepayment, in whole or in part, is not permitted. At maturity, a balloon payment of approximately $78.5 million will be due. In addition, we have guaranteed payment of the debt under the Paces West Loan Agreement in the event that (1) BH Paces West files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the Paces West Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Paces West or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        Paces West, which was originally constructed in 1987 (Building One) and 1989 (Building Two), is approximately 82% leased, and its major tenants are: Piedmont Hospital, Inc; Docucorp International Inc.; and BT Americas, Inc.

        Piedmont Hospital Inc., an Atlanta-based hospital, leases approximately 97,000 square feet of Paces West for an annual rent of approximately $1.8 million under a lease that expires in April 2015 with a five-year renewal option available.

        Docucorp International, Inc., a software provider, leases approximately 95,000 square feet of Paces West for an annual rent of approximately $2.4 million under a lease that expires in December 2012 with two five- year renewal options available.

        BT Americas Inc., a subsidiary of the global telecom company BT Group, leases approximately 80,000 square feet of Paces West for an annual rent of approximately $1.6 million under a lease that expires in March 2014 with two five-year renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Paces West. Among other things, HPT Management has the authority to negotiate and enter into leases of Paces West on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

        We believe that Paces West is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Paces West over the next few years. There are at least five comparable properties located in the same submarket that might compete with Paces West.

2

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $920,000. The real estate taxes paid were calculated by multiplying Paces West's assessed value by a tax rate of 3.487%.

        The historical information relating to the occupancy of Paces West for 2001-2005 was not available from the seller.

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Paces West. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	4	20,843	$400,152	3.83%
2007	6	22,159	291,180	2.62%
2008	6	31,267	671,976	5.27%
2009	6	34,270	768,468	5.74%
2010	8	51,372	902,432	6.45%
2011	3	53,862	1,016,793	6.97%
2012	4	95,101	2,377,500	15.70%
2013	0	—	—	—
2014	3	79,949	1,576,512	9.94%
2015	2	112,916	$2,118,192	12.78%

Riverside Plaza

        On June 2, 2006, we acquired a fee simple interest in a 35-story office building and an adjacent 3-story fitness center containing approximately 1.2 million combined rentable square feet in Chicago, Illinois ("Riverside Plaza"). We acquired Riverside Plaza through our acquisition of all of the common stock of BCSP III Illinois Properties Business Trust, through Behringer Harvard South Riverside Holding Business Trust ("BH Riverside Trust"), a wholly-owned subsidiary of Behringer Harvard OP. The total contract price for Riverside Plaza, exclusive of closing costs and initial escrows, was approximately $277.5 million. The purchase price for the transaction was determined through negotiations between the Riverside Plaza seller, Beacon Capital Strategic Partners III, L.P., an unaffiliated third party, and our advisor and its affiliates. Behringer Harvard South Riverside, LLC ("BH Riverside, LLC"), a wholly-owned subsidiary of BH Riverside Trust, borrowed $202 million under a loan agreement with Greenwich Capital Financial Products, Inc. dated June 2, 2006 (the "Riverside Plaza Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

3

        The interest rate under the loan is fixed at 5.75% per annum until June 30, 2008, and fixed at 6.191% per annum for all periods thereafter. Initial monthly payments of interest only are required through June 6, 2011, with monthly principal and interest payments of approximately $1.2 million required beginning July 6, 2011 and continuing to the maturity date, June 6, 2016. Prepayment, in whole but not in part, is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. At maturity, a balloon payment of approximately $190.7 million will be due. In addition, we have guaranteed payment of the debt under the Riverside Plaza Loan Agreement in the event that (1) BH Riverside, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the Riverside Plaza Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Riverside, LLC or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        Riverside Plaza, which was originally constructed in 1971, is approximately 96% leased, and its major tenants are: Deutsche Investment Management Americas, Inc.; Fifth Third Bank; and Synovate, Inc.

        Deutsche Investment Management Americas, Inc., an international provider of commercial and investment banking, currently leases approximately 311,000 square feet of Riverside Plaza for an annual rent of approximately $3.7 million under a lease with approximately 209,000 square feet terminating in December 2006 with the remaining approximately 102,000 square feet expiring in December 2016, with a five-year renewal option available.

        Fifth Third Bank, a bank holding company, leases approximately 111,500 square feet of Riverside Plaza for an annual rent of approximately $2.1 million under a lease that expires in December 2016 with two five-year renewal options available.

        Synovate, Inc., a global communications specialist, leases approximately 86,000 square feet of Riverside Plaza for an annual rent of approximately $1.3 million under a lease that expires in April 2009 for approximately 9,000 square feet and a lease that expires in April 2019 for approximately 77,000 square feet. Each lease has two five-year renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Riverside Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of Riverside Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

        We believe that Riverside Plaza is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Riverside Plaza over the next few years. There are at least seven comparable properties located in the same submarket that might compete with Riverside Plaza.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated

4

to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $3,450,000. The real estate taxes paid were calculated by multiplying Riverside Plaza's assessed value by a tax rate of 6.28%.

        The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past five years ended December 31:

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	$11.67
2004	91%	$12.05
2003	80%	$13.99
2002	82%	$12.18
2001	91%	*

        *Information not available from Riverside Plaza seller.

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Riverside Plaza. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	6	360,412	$1,573,609	6.93%
2007	2	9,494	205,720	0.64%
2008	1	3,362	67,068	0.19%
2009	2	14,181	141,356	0.37%
2010	8	92,586	1,676,406	4.34%
2011	6	39,778	1,199,497	3.01%
2012	0	—	—	—
2013	2	47,784	955,613	2.17%
2014	6	101,157	1,940,206	4.26%
2015	2	27,779	$576,208	1.23%

5

The Terrace

        On June 21, 2006, we acquired a portfolio of four office buildings in an office park located in Austin, Texas (the "Terrace") through Behringer Harvard Terrace LP ("BH Terrace"), a wholly-owned subsidiary of Behringer Harvard OP. The Terrace consists of two five-story buildings and two six-story buildings containing approximately 619,000 combined rentable square feet located on approximately 21 acres of land. The property also includes one three-story and three four-story parking garages. The total contract purchase price for the Terrace, exclusive of closing costs and initial escrows, was approximately $166 million. The purchase price for the transaction was determined through negotiations between the Terrace sellers, Desta One Partnership, Ltd., Desta Two Partnership, Ltd. and Desta Five Partnership, Ltd., unaffiliated third parties, and our advisor and its affiliates. On June 21, 206, BH Terrace borrowed $131 million under a loan agreement with Lehman Brothers Bank, FSB (the "Terrace Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        The interest rate under the loan is fixed at 5.75% per annum through July 2008, and 6.22302% per annum thereafter. Initial monthly payments of interest only are required through July 2011, with monthly principal and interest payments of approximately $804,000 required beginning August 2011 and continuing to the maturity date, July 11, 2016. Prepayment is permitted only in whole on or after April 11, 2016. At maturity, a balloon payment of approximately $123.7 million will be due. In addition, we have guaranteed payment of the debt under the Terrace Loan Agreement in the event that (1) BH Terrace files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the Terrace Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Terrace or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        The Terrace consists of the following office buildings:

  •
  a five-story office building, built in 1999, located on approximately 4.4 acres of land containing approximately 115,460 rentable square feet ("Terrace 1");

  •
  a five-story office building, built in 1999, located on approximately 4.1 acres of land containing approximately 114,635 rentable square feet ("Terrace 2");

  •
  a six-story office building, built in 2002, located on approximately 5.9 acres of land containing approximately 196,717 rentable square feet ("Terrace 5"); and

  •
  a six-story office building, built in 2002, located on approximately 6.6 acres of land containing approximately 192,214 rentable square feet ("Terrace 7").

        Collectively, the Terrace is approximately 97% leased, and its major tenants are: Cirrus Logic, Inc. and Vinson & Elkins. Terrace 1, Terrace 2, Terrace 5 and Terrace 7 are approximately 94%, 89%, 100% and 99% leased, respectively.

        Cirrus Logic, Inc., a worldwide leader in the development of high-precision analog and mixed-signal integrated circuits, leases 196,717 square feet of Terrace 5 for an annual rent of approximately $4.6 million under a lease that expires in August 2012 with two ten-year renewal options available.

6

        Vinson & Elkins, an international law firm, leases approximately 115,000 square feet of Terrace 7 for an annual rent of approximately $2.8 million under a lease that expires in December 2014 with two five-year renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Terrace. Among other things, HPT Management has the authority to negotiate and enter into leases of the Terrace on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to ClayDesta, L.P., an affiliate of the Terrace sellers.

        We believe that the Terrace is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to the Terrace over the next few years. The Terrace is located in the southwest Austin submarket, which is one of Austin's most restrictive development areas due to environmental restrictions that limit additional development. There are at least five comparable properties located in the same submarket that might compete with the Terrace.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $1,885,000. The real estate taxes paid were calculated based on a tax rate of $2.6812 per $100 in value.

        The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past five years ended December 31:

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	96%	$18.23
2004	97%	$18.45
2003	89%	$16.96
2002	92%	$18.45
2001	99%	$16.92

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Terrace. The table shows the approximate rentable square feet represented by the applicable lease expirations:

7

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	3	9,450	$116,748	1.02%
2007	11	91,341	1,418,988	12.71%
2008	3	8,017	111,924	0.92%
2009	7	28,179	432,600	3.47%
2010	4	34,051	459,072	3.58%
2011	2	15,898	264,480	2.01%
2012	2	208,588	4,787,004	37.41%
2013	2	58,328	761,844	5.10%
2014	3	141,729	1,674,588	10.77%
2015	0	—	—	—

        In connection with our acquisition of the Terrace, on June 21, 2006, Behringer Harvard Holdings entered into a development option agreement (the "Development Option Agreement") with W&G Partnership, Ltd., Desta Three Partnership, Ltd. and Desta Six Partnership, Ltd. to have the exclusive right of first offer to participate in the future development of five separate tracts of land, totaling approximately 48 acres in Austin, Texas, contiguous with the Terrace. On June 21, 2006, Behringer Harvard OP entered into an Agreement Concerning Development Rights with Behringer Harvard Holdings whereby Behringer Harvard Holdings has granted Behringer Harvard OP a right of first refusal to exercise its rights arising out of the Development Option Agreement.

        Additionally, on June 21, 2006, Behringer Harvard OP entered into a promissory note with W&G Partnership, Ltd. (the "Borrower"), whereby Behringer Harvard OP loaned $3 million to the Borrower (the "Terrace Development Note"). The interest rate under the Terrace Development Note is fixed at 7.75% per annum through the maturity date of June 21, 2013. Initial monthly payments of interest only at a rate of 6.50% per annum are required through the maturity date. Interest of 1.25% will be accrued and added to the principal amount annually on the anniversary date of the note. The unpaid interest and principal are due on June 21, 2013.

8

SUPPLEMENT NO. 3
DATED AUGUST 15, 2006
TO THE PROSPECTUS DATED MARCH 31, 2006
OF BEHRINGER HARVARD REIT I, INC.

        This document supplements, and should be read in conjunction with, the prospectus of Behringer Harvard REIT I, Inc. dated March 31, 2006 as supplemented by Supplement No. 1 dated June 15, 2006 and Supplement No. 2 dated June 30, 2006. On August 14, 2006, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006. This Quarterly Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 3. Unless otherwise defined in this Supplement No. 3, capitalized terms used in this supplement have the same meanings as set forth in the prospectus.

Status of the Offering

        We commenced the second public offering of shares of our common stock on February 11, 2005. We have accepted investors' subscriptions to this offering received through August 1, 2006 and issued approximately 74.8 million shares of our common stock resulting in aggregate gross proceeds of approximately $691.0 million.

ANNEX A

QUARTERLY REPORT ON FORM 10-Q
FOR THE
QUARTERLY PERIOD ENDED JUNE 30, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

[Mark One]
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2006

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                              to

Commission File Number: 000-51293

Behringer Harvard REIT I, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	68-0509956 (I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip code)

(866) 655-1605
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

As of August 1, 2006, Behringer Harvard REIT I, Inc. had 91,916,063 shares of common stock, $.0001 par value, outstanding.

BEHRINGER HARVARD REIT I, INC.
FORM 10-Q
Quarter Ended June 30, 2006

2

PART I
FINANCIAL INFORMATION

Item 1.        Financial Statements

Behringer Harvard REIT I, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	June 30, 2006	December 31, 2005
Assets
Real estate
Land	$212,910	$139,235
Buildings, net	999,199	370,196

Total real estate	1,212,109	509,431
Cash and cash equivalents	36,598	128,742
Restricted cash	71,588	24,964
Accounts receivable, net	7,368	3,736
Prepaid expenses and other assets	1,982	658
Loan deposits	4,161	4,156
Escrow deposits	1,006	3,015
Investments in tenant-in-common interests	139,766	141,405
Deferred financing fees, net	11,554	4,645
Note receivable	3,000	—
Lease intangibles, net	255,832	79,830
Receivables from affiliates	8	—

Total assets	$1,744,972	$900,582

Liabilities and stockholders' equity
Liabilities
Mortgages payable	$998,513	$353,555
Accounts payable	923	896
Payables to affiliates	2,029	618
Acquired below-market leases, net	44,336	11,072
Dividends payable	4,945	3,979
Accrued liabilities	27,198	8,605
Subscriptions for common stock	841	1,054

Total liabilities	1,078,785	379,779
Commitments and contingencies
Minority interest	3,224	3,375
Stockholders' equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 349,999,000 shares authorized, 87,739,456 and 67,863,168 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	9	7
Additional paid-in capital	779,258	603,452
Cumulative distributions and net loss	(116,304)	(86,031)

Total stockholders' equity	662,963	517,428

Total liabilities and stockholders' equity	$1,744,972	$900,582

See Notes to Consolidated Financial Statements.

3

Behringer Harvard REIT I, Inc.
Consolidated Statements of Operations
(in thousands except share and per share amounts)
(Unaudited)

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Rental revenue	$31,892	$3,688	$54,452	$5,740
Expenses
Property operating expense	6,317	739	10,858	1,049
Interest expense	9,136	2,105	15,798	3,843
Rate lock extension expense	—	—	—	450
Real estate taxes	3,975	452	6,839	737
Property management fees	1,077	254	1,846	432
Asset management fees	1,130	218	1,130	393
General and administrative	304	412	657	682
Depreciation and amortization	15,126	1,573	25,188	3,167

Total expenses	37,065	5,753	62,316	10,753

Interest income	886	470	1,931	594
Equity in earnings of investments in tenant-in-common interests	1,248	785	2,309	1,725

Net loss	$(3,039)	$(810)	$(3,624)	$(2,694)

Basic and diluted weighted average shares outstanding	81,585,275	26,735,401	76,673,512	22,057,677
Basic and diluted loss per share	$(0.04)	$(0.03)	$(0.05)	$(0.12)

See Notes to Consolidated Financial Statements.

4

Behringer Harvard REIT I, Inc.
Consolidated Statements of Stockholders' Equity
(in thousands)
(Unaudited)

	Convertible Stock		Common Stock
						Cumulative Distributions and Net Loss
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-in Capital		Total Stockholders' Equity
Balance at January 1, 2005	—	$—	13,109	$1	$115,626	$(5,706)	$109,921
Issuance of common stock, net	—	—	48,231	4	429,054	—	429,058
Redemption of common stock	—	—	(150)	—	(1,370)	—	(1,370)
Stock dividend-10%	—	—	5,521	1	49,136	(49,137)	—
Distributions declared on common stock	—	—	—	—	—	(25,466)	(25,466)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	1,152	1	11,006	—	11,007
Net loss						(5,722)	(5,722)

Balance at December 31, 2005	—	—	67,863	7	603,452	(86,031)	517,428
Issuance of common stock, net	—	—	18,755	2	164,603	—	164,605
Redemption of common stock	—	—	(195)	—	(1,668)	—	(1,668)
Issuance of convertible stock, net	1	—	—	—	1	—	1
Distributions declared on common stock	—	—	—	—	—	(26,649)	(26,649)
Shares issued pursuant to Distribution Reinvestment Plan, net	—	—	1,316	—	12,870	—	12,870
Net loss						(3,624)	(3,624)

Balance at June 30, 2006	1	$—	87,739	$9	$779,258	$(116,304)	$662,963

See Notes to Consolidated Financial Statements.

5

Behringer Harvard REIT I, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six months ended June 30, 2006	Six months ended June 30, 2005
Cash flows from operating activities
Net loss	$(3,624)	$(2,694)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	23,050	3,207
Amortization of deferred financing fees	473	195
Equity in earnings of investments in tenant-in-common interests	(2,309)	(1,725)
Distributions from investments in tenant-in-common interests	2,309	1,725
Change in accounts receivable	(3,632)	(769)
Change in prepaid expenses and other assets	1,171	330
Addition of lease intangibles	(113)	—
Change in accounts payable	27	(881)
Change in accrued liabilities	10,598	608
Change in receivables or payables to affiliates	(8)	200

Cash provided by operating activities	27,942	196

Cash flows from investing activities
Purchases of tenant-in-common interests	(1,037)	(14,666)
Return of investments in tenant-in-common interests	2,676	3,387
Purchases of real estate	(741,287)	(182,582)
Escrow deposits on real estate to be acquired	2,009	(1,801)
Additions of property and equipment	(7,365)	(653)
Change in note receivable	(3,000)	—
Change in restricted cash	(46,837)	(6,442)

Cash used in investing activities	(794,841)	(202,757)

Cash flows from financing activities
Financing costs	(7,382)	(1,068)
Proceeds from mortgages payable	531,015	77,684
Payments on mortgages payable	(257)	(243)
Loan deposits on real estate to be acquired	(5)	(2,189)
Issuance of convertible stock	1	—
Issuance of common stock	187,242	177,256
Redemptions of common stock	(1,668)	(491)
Offering costs	(22,763)	(19,821)
Distributions	(12,687)	(3,258)
Distributions to minority interest holders	(151)	—
Change in subscriptions for common stock	(213)	6,907
Change in subscription cash received	213	(6,885)
Change in receivables or payables to affiliates	1,410	93

Cash provided by financing activities	674,755	227,985

Net change in cash and cash equivalents	(92,144)	25,424
Cash and cash equivalents at beginning of period	128,742	26,067

Cash and cash equivalents at end of period	$36,598	$51,491

Supplemental disclosure:
Interest paid	$14,442	$2,886
Non-cash investing activities:
Property and equipment additions in accrued liabilities	$6,839	$58
Non-cash financing activities:
Common stock issued in distribution reinvestment plan	$12,996	$2,831
Mortgage note assumed in property acquisition	$114,200	$—

See Notes to Consolidated Financial Statements.

6

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

1.     Organization

        Behringer Harvard REIT I, Inc. (which may be referred to as the "Company," "we," "us," or "our") was incorporated in June 2002 as a Maryland corporation and has elected to be taxed, and currently qualifies, as a real estate investment trust ("REIT") for federal income tax purposes. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants.

        Substantially all of our business is conducted through Behringer Harvard Operating Partnership I LP, a Texas limited partnership organized in 2002 ("Behringer OP I"). We own a 0.1% interest in Behringer OP I as its general partner. Substantially all of the remaining interest in Behringer OP I is held as a limited partner's interest by BHR Partners, LLC, a Delaware limited liability company which is our wholly-owned subsidiary ("BHR Partners").

        We are externally managed and advised by Behringer Advisors LP, a Texas limited partnership organized in June 2002 ("Behringer Advisors"). Behringer Advisors is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf.

2.     Public Offering

        On February 19, 2003, we commenced a public offering (the "Initial Offering") of up to 80,000,000 shares of common stock offered at a price of $10.00 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement also covered up to 8,000,000 shares available pursuant to our distribution reinvestment plan ("DRIP") and up to 3,520,000 shares issuable to broker- dealers pursuant to warrants whereby participating broker-dealers would have the right to purchase one share for every 25 shares they sold pursuant to the Initial Offering. The Initial Offering ended on February 19, 2005.

        On October 25, 2004, we filed a Registration Statement on Form S-3 under the Securities Act in connection with a second public offering of our common stock (the "Current Offering" and together with the Initial Offering, the "Offerings"). The Registration Statement was declared effective by the Securities and Exchange Commission ("SEC") on February 11, 2005 and extends until February 11, 2007, unless earlier terminated or fully subscribed. The Registration Statement relating to the Current Offering covers 80,000,000 shares of our common stock plus an additional 16,000,000 shares of common stock available pursuant to our DRIP. On March 29, 2006 we filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to convert to a Registration Statement on Form S-11.

        On April 7, 2006, we filed a Registration Statement on Form S-11 under the Securities Act in connection with a third public offering of our common stock (the "Third Offering"). The Registration Statement relating to the Third Offering covers 100,000,000 shares of our common stock plus an additional 22,000,000 shares of common stock available pursuant to our DRIP. The Third Offering has not yet been declared effective.

        As of June 30, 2006, we had 87,739,456 shares of our common stock outstanding, which includes the effect of a 10% stock dividend issued on October 1, 2005 and 22,000 shares owned by Behringer Harvard Holdings, LLC ("Behringer Harvard Holdings"). As of June 30, 2006, we had no shares of preferred stock issued and outstanding, and we had 40,500 stock options outstanding at a weighted average exercise price of $9.16, as adjusted for the 10% stock dividend, and 682,670 warrants from the Initial Offering issued for the benefit of participating individual broker-dealers. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. We sold 1,000 shares of our non-participating, non-voting convertible stock to Behringer Advisors for $1,000 on March 22, 2006. Pursuant to its terms, the convertible stock is convertible into shares

7

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

of our common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by stockholders and a 9% cumulative, non-compounded, annual return on this capital. The weighted average number of shares and earnings per share data for each reported period throughout this report reflect the effects of the stock dividend.

        We admit new stockholders pursuant to the Current Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

        Our common stock is not currently listed on a national exchange. However, management anticipates listing the common stock on a national exchange or including the shares for quotation on the Nasdaq National Market System, or liquidating our assets, by 2017. Depending upon then prevailing market conditions, it is the intention of our management to consider beginning the process of listing (or liquidating) prior to 2013. In the event we do not obtain listing prior to 2017, our charter requires us to begin selling and liquidating our properties assets, unless a majority of the board of directors and a majority of the independent directors extend such date.

3.     Interim Unaudited Financial Information

        The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 31, 2006. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been condensed or omitted in this report on Form 10-Q pursuant to the rules and regulations of the SEC.

        The results for the interim periods shown in this report are not necessarily indicative of future financial results. The accompanying consolidated balance sheet and consolidated statement of stockholders' equity as of June 30, 2006 and consolidated statements of operations and cash flows for the periods ended June 30, 2006 and 2005 have not been audited by our independent registered public accounting firm. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments necessary to present fairly our consolidated financial position as of June 30, 2006 and December 31, 2005 and our consolidated results of operations and cash flows for the periods ended June 30, 2006 and 2005.

        Certain financial information for the previous fiscal year has been reclassified to conform to the current presentation with no impact on the previously reported net loss or stockholders' equity.

4.     Summary of Significant Accounting Policies

  Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

  Principles of Consolidation and Basis of Presentation

        Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation ("FIN") No. 46R

8

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

"Consolidation of Variable Interest Entities," which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 78-9 "Accounting for Investments in Real Estate Ventures," as amended by Emerging Issues Task Force ("EITF') 04-5 "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights."

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land, inclusive of associated rights, and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method. Accumulated depreciation associated with the tangible assets of our wholly-owned properties was approximately $18.9 million at June 30, 2006.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense. The remaining estimated useful lives for acquired lease intangibles range from 2.5 years to 12.5 years.

9

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

        Accumulated amortization associated with the acquired lease intangibles of our wholly-owned properties was approximately $19 million at June 30, 2006.

        Anticipated amortization associated with the acquired lease intangibles for the period from July 1 through December 31, 2006 and for each of the following four years ended December 31 is as follows (in thousands):

Lease Intangibles
July 1 - December 31, 2006	$19,703
2007	39,406
2008	38,774
2009	33,542
2010	27,795

        As of June 30, 2006, accumulated depreciation and amortization related to our wholly-owned investments in real estate assets and related lease intangibles were as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$1,018,132	$259,605	$19,209	$(48,301)
Less: depreciation and amortization	(18,933)	(21,260)	(1,722)	3,965

Net	$999,199	$238,345	$17,487	$(44,336)

  Cash and Cash Equivalents

        We consider investments in highly-liquid money market funds with maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

  Restricted Cash

        Restricted cash includes subscription proceeds that are held in a separate account until the subscribing investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash as of June 30, 2006 also includes approximately $70.7 million held in restricted money market accounts, as required by our lenders, for anticipated tenant expansions and improvements, property taxes and insurance for our wholly-owned properties.

  Accounts Receivable

        Accounts receivable primarily consist of receivables from tenants of our wholly-owned properties. Our allowance for doubtful accounts was approximately $56,000 and $42,000 as of June 30, 2006 and December 31, 2005, respectively.

  Prepaid Expenses and Other Assets

        Prepaid expenses and other assets include prepaid director's and officer's insurance, as well as prepaid insurance and real estate taxes of our wholly-owned properties.

  Loan Deposits

        Loan deposits include interest rate lock deposits for future borrowings to make future acquisitions.

  Escrow Deposits

        Escrow deposits include deposits for the purchase of properties that we have contracted to acquire.

10

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

  Investments in Tenant-in-Common Interests

        Investments in tenant-in-common ("TIC") interests consists of our undivided TIC interests in various office buildings located in Colorado, Maryland, Minnesota, Missouri, Texas and Washington D.C. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in FIN No. 46R and do not meet the control requirement required for consolidation under SOP 78-9, as amended by EITF 04-5.

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received. We use the equity method of accounting because the shared decision-making involved in a TIC interest investment creates an opportunity for us to have some influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. Therefore, it is appropriate to include our proportionate share of the results of operations of these investments in our earnings or losses.

  Investment Impairments

        For our wholly-owned properties, management monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date management will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the six months ended June 30, 2006 or 2005.

  Deferred Financing Fees

        Deferred financing fees are recorded at cost and are amortized using a straight-line method that approximates the effective interest method over the life of the related debt. Accumulated amortization of deferred financing fees was approximately $1.0 million and $0.6 million as of June 30, 2006 and December 31, 2005, respectively.

  Note Receivable

        The note receivable represents a mortgage loan we made related to raw land held by third parties for future development of additional office buildings at the Terrace in Austin, Texas. We have the exclusive right of first offer to participate in the future development of the raw land. The annual interest rate under the loan is fixed at 7.75% through the maturity date of June 21, 2013. Initial monthly payments of interest only at a rate of 6.50% per annum are required through the maturity date. The difference between the annual interest rate and 6.50% will be accrued and added to the principal amount annually on the anniversary date of the note. We purchased the developed portion of the Terrace, a portion of an office park that includes four buildings, in June 2006 from parties related to the borrower of this mortgage loan.

  Revenue Recognition

        We recognize rental income generated from all leases on real estate assets that we consolidate on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. The total net increase to rental revenues due to straight-line rent adjustments for the six months ended June 30, 2006 and

11

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

2005 was approximately $2.2 million and $0.3 million, respectively. As discussed above, our rental revenue also includes amortization of above- and below-market leases.

  Offering Costs

        Our advisor funds certain organization and offering costs on our behalf. We are required to reimburse our advisor for such organization and offering costs up to 2% of the cumulative capital raised in the Current Offering. Our advisor received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering, which ended February 19, 2005. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

  Income Taxes

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, and believe that we have qualified since the year ended December 31, 2004. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our "REIT taxable income" to our stockholders. As a REIT, we generally will not be subject to federal income tax at the corporate level. We are organized and operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

  Stock Based Compensation

        We have a stock-based incentive award plan for our directors and consultants and employees and directors and consultants of our affiliates. We account for this plan under the "modified prospective" method of Financial Accounting Standards Board ("FASB") SFAS No. 123R, "Share-Based Payment." In the "modified prospective" method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with SFAS No. 123R, prior period amounts were not restated. SFAS No. 123R also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Consolidated Statements of Cash Flows, rather than as operating cash flows as required under previous regulations. For the six months ended June 30, 2006, we had no significant compensation cost related to these stock options.

  Concentration of Credit Risk

        At June 30, 2006, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in six financial institutions. We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

  Minority Interest

        Minority interest consists of units of limited partnership interests issued by Behringer OP I to third parties. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock.

  Earnings per Share

        Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. As of June 30, 2006, we had 40,500 stock options outstanding at a weighted average exercise price of $9.16, as adjusted for the 10% stock dividend issued October 1, 2005. As of June 30, 2006, we

12

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

had 682,670 warrants from the Initial Offering at $12.00 per share issued for the benefit of participating individual broker-dealers. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. The weighted average shares and earnings per share for each period presented in this report reflect the effects of the stock dividend. These options, warrants and units of limited partnership interest were excluded from the calculation of earnings per share because the effect would be anti-dilutive.

  Reportable Segments

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting financial and descriptive information about an enterprise's reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. All of our consolidated revenues are from our wholly-owned real estate properties. Management evaluates operating performance on an individual property level. However, as each of our properties has similar economic characteristics, our properties have been aggregated into one reportable segment.

5.     Acquisitions

        The following table provides a summary of the properties we have acquired during the six months ended June 30, 2006:

Property Name	Location	Date acquired	Approximate Rentable Square Footage	Encumbrances	Approximate Purchase Price (including closing costs)
			(unaudited)	(in millions)	(in millions)
Woodcrest Center	Cherry Hill, NJ	1/11/2006	333,000	$50.4	$80.5
Burnett Plaza	Fort Worth, TX	2/10/2006	1,025,000	114.2	177.5
10777 Clay Road	Houston, TX	3/14/2006	227,000	16.3	26.3
Paces West	Atlanta, GA	4/19/2006	646,000	84.0	131.3
Riverside Plaza	Chicago, IL	6/2/2006	1,184,000	202.0	301.5
The Terrace	Austin, TX	6/21/2006	619,000	131.0	172.0
600/619 Alexander Road	Princeton, NJ	6/28/2006	97,000	16.5	23.2

			4,131,000	$614.4	$912.3

6.     Investments in Tenant-in-Common Interests

        The following is a summary of TIC interest investments as of June 30, 2006 (in thousands):

Property Name	Date Acquired	TIC Interest	Carrying Value of Investment	Mortgages Payable(1)
Minnesota Center	10/15/03	14.467600%	$5,533	$4,211
Enclave on the Lake	04/12/04	36.312760%	9,471	7,054
St. Louis Place	06/30/04	35.709251%	11,214	6,984
Colorado Building	08/10/04	81.491329%	38,424	22,817
Travis Tower	10/01/04	60.430229%	33,183	22,311
Pratt Building	12/17/04	50.679950%	28,884	18,752
Alamo Plaza	02/24/05	30.583629%	13,057	9,634

Total			$139,766	$91,763

(1)
Each of the TIC investors, including us, is a borrower under these mortgage agreements. This amount represents the mortgage payable for our investment interest only.

13

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

        Our undivided TIC interest investments as of June 30, 2006 and December 31, 2005 consisted of our proportionate share of the combined assets and liabilities of our TIC properties as follows (in thousands):

	June 30, 2006	December 31, 2005
Land	$40,079	$40,079
Buildings, net	201,575	203,487
Lease intangibles, net	37,892	42,562
Cash and cash equivalents	2,590	2,007
Restricted cash	21,619	22,810
Accounts receivable and other assets	4,319	3,558

Total assets	$308,074	$314,503

Acquired below market lease intangibles, net	$3,706	$4,260
Other liabilities	6,983	6,680

Total liabilities	10,689	10,940
Equity	297,385	303,563

Total liabilities and equity	$308,074	$314,503

        In the six months ended June 30, 2006, we recorded approximately $2.3 million of equity in earnings and approximately $5.0 million of distributions from our undivided TIC interest investments. In the six months ended June 30, 2005, we recorded approximately $1.7 million of equity in earnings and approximately $5.1 million of distributions from our undivided TIC interest investments. Our equity in earnings from these TIC investments is our proportionate share of the combined earnings of our TIC interest properties for the six months ended June 30, 2006 and 2005 as follows (in thousands):

	June 30, 2006	June 30, 2005
Revenue	$23,280	$20,809
Operating expenses:
Operating expenses	6,249	5,008
Property taxes	2,904	2,570

Total operating expenses	9,153	7,578

Operating income	14,127	13,231

Non-operating (income) expenses:
Depreciation and amortization	9,333	8,920
(Interest income)/bank fees, net	(154)	339

Total non-operating (income) expenses	9,179	9,259
Net income	$4,948	$3,972

Company's share of TIC net income	$2,309	$1,725

Company's share of TIC distributions	$4,985	$5,112

14

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

7.     Mortgages Payable

        The following table sets forth our mortgages payable on wholly-owned properties and our TIC interests in properties at June 30, 2006 and December 31, 2005 (in thousands):

	Balance
Description	June 30, 2006	December 31, 2005	Fixed Interest Rate	Maturity Date
	(in thousands)
Minnesota Center (1)	$4,211	$4,237	6.181%	11/1/2010
Enclave (1)	7,054	7,107	5.450%	5/1/2011
St. Louis Place (1)	6,984	7,028	6.078%	7/1/2011
Colorado Property (1)	22,817	22,253	6.075%	9/6/2014
Travis Tower (1)	22,311	22,444	5.434%	10/1/2014
Pratt (1)	18,752	18,752	5.285%	1/11/2015
Ashford	35,400	35,400	5.020%	2/1/2012
Alamo (1)	9,634	9,634	5.395%	3/11/2015
Utah Avenue	20,000	20,000	5.540%	6/15/2015
Downtown Plaza	12,650	12,650	5.367%	7/1/2015
Lawson Commons	58,300	58,300	5.528%	8/1/2015
Western Office Portfolio (2)	70,750	70,750	5.077%	8/1/2015
Buena Vista Plaza	22,000	22,000	5.324%	8/1/2015
One Financial Plaza	43,000	43,000	5.141%	8/11/2015
Woodcrest Center	50,400	—	5.086%	1/11/2016
Riverview Tower	30,250	—	5.485%	2/11/2016
Burnett Plaza	114,200	—	5.016%	4/1/2015
10777 Clay Road	16,300	—	5.845%	4/1/2016
Paces West	84,000	—	5.442%	5/1/2016
Riverside Plaza (3)	202,000	—	5.75% / 6.191%	6/6/2016
The Terrace (3)	131,000	—	5.75% / 6.22302%	7/11/2016
600/619 Alexander Road	16,500	—	6.103%	7/1/2016

	$998,513	$353,555

        The named buildings are held as collateral for the associated loan. As of June 30, 2006, we are in compliance with each of the debt covenants under our loan agreements.

(1)
Each TIC interest holder is a borrower under this loan agreement. The remaining TIC interest holders acquired their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. The amounts shown in the table represent the remaining principal outstanding for our TIC interest only (based upon the percentage interest in the related property). Certain obligations under the loan are guaranteed by Robert M. Behringer and Behringer Harvard Holdings.

(2)
The Western Office Portfolio loan is associated with the following properties: Waterview, Southwest Center, Gateway 12, Gateway 22, and Gateway 23.

(3)
The Riverside Plaza loan interest rate is fixed at 5.75% through June 2008 and 6.191% thereafter. The Terrace loan interest rate is fixed at 5.75% through July 2008 and 6.22302% thereafter.

        On December 30, 2004, we entered into a Revolving Credit Agreement with Bank of America, N.A. for up to $12 million of available borrowings (the "Revolver"). The Revolver has a two-year term with the option to extend for one additional year. The Cyprus Building, which we acquired on December 16, 2004, is subject to a deed of trust to secure payment of the Revolver. We can borrow, repay and reborrow again up to the available borrowing limit. The Revolver allows us to elect, for each advance of funds, an interest rate per annum of the

15

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

prime rate or an interest rate based on the London Interbank Offered Rate, or a combination of each. As of June 30, 2006, we had no outstanding borrowings under the Revolver.

8.     Stockholders' Equity

  Capitalization

        As of June 30, 2006, we had issued 87,739,456 shares of our common stock, which includes the effect of a 10% stock dividend issued on October 1, 2005 and 22,000 shares owned by Behringer Harvard Holdings. As of June 30, 2006, we had no shares of preferred stock issued and outstanding. As of such date, we had 40,500 stock options outstanding at a weighted average exercise price of $9.16, as adjusted for the 10% stock dividend issued October 1, 2005. As of June 30, 2006, we had 682,670 warrants from the Initial Offering issued for the benefit of participating individual broker-dealers. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. We sold 1,000 shares of our convertible stock to Behringer Advisors for $1,000 on March 22, 2006. Pursuant to its terms, the convertible stock is convertible into shares of our common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by stockholders and a 9% cumulative, non-compounded, annual return on this capital. The earnings per share for the three and six months ended June 30, 2005 reflect the retroactive effect of the 10% stock dividend issued October 1, 2005.

  Share Redemption Program

        Our board of directors has authorized a share redemption program for investors who hold their shares for more than one year. The purchase price for the redeemed shares is set forth in the prospectus for our Current Offering of common stock, as supplemented from time to time. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the redemption program, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to proceeds of our DRIP plus 1% of operating cash flow for the previous fiscal year. As of June 30, 2006, we have redeemed approximately 378,000 shares for approximately $3.4 million.

  Incentive Award Plan

        Our shareholders have approved and adopted the 2005 Incentive Award Plan, which allows for equity-based incentive awards to be granted to our directors and consultants and employees and directors and consultants of our subsidiaries. The 2005 Incentive Award Plan replaced the Non-Employee Director Stock Option Plan, the Non-Employee Director Warrant Plan and the 2002 Employee Stock Option Plan, each of which was terminated upon the approval of the 2005 Incentive Award Plan. As of June 30, 2006, we had issued to the independent members of the Board of Directors options to purchase 40,500 shares of our common stock at a weighted average price of $9.16 per share, as adjusted for the 10% stock dividend issued October 1, 2005. All of these options were anti-dilutive for the six months ended June 30, 2006 and 2005.

  Distributions

        We initiated the payment of monthly distributions in November 2003 in the amount of a 7% annualized rate of return, based on an investment in our common stock of $10.00 per share and calculated on a daily record basis of $0.0019178 per share. Pursuant to our DRIP, stockholders may elect to reinvest any cash distribution in additional shares of common stock. For the six months ended June 30, 2006, approximately $0.2 million of distributions declared were recorded as a reduction to minority interest in connection with the Behringer OP I

16

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

limited partnership units. We record all distributions when declared, except that the stock issued through the DRIP is recorded when the shares are actually issued.

        The following are the distributions declared during the six months ended June 30, 2006 and 2005 (in thousands):

	Total	Cash	DRIP
2006
1st Quarter	$12,461	$6,201	$6,260
2nd Quarter	14,339	7,143	7,196

Total	$26,800	$13,344	$13,456

2005
1st Quarter	$2,730	$1,472	$1,258
2nd Quarter	4,269	2,227	2,042

Total	$6,999	$3,699	$3,300

9.     Related Party Arrangements

        Certain of our affiliates received fees and compensation in connection with the Initial Offering and the Current Offering and in connection with the acquisition, management and sale of our assets. The following is a summary of the related party fees and compensation we incurred during the six months ended June 30, 2006 and 2005 (in thousands):

for the six months ended June 30, 2006	Total incurred	Total reduction of additional paid-in capital	Total capitalized to deferred financing fees	Total capitalized to real estate or investment in TIC interests	Total expensed
Behringer Securities, commissions and dealer manager fees	$16,713	$16,713	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	3,767	3,767	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	25,418	—	—	25,418	—
HPT Management, property management and leasing fees	1,541	—	—	—	1,541
Behringer Advisors, asset management fee	1,130	—	—	—	1,130
Behringer Advisors, debt financing fee	6,447	—	6,447	—	—

Total	$55,016	$20,480	$6,447	$25,418	$2,671

for the six months ended June 30, 2005	Total incurred	Total reduction of additional paid-in capital	Total capitalized to deferred financing fees	Total capitalized to real estate or investment in TIC interests	Total expensed
Behringer Securities, commissions and dealer manager fees	$16,080	$16,080	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	3,741	3,741	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	5,896	—	—	5,896	—
HPT Management, property management and leasing fees	432	—	—	—	432
Behringer Advisors, asset management fee	393	—	—	—	393
Behringer Advisors, debt financing fee	1,360	—	1,360	—	—

Total	$27,902	$19,821	$1,360	$5,896	$825

        Behringer Securities LP ("Behringer Securities"), our affiliated dealer manager for the Offerings, receives commissions of up to 7% of gross offering proceeds before

17

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

reallowance of commissions earned by participating broker-dealers. In connection with the Initial Offering, up to 2.5% of gross proceeds before reallowance to participating broker-dealers were paid to Behringer Securities as a dealer manager fee; except that this dealer manager fee was reduced to 1% of the gross proceeds of purchases made pursuant to our DRIP. In connection with the Current Offering, up to 2% of gross proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee; except that no dealer manager fee is paid on purchases made pursuant to our DRIP. Behringer Securities reallows all of its commissions to participating broker-dealers and reallows a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees and due diligence expense reimbursement. In the six months ended June 30, 2006, Behringer Securities' commissions and dealer manager fees totaled approximately $12.9 million and approximately $3.8 million, respectively, and were recorded as a reduction of additional paid-in capital. In the six months ended June 30, 2005, Behringer Securities' commissions and dealer manager fees totaled approximately $12.3 million and approximately $3.8 million, respectively, and were recorded as a reduction of additional paid-in capital.

        Behringer Advisors, our affiliated advisor, or its affiliates, received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering. Reimbursement of organization and offering expenses incurred in connection with the Current Offering are made at the rate of 2% of gross offering proceeds; except that no organization and offering expenses are reimbursed with respect to purchases made pursuant to our DRIP. As of June 30, 2006, approximately $17.6 million of organization and offering expenses had been incurred by Behringer Advisors on our behalf. As of June 30, 2006, organization and offering expenses reimbursable by us totaled $17.6 million, of which $16.7 million had been reimbursed and $0.9 million had been accrued and is reflected in our payables to affiliate. Of the approximately $17.6 million of organization and offering expenses to be reimbursed by us through June 30, 2006, approximately $17.4 million had been recorded as a reduction of additional paid-in capital and approximately $0.2 million had been expensed as organizational costs. For the six months ended June 30, 2006, approximately $3.8 million of organization and offering expenses were reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. For the six months ended June 30, 2005, approximately $3.7 million of organization and offering expenses were reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. Behringer Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities in offering.

        In connection with the Initial Offering and for acquisitions made prior to February 11, 2005, Behringer Advisors or its affiliates also received acquisition and advisory fees of up to 3% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3% of the funds advanced for the purchase or making of a mortgage loan. In connection with the Current Offering, Behringer Advisors or its affiliates receive acquisition and advisory fees of up to 2.5% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity. Behringer Advisors or its affiliates also received up to 0.5% of the contract purchase price of the real estate assets we acquired or, with respect to the making or purchase of a mortgage loan up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments. Behringer Advisors earned approximately $25.4 million and $5.9 million in acquisition and advisory fees for the investments we acquired for the six months ended June 30, 2006 and 2005, respectively. We capitalized these fees as part of our real estate or investments in TIC interests.

        We have paid and expect to pay in the future HPT Management Services LP ("HPT Management"), our affiliated property manager, fees for the management and leasing of our properties, which may be subcontracted to unaffiliated third parties. Such fees are expected to equal 3% of gross revenues of the respective property, plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property. In the event that we contract directly with a non-affiliated third party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the

18

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. We incurred and expensed fees of approximately $1.5 million and $0.4 million in the six months ended June 30, 2006 and 2005, respectively, for the services provided by HPT Management in connection with our real estate and TIC investments.

        In connection with the Initial Offering, we have paid Behringer Advisors an annual asset management fee of 0.5% of aggregate asset value for periods prior to March 2005. Any portion of the asset management fee may be deferred and paid in a subsequent year. In connection with the Current Offering, depending on the nature of the asset at the time the fee is incurred, we pay Behringer Advisors an annual asset management fee of either (1) 0.6% of aggregate asset value for operating assets or (2) 0.6% of total contract purchase price plus budget improvement costs for development or redevelopment assets (each fee payable monthly in an amount equal to one-twelfth of 0.6% of such total amount as of the date it is determinable). For the six months ended June 30, 2006, we incurred and expensed approximately $1.1 million of asset management fees. Asset management fees of approximately $1.7 million were waived for the six months ended June 30, 2006, approximately $1.2 million of which was waived in respect of the three months ended March 31, 2006 and approximately $0.5 million of which was waived in respect of the three months ended June 30, 2006. In the six months ended June 30, 2005, we incurred and expensed approximately $0.4 million of asset management fees.

        We pay Behringer Advisors or its affiliates a debt financing fee equal to 1% of the amount available under any debt made available to us. We incurred approximately $6.4 million and $1.4 million of such debt financing fees for the six months ended June 30, 2006 and 2005, respectively.

        Behringer Advisors or its affiliates is also paid fees if the advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we will pay the advisor an amount not exceeding the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinate disposition fee) or if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets. This fee will not be earned or paid unless and until the investors have received total distributions (excluding the 10% stock divided) in an amount equal to or greater than the sum of the aggregate capital contributions by investors plus a 9% annual, cumulative, non-compounded, return on such capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return of their net capital contributions and a 9% annual, cumulative, non-compounded return, then Behringer Advisors is entitled to 15% of remaining net sales proceeds. Subordinated participation in net sales proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied. The subordinated participation in net sales proceeds will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

        Upon listing of our common stock on a national securities exchange or inclusion for quotation on the Nasdaq National Market System, a listing fee will be paid to Behringer Advisors equal to 15% of the amount by which the market value of our outstanding stock plus distributions we paid prior to listing exceeds the sum of (1) the total amount of capital raised from investors and (2) a 9% annual, cumulative, non-compounded return to investors on their capital contributions. The subordinated listing fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock. Upon termination of the Advisory Agreement with Behringer Advisors, a performance fee will be paid to Behringer Advisors of 15% of the amount by which our appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9% annual, cumulative, non-compounded return on the capital contributed by investors. Persons independent of us and independent of our advisor will perform such appraisal of our asset value. No performance fee will be paid if we have already paid or become obligated to pay Behringer Advisors a listing fee. The subordinated performance fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

19

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

        We will reimburse Behringer Advisors for all expenses it pays or incurs in connection with the services it provides to us, subject to the limitation that we will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of: (1) 2% of our average invested assets, or (2) 25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.

        At June 30, 2006, we had a payable to affiliates of approximately $2.0 million. This balance consists primarily of organization and offering expenses payable to Behringer Advisors and commissions payable to Behringer Securities.

        We are dependent on Behringer Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

10.   Commitments and Contingencies

        On December 28, 2005, we entered into an Extended Rate Lock Agreement with JPMorgan Chase Bank ("JPMorgan") to lock a base interest rate of 4.937% for up to $75 million in future borrowings (the "JPMorgan Rate Lock No. 1"). As of June 30, 2006, deposits under the JPMorgan Rate Lock No. 1 totaled $1.5 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, no loans had been closed under the JPMorgan Rate Lock No. 1.

        On January 5, 2006, we entered into an Extended Rate Lock Agreement with Bear Stearns Commercial Mortgage, Inc. ("Bear Stearns") to lock a base interest rate of 4.8895% for $100 million in future borrowings ("Stearns Rate Lock No. 4"). As of June 30, 2006, deposits under Stearns Rate Lock No. 4 were $0.9 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, approximately $43.0 million in future borrowing are still available under the Stearns Rate Lock No. 4.

        On March 16, 2006, we entered into an Extended Rate Lock Agreement with JPMorgan to lock a base interest rate of 5.1745% for up to $50 million in future borrowings (the "JPMorgan Rate Lock No. 2"). As of June 30, 2006, deposits under the JPMorgan Rate Lock No. 2 totaled $1 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, no loans had been closed under the JPMorgan Rate Lock No. 2.

        On May 5, 2006, we entered into an Extended Rate Lock Agreement with Bear Stearns to lock a base interest rate of 5.6285% for $40 million in future borrowings ("Stearns Rate Lock No. 5"). As of June 30, 2006, deposits under Stearns Rate Lock No. 5 were $0.8 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, no loans had been closed under the Stearns Rate Lock No. 5.

        At June 30, 2006, these locked base interest rates were lower than the available estimated base market interest rate of approximately 5.728%, based on 10-year treasury rates and the 10-year swap spread as of that date.

11.   Recently Announced Accounting Pronouncements

        We adopted SFAS No. 123R, "Share-Based Payment," a revision to SFAS No. 123 "Accounting for Stock-Based Compensation" on January 1, 2006. The Statement supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

20

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

        We adopted SFAS No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and SFAS No. 3, on January 1, 2006. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

        In April 2006, the FASB issued FASB Staff Position ("FSP") FIN 46R-6, "Determining the Variability to be Considered in Applying FASB Interpretation No. 46R," that will become effective beginning the third quarter of 2006. FIN 46R-6 clarifies that the variability to be considered in applying FIN 46R shall be based on an analysis of the design of the variable interest entity. The adoption of this FSP is not expected to have a material effect on our financial condition, results of operations, or liquidity.

21

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations.

        The following discussion and analysis should be read in conjunction with the accompanying financial statements and the notes thereto:

Forward-Looking Statements

        This section contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

        Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution investors not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this Report on Form 10-Q. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in the Form 10-Q include changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flow. The forward-looking statements should be read in light of the risk factors identified in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

  Critical Accounting Policies and Estimates

        Management's discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates, including investment impairment. These estimates are based on management's historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. Our most sensitive estimates involve the allocation of the purchase price of acquired properties and evaluating our real-estate related investments for impairment.

  Investments in Tenant-in-Common Interests

        The "Investments in tenant-in-common interests" on our balance sheet consists of our undivided TIC interests in various office buildings. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in FIN No. 46R and do not meet the voting interest requirements required for consolidation under SOP 78-9, as amended by EITF 04-5.

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received.

  Investment Impairments

        For our wholly-owned properties, we monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in

22

circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges for the six months ended June 30, 2006 or 2005.

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Overview

        We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality

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industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 TIC interests, or in entities that make investments similar to the foregoing. We operate as a REIT for federal and state income tax purposes.

        As of June 30, 2006, we owned a portfolio of 28 properties located in California, Colorado, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Oregon, Tennessee, Texas, and Washington, D.C.

        On February 11, 2005, our Current Offering of common stock was declared effective for up to 80,000,000 shares of common stock at $10.00 per share and the issuance of up to 16,000,000 shares of common stock at $9.50 per share that may be distributed pursuant to our DRIP.

        On April 7, 2006, we filed a Registration Statement on Form S-11 under the Securities Act in connection with the Third Offering. The Registration Statement relating to the Third Offering covers 100,000,000 shares of our common stock plus an additional 22,000,000 shares of common stock available pursuant to our DRIP. The Third Offering has not yet been declared effective.

Results of Operations

        At June 30, 2006, we had 21 wholly-owned properties and had TIC interests in seven properties. At June 30, 2005, we had five wholly-owned properties and had TIC interests in seven properties. Accordingly, our results of operations for the six months ended June 30, 2006, as compared to the six months ended June 30, 2005, reflect significant increases in most categories.

Three months ended June 30, 2006 as compared to three months ended June 30, 2005

        Rental Revenue.    Rental revenue was from our wholly-owned properties and was approximately $31.9 million for the three months ended June 30, 2006 as compared to approximately $3.7 million for the three months ended June 30, 2005. The increase in rental revenue is primarily due to our increased number of wholly-owned real estate properties. We expect increases in rental revenue in the future as we purchase additional real estate properties. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Property Operating Expense.    Property operating expense for the three months ended June 30, 2006 was approximately $6.3 million as compared to approximately $0.7 million for the three months ended June 30, 2005 and was comprised of property operating expense from our wholly-owned properties. The increase in property operating expense is primarily due to our increased number of wholly-owned real estate properties. We expect increases in property operating expense in the future as we purchase additional real estate properties. Under the accounting policies described above, property operating expense of properties in which we own a TIC interest are not recorded as property operating expense to us.

        Interest Expense.    Interest expense for the three months ended June 30, 2006 and 2005 was approximately $9.1 million and $2.1 million, respectively, and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our real estate and TIC interest investments. We expect increases in interest expense in the future as we purchase and invest in additional real estate properties.

        Real Estate Taxes.    Real estate taxes for the three months ended June 30, 2006 were approximately $4.0 million as compared to approximately $0.5 million for the three months ended June 30, 2005 and were comprised of real estate taxes from each of our wholly-owned properties. The increase in real estate taxes is primarily due to our increased number of wholly-owned real estate properties. We expect increases in real estate taxes in the future as we purchase additional real estate properties. Under the accounting policies described above, real estate taxes of properties in which we own a TIC interest are not recorded as real estate taxes to us.

        Property Management Fees.    Property management fees for the three months ended June 30, 2006 were approximately $1.1 million as compared to approximately $0.3 million for the three months ended June 30, 2005, and were comprised of property management fees related to our wholly-owned real estate property and

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TIC interest investments. We expect increases in property management fees in the future as we invest in additional real estate properties.

        Asset Management Fees.    Asset management fees were approximately $1.1 million for the three months ended June 30, 2006 as compared to approximately $0.2 million of expense for the three months ended June 30, 2005 and were comprised of asset management fees associated with our wholly-owned properties and TIC interest investments. Asset management fees of $0.5 million were waived by Behringer Advisors for the three months ended June 30, 2006.

        General and Administrative Expense.    General and administrative expense for the three months ended June 30, 2006 was approximately $0.3 million as compared to approximately $0.4 million for the three months ended June 30, 2005 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, auditing fees, legal fees and other administrative expenses.

        Depreciation and Amortization Expense.    Depreciation and amortization expense for the three months ended June 30, 2006 was approximately $15.1 million as compared to $1.6 million for the three months ended June 30, 2005 and was comprised of depreciation and amortization expense from each of our wholly-owned properties. We expect increases in depreciation and amortization expense in the future as we purchase additional real estate properties. Under the accounting policies described above, depreciation and amortization expense of properties in which we own a TIC interest are not recorded as depreciation and amortization expense to us.

        Interest Income.    Interest income for the three months ended June 30, 2006 was approximately $0.9 million and was comprised of interest income associated with funds on deposit with banks. During the three months ended June 30, 2005, we earned approximately $0.5 million in interest income.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the three months ended June 30, 2006 was approximately $1.2 million and was comprised of our share of equity in the earnings of our TIC interest investments. During the three months ended June 30, 2005, our equity in earnings of investments in TIC interests was approximately $0.8 million.

Six months ended June 30, 2006 as compared to six months ended June 30, 2005

        Rental Revenue.    Rental revenue was from our wholly-owned properties and was approximately $54.5 million for the six months ended June 30, 2006 as compared to approximately $5.7 million for the six months ended June 30, 2005. The increase in rental revenue is primarily due to our increased number of wholly-owned real estate properties. We expect increases in rental revenue in the future as we purchase additional real estate properties. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Property Operating Expense.    Property operating expense for the six months ended June 30, 2006 was approximately $10.9 million as compared to approximately $1.0 million for the six months ended June 30, 2005 and was comprised of property operating expense from our wholly-owned properties. The increase in property operating expense is primarily due to our increased number of wholly-owned real estate properties. We expect increases in property operating expense in the future as we purchase additional real estate properties. Under the accounting policies described above, property operating expense of properties in which we own a TIC interest are not recorded as property operating expense to us.

        Interest Expense.    Interest expense for the six months ended June 30, 2006 and 2005 was approximately $15.8 million and $3.8 million, respectively, and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our real estate and TIC interest investments. We expect increases in interest expense in the future as we purchase and invest in additional real estate properties.

        Rate Lock Extension Expense.    There was no rate lock extension expense for the six months ended June 30, 2006. Rate lock extension expense for the six months ended June 30, 2005 was approximately $0.5 million. Although we may continue to enter into additional interest rate lock agreements, we do not expect to incur rate lock extension fee expense in the future.

        Real Estate Taxes.    Real estate taxes for the six months ended June 30, 2006 were approximately $6.8 million as compared to approximately $0.7 million for the six months ended June 30, 2005 and were comprised

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of real estate taxes from each of our wholly-owned properties. The increase in real estate taxes is primarily due to our increased number of wholly-owned real estate properties. We expect increases in real estate taxes in the future as we purchase additional real estate properties. Under the accounting policies described above, real estate taxes of properties in which we own a TIC interest are not recorded as real estate taxes to us.

        Property Management Fees.    Property management fees for the six months ended June 30, 2006 were approximately $1.8 million as compared to approximately $0.4 million for the six months ended June 30, 2005, and were comprised of property management fees related to our wholly-owned real estate property and TIC interest investments. We expect increases in property management fees in the future as we invest in additional real estate properties.

        Asset Management Fees.    Asset management fees were approximately $1.1 million for the six months ended June 30, 2006 as compared to approximately $0.4 million of expense for the six months ended June 30, 2005 and were comprised of asset management fees associated with our wholly-owned properties and TIC interest investments. Asset management fees of approximately $1.2 million were waived by Behringer Advisors for the three months ended March 31, 2006 and $0.5 million of asset management fees were waived for the three months ended June 30, 2006.

        General and Administrative Expense.    General and administrative expense was approximately $0.7 million for the six months ended June 30, 2006 and 2005 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, auditing fees, legal fees and other administrative expenses.

        Depreciation and Amortization Expense.    Depreciation and amortization expense for the six months ended June 30, 2006 was approximately $25.2 million as compared to $3.2 million for the six months ended June 30, 2005 and was comprised of depreciation and amortization expense from each of our wholly-owned properties. We expect increases in depreciation and amortization expense in the future as we purchase additional real estate properties. Under the accounting policies described above, depreciation and amortization expense of properties in which we own a TIC interest are not recorded as depreciation and amortization expense to us.

        Interest Income.    Interest income for the six months ended June 30, 2006 was approximately $1.9 million and was comprised of interest income associated with funds on deposit with banks. During the six months ended June 30, 2005, we earned approximately $0.6 million in interest income, a significantly lower amount than in 2006 due to the lower cash balances on deposit with banks.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the six months ended June 30, 2006 was approximately $2.3 million and was comprised of our share of equity in the earnings of our TIC interest investments. During the six months ended June 30, 2005, our equity in earnings of investments in TIC interests was approximately $1.7 million.

Cash Flow Analysis

        As of June 30, 2006, we had 21 wholly-owned real estate properties and had TIC interest investments in seven real estate properties. As of June 30, 2005, we had five wholly-owned real estate properties and had TIC interest investments in seven real estate properties. As a result, our cash flows for the six months ended June 30, 2006 reflect significant differences from the cash flows for the six months ended June 30, 2005.

        Cash flows provided by operating activities for the six months ended June 30, 2006 were approximately $27.9 million and were primarily comprised of the net loss of approximately $3.6 million, adjusted for depreciation and amortization expense of approximately $23.1 million, and changes in working capital accounts of approximately $8.2 million. During the six months ended June 30, 2005, cash flows provided by operating activities were approximately $0.2 million due to fewer real estate investments and less corporate activity.

        Cash flows used in investing activities for the six months ended June 30, 2006 were approximately $794.8 million and were primarily comprised of real estate purchases totaling approximately $741.3 million. During the six months ended June 30, 2005, cash flows used in investing activities were approximately $202.8 million, which primarily consisted of purchases of real estate and the purchase of a TIC interest in Alamo Plaza.

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        Cash flows provided by financing activities for the six months ended June 30, 2006 were approximately $674.8 million and were comprised primarily of funds received from the issuance of stock, net of redemptions and offering costs of approximately $162.8 million, and proceeds from mortgages payable, net of mortgage payments of approximately $530.8 million, partially offset by distributions of approximately $12.8 million. During the six months ended June 30, 2005, cash flows provided by financing activities were approximately $228.0 million and were comprised primarily of funds received from issuance of stock and proceeds from mortgages payable, net of mortgage payments.

Liquidity and Capital Resources

        Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property acquisitions and mortgage loan investments are expected to be met from operations, and cash needs for property acquisitions are expected to be met from the net proceeds of the Current Offering and other offerings of our securities. However, there may be a delay between the sale of our shares and our purchase of properties or mortgage loan investments and receipt of income from such purchase, which could result in a delay in the benefits to our stockholders of returns generated from our operations. During this period, we may decide to temporarily invest any unused proceeds from the Current Offering in investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

        The amount of distributions to be distributed to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Until proceeds from our offerings are fully invested and generating operating cash flow sufficient to fund distributions made to stockholders, we have and may continue to pay all or a substantial portion of our distributions from the proceeds of such offerings or from borrowings in anticipation of future cash flow.

        As a result of the increasing demand on the part of institutional and global investors for institutional quality real estate located in major U.S. markets, we believe that prices paid to acquire institutional quality real estate have increased since we began accumulating our real estate portfolio. This increase in the cost of acquired real estate results in downward pressure on current yields from such assets, which would be expected to create downward pressure on the rate of current distributions we are able to make. We expect this trend to continue for the rest of 2006 and into 2007. Rather than compromise the quality of our real estate portfolio we intend to maintain our objective of building a portfolio of high quality institutional real estate. Although this strategy may result in delays in locating suitable investments, higher acquisition prices and lower returns in the short-term, we believe our portfolio's overall long-term performance will be enhanced. Our board of directors has and will continue to evaluate our distributions on at least a quarterly basis and depending on investment trends at the time, it may consider lowering our distribution rate for subsequent periods.

        We borrowed approximately $50.4 million (the "Woodcrest Loan") under a loan agreement (the "Woodcrest Loan Agreement") with Citigroup Global Markets Realty Corp. to pay a portion of our purchase price of Woodcrest Center. The interest rate under the Woodcrest Loan is fixed at 5.08585% per annum and requires monthly payments of interest only through January 2011, with monthly payments of approximately $0.3 million required beginning February 2011 and continuing to January 2016, the maturity date. Woodcrest Center is held as collateral for the Woodcrest Loan. The Woodcrest Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. As of June 30, 2006, our outstanding principal balance under the Woodcrest Loan was approximately $50.4 million.

        We borrowed approximately $30.3 million (the "Riverview Loan") under a loan agreement (the "Riverview Loan Agreement") with Citigroup Global Markets Realty Corp. in February 2006. The interest rate under the Riverview Loan is fixed at 5.485% per annum and requires monthly payments of interest only through February 2011, with monthly payments of approximately $0.2 million required beginning March 2011 and continuing to February 2016, the maturity date. Riverview Tower, which we acquired on October 5, 2005, is held as collateral for the Riverview Loan. The Riverview Loan Agreement requires a minimum debt coverage

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ratio of not less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. As of June 30, 2006, our outstanding principal balance under the Riverview Loan was approximately $30.3 million.

        We assumed borrowings of approximately $114.2 million (the "Burnett Loan") under a loan agreement (the "Burnett Loan Agreement") with Bank of America, N.A. to pay a portion of our purchase price of Burnett Plaza. The interest rate under the Burnett Loan is fixed at 5.0163% per annum and requires monthly payments of interest only through April 2008, with monthly payments of approximately $0.6 million required beginning May 2008 and continuing to April 1, 2015, the maturity date. Burnett Plaza is held as collateral for the Burnett Loan. Prepayment, in whole (or in part) is not permitted under the Burnett Loan Agreement. As of June 30, 2006, our outstanding principal balance under the Burnett Loan was approximately $114.2 million.

        We borrowed approximately $16.3 million (the "10777 Clay Road Loan") under a loan agreement (the "10777 Clay Road Loan Agreement") with JP Morgan Chase Bank, N.A to pay a portion of our purchase price of 10777 Clay Road. The interest rate under the 10777 Clay Road Loan is fixed at 5.845% per annum and requires monthly payments of interest only through April 2011, with monthly payments of approximately $0.1 million required beginning May 2011 and continuing to April 2016, the maturity date. 10777 Clay Road Tower is held as collateral for the 10777 Clay Road Loan. The 10777 Clay Road Loan Agreement allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least thirty days prior written notice is given. As of June 30, 2006, our outstanding principal balance under the 10777 Clay Road Loan was approximately $16.3 million.

        We borrowed approximately $84.0 million (the "Paces West Loan") under a loan agreement (the "Paces West Loan Agreement") with Bear Stearns to pay a portion of our purchase price of Paces West. The interest rate under the Paces West Loan is fixed at 5.4417% per annum and requires monthly payments of interest only through May 2011, with monthly payments of approximately $474,000 required beginning June 2011 and continuing to May 2016, the maturity date. Paces West is held as collateral for the Paces West Loan. The Paces West Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and prepayment, in whole or in part, is not permitted. As of June 30, 2006, our outstanding principal balance under the Paces West Loan was approximately $84.0 million.

        We borrowed approximately $202.0 million (the "Riverside Loan") under a loan agreement (the "Riverside Loan Agreement") with Greenwich Capital Financial Products, Inc. to pay a portion of our purchase price of Riverside Plaza. The interest rate under the Riverside Loan is fixed at 5.75% per annum until June 30, 2008 and fixed at 6.191% per annum thereafter. Initial monthly payments of interest only are required through June 6, 2011, with monthly payments of approximately $1.2 million required beginning July 6, 2011 and continuing to June 6, 2016, the maturity date. Riverside Plaza is held as collateral for the Riverside Loan. The Riverside Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and prepayment, in whole (but not in part) is permitted. As of June 30, 2006, our outstanding principal balance under the Riverside Loan was approximately $202.0 million.

        We borrowed approximately $131.0 million (the "Terrace Loan") under a loan agreement (the "Terrace Loan Agreement") with Lehman Brothers Bank, FSB to pay a portion of our purchase price of the Terrace. The interest rate under the Terrace Loan is fixed at 5.75% per annum through July 2008 and fixed at 6.22302% per annum thereafter. Initial monthly payments of interest only are required through July 2011, with monthly payments of approximately $0.8 million required beginning August 2011 and continuing to July 11, 2016, the maturity date. The Terrace is held as collateral for the Terrace Loan. The Terrace Loan Agreement requires a minimum debt coverage ratio of not less than 1.01 and prepayment, in whole (but not in part) is permitted. As of June 30, 2006, our outstanding principal balance under the Terrace Loan was approximately $131.0 million.

        We borrowed approximately $16.5 million (the "Alexander Road Loan") under a loan agreement (the "Alexander Road Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our purchase price of 600/619 Alexander Road. The interest rate under the Alexander Road Loan is fixed at 6.103% per annum. Initial monthly payments of interest only are required through July 2011, with monthly payments of approximately $0.1 million required beginning August 2011 and continuing to July 1, 2016, the maturity date. 600/619 Alexander Road is held as collateral for the Alexander Road Loan. The Alexander Road Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and prepayment, in whole (but not in

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part) is permitted. As of June 30, 2006, our outstanding principal balance under the Alexander Loan was approximately $16.5 million.

        As of June 30, 2006, we were in compliance with all material financial covenants and restrictions.

        We expect to meet our future short-term operating liquidity requirements through net cash provided by our current property operations and the operations of properties to be acquired in the future. Management also expects that our properties will generate sufficient cash flow to cover operating expenses plus pay a monthly distribution. Currently, a portion of the distributions are paid from cash provided by operations and sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets.

Funds from Operations

        Funds from operations ("FFO") is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our calculation of FFO for the three and six months ended June 30, 2006 and 2005 is presented below (in thousands):

	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Net loss	$(3,039)	$(810)	$(3,624)	$(2,694)
Preferred stock dividends	—	—	—	—

Net loss allocable to common stock	(3,039)	(810)	(3,624)	(2,694)
Real estate depreciation (1)	8,374	1,572	14,189	2,953
Real estate amortization (1)	7,817	2,247	13,553	4,353

Funds from operations (FFO)	$13,152	$3,009	$24,118	$4,612

Historical weighted average shares (2)	81,585	24,305	76,674	20,052
10% stock dividend retroactive adjustment	—	2,430	—	2,006

GAAP weighted average shares	81,585	26,735	76,674	22,058

(1)
This represents our proportionate share of the depreciation and amortization expenses of the properties we wholly own and those in which we own TIC interests. The expenses of the TIC interests are reflected in our equity in earnings from these TIC investments.

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(2)
On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders of record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with SFAS 128, "Earnings per Share," we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for the periods presented in our financial statements. The historical weighted average shares above are shown without the retroactive adjustment.

        During the six months ended June 30, 2006, we declared and paid distributions in excess of FFO and expect to continue to do so in the near-term. Over the long-term, we expect that a greater percentage of our distributions will be from FFO (except to the extent of distributions from the sale of our assets). However, given the uncertainty arising from numerous factors, including both the raising and placing of capital in the current real estate environment, ultimate FFO performance cannot be predicted with certainty. For example, if we are not able to timely invest net proceeds of our offering at favorable yields, future distributions declared and paid may continue to exceed FFO.

Contractual Obligations

        The following table summarizes our contractual obligations as of June 30, 2006 (in thousands):

Mortgages Payable	Total	2006	2007	2008	2009	2010	Thereafter
Principal	$998,513	$283	$1,219	$2,414	$3,153	$8,586	$982,858
Interest	509,022	27,394	55,215	55,691	55,864	55,656	259,202

Total	$1,507,535	$27,677	$56,434	$58,105	$59,017	$64,242	$1,242,060

Inflation

        The real estate market has not been affected significantly by inflation in the past several years due to a relatively low inflation rate. The majority of our leases contain inflation protection provisions applicable to reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Item 3.    Quantitative and Qualitative Disclosures About Market Risk.

        We are exposed to interest rate changes primarily as a result of long-term debt used to acquire properties. Our management's objectives with regard to interest rate risk are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we may borrow at fixed rates or variable rates with the lowest margins available and in some cases, the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

        We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

Item 4.    Controls and Procedures.

        As required by Rule 13a-15(b) and Rule 15d-15(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our management, including our Chief Executive Officer and Chief Financial Officer, evaluated, as of June 30, 2006, the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e) and Rule 15d-15(e). Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures, as of June 30, 2006, were effective for the purpose of ensuring that information required to be disclosed by us in this report is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Exchange Act and is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures.

        We believe, however, that a controls system, no matter how well designed and operated, can only provide a reasonable assurance and not absolute assurance that the objectives of the controls systems are met, and an evaluation of controls can provide only a reasonable assurance and not absolute assurance that all control issues and instances of fraud or error, if any, within a company have been detected.

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        There have been no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act that occurred during the quarter ended June 30, 2006 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

        However, during the quarter ended March 31, 2006, we implemented a new accounting and property management system throughout our operations. This software change affected all aspects of our accounting and financial systems and has resulted in a significant change to our internal controls. While we believe these changes have improved and strengthened our overall system of internal control, there are inherent risks associated with implementing software changes. We have modified our system of internal control over financial reporting in order to address the impact of these software changes, and believe that our controls, as modified, continue to be designed appropriately and operate effectively.

PART II
OTHER INFORMATION

Item 1.    Legal Proceedings.

        We are not party to, and none of our properties are subject to, any material pending legal proceedings.

Item 1A.    Risk Factors.

        There have been no material changes from the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2005.

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Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds.

Share Redemption Program

        In conjunction with the Current Offering, our board of directors has authorized a share redemption program for investors who hold their shares for more than one year. The purchase price for the redeemed shares is set forth in the prospectus for our Current Offering of common stock, as supplemented from time to time. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the plan, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to proceeds of our DRIP plus 1% of operating cash flow for the previous fiscal year. The provisions of the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that our board of directors, in its discretion, deems to be in our best interest. During the quarter ended June 30, 2006, we redeemed shares as follows:

	Total Number of Shares Redeemed	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs
April 2006	—	$—	—	(1)
May 2006	129,372	$8.54	129,372	(1)
June 2006	—	$—	—	(1)

(1)
A description of the maximum number of shares that may be purchased under our redemption program is included in the narrative preceding this table.

Unregistered Sales of Equity Securities

        We automatically issued options to purchase 5,000 shares of our common stock at $9.10 per share to each of our three independent directors on June 28, 2006 upon his reelection as a director pursuant to the 2005 Incentive Award Plan. The options granted pursuant to the 2005 Incentive Award Plan become fully exercisable one year after the date of grant. These shares were not registered under the Securities Act and were issued in reliance on Rule 4(2) of the Securities Act.

Item 3.    Defaults upon Senior Securities.

        None.

Item 4.    Submission of Matters to a Vote of Security Holders.

        The Annual Meeting of our stockholders (the "Annual Meeting") was held on June 28, 2006. All nominees standing for election as directors were elected. The following directors were elected to hold office for a term expiring at the 2007 Annual Meeting or until their successors are elected and qualified, with the vote for each director being reflected below:

Nominee	For	Withheld Authority
Robert M. Behringer	42,328,171	10,270
Robert S. Aisner	42,300,158	38,283
Charles G. Dannis	42,309,860	28,581
Steven W. Partridge	42,299,412	39,029
G. Ronald Witten	42,317,343	21,098

32

        The affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the Annual Meeting was required to elect each director.

        No other matters were submitted to a vote of security holders at the Annual Meeting.

Item 5.    Other Information.

        At the annual meeting of directors held on June 28, 2006, our board of directors approved new compensation payable to non-employee directors. Commencing on July 1, 2006, we will pay each of our directors who are not employees of Behringer Advisors, its affiliates or us an annual retainer of $25,000 in equal quarterly installments in arrears plus $1,000 for each board or committee meeting the director attends in person or by phone. We will pay the chairman of our audit committee an additional annual retainer of $10,000 and each of the chairmen of our compensation and nominating committees an additional annual retainer of $5,000.

Item 6.    Exhibits.

        The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

33

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.
Dated: August 14, 2006	By:	/s/ GARY S. BRESKY Gary S. Bresky Chief Financial Officer (Principal Financial Officer)

34

Index to Exhibits

Exhibit Number	Description
3.1.1	Sixth Articles of Amendment and Restatement (previously filed and incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-11 filed on October 20, 2003)
3.1.2	Certificate of Correction to Sixth Articles of Amendment and Restatement (previously filed and incorporated by reference to Form 8-K filed on December 15, 2005)
3.2.1	Amended and Restated Bylaws (previously filed and incorporated by reference to Amendment No. 4 to Registration Statement on Form S-11 filed on February 11, 2003)
3.1.3	Articles Supplementary to Sixth Articles of Amendment and Restatement (previously filed and incorporated by reference to Form 8-K filed on March 24, 2006)
3.2.1	Amended and Restated Bylaws (previously filed and incorporated by reference to Amendment No. 4 to Registration Statement on Form S-11 filed on February 11, 2003)
3.2.2	Amendment to the Amended and Restated Bylaws (previously filed and incorporated by reference to Form 8-K filed on February 22, 2006)
10.1	Purchase and Sale Agreement between GA-Paces West, LLC and Harvard Property Trust, LLC
10.2	Letter Agreement, dated May 2, 2006, between Behringer Advisors LP and Behringer Harvard REIT I, Inc. regarding waiver of asset management fees
10.3	Letter Agreement, dated August 9, 2006, between Behringer Advisors LP and Behringer Harvard REIT I, Inc. regarding waiver of asset management fees
31.1	Rule 13a-14(a) or Rule 15d-14(a) Certification of Principal Executive Officer
31.2	Rule 13a-14(a) or Rule 15d-14(a) Certification of Principal Financial Officer
32.1*	Section 1350 Certifications of Principal Executive and Financial Officers

*
In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certification will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

SUPPLEMENT NO. 4
DATED SEPTEMBER 20, 2006
TO THE PROSPECTUS DATED MARCH 31, 2006
OF BEHRINGER HARVARD REIT I, INC.

        This Supplement No. 4 supplements, and should be read in conjunction with, the prospectus of Behringer Harvard REIT I, Inc. dated March 31, 2006, as previously supplemented by Supplement No. 1 dated June 15, 2006, Supplement No. 2 dated June 30, 2006 and Supplement No. 3 dated August 15, 2006. Unless otherwise defined in this Supplement No. 4, capitalized terms used in this Supplement No. 4 have the same meanings as set forth in the prospectus.

Table of Contents

	Supplement No. 4 Page No.	Prospectus Page No.
Outside Front Cover Page of the Prospectus	1	front cover
Prospectus Summary	2	1
Questions and Answers about this Offering	9	19
Risk Factors	13	30
Estimated Use of Proceeds	15	60
Capitalization	16	63
Management	17	64
Stock Ownership	23	87
Management's Discussion and Analysis of Financial Condition and Results of Operations	25	110
Description of Real Estate Investments	42	122
Prior Performance Summary	75	148
Description of Shares	83	177
Summary of Distribution Reinvestment and Automatic Purchase Plans	84	190
Plan of Distribution	85	196
Experts	86	202
Financial Statements	F-1	F-1

Outside Front Cover Page of the Prospectus

The second full paragraph appearing on the outside front cover page of the prospectus is superceded in its entirety as follows:

        We are offering up to $952,000,000 in shares of our common stock. We are offering and selling to the public 80,000,000 shares of our common stock on a "best efforts" basis for $10.00 per share in the primary offering and 16,000,000 shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. As of July 31, 2006, we have sold approximately 72,200,000 shares in the primary offering and approximately 2,600,000 shares through our distribution reinvestment plan, generating approximately $691,000,000 in gross offering proceeds.

The phrase "Nasdaq National Market System" appearing in the first bulleted risk factor on the outside front cover page of the prospectus, and all other occurrences of the phrase "Nasdaq National Market System" appearing throughout the prospectus, are amended by adding "(or any successor market or exchange)" immediately after each occurrence of such phrase.

1

Prospectus Summary

Behringer Harvard REIT I, Inc.

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Behringer Harvard REIT I, Inc.," which begins on page 1 of the prospectus, and all similar discussions appearing throughout the prospectus.

        As of July 31, 2006, we owned interests in 28 office properties located in California, Colorado, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C. As of July 31, 2006, as a result of all of our public offerings, including the shares sold in this primary offering and through this distribution reinvestment plan, we had sold approximately 92,000,000 shares of our common stock, resulting in gross offering proceeds of approximately $860,850,000.

        We are offering up to $952,000,000 in shares of our common stock. We are offering and selling to the public 80,000,000 shares of our common stock on a "best efforts" basis for $10.00 per share in the primary offering and 16,000,000 shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share; provided that we reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

Terms of the Offering

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Terms of the Offering," which begins on page 2 of the prospectus, and all similar discussions appearing throughout the prospectus.

        We are offering up to $952,000,000 in shares of our common stock. We are offering and selling to the public 80,000,000 shares of our common stock on a "best efforts" basis for $10.00 per share in the primary offering and 16,000,000 shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. As of July 31, 2006, we have sold approximately 72,200,000 shares in the primary offering and approximately 2,600,000 shares through our distribution reinvestment plan, generating approximately $691,000,000 in gross offering proceeds.

Description of Investments and Borrowing

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Description of Investments and Borrowing," which begins on page 4 of the prospectus, and all similar discussions appearing throughout the prospectus.

        As of June 30, 2006, we had an aggregate debt leverage ratio of 57.6% of the aggregate value of our assets based on the contract purchase prices.

Estimated Use of Proceeds of this Offering

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Estimated Use of Proceeds of this Offering," which begins on page 4 of the prospectus, and all similar discussions appearing throughout the prospectus.

        As of July 31, 2006, for this offering we have paid approximately $45,600,000 in selling commissions, approximately $13,300,000 in dealer manager fees and approximately $13,300,000 in organization and offering expenses.

2

Distribution Policy

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Distribution Policy," which begins on page 5 of the prospectus, and all similar discussions appearing throughout the prospectus.

        Our board currently authorizes distributions on a quarterly basis, portions of which are paid on a monthly basis. Monthly distributions are paid based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions beginning on the day that they purchase shares. On June 28, 2006, our board of directors authorized distributions payable to stockholders of record each day during the months of July, August and September 2006. The authorized distributions equal a daily amount of $.0019178 per share of common stock, which is equivalent to an annual distribution rate of 7% assuming the share was purchased for $10.00. Distributions payable to each stockholder of record during a month currently are paid in cash on or before the 16th day of the following month. There is no assurance that we will be able to maintain distributions at the rate set by our board of directors for the third quarter of 2006.

        As a result of the increasing demand on the part of institutional and global investors for institutional quality real estate located in major U.S. markets, the costs of acquiring institutional quality real estate has increased since we first began accumulating real estate assets. This results in downward pressure on current yields from such assets, which would be expected to create downward pressure on the rate of current distributions that we are able to make. We expect this trend to continue for the rest of 2006 and into 2007. Rather than compromise the quality of our real estate portfolio, we intend to maintain an objective of building a portfolio of high quality institutional real estate. Although this strategy may result in delays in locating suitable investments, higher acquisition costs and lower returns in the short-term, we believe our portfolio's overall long-term performance will be enhanced. Our board of directors has and will continue to evaluate our distributions on at least a quarterly basis and depending on investment trends at the time, it may consider lowering our distribution rate for subsequent periods.

3

Conflicts of Interest

The ownership structure chart, including the footnotes thereto, which appears under the heading "Prospectus Summary—Conflicts of Interest" beginning on page 7 of the prospectus, is superceded in its entirety as follows:

(1)
Robert M. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings as of July 31, 2006.

(2)
Behringer Harvard Holdings currently owns 22,000 of our issued and outstanding shares. The remaining approximately 92,000,000 issued and outstanding shares are held by approximately 23,780 stockholders of record as of July 31, 2006.

(3)
Behringer Harvard Holdings owns 100% of the limited liability company interests of Behringer Harvard Partners, LLC.

(4)
We own 100% of the limited liability company interests of BHR Partners, LLC.

(5)
Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of Behringer Advisors, Behringer Securities LP, our dealer manager, and HPT Management Services LP, our affiliated property management company. Harvard Property Trust, LLC, a wholly-owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of Behringer Advisors and Behringer Securities. IMS, LLC, another wholly-owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management. Behringer Advisors owns 1,000 shares of our convertible stock, which is convertible into shares of our common stock in certain circumstances.

(6)
BHR Partners is a limited partner in Behringer Harvard Operating Partnership I LP, our operating partnership. As of July 31, 2006, BHR Partners owned an approximately 80% limited partnership interest in Behringer Harvard OP. We are the sole general partner and, as of July 31, 2006, we owned an approximately 0.1% limited partnership interest in Behringer Harvard OP.

4

Prior Offering Summary

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Prior Offering Summary," which begins on page 8 of the prospectus, and all similar discussions appearing throughout the prospectus.

        Over the last 15 years, Mr. Behringer has sponsored an additional twenty-nine privately offered real estate programs, consisting of twenty-eight single-asset, real estate limited partnerships and one private REIT, Harvard Property Trust, Inc. As of June 30, 2006, approximately 34,000 investors had invested an aggregate of approximately $2.3 billion in the foregoing real estate programs, including our public offerings.

Compensation to Behringer Harvard and its Affiliates

This section amends the discussions regarding Subordinated Performance Fees contained in the prospectus under the heading "Prospectus Summary—Compensation to Behringer Advisors and its Affiliates—Operational Stage," which appears on page 10 of the prospectus, and all similar discussions appearing throughout the prospectus (bold text indicates changes).

Subordinated Performance Fee (payable only if the Subordinated Incentive Listing Fee is not paid)	Upon termination of the advisory agreement between us and our advisor, other than termination by us because of a material breach of the advisory agreement by the advisor or due to a change in control, a performance fee of up to 15% of the amount by which our going concern value based on the actual value of our assets less our indebtedness at the time of termination, plus total distributions paid (excluding the 10% stock dividend) to our stockholders, exceeds the aggregate capital contributions contributed by stockholders plus payment to investors of a 9% annual, cumulative, non-compounded return on capital. This subordinated performance fee will be paid in the form of an interest bearing note that will be repaid using the entire net sales proceeds from sale of each property after the date of termination. The subordinated performance fee will be reduced or eliminated upon determining the number of shares of common stock issuable upon conversion of the convertible stock.	Actual amounts are dependent upon our going concern value based on the actual value of our assets and our indebtedness at the time of the termination of the advisory agreement and, therefore, cannot be determined at the present time.
Subordinated Performance Fee (payable upon termination of the advisory agreement upon a change of control)
Upon termination of the advisory agreement between us and our advisor because of a change of control, a performance fee of up to 15% of the amount by which our going concern value based on the actual value of our assets less our indebtedness at the time of termination, plus total distributions paid (excluding the 10% stock dividend) to our stockholders, exceeds the aggregate capital contributions contributed by stockholders plus payment to stockholders of a 9% annual, cumulative, non-compounded return on capital. The subordinated performance fee will be reduced or eliminated upon determining the number of shares of common stock issuable upon conversion of the convertible stock.
Actual amounts are dependent upon our going concern value based on the actual value of our assets and our indebtedness at the time of the termination of the advisory agreement and, therefore, cannot be determined at the present time.

5

Other Behringer Harvard Programs

This section supplements the discussion under the table heading "Offering Size—Behringer Harvard REIT I," which appears under the heading "Prospectus Summary—Other Behringer Harvard Programs" on page 13 of the prospectus, and all similar discussions appearing throughout the prospectus.

        $800,000,000 to the public in the primary offering plus $152,000,000 for the distribution reinvestment plan; no minimum offering. Shares may be reallocated between the primary offering and the distribution reinvestment plan.

Summary Financial Data

This section supplements the discussion contained in the prospectus under the heading "Prospectus Summary—Summary Financial Data," which begins on page 17 of the prospectus, and all similar discussions appearing throughout the prospectus.

        At June 30, 2006, we wholly owned 21 properties and owned tenant-in-common interests in seven properties. At December 31, 2005, we wholly owned 14 properties and owned tenant-in-common interests in seven properties. At December 31, 2004, we wholly owned one property and owned tenant-in-common interests in six properties. At December 31, 2003, we had a tenant-in-common interest in one property and we owned no properties during the period from inception (June 28, 2002) through December 31, 2002. Accordingly, the selected financial data for each period presented below reflects significant increases in all categories. The following data should be read in conjunction with our consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus. The selected financial data presented below has been derived from our consolidated financial statements (in thousands, except per share amounts).

6

	As of June 30, 2006	As of December 31, 2005	As of December 31, 2004	As of December 31, 2003	As of December 31, 2002
Total assets	$1,744,972	$900,582	$198,888	$11,685	$197

Long-term debt obligations	$998,513	$353,555	$82,354	$4,333	$—
Other liabilities	80,272	26,224	6,613	281	—
Minority interest(1)	3,224	3,375	—	—	—
Stockholders' equity	662,963	517,428	109,921	7,071	197

Total liabilities and stockholders' equity	$1,744,972	$900,582	$198,888	$11,685	$197

	Six months ended June 30, 2006	Year ended December 31, 2005	Year ended December 31, 2004	Year ended December 31, 2003	From inception (June 28, 2002) through December 31, 2002
Rental revenues(2)	$54,452	$31,057	$130	$—	$—
Property operating expense and real estate taxes(2)	17,697	10,301	22	—	—
Depreciation and amortization(2)	25,188	15,033	—	—	—
Interest expense(3)	15,798	13,137	1,690	61	—
Rate lock extension expense/(recoveries)	—	(525)	525	—	—
Property and asset management fees(4)	2,976	3,359	295	10	—
Organization expenses	—	—	218	17	—
General and administrative	657	1,254	712	223	4

Total expenses	62,316	42,559	3,462	311	4
Interest income	1,931	2,665	390	4	1
Equity in investments of tenant-in-common interests(5)	2,309	3,115	1,403	18	—

Net loss	$(3,624)	$(5,722)	$(1,539)	$(289)	$(3)

Basic and diluted loss per share(6)	$(0.05)	$(0.15)	$(0.26)	$(1.84)	$(0.12)
Distributions declared per share(6)	$0.35	$0.67	$0.64	$0.58	$—

(1)
Minority interest not owned by us consists of 432,586 units of limited partnership interests in Behringer OP.

(2)
Rental revenues, property operating expense, real estate taxes, depreciation and amortization are from our wholly-owned properties.

7

(3)
Interest expense includes our proportionate share of mortgage interest expense and deferred financing fees from our tenant-in-common interest investments and from our wholly-owned properties that have associated mortgages.

(4)
Property and asset management fees include our proportionate share of these fees from our tenant-in-common interest investments and from our wholly-owned properties.

(5)
Our equity in investments of tenant-in-common interests is our proportionate share of revenues and expenses from our tenant-in-common interest investments.

(6)
Basic and diluted loss per share and distributions declared per share for each period presented reflects the effect of the 10% stock dividend issued October 1, 2005.

8

Questions and Answers about this Offering

The answer to the question "What properties do you currently own?," which begins on page 20 of the prospectus, and all similar discussions appearing throughout the prospectus, are supplemented as follows:

        As of July 31, 2006, we owned interests in 28 office properties located in California, Colorado, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C.; see "Description of Real Estate Investments" for information on each of our real estate investments.

Property Name	Major Tenants	Building Type	Square Feet	Location
Minnesota Center	Computer Associates International, Inc. CB Richard Ellis, Inc. Regus Business Centre Corp.	14-story office building	276,425 sq. ft.	Bloomington, Minnesota
Enclave on the Lake	SBM—IMODCO, Inc. Atlantic Offshore Limited	6-story office building	171,090 sq. ft.	Houston, Texas
St. Louis Place	Fleishman-Hillard, Inc. Trizec Properties, Inc. Moser & Marsalek, P.C. Peckham Guyton Albers & Viets, Inc. U.S. General Services Administration (Dept. of SSA)	20-story office building	337,088 sq. ft.	St. Louis, Missouri
Colorado Building	Bowne of New York City, Inc. InfoTech Strategies, Inc. Community Transportation Association of America U.S. General Services Administration (EPA) Wilson, Elser, Moskowitz, Edelman & Dicker, LLP	11-story office building	121,701 sq. ft.	Washington, D.C.
Travis Tower	CenterPoint Energy, Inc. Linebarger Goggan Blair Pena & Sampson LLP Edge Petroleum Corporation Samson Lone Star LP	21-story office building	507,470 sq. ft.	Houston, Texas
Cyprus Building	Phelps Dodge Corporation	4-story office building	153,048 sq. ft.	Englewood, Colorado

9

250 West Pratt Street Property	Vertis, Inc. Semmes Bowen & Semmes U.S. General Services Administration	24-story office building	368,194 sq. ft.	Baltimore, Maryland
Ashford Perimeter Building	Verizon Wireless, Inc. Noble Systems Corporation XO Georgia, Inc. Coalition America, Inc.	6-story office building	288,175 sq. ft.	Atlanta, Georgia
Alamo Plaza	Pioneer Natural Resources USA, Inc. Newfield Exploration J. Walter Thompson	16-story office building	191,151 sq. ft.	Denver, Colorado
Utah Avenue Building	Northrop Grumman Space and Mission Systems Corporation Unisys Corporation	1-story office/research and development building	150,495 sq. ft.	El Segundo, California
Lawson Commons	Lawson Associates, Inc. St. Paul Fire and Marine Insurance Company	13-story office building	436,342 sq. ft.	St. Paul, Minnesota
Downtown Plaza	The Designory, Inc. Barrister Executive Suites, Inc. City of Long Beach	6-story office building	100,146 sq. ft.	Long Beach, California
Western Office Portfolio	Alliance Data Systems Allstate Insurance Company	Five separate properties:
	The Goodrich Corporation	• 3-story office building	• 230,061 sq. ft.	• Richardson, Texas
		• 3-story office building	• 88,335 sq. ft.	• Tigard, Oregon
		• 3-story office building	• 71,739 sq. ft.	• Diamond Bar, California
		• 2-story office building	• 55,095 sq. ft.	• Diamond Bar, California
		• 2-story office building	• 40,759 sq. ft.	• Diamond Bar, California
Buena Vista Plaza	Disney Enterprises, Inc.	7-story office building	115,130 sq. ft.	Burbank, California
One Financial Plaza	Deloitte & Touche USA LLP Martin-Williams, Inc. Clarity Coverdale Fury Advertising, Inc.	27-story office building	393,902 sq. ft.	Minneapolis, Minnesota

10

Riverview Tower	Alcoa, Inc. Branch Banking & Trust Company Woolf, McClane, Bright, Allen & Comperter, PLLC	24-story office building	334,196 sq. ft.	Knoxville, Tennessee
1325 G Street	Neighborhood Reinvestment Corporation Federal Bureau of Investigations Prudential Relocations, Inc.	10-story office building	306,563 sq. ft.	Washington, D.C.
Woodcrest Center	Towers, Perrin, Forster and Crosby, Inc. Equity One, Inc. American Water Works Company, Inc.	1-story office building	333,275 sq. ft.	Cherry Hill, New Jersey
Burnett Plaza	Americredit Financial Services, Inc. Burlington Resources Oil and Gas Company, L.P. U.S. Department of Housing and Urban Development	40-story office building	1,024,627 sq. ft.	Ft. Worth, Texas
Paces West	Piedmont Hospital Inc. Docucorp International, Inc. BT Americas Inc.	14-story and 17-story office buildings	646,000 combined sq. ft.	Atlanta, Georgia
Riverside Plaza	Deutsche Investment Management Americas, Inc. Fifth Third Bank Synovate, Inc.	35-story office building and 3-story fitness center	1.2 million combined sq. ft.	Chicago, Illinois
The Terrace	Cirrus Logic, Inc. Vinson & Elkins	Two 5-story and two 6-story office buildings	619,000 combined sq. ft.	Austin, Texas
10777 Clay Road	Paragon Engineering Services, Inc.	3-story office building	227,486 sq. ft.	Houston, Texas
600/619 Alexander Road	Sovereign Bank Nassau Broadcasting Partners, L.P.	Two 3-story buildings	97,447 combined sq. ft.	Princeton, New Jersey

The answer to the question "Who will choose the investments you make?" which begins on page 23 of the prospectus, and all similar discussions appearing throughout the prospectus, are supplemented as follows:

        As of June 30, 2006, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $2.3 billion from approximately 34,000 investors and which owned and operated a total of 73 commercial real estate properties.

11

The answer to the question "What have your distribution payments been since you began operations on October 1, 2003?," which begins on page 25 of the prospectus, and all similar discussions appearing throughout the prospectus, are supplemented as follows:

        Since we began operations, our board has authorized distributions on a quarterly basis as follows:

Quarter	Approximate Amount (Rounded)	Annualized Percentage Return Assuming $10.00 Per share Purchase Price*
4th Qtr. 2003	$0.1764376 per share	7%
Fiscal Year 2004	$0.6999970 per share	7%
Fiscal Year 2005	$0.6999970 per share	7%
1st Qtr. 2006	$0.1726020 per share	7%
2nd Qtr. 2006	$0.1745198 per share	7%
3rd Qtr. 2006	$0.1764376 per share	7%

*
Your average weighted share price may be lower than $10.00 per share, and your individual percentage return may be greater than 7%, as a result of shares purchased through our distribution reinvestment plan at less than $10.00 per share or acquired in connection with our 10% stock distribution.

12

Risk Factors

Risks Related to an Investment in Behringer Harvard REIT I

The following risk factor, which appears on page 31 of the prospectus under the heading "Risk Factors—Risks Related to an Investment in Behringer Harvard REIT I," is superceded in its entirety as follows:

Our rights, and the rights of our stockholders, to recover claims against our officers, directors and advisor are limited.

        Maryland law provides that a director will not have any liability as a director if the person performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter limits the liability of our directors and officers to us an our stockholders for monetary damages to the maximum extent permitted by Maryland law. Our charter also provides that we will generally indemnify our directors, our officers, our employees, our agents, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases. However, in accordance with the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, our charter does provide that we may not indemnify our directors, our officers, our employees, our agents, our advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See the section captioned "Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" elsewhere herein.

Risks Related to Conflicts of Interest

The following risk factor, which appears on page 32 of the prospectus under the heading "Risk Factors—Risks Related to Conflicts of Interest," is superceded in its entirety as follows:

Behringer Advisors faces conflicts of interest relating to the purchase and leasing of properties, that may not be resolved in our favor.

        Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties. As a result, we may be buying properties at the same time as one or more of the other Behringer Harvard sponsored programs managed by officers and employees of our advisor and/or its affiliates are buying properties, and these other Behringer Harvard sponsored programs may use investment strategies that are substantially similar to ours. Our affiliates, Behringer Harvard Advisors I LP and Behringer Harvard Advisors II LP, are the advisors to other Behringer Harvard sponsored real estate programs. Our executive officers and the executive officers of our advisor also are the executive officers of Behringer Harvard Advisors I LP, Behringer Harvard Advisors II LP and other REIT advisors, the general partners of limited partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs, and these entities are and will be under common ownership. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of managers of other Behringer Harvard sponsored programs decide whether to

13

allocate any particular property to us or to another Behringer Harvard sponsored program or affiliate, which may have an investment strategy that is substantially similar to ours. In addition, we may acquire properties in geographic areas where other Behringer Harvard sponsored programs own properties. If one of the other Behringer Harvard sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans on our behalf, since other Behringer Harvard sponsored programs may be competing with us for such investments.

Risks Related to Our Business in General

The following risk factor is added on page 43 as the last risk factor under the heading "Risk Factors—Risks Related to Our Business in General":

The State of Texas recently enacted legislation that creates a new "margin tax" and decreases state property taxes. This tax reform could result in decreased reimbursable expenses from tenants, and increased taxes on our operations, which could reduce the cash available for distribution to you.

        In May 2006, the State of Texas enacted legislation which replaces the current franchise tax with a new "margin tax," which is effective for calendar years beginning after December 31, 2006. The new legislation expands the entities from those that are covered by the current Texas franchise tax, and specifically includes limited partnerships as subject to the new margin tax. The tax generally will be 1% of an entity's taxable margin, which is the part of an entity's total revenue less applicable deductions apportioned to Texas. In May 2006, the State of Texas also enacted legislation that reduces the state property tax. As a result of this new property tax legislation, our reimbursable expenses from tenants at the property level may decrease, due to decreased property taxes. We hold significant assets in Texas. As a consequence, the new margin tax, combined with the decrease of reimbursable expenses due to the decreased property tax, could reduce the amount of cash we have available for distribution to you.

14

Estimated Use of Proceeds

The first sentence of the first full paragraph under the heading "Estimated Use of Proceeds," which begins on page 60 of the prospectus, is superceded in its entirety as follows:

        The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the maximum offering of 96,000,000 shares and (2) the maximum offering of 80,000,000 shares pursuant to the primary offering and no shares pursuant to the distribution reinvestment plan, respectively. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

15

Capitalization

This section supplements the discussion contained in the prospectus under the heading "Capitalization," which begins on page 63 of the prospectus, and all similar discussions appearing throughout the prospectus.

        The following table sets forth our actual capitalization as of June 30, 2006. The information set forth in the following table should be read in conjunction with our historical financial statement included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

As of June 30, 2006
(in thousands)
LIABILITIES
Mortgages payable	$998,513
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—
Common stock, $.0001 par value per share; 349,999,000 shares authorized; 87,739,456 and 67,863,168 shares issued and outstanding at June 30, 2006	9
Additional paid-in capital	779,258
Cumulative distributions and net loss	(116,304)

TOTAL STOCKHOLDERS' EQUITY	$662,963

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Management

Executive Officers and Directors

This section supplements the biographies of the following individuals appearing under the heading "Management—Executive Officers and Directors," which begins on page 66 of the prospectus.

        Robert M. Behringer is our Chief Executive Officer, Chief Investment Officer and Chairman of the Board and the Chief Executive Officer of Behringer Advisors, our advisor. He also is the majority owner, sole manager and Chief Executive Officer of Behringer Harvard Holdings, the parent corporation of Behringer Advisors. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, each a publicly registered real estate limited partnership. Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II, private real estate limited partnerships. Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other Behringer Harvard companies.

        From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net asset value of approximately $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989, that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

        Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds NASD Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer also was a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

        Robert S. Aisner is our President and Chief Operating Officer, one of our directors and President of the other Behringer Harvard companies. Mr. Aisner has over 30 years of commercial real estate experience. From 1996 until joining Behringer Harvard REIT I in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company, which oversees all of AMLI's apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that manages AMLI's corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performs real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on AMLI's Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.

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        Mr. Aisner served as an independent director of Behringer Harvard REIT I from June 2002 until February 2003 and while an executive with us from June 2003 until the present he also has served as a director. Mr. Aisner serves as President of Behringer Harvard Holdings, Harvard Property Trust, LLC, IMS, HPT Management and Behringer Development. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

        Gary S. Bresky is our Chief Financial Officer. Mr. Bresky also is the Chief Financial Officer and Treasurer of Behringer Advisors and all of the other Behringer Harvard companies.

        Prior to his employment with the Behringer Harvard REIT I, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

        From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, Ltd. and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds NASD Series 7, 24, 27 and 63 registrations. Mr. Bresky received a Bachelor of Arts degree from the University of California—Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

        M. Jason Mattox is our Executive Vice President. Mr. Mattox also serves as a Senior Vice President of Behringer Advisors and serves in a similar capacity with the other Behringer Harvard companies.

        From 1997 until joining Behringer Harvard REIT I in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.'s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

        Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds NASD Series 7, 24 and 63 registrations. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

        Jon L. Dooley is our Executive Vice President—Real Estate. Mr. Dooley holds a similar position with other Behringer Harvard sponsored programs, including Behringer Advisors, which he joined as an employee in 2004. From June 2002 until May 2003, he served as one of our independent directors. In 2002, he served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company. For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. (Lend Lease), a leading real estate pension manager and advisor in the United States and Equitable Real Estate Investment Management, Inc. (acquired by Lend Lease). In 1997, Mr. Dooley became a principal with Lend Lease. Mr. Dooley served as a Senior Vice President of Asset Management from 1991 to 1996 while at Equitable Real Estate Management, Inc. Mr. Dooley has over 25

18

years of commercial real estate experience. Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.

Key Personnel

This section supplements the biographies of the following individuals appearing under the heading "Management—Key Personnel," which begins on page 69 of the prospectus.

        James D. Fant is our Senior Vice President—Real Estate of Behringer Advisors and joined Behringer Harvard in April 2005. Mr. Fant has been in the commercial real estate business since 1983 primarily in investment advisory services, project development, and investment sales. From October 2002 until March 2005, Mr. Fant was the founder of an advisory business providing financial and real estate services to small businesses. From March 2000 until September 2002, Mr. Fant served as Vice President of Acquisitions for the pension advisory firm Kennedy Associates, sourcing opportunity acquisitions and ground up development transactions with local development partners in the mid continent region of the country. From October 1998 until February 2000, he served as Vice President for Metro-American Developers and Investors sourcing development and investment opportunities. Mr. Fant served in multiple capacities for MEPC American Properties from December 1983 until September 1998. As Senior Vice President, his responsibilities included acquisitions and dispositions, project development and asset management in markets throughout the country. Mr. Fant has experience in a variety of product types including office, industrial, and retail. Mr. Fant received a Bachelor of Business Administration degree from the University of Texas at Arlington, is a Certified Public Accountant licensed in the State of Texas and is a Licensed Real Estate Salesman.

        Samuel A. Gillespie is our Senior Vice President—Funds Management of Behringer Advisors and joined Behringer Harvard in November, 2004. Mr. Gillespie has 22 years of experience in the commercial real estate industry, all with Trammell Crow Company prior to joining Behringer Harvard. His most recent position was as Managing Director of National Accounts where he was responsible for providing senior level leadership for Trammell Crow Company's largest institutional customers, representing 175 million square feet and $135,000,000 in revenue. Prior to that Mr. Gillespie was Partner in Charge of Trammell Crow's Indianapolis office from 1986-1997, developing 3 million square feet of office and warehouse space valued at over $100,000,000 as well as assembling, rezoning and financing three complex land sites totaling 500 acres. Mr. Gillespie began his career as a leasing agent in Oklahoma City in 1983, representing Trammell Crow's office and warehouse portfolio to the tenant and brokerage community, where he negotiated over 850,000 square feet of leases in a three year period. Mr. Gillespie graduated summa cum laude in 1981 with a Bachelor Degree in Accounting from Texas A&M University.

        Terry Kennon is our Senior Vice President—Asset Management of Behringer Advisors. Mr. Kennon holds the same title with other Behringer Harvard companies. Mr. Kennon joined Behringer Advisors in February 2004 and has over 30 years of commercial real estate experience. From September 2002 until February 2004, he was Senior Vice President—Asset Management with KBS Realty Advisors, a pension fund advisor. As such, he was responsible for 2.5 million square feet of office space in the Central and Northeastern U.S. markets. From July 2001 until August 2002, Mr. Kennon served as Regional Vice President—Property Management for PM Realty Group, a national property management and leasing company. From August 2000 until July 2001, he served as Senior Vice President—Marketing for Safeco Title Company, a regional title company, and from June 1997 until August 2000, he was Managing Director of Landauer Associates, a national real estate counselor and a subsidiary of Aegon Insurance Company. The majority of his career, he held the position of Vice President of The Prudential Real Estate Group which included both the general account and pension advisory divisions. He has extensive experience in institutional property ownership having been responsible for asset management, acquisitions and dispositions for office, industrial, multi-family and retail properties. Mr. Kennon holds a Bachelor of Business Administration and Masters of Business Administration degrees from the University of Memphis. He is a Certified Property Manager.

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Compensation of Directors

This section supplements the discussion contained in the prospectus under the heading "Management—Compensation of Directors," which begins on page 70 of the prospectus, and all similar discussions appearing throughout the prospectus.

        We pay each of our directors who are not employees of Behringer Harvard REIT I, Behringer Advisors or their affiliates an annual retainer of $25,000 in equal quarterly installments plus $1,000 for each board or committee meeting the director attends in person or by phone. We pay the chairman of our audit committee an additional annual retainer of $10,000 and each of the chairmen of our compensation and nominating committees an additional annual retainer of $5,000. It is our policy to grant to each of our non-employee directors an option to purchase 5,000 shares of common stock at $9.10 per share upon their initial election as a director and upon each reelection as a director.

2005 Incentive Award Plan

This section supplements the discussion contained in the prospectus under the heading "Management—2005 Incentive Award Plan," which begins on page 70 of the prospectus, and all similar discussions appearing throughout the prospectus.

Maximum Shares and Award Limits

        As of July 31, 2006, a total of 13,190,100 shares have been reserved for issuance under the 2005 Incentive Award Plan.

Automatic Option Grants to Non-Employee Directors

        On May 31, 2005, we automatically issued options to purchase 5,500 shares of our common stock at $8.27 per share, as adjusted for the 10% stock dividend on October 1, 2005, to each of our three independent directors upon his reelection as a director pursuant to the 2005 Incentive Award Plan. These options became fully exercisable as of May 31, 2006. On June 28, 2006, we automatically issued options to purchase 5,000 shares of our common stock at $9.10 per share to each of our three independent directors upon his reelection as a director pursuant to Appendix A of the 2005 Incentive Award Plan. These options become fully exercisable as of June 28, 2007.

Non-Employee Director Stock Option Plan

The first full paragraph of the discussion appearing under the heading "Management—Non-Employee Director Stock Option Plan," which begins on page 73 of the prospectus, is superceded in its entirety as follows:

        The Behringer Harvard REIT I Non-Employee Director Stock Option Plan (referred to herein as the "Director Option Plan") was approved by our board of directors and stockholders on June 26, 2002. The Director Option Plan was terminated on May 31, 2005 following our stockholder's approval of the 2005 Incentive Award Plan; however, all options granted under the Director Option Plan prior to its termination remain outstanding and subject to the terms of the Director Option Plan. As of the date of termination, options to acquire 3,000 shares of our common stock had been granted under such plan to each of Messrs. Dannis, Partridge and Witten. These options were granted on May 27, 2004 with an exercise price of $10.91 per share, as adjusted for the 10% stock dividend on October 1, 2005, and were fully vested as of May 27, 2005.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

The second full paragraph appearing under the heading "Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents," which begins on page 74 of the prospectus, is superceded in its entirety as follows:

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        Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates directors' and officers' liability to us and our stockholders for monetary damages to the maximum extent permitted by Maryland law. Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

  •
  an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services;

  •
  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

  •
  in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us, in which case indemnification is limited to expenses.

The Advisory Agreement

This section supplements the discussion contained in the prospectus under the heading "Management—The Advisory Agreement," which begins on page 76 of the prospectus, and all similar discussions appearing throughout the prospectus.

The term of the current advisory agreement expires in March 2007 but may be renewed for an unlimited number of successive one-year periods.

Stockholdings

This section supplements the discussion contained in the prospectus under the heading "Management—Stockholdings," which begins on page 78 of the prospectus, and all similar discussions appearing throughout the prospectus.

        As of July 31, 2006, approximately 92,000,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. On March 22, 2006, we sold 1,000 shares of our convertible stock to Behringer Advisors.

Property Manager

This section supplements the discussion contained in the prospectus under the heading "Management—Property Manager," which begins on page 78 of the prospectus, and all similar discussions appearing throughout the prospectus.

As of July 31, 2006, HPT Management together with its subsidiary, Behringer Harvard TIC Management Services LP, was managing in excess of 11 million square feet of office buildings for real estate programs sponsored by Mr. Behringer.

21

Management Compensation

Footnote (1) to the compensation table under the heading "Management Compensation," which begins on page 80 of the prospectus, is superceded in its entirety as follows:

(1)
The estimated maximum dollar amounts are based on the sale of a maximum of 80,000,000 shares to the public at $10.00 per share in the primary offering and sale of a maximum of 16,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment offering.

The following paragraph is added on page 86 of the prospectus as the last full paragraph under the heading "Management—Management Compensation":

        In addition, from time to time, Behringer Harvard Holdings or its affiliates, including our advisor, Behringer Advisors, may agree to waive or defer all or a portion of the acquisition, asset management or other fees due them to increase the amount of cash available to pay distributions to investors. For the six months ended June 30, 2006, asset management fees of approximately $1.7 million were waived, approximately $1.2 million of which was waived in respect of the three months ended March 31, 2006 and approximately $0.5 million of which was waived in respect of the three months ended June 30, 2006.

22

Stock Ownership

This section supplements the discussion contained in the prospectus under the heading "Stock Ownership," which begins on page 87 of the prospectus, and all similar discussions appearing throughout the prospectus.

        The following table shows, as of July 31, 2006, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

		Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner		Number of Shares of Common Stock	Percentage of Class
Robert M. Behringer(2)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	31,409.0119	*
Robert S. Aisner(3)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	—	—
Gerald J. Reihsen, III(4)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	2,417.5824	*
Gary S. Bresky(5)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	3,021.9779	*
M. Jason Mattox(6)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	384.6153	*
Charles G. Dannis(7)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	10,604.2712	*
Steven W. Partridge(7)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	13,450	*
G. Ronald Witten(7)	15601 Dallas Parkway, Suite 600, Addison, Texas 75001	15,426.3736	*
All directors and executive officers as a group (eight persons)(2)		76,713.8323	*

*
Less than 1%

(1)
For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (1) approximately 92,000,000 shares of common stock outstanding as of July 31, 2006, and (2) shares of common stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days following July 31, 2006; it does not include 1,000 shares of convertible stock owned by Behringer Advisors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(2)
Includes 22,000 shares of common stock owned by Behringer Harvard Holdings but does not include 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. As of July 31, 2006, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Aisner controls the disposition of 4% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Aisner's interest in Behringer Harvard Holdings.

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(4)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Reihsen's interest in Behringer Harvard Holdings.

(5)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Bresky controls the disposition of 3% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Bresky's interest in Behringer Harvard Holdings.

(6)
Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Mattox controls the disposition of 1.5% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Mattox's interest in Behringer Harvard Holdings.

(7)
Includes vested options exercisable into 8,500 shares of common stock.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

        This section supplements the discussion contained in the prospectus under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," which begins on page 110 of the prospectus, and all similar discussions appearing throughout the prospectus.

        The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements and the notes thereto.

Critical Accounting Policies and Estimates

        Management's discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates, including investment impairment. These estimates are based on management's historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. Our most sensitive estimates involve the allocation of the purchase price of acquired properties and evaluating our real-estate related investments for impairment.

  Investments in Tenant-in-Common Interests

        The "Investments in tenant-in-common interests" on our balance sheet consists of our undivided tenant-in-common ("TIC") interests in various office buildings. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in Financial Accounting Standards Board Interpretation ("FIN") No. 46R and do not meet the voting interest requirements required for consolidation under the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 78-9 "Accounting for Investments in Real Estate Ventures," as amended by Emerging Issues Task Force ("EITF") 04-5 "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights."

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received.

  Investment Impairments

        For our wholly-owned properties, we monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges in 2005, 2004 or 2003 or for the six months ended June 30, 2006 or 2005.

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant

25

relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

  Overview

        We were incorporated on June 26, 2002 as a Maryland corporation. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 TIC interests, or in entities that make investments similar to the foregoing. We operate as a REIT for federal and state income tax purposes.

        As of June 30, 2006, we owned a portfolio of 28 properties located in California, Colorado, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Oregon, Tennessee, Texas, and Washington, D.C.

        On February 11, 2005, this offering of common stock was declared effective for up to 80,000,000 shares of common stock at $10.00 per share and the issuance of up to 16,000,000 shares of common stock at $9.50 per share that may be distributed pursuant to our distribution reinvestment program. We reserve the right to reallocate the shares between the primary offering and out distribution reinvestment plan.

  Results of Operations

        At June 30, 2006, we had 21 wholly-owned properties and had TIC interests in seven properties. At June 30, 2005, we had five wholly-owned properties and had TIC interests in seven properties. At December 31, 2005, we wholly owned 14 properties and had TIC interests in seven additional properties. At December 31, 2004, we

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wholly owned one property and had TIC interests in six additional properties. At December 31, 2003, we owned a TIC interest in one property. Accordingly, our results of operations for each period presented reflect significant increases in all categories. We revised the presentation of our 2004 Consolidated Statements of Operations to remove the operating loss subtotal and the other income caption to conform to current presentation. See Note 17—"Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003" in the Notes to the Consolidated Financial Statements.

Three months ended June 30, 2006 as compared to three months ended June 30, 2005

        Rental Revenue.    Rental revenue was from our wholly-owned properties and was approximately $31.9 million for the three months ended June 30, 2006 as compared to approximately $3.7 million for the three months ended June 30, 2005. The increase in rental revenue is primarily due to our increased number of wholly-owned real estate properties. We expect increases in rental revenue in the future as we purchase additional real estate properties. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Property Operating Expense.    Property operating expense for the three months ended June 30, 2006 was approximately $6.3 million as compared to approximately $0.7 million for the three months ended June 30, 2005 and was comprised of property operating expense from our wholly-owned properties. The increase in property operating expense is primarily due to our increased number of wholly-owned real estate properties. We expect increases in property operating expense in the future as we purchase additional real estate properties. Under the accounting policies described above, property operating expense of properties in which we own a TIC interest are not recorded as property operating expense to us.

        Interest Expense.    Interest expense for the three months ended June 30, 2006 and 2005 was approximately $9.1 million and $2.1 million, respectively, and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our real estate and TIC interest investments. We expect increases in interest expense in the future as we purchase and invest in additional real estate properties.

        Real Estate Taxes.    Real estate taxes for the three months ended June 30, 2006 were approximately $4.0 million as compared to approximately $0.5 million for the three months ended June 30, 2005 and were comprised of real estate taxes from each of our wholly-owned properties. The increase in real estate taxes is primarily due to our increased number of wholly-owned real estate properties. We expect increases in real estate taxes in the future as we purchase additional real estate properties. Under the accounting policies described above, real estate taxes of properties in which we own a TIC interest are not recorded as real estate taxes to us.

        Property Management Fees.    Property management fees for the three months ended June 30, 2006 were approximately $1.1 million as compared to approximately $0.3 million for the three months ended June 30, 2005, and were comprised of property management fees related to our wholly-owned real estate property and TIC interest investments. We expect increases in property management fees in the future as we invest in additional real estate properties.

        Asset Management Fees.    Asset management fees were approximately $1.1 million for the three months ended June 30, 2006 as compared to approximately $0.2 million of expense for the three months ended June 30, 2005 and were comprised of asset management fees associated with our wholly-owned properties and TIC interest investments. Asset management fees of $0.5 million were waived by Behringer Advisors for the three months ended June 30, 2006.

        General and Administrative Expense.    General and administrative expense for the three months ended June 30, 2006 was approximately $0.3 million as compared to approximately $0.4 million for the three months ended June 30, 2005 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, auditing fees, legal fees and other administrative expenses.

        Depreciation and Amortization Expense.    Depreciation and amortization expense for the three months ended June 30, 2006 was approximately $15.1 million as compared to $1.6 million for the three months ended June 30, 2005 and was comprised of depreciation and amortization expense from each of our wholly-owned properties. We expect increases in depreciation and amortization expense in the future as we purchase additional real estate properties. Under the accounting policies described above, depreciation and amortization expense of properties in which we own a TIC interest are not recorded as depreciation and amortization expense to us.

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        Interest Income.    Interest income for the three months ended June 30, 2006 was approximately $0.9 million and was comprised of interest income associated with funds on deposit with banks. During the three months ended June 30, 2005, we earned approximately $0.5 million in interest income.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the three months ended June 30, 2006 was approximately $1.2 million and was comprised of our share of equity in the earnings of our TIC interest investments. During the three months ended June 30, 2005, our equity in earnings of investments in TIC interests was approximately $0.8 million.

Six months ended June 30, 2006 as compared to six months ended June 30, 2005

        Rental Revenue.    Rental revenue was from our wholly-owned properties and was approximately $54.5 million for the six months ended June 30, 2006 as compared to approximately $5.7 million for the six months ended June 30, 2005. The increase in rental revenue is primarily due to our increased number of wholly-owned real estate properties. We expect increases in rental revenue in the future as we purchase additional real estate properties. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Property Operating Expense.    Property operating expense for the six months ended June 30, 2006 was approximately $10.9 million as compared to approximately $1.0 million for the six months ended June 30, 2005 and was comprised of property operating expense from our wholly-owned properties. The increase in property operating expense is primarily due to our increased number of wholly-owned real estate properties. We expect increases in property operating expense in the future as we purchase additional real estate properties. Under the accounting policies described above, property operating expense of properties in which we own a TIC interest are not recorded as property operating expense to us.

        Interest Expense.    Interest expense for the six months ended June 30, 2006 and 2005 was approximately $15.8 million and $3.8 million, respectively, and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our real estate and TIC interest investments. We expect increases in interest expense in the future as we purchase and invest in additional real estate properties.

        Rate Lock Extension Expense.    There was no rate lock extension expense for the six months ended June 30, 2006. Rate lock extension expense for the six months ended June 30, 2005 was approximately $0.5 million. Although we may continue to enter into additional interest rate lock agreements, we do not expect to incur rate lock extension fee expense in the future.

        Real Estate Taxes.    Real estate taxes for the six months ended June 30, 2006 were approximately $6.8 million as compared to approximately $0.7 million for the six months ended June 30, 2005 and were comprised of real estate taxes from each of our wholly-owned properties. The increase in real estate taxes is primarily due to our increased number of wholly-owned real estate properties. We expect increases in real estate taxes in the future as we purchase additional real estate properties. Under the accounting policies described above, real estate taxes of properties in which we own a TIC interest are not recorded as real estate taxes to us.

        Property Management Fees.    Property management fees for the six months ended June 30, 2006 were approximately $1.8 million as compared to approximately $0.4 million for the six months ended June 30, 2005, and were comprised of property management fees related to our wholly-owned real estate property and TIC interest investments. We expect increases in property management fees in the future as we invest in additional real estate properties.

        Asset Management Fees.    Asset management fees were approximately $1.1 million for the six months ended June 30, 2006 as compared to approximately $0.4 million of expense for the six months ended June 30, 2005 and were comprised of asset management fees associated with our wholly-owned properties and TIC interest investments. Asset management fees of approximately $1.2 million were waived by Behringer Advisors for the three months ended March 31, 2006 and $0.5 million of asset management fees were waived for the three months ended June 30, 2006.

        General and Administrative Expense.    General and administrative expense was approximately $0.7 million for the six months ended June 30, 2006 and 2005 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, auditing fees, legal fees and other administrative expenses.

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        Depreciation and Amortization Expense.    Depreciation and amortization expense for the six months ended June 30, 2006 was approximately $25.2 million as compared to $3.2 million for the six months ended June 30, 2005 and was comprised of depreciation and amortization expense from each of our wholly-owned properties. We expect increases in depreciation and amortization expense in the future as we purchase additional real estate properties. Under the accounting policies described above, depreciation and amortization expense of properties in which we own a TIC interest are not recorded as depreciation and amortization expense to us.

        Interest Income.    Interest income for the six months ended June 30, 2006 was approximately $1.9 million and was comprised of interest income associated with funds on deposit with banks. During the six months ended June 30, 2005, we earned approximately $0.6 million in interest income, a significantly lower amount than in 2006 due to the lower cash balances on deposit with banks.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the six months ended June 30, 2006 was approximately $2.3 million and was comprised of our share of equity in the earnings of our TIC interest investments. During the six months ended June 30, 2005, our equity in earnings of investments in TIC interests was approximately $1.7 million.

Fiscal year ended December 31, 2005 as compared to fiscal year ended December 31, 2004

        Revenue.    Rental revenue was from our wholly-owned properties and was approximately $31.1 million as compared to approximately $130,000 for the year ended December 31, 2004. The increase in rental revenue is primarily due to our purchase of 13 wholly-owned real estate properties during 2005. Management expects increases in rental revenue in the future as we purchase additional real estate properties. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Property Operating Expense.    Property operating expense for the year ended December 31, 2005 was approximately $6.5 million as compared to approximately $2,000 for the year ended December 31, 2004 and was comprised of property operating expense from our wholly-owned properties. The increase in property operating expense is primarily due to our purchase of 13 wholly-owned real estate properties during 2005. Management expects increases in property operating expense in the future as we purchase additional real estate properties. Under the accounting policies described above, property operating expense of properties in which we own a TIC interest are not recorded as property operating expense to us.

        Interest Expense.    Interest expense for the year ended December 31, 2005 was approximately $13.1 million and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our real estate and TIC interest investments. During the year ended December 31, 2004, interest expense was approximately $1.7 million and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with our tenant-in-common interest investments. Management expects increases in interest expense in the future as we purchase and invest in additional real estate properties.

        Rate Lock Extension Expense (Recoveries).    Rate lock extension recoveries for the year ended December 31, 2005 were $525,000 and represented the refund of interest rate lock extension fees from 2004. Rate lock extension expense for the year ended December 31, 2004 was $525,000. Although we may continue to enter into additional interest rate lock agreements, we do not expect to incur rate lock extension fee expense in the future.

        Real Estate Taxes.    Real estate taxes for the year ended December 31, 2005 were approximately $3.8 million as compared to approximately $20,000 for the year ended December 31, 2004 and were comprised of real estate taxes from each of our wholly-owned properties. The increase in real estate taxes is primarily due to our purchase of 13 wholly-owned real estate properties during 2005. Management expects increases in real estate taxes in the future as we purchase additional real estate properties. Under the accounting policies described above, real estate taxes of properties in which we own a TIC interest are not recorded as real estate taxes to us.

        Property Management Fees.    Property management fees for the year ended December 31, 2005 were approximately $1.5 million as compared to approximately $205,000 for the year ended December 31, 2004, and were comprised of property management fees related to our wholly-owned real estate property and TIC interest investments. Management expects increases in property management fees in the future as we invest in additional real estate properties.

        Asset Management Fees.    Asset management fees for the year ended December 31, 2005 were approximately $1.9 million as compared to approximately $90,000 for the year ended December 31, 2004 and were comprised of asset management fees associated with our wholly-owned properties and TIC interest investments.

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Management expects increases in asset management fees in the future as we invest in additional real estate properties.

        Organization Expenses.    There were no organization expenses for the year ended December 31, 2005. During the year ended December 31, 2004, organization expenses were approximately $218,000 and were comprised of reimbursements to our advisor related to organizational costs our advisor paid on our behalf. As of December 31, 2004, all organization expenses incurred by our advisor had been reimbursed by us. Therefore, management does not expect for this expense to recur in the future.

        General and Administrative Expense.    General and administrative expense for the year ended December 31, 2005 was approximately $1.3 million as compared to approximately $712,000 for the year ended December 31, 2004 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, auditing fees, legal fees and other administrative expenses. The increased amount in 2005 was due to more corporate activity in this fiscal year.

        Depreciation and Amortization Expense.    Depreciation and amortization expense for the year ended December 31, 2005 was approximately $15 million and was comprised of depreciation and amortization expense from each of our wholly-owned properties. During the year ended December 31, 2004, we did not have any depreciation and amortization expense as we did not directly-own any real estate properties until December 16, 2004. Management expects increases in depreciation and amortization expense in the future as we purchase additional real estate properties. Under the accounting policies described above, depreciation and amortization expense of properties in which we own a TIC interest are not recorded as depreciation and amortization expense to us.

        Interest Income.    Interest income for the year ended December 31, 2005 was approximately $2.7 million and was comprised of interest income associated with funds on deposits with banks. During the year ended December 31, 2004, we earned approximately $390,000 in interest income, a significantly lower amount than in 2005 due to the lower cash balances on deposit with banks.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the year ended December 31, 2005 was approximately $3.1 million and was comprised of our share of equity in the earnings of our seven TIC interest investments. During the year ended December 31, 2004, we owned six TIC interest investments, resulting in equity in earnings of investments in TIC interests of approximately $1.4 million.

Fiscal year ended December 31, 2004 as compared to fiscal year ended December 31, 2003

        Revenue.    Rental revenue for the year ended December 31, 2004 of approximately $130,000 was from the Cyprus Building, a wholly-owned property that we acquired on December 16, 2004. During the year ended December 31, 2003, we did not have any rental revenue. Under the accounting policies described above, rents from properties in which we own a TIC interest are not recorded as revenue to us.

        Operating Expense.    Property operating expenses for the year ended December 31, 2004 were approximately $2,000 and were comprised of operating expenses from the Cyprus Building, a wholly-owned property that we acquired on December 16, 2004. During the year ended December 31, 2003, we did not have any property operating expenses. Under the accounting policies described above, operating expenses of properties in which we own a TIC interest are not recorded as operating expenses to us.

        Interest Expense.    Interest expense for the year ended December 31, 2004 was approximately $1.7 million and was comprised of interest expense and amortization of deferred financing fees related to our mortgages associated with all six of our TIC interest investments. During the year ended December 31, 2003, interest expense was approximately $61,000 and was comprised of interest expense and amortization of deferred financing fees related to our mortgage associated with our tenant-in-common interest in the Minnesota Center.

        Rate Lock Extension Expense (Recoveries).    Rate lock extension expense for the year ended December 31, 2004 was $525,000 and represented fees related to interest rate lock deposits on future borrowings for future acquisitions. There was no rate lock extension expense for the year ended December 31, 2003.

        Property Management Fees.    Property management fees for the year ended December 31, 2004 were approximately $205,000 and were comprised of property management fees associated with the Cyprus Building and all six of our TIC interest investments. During the year ended December 31, 2003, property management fees were

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approximately $7,000 and were comprised of property management fees related to our TIC interest in the Minnesota Center.

        Asset Management Fees.    Asset management fees for the year ended December 31, 2004 were approximately $90,000 and were comprised of asset management fees associated with the Cyprus Building and all six of our TIC interest investments. During the year ended December 31, 2003, asset management fees were approximately $3,000 and were comprised of asset management fees related to our TIC interest in the Minnesota Center.

        Organization Expense.    Organization expense for the year ended December 31, 2004 was approximately $218,000 and was comprised of reimbursements to our advisor in fiscal year 2004 related to organizational costs our advisor paid on our behalf. This represents a portion of the 2.5% of gross offering proceeds paid to our advisor for reimbursement of organization and offering expenses incurred in connection with the Initial Offering. During the year ended December 31, 2003, organization expense was approximately $17,000. As of December 31, 2004, all organization expenses incurred by our advisor had been reimbursed by us.

        General & Administrative Expense.    General and administrative expense for the year ended December 31, 2004 was approximately $712,000 and was comprised of corporate general and administrative expenses including directors' and officers' insurance premiums, transfer agent fees, auditing fees, legal fees and other administrative expenses. During the year ended December 31, 2003, these expenses totaled approximately $223,000. The lower amount in 2003 was due to less corporate activity in that fiscal year.

        Interest Income.    Interest income for the year ended December 31, 2004 was approximately $390,000 and was comprised of interest income associated with funds on deposit with banks. As we admit new stockholders, subscription proceeds are released to us and may be utilized as consideration for investments in real properties and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments and earn interest income. During the year ended December 31, 2003, we earned approximately $4,000 in interest income, a significantly lower amount than in 2004 due to the lower cash balances on deposit with banks.

        Equity in Earnings of Investments in Tenant-in-Common Interests.    Equity in earnings of investments in TIC interests for the year ended December 31, 2004 were approximately $1.4 million and were comprised of our share of equity in the earnings of all six of our TIC interests. During the year ended December 31, 2003, we owned only one TIC interest in the Minnesota Center, resulting in equity in earnings of investments in TIC interests of approximately $18,000.

Cash Flow Analysis

Six months ended June 30, 2006 as compared to six months ended June 30, 2005

        As of June 30, 2006, we had 21 wholly-owned real estate properties and had TIC interest investments in seven real estate properties. As of June 30, 2005, we had five wholly-owned real estate properties and had TIC interest investments in seven real estate properties. As a result, our cash flows for the six months ended June 30, 2006 reflect significant differences from the cash flows for the six months ended June 30, 2005. Certain cash flow items for six months ended June 30, 2005 have been revised to conform to the current presentation. See Note 12—"Revisions to Statement of Cash Flow for the six months ended June 30, 2005" in the Notes to the Consolidated Financial Statements.

        Cash flows provided by operating activities for the six months ended June 30, 2006 were approximately $27.9 million and were primarily comprised of the net loss of approximately $3.6 million, adjusted for depreciation and amortization expense of approximately $23.1 million, and changes in working capital accounts of approximately $8.2 million. During the six months ended June 30, 2005, cash flows provided by operating activities were approximately $0.2 million due to fewer real estate investments and less corporate activity.

        Cash flows used in investing activities for the six months ended June 30, 2006 were approximately $794.8 million and were primarily comprised of real estate purchases totaling approximately $741.3 million. During the six months ended June 30, 2005, cash flows used in investing activities were approximately $202.8 million, which primarily consisted of purchases of real estate and the purchase of a TIC interest in Alamo Plaza.

        Cash flows provided by financing activities for the six months ended June 30, 2006 were approximately $674.8 million and were comprised primarily of funds received from the issuance of stock, net of redemptions and

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offering costs of approximately $162.8 million, and proceeds from mortgages payable, net of mortgage payments of approximately $530.8 million, partially offset by distributions of approximately $12.8 million. During the six months ended June 30, 2005, cash flows provided by financing activities were approximately $228.0 million and were comprised primarily of funds received from issuance of stock and proceeds from mortgages payable, net of mortgage payments.

Fiscal year ended December 31, 2005 as compared to fiscal year ended December 31, 2004

        At December 31, 2005, we wholly owned 14 properties and had TIC interests in seven properties. At December 31, 2004, we wholly owned one property and had TIC interests in six properties. As a result, our cash flows for the year ended December 31, 2005 are not comparable to the cash flows for the year ended December 31, 2004. Certain cash flow items for fiscal year 2004 have been revised to conform to the current presentation. See Note 17—"Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003" in the Notes to the Consolidated Financial Statements.

        Cash flows provided by operating activities for the year ended December 31, 2005 were approximately $9.0 million and were primarily comprised of the net loss of approximately $5.7 million adjusted for depreciation and amortization of approximately $14.9 million. During the year ended December 31, 2004, cash flows used in operating activities were approximately $332,000. The lesser amount in 2004 is primarily due to fewer real estate investments and less corporate activity in that fiscal year.

        Cash flows used in investing activities for the year ended December 31, 2005 were approximately $588.6 million and were primarily comprised of purchases of real estate totaling approximately $564.0 million. During the year ended December 31, 2004, cash flows used in investing activities were approximately $158.4 million and were comprised primarily of the purchase of TIC interest investments.

        Cash flows provided by financing activities for the year ended December 31, 2005 were approximately $682.3 million and were comprised primarily of funds received from the issuance of stock, net of redemptions and offering costs of approximately $427.7 million and proceeds from mortgages payable, net of mortgage payments of approximately $271.2 million. During the year ended December 31, 2004, cash flows provided by financing activities were approximately $179.6 million and were comprised primarily of funds received from the issuance of stock and proceeds from mortgages payable.

Fiscal year ended December 31, 2004 as compared to fiscal year ended December 31, 2003

        At December 31, 2004, we wholly owned one property and had TIC interests in six properties. At December 31, 2003, we had a TIC interest in only one property. As a result, our cash flows for the year ended December 31, 2004 are not comparable to the cash flows for the year ended December 31, 2003. Certain cash flow items for fiscal year 2003 and 2004 have been revised to conform to the current presentation. See Note 17—"Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003" in the Notes to the Consolidated Financial Statements.

        Cash flows used in operating activities for the year ended December 31, 2004 were approximately $332,000 and primarily comprised of the net loss of approximately $1.5 million partially offset by changes in working capital accounts of approximately $1.2 million. During the year ended December 31, 2003, cash flows used in operating activities were approximately $212,000. The lesser amount in 2003 is primarily due to fewer real estate investments and less corporate activity in that fiscal year.

        Cash flows used in investing activities for the year ended December 31, 2004 were approximately $158.4 million and were comprised of purchases of TIC interests in five properties totaling approximately $129 million, purchase of the Cyprus Building for approximately $20.6 million and deposits totaling approximately $7.9 made in connection with the acquisition of a TIC interest in an office building located in Atlanta, Georgia that closed on January 6, 2005, the acquisition of an office building in Denver, Colorado that closed on February 24, 2005 and rate lock deposits on future borrowings for future acquisitions. During the year ended December 31, 2003, cash flows from investing activities were approximately $6.4 million and were comprised primarily of the purchase of a TIC interest in the Minnesota Center.

        Cash flows from financing activities for the year ended December 31, 2004 were approximately $179.6 million and were comprised primarily of funds received from the issuance of stock, net of offering costs of approximately $106.9 million and proceeds from mortgage notes, net of mortgage payments of approximately $78 million. During the year ended December 31, 2003, cash flows from financing activities were approximately $11.5

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million and were comprised primarily of funds received from the issuance of stock and proceeds from the mortgage note associated with our TIC interest in the Minnesota Center.

Liquidity and Capital Resources

        Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property acquisitions and mortgage loan investments are expected to be met from operations, and cash needs for property acquisitions are expected to be met from the net proceeds of this offering and other offerings of our securities as well as mortgages secured by our properties. However, there may be a delay between the sale of our shares and our purchase of properties or mortgage loan investments and receipt of income from such purchase, which could result in a delay in the benefits to our stockholders of returns generated from our operations. We expect that at least 88.3% of the money that stockholders invest in this offering will be used to make real estate investments and approximately 2.6% of the gross proceeds of this offering will be used for payment of fees and expenses related to the selection and acquisition of the investments. The remaining 9.1% will be used to pay selling commissions, dealer manager fees and organization and offering expenses. Our advisor evaluates potential property acquisitions and mortgage loan investments and engages in negotiations with sellers and borrowers on our behalf. After a contract for the purchase of a property is executed, the property will not be purchased until the substantial completion of due diligence. During this period, we may decide to temporarily invest any unused proceeds from this offering in investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

        The amount of distributions to be distributed to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Code. Until proceeds from our offerings are fully invested and generating operating cash flow sufficient to fund distributions made to stockholders, we have and may continue to pay all or a substantial portion of our distributions from the proceeds of such offerings or from borrowings in anticipation of future cash flow. Of the amounts distributed by us in 2005, 72% represented a return of capital and 28% were distributions from the taxable earnings of real estate operations. In 2005, we made cash distributions aggregating $22.4 million to our stockholders. Of this amount, approximately 28%, or $6.3 million, was paid using cash generated from our operations. The remaining portion was paid from sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets.

        As a result of the increasing demand on the part of institutional and global investors for institutional quality real estate located in major U.S. markets, we believe that prices paid to acquire institutional quality real estate have increased since we began accumulating our real estate portfolio. This increase in the cost of acquired real estate results in downward pressure on current yields from such assets, which would be expected to create downward pressure on the rate of current distributions we are able to make. We expect this trend to continue for the rest of 2006 and into 2007. Rather than compromise the quality of our real estate portfolio we intend to maintain our objective of building a portfolio of high quality institutional real estate. Although this strategy may result in delays in locating suitable investments, higher acquisition prices and lower returns in the short-term, we believe our portfolio's overall long-term performance will be enhanced. Our board of directors has and will continue to evaluate our distributions on at least a quarterly basis and depending on investment trends at the time, it may consider lowering our distribution rate for subsequent periods.

        We used borrowings of approximately $35.4 million (the "Ashford Loan") under a loan agreement with Bear Stearns Commercial Mortgage, Inc. (the "Ashford Loan Agreement") to pay a portion of our purchase of the Ashford Perimeter. The interest rate under the loan is fixed at 5.3% per annum. The Ashford Perimeter is held as collateral for the Ashford Loan. The Ashford Loan Agreement allows for prepayment of the entire outstanding principal with no prepayment fee during the last six months prior to maturity. Monthly payments of interest are required through February 2007, with monthly interest and principal payments required beginning March 1, 2007 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Ashford Loan Agreement has a seven-year term. As of June 30, 2006, our outstanding principal balance under the Ashford Loan was approximately $35.4 million.

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        We used borrowings of approximately $9.6 million (the "Alamo Loan") under a loan agreement (the "Alamo Loan Agreement") with Citigroup Global Markets Realty Corporation to pay a portion of our undivided 30.583629% tenant-in-common interest in the Alamo Plaza. The remaining tenant-in-common interests in the Alamo Plaza were acquired by various investors who purchased their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the Alamo Loan Agreement. The total borrowings of all tenant-in-common interest holders under the Alamo Property Loan Agreement were $31.5 million. The interest rate under the Alamo Loan Agreement is fixed at 5.395% per annum. The Alamo Plaza is held as collateral for the Alamo Loan. Certain obligations under the Alamo Loan are guaranteed by Mr. Behringer and Behringer Harvard Holdings. The Alamo Loan Agreement provides for certain lockbox arrangements if our debt coverage ratio is less than 1.10 and allows for prepayment of the entire outstanding principal with no prepayment fee during the last six months prior to maturity. The Alamo Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Alamo Loan was approximately $9.6 million.

        We used borrowings of approximately $20 million (the "Utah Avenue Loan") under a loan agreement (the "Utah Avenue Loan Agreement") with Greenwich Capital Financial Products, Inc. to pay a portion of our purchase price of the Utah Avenue Building. The interest rate under the Utah Avenue Loan is fixed at 5.54% per annum. Monthly payments of interest only are required, with monthly interest and principal payments required beginning June 6, 2010 and continuing to the maturity date. The Utah Avenue Building is held as collateral for the Utah Avenue Loan. The Utah Avenue Loan Agreement provides for certain lockbox arrangements if our debt coverage ratio is less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The Utah Avenue Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Utah Avenue Loan was approximately $20 million.

        We used borrowings of approximately $12.6 million (the "Downtown Plaza Loan") under a loan agreement (the "Downtown Plaza Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our purchase price of Downtown Plaza. The interest rate under the Downtown Plaza Loan is fixed at 5.367% per annum. Monthly payments of interest only are required, with monthly interest and principal payments required beginning July 2010 and continuing to the maturity date. Downtown Plaza is held as collateral for the Downtown Plaza Loan. The Downtown Plaza Loan Agreement allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Downtown Plaza Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Downtown Plaza Loan was approximately $12.6 million.

        We used borrowings of approximately $58.3 million (the "Lawson Commons Loan") under a loan agreement (the "Lawson Commons Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. Lawson Commons is held as collateral for the Lawson Commons Loan Agreement. The interest rate under the loan is fixed at 5.528% per annum. Monthly payments of interest are required through August 2010, with monthly payments of approximately $332,000 required beginning September 2010 and continuing to the maturity date. The Lawson Commons Loan Agreement allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Lawson Commons Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Lawson Commons Loan was approximately $58.3 million.

        We used borrowings of approximately $70.8 million (the "Western Office Portfolio Loan") under a loan agreement (the "Western Office Portfolio Loan Agreement") with JPMorgan Chase Bank, N.A. to pay a portion of our purchase price of Western Office Portfolio. The interest rate under the Western Office Loan is fixed at 5.0765% per annum, requires monthly payments of interest only through August 2010, with monthly payments of approximately $383,000 required beginning September 2010 and continuing to August 1, 2015, the maturity date. Each of the buildings in the Western Office Portfolio (Waterview, Southwest Center, Gateway 23, Gateway 22 and Gateway 12) are held as collateral for the Western Office Portfolio Loan. The Western Office Portfolio Loan Agreement requires a minimum debt coverage ratio of not less than 1.25 and allows prepayment, in whole or in part from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Western Office Portfolio Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Western Office Portfolio Loan was approximately $70.8 million.

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        We used borrowings of approximately $22 million (the "Buena Vista Loan") under a loan agreement (the "Buena Vista Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our purchase price of Buena Vista Plaza. The interest rate under the Buena Vista Loan is fixed at 5.324% per annum and requires monthly payments of interest only through August 2010, with monthly payments of $122,495 required beginning September 2010 and continuing to August 1, 2015, the maturity date. Buena Vista Plaza is held as collateral for the Buena Vista Loan. The Buena Vista Loan Agreement allows prepayment, in whole or in part from and after the third payment date prior to the maturity date, provided that at least thirty days' prior written notice is given. The Buena Vista Loan Agreement has a ten-year term. As of June 30, 2006, our outstanding principal balance under the Buena Vista Loan was approximately $22 million.

        We used borrowings of approximately $43 million (the "One Financial Loan") under a loan agreement (the "One Financial Loan Agreement") with Citigroup Global Markets Realty Corp. to pay a portion of our purchase price of One Financial Plaza. The interest rate under the One Financial Loan is fixed at 5.141% per annum and requires monthly payments of interest only through August 2010, with monthly payments of approximately $235,000 required beginning September 2010 and continuing to August 11, 2015, the maturity date. One Financial Plaza is held as collateral for the One Financial Loan. The One Financial Loan Agreement requires provides for certain lockbox arrangements if our debt coverage ratio is less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The One Financial Loan Agreement has a ten-year term. As of December 31, 2005, our outstanding principal balance under the One Financial Loan was approximately $43 million.

        We borrowed approximately $50.4 million (the "Woodcrest Loan") under a loan agreement (the "Woodcrest Loan Agreement") with Citigroup Global Markets Realty Corp. to pay a portion of our purchase price of Woodcrest Center. The interest rate under the Woodcrest Loan is fixed at 5.08585% per annum and requires monthly payments of interest only through January 2011, with monthly payments of approximately $0.3 million required beginning February 2011 and continuing to January 2016, the maturity date. Woodcrest Center is held as collateral for the Woodcrest Loan. The Woodcrest Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. As of June 30, 2006, our outstanding principal balance under the Woodcrest Loan was approximately $50.4 million.

        We borrowed approximately $30.3 million (the "Riverview Loan") under a loan agreement (the "Riverview Loan Agreement") with Citigroup Global Markets Realty Corp. in February 2006. The interest rate under the Riverview Loan is fixed at 5.485% per annum and requires monthly payments of interest only through February 2011, with monthly payments of approximately $0.2 million required beginning March 2011 and continuing to February 2016, the maturity date. Riverview Tower, which we acquired on October 5, 2005, is held as collateral for the Riverview Loan. The Riverview Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. As of June 30, 2006, our outstanding principal balance under the Riverview Loan was approximately $30.3 million.

        We assumed borrowings of approximately $114.2 million (the "Burnett Loan") under a loan agreement (the "Burnett Loan Agreement") with Bank of America, N.A. to pay a portion of our purchase price of Burnett Plaza. The interest rate under the Burnett Loan is fixed at 5.0163% per annum and requires monthly payments of interest only through April 2008, with monthly payments of approximately $0.6 million required beginning May 2008 and continuing to April 1, 2015, the maturity date. Burnett Plaza is held as collateral for the Burnett Loan. Prepayment, in whole (or in part) is not permitted under the Burnett Loan Agreement. As of June 30, 2006, our outstanding principal balance under the Burnett Loan was approximately $114.2 million.

        We borrowed approximately $16.3 million (the "10777 Clay Road Loan") under a loan agreement (the "10777 Clay Road Loan Agreement") with JP Morgan Chase Bank, N.A to pay a portion of our purchase price of 10777 Clay Road. The interest rate under the 10777 Clay Road Loan is fixed at 5.845% per annum and requires monthly payments of interest only through April 2011, with monthly payments of approximately $0.1 million required beginning May 2011 and continuing to April 2016, the maturity date. 10777 Clay Road Tower is held as collateral for the 10777 Clay Road Loan. The 10777 Clay Road Loan Agreement allows prepayment, in whole (but not in part) from and after the third payment date prior to the maturity date, provided that at least thirty days prior written notice is given. As of June 30, 2006, our outstanding principal balance under the 10777 Clay Road Loan was approximately $16.3 million.

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        We borrowed approximately $84.0 million (the "Paces West Loan") under a loan agreement (the "Paces West Loan Agreement") with Bear Stearns to pay a portion of our purchase price of Paces West. The interest rate under the Paces West Loan is fixed at 5.4417% per annum and requires monthly payments of interest only through May 2011, with monthly payments of approximately $474,000 required beginning June 2011 and continuing to May 2016, the maturity date. Paces West is held as collateral for the Paces West Loan. The Paces West Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and prepayment, in whole or in part, is not permitted. As of June 30, 2006, our outstanding principal balance under the Paces West Loan was approximately $84.0 million.

        We borrowed approximately $202.0 million (the "Riverside Loan") under a loan agreement (the "Riverside Loan Agreement") with Greenwich Capital Financial Products, Inc. to pay a portion of our purchase price of Riverside Plaza. The interest rate under the Riverside Loan is fixed at 5.75% per annum until June 30, 2008 and fixed at 6.191% per annum thereafter. Initial monthly payments of interest only are required through June 6, 2011, with monthly payments of approximately $1.2 million required beginning July 6, 2011 and continuing to June 6, 2016, the maturity date. Riverside Plaza is held as collateral for the Riverside Loan. The Riverside Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and prepayment, in whole (but not in part) is permitted. As of June 30, 2006, our outstanding principal balance under the Riverside Loan was approximately $202.0 million.

        We borrowed approximately $131.0 million (the "Terrace Loan") under a loan agreement (the "Terrace Loan Agreement") with Lehman Brothers Bank, FSB to pay a portion of our purchase price of the Terrace. The interest rate under the Terrace Loan is fixed at 5.75% per annum through July 2008 and fixed at 6.22302% per annum thereafter. Initial monthly payments of interest only are required through July 2011, with monthly payments of approximately $0.8 million required beginning August 2011 and continuing to July 11, 2016, the maturity date. The Terrace is held as collateral for the Terrace Loan. The Terrace Loan Agreement requires a minimum debt coverage ratio of not less than 1.01 and prepayment, in whole (but not in part) is permitted. As of June 30, 2006, our outstanding principal balance under the Terrace Loan was approximately $131.0 million.

        We borrowed approximately $16.5 million (the "Alexander Road Loan") under a loan agreement (the "Alexander Road Loan Agreement") with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our purchase price of 600/619 Alexander Road. The interest rate under the Alexander Road Loan is fixed at 6.103% per annum. Initial monthly payments of interest only are required through July 2011, with monthly payments of approximately $0.1 million required beginning August 2011 and continuing to July 1, 2016, the maturity date. 600/619 Alexander Road is held as collateral for the Alexander Road Loan. The Alexander Road Loan Agreement requires a minimum debt coverage ratio of not less than 1.10 and prepayment, in whole (but not in part) is permitted. As of June 30, 2006, our outstanding principal balance under the Alexander Loan was approximately $16.5 million.

        As of June 30, 2006, we were in compliance with all material financial covenants and restrictions.

        We expect to meet our future short-term operating liquidity requirements through net cash provided by our current property operations and the operations of properties to be acquired in the future. Management also expects that our properties will generate sufficient cash flow to cover operating expenses plus pay a monthly distribution. Currently, a portion of the distributions are paid from cash provided by operations and sources other than operating cash flow, such as offering proceeds, cash advanced to us by, or reimbursements for expenses from, our advisor and proceeds from loans including those secured by our assets. Of the distributions declared in 2005, 72% represented a return of capital and 28% were distributions from the taxable earnings of real estate operations. In 2005, we made cash distributions aggregating $22.4 million to our stockholders. Of this amount, approximately 28%, or $6.3 million, was paid using cash generated from our operations. Operating cash flows are expected to increase as additional properties are added to the portfolio. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of our properties, if and when any are sold, and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Funds from Operations

        Funds from operations ("FFO") is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors and our

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management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

        Our calculation of FFO for the three and six months ended June 30, 2006 and 2005 is presented below (in thousands):

	Three months ended		Six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Net loss	$(3,039)	$(810)	$(3,624)	$(2,694)
Preferred stock dividends	—	—	—	—

Net loss allocable to common stock	(3,039)	(810)	(3,624)	(2,694)
Real estate depreciation(1)	8,374	1,572	14,189	2,953
Real estate amortization(1)	7,817	2,247	13,553	4,353

Funds from operations (FFO)	$13,152	$3,009	$24,118	$4,612

Historical weighted average shares(2)	81,585	24,305	76,674	20,052
10% stock dividend retroactive adjustment	—	2,430	—	2,006

GAAP weighted average shares	81,585	26,735	76,674	22,058

(1)
This represents our proportionate share of the depreciation and amortization expenses of the properties we wholly own and those in which we own TIC interests. The expenses of the TIC interests are reflected in our equity in earnings from these TIC investments.

(2)
On May 11, 2005, our board of directors declared a special 10% stock dividend for holders of record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with SFAS 128, "Earnings per Share," we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for the periods presented in our financial statements. The historical weighted average shares above are shown without the retroactive adjustment.
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        Our calculation of FFO, by quarter, for the years ended December 31, 2005 and 2004 is presented below (in thousands):

2005	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Net loss	$(1,884)	$(810)	$(640)	$(2,388)	$(5,722)
Preferred stock dividends	—	—	—	—	—

Net loss allocable to common stock	(1,884)	(810)	(640)	(2,388)	(5,722)
Real estate depreciation(1)	1,380	1,573	3,353	4,438	10,744
Real estate amortization(1)	2,107	2,247	3,853	5,146	13,353

Funds from operations (FFO)	$1,603	$3,010	$6,566	$7,196	$18,375

Historical weighted average shares(2)	15,753	24,305	40,242	63,947	36,200
10% stock dividend retroactive adjustment	1,575	2,431	4,024	60	2,020

GAAP weighted average shares	17,328	26,736	44,266	64,007	38,220
2004	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Net loss	$(148)	$(226)	$(450)	$(715)	$(1,539)
Preferred stock dividends	—	—	—	—	—

Net loss allocable to common stock	(148)	(226)	(450)	(715)	(1,539)
Real estate depreciation(1)	51	101	316	629	1,097
Real estate amortization(1)	65	124	302	537	1,028

Funds from operations (FFO)	$(32)	$(1)	$168	$451	$586

Historical weighted average shares(2)	1,511	3,151	6,153	10,605	5,359
10% stock dividend retroactive adjustment	151	315	615	1,061	536

GAAP weighted average shares	1,662	3,466	6,768	11,666	5,895

(1)
This represents our proportionate share of depreciation and amortization expense of the properties we wholly own and those in which we own TIC interests. The expenses of the TIC interests are reflected in our equity in earnings from these TIC investments.

(2)
On May 11, 2005, our board of directors authorized a 10% stock dividend for holders on record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with FASB No. 128, "Earnings per Share," we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for the periods presented in our financial statements. The historical weighted average shares above are shown without the retroactive effect of the stock dividend.

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        FFO increased from approximately $0.6 million in 2004 to approximately $18.4 million in 2005. This significant increase in FFO year over year of $17.8 million is due to the growth in our real estate portfolio. As of December 31, 2004, we wholly owned one property and held investments in six tenant-in-common properties. As of December 31, 2005, our portfolio had grown to fourteen properties and investments in seven tenant-in-common properties. Although FFO in terms of absolute dollars grew dramatically in 2005, FFO as measured on a per share basis did not grow as rapidly as a result of the dilution caused by the 10% stock dividend issued on October 1, 2005 and the related retroactive adjustment required by GAAP.

        During 2004, 2005 and the six months ended June 30, 2006, we declared and paid distributions in excess of FFO and expect to continue to do so in the near-term. Over the long-term, we expect that a greater percentage of our distributions will be from FFO (except to the extent of distributions from the sale of our assets). However, given the uncertainty arising from numerous factors, including both the raising and placing of capital in the current real estate environment, ultimate FFO performance cannot be predicted with certainty. For example, if we are not able to timely invest net proceeds of our offering at favorable yields, future distributions declared and paid may continue to exceed FFO.

Off-Balance Sheet Arrangements

        On January 28, 2004, we entered into an agreement with Behringer Harvard Holdings (the "Accommodation Agreement") whereby we would provide loan guarantees to Behringer Harvard Holdings, so that Behringer Harvard Holdings may use such loan guarantees to secure short-term loans from lenders to fund acquisition and syndication costs related to acquiring real estate projects for tenant-in-common syndication. Each guaranty will be for a period not to exceed six months and shall be limited to no more than $1 million. Behringer Harvard Holdings must pay us a 1% fee of any loan we guarantee for each six-month period. During February 2004, we placed $2.5 million in restricted money market accounts with lenders as security for funds advanced to Behringer Harvard Holdings.

        On August 9, 2004, the Accommodation Agreement was amended and restated to include (1) options to extend the six month guaranty period for one or more additional six-month periods, with an additional 1% fee payable on the date of each extension; and (2) the option for our guarantees to include the guarantee of bridge loans. A bridge loan, as defined in the amended and restated Accommodation Agreement, is any loan pursuant to which Behringer Harvard Holdings acquires an interest in respect of a project, which interest is intended to be sold in a tenant-in-common offering. Each bridge guaranty is limited to no more than the obligations under the bridge loan. The term and fees associated with the bridge guarantees are the same as those of the other guarantees allowed under this agreement. We or our affiliates have the right, but not an obligation, to purchase at least a 5% interest in each project with respect to which we make a guaranty. Our purchase price for each 1% interest in a project will equal the price paid by Behringer Harvard Holdings, plus a pro rata share of the closing costs. As of December 31, 2005, we had no loan guarantees outstanding on borrowings by Behringer Harvard Holdings, and we have terminated the Accommodation Agreement as of January 1, 2006.

        We have no other off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

        The following table summarizes our contractual obligations as of December 31, 2005 (in thousands):

Mortgages Payable	Total	2006	2007	2008	2009	2010	Thereafter
Principal	$353,555	$564	$1,221	$1,371	$1,522	$6,844	$342,033
Interest	167,308	19,245	19,216	19,193	19,063	18,942	71,649
Total	$520,863	$19,809	$20,437	$20,564	$20,585	$25,786	$413,682

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        The following table summarizes our contractual obligations as of June 30, 2006 (in thousands):

Mortgages Payable	Total	2006	2007	2008	2009	2010	Thereafter
Principal	$998,513	$283	$1,219	$2,414	$3,153	$8,586	$982,858
Interest	509,022	27,394	55,215	55,691	55,864	55,656	259,202

Total	$1,507,535	$27,677	$56,434	$58,105	$59,017	$64,242	$1,242,060

New Accounting Pronouncements

        Financial Accounting Standards Board ("FASB") Statement No. 123R, "Share-Based Payment," a revision to FASB No. 123 "Accounting for Stock-Based Compensation" was issued in December 2004. The Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The Statement is effective for us on January 1, 2006. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        In March 2005, FASB issued FIN No. 47, "Accounting for Conditional Asset Retirement Obligations." This interpretation clarifies that the term conditional asset retirement obligation as used in Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations", refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Thus, the timing and (or) method of settlement may be conditional on a future event. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of this interpretation did not have a material effect on our financial condition, results of operations, or liquidity.

        FASB Statement No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        EITF Issue 04-5, "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights," was ratified by the FASB in June 2005. The EITF addresses what rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with GAAP. The assessment of limited partners' rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when an investor becomes the sole general partner and should be reassessed if (a) there is a change to the terms or in the exercisability of the rights of the limited partners, (b) the sole general partner increases or decreases its ownership of limited partnership interests, or (c) there is an increase or decrease in the number of outstanding limited partnership interests. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. This EITF is effective no later than for fiscal years beginning after December 15, 2005 and as of June 29, 2005 for new or modified arrangements. The adoption of this EITF did not have a material effect on our financial condition, results of operations, or liquidity.

Inflation

        The real estate market has not been affected significantly by inflation in the past several years due to a relatively low inflation rate. The majority of our leases contain inflation protection provisions applicable to reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

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Quantitative and Qualitative Disclosures About Market Risk

        We are exposed to interest rate changes primarily as a result of long-term debt used to acquire properties. Our management's objectives with regard to interest rate risk are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we may borrow at fixed rates or variable rates with the lowest margins available and in some cases, the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

        We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

Controls and Procedures

        As required by Rule 13a-15(b) and Rule 15d-15(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our management, including our chief executive officer and chief financial officer, evaluated, as of June 30, 2006, the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e) and Rule 15d-15(e). Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures, as of June 30, 2006, were effective for the purpose of ensuring that information required to be disclosed by us in this report is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Exchange Act and is accumulated and communicated to management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosures.

        We believe, however, that a controls system, no matter how well designed and operated, can only provide a reasonable assurance and not absolute assurance that the objectives of the controls systems are met, and an evaluation of controls can provide only a reasonable assurance and not absolute assurance that all control issues and instances of fraud or error, if any, within a company have been detected.

        There have been no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that occurred during the quarter ended June 30, 2006 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

        However, during the quarter ended March 31, 2006, we implemented a new accounting and property management system throughout our operations. This software change affected all aspects of our accounting and financial systems and has resulted in a significant change to our internal controls. While we believe these changes have improved and strengthened our overall system of internal control, there are inherent risks associated with implementing software changes. We have modified our system of internal control over financial reporting in order to address the impact of these software changes, and believe that our controls, as modified, continue to be designed appropriately and operate effectively.

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Description of Real Estate Investments

This section supplements the discussion contained in the prospectus under the heading "Description of Real Estate Investments," which begins on page 122 of the prospectus, and all similar discussions appearing throughout the prospectus.

General

        As of July 31, 2006, we owned interests in 28 office properties located in California, Colorado, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Oregon, Texas, Tennessee and Washington, D.C. All of these properties consist of developed institutional quality office buildings with office space that is currently leased to tenants. In the aggregate, these properties represent approximately 8,875,000 square feet. As of June 30, 2006, the properties in which we own an interest were approximately 95% leased on a combined basis, and each of these properties individually was at least 78% leased. We believe that these properties are adequately covered by insurance and are suitable for their intended purposes. The following pages provide certain additional information about these properties.

Description of Properties

Minnesota Center

        On October 15, 2003, we acquired an undivided 14.4676% tenant-in-common interest in Minnesota Center, a 14-story office building containing approximately 276,425 rentable square feet and located on approximately four acres of land in Bloomington, Minnesota. The total purchase price of Minnesota Center was approximately $41,682,000, including preliminary closing costs of approximately $921,800. The purchase price for the transaction was determined through negotiations between the Minnesota Center seller, TrizecHahn Regional Pooling, LLC, an unrelated third-party, and our advisor. The purchase price for our 14.4676% undivided tenant-in-common interest in Minnesota Center was $6,087,954, including our proportionate share of the preliminary closing costs. We used borrowings of $4,340,280 under a loan agreement with Greenwich Capital Financial Products, Inc. (Greenwich Capital) to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the sale of our common stock in our initial public offering. Our tenant-in-common interest is held by Behringer Harvard Minnesota Center TIC II, LLC, a special single purpose Delaware limited liability company wholly-owned by our operating partnership.

        The remaining tenant-in-common interests in Minnesota Center were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $30 million and the interest rate is fixed at 6.181% per annum. The loan agreement has a seven year term, requires a minimum debt coverage ratio of not less than 1.10 to 1.00, and cannot be prepaid until the earlier of (1) 42 months or (2) two years after securitization.

        In general, no sale, encumbrance or other transfer of an interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. Transfer of Minnesota Center, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a 1% assumption fee, plus costs and expenses. The loan allows for the substitution of up to five tenants-in-common without triggering the due on sale clause or the 1% assumption fee. Any tenant-in-common transfers exceeding the five substitutions will cause a pro rata share of the 1% assumption fee to be due and payable.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Minnesota Center, as determined by Behringer Harvard TIC Management Services LP (TIC Management Services), a subsidiary of HPT Management. If any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common will be required to reimburse the paying tenant(s)-in-common within 30 days, together with interest. TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The

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tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Holdings or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent the property management agreement is then in effect); provided, however, such party must first provide Behringer Harvard Holdings and its affiliates, including us, and second the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to the right of Behringer Harvard Holdings or its affiliates to purchase a tenant-in-common's undivided interest at fair market value upon the filing of an action for partition. To the extent, however, that Behringer Harvard Holdings or its affiliates do not elect to purchase all or a portion of the undivided interest, then the other tenants-in-common shall be entitled to purchase the interest on the same terms and conditions. However, any tenant-in-common that brings a partition action during the term of the Minnesota Center loan would be in default under the loan.

        The tenants-in-common agreement provides Behringer Harvard Holdings or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan documents, the property management agreement and/or the tenants-in-common agreement. However, neither Behringer Harvard Holdings nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, the tenants-in-common agreement provides that (1) all rights and privileges of the tenants-in-common under the tenants-in-common agreement are subordinate to the loan documents, (2) the tenants-in-common waive the right to exercise any remedy until the loan is paid in full, (3) the tenants-in-common waive their right to partition the property without the prior written consent of the lender, and (4) each tenant-in-common waives any lien rights that it may have against the co-tenancy interest of any other tenant-in-common during the term of the loan.

        Our affiliated property manager, HPT Management, does not serve as property manager for Minnesota Center. TIC Management serves as property manager for Minnesota Center and is paid management fees in the amount of up to 4% of monthly gross revenues from Minnesota Center and an asset management fee of $100,000 per year, subject to certain limitations. Leasing will be undertaken through a third-party leasing company that will be paid market rates. Notwithstanding these arrangements, the fees charged to us by affiliates of our sponsor with respect to our ownership interests in Minnesota Center will not exceed the amount of such fees that would be charged to us by our property manager or advisor.

        Minnesota Center, which was constructed in 1987 and substantially renovated in 2000, includes among its major tenants Computer Associates International, Inc., CB Richard Ellis, Inc. and Regus Business Centre Corp. Minnesota Center was approximately 96.32% leased as of June 30, 2006.

        Computer Associates International, Inc., a Delaware corporation that develops eBusiness management software solutions (Computer Associates), leases approximately 19% of the rentable square feet (approximately 52,656 square feet) of Minnesota Center for general office use. The annual base rent payable under the Computer

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Associates lease is currently $16.75 per rentable square foot, increasing by $0.50 per rentable square foot on November 1 of each year. The lease expires in 2007, and Computer Associates has two consecutive five year renewal options.

        CB Richard Ellis, Inc., a Delaware corporation that provides commercial real estate services (CB Richard Ellis), leases approximately 14.2% of the rentable square feet (approximately 39,263 square feet) of Minnesota Center. The annual base rent payable under the CB Richard Ellis lease is $21.82 per square foot of rentable area through September 30, 2006 and $21.87 per square foot of rentable area through September 30, 2008. The lease expires on September 30, 2008, and CB Richard Ellis has one option to extend its lease for a period of five years.

        Regus Business Centre Corp., a Delaware corporation that provides offices, meeting rooms and virtual offices, leases approximately 8.2% of the rentable square feet (approximately 22,780 square feet) of Minnesota Center. The annual base rent payable under the Regis Business Center lease is $20.07 per rentable square foot through September 30, 2009.

Enclave on the Lake

        On April 12, 2004, we acquired an undivided 36.31276% tenant-in-common interest in Enclave on the Lake, a 6-story office building containing approximately 171,090 rentable square feet and located on approximately 6.75 acres of land in Houston, Texas. The total purchase price of Enclave on the Lake was approximately $28,650,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the Enclave on the Lake seller, SVF Enclave Limited Partnership, an unrelated third-party, and our advisor. The purchase price for our 36.31276% undivided tenant-in-common interest in the property was $10,403,606, plus our proportionate share of the closing costs. We used borrowings of $7,262,552 under a loan agreement with State Farm Life Insurance Company (State Farm) to pay a portion of the purchase price and paid the remaining purchase price from proceeds of our initial public offering. Our tenant-in-common interest is held by Behringer Harvard Enclave H LP, an entity that is wholly-owned by our operating partnership.

        Enclave on the Lake, which was constructed in 1999, was, as of June 30, 2006, 100% leased to two tenants: SBM-IMODCO, Inc. (SBM-IMODCO) and Atlantia Offshore Limited (Atlantia), both 100% wholly-owned subsidiaries of IHC Caland N.V. (IHC Caland), a Netherlands-based holding company involved in offshore oilfield services, marine dredging, shipping and mining. IHC Caland has not provided any guaranties with respect to the payment of rent under the leases.

        Established in 1958 and acquired by IHC Caland in 1990, SBM-IMODCO, manufactures and sells floating production, storage and offloading system projects. Its clients include major oil and gas operators (both independents and contractors) as well as companies involved in transporting slurries and other fluids. SBM-IMODCO leases 90,663 square feet for a current monthly base rent of $181,326 under a lease that expires in February 2012. SBM-IMODCO has two five-year renewal options available.

        Atlantia was founded in 1979 as a full-service offshore engineering company and was acquired by IHC Caland in 2001. Atlantia leases 80,428 square feet for a current monthly base rent of $160,856 under a lease that expires in February 2012. Atlantia has two five-year renewal options available.

        The remaining tenant-in-common interests in the Enclave Property were acquired by various investors who purchased their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the State Farm loan agreement. The total borrowings of all tenant-in-common interest holders under the State Farm loan agreement was $20 million. The interest rate under the loan is fixed at 5.45% per annum. The loan agreement allows for prepayment of the entire outstanding principal after 42 months from the date of the loan agreement subject to the payment of a prepayment penalty. No prepayment penalty is due after 81 months from the date of the loan agreement. The loan has a seven year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, except that subject to non-recourse provisions that provide that State Farm may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's acts and omissions. Behringer Harvard Holdings and Robert M. Behringer are guarantors of our interest in the State Farm loan.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without State Farm's prior written consent. Transfer of an interest in the property, with an assumption of the State Farm loan by the buyer, is subject to State Farm's approval of the buyer and

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satisfaction of certain other conditions. After the end of the syndication period, the State Farm loan allows for the transfers of up to six additional tenants-in-common.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of Enclave on the Lake, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Enclave H LP or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement; provided, further however, such party must first provide Behringer Harvard Enclave H LP and its affiliates, including us, and second the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Enclave H LP, or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Enclave H LP or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the State Farm loan agreement, the property management agreement or the tenants-in-common agreement. However, neither Behringer Harvard Enclave H LP nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, Behringer Harvard Enclave H LP has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common no sooner than three months prior to the end of the State Farm loan term and no later than 30 days prior to the end of the State Farm loan for the fair market value of the interests. In our discretion, we may offer the tenants-in-common the option to exchange their interests for partnership interests in our operating partnership at then current fair market value of our common stock.

        Our affiliated property manager, HPT Management, does not serve as property manager for Enclave on the Lake. TIC Management serves as property manager for Enclave on the Lake and is paid management fees in the amount of up to 3% of monthly gross revenues from Enclave on the Lake and an asset management fee of $42,000.00 per year, subject to certain limitations. Leasing will be undertaken through a third-party leasing company that will be paid market rates. Notwithstanding these arrangements, the fees charged to us by affiliates of

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our sponsor with respect to our ownership interests in Enclave on the Lake will not exceed the amount of such fees that would be charged to us by our property manager or advisor.

St. Louis Place

        As of June 30, 2004, we acquired an undivided 35.70925% tenant-in-common interest in St. Louis Place, a 20-story office building containing approximately 337,088 rentable square feet and located on approximately 0.68 acres of land in St. Louis, Missouri. The total purchase price of St. Louis Place to Behringer Harvard Holdings, as a sponsor-affiliate, was approximately $30,150,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the St. Louis Place seller, Trizec Holdings, Inc., an unrelated third-party, and our advisor. We used borrowings of $7,141,850 under a loan agreement with Greenwich Capital to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public. Our tenant-in-common interest is held by Behringer Harvard St. Louis Place H, LLC, an entity that is wholly-owned by our operating partnership.

        St. Louis Place, which was constructed in 1983, was, as of June 30, 2006, approximately 87% leased, including major tenants such as Fleishman-Hillard, Inc. (Fleishman-Hillard), Trizec Properties, Inc. (Trizec), Moser & Marsalek, P.C. (Moser & Marsalek), and Peckham Guyton Albers & Viets, Inc.

        Founded in 1946, Fleishman-Hillard, whose international headquarters are in St. Louis Place, offers strategic communications counsel to local, national, and international clients. Fleishman-Hillard is part of Omnicom Group Inc., a global marketing and corporate communications company. Fleishman-Hillard leases 142,366 square feet for a current monthly base rent of $197,533 under a lease that expires in 2014. Fleishman-Hillard has two five-year renewal options available.

        Trizec is an owner and manager of commercial property in North America. Trizec is leasing 35,000 square feet with rights to sublet for a current monthly base rent of $48,125 under a lease that expires in 2009. Trizec has two one-year renewal options available.

        Moser & Marsalek is a St. Louis based law firm founded in 1925 with a practice consisting of civil trials and appeals. Moser & Marsalek currently leases 25,446 square feet with a current monthly base rent of $32,338 under a lease that expires in 2015. Moser & Marsalek has two five-year renewal options available.

        Peckham Guyton Albers & Viets, Inc., an architectural firm founded in 1965 with offices in Kansas City and St. Louis, designed St. Louis Place. It currently employs nearly 100 architects, planners, interior designers, exhibit designers, and administrative staff. This tenant leases 23,383 square feet of space for a current monthly base rent of $27,710 that expires in 2011, with no renewal options available.

        The remaining tenant-in-common interests in the St. Louis Place Property were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $20,000,000 and the interest rate is fixed at 6.078% per annum. The loan agreement has a seven year term and cannot be prepaid until the earlier of (1) 42 months or (2) two years after securitization.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that Greenwich Capital may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's acts and omissions. Behringer Harvard Holdings and Robert M. Behringer are guarantors of our interest in the State Farm loan.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. Transfer of an interest in St. Louis Place, with an assumption of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,000 processing fee, all reasonable out-of-pocket costs and expenses incurred by the lender and an assumption fee of 1% of the substitute tenant-in-common borrower's pro-rata share of the then unpaid principal.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of

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St. Louis Place, as determined by TIC Management Services. If any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest. TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of the tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for the action, Behringer Harvard St. Louis Place H, LLC or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property and asset management agreement (to the extent the property and asset management agreement is then in effect); provided further, however, such party must first provide Behringer Harvard St. Louis Place H, LLC and its affiliates, including us, and second, the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard St. Louis Place H, LLC, or its affiliates at fair market value (as defined in the tenants-in-common agreement) and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard St. Louis Place H, LLC or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property and asset management agreement and/or the tenants-in-common agreement. However, neither Behringer Harvard St. Louis Place H, LLC nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, Behringer Harvard St. Louis Place H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) one year prior to the end of the term of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System (or any successor market or exchange). In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or in Behringer Harvard OP at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price shall be paid in cash.

        The property and asset management agreement remains in effect until the earlier to occur of (x) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property and asset management agreement), or (y) December 31, 2025; provided, however, the property and asset management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property and asset management agreement.

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In addition, the property and asset management agreement may be terminated by Behringer Harvard TIC Management Services for any reason upon 60 days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Colorado Building

        On August 10, 2004, we acquired an undivided 81.491294% tenant-in-common interest in Colorado Building, an 11-story office building containing approximately 121,701 rentable square feet, located on approximately 0.31 acres of land in Washington, D.C. The total purchase price of Colorado Building was approximately $44,000,000, exclusive of closing costs. The purchase price for the transaction was determined through negotiations between the Colorado Building seller, Hippo Properties LLC, an unrelated third-party, and our advisor. The purchase price for our 79.475165% interest in the property was approximately $35,000,000, excluding closing costs. We used borrowings of $22,253,046 under a loan agreement with Greenwich Capital Financial Products, Inc. to pay a portion of such purchase price and paid the remaining purchase price from proceeds of the offering of our common stock to the public. Our tenant-in-common interest is held by Behringer Harvard Colorado H, LLC, which is wholly-owned by our operating partnership.

        The Colorado Building, which was constructed in 1903 and completely renovated from 1987 to 1989, was, as of June 30, 2006, approximately 98.77% leased, including major tenants such as Bowne of New York City, Inc., InfoTech Strategies, Inc., Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, the U.S. General Services Administration (Environmental Protection Agency) and the Community Transportation Association of America.

        Bowne of New York City, Inc. is an affiliate of Bowne & Co., Inc., a global leader in providing financial printing, digital printing and electronic delivery of personalized communications, and an array of business process outsourcing and other services. Bowne leases approximately 33,531 square feet for a current monthly base rent of $109,758 under a lease that expires in 2009. Bowne has one option to extend its lease for a period of ten years or two five-year options to extend its lease.

        Infotech Strategies, Inc. is an information and communication technology consulting firm that specializes in helping business in the digital marketplace. Infotech leases approximately 11,160 square feet for a current monthly base rent of $34,834 under a lease that expires in 2007. Infotech has one option to extend its lease for a period of ten years.

        Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, a law firm, leases approximately 10,957 square feet for a current monthly base rent of $40,494 under a lease that expires in 2009. Wilson has one five-year option to extend its lease.

        The United States of America (Environmental Protection Agency) leases approximately 10,957 square feet for a current monthly base rent of $41,280 under a lease that expires in 2012 with no extension options.

        The Community Transportation Association of America, which specializes in advancing public transportation, leases approximately 11,160 square feet for a current monthly base rent of $38,595 under a lease that expires in 2016 with two five-year renewal options or one ten-year renewal option.

        The remaining tenant-in-common interests in the property were acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a party to the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement is $28,000,000. The interest rate under the loan is fixed at 6.075% per annum. The loan is guaranteed by Robert M. Behringer and Behringer Harvard Holdings. The loan agreement allows for prepayment of the entire outstanding principal with no prepayment fee from and after the third payment date prior to maturity, with at least 15 days' prior notice. The loan has a ten year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the property, except as to a borrower and its guarantors, such borrower's recourse liabilities.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent. We have a one-time right to sell and transfer one or more undivided interests in the property. Transfer of an interest in the property, with an assumption

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of the loan by the buyer, is subject to the lender's approval of the buyer and satisfaction of certain other conditions, including payment of a $2,000 processing fee and all reasonable out-of-pocket costs and expenses incurred by the lender.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the property, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within fifteen days. Under the property and asset management agreement, the TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease, release of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Colorado Building H, LLC or its affiliates have the option to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property and asset management agreement (to the extent the property and asset management agreement is then in effect); provided further, however, such party must first provide Behringer Harvard Colorado Building H, LLC and its affiliates, including us, and second, the other tenants-in-common, with the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, any tenant-in-common may partition the property subject to first offering to sell its undivided interest to Behringer Harvard Colorado Building H, LLC, or its affiliates at fair market value (as defined in the tenants-in-common agreement) and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Colorado Building H, LLC or its affiliates with an option to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property and asset management agreement or the tenants-in-common agreement. However, neither Behringer Harvard Colorado Building H, LLC nor its affiliates are under any obligation to purchase a defaulting tenant-in-common's interest.

        In addition, Behringer Harvard Colorado Building H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) one year prior to the end of the loan term, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System (or any successor market or exchange). In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to

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exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price shall be paid in cash.

        The property and asset management agreement remains in effect until the earlier to occur of (x) the sale of the property or any portion thereof, as to such portion of the property sold only (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property and asset management agreement), or (y) December 31, 2025; provided, however, the property and asset management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property and asset management agreement. In addition, the property and asset management agreement may be terminated by Behringer Harvard TIC Management Services for any reason upon 60 days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Travis Tower

        On October 1, 2004, we acquired an undivided 60% tenant-in-common interest in Travis Tower, a 21-story office building containing approximately 507,470 rentable square feet and a 10-story parking garage located on approximately 1.1079 acres of land in Houston, Texas. The contract purchase price of Travis Tower exclusive of closing costs and initial escrows was $52,000,000. The purchase price for the transaction was determined through negotiations between the Travis Tower seller, AEW/McCord, L.P., an unrelated third-party, and our advisor. We used borrowings of $22,650,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public. Our tenant-in-common interest is held by Behringer Harvard Travis Tower H LP, an entity that is wholly-owned by Behringer Harvard OP.

        Travis Tower, which was constructed in 1955, was, as of June 30, 2006, approximately 94% leased and includes the following major tenants: CenterPoint Energy, Inc., Linebarger Goggan Blair Pena & Sampson LLP, Edge Petroleum Corporation and Samson Lone Star LP.

        CenterPoint Energy, Inc. is a domestic energy delivery company that includes electric transmission and distribution, natural gas distribution and sales, interstate pipeline and gathering operations and, according to its records, generates more than 14,000 megawatts of power in Texas. CenterPoint leases 280,168 square feet for an annual rent of $4,885,194, under a lease that expires in September 2008. CenterPoint has two five-year renewal options available.

        Linebarger Goggan Blair Pena & Sampson LLP is a law firm that focuses on helping governmental entities improve their collections. Linebarger leases 54,522 square feet for an annual rent of $1,019,016, under a lease that expires in January 2010. Linebarger has two five-year renewal options available.

        Edge Petroleum Corporation is an oil and natural gas company engaged in the exploration, development, acquisition and production of crude oil and natural gas properties in the United States. Edge leases 44,376 square feet for an annual rent of $764,598, under a lease that expires in July 2013. Edge has two five-year renewal options available.

        Samson Lone Star LP is a privately held oil and gas exploration, acquisition and production company. Samson leases 21,571 square feet for an annual rent of $404,456, under a lease that expires in October 2007. Samson has two five-year renewal options available.

        The remaining 40% tenant-in-common interest in the property was acquired by Behringer Harvard Travis Tower S LP, an indirect wholly-owned subsidiary of Behringer Harvard Holdings. Behringer Harvard Travis Tower S LP sold most of its 40% tenant-in-common interest to various investors. Each tenant-in-common investor, including us, will be a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement is $37,750,000, including the $22,650,000 borrowed by us. The interest rate under the loan is fixed at 5.434% per annum, and repayment is not permitted until the earlier of (x) two years after securitization or (y) the third anniversary of the first monthly payment date made under the loan agreement. Prepayment during the last three months of the loan may be made without any substitution of collateral or compensation. The loan agreement has a ten-year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the property, though non-recourse provisions provide that the lender may not levy or

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execute judgment upon any property of the borrowers or their guarantors other than property, except that each borrower and its guarantors, are liable for losses incurred by the lender attributable to (1) the parties' fraud or intentional misrepresentation; (2) the borrower's removal or disposal of any portion of the property after an event of default; (3) the borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering the borrower's interest in the property; (4) the borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of such borrower's interest in the property or any portion thereof as required by the loan agreement; (5) the borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents;: (6) the breach by such borrower of any representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that such borrower's guarantor will not be liable for these losses unless (a) in the event of a breach of any environmental representation, the breach involved the borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (b) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either such borrower or guarantor; (7) the gross negligence or willful misconduct of such borrower; and (8) any election by such borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the property, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement with TIC Management Services. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the property, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, the TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the property, including any future sale, exchange, lease or re-lease of all or a portion of the property, any loans or modifications of any loans secured by the property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Travis Tower H LP or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided, further however, such party must provide first to Behringer Harvard Travis Tower H LP and its affiliates and second to the other tenants-in-common, the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the property. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the property subject to first offering to sell its undivided

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interest to Behringer Harvard Travis Tower H LP or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Travis Tower H LP or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement and/or the tenants-in-common agreement.

        In addition, Behringer Harvard Travis Tower H LP has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) during the last year prior to the expiration of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System (or any successor market or exchange). In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (x) the sale of the property or any portion thereof, as to only such portion of the property sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property management agreement), or (y) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60 days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Cyprus Building

        On December 16, 2004, we acquired the Cyprus Building, a four-story office building containing approximately 153,048 rentable square feet located on approximately 8.2 acres of land in Englewood, Colorado, a suburb of Denver, through Behringer Harvard Cyprus, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of the Cyprus Building, exclusive of closing costs and initial escrows, was $19,800,000. The purchase price for the transaction was determined through negotiations between the Cyprus Building seller, PERA Mineral, Inc., an unrelated third-party, and our advisor. We used proceeds from our public offering to pay the entire purchase price and all closing costs of the acquisition.

        The Cyprus Building, which was constructed in 1988, was, as of June 30, 2006, 100% leased to one tenant, Phelps Dodge Corporation. The tenant does not currently occupy the building and the building is vacant as of the closing date.

        Phelps Dodge Corporation is an international mineral and chemical producer. Phelps Dodge leases 153,048 square feet for an annual rent of $2,475,957 under a lease that expires in October 2008. Phelps Dodge has three five-year renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Cyprus Building. Among other things, the HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        Leasing commissions of 6% will be paid on any new leases to be divided 4% to the outside broker and 2% paid to Trammell Crow Services, Inc. On lease renewals, a total commission of 4% will be paid with 2% paid to the outside broker and 2% paid to Trammell Crow Services, Inc.

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250 West Pratt Street Property

        On December 17, 2004, we acquired an undivided 50.67995% tenant-in-common interest in the 250 West Pratt Street Property, a 24-story office building containing approximately 368,194 rentable square feet located on approximately 0.75 acres of land in Baltimore, Maryland. The contract purchase price of the 250 West Pratt Street Property, exclusive of closing costs and initial escrows, was $51,816,488. The purchase price for the transaction was determined through negotiations between the 250 West Pratt Street Property seller, Trizec 250 W. Pratt, LLC, an unrelated third-party, and our advisor. We used borrowings of $18,751,582 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the public offering of our common stock. Our tenant-in-common interest is held by Behringer Harvard Pratt H, LLC, an entity that is wholly-owned by Behringer Harvard OP.

        The 250 West Pratt Street Property, which was constructed in 1986, was, as of June 30, 2006, approximately 89% leased and includes the following major tenants: Vertis, Inc.; Semmes Bowen & Semmes; and the United States General Services Administration (GSA).

        Vertis is a provider of targeted advertising, media and marketing services. Vertis leases 52,004 square feet for an annual rent of $1,834,169 under a lease that expires in August 2014, with a five-year renewal option available.

        Semmes is a full-service law firm with a national civil practice. Semmes leases 45,483 square feet for an annual rent of $1,284,895 under a lease that expires in April 2008.

        The GSA assists and supports Federal Agencies by offering superior workplaces, expert solutions, acquisition services and management policies. The GSA leases 50,533 square feet for an annual rent of $1,086,500 under a lease that expires in June 2007, with a five-year renewal option available.

        The remaining 49.32005% tenant-in-common interest in the 250 West Pratt Street Property was acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $37,000,000, including the $18,751,582 borrowed by us. The interest rate under the loan is fixed at 5.285% per annum, and repayment in whole (but not in part) is permitted from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The loan agreement has a ten-year term.

        Under the loan agreement, each tenant-in-common interest holder's liability is joint and several based upon its pro rata ownership of the 250 West Pratt Street Property, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the 250 West Pratt Street Property, except that each borrower and its guarantors are liable for losses incurred by the lender attributable to: (1) the parties' fraud or intentional misrepresentation; (2) the borrower's removal or disposal of any portion of the property after an event of default; (3) the borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering the borrower's interest in the 250 West Pratt Street Property; (4) the borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of the borrower's interest in the 250 West Pratt Street Property or any portion thereof as required by the loan agreement; (5) the borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents; (6) the breach by the borrower of any representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that such borrower's guarantor will not be liable for these losses unless (a) in the event of a breach of any environmental representation, the breach involved, the borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (b) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either the borrower or guarantor; (7) the gross negligence or willful misconduct of the borrower; and (8) any election by the borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the 250 West Pratt Street Property, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement with TIC Management Services. The tenants-in-common are each

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obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the 250 West Pratt Street Property, as determined by TIC Management Services. Under the tenants-in-common agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the 250 West Pratt Street Property, including any future sale, exchange, lease or release of all or a portion of the 250 West Pratt Street Property, any loans or modifications of any loans secured by the 250 West Pratt Street Property, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the 250 West Pratt Street Property require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Pratt H, LLC or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the 250 West Pratt Street Property or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided further, however, such party must provide first to Behringer Harvard Pratt H, LLC and its affiliates and second to the other tenants-in-common, the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the 250 West Pratt Street Property, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the 250 West Pratt Street Property. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the 250 West Pratt Street Property subject to first offering to sell its undivided interest to Behringer Harvard Pratt H, LLC or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Pratt H, LLC or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the 250 West Pratt Street Property at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement or the tenants-in-common agreement. In addition, Behringer Harvard Pratt H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the 250 West Pratt Street Property by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) during the last year prior to the expiration of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System (or any successor market or exchange). In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (x) the sale of the 250 West Pratt Street Property or any portion thereof, as to only the portion of the 250 West Pratt Street Property sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire interest subject

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to the tenants-in-common agreement and the property management agreement), or (y) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2006 and each anniversary of this date unless all of the tenants-in-common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60-days' written notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Ashford Perimeter

        On January 6, 2005, we acquired Ashford Perimeter, a six-story office building containing approximately 288,175 rentable square feet and a four-story parking garage located on approximately 10.6 acres of land in Atlanta, Georgia through Behringer Harvard Ashford Perimeter H, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of the Ashford Perimeter, exclusive of closing costs and initial escrows, was $46,300,000. The purchase price for the transaction was determined through negotiations between the Ashford Perimeter seller, HSOV Ashford Perimeter, LLC, an unrelated third-party, and our advisor. We used borrowings of $35,400,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public.

        Ashford Perimeter, which was constructed in 1982, was, as of June 30, 2006 approximately 85% leased and includes the following major tenants: Verizon Wireless; Noble Systems Corporation; and Coalition America, Inc.

        Verizon Wireless, a joint-venture of Verizon and Vodafone Group, is a national provider of wireless telecommunication services. Verizon Wireless leases 115,465 square feet for an annual rent of $2,832,797 under a lease that expires in May 2009.

        Noble Systems Corporation provides call center software, computer telephone and customer contact technology to a variety of industries. Noble Systems Corporation leases 35,165 square feet for an annual rent of $773,630 under a lease that expires in October 2011.

        Coalition America, Inc. provides billing and collection services for the medical industry. Coalition America, Inc. leases 23,270 square feet for an annual rent of $523,575 under a lease that expires in October 2006.

        We entered into the loan agreement on January 6, 2005. As of January 31, 2006, the interest rate under the loan is fixed at 5.3% per annum. Monthly payments of interest are required through February 2007, with monthly interest and principal payments required beginning March 1, 2007 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least 30 days' prior written notice is given. The loan agreement has a seven-year term.

        In addition, we have guaranteed payment of the debt under the loan agreement in the event that (1) Behringer Harvard Ashford Perimeter H, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Ashford Perimeter H, LLC or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Ashford Perimeter. Among other things, HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        Leasing commissions of 6% will be paid on any new leases to be divided 4% to the outside broker and 2% paid to Trammell Crow Services, Inc. On lease renewals, a total commission of 4% will be paid with 2% paid to the outside broker and 2% paid to Trammell Crow Services, Inc.

Alamo Plaza

        On February 24, 2005, we acquired an undivided 30.58363% tenant-in-common interest in the Alamo Plaza, a 16-story office building containing approximately 191,154 rentable square feet and a 4-story parking garage located on approximately 1.15 acres of land in Denver, Colorado. The contract purchase price of the Alamo Plaza, exclusive of closing costs and initial escrows, was $41,850,000. The purchase price for the transaction was

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determined through negotiations between the Alamo Plaza seller, MG-Alamo, LLC, an unrelated third-party, and our advisor. We used borrowings of $9,633,843 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of our share of the contract purchase price and paid the remaining amount from proceeds of the public offering of our common stock. Our tenant-in-common interest is held by Behringer Harvard Alamo Plaza H, LLC, an entity that is wholly-owned by Behringer Harvard OP.

        The Alamo Plaza, which was constructed in 1981, was, as of June 30, 2006, approximately 92.54% leased and includes the following major tenants: Pioneer Natural Resources USA, Inc.; Newfield Exploration; and J. Walter Thompson.

        Pioneer Natural Resources USA, Inc., is a national independent oil and gas exploration and production company that leases 44,837 square feet for an annual rent of $1,066,218 under a lease that expires in June 2011, with one five-year renewal option available.

        Newfield Exploration is an international independent oil and gas exploration and production company headquartered in Houston, Texas with offices in the U.S., U.K., Malaysia and China. Newfield Exploration leases 19,862 square feet for an annual rent of $423,708 under a lease that expires in August 2011 with one five-year renewal option.

        J. Walter Thompson, established in 1864, is an advertising agency serving multinational clients. J. Walter Thompson leases 13,036 square feet for an annual rent of $306,346 under a lease that expires in July 2008, with one five-year renewal option available.

        The remaining 69.41637% tenant-in-common interest in the Alamo Plaza was acquired by various investors who purchased their interests in a private offering sponsored by Behringer Harvard Holdings. Each tenant-in-common investor, including us, is a borrower under the loan agreement. The total borrowings of all tenant-in-common interest holders under the loan agreement was $31,500,000, including the $9,633,843 borrowed by us. The interest rate under the loan is fixed at 5.395% per annum, and prepayment in whole (but not in part) is permitted from and after the third payment date prior to the maturity date, provided that at least fifteen days' prior written notice is given. The loan agreement has a ten-year term.

        Under the loan agreement, each tenant in common interest holder's liability is joint and several based upon its pro rata ownership of the Alamo Plaza, though non-recourse provisions provide that the lender may not levy or execute judgment upon any property of the borrowers or their guarantors other than the Alamo Plaza, except that each borrower and its guarantors are liable for losses incurred by the lender attributable to: (1) the parties' fraud or intentional misrepresentation; (2) the borrower's removal or disposal of any portion of the property after an event of default; (3) the borrower's failure to obtain the lender's prior written consent to any subordinate financing or other voluntary lien encumbering such borrower's interest in the Alamo Plaza; (4) the borrower's failure to obtain the lender's prior written consent to any assignment, transfer or conveyance of the borrower's interest in the Alamo Plaza or any portion thereof as required by the loan agreement; (5) the borrower's violation of any of the special purpose entity covenants and requirements contained in the loan agreement or the related loan documents; (6) the breach by the borrower of any representation, warranty, covenant or indemnification provision in the loan agreement or the related deed of trust concerning environmental laws, hazardous substances and asbestos and any indemnification of the lender with respect thereto in either document; provided, however, that the borrower's guarantor will not be liable for these losses unless (a) in the event of a breach of any environmental representation, the breach involved the borrower's or guarantor's actual knowledge of the incorrectness or untruth of the underlying representation, and (b) in the event of any breached warranty, covenant or indemnification, the breach was caused, in whole or in part, by the actions of either such borrower or guarantor; (7) the gross negligence or willful misconduct of the borrower; and (8) any election by the borrower to terminate or not to renew the property management agreement.

        In general, no sale, encumbrance or other transfer of interest in the Alamo Plaza, including our tenant-in-common interest, is permitted without the lender's prior written consent.

        The tenants-in-common, including us, also have entered into both a tenants-in-common agreement and a property and asset management agreement with TIC Management Services. The tenants-in-common are each obligated to pay their pro rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the Alamo Plaza, as determined by TIC Management Services. Under the property management agreement, if any tenant-in-common fails to pay any required cash contribution, any other tenant-in-common may pay such amount. The nonpaying tenant-in-common is required to reimburse the paying

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tenant(s)-in-common within 30 days, together with interest at 10% per annum (but not more than the maximum rate allowed by law). Under the property management agreement, TIC Management Services also may withhold distributions to the nonpaying tenant-in-common and pay such distributions to the paying tenant(s)-in-common until such reimbursement is paid in full. In addition, the paying tenant(s)-in-common may be able to obtain a lien against the undivided interest in the property of the nonpaying tenant-in-common and exercise other legal remedies. The tenants-in-common also are required to indemnify the other tenants-in-common to the extent such other person pays for a liability of a tenant-in-common or in the event a tenant-in-common causes a liability as a result of such tenant-in-common's actions or inactions.

        All of the tenants-in-common must approve certain decisions relating to the Alamo Plaza, including any future sale, exchange, lease or release of all or a portion of the Alamo Plaza, any loans or modifications of any loans secured by the Alamo Plaza, the approval of any property management agreement, or any extension, renewal or modification thereof. All other decisions relating to the Alamo Plaza require the approval of a majority of the tenants-in-common. If a tenant-in-common votes against or fails to consent to any action that requires the unanimous approval of the tenants-in-common when at least 50% of the tenants-in-common have voted or provided consent for such action, Behringer Harvard Alamo Plaza H, LLC or its affiliates have the option, but not the obligation, to purchase such dissenting tenant-in-common's interest for fair market value.

        Each tenant-in-common may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the Alamo Plaza or any part thereof, provided that any transferee shall take such interest subject to the tenants-in-common agreement and the property management agreement (to the extent that the property management agreement is then in effect); provided further, however, such party must provide first to Behringer Harvard Alamo Plaza H, LLC and its affiliates and second to the other tenants-in-common, the right to make an offer to purchase such selling party's interest.

        Under the tenants-in-common agreement, all income, expenses, loss, liabilities and cash flow from the Alamo Plaza, and all cash proceeds from any sale, exchange or refinancing of the property, and all liabilities of the property (except for items separately determined such as real estate taxes and management fees), are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenants-in-common have no right to possession of the Alamo Plaza. However, subject to the restrictions of the loan agreement, any tenant-in-common may partition the Alamo Plaza subject to first offering to sell its undivided interest to Behringer Harvard Alamo Plaza H, LLC or its affiliates at fair market value and second, offering to sell its undivided interest to the other tenants-in-common at fair market value.

        The tenants-in-common agreement provides Behringer Harvard Alamo Plaza H, LLC or its affiliates with an option, but not the obligation, to purchase any defaulting tenant-in-common's undivided interest in the Alamo Plaza at fair market value. A defaulting tenant-in-common is any tenant-in-common who is in default under the loan agreement, the property management agreement and/or the tenants-in-common agreement.

        In addition, Behringer Harvard Alamo Plaza H, LLC has the option, but not the obligation, to purchase all of the tenants-in-common's undivided interests in the Alamo Plaza by providing notice of its election to exercise this option to the tenants-in-common upon the earlier of (1) during the last year prior to the expiration of the loan agreement, (2) the announcement by us of our intention to liquidate our assets or (3) the announcement by us of our intention to liquidate our investment portfolio or to list our equity securities on any national securities exchange or the Nasdaq National Market System (or any successor market or exchange). In our discretion, we may offer the tenants-in-common the option to exchange their interests for equity securities in us or our umbrella partnership at their fair market value. In the event that we exercise the option and do not offer the tenants-in-common the option to exchange their interests for such equity securities or a tenant-in-common elects not to exchange its interest for the equity securities, the purchase price is paid in cash.

        The property management agreement remains in effect until the earlier to occur of (x) the sale of the Alamo Plaza or any portion thereof, as to only such portion of the Alamo Plaza sold (other than any sale of an undivided interest held by a tenant-in-common to a party that will acquire such interest subject to the tenants-in-common agreement and the property management agreement), or (y) December 31, 2030; provided, however, the property management agreement terminates on December 31, 2006 and each anniversary of such date unless all of the tenants-in-common consent to the continuation of the property management agreement. In addition, the property management agreement may be terminated by TIC Management Services for any reason upon 60-days' written

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notice or in the event the tenants-in-common are in default in the performance of any of their obligations under the agreement and such default remains uncured for 30 days following written notice.

Utah Avenue Building

        On April 21, 2005, we acquired the Utah Avenue Building, a one-story office/research and development building containing approximately 150,495 rentable square feet located on approximately 9.6 acres of land in El Segundo, California through Behringer Harvard Utah Avenue LP, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of the Utah Avenue Building, exclusive of closing costs and initial escrows, was $27,500,000. The purchase price for the transaction was determined through negotiations between the Utah Avenue Building seller, LBA-VIF Utah, LLC, an unrelated third-party, and our advisor. We used borrowings of $20,000,000 under a loan agreement with Greenwich Capital Financial Products, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public.

        The Utah Avenue Building, which was constructed in 1968 and renovated in 2004, was, as of June 30, 2006, approximately 78% leased and includes the following major tenants: Northrop Grumman Space and Mission Systems Corporation; and Unisys Corporation.

        Northrop Grumman Space and Mission Systems Corporation, is a global defense company that leases 53,073 square feet for an annual rent of $1,050,845 under a lease that expires in July 2009, with two renewal options available at fair market rental rates present as of the end of the term. The first option is for three years and the second option is for five years.

        Unisys Corporation is a worldwide information technology services and solutions company that leases 64,541 square feet for an annual rent of $994,207 under a lease that expires in March 2010, with two one-year renewal options available, at fair market rental rates present as of the end of the term.

        We entered into the loan agreement on April 21, 2005. The interest rate under the loan is fixed at 5.54% per annum. Monthly payments of interest began on June 6, 2005, with monthly interest and principal payments required beginning June 6, 2010 and continuing to the maturity date. Prepayment, in whole (but not in part), is permitted from and after the third payment date prior to the maturity date, provided that at least 15 days' prior written notice is given. The loan agreement has a ten-year term.

        In addition, we have guaranteed the recourse carve-out obligations and, in the event of the occurrence of a springing recourse event, the full payment of the debt under the loan agreement.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Utah Avenue Building. Among other things, HPT Management will have the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Services, Inc.

        Behringer Advisors will receive an annual asset management fee equal to 0.6% of the asset value. Trammell Crow Services, Inc. will receive leasing commissions of 6.5% on any new leases. On lease renewals, a total commission of 4.5% will be paid. The commission split between Trammell Crow Services, Inc. and any co-broker will be negotiated by Trammell Crow Services, Inc. and based on prevailing market terms and conditions.

Lawson Commons

        On June 10, 2005, we acquired Lawson Commons, a 13-story office building containing approximately 436,342 rentable square feet located on approximately 0.9 acres of land in St. Paul, Minnesota through Behringer Harvard Lawson Commons, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of Lawson Commons, exclusive of closing costs and initial escrows, was $84,500,000. The purchase price for the transaction was determined through negotiations between the Lawson Commons seller, Rice Park Associates, LLC, an unrelated third-party, and our advisor. We paid the full amount of the purchase price from proceeds of the offering of our common stock to the public.

        Lawson Commons, which was constructed in 1999, was, as of June 30, 2006, approximately 99% leased and includes the following major tenants: Lawson Associates, Inc.; and St. Paul Fire and Marine Insurance Company.

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        Lawson Associates, Inc. is an international provider of business process software solutions that leases 297,641 square feet for an annual rent of $4,390,205 under a lease that expires in July 2015, with two five-year renewal options available.

        St. Paul Fire and Marine Insurance Company is a property liability insurance underwriting company that leases 103,470 square feet for an annual rent of $1,552,050 under a lease that expired in July 2006. The Seller has agreed to master lease this space for five years commencing on August 1, 2006 for an annual rent of $1,448,580, subject to certain terms and conditions.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Lawson Commons. Among other things, HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Frauenshuh Companies.

Downtown Plaza

        On June 14, 2005, we acquired Downtown Plaza, a 6-story office building containing approximately 100,146 rentable square feet located on approximately 0.97 acres of land in Long Beach, California through Behringer Harvard Downtown Plaza LP, a wholly-owned subsidiary of Behringer Harvard OP. The contract purchase price of Downtown Plaza, exclusive of closing costs and initial escrows, was $17,725,000. The purchase price for the transaction was determined through negotiations between the Downtown Plaza seller, Pacifica BP Investors I, an unrelated third-party, and our advisor. We used borrowings of $12,650,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc. to pay a portion of our share of such contract purchase price and paid the remaining amount from proceeds of the offering of our common stock to the public.

        Downtown Plaza, which was constructed in 1982, was, as of June 30, 2006, 100% leased and includes the following major tenants: The Designory, Inc.; Barrister Executive Suites, Inc.; and the City of Long Beach.

        The Designory, Inc., a wholly-owned subsidiary of Omnicom Group, Inc., is a full service marketing and communications company that leases 57,468 square feet for an annual rent of $1,326,880 under a lease that expires in January 2008, with a five-year renewal option available.

        Barrister Executive Suites, Inc. is a business support services provider that leases 17,717 square feet for an annual rent of $351,682 under a lease that expires in March 2012, with two five-year renewal options available.

        City of Long Beach—Department of Oil Properties is a city agency that coordinates oil operations and subsidence control activities that leases 14,992 square feet for an annual rent of $309,839 under a lease that expires in December 2009 with a five-year renewal option available.

        We entered into the loan agreement on June 14, 2005. The interest rate under the loan is fixed at 5.367% per annum. Monthly payments of interest are required through July 2010, with monthly interest and principal payments required beginning August 2010 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least 30 days' prior written notice is given. The loan agreement has a ten-year term.

        In addition, we have guaranteed payment of the debt under the loan agreement in the event that (x) Behringer Harvard Downtown Plaza, LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (y) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Downtown Plaza, LP or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Downtown Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services and all leasing services to Trammell Crow Company.

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Western Office Portfolio

        On July 20, 2005, we acquired a portfolio of five separate office buildings known collectively as the "Western Office Portfolio." The properties are located in Texas, Oregon and California, through Behringer Harvard Western Portfolio LP, a wholly-owned subsidiary of Behringer Harvard OP LP. The Western Office Portfolio consists of the following office buildings:

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  the Richardson Building, a three-story office building, built in 1998, located on approximately ten acres of land in Richardson, Texas (a suburb of Dallas) containing approximately 230,061 rentable square feet;

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  the Southwest Center, a three-story office building, built in 2001, located on approximately six acres of land in Tigard, Oregon (a suburb of Portland) containing approximately 88,335 rentable square feet;

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  the Gateway 23 Building, a three-story office building, built in 1999, located on approximately nine acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 71,739 rentable square feet;

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  the Gateway 22 Building, a two-story office building, built in 1999, located on approximately six acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 55,095 rentable square feet; and

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  the Gateway 12 Building, a two-story office building, built in 1999, located on approximately two acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 40,759 rentable square feet.

        The total contract purchase price of the Western Office Portfolio, exclusive of closing costs and initial escrows, was $96,500,000. The purchase price for the transaction was determined through negotiations between the Western Office Portfolio seller, Aptus Office Investments, LLC, an unaffiliated third party, and our advisor and its affiliates. We used borrowings of $70,750,000 under a loan agreement with JPMorgan Chase Bank, N.A. to pay a portion of such contract purchase price and paid the remaining amount from proceeds of the public offering of our common stock.

        Each of the buildings in the Western Office Portfolio was, as of June 30, 2006, 100% leased. Major tenants in the Western Office Portfolio buildings include the following: Alliance Data Systems; Allstate Insurance Company; and The Goodrich Corporation.

        Alliance Data Systems is a national provider of payment processing, billing and database marketing services that leases all of the 230,061 square feet of the Richardson Building for an annual rent of $3,164,862 under a lease that expires in October 2010 with two five-year renewal options available.

        Allstate Insurance Company is a national insurance and investment services provider that fully leases the Gateway 22 Building and the Gateway 23 Building for a combined 126,834 square feet for an annual rent of $2,176,110 under leases that expire in December 2009 with two five-year renewal options available. In addition, Allstate Insurance Company leases 48,760 square feet in the Southwest Center for an annual rent of $1,298,368 under a lease that expires in November 2006 with respect to 1,910 square feet and May 2009 with respect to 46,850 square feet with one five-year renewal option available.

        The Goodrich Corporation is a global supplier of systems and services to the aerospace and defense industry that leases all of the 40,759 square feet of the Gateway 12 Building for an annual rent of $607,717 under a lease that expires in November 2011 with one five-year renewal option available.

        We entered into the loan agreement on July 20, 2005. The interest rate under the loan is fixed at 5.0765% per annum. Monthly payments of interest are required through August 2010, with monthly payments of $383,116 required beginning September 2010 and continuing to the maturity date. Prepayment, in whole or in part, is permitted from and after the third payment date prior to the maturity date, provided that at least thirty days prior written notice is given. The loan agreement has a ten-year term.

        In addition, we have guaranteed payment of the debt under the loan agreement in the event that, among other things as outlined in the guaranty agreement, (x) Behringer Harvard Western Office Portfolio, LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (y) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code

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or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Western Office Portfolio, LP or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Western Office Portfolio. Among other things, HPT Management has the authority to negotiate and enter into leases of the Western Office Portfolio on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

Buena Vista Plaza

        On July 28, 2005, we acquired Buena Vista Plaza, a seven-story office building containing approximately 115,130 rentable square feet located on approximately 1.26 acres of land in Burbank, California through Behringer Harvard Buena Vista Plaza LP, a wholly-owned subsidiary of Behringer Harvard OP. The total contract purchase price of Buena Vista Plaza, exclusive of closing costs and initial escrows, was $32,950,000. The purchase price for the transaction was determined through negotiations between the Buena Vista Plaza seller, Ryanco Partners Ltd. No. X, an unaffiliated third party, and our advisor and its affiliates. To pay the contract purchase price, we used borrowings of $22,000,000 under a loan agreement with Bear Stearns Commercial Mortgage, Inc., issued 393,260 units of limited partnership interest in our operating partnership valued at $8.90 per unit for a total of $3,500,014 and proceeds from our offering of common stock to the public.

        Buena Vista Plaza, which was constructed in 1991, was, as of June 30, 2006, 100% leased to Disney Enterprises, Inc. Disney Enterprises, Inc. is an international entertainment company that operates theme parks and resorts throughout the world, as well as multiple television networks and radio stations. Disney Enterprises, Inc. leases all 115,130 square feet of Buena Vista Plaza for an annual rent of $3,730,212 under a three-part staggered lease that expires in December 2008, 2009 and 2010 with four consecutive five-year renewal options available.

        We entered into the loan agreement on July 27, 2005. The interest rate under the loan is fixed at 5.324% per annum. Monthly payments of interest are required through August 2010, with monthly payments of $122,495 required beginning September 2010 and continuing to the maturity date, August 1, 2015. Prepayment, in whole or in part, is permitted from and after the third monthly payment date prior to the maturity date, provided that at least thirty days prior written notice is given.

        In addition, we have guaranteed payment of the obligation under the loan agreement in the event that, among other things, (x) Behringer Harvard Buena Vista Plaza LP files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (y) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Buena Vista Plaza LP or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Buena Vista Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of Buena Vista Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to an affiliate of the seller, Millennium Products, LLC, a California limited liability company doing business as CMS Management Company.

One Financial Plaza

        On August 2, 2005, we acquired One Financial Plaza, a 27-story office building containing approximately 393,902 rentable square feet located on approximately 1.4 acres of land in Minneapolis, Minnesota through Behringer Harvard One Financial, LLC, a wholly-owned subsidiary of Behringer Harvard OP. The total contract purchase price of One Financial Plaza, exclusive of closing costs and initial escrows, was $57,150,000. The purchase price for the transaction was determined through negotiations between the One Financial Plaza seller, Zeller Holdings Corporation, as trustee for Zeller-OFP Trust, unaffiliated third parties, and our advisor and its affiliates. We used borrowings of $43,000,000 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

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        One Financial Plaza, which was originally constructed in 1960 and renovated in 1991 and 1997, was, as of June 30, 2006, approximately 90% leased and includes the following major tenants: Deloitte & Touche USA LLP ("Deloitte"); Martin-Williams, Inc. ("Martin-Williams"); and Clarity Coverdale Fury Advertising, Inc. ("Clarity").

        Deloitte provides accounting and management consulting services. Deloitte leases 148,474 square feet of One Financial Plaza for an annual rent of $1,507,274 under a lease that expires in December 2008 with two five-year renewal options available.

        Martin-Williams is a national advertising agency that leases 22,555 square feet of One Financial Plaza for an annual rent of $470,039 under a lease that expires in August 2007 with a single three or five year renewal option available.

        Clarity is a national advertising agency that leases 16,901 square feet of One Financial Plaza for an annual rent of $202,108 under a lease that expires in July 2009 with no renewal options available.

        We entered into the loan agreement on August 2, 2005. The interest rate under the loan is fixed at 5.141% per annum. Initial monthly payments of interest are required through August 2010, with monthly payments of $234,553 required beginning September 2010 and continuing to the maturity date, August 11, 2015. Prepayment, in whole (but not in part), is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given.

        In addition, we have guaranteed payment of the obligation under the loan agreement in the event that, among other things (1) Behringer Harvard One Financial, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard One Financial, LLC or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of One Financial Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of One Financial Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Zeller Realty Group, an affiliate of the seller.

Riverview Tower

        On October 5, 2005, we acquired a 24-story office building containing approximately 334,197 rentable square feet with a four-level underground parking garage and an attached seven-level parking garage located on approximately 1.23 acres of land in Knoxville, Tennessee ("Riverview Tower") through our operating partnership. The total contract purchase price of Riverview Tower, exclusive of closing costs and initial escrows, was $41,000,000. The purchase price for the transaction was determined through negotiations between the Riverview Tower sellers, HPW Family Partnership, LLC, Lawler Family Partnership, LLC and Riverview Partners, LLC, all unaffiliated third parties, and Behringer Advisors. We paid the full amount of the purchase price in cash from proceeds of our offering of common stock to the public.

        Riverview Tower, which was originally constructed in 1985, was, as of June 30, 2006, approximately 97% leased and includes the following major tenants: Alcoa, Inc., formerly known as Aluminum Company of America ("Alcoa"); Branch Banking & Trust Company ("BB&T"); Woolf, McClane, Bright, Allen & Carpenter, PLLC ("Woolf"); and Lawler-Wood, LLC ("Lawler").

        Alcoa, the world's leading producer of primary aluminum, fabricated aluminum, and alumina, leases 55,815 square feet of Riverview Tower for an annual rent of $819,929 under a lease that expires in July 2012 with one five-year renewal option available.

        BB&T, one of the top financial holding companies in the U.S. with affiliates in the insurance services, retail brokerage, retail insurance brokerage, and investment services industries, leases 47,562 square feet of Riverview Tower for an annual rent of $700,965 under a lease that expires in December 2013 with six five-year renewal options available.

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        Woolf, a law firm that provides legal services principally in the Southeastern U.S., leases 25,775 square feet of Riverview Tower for an annual rent of $355,703 under a lease that expires in September 2007 with one five-year renewal option available.

        Lawler, a commercial real estate developer, leases 16,666 square feet of Riverview Tower for an annual rent of $241,663 under a lease that expires in December 2008 with no renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Riverview Tower. Among other things, HPT Management has the authority to negotiate and enter into leases of Riverview Tower on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to Lawler-Wood, LLC, a tenant in Riverview Tower and an affiliate of the sellers.

1325 G Street

        On November 15, 2005, we acquired a ten-story office building containing approximately 306,563 rentable square feet with a five-level underground parking garage located on approximately 0.77 acres of land in Washington D.C. (the "G Street Property") through our operating partnership. The total contract purchase price of the G Street Property, exclusive of closing costs and initial escrows, was $135,500,000. The purchase price for the transaction was determined through negotiations between the G Street Property seller, 1325 G Street Fee LLC, an unaffiliated third party, and Behringer Advisors and its affiliates. We paid the full amount of the purchase price from proceeds of our offering of common stock to the public.

        The G Street Property, which was originally constructed in 1969 and has undergone extensive renovations since 1997, was, as of June 30, 2006, approximately 90% leased and includes the following major tenants: Neighborhood Reinvestment Corporation ("NRC"); General Services Administration Federal Bureau of Investigations ("FBI"); and Prudential Relocation, Inc. ("Prudential").

        NRC, a national non-profit corporation that works to revitalize America's oldest, distressed communities, leases 52,440 square feet of the G Street Property for an annual rent of $2,149,577 under a lease that expires in May 2013 with two five-year renewal options available.

        FBI the principal investigative arm of the United States Department of Justice, leases 43,760 square feet of the G Street Property for an annual rent of $1,324,041 under a lease that expires in February 2009 with no renewal options available.

        Prudential, an operating unit of Associates Corporation of North America, provides finance, real estate and insurance services and leases 29,030 square feet of the G Street Property for an annual rent of $970,515 under a lease that expires in May 2008 with no renewal options available.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the G Street Property. Among other things, HPT Management has the authority to negotiate and enter into leases of the G Street Property on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to Broadway Real Estate Services, LLC, an affiliate of the seller.

Woodcrest Center

        On January 11, 2006, we acquired a single-story office building containing approximately 333,275 rentable square feet located on approximately 33 acres of land in Cherry Hill, New Jersey ("Woodcrest Center") through our acquisition of Woodcrest Road Associates, L.P., and Woodcrest Road Urban Renewal, LLC through Behringer Harvard Woodcrest I, LLC ("BH I"), which acquired a 1% general partnership interest in Woodcrest Road Associates, L.P., Behringer Woodcrest II, LLC ("BH II"), which acquired a 99% limited partnership interest, and Behringer Harvard Woodcrest III, LLC ("BH III"), which acquired 100% of the membership interests in Woodcrest Road Urban Renewal, LLC. BH I, BH II, and BH III are all wholly-owned subsidiaries of Behringer Harvard Woodcrest Holdings, LLC, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership. The total contract purchase price of Woodcrest Center, exclusive of closing costs and initial

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escrows, was $70,000,000. The purchase price for the transaction was determined through negotiations between the Woodcrest Center sellers, Woodcrest Road Associates, L.P., Woodcrest Road Urban Renewal, LLC, and other owners named in the agreement, and our advisor and its affiliates. We used borrowings of $50,400,000 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        Woodcrest Center, which was originally constructed in the 1960's and was recently renovated, was, as of June 30, 2006, approximately 93% leased and includes the following major tenants: Towers, Perrin, Forster and Crosby, Inc. ("Towers"); Equity One, Inc. ("Equity One") and American Water Works Company, Inc. ("American Water").

        Towers, a human resources outsourcing company that provides comprehensive outsourcing and consulting services to organizations throughout the world, leases 200,000 square feet of Woodcrest Center for an annual rent of $4,500,000 under a lease that expires in August 2015 with a three, five or seven-year renewal option followed by a second five-year renewal option available.

        Equity One, a subsidiary of Poplar North America, Inc., is a provider of mortgage loans as well as retail financing to merchants and dealers. Equity One leases 57,166 square feet of Woodcrest Center for a current annual rent of $1,114,737 under a lease that expires in May 2011 with two five-year renewal option available.

        American Water, a municipal provider of water services, leases 54,587 square feet of Woodcrest Center for an annual rent of $1,119,033 under a lease that expires in February 2011 with an option to renew the lease until December 31, 2011. In addition, under certain conditions set forth in the lease, American Water may be granted two additional three-year renewal options.

        We entered into the loan agreement on January 11, 2006. The interest rate under the loan is fixed at 5.08585% per annum. Initial monthly payments of interest are required through January 2011, with monthly payments of $273,209 required beginning February 2011 and continuing through December 31, 2011, with any remaining balance due at the maturity date, January 11, 2016. Prepayment, in whole (but not in part), is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given.

        In addition, we have guaranteed payment of the obligation under the loan agreement in the event that, among other things (1) Woodcrest Road Associates, L.P., or Woodcrest Road Urban Renewal, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (2) an involuntary case is commenced against the initial borrower under the loan agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Woodcrest Road Associates, L.P., or Woodcrest Road Urban Renewal, LLC or any of its affiliates.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Woodcrest Center. Among other things, HPT Management has the authority to negotiate and enter into leases of Woodcrest Center on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to Trammell Crow Company.

Burnett Plaza

        On February 10, 2006, we acquired a forty-story office building containing approximately 1,024,627 rentable square feet located on approximately 2.242 acres of land in Fort Worth, Texas ("Burnett Plaza") through our operating partnership. The total contract purchase price for Burnett Plaza, exclusive of closing costs and initial escrows, was $172,000,000. The purchase price for the transaction was determined through negotiations between Burnett Plaza Associates, L.P. and our advisor and its affiliates. We assumed borrowings of $114.2 million under a loan agreement with Bank of America, N.A. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        Burnett Plaza, which was originally constructed in 1983, was, as of June 30, 2006, approximately 98% leased and includes the following major tenants: AmeriCredit Financial Services, Inc. ("AmeriCredit"); Burlington Resources Oil and Gas Company, L.P. ("Burlington"); and the U.S. Department of Housing and Urban Development ("HUD").

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        AmeriCredit, a national independent auto finance company, leases approximately 238,303 square feet of Burnett Plaza for an annual rent of approximately $4.4 million under a lease that expires in May 2011 with two five-year renewal options available.

        Burlington, a company that engages in the world-wide exploration, development, production and marketing of crude oil and natural gas, leases approximately 198,539 square feet of Burnett Plaza for a current annual rent of approximately $4.2 million under a lease that expires in June 2013 with no renewal options available.

        HUD, a U.S. General Services Administration agency that works to increase homeownership and promote affordable housing throughout the United States, leases approximately 102,418 square feet of Burnett Plaza for an annual rent of approximately $1.9 million under a lease that expires in September 2013 with no renewal options available.

        We assumed the loan on Burnett Plaza on February 10, 2006. The interest rate under the loan is fixed at 5.0163% per annum. Initial monthly payments of interest only are required through April 2008, with monthly payments of principal and interest required beginning May 2008 and continuing through to the maturity date, April 1, 2015. Prepayment, in whole or in part, is not permitted.

        We have contracted with Brandywine Realty Trust, an affiliate of the seller, to manage, operate, lease and supervise the overall maintenance of Burnett Plaza. As compensation for its services, Brandywine Realty Trust is entitled to reimbursements for its out-of-pocket costs and on-site personnel costs and a property management fee equal to 3% of the monthly gross revenues from Burnett Plaza. In addition, HPT Management Services LP will receive an annual asset management fee equal to 0.6% of the asset value.

Paces West

        On April 19, 2006, we acquired a fee simple interest in two interconnected office buildings located in Atlanta, Georgia ("Paces West") through Behringer Harvard Paces West, LLC ("BH Paces West"), a wholly-owned subsidiary of Behringer Harvard OP. Paces West consists of a 14-story and a 17-story office building containing approximately 646,000 combined rentable square feet located on approximately 9.2 acres of land. The property also includes a six-story and a five-story parking garage. The total contract purchase price for Paces West, exclusive of closing costs and initial escrows, was approximately $114.1 million. The purchase price for the transaction was determined through negotiations between the Paces West seller, GA-Paces, L.L.C., an unaffiliated third party, and our advisor and its affiliates. BH Paces West borrowed $84 million under a loan agreement with Bear Stearns Commercial Mortgage, Inc. dated April 19, 2006 (the "Paces West Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        Paces West, which was originally constructed in 1987 (Building One) and 1989 (Building Two), was, as of June 30, 2006, approximately 82% leased, and its major tenants are: Piedmont Hospital, Inc; Docucorp International Inc.; and BT Americas, Inc.

        Piedmont Hospital Inc., an Atlanta-based hospital, leases approximately 97,000 square feet of Paces West for an annual rent of approximately $1.8 million under a lease that expires in April 2015 with a five-year renewal option available.

        Docucorp International, Inc., a software provider, leases approximately 95,000 square feet of Paces West for an annual rent of approximately $2.4 million under a lease that expires in December 2012 with two five- year renewal options available.

        BT Americas Inc., a subsidiary of the global telecom company BT Group, leases approximately 80,000 square feet of Paces West for an annual rent of approximately $1.6 million under a lease that expires in March 2014 with two five-year renewal options available.

        The interest rate under the loan is fixed at 5.4417% per annum. Initial monthly payments of interest only are required through May 2011, with monthly principal and interest payments of approximately $474,000 required beginning June 2011 and continuing to the maturity date, May 1, 2016. Prepayment, in whole or in part, is not permitted. At maturity, a balloon payment of approximately $78.5 million will be due. In addition, we have guaranteed payment of the debt under the Paces West Loan Agreement in the event that (1) BH Paces West files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the Paces West Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Paces West or

65

any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        We believe that Paces West is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Paces West over the next few years. There are at least five comparable properties located in the same submarket that might compete with Paces West.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $920,000. The real estate taxes paid were calculated by multiplying Paces West's assessed value by a tax rate of 3.487%.

        The historical information relating to the occupancy of Paces West for 2001-2005 was not available from the seller.

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Paces West. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	4	20,843	$400,152	3.83%
2007	6	22,159	291,180	2.62%
2008	6	31,267	671,976	5.27%
2009	6	34,270	768,468	5.74%
2010	8	51,372	902,432	6.45%
2011	3	53,862	1,016,793	6.97%
2012	4	95,101	2,377,500	15.70%
2013	0	—	—	—
2014	3	79,949	1,576,512	9.94%
2015	2	112,916	$2,118,192	12.78%

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Paces West. Among other things, HPT Management has the authority to negotiate and enter into leases of Paces West on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

Riverside Plaza

        On June 2, 2006, we acquired a fee simple interest in a 35-story office building and an adjacent 3-story fitness center containing approximately 1.2 million combined rentable square feet in Chicago, Illinois ("Riverside Plaza"). We acquired Riverside Plaza through our acquisition of all of the common stock of BCSP III Illinois Properties Business Trust, through Behringer Harvard South Riverside Holding Business Trust ("BH Riverside Trust"), a wholly-owned subsidiary of Behringer Harvard OP. The total contract price for Riverside Plaza, exclusive of closing costs and initial escrows, was approximately $277.5 million. The purchase price for the transaction was determined through negotiations between the Riverside Plaza seller, Beacon Capital Strategic Partners III, L.P., an

66

unaffiliated third party, and our advisor and its affiliates. Behringer Harvard South Riverside, LLC ("BH Riverside, LLC"), a wholly-owned subsidiary of BH Riverside Trust, borrowed $202 million under a loan agreement with Greenwich Capital Financial Products, Inc. dated June 2, 2006 (the "Riverside Plaza Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        Riverside Plaza, which was originally constructed in 1971, was, as of June 30, 2006, approximately 96% leased and includes the following major tenants: Deutsche Investment Management Americas, Inc.; Fifth Third Bank; and Synovate, Inc.

        Deutsche Investment Management Americas, Inc., an international provider of commercial and investment banking, currently leases approximately 311,000 square feet of Riverside Plaza for an annual rent of approximately $3.7 million under a lease with approximately 209,000 square feet terminating in December 2006 with the remaining approximately 102,000 square feet expiring in December 2016, with a five-year renewal option available.

        Fifth Third Bank, a bank holding company, leases approximately 111,500 square feet of Riverside Plaza for an annual rent of approximately $2.1 million under a lease that expires in December 2016 with two five-year renewal options available.

        Synovate, Inc., a global communications specialist, leases approximately 86,000 square feet of Riverside Plaza for an annual rent of approximately $1.3 million under a lease that expires in April 2009 for approximately 9,000 square feet and a lease that expires in April 2019 for approximately 77,000 square feet. Each lease has two five-year renewal options available.

        The interest rate under the loan is fixed at 5.75% per annum until June 30, 2008, and fixed at 6.191% per annum for all periods thereafter. Initial monthly payments of interest only are required through June 6, 2011, with monthly principal and interest payments of approximately $1.2 million required beginning July 6, 2011 and continuing to the maturity date, June 6, 2016. Prepayment, in whole but not in part, is permitted from and after the third monthly payment date prior to the maturity date, provided that at least fifteen days prior written notice is given. At maturity, a balloon payment of approximately $190.7 million will be due. In addition, we have guaranteed payment of the debt under the Riverside Plaza Loan Agreement in the event that (1) BH Riverside, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the Riverside Plaza Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Riverside, LLC or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        We believe that Riverside Plaza is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Riverside Plaza over the next few years. There are at least seven comparable properties located in the same submarket that might compete with Riverside Plaza.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $3,450,000. The real estate taxes paid were calculated by multiplying Riverside Plaza's assessed value by a tax rate of 6.28%.

        The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past five years ended December 31:

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Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	$11.67
2004	91%	$12.05
2003	80%	$13.99
2002	82%	$12.18
2001	91%	*

  *
  Information not available from Riverside Plaza seller.

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Riverside Plaza. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	6	360,412	$1,573,609	6.93%
2007	2	9,494	205,720	0.64%
2008	1	3,362	67,068	0.19%
2009	2	14,181	141,356	0.37%
2010	8	92,586	1,676,406	4.34%
2011	6	39,778	1,199,497	3.01%
2012	0	—	—	—
2013	2	47,784	955,613	2.17%
2014	6	101,157	1,940,206	4.26%
2015	2	27,779	$576,208	1.23%

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Riverside Plaza. Among other things, HPT Management has the authority to negotiate and enter into leases of Riverside Plaza on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

The Terrace

        On June 21, 2006, we acquired a portfolio of four office buildings in an office park located in Austin, Texas (the "Terrace") through Behringer Harvard Terrace LP ("BH Terrace"), a wholly-owned subsidiary of Behringer Harvard OP. The Terrace consists of two five-story buildings and two six-story buildings containing approximately 619,000 combined rentable square feet located on approximately 21 acres of land. The property also includes one three-story and three four-story parking garages. The total contract purchase price for the Terrace, exclusive of closing costs and initial escrows, was approximately $166 million. The purchase price for the transaction was determined through negotiations between the Terrace sellers, Desta One Partnership, Ltd., Desta Two Partnership, Ltd. and Desta Five Partnership, Ltd., unaffiliated third parties, and our advisor and its affiliates. On June 21, 2006, BH Terrace borrowed $131 million under a loan agreement with Lehman Brothers Bank, FSB (the "Terrace Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

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        The Terrace consists of the following office buildings:

  •
  a five-story office building, built in 1999, located on approximately 4.4 acres of land containing approximately 115,460 rentable square feet ("Terrace 1");

  •
  a five-story office building, built in 1999, located on approximately 4.1 acres of land containing approximately 114,635 rentable square feet ("Terrace 2");

  •
  a six-story office building, built in 2002, located on approximately 5.9 acres of land containing approximately 196,717 rentable square feet ("Terrace 5"); and

  •
  a six-story office building, built in 2002, located on approximately 6.6 acres of land containing approximately 192,214 rentable square feet ("Terrace 7").

        Collectively, the Terrace was, as of June 30, 2006, approximately 97% leased and includes the following major tenants: Cirrus Logic, Inc. and Vinson & Elkins. Terrace 1, Terrace 2, Terrace 5 and Terrace 7 each were, as of June 30, 2006, approximately 94%, 89%, 100% and 99% leased, respectively.

        Cirrus Logic, Inc., a worldwide leader in the development of high-precision analog and mixed-signal integrated circuits, leases 196,717 square feet of Terrace 5 for an annual rent of approximately $4.6 million under a lease that expires in August 2012 with two ten-year renewal options available.

        Vinson & Elkins, an international law firm, leases approximately 115,000 square feet of Terrace 7 for an annual rent of approximately $2.8 million under a lease that expires in December 2014 with two five-year renewal options available.

        The interest rate under the loan is fixed at 5.75% per annum through July 2008, and 6.22302% per annum thereafter. Initial monthly payments of interest only are required through July 2011, with monthly principal and interest payments of approximately $804,000 required beginning August 2011 and continuing to the maturity date, July 11, 2016. Prepayment is permitted only in whole on or after April 11, 2016. At maturity, a balloon payment of approximately $123.7 million will be due. In addition, we have guaranteed payment of the debt under the Terrace Loan Agreement in the event that (1) BH Terrace files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the Terrace Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Terrace or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        We believe that the Terrace is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to the Terrace over the next few years. The Terrace is located in the southwest Austin submarket, which is one of Austin's most restrictive development areas due to environmental restrictions that limit additional development. There are at least five comparable properties located in the same submarket that might compete with the Terrace.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $1,885,000. The real estate taxes paid were calculated based on a tax rate of $2.6812 per $100 in value.

        The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past five years ended December 31:

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Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	96%	$18.23
2004	97%	$18.45
2003	89%	$16.96
2002	92%	$18.45
2001	99%	$16.92

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Terrace. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	3	9,450	$116,748	1.02%
2007	11	91,341	1,418,988	12.71%
2008	3	8,017	111,924	0.92%
2009	7	28,179	432,600	3.47%
2010	4	34,051	459,072	3.58%
2011	2	15,898	264,480	2.01%
2012	2	208,588	4,787,004	37.41%
2013	2	58,328	761,844	5.10%
2014	3	141,729	1,674,588	10.77%
2015	0	—	—	—

        In connection with our acquisition of the Terrace, on June 21, 2006, Behringer Harvard Holdings entered into a development option agreement (the "Development Option Agreement") with W&G Partnership, Ltd., Desta Three Partnership, Ltd. and Desta Six Partnership, Ltd. to have the exclusive right of first offer to participate in the future development of five separate tracts of land, totaling approximately 48 acres in Austin, Texas, contiguous with the Terrace. On June 21, 2006, Behringer Harvard OP entered into an Agreement Concerning Development Rights with Behringer Harvard Holdings whereby Behringer Harvard Holdings has granted Behringer Harvard OP a right of first refusal to exercise its rights arising out of the Development Option Agreement.

        Additionally, on June 21, 2006, Behringer Harvard OP entered into a promissory note with W&G Partnership, Ltd. (the "Borrower"), whereby Behringer Harvard OP loaned $3 million to the Borrower (the "Terrace Development Note"). The interest rate under the Terrace Development Note is fixed at 7.75% per annum through the maturity date of June 21, 2013. Initial monthly payments of interest only at a rate of 6.50% per annum are required through the maturity date. Interest of 1.25% will be accrued and added to the principal amount annually on the anniversary date of the note. The unpaid interest and principal are due on June 21, 2013.

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Terrace. Among other things, HPT Management has the authority to negotiate and enter into leases of the Terrace on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to ClayDesta, L.P., an affiliate of the Terrace sellers.

10777 Clay Road

        On March 14, 2006, we acquired 10777 Clay Road, two three-story office buildings containing approximately 227,500 rentable square feet in Houston, Texas, through Behringer Harvard 10777 Clay Road LP ("BH Clay Road"), a wholly-owned subsidiary of Behringer Harvard OP. The total contract purchase price of

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10777 Clay Road, exclusive of closing costs, was $25,250,000. The purchase price for the transaction was determined through negotiations between the 10777 Clay Road seller, MetroNational Management and Brokerage Services, an unaffiliated third party, and our advisor and its affiliates. BH Clay Road borrowed $16.3 million under a loan agreement with JP Morgan Chase Bank, N.A. (the "10777 Clay Road Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        10777 Clay Road, which was originally constructed in two phases in 1998 and 2003, is, as of July 31, 2006, 100% leased to AMEC Paragon, Inc. AMEC Paragon, Inc. provides engineering, design/drafting, procurement, inspection, construction management and training services to the oil and gas industry. AMEC Paragon, Inc. leases 10777 Clay Road for an aggregate annual rent of $2,058,254 under two leases that expire in December 2013.

        The interest rate under the loan is fixed at 5.845% per annum. Initial monthly payments of interest only are required through April 2011, with monthly principal and interest payments of approximately $0.1 million required beginning May 2011 and continuing to the maturity date in April 2016. Prepayment, in whole but not in part, is permitted from and after the third monthly payment date prior to the maturity date, provided that at least thirty days prior written notice is given. At maturity, a balloon payment of approximately $15.2 million will be due. In addition, we have guaranteed payment of the debt under the 10777 Clay Road Loan Agreement in the event that (1) BH Clay Road files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the 10777 Clay Road Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Clay Road or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        We believe that 10777 Clay Road is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to 10777 Clay Road over the next few years.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $642,000. The real estate taxes paid were calculated by multiplying 10777 Clay Road's assessed value by a tax rate of 3.10%.

        The historical information relating to the occupancy of 10777 Clay Road for 2001-2005 was not available from the seller.

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for 10777 Clay Road. The table shows the approximate rentable square feet represented by the applicable lease expirations:

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Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	0	—	—	—
2010	0	—	—	—
2011	0	—	—	—
2012	0	—	—	—
2013	1	227,486	$2,058,254	100%
2014	0	—	—	—
2015	0	—	—	—

        HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of 10777 Clay Road. Among other things, HPT Management has the authority to negotiate and enter into leases of 10777 Clay Road on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to MetroNational Management and Brokerage Services.

600/619 Alexander Road

        On June 28, 2006, we acquired 600/619 Alexander Road, two three-story office buildings containing approximately 97,500 combined rentable square feet in Princeton, New Jersey, through Behringer Harvard Alexander Road, LLC ("BH Alexander Road"), a wholly-owned subsidiary of Behringer Harvard OP. The total contract purchase price of 600/619 Alexander Road, exclusive of closing costs and initial escrows, was $22,050,000. The purchase price for the transaction was determined through negotiations between the 600/619 Alexander Road seller, HPCB Limited Partnership, an unaffiliated third party, and our advisor and its affiliates. BH Alexander Road borrowed $16.5 million under a loan agreement with Bear Stearns Commercial Mortgage, Inc. (the "600/619 Alexander Road Loan Agreement") to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        600/619 Alexander Road consists of the following office buildings:

  •
  a three-story building, built in 1985 containing approximately 51,100 square feet (600 Alexander Road); and

  •
  a three-story building, built in 1985 containing approximately 45,200 square feet (619 Alexander Road).

        Collectively, 600/619 Alexander Road is, as of June 30, 2006, approximately 94% leased and includes the following major tenants: Sovereign Bank and Nassau Broadcasting Partners, L.P. 600 Alexander Road is approximately 88.5% leased, and 619 Alexander Road is 100% leased.

        Sovereign Bank, a large northeastern financial institution that provides an array of financial services and products, leases 30,385 square feet of 600/619 Alexander Road for an annual rent of approximately $1,081,797 with two five-year renewal options available.

        Nassau Broadcasting Partners, L.P., a leading radio broadcasting company, leases approximately 16,000 square feet of 600/619 Alexander Road for an annual rent of $405,920 with two five-year renewal options available.

        The interest rate under the loan is fixed at 6.103% per annum. Initial monthly payments of interest only are required through July 2011, with monthly principal and interest payments of approximately $0.1 million required

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beginning August 2011 and continuing to the maturity date in July 2016. Prepayment, in whole but not in part, is permitted. At maturity, a balloon payment of approximately $15.5 million will be due. In addition, we have guaranteed payment of the debt under the 600/619 Alexander Road Loan Agreement in the event that (1) BH Alexander Road files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against the initial borrower under the 600/619 Alexander Road Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Alexander Road or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

        We believe that 600/619 Alexander Road is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to 600/619 Alexander over the next few years. There are at least five comparable properties located in the same submarket that might compete with 600/619 Alexander Road.

        We will allocate a portion of the aggregate purchase price to one of three property components: land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated. For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

        Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $325,000. The real estate taxes paid were calculated by multiplying 600/619 Alexander Road's assessed value by a tax rate of 4.26%.

        The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past five years ended December 31:

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	94%	$25.20
2004	89%	$25.27
2003	86%	*
2002	92%	*
2001	90%	*

  *
  Information not available from 600/619 Alexander Road seller.

        The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for 600/619 Alexander Road. The table shows the approximate rentable square feet represented by the applicable lease expirations:

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Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	1	2,000	$48,700	1.82%
2007	6	13,719	315,397	12.93%
2008	5	9,464	227,952	8.91%
2009	2	7,975	168,204	6.28%
2010	3	8,357	212,328	7.85%
2011	2	19,700	477,000	17.69%
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	1	30,385	$1,081,797	38.32%

HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of 600/619 Alexander Road. Among other things, HPT Management has the authority to negotiate and enter into leases of 600/619 Alexander Road on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Trammell Crow Company.

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Prior Performance Summary

This section supplements the discussion contained in the prospectus under the heading "Prior Performance Summary," which begins on page 148 of the prospectus, and all similar discussions appearing throughout the prospectus.

Prior Investment Programs

        The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates, including certain officers and directors of our advisor. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in any prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.

        Our chief executive officer and founder, Robert M. Behringer, has served as general partner, chief executive officer and/or director in 43 prior programs over the last fifteen years, which includes three other public programs and 40 privately offered programs.

        The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

        From time to time, Behringer Harvard Holdings or its affiliates, including our advisor, Behringer Advisors, may agree to waive or defer all or a portion of the acquisition, asset management or other fees due them, enter into lease agreements for unleased space or otherwise supplement investor returns, to increase the amount of cash available to pay distributions to investors. In each case, the results of operations, and distributions from, these programs would likely have been lower than without such arrangements. With respect to our operations, asset management fees of approximately $1.7 million were waived for the six months ended June 30, 2006, approximately $1.2 million of which was waived in respect of the three months ended March 31, 2006 and approximately $0.5 million of which was waived in respect of the three months ended June 30, 2006.

Public Programs

        Affiliates of Behringer Advisors are sponsoring or have recently sponsored three public real estate programs with substantially the same investment objectives as ours (Behringer Harvard Opportunity REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I). The initial public offerings with respect to Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I terminated on February 19, 2005. The initial public offering with respect to Behringer Harvard Opportunity REIT I commenced on September 20, 2005. The currently effective registration statement of Behringer Harvard Opportunity REIT I is for the offer and sale of up to 40 million shares of common stock at a price of $10.00 per share, plus an additional 8 million shares of common stock at $9.50 per share pursuant to that company's distribution reinvestment plan. As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates also have sponsored other privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, that are substantially similar to ours, and which are still operating and may acquire additional properties in the future. Behringer Advisors and its affiliates face conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs.

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        The aggregate dollar amount of the acquisition and development costs of the properties in which we, Behringer Harvard Short-Term Fund and Behringer Harvard Mid-Term Fund I purchased interests, as of December 31, 2005, was approximately $1.8 billion. Following is a table showing the breakdown by type of property of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and us as of December 31, 2005:

Type of Property	New	Used	Construction
Office and Industrial Buildings	0%	100%	0%
Retail Property	0%	100%	0%
Development Property	0%	0%	100%

        The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I and us as of December 31, 2005, by 100% fee ownership interests, ownership of tenant-in-common (TIC) interests, and ownership of joint venture interests:

Fund	100% Owned	TIC Interests	Joint Ventures
Behringer Harvard REIT I	89.3%	10.7%	—
Behringer Harvard Short-Term Fund I	59.1%	—	40.9%
Behringer Harvard Mid-Term Fund I	100%	—	—

        As of December 31, 2005, Behringer Harvard Opportunity REIT I had sold 2,034,005 shares to 1,146 investors in its offering.

        Historically, the public programs sponsored by our affiliates, including us, have experienced losses during the first several quarters of operations. Many of these losses can be attributed to initial start-up costs and a lack of revenue producing activity prior to the programs' initial property investments. Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue. Furthermore, with the exception of the sale by Behringer Harvard Short-Term Fund I of the undeveloped land adjacent to the Woodall Rodgers Property, as described below, the programs have sold no properties, and thus, any appreciation or depreciation of the properties is not reflected in the net income of the programs.

        Upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Behringer Harvard public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Many of the offering materials and reports prepared in connection with the Behringer Harvard public programs are also available on our web site, www.behringerharvard.com. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Behringer Harvard Short-Term Fund I

        Behringer Harvard Short-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in office, office-tech, retail, apartment, industrial and hotel properties. Robert M. Behringer and Behringer Harvard Advisors II LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Short-Term Fund I. The public offering of Behringer Harvard Short-Term Fund I's units of limited partnership interest commenced on February 19, 2003 and terminated on February 19, 2005. As of February 19, 2005, Behringer Harvard Short-Term Fund I had raised gross offering proceeds of approximately $109.2 million from the issuance of approximately 11 million units of limited partnership interest to approximately 4,200 investors.

        As of December 31, 2005, Behringer Harvard Short-Term Fund I had purchased interests in twelve real estate properties amounting to an investment of approximately $130 million (purchase price including debt financing).

        As of December 31, 2005, Behringer Harvard Short-Term Fund I owned an interest in the following properties:

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  •
  The Woodall Rodgers Property. This property, acquired in February 2004, is located in Dallas, Texas and consists of a five-story office building built in 1984, containing approximately 74,090 rentable square feet and a free-standing single-story bank office building with drive-through lanes. The buildings are located on approximately 1.7 acres subject to a ground lease that expires in 2097. The property also included approximately 1.6 acres of undeveloped adjacent land that was sold to LZA Properties, L.P., an unaffiliated third party, on April 6, 2005. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in the remaining property. As of December 31, 2005, the remaining Woodall Rodgers Property was approximately 96% leased and includes as its major tenants Republic Title of Texas, Inc. and Precept Builders, Inc.

  •
  The Quorum Property. This property, acquired in July 2004, is located in Addison, Texas, a suburb of Dallas, Texas, and consists of a seven-story office building built in 1981, containing approximately 133,799 rentable square feet, a parking garage and a nine-lane drive-through bank facility. The buildings are located on approximately 3.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Quorum Property was approximately 65% leased and includes as its major tenants KMC Insurance Services, Inc., Workflow Studios, Inc. and JP Morgan/Chase Bank.

  •
  The Skillman Property. This property, acquired in part in July 2004 with the remainder purchased in May 2005, is located in Dallas, Texas and consists of a shopping/service center built in 1985 containing approximately 98,764 rentable square feet. The property is located on approximately 7.3 acres of land. Behringer Harvard Short-Term Fund I owns a 100% interest in the Skillman Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Skillman Property was approximately 85% leased and includes as its major tenants Compass Bank, Re/Max Associates of Dallas and El Fenix.

  •
  The Central Property. This property, acquired in August 2004, is located in Dallas, Texas and consists of a six-story office building containing approximately 87,292 rentable square feet. The property is located on approximately 0.66 acres of land. Behringer Harvard Short-Term Fund I owns a 62.5% interest in the Central Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Central Property was approximately 53% leased and includes as its major tenants BGO Architects, Dr. Monty Buck and Michael Burns and Associates, Inc.

  •
  The Coit Property. This property, acquired in October 2004, is located in Plano, Texas, a suburb of Dallas, Texas, and consists of a two-story office building built in 1986, containing approximately 105,030 rentable square feet. The property is located on approximately 12.3 acres of land. Behringer Harvard Short-Term Fund I owns a 90% interest in the Coit Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Coit Property was 100% leased to one tenant, CompUSA, Inc.

  •
  Mockingbird Commons. This property, acquired in November 2004, is located in Dallas, Texas and consists of a 5.4-acre site that is planned for redevelopment as a 475,000 square feet mixed-use project with a boutique hotel, high rise luxury condominiums and retail stores. Behringer Harvard Short-Term Fund I owns a 70% interest in the Mockingbird Commons Property through direct and indirect partnership interests in a limited partnership that owns the property.

  •
  Northwest Highway Property. This property, acquired in March 2005, is located in Dallas, Texas and consists of approximately 4.97 acres of land which is planned for development into high-end residential lots for the future sale to luxury home builders. Behringer Harvard Short-Term Fund I entered into a partnership agreement whereby Behringer Harvard Short-Term Fund I and a wholly-owned subsidiary of Behringer Harvard Short-Term Fund I owns a combined 80% interest in the Northwest Highway Property through direct and indirect partnership interests in a limited partnership that owns the property.

  •
  250/290 Carpenter Property. This property, acquired in April 2005, is located in Irving, Texas, a suburb of Dallas, Texas, and consists of a three-story office building built in 1976 and two connected seven-story towers, each built in 1983, in total containing approximately 536,241 rentable square feet. The property is located on approximately 15.3 acres of land. Behringer Harvard Short-Term Fund I

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    owns a 100% fee simple interest in this property. As of December 31, 2005, the Carpenter Property was 100% leased to one tenant, Citicorp North America, Inc.

  •
  Landmark I & II. This property, acquired in July 2005, is located in Dallas, Texas, and consists of two separate two-story office buildings, each built in 1998, in total containing approximately 257,427 rentable square feet. The property is located on approximately 19.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, Landmark I & II were 100% leased to CompUSA, Inc. and CompUSA Management Company, Inc.

  •
  Melissa Land. This property, acquired in October 2005, is located in Collin County, Texas, and consists of 72.26 acres of land which is planned for development into residential lots for the future sale to home builders. Behringer Harvard Short-Term Fund I owns a 60% interest in this property through its direct partnership interest in a limited partnership.

Behringer Harvard Mid-Term Fund I

        Behringer Harvard Mid-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in institutional quality office and office service center properties having desirable locations, personalized amenities, high quality construction and creditworthy commercial tenants. Robert M. Behringer and Behringer Harvard Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Mid-Term Fund I. The public offering of Behringer Harvard Mid-Term Fund I's units of limited partnership interest commenced on February 19, 2003 and terminated February 19, 2005. As of February 19, 2005, Behringer Harvard Mid-Term Fund I had raised gross offering proceeds of approximately $44.2 million from the issuance of approximately 4.4 million units of limited partnership interest to approximately 1,300 investors.

        As of December 31, 2005, Behringer Harvard Mid-Term Fund I had purchased interests in six real estate properties amounting to an investment of approximately $34.5 million.

        As of December 31, 2005, Behringer Harvard Mid-Term Fund I owned following properties:

  •
  The Hopkins Property. This property, which was acquired in March 2004, is located in Hopkins, Minnesota, which is a suburb of Minneapolis. The property contains a one-story office building built in 1981, containing approximately 29,660 of rentable square feet and located on approximately 2.5 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. Pursuant to a lease terminating in September 2010, the property is 100% leased on a triple-net basis to SunGard Financial Systems, Inc., which is a wholly-owned subsidiary of SunGard Data Systems.

  •
  The Northpoint Property. This property, which was acquired in June 2004, is located in Dallas, Texas and consists of a two-story office building built in 1978 containing approximately 79,049 rentable square feet. The property is located on approximately 5.1 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Northpoint Property was 100% leased and includes as its major tenants Centex Homes and Medical Edge Healthcare Group, Inc.

  •
  The Tucson Way Property. This property, which was acquired in October 2004, is located in Englewood, Colorado, a suburb of Denver. The property consists of a two-story office building built in 1985 containing approximately 70,660 rentable square feet. The property is located on approximately 6.02 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The Tucson Way Property is 100% leased to Raytheon Company on a triple-net basis through April 2012.

  •
  The 2800 Mockingbird Property. This property, which was acquired in March 2005, is located in Dallas, Texas. The property consists of a single-story office building containing approximately 73,349 rentable square feet. The property is located on approximately 3.97 acres of land. The building was originally constructed in 1940, expanded in 1979 and partially renovated in 2000. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The 2800 Mockingbird Property is 100% leased to Government Records Services, Inc., a division of Affiliated Computer Services, Inc., on a triple-net basis through September 2010.

  •
  The Parkway Vista Building. This property, acquired in June 2005, is located in Plano, Texas, a suburb of Dallas. The property consists of a two-story office building containing approximately

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    33,467 rentable square feet located on approximately two acres of land. The Parkway Vista Building, which was constructed in 2002, was approximately 100% leased as of December 31, 2005, and includes the following major tenants: American Express Financial Advisors; Blue Star Title, Inc.; and HKB-Brooks Rehabilitation.

  •
  The ASC Building. This property, acquired in December 2005, is located in Richardson, Texas, a suburb of Dallas. The property consists of a single-story office building containing approximately 28,880 rentable square feet located on approximately 2.2 acres of land. The ASC Building, which was constructed in 2000, is 100% leased to Air Systems Components, LP through October 2010.

Private Programs

        As of December 31, 2005 the prior privately offered programs sponsored by our affiliates include twenty-eight single-asset real estate limited partnerships, nine tenant-in-common offerings, one private REIT and one private multi-asset real estate limited partnership, Behringer Harvard Strategic Opportunity Fund I, which has investment objectives similar to ours. As of December 31, 2005, the total amount of funds raised from investors in these thirty-nine prior private offerings was approximately $326 million, and the total number of investors in such programs was approximately 1,080. Since December 31, 2005, our affiliates have sponsored an additional private multi-asset real estate limited partnership, Behringer Harvard Strategic Opportunity Fund II. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings closed during the last three years and compensation paid to the sponsors of these programs.

        The aggregate dollar amount of the acquisition and development costs of the properties purchased by the privately offered programs previously sponsored by our affiliates, as of December 31, 2005, was $748.9 million. Of this aggregate amount, approximately 95.8% was spent on existing or used properties, approximately 1.5% was spent on construction properties, and approximately 2.7% was spent on acquiring or developing land. Of the aggregate amount, approximately 76.4% was spent on acquiring or developing office buildings, approximately 6.9% was spent on acquiring or developing golf centers and marinas, approximately 15.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 0.8% was spent on acquiring or developing retail centers, and approximately 0.4% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Nevada, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $343.5 million, $116.2 million, $55.6 million, $35.7 million, $51.1 million, $64.7 million, $49.8 million, $17.3 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs as of December 31, 2005:

Type of Property	New	Used	Construction
Office buildings	0.0%	98.5%	1.5%
Apartments	0.0	86.9	13.1
Retail	0.0	100.0	0.0
Marinas / Golf	0.0	91.3	8.7
Land	0.0	100.0	0.0
Storage facilities	0.0	100.0	0.0

        As of December 31, 2005, these programs have sold 36 of the total of 65 properties, or 56% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 2001, results of such programs that have completed their operations since December 31, 2000 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 2003.

        As of December 31, 2005, the percentage of these programs, by investment, with investment objectives similar to ours is 91.2%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 37 office buildings, three multi-tenant residential property and one hotel resort property with an aggregate purchase price of $682.9 million, using $382.9 million in purchase mortgage financing. These buildings were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Florida and the U.S. Virgin Islands and had an aggregate of 4.5 million square feet of gross

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leasable space. For more detailed information regarding acquisitions of properties by such programs since January 1, 2003, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

Behringer Harvard Strategic Opportunity Fund I

        Behringer Harvard Strategic Opportunity Fund I, a Texas limited partnership, was formed in January 2005 to acquire interests in income-producing properties that may be repositioned or redeveloped so that they will reach an optimum value within an anticipated three-to-five year holding period. Robert M. Behringer and Behringer Harvard Strategic Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Strategic Opportunity Fund I. The offering of Behringer Harvard Strategic Opportunity Fund I's units of limited partnership interest commenced on January 20, 2005 and terminated on March 22, 2006. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I had raised gross offering proceeds of approximately $59.7 million from the issuance of approximately six million units of limited partnership interest to approximately 460 investors.

        As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I had purchased interests in four real estate properties amounting to an investment of approximately $85.1 million. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I owned following properties:

  •
  Lakeway Inn. This property, acquired in February 2005, consists of a six-story hotel building, 17 cabana room buildings, two conference room buildings and a two-story parking garage. The property has 238 guestrooms and is located on approximately 16.6 acres of land on the shores of Lake Travis near Austin, Texas. Significant restoration is planned for this property.

  •
  Stonecreek Apartments. This property, acquired in July 2005, consists of a 172-unit apartment project situated on approximately 11.8 acres of land and an adjacent 8.1-acre tract of land, all located in Killeen, Texas. It is anticipated that an apartment project containing 128 units will be constructed on the adjacent 8.1-acre tract of land. Behringer Harvard Strategic Opportunity Fund I owns a 90% interest in this property.

  •
  Firestone Apartments. This property, acquired in August 2005, consists of a 350-unit apartment project situated on approximately 11 acres of land located in Fort Worth, Texas. Behringer Harvard Strategic Opportunity Fund I acquired a 100% interest in this property and has since sold 56.5% through Behringer Harvard Firestone S LP.

  •
  Tahoe Property. This property, acquired in December 2005, is located in the South Lake Tahoe community of Stateline, Nevada, and consists of 0.68 acres of land that is planned for development into a six-story building with 49 luxury condominium units. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I owns 100% of the controlling membership interests in the limited liability company that owns the property.

Other Private Offerings

        Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant-in-common interests for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Code. As of December 31, 2005, Behringer Harvard Holdings or one or more of its affiliates had sponsored nine such offerings, in which a real estate limited liability company affiliated with or sponsored by Behringer Harvard Holdings, has purchased the property directly from the seller and then sold tenant-in-common interests in these properties through an assignment of the purchase and sale agreement relating to the property. We have participated in seven such transactions in which we have directly acquired an interest in the property from the seller and thus is a tenant-in-common with other tenant-in-common holders.

        Behringer Harvard Minnesota Center TIC I, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Minnesota Center that were not purchased by us. For a description of Minnesota Center, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Minnesota Center." The private placement offering of tenant-in-common interests commenced on July 10, 2003, and was completed on October 15, 2003. Behringer Harvard Minnesota Center TIC I, LLC raised total gross offering proceeds of approximately $14.1 million from the sale of 22 tenant-in-common interests.

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        Behringer Harvard Enclave S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Enclave on the Lake that were not purchased by us. For a description of Enclave on the Lake, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Enclave on the Lake." The private placement offering of tenant-in-common interest commenced on March 1, 2004 and was completed on April 12, 2004. Behringer Harvard Enclave S LP raised total gross offering proceeds of approximately $7.7 million from the sale of 12 tenant-in-common interests.

        Behringer Harvard Beau Terre S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer undivided tenant-in-common interests in Beau Terre Office Park pursuant to a private placement offering. Beau Terre Office Park is located in Bentonville, Arkansas. The property contains approximately 36 single-story office buildings, with approximately 371,083 rentable square feet of office space and is located on approximately 70 acres of land. The private placement offering of tenant-in-common interests commenced on May 12, 2004 and was completed on August 18, 2004. Behringer Harvard Beau Terre S, LLC raised total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests. See "—Pending Litigation" below.

        Behringer Harvard St. Louis Place S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in St. Louis Place that were not purchased by us. For a description of St. Louis Place, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—St. Louis Place." The private placement offering of tenant-in-common interests commenced on June 1, 2004 and was completed on July 15, 2004. Behringer Harvard St. Louis Place S, LLC raised total gross offering proceeds of approximately $10.6 million from the sale of 14 tenant-in-common interests.

        Behringer Harvard Colorado Building S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Colorado Building that were not purchased by us. For a description of Colorado Building, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Colorado Building." The private placement offering of tenant-in-common interests commenced on July 8, 2004 and was completed on August 10, 2004. Behringer Harvard Colorado Building S, LLC raised total gross offering proceeds of approximately $5.1 million from the sale of eight tenant-in-common interests.

        Behringer Harvard Travis Tower S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Travis Tower that were not purchased by us. For a description of Travis Tower, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—Travis Tower." The private placement offering of tenant-in-common interests commenced on September 17, 2004 and was completed on December 10, 2004. Behringer Harvard Travis Tower S LP raised total gross offering proceeds of approximately $10.4 million from the sale of 20 tenant-in-common interests.

        Behringer Harvard Pratt S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in the 250 West Pratt Street Property that were not purchased by us. For a description of 250 West Pratt Street Property, please see the section of this prospectus under the heading "Description of Real Estate Investments—Description of Properties—250 West Pratt Street Property." The private placement offering of tenant-in-common interests commenced on November 11, 2004 and was completed on December 17, 2004. Behringer Harvard Pratt S, LLC raised total gross offering proceeds of approximately $13.8 million from the sale of 18 tenant-in-common interests.

        Behringer Harvard Alamo Plaza S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Alamo Plaza that were not purchased by us. The private placement offering of tenant-in-common interests commenced on January 18, 2005 and was completed on February 24, 2005. Behringer Harvard Alamo Plaza S LP raised total gross offering proceeds of approximately $13.3 million from the sale of 25 tenant-in-common interests.

        Behringer Harvard Firestone S LP was formed as a special purpose limited partnership by Behringer Harvard Strategic Opportunity Fund I to offer, pursuant to a private placement offering, the tenant-in-common interests in the Firestone Apartments that were not purchased by Behringer Harvard Strategic Opportunity Fund I. The private placement offering of tenant-in-common interests commenced on September 23, 2005 and was

81

completed on December 15, 2005. Behringer Harvard Firestone S LP raised total gross proceeds of approximately $7.3 million from the sale of three tenant-in-common interests.

        In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.

        The prior programs sponsored by our affiliates occasionally have been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs also have been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. Additionally, other Behringer Harvard sponsored tenant-in-common programs, in which we are typically the largest tenant-in-common investor, have acquired tenant-in-common interests in certain commercial office properties with the expectation that the near term occupancy levels would improve to a level sufficient to meet the initial targeted return for the respective properties. The increase in occupancy rates in certain of these submarkets where some of these properties are located, and the leasing increases at those properties, have been slower than anticipated. While these properties all are providing positive returns and these properties continue to seek lease-up with growing success, the slower growth in occupancy levels in the near term has resulted in lower current income and lower current distributions generated by these investments than were anticipated. In certain instances, Behringer Harvard Holdings, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, including the deferral of asset management fees otherwise payable to the sponsor or its affiliates. Our business will be affected by similar conditions.

        Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience with investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us, due to the state of the real estate market or in order to diversify our investment portfolio. See "Management" for a description of the experience of each of our directors and executive officers.

        No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives.

82

Description of Shares

Meetings and Special Voting Requirements

The last sentence of the first full paragraph under the heading "Description of Shares—Meetings and Special Voting Requirements," which begins on page 179 of the prospectus, is superceded in its entirety as follows:

Generally, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director and a majority of all votes entitled to be cast is necessary to take certain actions discussed below.

83

Summary of Distribution Reinvestment and Automatic Purchase Plans

Summary of Distribution Reinvestment Plan

This section supplements the discussion contained in the prospectus under the heading "Summary of Distribution Reinvestment and Automatic Purchase Plans—Summary of Distribution Reinvestment Plan," which begins on page 190 of the prospectus, and all similar discussions appearing throughout the prospectus.

        We are offering 16,000,000 shares for sale pursuant to our distribution reinvestment plan at $9.50 per share; provided that we may reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan.

84

Plan of Distribution

The Offering

This section supplements the discussion contained in the prospectus under the heading "Plan of Distribution—The Offering," which begins on page 196 of the prospectus, and all similar discussions appearing throughout the prospectus.

        We are offering up to $952,000,000 in shares of our common stock. We are offering 80,000,000 shares to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. The shares are being offered on a "best efforts" basis at a price of $10.00 per share in the primary offering, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering 16,000,000 shares for sale at $9.50 per share through our distribution reinvestment plan. Therefore, a total of 96,000,000 shares are being registered in this offering. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan.

85

Experts

The first two full paragraphs under the heading "Experts," which beings on page 202 of the prospectus, are superceded in their entirety as follows:

        The consolidated financial statements of Behringer Harvard REIT I, Inc. and subsidiaries as of and for the year ended December 31, 2005, included in this prospectus and the related consolidated financial statement schedule included in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The statements of revenues and certain operating expenses for Ashford Perimeter, Western Office Portfolio, Buena Vista Plaza, Riverview Tower and G Street Property for the year ended December 31, 2004 and the statements of revenues and certain operating expenses of Woodcrest Center, Burnett Plaza, Paces West, Riverside Plaza and The Terrace for the year ended December 31, 2005, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

86

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm—Deloitte & Touche LLP	F-4
Report of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP	F-5
Consolidated Balance Sheets as of December 31, 2005 and 2004	F-6
Consolidated Statements of Operations for the Years ended December 31, 2005, 2004 and 2003	F-7
Consolidated Statements of Stockholders' Equity for the Years ended December 31, 2005, 2004 and 2003	F-8
Consolidated Statements of Cash Flows for the Years ended December 31, 2005, 2004 and 2003	F-9
Notes to Consolidated Financial Statements	F-10
Financial Statements of the Colorado Building
Report of Independent Auditors on Financial Statements of the Colorado Building	F-29
The Colorado Building Combined Balance Sheets as of December 31, 2005 and 2004	F-30
The Colorado Building Combined Statements of Operations for the Year ended December 31, 2005 and for the period from August 10, 2004 (date of acquisition) through December 31, 2004	F-31
The Colorado Building Combined Statements of Tenant-in-Common Interests for the Year ended December 31, 2005 and for the period from August 10, 2004 (date of acquisition) through December 31, 2004	F-32
The Colorado Building Combined Statements of Cash Flows for the Year ended December 31, 2005 and for the period from August 10, 2004 (date of acquisition) through December 31, 2004	F-33
Notes to Combined Financial Statements	F-34
Financial Statement Schedule
Report of Independent Registered Public Accounting Firm	F-40
Schedule III—Real Estate and Accumulated Depreciation	F-41
Unaudited Financial Statements
Consolidated Balance Sheets as of June 30, 2006 and December 31, 2005	F-42
Consolidated Statements of Operations for the three and six months ended June 30, 2006 and 2005	F-43
Consolidated Statements of Stockholders' Equity for the Year ended December 31, 2005 and the six months ended June 30, 2006	F-44
Consolidated Statements of Cash Flows for the six months ended June 30, 2006 and 2005	F-45
Notes to Consolidated Financial Statements	F-46

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying consolidated balance sheet of the Behringer Harvard REIT I, Inc. and subsidiaries (the "Company") as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 29, 2006

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Behringer Harvard REIT I, Inc. and its subsidiaries (the "Company") at December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 31, 2005, except for footnote 16, as to which the date is October 1, 2005 and footnote 17, as to which the date is March 28, 2006

Behringer Harvard REIT I, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2005	December 31, 2004
Assets
Real estate
Land	$139,235	$2,056
Buildings, net	370,196	15,500

Total real estate	509,431	17,556
Cash and cash equivalents	128,742	26,067
Restricted cash	24,964	5,447
Accounts receivable, net	3,736	—
Prepaid expenses and other assets	658	155
Loan deposits	4,156	1,800
Escrow deposits	3,015	7,894
Investments in tenant-in-common interests	141,405	133,703
Deferred financing fees, net	4,645	1,634
Lease intangibles, net	79,830	4,431
Receivables from affiliates	—	201

Total assets	$900,582	$198,888

Liabilities and stockholders' equity
Liabilities
Mortgages payable	$353,555	$82,354
Accounts payable	896	881
Payables to affiliates	618	—
Acquired below market leases, net	11,072	1,237
Dividends payable	3,979	740
Accrued liabilities	8,605	809
Subscriptions for common stock	1,054	2,946

Total liabilities	379,779	88,967
Commitments and contingencies
Minority interest	3,375	—
Stockholders' equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 67,863,168 and 13,109,282 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	7	1
Additional paid-in capital	603,452	115,626
Cumulative distributions and net loss	(86,031)	(5,706)

Total stockholders' equity	517,428	109,921

Total liabilities and stockholders' equity	$900,582	$198,888

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Year ended December 31, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Rental revenue	$31,057	$130	$—

Expenses
Property operating expense	6,463	2	—
Interest	13,137	1,690	61
Rate lock extension expense (recoveries)	(525)	525	—
Real estate taxes	3,838	20	—
Property management fees	1,502	205	7
Asset management fees	1,857	90	3
Organization expenses	—	218	17
General and administrative	1,254	712	223
Depreciation and amortization	15,033	—	—

Total expenses	42,559	3,462	311

Interest income	2,665	390	4
Equity in earnings of investments in tenant-in-common interests	3,115	1,403	18

Net loss	$(5,722)	$(1,539)	$(289)

Basic and diluted weighted average shares outstanding	38,220,101	5,894,567	156,673
Basic and diluted loss per share	$(0.15)	$(0.26)	$(1.84)

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Stockholders' Equity
(in thousands)

	Peferred Stock		Common Stock
						Cumulative Distributions and Net Loss
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-in Capital		Total Stockholders' Equity
Balance at January 1, 2003	—	$—	20	$—	$200	$(3)	$197
Issuance of common stock, net	—	—	821	—	7,230	—	7,230
Distributions declared on common stock ($0.18 per share)	—	—	—	—	—	(91)	(91)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	3	—	25	—	25
Net loss						(289)	(289)

Balance at December 31, 2003	—	—	844	—	7,455	(383)	7,072
Issuance of common stock, net	—	—	12,166	1	107,182	—	107,183
Redemption of common stock	—	—	(33)	—	(332)	—	(332)
Distributions declared on common stock ($0.70 per share)	—	—	—	—	—	(3,784)	(3,784)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	132	—	1,321	—	1,321
Net loss						(1,539)	(1,539)

Balance at December 31, 2004	—	—	13,109	1	115,626	(5,706)	109,921
Issuance of common stock, net	—	—	48,231	4	429,054	—	429,058
Redemption of common stock	—	—	(150)	—	(1,370)	—	(1,370)
Stock dividend-10%	—	—	5,521	1	49,136	(49,137)	—
Distributions declared on common stock ($0.70 per share)	—	—	—	—	—	(25,466)	(25,466)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	1,152	1	11,006	—	11,007
Net loss						(5,722)	(5,722)

Balance at December 31, 2005	—	$—	67,863	$7	$603,452	$(86,031)	$517,428

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year ended December 31, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Cash flows from operating activities
Net loss	$(5,722)	$(1,539)	$(289)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	14,928	—	—
Amortization of deferred financing fees	522	52	3
Equity in earnings of investments in tenant-in-common interests	(3,115)	(1,403)	(18)
Distributions from investments in tenant-in-common interests	3,115	1,403	18
Change in accounts receivable	(3,491)	—	—
Change in prepaid expenses and other assets	449	122	(77)
Addition of lease intangibles	(459)	—	—
Change in accounts payable	15	863	18
Change in accrued liabilities	2,598	370	133
Change in receivables or payables to affiliates	200	(200)	—

Cash provided by (used in) operating activities	9,040	(332)	(212)

Cash flows from investing activities
Purchases of tenant-in-common interests	(14,958)	(128,976)	(6,441)
Return of investments in tenant-in-common interests	7,256	1,634	82
Purchases of real estate	(564,025)	(20,645)	—
Escrow deposits on real estate to be acquired	4,879	(7,894)	—
Additions of property and equipment	(380)	—	—
Change in restricted cash	(21,409)	(2,500)	—

Cash used in investing activities	(588,637)	(158,381)	(6,359)

Cash flows from financing activities
Financing costs	(3,533)	(1,597)	(92)
Proceeds from mortgages payable	271,734	78,065	4,340
Payments on mortgages payable	(533)	(44)	(7)
Loan deposits on real estate to be acquired	(2,356)	(1,800)	—
Issuance of common stock	481,621	121,385	8,196
Redemptions of common stock	(1,370)	(332)	—
Offering costs	(52,563)	(14,202)	(966)
Distributions	(11,246)	(1,765)	(25)
Distributions to minority interest holders	(100)	—	—
Change in subscriptions for common stock	(1,892)	2,936	10
Change in subscription cash received	1,892	(2,936)	(10)
Change in receivables or payables to affiliates	618	(77)	76

Cash flows provided by financing activities	682,272	179,633	11,522

Net change in cash and cash equivalents	102,675	20,920	4,951
Cash and cash equivalents at beginning of year	26,067	5,147	196

Cash and cash equivalents at end of year	$128,742	$26,067	$5,147

Supplemental disclosure:
Interest paid	$11,998	$2,163	$58
Non-cash investing activities:
Property and equipment additions in accrued liabilities	$700	$—	$—
Non-cash financing activities:
Common stock issued in distribution reinvestment plan	$11,007	$1,321	$25
Stock dividend	$49,137	$—	$—
Limited partnership units issued in purchase of real estate	$3,500	$—	$—
Stock dividend to minority interest holders	$350	$—	$—

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements

1.     Business and Organization

  Business

        Behringer Harvard REIT I, Inc. was incorporated in June 2002 as a Maryland corporation and has elected to be taxed, and currently qualifies, as a real estate investment trust, or REIT, for federal income tax purposes. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. We also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing. We are currently offering our common stock pursuant to a public offering that commenced on February 19, 2005 (the "Current Offering") and is described below.

        We commenced our initial public offering of shares of our common stock (the "Initial Offering") on February 19, 2003 and commenced operations in October 2003 upon our acceptance of initial subscriptions for 280,423 shares of common stock, which satisfied the minimum offering requirement of $2.5 million established for the Initial Offering. Prior to October 2003, we were considered a development stage entity.

        Substantially all of our business is conducted through Behringer Harvard Operating Partnership I LP, a Texas limited partnership organized in 2002 ("Behringer OP I"). We own a 0.1% interest in Behringer OP I as its general partner. Substantially all of the remaining interest in Behringer OP I is held as a limited partner's interest by BHR Partners, LLC ("BHR Partners"), a Delaware limited liability company which is our wholly-owned subsidiary.

        We are externally managed and advised by Behringer Advisors LP, a Texas limited partnership that was formed in June 2002 ("Behringer Advisors"). Behringer Advisors is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf.

  Organization

        On February 19, 2003, we commenced our Initial Offering of up to 80,000,000 shares of common stock offered at a price of $10.00 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. The Registration Statement also covered up to 8,000,000 shares available pursuant to our distribution reinvestment plan and up to 3,520,000 shares issuable to broker-dealers pursuant to warrants whereby participating broker-dealers would have the right to purchase one share for every 25 shares they sell pursuant to the Initial Offering. The Initial Offering ended on February 19, 2005.

        On October 25, 2004, we filed a Registration Statement on Form S-3 under the Securities Act of 1933 in respect to the Current Offering. The Registration Statement was declared effective by the Securities and Exchange Commission on February 11, 2005 and extends until February 11, 2007, unless earlier terminated or fully subscribed. On March 29, 2006 we filed a Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to convert to a Registration Statement on Form S-11.

        The Registration Statement relating to the Current Offering covers 80,000,000 shares of our common stock plus an additional 16,000,000 shares of common stock available pursuant to our distribution reinvestment plan.

        As of December 31, 2005, we had 67,863,168 shares of our common stock outstanding, including a 10% stock dividend issued on October 1, 2005 and including 22,000 shares owned by Behringer Harvard Holdings, LLC ("Behringer Harvard Holdings"). As of December 31, 2005, we had no shares of preferred stock issued and outstanding. On May 27, 2004, the independent members of the Board of Directors were granted options to purchase a total of 9,000 shares of our common stock at an exercise price of $12.00 per share under our Non-Employee Director Option Plan. These options vested on May 27, 2005 and expire on May 27, 2009. On May 31, 2005, the independent members of the Board of Directors were granted options to purchase a total of 15,000 shares of our common stock at an exercise price of $9.10 per share under the 2005 Incentive Award Plan. These options vest on May 31, 2006 and expire on May 31, 2015. As of December 31, 2005, all 24,000 stock options were outstanding and none had been exercised. As of December 31, 2005, 682,670 warrants from the Initial Offering had been issued for the benefit of participating individual broker-dealers. On May 11, 2005, our Board of Directors declared a special 10% stock dividend with an issue date of October 1, 2005 for holders on record as of September 30, 2005. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock. The weighted average number of shares and earnings per share data for each reported period throughout this report reflect the effects of the stock dividend.

        We admit new stockholders pursuant to the Current Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

        Our common stock is not currently listed on a national exchange. However, management anticipates listing the common stock on a national exchange or including the shares for quotation on the Nasdaq National Market System, or liquidation of our assets by 2017. Depending upon then prevailing market conditions, it is the intention of our management to consider beginning the process of listing (or liquidation) prior to 2013. In the event we do not obtain listing prior to 2017, unless a majority of the board of directors and a majority of the independent directors extend such date, our charter requires us to begin the sale of our properties and liquidation of our assets.

2.     Summary of Significant Accounting Policies

  Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

  Principles of Consolidation and Basis of Presentation

        Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation ("FIN") No. 46R "Consolidation of Variable Interest Entities", which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 78-9 "Accounting for Investments in Real Estate Ventures," as amended by Emerging Issues Task Force ("EITF') 04-5 "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights."

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions is based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management includes such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases and in-place tenant improvements to expense over the initial term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense. The estimated useful lives for lease intangibles range from 2.8 years to 10.9 years.

        Accumulated amortization associated with the lease intangibles of our wholly-owned properties was approximately $8.1 million at December 31, 2005 and was zero for the years ended December 31, 2004 and 2003.

        Anticipated amortization for each of the following five years ended December 31 is as follows (in thousands):

Lease Intangibles
2006	$14,073
2007	14,073
2008	13,440
2009	9,538
2010	5,942

        As of December 31, 2005 and 2004, accumulated depreciation and amortization related to wholly-owned investments in real estate assets and related lease intangibles were as follows (in thousands):

2005	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$377,004	$84,300	$4,681	$(12,104)
Less: depreciation and amortization	(6,808)	(8,223)	(928)	1,032

Net	$370,196	$76,077	$3,753	$(11,072)
2004	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$15,500	$4,431	$—	$(1,237)
Less: depreciation and amortization	—	—	—	—

Net	$15,500	$4,431	$—	$(1,237)

  Cash and Cash Equivalents

        We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

  Restricted Cash

        Restricted cash includes subscription proceeds that are held in escrow until investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash as of December 31, 2005 and December 31, 2004 includes $2.5 million held in restricted money market accounts as security for our guarantee of funds borrowed by Behringer Harvard Holdings. At December 31, 2005, restricted cash also included approximately $21.4 million held in restricted money market accounts for anticipated tenant expansions and improvements, property taxes and insurance for our wholly-owned properties, as required by our lenders.

  Accounts Receivable

        Accounts receivable primarily consists of receivables from tenants related to our wholly-owned properties. Our allowance for doubtful accounts was approximately $42,000 and approximately $1,000 as of December 31, 2005 and 2004, respectively.

  Prepaid Expenses and Other Assets

        Prepaid expenses and other assets includes prepaid directors and officers insurance, as well as prepaid insurance and real estate taxes of our wholly-owned properties.

  Loan Deposits

        Loan deposits include interest rate lock deposits for future borrowings to make future acquisitions.

  Escrow Deposits

        Escrow deposits include deposits for the purchase of properties that we have contracted to acquire.

  Investments in Tenant-in-Common Interests

        Investments in tenant-in-common interests consists of our undivided tenant-in-common interests in various office buildings located in Colorado, Maryland, Minnesota, Missouri, Texas and Washington D.C. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in FIN No. 46R and do not meet the control requirement required for consolidation under SOP 78-9, as amended by EITF 04-5.

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received. We use the equity method of accounting because the shared decision-making involved in a tenant-in-common interest investment creates an opportunity for us to have some influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. Therefore, it is appropriate to include our proportionate share of the results of operations of these investments in our earnings or losses.

  Impairments

        For real estate we wholly own, our management monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, tenant-in-common interest or other similar investment structure, at each reporting date management will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the years ended December 31, 2005, 2004, and 2003.

  Deferred Financing Fees

        Deferred financing fees are recorded at cost and are amortized using a straight-line method that approximates the effective interest method over the life of the related debt. Accumulated amortization was approximately $567,000 and $55,000 as of December 31, 2005 and 2004, respectively.

  Revenue Recognition

        We recognize rental income generated from all leases on real estate assets that we consolidate on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. Some leases contain provisions for the tenants' payment of additional rent after certain tenant sales revenue thresholds are met. Such contingent rent is recognized as revenue after the related revenue threshold is met. We had no contingent rent for the years ended December 31, 2005, 2004 and 2003. The total net increase to rental revenues due to straight-line rent adjustments for the years ended December 31, 2005 was $1.2 million. For the years ended December 31, 2004 and 2003 there were no straight-line rent adjustments. As discussed above, our rental revenue also includes amortization of above and below market leases.

  Offering Costs

        Our advisor funds certain organization and offering costs on our behalf. We are required to reimburse our advisor for such organization and offering costs up to 2% of the cumulative capital raised in the Current Offering. Our advisor received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering, which ended February 19, 2005. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

  Income Taxes

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, and believe that we have qualified since the year ended December 31, 2004. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our "REIT taxable income" to our stockholders. As a REIT, we generally will not be subject to federal income tax at the corporate level. We are organized and operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

  Stock Based Compensation

        We have a stock-based incentive award plan for our employees, directors and consultants and employees, directors and consultants of our affiliates. We account for this plan under the fair value recognition provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and related interpretations.

  Concentration of Credit Risk

        At December 31, 2005, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in five financial institutions. We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

  Minority Interest

        Minority interest consists of units of limited partnership interests issued by Behringer OP I. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock.

  Earnings per Share

        Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. As of December 31, 2005, we had issued to the independent members of the Board of Directors options to purchase 9,000 shares of our common stock at $12.00 per share and 15,000 shares of our common stock at $9.10 per share. As of December 31, 2005, 682,670 warrants from the Initial Offering had been issued at $12.00 per share for the benefit of participating individual broker-dealers. On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005. The weighted average shares and earnings per share for each period presented in this report reflect the effects of the stock dividend. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock. These options, warrants and units of limited partnership interest were excluded from the calculation of earnings per share because the effect would be anti-dilutive for the years ended December 31, 2005, 2004 and 2003.

  Reportable Segments

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting financial and descriptive information about an enterprise's reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. All of our consolidated revenues for the years ended December 31, 2005 and 2004 are from our wholly-owned real estate properties. Management evaluates operating performance on an individual property level. However, as each of our properties has similar economic characteristics, our properties have been aggregated into one reportable segment.

3.     New Accounting Pronouncements

        FASB No. 123R, "Share-Based Payment," a revision to FASB No. 123 "Accounting for Stock-Based Compensation" was issued in December 2004. The Statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. This Statement is effective for us January 1, 2006. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        In March 2005, FASB issued FIN No. 47, "Accounting for Conditional Asset Retirement Obligations." This interpretation clarifies that the term conditional asset retirement obligation as used in Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Thus, the timing and (or) method of settlement may be conditional on a future event. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of this interpretation did not have a material effect on our financial condition, results of operations, or liquidity.

        FASB Statement No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

        EITF Issue 04-5, "Investor's Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights," was ratified by the FASB in June 2005. The EITF addresses what rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with GAAP. The assessment of limited partners' rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when an investor becomes the sole general partner and should be reassessed if (a) there is a change to the terms or in the exercisability of the rights of the limited partners, (b) the sole general partner increases or decreases its ownership of limited partnership interests, or (c) there is an increase or decrease in the number of outstanding limited partnership interests. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. This EITF is effective no later than for fiscal years beginning after December 15, 2005 and as of June 29, 2005 for new or modified arrangements. The adoption of this EITF did not have a material effect on our financial condition, results of operations, or liquidity.

4.     Acquisitions

        On January 6, 2005, we acquired a six-story office building containing approximately 288,175 rentable square feet (unaudited) and a four-story parking garage located on approximately 10.6 (unaudited) acres of land in Atlanta, Georgia (the "Ashford Perimeter"). The purchase price of the Ashford Perimeter was approximately $54.0 million.

        On February 24, 2005, we acquired an undivided 30.583629% tenant-in-common interest in a sixteen-story office building containing approximately 191,154 (unaudited) rentable square feet and a four-story parking garage located on approximately 1.15 (unaudited) acres of land in Denver, Colorado (the "Alamo Plaza"). The purchase price of our tenant-in-common interest in the Alamo Plaza was approximately $14.5 million.

        On April 21, 2005, we acquired a one-story office/research and development building containing approximately 150,495 rentable square feet (unaudited) located on approximately 9.6 acres of land (unaudited)

in El Segundo, California (the "Utah Avenue Building"). The purchase price of the Utah Avenue Building was approximately $29.9 million.

        On June 10, 2005, we acquired a thirteen-story office building containing approximately 436,342 rentable square feet (unaudited) located on approximately 0.9 acres of land (unaudited) in St. Paul, Minnesota ("Lawson Commons"). The purchase price of Lawson Commons was approximately $86.6 million.

        On June 14, 2005, we acquired a six-story office building containing approximately 100,146 rentable square feet (unaudited) located on approximately 0.97 acres of land (unaudited) in Long Beach, California ("Downtown Plaza"). The purchase price for Downtown Plaza was approximately $19.7 million.

        On July 20, 2005, we acquired a portfolio of five office buildings in Texas, Oregon and California (the "Western Office Portfolio"). The purchase price for the Western Office portfolio was approximately $103.3 million. The Western Office Portfolio consists of the following office buildings:

  •
  a three-story office building containing approximately 230,061 rentable square feet (unaudited) located on approximately ten acres (unaudited) of land in Richardson, Texas ("Waterview");

  •
  a three-story office building containing approximately 88,335 rentable square feet (unaudited) located on approximately six acres of land (unaudited) in Tigard, Oregon ("Southwest Center");

  •
  a three-story office building containing approximately 71,739 rentable square feet (unaudited) located on approximately nine acres of land (unaudited) in Diamond Bar, California ("Gateway 23");

  •
  a two-story office building containing approximately 55,095 rentable square feet (unaudited) located on approximately six acres of land (unaudited) in Diamond Bar, California ("Gateway 22"); and

  •
  a two-story office building containing approximately 40,759 rentable square feet (unaudited) located on approximately two acres of land (unaudited) in Diamond Bar, California ("Gateway 12").

        On July 28, 2005, we acquired a seven-story office building containing approximately 115,130 rentable square feet (unaudited) located on approximately 1.26 acres of land (unaudited) in Burbank, California ("Buena Vista Plaza"). The purchase price for Buena Vista Plaza was approximately $41.7 million.

        On August 2, 2005, we acquired a 27-story office building containing approximately 393,902 rentable square feet (unaudited) located on approximately 1.4 acres of land (unaudited) in Minneapolis, Minnesota ("One Financial Plaza"). The purchase price for One Financial Plaza was approximately $64.2 million.

        On October 5, 2005, we acquired a 24-story office building containing approximately 334,196 rentable square feet (unaudited) with a four-level underground parking garage and an attached seven-level parking garage located on approximately 1.23 acres of land (unaudited) in Knoxville, Tennessee ("Riverview Tower"). The purchase price of Riverview Tower was approximately $42.3 million.

        On November 15, 2005, we acquired a ten-story office building containing approximately 306,563 rentable square feet (unaudited) with a five-level underground parking garage located on approximately 0.77 acres of land (unaudited) in Washington, D.C. (the "G Street Property"). The purchase price for the G Street Property was approximately $145.1 million.

5.     Investments in Tenant-In-Common Interests

        The following is a summary of our tenant-in-common interest investments as of December 31, 2005 and 2004 (in thousands):

			2005		2004
Property Name	Date Acquired	Tenant-in- Common Interest	Carrying Value of Investment	Mortgages Payable(1)	Carrying Value of Investment	Mortgages Payable(1)
Minnesota Center	10/15/03	14.467600%	$5,616	$4,237	$5,954	$4,289
Enclave on the Lake	4/12/04	36.312760%	9,767	7,107	10,293	7,209
St. Louis Place	6/30/04	35.709251%	11,491	7,028	11,937	7,110
Colorado Building	8/10/04	79.475200%	37,936	22,253	39,190	22,253
Travis Tower	10/1/04	60.430229%	33,562	22,444	34,936	22,741
Pratt Building	12/17/04	50.679950%	29,545	18,752	31,393	18,752
Alamo Plaza	2/24/05	30.583629%	13,488	9,634	—	—

Total			$141,405	$91,455	$133,703	$82,354

(1)
Each of the tenant-in-common investors, including us, is a borrower under these mortgage agreements. This amount represents our mortgage payable for our investment interest only.

        Our undivided tenant-in-common interest investments as of December 31, 2005 and 2004 consisted of our proportionate share of the combined assets and liabilities of our tenant-in-common properties as follows (in thousands):

	2005	2004
Land	$40,079	$33,080
Buildings, net	203,487	179,400
Lease intangibles, net	42,562	45,673
Cash and cash equivalents	2,007	1,201
Restricted cash	22,810	20,923
Accounts receivable and other assets	3,558	2,450

Total assets	$314,503	$282,727

Acquired below market lease intangibles, net	$4,260	$4,672
Other liabilities	6,680	6,069

Total liabilities	10,940	10,741
Equity	303,563	271,986

Total liabilities and equity	$314,503	$282,727

        In 2005, we recorded approximately $3.1 million of equity in earnings and approximately $10.4 million of distributions from our undivided tenant-in-common interest investments. In 2004, we recorded approximately $1.4 million of equity in earnings and approximately $3.0 million of distributions from our undivided tenant-in-common interest investments. In 2003, we recorded approximately $18,000 of equity in earnings and approximately $100,000 of distributions from our undivided tenant-in-common interest investments. Our equity in earnings from these tenant-in-common investments is our proportionate share of the combined earnings of our tenant-in-common interest properties for the years ended December 31, 2005, 2004 and 2003 as follows (in thousands):

	2005	2004	2003
Revenue	$42,584	$16,812	$1,393
Operating expenses:
Operating expenses	11,867	4,536	462
Property taxes	5,249	2,327	258

Total operating expenses	17,116	6,863	720

Operating income	25,468	9,949	673

Non-operating (income) expenses
Depreciation and amortization	18,823	6,190	551
(Interest income)/bank fees, net	(156)	7	(4)

Total non-operating (income) expenses	18,667	6,197	547
Net income	$6,801	$3,752	$126

Company's share of net income	$3,115	$1,403	$18

Company's share of distributions	$10,371	$3,037	$100

6.     Pro Forma (unaudited)

        The year ended December 31, 2004, was our first year of substantial operations. Therefore, the following summary presents the results of operations for the years ended December 31, 2004 and December 31, 2003 on an unaudited basis, as if the acquisition of the Cyprus Building, acquired December 16, 2004, had occurred on January 1 of the respective years. The pro forma results are for illustrative purposes only and do not purport to be indicative of the actual results that would have occurred had the transaction occurred on January 1 of the respective years, nor are they indicative of results of operations that may occur in the future.

	2004	2003
	(in thousands)
Total revenues	$3,226	$3,229
Total expenses	5,922	2,812
Interest income	390	4
Equity in investments	1,403	18

Net income (loss)	$(903)	$439

Basic and diluted weighted average shares outstanding	11,003	9,076
Basic and diluted income (loss) per share	$(0.08)	$0.05

7.     Leasing Activity

        Future minimum base rental payments due to us over the next five years under non-cancelable leases in effect as of December 31, 2005, for our wholly-owned properties are as follows (in thousands):

2006	$49,165
2007	47,613
2008	43,534
2009	31,470
2010	21,545

        As of December 31, 2005, two of our tenants accounted for 10% or more of our aggregate annual rental revenues from our wholly-owned properties. Lawson Associates, Inc., an international provider of business process software solutions, leases approximately 68% of Lawson Commons and accounted for rental revenue of approximately $4.0 million, or approximately 13% of our aggregate annual rental revenues for the year ended December 31, 2005. Phelps Dodge Corporation, an international mineral and chemical producer, leases 100% of the Cyprus Building and accounted for rental revenue of approximately $3.3 million, or approximately 11% of our aggregate annual rental revenues for the year ended December 31, 2005. Our aggregate annual rental revenues do not include our proportionate share of rents from tenant-in-common interests. If our proportionate share of rents from tenant-in-common interests were included in annual rental revenues, Lawson Associates, Inc. would have accounted for 8% and Phelps Dodge Corporation would have accounted for 6% of our aggregate annual rental revenues for the year ended December 31, 2005.

8.     Mortgages Payable

        The following table sets forth our mortgages payable on wholly-owned properties and our tenant-in-common interests in properties as of December 31, 2005 and December 31, 2004:

	Balance
Description			Fixed Interest Rate	Maturity Date
	December 31, 2005	December 31, 2004
	(in thousands)
Minnesota Center(1)	$4,237	$4,289	6.181%	11/1/2010
Enclave(1)	7,107	7,209	5.450%	5/1/2011
St. Louis Place(1)	7,028	7,110	6.078%	7/1/2011
Colorado Property(1)	22,253	22,253	6.075%	9/6/2014
Travis Tower(1)	22,444	22,741	5.434%	10/1/2014
Pratt(1)	18,752	18,752	5.285%	1/11/2015
Ashford	35,400	—	5.020%	2/1/2012
Alamo(1)	9,634	—	5.395%	3/11/2015
Utah Avenue	20,000	—	5.540%	6/15/2015
Downtown Plaza	12,650	—	5.367%	7/1/2015
Lawson Commons	58,300	—	5.528%	8/1/2015
Waterview(2)	26,750	—	5.077%	8/1/2015
Southwest Center(2)	15,375	—	5.077%	8/1/2015
Gateway 23(2)	13,000	—	5.077%	8/1/2015
Gateway 22(2)	9,750	—	5.077%	8/1/2015
Gateway 12(2)	5,875	—	5.077%	8/1/2015
Buena Vista Plaza	22,000	—	5.324%	8/1/2015
One Financial Plaza	43,000	—	5.141%	8/11/2015

	$353,555	$82,354

        Each of the loans is collateralized by the building associated with that loan.

  (1)
  Each tenant-in-common interest holder is a borrower under this loan agreement. The remaining tenant-in-common interest holders acquired their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. The amounts shown in the table represent the remaining principal outstanding for our tenant-in-common interest. Certain obligations under the loan are guaranteed by Robert M. Behringer and Behringer Harvard Holdings.

  (2)
  These properties are associated with the Western Office Portfolio Loan.

        On December 30, 2004, we entered into a Revolving Credit Agreement with Bank of America, N.A. for up to $12 million of available borrowings (the "Revolver"). The Revolver has a two-year term with the option to extend for one additional year. The Cyprus Building, which we acquired on December 16, 2004, is subject to a deed of trust to secure payment of the Revolver. We can borrow, repay and reborrow again up to the available borrowing limit. The Revolver allows us to elect, for each advance of funds, an interest rate per annum of the prime rate or an interest rate based on the London Interbank Offered Rate ("LIBOR"), or a combination of each. As of December 31, 2005, we had no outstanding borrowings under the Revolver.

        Our loan agreements stipulate that we comply with certain reporting and financial covenants. These covenants include among other things, notifying the lender of any change in management and maintaining minimum debt service coverage ratios. At December 31, 2005 and December 31, 2004, we were in compliance with each of the debt covenants under our loan agreements.

        The following table summarizes our contractual obligations for principal payments as of December 31, 2005 (in thousands):

Mortgages Payable	Amount
2006	$564
2007	1,220
2008	1,371
2009	1,522
2010	6,845
Thereafter	342,033

Total principal balance	$353,555

9.     Stockholders' Equity

  Capitalization

        As of December 31, 2005, we had 67,863,168 shares of our common stock outstanding, including 22,000 shares owned by Behringer Harvard Holdings and the 10% stock dividend issued in 2005. On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005 to be issued on October 1, 2005. The weighted average shares and earnings per share for each period presented in this report reflect the effects of the stock dividend. As of December 31, 2004, we had 13,109,282 shares of our common stock outstanding, including 20,000 shares owned by Behringer Harvard Holdings. As of December 31, 2005and 2004, we had no shares of preferred stock issued and outstanding. On May 27, 2004, the independent members of the Board of Directors were granted options to purchase a total of 9,000 shares of our common stock at an exercise price of $12.00 per share under our Non-Employee Director Option Plan. These options vested on May 27, 2005 and expire on May 27, 2009. On May 31, 2005, the independent members of the Board of Directors were granted options to purchase a total of 15,000 shares of our common stock at an exercise price of $9.10 per share under the 2005 Incentive Award Plan. These options vest on May 31, 2006 and expire on May 31, 2015. As of December 31, 2005, all 24,000 stock options were outstanding and none had been exercised. As of December 31, 2005 682,670 warrants from the Initial Offering had been issued for the benefit of participating individual broker-dealers. As of December 31, 2004, there were 523,571 warrants from the Initial Offering issued for the benefit of participating individual broker-dealers. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. As of December 31, 2005, 432,586 units of limited partnership interests in Behringer OP I had been issued, which includes the 10% stock dividend issued October 1, 2005. These limited partnership interests are convertible into an equal number of shares of our common stock.

  Share Redemption Program

        Our board of directors has authorized a share redemption program for investors who hold their shares for more than one year. The purchase price for the redeemed shares is set forth in the prospectus for our Current Offering of common stock as supplemented from time to time. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the plan, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to 1% of operating cash flow for the previous fiscal year plus proceeds of our distribution reinvestment plan. We redeemed approximately 149,929 shares for approximately $1.4 million in the year ended December 31, 2005. We redeemed approximately 33,152 shares for approximately $332,000 in the year ended December 31, 2004.

  Distributions

        We initiated the payment of monthly distributions in November 2003 in the amount of a 7% annualized rate of return, based on an investment in our common stock of $10.00 per share and calculated on a daily record basis of $0.0019178 per share. We have a distribution reinvestment plan ("DRIP") whereby stockholders may elect to reinvest any cash distribution in additional shares of common stock. We record all distributions when declared, except that the stock issued through the DRIP is recorded when the shares are actually issued. In 2005, approximately $125,000 of distributions declared in connection with our limited partnership units are recorded as a reduction to minority interest. Of the amounts distributed by us in 2005, 72% represented a return of capital and 28% were distributions from the taxable earnings of real estate operations. The following are the distributions declared during the years ended December 31, 2005 and 2004 (in thousands):

2005	Total	Cash	DRIP
4th Quarter	$11,382	$5,579	$5,803
3rd Quarter	7,210	3,621	3,589
2nd Quarter	4,269	2,227	2,042
1st Quarter	2,730	1,472	1,258

	$25,591	$12,899	$12,692

2004	Total	Cash	DRIP
4th Quarter	$1,875	$1,041	$834
3rd Quarter	1,089	620	469
2nd Quarter	554	327	227
1st Quarter	266	161	105

	$3,784	$2,149	$1,635

10.   Stock Plans

        Our shareholders have approved and adopted the 2005 Incentive Award Plan, which allows for equity-based incentive awards to be granted to our employees, directors and consultants and employees, directors and consultants of our subsidiaries. The 2005 Incentive Award Plan replaced the Non-Employee Director Stock Option Plan, the Non-Employee Director Warrant Plan and the 2002 Employee Stock Option Plan, each of which was terminated upon the approval of the 2005 Incentive Award Plan. As of December 31, 2005, we had issued to the independent members of the Board of Directors options to purchase 9,000 shares of our common stock at $12.00 per share as part of the Non-Employee Director Stock Option Plan and 15,000 shares of our common stock at $9.10 per share as part of the 2005 Incentive Award Plan. All of these options were anti-dilutive for the years ended December 31, 2005, 2004 and 2003.

11.   Related Party Transactions

        Certain of our affiliates received fees and compensation in connection with the Initial Offering, and in connection with the acquisition, management and sale of our assets. The following is a summary of the related party fees and compensation we incurred during the years ended December 31, 2005 and 2004 (in thousands):

for the year ended December 31, 2005	Total incurred	Total reduction of additional paid-in capital	Total capitalized to investments in tenant-in-common interests	Total capitalized to deferred financing fees	Total capitalized to real estate	Total expensed
Behringer Securities, commissions and dealer manager fees	$42,983	$42,983	$—	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	9,835	9,835	—	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	16,791	—	384	—	16,407	—
HPT Management LP, property management and leasing fees	1,502	—	—	—	—	1,502
Behringer Advisors, asset management fee	1,857	—	—	—	—	1,857
Behringer Advisors, debt financing fee	2,717	—	—	2,717	—	—

Total	$75,685	$52,818	$384	$2,717	$16,407	$3,359

for the year ended December 31, 2004	Total incurred	Total reduction of additional paid-in capital	Total capitalized to investments in tenant-in-common interests	Total capitalized to deferred financing fees	Total capitalized to real estate	Total expensed
Behringer Securities, commissions and dealer manager fees	$11,379	$11,379	$—	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	3,040	2,822	—	—	—	218
Behringer Advisors, acquisition, advisory fees and expenses	5,103	—	4,410	—	693	—
HPT Management LP, property management and leasing fees	205	—	—	—	—	205
Behringer Advisors, asset management fee	90	—	—	—	—	90
Behringer Advisors, debt financing fee	782	—	—	782	—	—

Total	$20,599	$14,201	$4,410	$782	$693	$513

        Behringer Securities LP ("Behringer Securities"), our affiliated dealer manager for the Offerings, receives commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In connection with the Initial Offering, up to 2.5% of gross proceeds before reallowance to participating broker-dealers were paid to Behringer Securities as a dealer manager fee; except that this dealer manager fee was reduced to 1% of the gross proceeds of purchases made pursuant to our distribution reinvestment plan. In connection with the Current Offering, up to 2% of gross proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee; except that no dealer manager fee will be paid on purchases made pursuant to our distribution reinvestment plan. Behringer Securities reallows all of its commissions of up to 7% of gross offering proceeds to participating broker-dealers and reallows a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In the year ended December 31, 2005, Behringer Securities' commissions and dealer manager fees totaled approximately $33.1 million and approximately $9.9 million, respectively and were recorded as a reduction of additional paid-in capital. In the year ended December 31, 2004, Behringer Securities' commissions and dealer manager fees totaled approximately $8.3 million and approximately $3.1 million, respectively and were recorded as a reduction of additional paid-in capital.

        Behringer Advisors, our affiliated advisor, or its affiliates, received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering. Reimbursement of organization and offering expenses incurred in connection with the Current Offering are made at the rate of 2% of gross offering proceeds; except that no organization and offering expenses are reimbursed with respect to purchases made pursuant to our distribution reinvestment plan. As of December 31, 2005, approximately $11.8 million of organization and offering expenses had been incurred by Behringer Advisors on our behalf. As of December 31, 2005, organization and offering expenses reimbursable by us totaled $13.1 million, including $12.8 million reimbursed and $0.3 million of reimbursements payable. Reimbursements by us as of December 31, 2005 exceeded payments made by Behringer Advisors by approximately $1.0 million. The $1.0 million overfunding, net of the $0.3 million reimbursement payable, are included in "Payables to affiliates" on our balance sheet as of December 31, 2005. Of the approximately $13.1 million of organization and offering expenses to be reimbursed by us through December 31, 2005, approximately $12.8 million had been recorded as a reduction of additional paid-in capital and approximately $235,000 had been expensed as organizational costs. For the year ended December 31, 2005, $9.8 million of organization and offering expenses were to be reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. For the year ended December 31, 2004, approximately $3.0 million of organization and offering expenses were reimbursed by us, of which approximately $2.8 million was recorded as a reduction of additional paid-in capital and approximately $218,000 was expensed as organizational costs. In the year ended December 31, 2003, we expensed approximately $17,000 as organizational costs. Behringer Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities.

        In connection with the Initial Offering and for acquisitions made prior to February 11, 2005, Behringer Advisors or their affiliates also received acquisition and advisory fees of up to 3% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3% of the funds advanced for the purchase or making of a mortgage loan. In connection with the Current Offering, such fees have been reduced to 2.5% for acquisitions made on or after February 11, 2005. Behringer Advisors or their affiliates also received up to 0.5% of the contract purchase price of the real estate assets we acquired or, with respect to the making or purchase of a mortgage loan up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments. In the year ended December 31, 2005, Behringer Advisors earned approximately $16.8 million in acquisition and advisory fees for the investments we acquired. In the year ended December 31, 2004, Behringer Advisors earned approximately $5.1 million in acquisition and advisory fees for the investments we acquired. We capitalized these fees as part of our real estate or investments in tenant-in-common interests.

        We have paid and expect to pay in the future HPT Management LP ("HPT Management"), our affiliated property manager, fees for the management and leasing of our properties, which may be subcontracted to unaffiliated third parties. Such fees are expected to equal 3% of gross revenues of the respective property, plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property. We incurred and expensed fees of approximately $1.5 million in the year ended December 31, 2005 for the services provided by HPT Management in connection with our real estate and tenant-in-common investments. We incurred and expensed fees of approximately $205,000 in the year ended December 31, 2004 for the services provided by HPT Management in connection with our tenant-in-common investments and other real estate investments. In the year ended December 31, 2003, we incurred and expensed fees of approximately $7,000 for the services provided by HPT Management in connection with our tenant-in-common investment.

        In connection with the Initial Offering, we have paid Behringer Advisors an annual advisor asset management fee of 0.5% of aggregate asset value for periods prior to March 2005. Any portion of the asset management fee may be deferred and paid in a subsequent year. In connection with the Current Offering, such fees have been increased to 0.6% of aggregate asset value for periods starting after February 2005. In the year ended December 31, 2005, we incurred and expensed approximately $1.9 million of advisor asset management fees. In the year ended December 31, 2004, we incurred and expensed approximately $90,000 of advisor asset management fees and in the year ended December 31, 2003, we incurred and expensed approximately $3,000 of advisor asset management fees.

        We pay Behringer Advisors or their affiliates a debt financing fee equal to 1% of the amount available under any debt made available to us. In the year ended December 31, 2005, we incurred approximately $2.7 million of such debt financing fees. In the year ended December 31, 2004 we incurred approximately $782,000 of such debt financing fees.

        Behringer Advisors or their affiliates will also be paid fees if the advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we will pay the advisor an amount not exceeding the lesser of: (A) one-half of the brokerage commission paid, or (B) 3% of the sales price of each property sold, provided that such fee will be subordinated to distributions to investors from sales proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions plus (2) a 9% annual, cumulative, non-compounded return on their capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return of their net capital contributions and a 9% annual, cumulative, non-compounded return, then Behringer Advisors is entitled to 15% of remaining net sales proceeds. Subordinated participation in net sales proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied.

        Upon listing of our common stock on a national securities exchange or inclusion for quotation on The Nasdaq Stock Market, a listing fee will be paid to Behringer Advisors equal to 15% of the amount by which the market value of our outstanding stock plus distributions we paid prior to listing exceeds the sum of (i) the total amount of capital raised from investors and (ii) a 9% annual, cumulative, non-compounded return to investors on their capital contributions. Upon termination of the Advisory Agreement with Behringer Advisors, a performance fee will be paid to Behringer Advisors of 15% of the amount by which our appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9% annual, cumulative, non-compounded return on the capital contributed by investors. No performance fee will be paid if we have already paid or become obligated to pay Behringer Advisors a listing fee. Persons independent of us and independent of our advisor will perform such appraisal of our asset value.

        We will reimburse Behringer Advisors for all expenses it pays or incurs in connection with the services it provides to us, subject to the limitation that we will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of: (i) 2% of our average invested assets, or (ii) 25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.

        We are dependent on Behringer Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

        At December 31, 2005 we had a payable to affiliates balance of approximately $618,000. This balance consists of commissions and dealer manager fees payable to Behringer Securities, property management fees for our wholly-owned properties due to HPT Management, partially offset by the excess organization and offering expenses paid to Behringer Advisors. At December 31, 2004 we had a receivable from affiliates balance of approximately $201,000. This balance was primarily a receivable from State Farm Life Insurance Company related to the acquisition of Enclave on the Lake. This receivable was collected in April 2005.

12.   Commitments and Contingencies

        On January 28, 2004, we entered into an agreement with Behringer Harvard Holdings (the "Accommodation Agreement") whereby we would provide loan guarantees to Behringer Harvard Holdings, so that Behringer Harvard Holdings may use such loan guarantees to secure short-term loans from lenders to fund acquisition and syndication costs related to acquiring real estate projects for tenant-in-common syndication. Each guaranty will be for a period not to exceed six months and shall be limited to no more than $1 million. Behringer Harvard Holdings must pay us a 1% fee of any loan we guarantee for each six-month period. Behringer Harvard Holdings has granted us a security interest in each purchase agreement entered into with respect to a project for which we make a guaranty. If Behringer Harvard Holdings fails to acquire such project, they shall transfer all of their rights under the purchase agreement to us and cooperate with us to obtain an extension of the purchase agreement with the seller. During February 2004, we placed $2.5 million in restricted money market accounts with lenders as security for funds to be advanced to Behringer Harvard Holdings for future loans. As of December 31, 2005 and 2004, we had no guarantees outstanding on borrowings by Behringer Harvard Holdings.

        On August 9, 2004, the Accommodation Agreement was amended and restated to include 1) options to extend the six month guaranty period for one or more additional six-month periods, with an additional 1% fee payable on the date of each extension; and 2) the option for our guarantees to include the guarantee of bridge loans. A bridge loan, as defined in the Amended and Restated Accommodation Agreement, is any loan pursuant to which Behringer Harvard Holdings acquires an interest in respect of a project, which interest is intended to be sold in a tenant-in-common offering. Each bridge guaranty is limited to no more than the obligations under the bridge loan. The term and fees associated with the bridge guarantees are the same as those of the other guarantees allowed under this agreement. We and our affiliates have the right, but not an obligation, to purchase up to a 5% interest in each project with respect to which we made a guaranty. Our purchase price for each 1% interest in a project will equal the price paid by Behringer Harvard Holdings, plus a pro rata share of the closing costs. As of January 1, 2006, we have terminated the Accommodation Agreement.

        On August 13, 2004, we entered into an Extended Rate Lock Agreement with Bear Stearns Commercial Mortgage, Inc. ("Rate Lock No. 1") to lock a base interest rate of 5.43% for up to $60.0 million in borrowings. On May 31, 2005, we entered into an additional Extended Rate Lock Agreement ("Rate Lock No. 2") with Bear Stearns Commercial Mortgage to lock a base interest rate of 5.11% for an additional $60.0 million in borrowings.

        Under the terms of Rate Lock No.1 and No. 2 we were required to maintain certain cash deposits with Bear Stearns Commercial Mortgage, Inc. Additionally, we have made payments to extend both agreements for periods beyond their respective initial terms. The deposits are refundable to us in amounts equal to 2% of any loans funded under the agreement and, at our election, the extension payments have and will be refunded to us in exchange for a 3.75 basis point increase in the interest rate for every two extension payments made. If we are unable to use Rate Lock No. 1 and 2 for any reason, other than the willful default of the lender, we are responsible for any interest rate hedging losses incurred by Bear Stearns Commercial Mortgage in connection with these transactions.

        As of December 31, 2005, we have closed loans using the entire commitment under Rate Lock No. 1 and $33.0 million under Rate Lock No. 2, leaving $27.1 million of available borrowings under Rate Lock No. 2. In connection with the closings to date under Rate Lock No. 1 and No.2, we elected to receive refunds of $1.4 million of previously paid extension fees.

        Extension fees in the amount of $525,000 paid though December 31, 2004 were previously expensed as "Rate lock extension fees" in our Statement of Operations. Extension payments in the amount of $450,000 for the three months ended June 30, 2005, were recorded as "Loan deposits" on our balance sheet. In the year ended December 31, 2005, the "Rate lock extension fees" previously expensed in 2004 have been refunded to us and are reflected as "Rate lock extension recoveries" in our Statement of Operations.

        On June 6, 2005, we entered into an Extended Rate Lock Agreement ("Citigroup Rate Lock No. 1") with Citigroup Global Markets, Inc. ("Citigroup") to lock a base interest rate of 4.36% for up to $50.0 million in future borrowings. Under the terms of Citigroup Rate Lock No. 1, we are required to maintain certain cash deposits with Citigroup. In addition, we are required to pay rate lock fees for every 30-day period during the 360-day term of the agreement. As of December 31, 2005, deposits and rate lock fees under Citigroup Rate Lock No. 1 totaled $1.0 million and $375,000, respectively and both are recorded as "Loan deposits" on our balance sheet. As of December 31, 2005, no loans had been closed under Citigroup Rate Lock No. 1.

        On December 28, 2005, we entered into an Extended Rate Lock Agreement (the "JPMorgan Rate Lock") with JPMorgan Chase Bank ("JPMorgan") to lock a base interest rate for up to $75.0 million in future borrowings. The base rate will be determined at the time that we enter into a loan using this agreement. As of December 31, 2005, deposits under the JPMorgan Rate Lock totaled $1.5 million and are recorded as "Loan deposits" on our balance sheet. As of December 31, 2005, no loans had been closed under the JPMorgan Rate Lock.

13.   Fair Value Disclosure of Financial Instruments

        We determined the following disclosure of estimated fair values using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Cash and cash equivalents and restricted cash are short term and/or highly liquid in nature. Accordingly, fair value approximates the carrying values of these items.

        The mortgages payable totaling approximately $353.6 million as of December 31, 2005 have a fair value of approximately $359.1 million based upon interest rates for mortgages with similar terms and remaining maturities that management believes we could obtain. The mortgages payable totaling approximately $82.4 million as of December 31, 2004 had a fair value of approximately $84.9 million based upon interest rates for mortgages with similar terms and remaining maturities that management believes could have been obtained as of that date.

        The fair value estimate presented herein is based on information available to our management as of December 31, 2005 and 2004. Although our management is not aware of any factors that would significantly affect the estimated fair value amount, such amount has not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

14.   Quarterly Results (Unaudited)

        Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2005 and 2004 (in thousands except per share data):

	2005 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$2,053	$3,687	$10,729	$14,588
Net loss	(1,884)	(810)	(640)	(2,388)
Weighted average shares outstanding (1)	17,328	26,736	44,267	64,007
Basic and diluted loss per share	$(0.11)	$(0.03)	$(0.01)	$(0.04)
	2004 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$—	$—	$—	$130
Net loss	(148)	(226)	(450)	(715)
Weighted average shares outstanding (1)	1,662	3,466	6,768	11,665
Basic and diluted loss per share	$(0.09)	$(0.07)	$(0.07)	$(0.06)

(1)
On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005 issued October 1, 2005. The weighted average shares for each period presented reflects this adjustment.

15.   Subsequent Events

        On January 11, 2006, we acquired a single-story office building containing approximately 333,375 rentable square feet (unaudited) located on approximately 33 acres (unaudited) of land in Cherry Hill, New Jersey ("Woodcrest Center"). The purchase price of Woodcrest Center was approximately $70.0 million, excluding closing costs. We used borrowings of $50.4 million under a loan agreement with Citigroup Global Markets

Realty Corp. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On January 24, 2006, we entered into a loan agreement for $30.3 million under a loan agreement with Citigroup Global Markets Realty Corp. Riverview Tower, which we acquired on October 5, 2005, is held as collateral for this loan.

        On February 10, 2006, we acquired a forty-story office building containing approximately 1,024,627 rentable square feet (unaudited) located on approximately 2.242 acres (unaudited) of land in Fort Worth, Texas ("Burnett Plaza"). The purchase price of Burnett Plaza was approximately $177.5 million, including closing costs. We assumed borrowings of $114.2 million under a loan agreement with Bank of America to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On March 14, 2006, we acquired two three-story office building containing approximately 227,486 rentable square feet total (unaudited) located on approximately 12.1 acres (unaudited) of land in Houston, Texas ("10777 Clay Road"). The purchase price of 10777 Clay Road was approximately $25.2 million, excluding closing costs. We used borrowings of $16.3 million under a loan agreement with JP Morgan Chase Bank, N.A. to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering.

        On March 22, 2006, we sold 1,000 shares of our non-participating, non-voting, convertible stock to Behringer Advisors for $1,000.

        On March 29, 2006 we filed a Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to convert the Current Offering to a Registration Statement on Form S-11.

16.   Stock Dividend

        On May 11, 2005, our Board of Directors declared a special 10% stock dividend for holders on record as of September 30, 2005, with an issue date of October 1, 2005. In accordance with FASB No. 128, "Earnings per Share," we are required to reflect the effects of the stock dividend in our weighted average shares outstanding for each of the periods presented in our financial statements. Therefore, the earnings per share for each period presented reflects the effects of the stock dividend.

17.   Revisions to Consolidated Statements of Operations and Cash Flows for the years ended December 31, 2004 and 2003

        Certain financial information for previous fiscal years has been revised to conform to the current year presentation. We revised the presentation of our Consolidated Statements of Operations to remove the operating loss subtotal and the other income caption and related subtotal. In addition, we revised our Consolidated Statements of Cash flows for the year ended December 31, 2004 and 2003 to appropriately classify approximately $183,000 and $82,000, respectively, of distributions that represented a return of investment from our tenant-in-common interests accounted for using the equity method as "Cash flows from investing activities," rather than "Cash flows from operating activities." We also revised the presentation of our Consolidated Statement of Cash Flows for the year ended December 31, 2004 to appropriately classify approximately $1.5 million of distributions from our tenant-in-common interests as "Return of investments in tenant-in-common interests" rather than as "Purchase of tenant-in-common interests," both of which are included in "Cash flows from investing activities." We also revised the presentation of our Consolidated Statement of Cash Flows for the year ended December 31, 2004 to appropriately classify the use of approximately $1.8 million related to loan deposits as "Cash flows from financing activities" rather than "Cash flows from investing activities," and to appropriately classify the use of approximately $2.5 million related to restricted cash as "Cash used in investing activities" rather than "Cash used in financing activities.". These revisions to the historical presentation do not reflect a material change to the information presented in the Consolidated Statements of Operations or the Statements of Cash Flows as originally filed.

*****

Report of Independent Auditors

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

        In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of tenant-in-common interests and of cash flows present fairly, in all material respects, the combined financial position of the tenant-in-common interest holders of the Colorado Building at December 31, 2004, and the results of its operations and its cash flows for the period from August 10, 2004 (date of acquisition) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These combined financial statements are the responsibility of the tenant-in-common interest holders' management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
March 31, 2005
Dallas, Texas

The Colorado Building, Tenant-in-Common Interests
Combined Balance Sheets
(in thousands)

	as of December 31, 2005	as of December 31, 2004
	(unaudited)	(audited)
Assets
Real estate
Land	$13,328	$13,328
Building, net	29,025	30,115

Total real estate	42,353	43,443
Acquired lease intangibles, net	5,027	5,845
Cash and cash equivalents	—	60
Restricted cash	3,082	3,629
Accounts receivable, net	373	290
Prepaid expenses	22	32

Total assets	$50,857	$53,299

Liabilities and tenant-in-common interests
Accounts payable and accrued expenses	$292	$410
Accrued property tax	157	160
Acquired below market lease intangibles, net	1,409	1,745
Tenant security deposits	203	203
Prepaid rent	44	23

Total liabilities	2,105	2,541
Tenant-in-common interests	48,752	50,758

Total liabilities and tenant-in-common interests	$50,857	$53,299

The Colorado Building, Tenant-in-Common Interests
Combined Statements of Operations
(in thousands)

	Year ended December 31, 2005	Date of acquisition (August 10, 2004) through December 31, 2004
	(unaudited)	(audited)
Rental revenue	$4,778	$1,649

Operating costs and expenses:
General and operating expenses	765	322
Utilities	348	134
Real estate taxes	669	247
Depreciation and amortization	1,998	670

Total operating costs and expenses	3,780	1,373

Net income	$998	$276

The Colorado Building, Tenant-in-Common Interests
Combined Statements of Tenant-in-Common Interests
(in thousands)

Initial acquisition of tenant-in-common interests on August 10, 2004	$50,994
Distributions to tenant-in-common interests	(512)
Net income allocated to tenant-in-common interests	276

Combined tenant-in-common interests at December 31, 2004	$50,758

Distributions to tenant-in-common interests	(3,004)
Net income allocated to tenant-in-common interests	998

Combined tenant-in-common interests at December 31, 2005	$48,752

The Colorado Building, Tenant-in-Common Interests
Combined Statements of Cash Flows
(in thousands)

	Year ended December 31, 2005	Date of acquisition (August 10, 2004) through December 31, 2004
	(unaudited)	(audited)
Cash flows from operating activities:
Net income	$998	$276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,813	582
Bad debt expense (recovery)	(17)	17
Changes in assets and liabilities:
Accounts receivable	(66)	(306)
Prepaid expenses	10	137
Addition of lease intangibles	(104)	—
Accounts payable and accrued liabilities	(100)	(301)

Net cash provided by operating activities	2,534	405

Cash flows from investing activities:
Purchase of Colorado tenant-in-common interests	—	(50,994)
Additions to real estate	(137)	(99)
Change in restricted cash	547	266

Net cash provided by (used in) investing activities	410	(50,827)

Cash flows from financing activities:
Contributions from tenants-in-common	—	50,994
Distributions to tenants-in-common	(3,004)	(512)

Net cash provided by (used in) financing activities	(3,004)	50,482

Net change in cash and cash equivalents	(60)	60
Cash and cash equivalents, beginning of period	60	—

Cash and cash equivalents, end of period	$—	$60

The Colorado Building Tenant-in-Common Interests
Notes to Combined Financial Statements

1.     Organization

        On August 10, 2004, several unrelated parties acquired an undivided 100% tenant-in-common interest in an office building in Washington D.C. (the "Colorado Building"). Behringer Harvard REIT I, Inc. (the "REIT") acquired a 79.4752% tenant-in-common interest and the remaining 20.5248% tenant-in-common interest was acquired by several unaffiliated persons. These combined financial statements represent 100% of the combined tenant-in-common-interests in the Colorado Building for the period from August 10, 2004 through December 31, 2004 and are being presented to satisfy certain of reporting requirements of the REIT.

        The tenant-in-common interest holders acquired the Colorado Building at a cost of approximately $51.0 million which was funded by approximately $23.0 million in cash and $28.0 million in borrowings by the individual tenant-in-common interest holders. The purchase price was allocated to assets and liabilities acquired as follows (in thousands):

Land	$13,328
Building	30,459
Lease intangibles, net	4,303
Cash and restricted cash	3,896
Miscellaneous other assets and liabilities	(992)

Real estate, net	$50,994

        The tenant-in-common interest holders have entered into a tenant-in-common agreement (the "TIC Agreement") under which each of the tenants-in-common are each obligated to pay their pro-rata share of any future cash contributions required in connection with the ownership, operation, management and maintenance of the Colorado Building. Additionally, all tenant-in-common interest holders must approve certain major decisions relating to the Colorado Building including the sale, exchange, lease, release, any loans or modifications of any loans collateralized by the Colorado Building, the approval of the property management agreement and any extension, renewal or modification thereof. Each tenant-in-common interest holder may sell, transfer, convey, pledge, encumber or hypothecate its undivided interest in the Colorado Building or any part thereof, provided that any transferee shall take such interest subject to the Colorado Building TIC Agreement. Under the Colorado Building TIC agreement all income, expenses, losses, liabilities and cash flows from the Colorado Building are allocated to the tenants-in-common in proportion to their undivided interests in the property.

        The tenant-in-common interest holders have also individually entered into a property asset and management agreement (the "Management Agreement") with one of our affiliates.

        These combined financial statements exclude the $28 million of borrowings (the "Colorado Building Loan") with Greenwich Capital Financial Products, Inc. (the "Lender"), which was used to partially fund the cost of the Colorado Building, and the related interest expense, which is the obligation of the individual tenant-in-common interest holders. These combined financial statements also exclude property and asset management fees expense as the Management Agreement is the responsibility of the individual tenant-in-common interest holders and not of the combined tenant-in-common interests.

2.     Summary of Significant Accounting Policies

  Real Estate

        Upon the acquisition of the Colorado Building, the purchase price was allocated to the tangible assets acquired, consisting of land and building, and identified intangible assets. Identified intangible assets consisted of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.

        The fair value of the tangible assets acquired, consisting of land and building, was determined by valuing the property as if it were vacant, and the "as-if-vacant" value was then allocated to land and building. The land value was derived from appraisals, and the building value was calculated as replacement cost less depreciation or management's estimates of the relative fair value of this asset using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

        The value of above-market and below-market in-place leases for the property was determined based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. The fair values of above-market and below-market leases were recorded as intangible assets or intangible liabilities, respectively, and are amortized as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired were further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on an evaluation of the specific characteristics of the tenants' leases and the overall relationship with the tenants. The aggregate value for tenant improvements and leasing commissions were based on estimates of these costs incurred at acquisition of the acquired leases, amortized through the date of acquisition. The aggregate value of the in-place leases acquired and tenant relationships were determined by applying a fair value model. The estimates of fair value of the in-place leases included an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, the Colorado Building included such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up periods based on current market conditions. The estimates of fair value of the tenant relationships also included costs to execute similar leases including leasing commissions, legal fees and tenant improvements, as well as an estimate of the likelihood of renewal as determined by the management on a tenant-by-tenant basis.

        The value of the in-place leases and in-place tenant improvements are amortized to expense over the initial terms of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the related lease intangibles would be charged to expense.

        Real estate is stated at the lower of depreciated cost or net realizable value. In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, impairment losses on long-lived assets used in operations will be recorded when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows, without interest charges to be generated by those assets are less than the carrying amounts of those assets. The property is reviewed periodically to determine if its carrying costs will be recovered from future operating cash flows. In cases where the carrying costs are not expected to be recovered, an impairment loss will be recognized.

        Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation will be removed from the accounts and the gain or loss will be reflected in net income.

  Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents consist of cash on hand and investments with maturities of three months or less when purchased.

  Concentration of Credit Risk

        At various times throughout the year, cash and cash equivalents are maintained in accounts with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The financial stability of these financial institutions is regularly monitored and management does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

  Restricted Cash

        Cash held in escrow includes deposits held for future building improvements and deposits for real estate taxes.

  Allowance for Doubtful Accounts

        Accounts receivable are reduced by an allowance for amounts estimated to be uncollectible. Accounts receivable consists primarily of accrued rental rate increases to be received over the life of in-place leases as well as rents and operating cost recoveries due from tenants. The adequacy of the allowance for doubtful accounts is regularly evaluated, considering factors such as the credit quality of tenants, delinquency of payments, historical trends and current economic conditions.

  Rental Revenue

        Rental income is recognized on a straight-line basis over the term of the leases as earned. Tenant reimbursement income represents operating costs passed through to tenants and is recorded as earned. Accruable rental income represents rental income earned in excess of rent payments received pursuant to the terms of the lease agreements. The aggregate net rental revenue increase resulting from straight-line adjustments was approximately $93,000 for the year ended December 31, 2005 and approximately $76,000 for the period from August 10, 2004 (date of acquisition) through December 31, 2004.

  Income Taxes

        No provision for income taxes is necessary in these financial statements because, as a tenant-in-common interest, the tax effect of its activities accrues to the individual tenant-in-common interest holders.

  Use of Estimates

        The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Commitments and Contingencies

        From time to time, the tenant-in-common interest may be exposed to litigation arising from operations of business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the combined financial condition or results of operations.

  Risks and Uncertainties

        The tenants-in-common are exposed to the impact in the creditworthiness of our tenants. These risks are managed by regularly evaluating the risk exposure, and taking the appropriate measures to mitigate the risks.

  New Accounting Pronouncements

        FASB Statement No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on the financial condition, results of operations, or liquidity of the Colorado Building.

3.     Depreciation and Amortization

        The following table provides information related to the accumulated depreciation and amortization of the Colorado Building (in thousands).

2005 (unaudited)	Buildings and Improvements	Acquired Above-Market and In-Place Leases	Acquired Below-Market Leases
Cost	$30,657	$6,264	$(1,857)
Less: depreciation and amortization	(1,632)	(1,237)	448

Net	$29,025	$5,027	$(1,409)
2004 (audited)	Buildings and Improvements	Acquired Above-Market and In-Place Leases	Acquired Below-Market Leases
Cost	$30,520	$6,160	$(1,857)
Less: depreciation and amortization	(405)	(315)	112

Net	$30,115	$5,845	$(1,745)

        Depreciation expense for the year ended December 31, 2005 was approximately $1.2 million. Depreciation expense for the period from August 10, 2004 (date of acquisition) through December 31, 2004 was approximately $405,000. Amortization (accretion) of intangibles of approximately $771,000 and ($184,000) is included in depreciation and amortization and rental income, respectively, on the accompanying combined statement of operations for the year ended December 31, 2005. Amortization (accretion) of intangibles of approximately $256,000 and ($61,000) is included in depreciation and amortization and rental income, respectively, on the accompanying combined statement of operations for the period from August 10, 2004 (date of acquisition) through December 31, 2004.

        Anticipated amortization for each of the following five years ended December 31 is as follows (in thousands):

Lease Intangibles
2006	$587
2007	587
2008	587
2009	587
2010	587

4.     Accounts Receivable

        Accounts receivable are comprised of the following (in thousands):

	December 31, 2005	December 31, 2004
	(unaudited)	(audited)
Rents and services receivable	$203	$230
Accruable rental income	170	77

	373	307
Allowance for doubtful accounts	—	(17)

Accounts receivable, net	$373	$290

        Bad debt expense (recovery) was approximately ($17,000) and $17,000 for the year ended December 31, 2005 and the period from August 10, 2004 (date of acquisition) through December 31, 2004, respectively, and each is included in general and operating expenses on the accompanying statement of operations.

5.     Leasing Activities

        The Colorado Building leases the building to tenants under operating leases with termination dates extending through the year 2018. Minimum future rentals on non-cancelable leases for tenants occupying space at December 31, 2005, for the next five years excluding tenant reimbursements for increases in operating expenses, are as follows (in thousands):

2006	$4,502
2007	4,621
2008	4,061
2009	3,306
2010	1,919

6.     Items not reflected in combined financial statements

        In connection with the acquisition of the Colorado Building, each tenant-in-common interest holder is party to a $28 million mortgage loan that is collateralized by each tenant-in-common interest holder's undivided interest in the Colorado Building. The mortgage loan bears interest at an annual rate of 6.075% and requires monthly interest-only payments until October 2009, at which time monthly payments of principal and interest in the amount of approximately $72,000 are required. The loan matures in 2014 and is subject to certain debt service coverage ratio requirements, with which the Colorado Building is compliant as of December 31, 2005 and 2004. Interest expense on this mortgage loan was approximately $1.7 million for the year ended December 31, 2005 and approximately $664,000 for the period ending December 31, 2004. The mortgage loan and related interest expense is not reflected in these combined financial statements as the debt is jointly and severally liable to each tenant-in-common interest holder and is not the responsibility of the combined tenant-in-common interest holders.

Aggregate principal payments on the mortgage loan at December 31, 2005 are due as follows (in thousands):

Year ending December 31,
2006	$—
2007	—
2008	—
2009	78
2010	320
2011	340
Thereafter	27,262

$28,000

        Behringer Harvard TIC Management Services LP (the "Property Manager"), an affiliate of the REIT, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Colorado Building. Under the terms of the Management Agreement, the Property Manager receives a property management fee equal to 3.0% of the monthly gross revenues of the Colorado Building. The Management Agreement with the Property Manager shall terminate on the earlier of (i) the sale of the Colorado Building, (ii) failure by the tenants in common to renew the Management Agreement beyond December 31, 2004 and each anniversary of such date thereafter or (iii) December 31, 2025. Total management fees earned by the Property Manager for the year ended December 31, 2005 were approximately $131,000. Total management fees earned by the Property Manager from August 10, 2004 through December 31, 2004 were approximately $41,000. These fees are not reflected in the accompanying combined financial statements as the fees are the responsibility of the individual tenant-in-common interest holders.

        The Colorado Building also pays Behringer Advisors, our affiliate, an annual advisor asset management fee of 0.5% of the aggregate value of the assets of the Colorado Building. Total asset management fees earned by the Property Manager for the year ended December 31, 2005 were approximately $12,000. Total asset management fees earned by Behringer Advisors during the period from August 10, 2004 through December 31, 2004 were approximately $5,000. These fees are not reflected in the accompanying combined financial statements as the fees are the responsibility of the individual tenant-in-common interest holders.

*****

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

We have audited the consolidated financial statements of Behringer Harvard REIT I, Inc. and subsidiaries (the "Company") as of December 31, 2005 and for the year then ended, and have issued our report thereon dated March 29, 2006; such report is included elsewhere in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc. Our audit also included the consolidated financial statement schedule of the Company included elsewhere in this Registration Statement. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion, based on our audit. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/Deloitte & Touche LLP
Dallas, Texas
March 29, 2006

Behringer Harvard REIT I, Inc.
Real Estate and Accumulated Depreciation
Schedule III
December 31, 2005
(in thousands)

				Cost capitalized subsequent to acquisition
		Initial cost			Gross amount carried at close of period (1)
Property Name						Accumulated depreciation	Year of construction	Date acquired	Depreciable life
	Encumbrances	Land	Building
Cyprus Building Englewood, Colorado	$—	$2,056	$15,500	$46	$17,602	$622	1988	12/16/2004	25 years
Ashford Perimter Atlanta, Georgia	35,400	8,800	31,569	702	41,071	1,374	1982	1/6/2005	25 years
Utah Avenue Building El Segundo, California	20,000	16,800	6,917	41	23,758	186	1968	4/21/2005	25 years
Lawson Commons St. Paul, Minnesota	58,300	2,200	75,702	68	77,970	1,515	1999	6/10/2005	25 years
Downtown Plaza Los Angeles, California	12,650	4,610	11,874	68	16,552	243	1982	6/14/2005	25 years
Gateway 12 Diamond Bar, California	5,875	1,600	6,319	10	7,929	105	1999	7/20/2005	25 years
Gateway 22 Diamond Bar, California	9,750	3,862	7,691	17	11,570	129	1999	7/20/2005	25 years
Gateway 23 Diamond Bar, California	13,000	5,295	10,864	23	16,182	182	1999	7/20/2005	25 years
Southwest Center Tigard, Oregon	15,375	2,106	16,317	385	18,808	278	2001	7/20/2005	25 years
Waterview Richardson, Texas	26,750	2,932	28,876	26	31,834	494	1998	7/20/2005	25 years
Buena Vista Plaza Burbank, California	22,000	3,806	28,368	13	32,187	472	1991	7/28/2005	25 years
One Financial Plaza Minneapolis, Minnesota	43,000	10,689	39,482	178	50,349	662	1960	8/2/2005	25 years
Riverview Tower Knoxville, Tennessee	—	2,740	35,181	68	37,989	343	1985	10/5/2005	25 years
G Street Property Washington, D.C.	—	71,739	60,681	18	132,438	203	1969	11/15/2005	25 years

Totals	$262,100	$139,235	$375,341	$1,663	$516,239	$6,808

(1)
The aggregate cost for federal income tax purposes is equal to the gross amount carried at the close of the period.

*****

Behringer Harvard REIT I, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	June 30, 2006	December 31, 2005
Assets
Real estate
Land	$212,910	$139,235
Buildings, net	999,199	370,196

Total real estate	1,212,109	509,431
Cash and cash equivalents	36,598	128,742
Restricted cash	71,588	24,964
Accounts receivable, net	7,368	3,736
Prepaid expenses and other assets	1,982	658
Loan deposits	4,161	4,156
Escrow deposits	1,006	3,015
Investments in tenant-in-common interests	139,766	141,405
Deferred financing fees, net	11,554	4,645
Note receivable	3,000	—
Lease intangibles, net	255,832	79,830
Receivables from affiliates	8	—

Total assets	$1,744,972	$900,582

Liabilities and stockholders' equity
Liabilities
Mortgages payable	$998,513	$353,555
Accounts payable	923	896
Payables to affiliates	2,029	618
Acquired below-market leases, net	44,336	11,072
Dividends payable	4,945	3,979
Accrued liabilities	27,198	8,605
Subscriptions for common stock	841	1,054

Total liabilities	1,078,785	379,779
Commitments and contingencies
Minority interest	3,224	3,375
Stockholders' equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 349,999,000 shares authorized, 87,739,456 and 67,863,168 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	9	7
Additional paid-in capital	779,258	603,452
Cumulative distributions and net loss	(116,304)	(86,031)

Total stockholders' equity	662,963	517,428

Total liabilities and stockholders' equity	$1,744,972	$900,582

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Operations
(in thousands except share and per share amounts)
(Unaudited)

	Three months ended June 30, 2006	Three months ended June 30, 2005	Six months ended June 30, 2006	Six months ended June 30, 2005
Rental revenue	$31,892	$3,688	$54,452	$5,740
Expenses
Property operating expense	6,317	739	10,858	1,049
Interest expense	9,136	2,105	15,798	3,843
Rate lock extension expense	—	—	—	450
Real estate taxes	3,975	452	6,839	737
Property management fees	1,077	254	1,846	432
Asset management fees	1,130	218	1,130	393
General and administrative	304	412	657	682
Depreciation and amortization	15,126	1,573	25,188	3,167

Total expenses	37,065	5,753	62,316	10,753

Interest income	886	470	1,931	594
Equity in earnings of investments in tenant-in-common interests	1,248	785	2,309	1,725

Net loss	$(3,039)	$(810)	$(3,624)	$(2,694)

Basic and diluted weighted average shares outstanding	81,585,275	26,735,401	76,673,512	22,057,677
Basic and diluted loss per share	$(0.04)	$(0.03)	$(0.05)	$(0.12)

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Stockholders' Equity
(in thousands)
(Unaudited)

	Convertible Stock		Common Stock
						Cumulative Distributions and Net Loss
	Number of Shares	Par Value	Number of Shares	Par Value	Additional Paid-in Capital		Total Stockholders' Equity
Balance at January 1, 2005	—	$—	13,109	$1	$115,626	$(5,706)	$109,921
Issuance of common stock, net	—	—	48,231	4	429,054	—	429,058
Redemption of common stock	—	—	(150)	—	(1,370)	—	(1,370)
Stock dividend-10%	—	—	5,521	1	49,136	(49,137)	—
Distributions declared on common stock	—	—	—	—	—	(25,466)	(25,466)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	1,152	1	11,006	—	11,007
Net loss						(5,722)	(5,722)

Balance at December 31, 2005	—	—	67,863	7	603,452	(86,031)	517,428
Issuance of common stock, net	—	—	18,755	2	164,603	—	164,605
Redemption of common stock	—	—	(195)	—	(1,668)	—	(1,668)
Issuance of convertible stock, net	1	—	—	—	1	—	1
Distributions declared on common stock	—	—	—	—	—	(26,649)	(26,649)
Shares issued pursuant to Distribution Reinvestment Plan	—	—	1,316	—	12,870	—	12,870
Net loss						(3,624)	(3,624)

Balance at June 30, 2006	1	$—	87,739	$9	$779,258	$(116,304)	$662,963

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six months ended June 30, 2006	Six months ended June 30, 2005
Cash flows from operating activities
Net loss	$(3,624)	$(2,694)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	23,050	3,207
Amortization of deferred financing fees	473	195
Equity in earnings of investments in tenant-in-common interests	(2,309)	(1,725)
Distributions from investments in tenant-in-common interests	2,309	1,725
Change in accounts receivable	(3,632)	(769)
Change in prepaid expenses and other assets	1,171	330
Addition of lease intangibles	(113)	—
Change in accounts payable	27	(881)
Change in accrued liabilities	10,598	608
Change in receivables or payables to affiliates	(8)	200

Cash provided by operating activities	27,942	196

Cash flows from investing activities
Purchases of tenant-in-common interests	(1,037)	(14,666)
Return of investments in tenant-in-common interests	2,676	3,387
Purchases of real estate	(741,287)	(182,582)
Escrow deposits on real estate to be acquired	2,009	(1,801)
Additions of property and equipment	(7,365)	(653)
Change in note receivable	(3,000)	—
Change in restricted cash	(46,837)	(6,442)

Cash used in investing activities	(794,841)	(202,757)

Cash flows from financing activities
Financing costs	(7,382)	(1,068)
Proceeds from mortgages payable	531,015	77,684
Payments on mortgages payable	(257)	(243)
Loan deposits on real estate to be acquired	(5)	(2,189)
Issuance of convertible stock	1	—
Issuance of common stock	187,242	177,256
Redemptions of common stock	(1,668)	(491)
Offering costs	(22,763)	(19,821)
Distributions	(12,687)	(3,258)
Distributions to minority interest holders	(151)	—
Change in subscriptions for common stock	(213)	6,907
Change in subscription cash received	213	(6,885)
Change in receivables or payables to affiliates	1,410	93

Cash provided by financing activities	674,755	227,985

Net change in cash and cash equivalents	(92,144)	25,424
Cash and cash equivalents at beginning of period	128,742	26,067

Cash and cash equivalents at end of period	$36,598	$51,491

Supplemental disclosure:
Interest paid	$14,442	$2,886
Non-cash investing activities:
Property and equipment additions in accrued liabilities	$6,839	$58
Non-cash financing activities:
Common stock issued in distribution reinvestment plan	$12,996	$2,831
Mortgage note assumed in property acquisition	$114,200	$—

See Notes to Consolidated Financial Statements.

Behringer Harvard REIT I, Inc.
Notes to Consolidated Financial Statements

1.     Organization

        Behringer Harvard REIT I, Inc. (which may be referred to as the "Company," "we," "us," or "our") was incorporated in June 2002 as a Maryland corporation and has elected to be taxed, and currently qualifies, as a real estate investment trust ("REIT") for federal income tax purposes. We acquire and operate institutional quality real estate. In particular, we focus on acquiring institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants.

        Substantially all of our business is conducted through Behringer Harvard Operating Partnership I LP, a Texas limited partnership organized in 2002 ("Behringer OP I"). We own a 0.1% interest in Behringer OP I as its general partner. Substantially all of the remaining interest in Behringer OP I is held as a limited partner's interest by BHR Partners, LLC, a Delaware limited liability company which is our wholly-owned subsidiary ("BHR Partners").

        We are externally managed and advised by Behringer Advisors LP, a Texas limited partnership organized in June 2002 ("Behringer Advisors"). Behringer Advisors is responsible for managing our day-to-day affairs and for identifying and making acquisitions and investments on our behalf.

2.     Public Offering

        On February 19, 2003, we commenced a public offering (the "Initial Offering") of up to 80,000,000 shares of common stock offered at a price of $10.00 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement also covered up to 8,000,000 shares available pursuant to our distribution reinvestment plan ("DRIP") and up to 3,520,000 shares issuable to broker-dealers pursuant to warrants whereby participating broker-dealers would have the right to purchase one share for every 25 shares they sold pursuant to the Initial Offering. The Initial Offering ended on February 19, 2005.

        On October 25, 2004, we filed a Registration Statement on Form S-3 under the Securities Act in connection with a second public offering of our common stock (the "Current Offering" and together with the Initial Offering, the "Offerings"). The Registration Statement was declared effective by the Securities and Exchange Commission ("SEC") on February 11, 2005 and extends until February 11, 2007, unless earlier terminated or fully subscribed. The Registration Statement relating to the Current Offering covers 80,000,000 shares of our common stock plus an additional 16,000,000 shares of common stock available pursuant to our DRIP. On March 29, 2006 we filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to convert to a Registration Statement on Form S-11.

        On April 7, 2006, we filed a Registration Statement on Form S-11 under the Securities Act in connection with a third public offering of our common stock (the "Third Offering"). The Registration Statement relating to the Third Offering covers 100,000,000 shares of our common stock plus an additional 22,000,000 shares of common stock available pursuant to our DRIP. The Third Offering has not yet been declared effective.

        As of June 30, 2006, we had 87,739,456 shares of our common stock outstanding, which includes the effect of a 10% stock dividend issued on October 1, 2005 and 22,000 shares owned by Behringer Harvard Holdings, LLC ("Behringer Harvard Holdings"). As of June 30, 2006, we had no shares of preferred stock issued and outstanding, and we had 40,500 stock options outstanding at a weighted average exercise price of $9.16, as adjusted for the 10% stock dividend, and 682,670 warrants from the Initial Offering issued for the benefit of participating individual broker-dealers. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. We sold 1,000 shares of our non-participating, non-voting convertible stock to Behringer Advisors for $1,000 on March 22, 2006. Pursuant to its terms, the convertible stock is convertible into shares of our common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by stockholders and a 9% cumulative, non-compounded, annual return on this capital. The weighted average number of shares and earnings per share data for each reported period throughout this report reflect the effects of the stock dividend.

        We admit new stockholders pursuant to the Current Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

        Our common stock is not currently listed on a national exchange. However, management anticipates listing the common stock on a national exchange or including the shares for quotation on the Nasdaq National Market System, or liquidating our assets, by 2017. Depending upon then prevailing market conditions, it is the intention of our management to consider beginning the process of listing (or liquidating) prior to 2013. In the event we do not obtain listing prior to 2017, our charter requires us to begin selling and liquidating our properties assets, unless a majority of the board of directors and a majority of the independent directors extend such date.

3.     Interim Unaudited Financial Information

        The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 31, 2006. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been condensed or omitted in this Registration Statement on Form S-11 pursuant to the rules and regulations of the SEC.

        The results for the interim periods shown in this report are not necessarily indicative of future financial results. The accompanying consolidated balance sheet and consolidated statement of stockholders' equity as of June 30, 2006 and consolidated statements of operations and cash flows for the periods ended June 30, 2006 and 2005 have not been audited by our independent registered public accounting firm. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments necessary to present fairly our consolidated financial position as of June 30, 2006 and December 31, 2005 and our consolidated results of operations and cash flows for the periods ended June 30, 2006 and 2005.

        Certain financial information for the previous fiscal year has been reclassified to conform to the current presentation with no impact on the previously reported net loss or stockholders' equity.

4.     Summary of Significant Accounting Policies

  Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

  Principles of Consolidation and Basis of Presentation

        Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation ("FIN") No. 46R "Consolidation of Variable Interest Entities," which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 78-9 "Accounting for Investments in Real Estate Ventures," as amended by Emerging Issues Task Force ("EITF") 04-5 "Investor's

Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights."

  Real Estate

        Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land, inclusive of associated rights, and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

        The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method. Accumulated depreciation associated with the tangible assets of our wholly-owned properties was approximately $18.9 million at June 30, 2006.

        We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense. The remaining estimated useful lives for acquired lease intangibles range from 2.5 years to 12.5 years.

        Accumulated amortization associated with the acquired lease intangibles of our wholly-owned properties was approximately $19 million at June 30, 2006.

        Anticipated amortization associated with the acquired lease intangibles for the period from July 1 through December 31, 2006 and for each of the following four years ended December 31 is as follows (in thousands):

Lease Intangibles
July 1 - December 31, 2006	$19,703
2007	39,406
2008	38,774
2009	33,542
2010	27,795

        As of June 30, 2006, accumulated depreciation and amortization related to our wholly-owned investments in real estate assets and related lease intangibles were as follows (in thousands):

	Buildings and Improvements	In-Place Leases	Acquired Above-Market Leases	Acquired Below-Market Leases
Cost	$1,018,132	$259,605	$19,209	$(48,301)
Less: depreciation and amortization	(18,933)	(21,260)	(1,722)	3,965

Net	$999,199	$238,345	$17,487	$(44,336)

  Cash and Cash Equivalents

        We consider investments in highly-liquid money market funds with maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

  Restricted Cash

        Restricted cash includes subscription proceeds that are held in a separate account until the subscribing investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, shares of stock are issued, and we receive the subscription proceeds. Restricted cash as of June 30, 2006 also includes approximately $70.7 million held in restricted money market accounts, as required by our lenders, for anticipated tenant expansions and improvements, property taxes and insurance for our wholly-owned properties.

  Accounts Receivable

        Accounts receivable primarily consist of receivables from tenants of our wholly-owned properties. Our allowance for doubtful accounts was approximately $56,000 and $42,000 as of June 30, 2006 and December 31, 2005, respectively.

  Prepaid Expenses and Other Assets

        Prepaid expenses and other assets include prepaid director's and officer's insurance, as well as prepaid insurance and real estate taxes of our wholly-owned properties.

  Loan Deposits

        Loan deposits include interest rate lock deposits for future borrowings to make future acquisitions.

  Escrow Deposits

        Escrow deposits include deposits for the purchase of properties that we have contracted to acquire.

  Investments in Tenant-in-Common Interests

        Investments in tenant-in-common ("TIC") interests consists of our undivided TIC interests in various office buildings located in Colorado, Maryland, Minnesota, Missouri, Texas and Washington D.C. Consolidation of these investments is not required as they do not qualify as variable interest entities as defined in FIN No. 46R and do not meet the control requirement required for consolidation under SOP 78-9, as amended by EITF 04-5.

        We account for these investments using the equity method of accounting in accordance with SOP 78-9, as amended by EITF 04-5. The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), including eliminations for our share of inter-company transactions and reduced when distributions are received. We use the equity method of accounting because the shared decision-making involved in a TIC interest investment creates an opportunity for us to have some influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. Therefore, it is appropriate to include our proportionate share of the results of operations of these investments in our earnings or losses.

  Investment Impairments

        For our wholly-owned properties, management monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset including its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

        For real estate we own through an investment in a joint venture, TIC interest or other similar investment structure, at each reporting date management will compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the six months ended June 30, 2006 or 2005.

  Deferred Financing Fees

        Deferred financing fees are recorded at cost and are amortized using a straight-line method that approximates the effective interest method over the life of the related debt. Accumulated amortization of deferred financing fees was approximately $1.0 million and $0.6 million as of June 30, 2006 and December 31, 2005, respectively.

  Note Receivable

        The note receivable represents a mortgage loan we made related to raw land held by third parties for future development of additional office buildings at the Terrace in Austin, Texas. We have the exclusive right of first offer to participate in the future development of the raw land. The annual interest rate under the loan is fixed at 7.75% through the maturity date of June 21, 2013. Initial monthly payments of interest only at a rate of 6.50% per annum are required through the maturity date. The difference between the annual interest rate and 6.50% will be accrued and added to the principal amount annually on the anniversary date of the note. We purchased the developed portion of the Terrace, a portion of an office park that includes four buildings, in June 2006 from parties related to the borrower of this mortgage loan.

  Revenue Recognition

        We recognize rental income generated from all leases on real estate assets that we consolidate on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. The total net increase to rental revenues due to straight-line rent adjustments for the six months ended June 30, 2006 and 2005 was approximately $2.2 million and $0.3 million, respectively. As discussed above, our rental revenue also includes amortization of above- and below-market leases.

  Offering Costs

        Our advisor funds certain organization and offering costs on our behalf. We are required to reimburse our advisor for such organization and offering costs up to 2% of the cumulative capital raised in the Current Offering. Our advisor received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering, which ended February 19, 2005. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

  Income Taxes

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, and believe that we have qualified since the year ended December 31, 2004. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our "REIT taxable income" to our stockholders. As a REIT, we generally will not be subject to federal income tax at the corporate level. We are organized and operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

  Stock Based Compensation

        We have a stock-based incentive award plan for our directors and consultants and employees and directors and consultants of our affiliates. We account for this plan under the "modified prospective" method of Financial Accounting Standards Board ("FASB") SFAS No. 123R, "Share-Based Payment." In the "modified prospective" method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with SFAS No. 123R, prior period amounts were not restated. SFAS No. 123R also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Consolidated Statements of Cash Flows, rather than as operating cash flows as required under previous regulations. For the six months ended June 30, 2006, we had no significant compensation cost related to these stock options.

  Concentration of Credit Risk

        At June 30, 2006, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in six financial institutions. We regularly monitor the financial stability of these financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

  Minority Interest

        Minority interest consists of units of limited partnership interests issued by Behringer OP I to third parties. In conjunction with the July 28, 2005 acquisition of Buena Vista Plaza, 393,260 units of limited partnership interests in Behringer OP I were issued at $8.90 per unit. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock.

  Earnings per Share

        Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. As of June 30, 2006, we had 40,500 stock options outstanding at a weighted average exercise price of $9.16, as adjusted for the 10% stock dividend issued October 1, 2005. As of June 30, 2006, we had 682,670 warrants from the Initial Offering at $12.00 per share issued for the benefit of participating individual broker-dealers. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. The weighted average shares and earnings per share for each period presented in this report reflect the effects of the stock dividend. These options, warrants and units of limited partnership interest were excluded from the calculation of earnings per share because the effect would be anti-dilutive.

  Reportable Segments

        SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes standards for reporting financial and descriptive information about an enterprise's reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. All of our consolidated revenues are from our wholly-owned real estate properties. Management evaluates operating performance on an individual property level. However, as each of our properties has similar economic characteristics, our properties have been aggregated into one reportable segment.

5.     Acquisitions

        The following table provides a summary of the properties we have acquired during the six months ended June 30, 2006:

Property Name	Location	Date acquired	Approximate Rentable Square Footage	Encumbrances	Approximate Purchase Price (including closing costs)
			(unaudited)	(in millions)	(in millions)
Woodcrest Center	Cherry Hill, NJ	1/11/2006	333,000	$50.4	$80.5
Burnett Plaza	Fort Worth, TX	2/10/2006	1,025,000	114.2	177.5
10777 Clay Road	Houston, TX	3/14/2006	227,000	16.3	26.3
Paces West	Atlanta, GA	4/19/2006	646,000	84.0	131.3
Riverside Plaza	Chicago, IL	6/2/2006	1,184,000	202.0	301.5
The Terrace	Austin, TX	6/21/2006	619,000	131.0	172.0
600/619 Alexander Road	Princeton, NJ	6/28/2006	97,000	16.5	23.2

			4,131,000	$614.4	$912.3

6.     Investments in Tenant-in-Common Interests

        The following is a summary of TIC interest investments as of June 30, 2006 (in thousands):

Property Name	Date Acquired	TIC Interest	Carrying Value of Investment	Mortgages Payable(1)
Minnesota Center	10/15/03	14.467600%	$5,533	$4,211
Enclave on the Lake	04/12/04	36.312760%	9,471	7,054
St. Louis Place	06/30/04	35.709251%	11,214	6,984
Colorado Building	08/10/04	81.491329%	38,424	22,817
Travis Tower	10/01/04	60.430229%	33,183	22,311
Pratt Building	12/17/04	50.679950%	28,884	18,752
Alamo Plaza	02/24/05	30.583629%	13,057	9,634

Total			$139,766	$91,763

(1)
Each of the TIC investors, including us, is a borrower under these mortgage agreements. This amount represents the mortgage payable for our investment interest only.

        Our undivided TIC interest investments as of June 30, 2006 and December 31, 2005 consisted of our proportionate share of the combined assets and liabilities of our TIC properties as follows (in thousands):

	June 30, 2006	December 31, 2005
Land	$40,079	$40,079
Buildings, net	201,575	203,487
Lease intangibles, net	37,892	42,562
Cash and cash equivalents	2,590	2,007
Restricted cash	21,619	22,810
Accounts receivable and other assets	4,319	3,558

Total assets	$308,074	$314,503

Acquired below market lease intangibles, net	$3,706	$4,260
Other liabilities	6,983	6,680

Total liabilities	10,689	10,940
Equity	297,385	303,563

Total liabilities and equity	$308,074	$314,503

        In the six months ended June 30, 2006, we recorded approximately $2.3 million of equity in earnings and approximately $5.0 million of distributions from our undivided TIC interest investments. In the six months ended June 30, 2005, we recorded approximately $1.7 million of equity in earnings and approximately $5.1 million of distributions from our undivided TIC interest investments. Our equity in earnings from these TIC investments is our proportionate share of the combined earnings of our TIC interest properties for the six months ended June 30, 2006 and 2005 as follows (in thousands):

	June 30, 2006	June 30, 2005
Revenue	$23,280	$20,809
Operating expenses:
Operating expenses	6,249	5,008
Property taxes	2,904	2,570

Total operating expenses	9,153	7,578

Operating income	14,127	13,231

Non-operating (income) expenses:
Depreciation and amortization	9,333	8,920
(Interest income)/bank fees, net	(154)	339

Total non-operating (income) expenses	9,179	9,259
Net income	$4,948	$3,972

Company's share of TIC net income	$2,309	$1,725

Company's share of TIC distributions	$4,985	$5,112

7.     Mortgages Payable

        The following table sets forth our mortgages payable on wholly-owned properties and our TIC interests in properties at June 30, 2006 and December 31, 2005 (in thousands):

	Balance
Description	June 30, 2006	December 31, 2005	Fixed Interest Rate	Maturity Date
	(in thousands)
Minnesota Center(1)	$4,211	$4,237	6.181%	11/1/2010
Enclave(1)	7,054	7,107	5.450%	5/1/2011
St. Louis Place(1)	6,984	7,028	6.078%	7/1/2011
Colorado Property(1)	22,817	22,253	6.075%	9/6/2014
Travis Tower(1)	22,311	22,444	5.434%	10/1/2014
Pratt(1)	18,752	18,752	5.285%	1/11/2015
Ashford	35,400	35,400	5.020%	2/1/2012
Alamo(1)	9,634	9,634	5.395%	3/11/2015
Utah Avenue	20,000	20,000	5.540%	6/15/2015
Downtown Plaza	12,650	12,650	5.367%	7/1/2015
Lawson Commons	58,300	58,300	5.528%	8/1/2015
Western Office Portfolio(2)	70,750	70,750	5.077%	8/1/2015
Buena Vista Plaza	22,000	22,000	5.324%	8/1/2015
One Financial Plaza	43,000	43,000	5.141%	8/11/2015
Woodcrest Center	50,400	—	5.086%	1/11/2016
Riverview Tower	30,250	—	5.485%	2/11/2016
Burnett Plaza	114,200	—	5.016%	4/1/2015
10777 Clay Road	16,300	—	5.845%	4/1/2016
Paces West	84,000	—	5.442%	5/1/2016
Riverside Plaza(3)	202,000	—	5.75%/6.191%	6/6/2016
The Terrace(3)	131,000	—	5.75%/6.22302%	7/11/2016
600/619 Alexander Road	16,500	—	6.103%	7/1/2016

	$998,513	$353,555

        The named buildings are held as collateral for the associated loan. As of June 30, 2006, we are in compliance with each of the debt covenants under our loan agreements.

(1)
Each TIC interest holder is a borrower under this loan agreement. The remaining TIC interest holders acquired their interests in a private offering sponsored by our affiliate, Behringer Harvard Holdings. The amounts shown in the table represent the remaining principal outstanding for our TIC interest only (based upon the percentage interest in the related property). Certain obligations under the loan are guaranteed by Robert M. Behringer and Behringer Harvard Holdings.

(2)
The Western Office Portfolio loan is associated with the following properties: Waterview, Southwest Center, Gateway 12, Gateway 22, and Gateway 23.

(3)
The Riverside Plaza loan interest rate is fixed at 5.75% through June 2008 and 6.191% thereafter. The Terrace loan interest rate is fixed at 5.75% through July 2008 and 6.22302% thereafter.

        On December 30, 2004, we entered into a Revolving Credit Agreement with Bank of America, N.A. for up to $12 million of available borrowings (the "Revolver"). The Revolver has a two-year term with the option to extend for one additional year. The Cyprus Building, which we acquired on December 16, 2004, is subject to a deed of trust to secure payment of the Revolver. We can borrow, repay and reborrow again up to the available borrowing limit. The Revolver allows us to elect, for each advance of funds, an interest rate per annum of the prime rate or an interest rate based on the London Interbank Offered Rate, or a combination of each. As of June 30, 2006, we had no outstanding borrowings under the Revolver.

8.     Stockholders' Equity

  Capitalization

        As of June 30, 2006, we had issued 87,739,456 shares of our common stock, which includes the effect of a 10% stock dividend issued on October 1, 2005 and 22,000 shares owned by Behringer Harvard Holdings. As of June 30, 2006, we had no shares of preferred stock issued and outstanding. As of such date, we had 40,500 stock options outstanding at a weighted average exercise price of $9.16, as adjusted for the 10% stock dividend issued October 1, 2005. As of June 30, 2006, we had 682,670 warrants from the Initial Offering issued for the benefit of participating individual broker-dealers. At June 30, 2006, Behringer OP I had 432,586 units of limited partnership interest outstanding to third parties, after giving effect to the 10% stock dividend we issued October 1, 2005. These units of limited partnership interest are convertible into an equal number of shares of our common stock. We sold 1,000 shares of our convertible stock to Behringer Advisors for $1,000 on March 22, 2006. Pursuant to its terms, the convertible stock is convertible into shares of our common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by stockholders and a 9% cumulative, non-compounded, annual return on this capital. The earnings per share for the three and six months ended June 30, 2005 reflect the retroactive effect of the 10% stock dividend issued October 1, 2005.

  Share Redemption Program

        Our board of directors has authorized a share redemption program for investors who hold their shares for more than one year. The purchase price for the redeemed shares is set forth in the prospectus for our Current Offering of common stock, as supplemented from time to time. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the redemption program, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to proceeds of our DRIP plus 1% of operating cash flow for the previous fiscal year. As of June 30, 2006, we have redeemed approximately 378,000 shares for approximately $3.4 million.

  Incentive Award Plan

        Our shareholders have approved and adopted the 2005 Incentive Award Plan, which allows for equity-based incentive awards to be granted to our directors and consultants and employees and directors and consultants of our subsidiaries. The 2005 Incentive Award Plan replaced the Non-Employee Director Stock Option Plan, the Non-Employee Director Warrant Plan and the 2002 Employee Stock Option Plan, each of which was terminated upon the approval of the 2005 Incentive Award Plan. As of June 30, 2006, we had issued to the independent members of the Board of Directors options to purchase 40,500 shares of our common stock at a weighted average price of $9.16 per share, as adjusted for the 10% stock dividend issued October 1, 2005. All of these options were anti-dilutive for the six months ended June 30, 2006 and 2005.

  Distributions

        We initiated the payment of monthly distributions in November 2003 in the amount of a 7% annualized rate of return, based on an investment in our common stock of $10.00 per share and calculated on a daily record basis of $0.0019178 per share. Pursuant to our DRIP, stockholders may elect to reinvest any cash distribution in additional shares of common stock. For the six months ended June 30, 2006, approximately $0.2 million of distributions declared were recorded as a reduction to minority interest in connection with the Behringer OP I limited partnership units. We record all distributions when declared, except that the stock issued through the DRIP is recorded when the shares are actually issued.

        The following are the distributions declared during the six months ended June 30, 2006 and 2005 (in thousands):

	Total	Cash	DRIP
2006
1st Quarter	$12,461	$6,201	$6,260
2nd Quarter	14,339	7,143	7,196

Total	$26,800	$13,344	$13,456

2005
1st Quarter	$2,730	$1,472	$1,258
2nd Quarter	4,269	2,227	2,042

Total	$6,999	$3,699	$3,300

9.     Related Party Arrangements

        Certain of our affiliates received fees and compensation in connection with the Initial Offering and the Current Offering and in connection with the acquisition, management and sale of our assets. The following is a summary of the related party fees and compensation we incurred during the six months ended June 30, 2006 and 2005 (in thousands):

for the six months ended June 30, 2006	Total incurred	Total reduction of additional paid-in capital	Total capitalized to deferred financing fees	Total capitalized to real estate or investment in TIC interests	Total expensed
Behringer Securities, commissions and dealer manager fees	$16,713	$16,713	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	3,767	3,767	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	25,418	—	—	25,418	—
HPT Management, property management and leasing fees	1,541	—	—	—	1,541
Behringer Advisors, asset management fee	1,130	—	—	—	1,130
Behringer Advisors, debt financing fee	6,447	—	6,447	—	—

Total	$55,016	$20,480	$6,447	$25,418	$2,671

for the six months ended June 30, 2005	Total incurred	Total reduction of additional paid-in capital	Total capitalized to deferred financing fees	Total capitalized to real estate or investment in TIC interests	Total expensed
Behringer Securities, commissions and dealer manager fees	$16,080	$16,080	$—	$—	$—
Behringer Advisors, reimbursement of organization and offering expenses	3,741	3,741	—	—	—
Behringer Advisors, acquisition, advisory fees and expenses	5,896	—	—	5,896	—
HPT Management, property management and leasing fees	432	—	—	—	432
Behringer Advisors, asset management fee	393	—	—	—	393
Behringer Advisors, debt financing fee	1,360	—	1,360	—	—

Total	$27,902	$19,821	$1,360	$5,896	$825

        Behringer Securities LP ("Behringer Securities"), our affiliated dealer manager for the Offerings, receives commissions of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In connection with the Initial Offering, up to 2.5% of gross proceeds before reallowance to participating broker-dealers were paid to Behringer Securities as a dealer manager fee; except that this dealer manager fee was reduced to 1% of the gross proceeds of purchases made pursuant to our DRIP. In connection with the Current Offering, up to 2% of gross proceeds before reallowance to participating broker-dealers are paid to Behringer Securities as a dealer manager fee; except that no dealer manager fee is paid on purchases made pursuant to our DRIP. Behringer Securities reallows all of its commissions to participating broker-dealers and reallows a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees and due diligence expense reimbursement. In the six months ended June 30, 2006, Behringer Securities' commissions and dealer manager fees totaled approximately $12.9 million and approximately $3.8 million, respectively, and were recorded as a reduction of additional paid-in capital. In the six months ended June 30, 2005, Behringer Securities' commissions and dealer manager fees totaled approximately $12.3 million and approximately $3.8 million, respectively, and were recorded as a reduction of additional paid-in capital.

        Behringer Advisors, our affiliated advisor, or its affiliates, received up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Initial Offering. Reimbursement of organization and offering expenses incurred in connection with the Current Offering are made at the rate of 2% of gross offering proceeds; except that no organization and offering expenses are reimbursed with respect to purchases made pursuant to our DRIP. As of June 30, 2006, approximately $17.6 million of organization and offering expenses had been incurred by Behringer Advisors on our behalf. As of June 30, 2006, organization and offering expenses reimbursable by us totaled $17.6 million, of which $16.7 million had been reimbursed and $0.9 million had been accrued and is reflected in our payables to affiliate. Of the approximately $17.6 million of organization and offering expenses to be reimbursed by us through June 30, 2006, approximately $17.4 million had been recorded as a reduction of additional paid-in capital and approximately $0.2 million had been expensed as organizational costs. For the six months ended June 30, 2006, approximately $3.8 million of organization and offering expenses were reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. For the six months ended June 30, 2005, approximately $3.7 million of organization and offering expenses were reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. Behringer Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities in offering.

        In connection with the Initial Offering and for acquisitions made prior to February 11, 2005, Behringer Advisors or its affiliates also received acquisition and advisory fees of up to 3% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3% of the funds advanced for the purchase or making of a mortgage loan. In connection with the Current Offering, Behringer Advisors or its affiliates receive acquisition and advisory fees of up to 2.5% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity. Behringer Advisors or its affiliates also received up to 0.5% of the contract purchase price of the real estate assets we acquired or, with respect to the making or purchase of a mortgage loan up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments. Behringer Advisors earned approximately $25.4 million and $5.9 million in acquisition and advisory fees for the investments we acquired for the six months ended June 30, 2006 and 2005, respectively. We capitalized these fees as part of our real estate or investments in TIC interests.

        We have paid and expect to pay in the future HPT Management Services LP ("HPT Management"), our affiliated property manager, fees for the management and leasing of our properties, which may be subcontracted to unaffiliated third parties. Such fees are expected to equal 3% of gross revenues of the respective property, plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the respective property. In the event that we contract directly with a non-affiliated third party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. We incurred and expensed fees of approximately $1.5 million and $0.4 million in the six months ended June 30, 2006 and 2005, respectively, for the services provided by HPT Management in connection with our real estate and TIC investments.

        In connection with the Initial Offering, we have paid Behringer Advisors an annual asset management fee of 0.5% of aggregate asset value for periods prior to March 2005. Any portion of the asset management fee may be deferred and paid in a subsequent year. In connection with the Current Offering, depending on the nature of the asset at the time the fee is incurred, we pay Behringer Advisors an annual asset management fee of either (1) 0.6% of aggregate asset value for operating assets or (2) 0.6% of total contract purchase price plus budget improvement costs for development or redevelopment assets (each fee payable monthly in an amount equal to one-twelfth of 0.6% of such total amount as of the date it is determinable). For the six months ended June 30, 2006, we incurred and expensed approximately $1.1 million of asset management fees. Asset management fees of approximately $1.7 million were waived for the six months ended June 30, 2006, approximately $1.2 million of which was waived in respect of the three months ended March 31, 2006 and approximately $0.5 million of which was waived in respect of the three months ended June 30, 2006. In the six months ended June 30, 2005, we incurred and expensed approximately $0.4 million of asset management fees.

        We pay Behringer Advisors or its affiliates a debt financing fee equal to 1% of the amount available under any debt made available to us. We incurred approximately $6.4 million and $1.4 million of such debt financing fees for the six months ended June 30, 2006 and 2005, respectively.

        Behringer Advisors or its affiliates is also paid fees if the advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we will pay the advisor an amount not exceeding the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinate disposition fee) or if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets. This fee will not be earned or paid unless and until the investors have received total distributions (excluding the 10% stock divided) in an amount equal to or greater than the sum of the aggregate capital contributions by investors plus a 9% annual, cumulative, non-compounded, return on such capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received a return of their net capital contributions and a 9% annual, cumulative, non-compounded return, then Behringer Advisors is entitled to 15% of remaining net sales proceeds. Subordinated participation in net sales proceeds that are not payable at the date of sale, because investors have not yet received their required minimum distribution, will be deferred and paid at such time as the subordination conditions have been satisfied. The subordinated participation in net sales proceeds will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

        Upon listing of our common stock on a national securities exchange or inclusion for quotation on the Nasdaq National Market System, a listing fee will be paid to Behringer Advisors equal to 15% of the amount by which the market value of our outstanding stock plus distributions we paid prior to listing exceeds the sum of (1) the total amount of capital raised from investors and (2) a 9% annual, cumulative, non-compounded return to investors on their capital contributions. The subordinated listing fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock. Upon termination of the Advisory Agreement with Behringer Advisors, a performance fee will be paid to Behringer Advisors of 15% of the amount by which our appraised asset value at the time of such termination exceeds the aggregate capital contributions contributed by investors plus payment to investors of a 9% annual, cumulative, non-compounded return on the capital contributed by investors. Persons independent of us and independent of our advisor will perform such appraisal of our asset value. No performance fee will be paid if we have already paid or become obligated to pay Behringer Advisors a listing fee. The subordinated performance fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

        We will reimburse Behringer Advisors for all expenses it pays or incurs in connection with the services it provides to us, subject to the limitation that we will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of: (1) 2% of our average invested assets, or (2) 25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.

        At June 30, 2006, we had a payable to affiliates of approximately $2.0 million. This balance consists primarily of organization and offering expenses payable to Behringer Advisors and commissions payable to Behringer Securities.

        We are dependent on Behringer Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

10.   Commitments and Contingencies

        On December 28, 2005, we entered into an Extended Rate Lock Agreement with JPMorgan Chase Bank ("JPMorgan") to lock a base interest rate of 4.937% for up to $75 million in future borrowings (the "JPMorgan Rate Lock No. 1"). As of June 30, 2006, deposits under the JPMorgan Rate Lock No. 1 totaled $1.5 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, no loans had been closed under the JPMorgan Rate Lock No. 1.

        On January 5, 2006, we entered into an Extended Rate Lock Agreement with Bear Stearns Commercial Mortgage, Inc. ("Bear Stearns") to lock a base interest rate of 4.8895% for $100 million in future borrowings ("Stearns Rate Lock No. 4"). As of June 30, 2006, deposits under Stearns Rate Lock No. 4 were $0.9 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, approximately $43.0 million in future borrowing are still available under the Stearns Rate Lock No. 4.

        On March 16, 2006, we entered into an Extended Rate Lock Agreement with JPMorgan to lock a base interest rate of 5.1745% for up to $50 million in future borrowings (the "JPMorgan Rate Lock No. 2"). As of June 30, 2006, deposits under the JPMorgan Rate Lock No. 2 totaled $1 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, no loans had been closed under the JPMorgan Rate Lock No. 2.

        On May 5, 2006, we entered into an Extended Rate Lock Agreement with Bear Stearns to lock a base interest rate of 5.6285% for $40 million in future borrowings ("Stearns Rate Lock No. 5"). As of June 30, 2006, deposits under Stearns Rate Lock No. 5 were $0.8 million and are recorded as "Loan deposits" on our balance sheet. As of June 30, 2006, no loans had been closed under the Stearns Rate Lock No. 5.

        At June 30, 2006, these locked base interest rates were lower than the available estimated base market interest rate of approximately 5.728%, based on 10-year treasury rates and the 10-year swap spread as of that date.

11.   Recently Announced Accounting Pronouncements

        We adopted SFAS No. 123R, "Share-Based Payment," a revision to SFAS No. 123 "Accounting for Stock-Based Compensation" on January 1, 2006. The Statement supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

        We adopted SFAS No. 154, "Accounting Changes and Error Corrections," a replacement of APB Opinion No. 20 and SFAS No. 3, on January 1, 2006. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

        In April 2006, the FASB issued FASB Staff Position ("FSP") FIN 46R-6, "Determining the Variability to be Considered in Applying FASB Interpretation No. 46R," that will become effective beginning the third quarter of 2006. FIN 46R-6 clarifies that the variability to be considered in applying FIN 46R shall be based on an analysis of the design of the variable interest entity. The adoption of this FSP is not expected to have a material effect on our financial condition, results of operations, or liquidity.

12.   Revisions to Consolidated Statement of Cash Flows for the six months ended June 30, 2005

        Certain financial information for the previous period has been revised to conform to the current period presentation. We revised our Consolidated Statement of Cash flows for the six months ended June 30, 2005 to appropriately classify approximately $0.8 million of distributions that represented a return of investment from our tenant-in-common interests, accounted for using the equity method, as "Cash flows from investing activities," rather than "Cash flows from operating activities." We also revised the presentation of our Consolidated Statement of Cash Flows for the six months ended June 30, 2005 to appropriately classify approximately $2.6 million of distributions from our TIC interests as "Return of investments in tenant-in-common interests" rather than as "Purchase of tenant-in-common interests," both of which are included in "Cash flows from investing activities." We also revised the presentation of our Consolidated Statement of Cash Flows for the six months ended June 30, 2005 to appropriately classify the restricted cash pertaining to property acquisitions of approximately $6.5 million to "Change in restricted cash" rather than as "Purchase of property", both of which are included in "Cash flows from investing activities." These revisions to the historical presentation do not reflect a material change to the information presented in the Consolidated Statements of Cash Flows as originally filed.

Independent Auditors' Report

To the Board of Directors and Shareholders of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Ashford Perimeter property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 15, 2006

Ashford Perimeter
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2004

Revenues:
Rental revenue	$5,509,880
Other income	636,162

Total revenues	6,146,042
Certain operating expenses:
Property operating expenses	1,621,088
Real estate taxes	582,649
General and administrative	238,638
Property management fees	182,564

Total certain operating expenses	2,624,939

Revenues in excess of certain operating expenses	$3,521,103

The accompanying notes are an integral part of these statements.

Ashford Perimeter
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2004

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On January 6, 2005, Behringer Harvard REIT I, Inc., (the "Company") acquired a six-story office building containing approximately 288,175 rentable square feet (unaudited) and a four-story parking garage located on approximately 10.6 acres (unaudited) of land in Atlanta, Georgia (the "Ashford Perimeter").

        The statement of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purposes of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Ashford Perimeter, exclusive of items which may not be comparable to the proposed future operations of Ashford Perimeter.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

  Revenue Recognition

        Ashford Perimeter's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rental payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of $14,533 for the year ended December 31, 2004.

4.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

Year Ending	Amount
2005	$5,163,731
2006	4,065,059
2007	2,742,980
2008	2,543,192
2009	934,740

$15,449,702

5.     Concentrations

        The following presents rental income (base rent) from the tenants who individually represent more than 10% of Ashford Perimeter's total rental revenues for the year ended December 31, 2004:

Name	Amount
XO Georgia, Inc.	$554,771
Verizon Wireless, LLC	$2,156,538
Noble Systems Corporation	$758,042

*****

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses of the Alamo Plaza property (the "Alamo Plaza") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of the Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Alamo Plaza's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Alamo Plaza for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

April 28, 2005
Dallas, Texas

Alamo Plaza
Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2004

Year Ended December 31, 2004
Revenues:
Rental revenue	$3,680,692
Parking revenue	865,738
Tenant reimbursement income	249,942
Other revenue	45,825

Total revenues	4,842,197
Expenses:
Maintenance and service contracts	391,315
Utilities	265,195
Management fees	100,143
Administrative expenses	266,397
Property taxes	406,039
Property insurance	53,593
Repairs and maintenance	330,994

Total expenses	1,813,676

Revenues in excess of certain expenses	$3,028,521

The accompanying notes are an integral part of this statement.

Alamo Plaza
Notes to the Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2004

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On February 24, 2005, Behringer Harvard REIT I, Inc., acquired an undivided 30.583629% tenant-in-common interest in the Alamo Plaza, a sixteen-story office building containing approximately 191,154 rentable square feet (unaudited) and a four-story parking garage located on approximately 1.15 acres of land (unaudited) in Denver, Colorado.

        The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting. The statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statement is not intended to be a complete presentation of the revenues and expenses of the Alamo Plaza for the year ended December 31, 2004 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Alamo Plaza have been excluded.

Revenue Recognition

        Tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Other income is comprised of miscellaneous fees and antenna income. Reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses and parking revenues are recognized as revenues in the period the applicable costs are incurred.

Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future rentals from tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$4,311,069
2006	3,260,292
2007	2,584,311
2008	987,434
2009	170,217
Thereafter	141,401

Total	$11,454,724

        Republic Parking Systems, Inc. ("Republic"), an independent third party, leases the four-story parking garage attached to the office building from the owner. Under the terms of the agreement, Republic handles the day-to-day operations of the parking garage and pays the owner monthly base rent of $18,333 and percentage rent equal to 75% of monthly revenue less $16,667. The lease expires December 31, 2005. Base rent under this lease agreement is reflected in the minimum future rentals table above.

3.     Major Tenant

        The following presents revenue from the one tenant who individually represents more than 10% of the Alamo Plaza's total revenue for the year ended December 31, 2004:

Pioneer Natural Resources USA, Inc.	$915,000

4.     Related Party Transactions

        Vector Property Services, LLC (the "Prior Property Manager"), an affiliate of the previous owner of the Alamo Plaza, MG-Alamo, LLC, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Alamo Plaza. Under the terms of the management agreement, the Prior Property Manager received a property management fee equal to 2.5% of the monthly gross cash rents received by the property. Total management fees paid to the Prior Property Manager for 2004 were $100,143.

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses of the Utah Avenue building (the "Utah Avenue Building") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Utah Avenue Building's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Utah Avenue Building for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

June 24, 2005
Dallas, Texas

Utah Avenue Building
Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three-Month Period Ended March 31, 2005

	Year Ended December 31, 2004	Three-Month Period Ended March 31, 2005
		(unaudited)
Revenues:
Rental revenue	$1,226,481	$516,784
Tenant reimbursement income	295,435	144,714

Total revenues	1,521,916	661,498
Expenses:
Maintenance and service contracts	10,303	2,647
Utilities	128,049	37,636
Management fees	37,864	13,179
Administrative expenses	4,161	315
Property taxes	157,354	48,445
Property insurance	36,007	7,728
Repairs and maintenance	128,190	62,195

Total expenses	501,928	172,145

Revenues in excess of certain expenses	$1,019,988	$489,353

The accompanying notes are an integral part of these statements.

Utah Avenue Building
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three-Month Period Ended March 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On April 21, 2005, Behringer Harvard REIT I, Inc. acquired a one-story office/research and development building containing approximately 150,495 rentable square feet (unaudited) located on approximately 9.6 acres of land (unaudited) in El Segundo, California (the "Utah Avenue Building").

        The accompanying statements of revenues and certain expenses have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statements are not intended to be a complete presentation of the revenues and expenses of the Utah Avenue Building for the year ended December 31, 2004 and three-month period ended March 31, 2005, as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Utah Avenue Building have been excluded.

Revenue Recognition

        Tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

Maintenance and Service Contracts

        Maintenance and service contract expenses represent some of the direct expenses of operating the Utah Avenue Building and include maintenance, repairs, cleaning, heating and air-conditioning, and security costs that are expected to continue in the ongoing operation of the Utah Avenue Building. Expenditures for maintenance and service contract expenses are charged to operations as incurred.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$1,945,379
2006	2,032,506
2007	2,093,958
2008	2,161,607
2009	1,728,630
Thereafter	271,599

Total	$10,233,679

3.     Major Tenants

        The following presents revenue from the tenants who in total represent 100% of the Utah Avenue Building's rental revenue for the year ended December 31, 2004 and the three-month period ended March 31, 2005:

	Year ended December 31, 2004	Three-month period ended March 31, 2005
		(unaudited)
Northrop Grumman Space and Mission Systems Corporation	$468,759	$264,210
Unisys Corporation	757,722	252,574

4.     Related Party Transactions

        LBA, Inc. ("LBA"), an affiliate of the previous owner of the Utah Avenue Building, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Utah Avenue Building. Under the terms of the management agreement, LBA received a monthly property management fee equal to the greater of 2% of the monthly gross cash receipts of the property or $2,500. Total management fees during the year ended December 31, 2004 and the three-month period ended March 31, 2005 were $37,864 and $13,179, respectively.

5.     Statement of Revenues and Certain Expenses for the Three-Month Period Ended March 31, 2005

        The statement of revenues and certain expenses for the three-month period ended March 31, 2005 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results for a full year for the operation of the Utah Avenue Building.

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses of the Lawson Commons property ("Lawson Commons") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of Lawson Commons' revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Lawson Commons for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

July 28, 2005
Dallas, Texas

Lawson Commons
Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
		(unaudited)
Revenues:
Rental revenue	$6,645,029	$1,654,712
Reimbursable income	5,127,039	1,361,840
Other	15,616	657

Total revenues	11,787,684	3,017,209
Expenses:
Maintenance and service contracts	915,741	241,134
Utilities	928,184	251,232
Management fees	293,189	75,307
Administrative expenses	446,371	120,901
Property taxes	2,100,996	525,250
Property insurance	79,096	30,675
Repairs and maintenance	324,240	80,671

Total expenses	5,087,817	1,325,170

Revenues in excess of certain expenses	$6,699,867	$1,692,039

The accompanying notes are an integral part of these statements.

Lawson Commons
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On June 10, 2005, Behringer Harvard REIT I, Inc. acquired a thirteen-story office building containing approximately 436,342 rentable square feet (unaudited) located on approximately 0.9 acres of land (unaudited) in St. Paul, Minnesota ("Lawson Commons").

        The accompanying statements of revenues and certain expenses have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statements are not intended to be a complete presentation of the revenues and expenses of Lawson Commons for the year ended December 31, 2004 and the three months ended March 31, 2005, as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of Lawson Commons have been excluded.

Revenue Recognition

        The tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Reimbursable income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

Maintenance and Service Contracts

        Maintenance and service contract expenses represent some of the direct costs of operating Lawson Commons and include maintenance, repairs, cleaning, heating and air-conditioning, and security costs that are expected to continue in the ongoing operation of Lawson Commons. Expenditures for maintenance and service contract expenses are charged to operations as incurred.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$6,482,462
2006	5,846,727
2007	4,944,333
2008	4,952,514
2009	4,956,261
Thereafter	25,573,475

Total	$52,755,772

3.     Major Tenants

        The following represents revenue from the tenants who individually represent more than 10% of Lawson Commons' total revenue for the year ended December 31, 2004 and the three months ended March 31, 2005:

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
		(unaudited)
Lawson Associates, Inc.	$8,216,307	$2,097,824
St. Paul Fire and Marine Insurance Company	2,744,677	719,135

4.     Related Party Transactions

        Frauenshuh Companies ("Frauenshuh"), an affiliate of the previous owner of Lawson Commons, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Lawson Commons. Under the terms of the management agreement, Frauenshuh received a monthly property management fee equal to the greater of 2.5% of monthly gross cash receipts or $20,000 per month. The total management fees during the year ended December 31, 2004 and the three months ended March 31, 2005 were $293,189 and $75,307, respectively.

5.     Statement of Revenues and Certain Expenses for the Three Months Ended March 31, 2005

        The statement of revenues and certain expenses for the three months ended March 31, 2005 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results for a full year for the operation of Lawson Commons.

Report of Independent Auditors

To the Shareholders and Directors of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying Statement of Revenues and Certain Expenses of the Downtown Plaza property ("Downtown Plaza") for the year ended December 31, 2004. This Statement of Revenues and Certain Expenses is the responsibility of Behringer Harvard REIT I, Inc.'s management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of Downtown Plaza's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Downtown Plaza for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

July 25, 2005
Dallas, Texas

Downtown Plaza
Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

	Year Ended December 31, 2004	Three Months Ended March 31, 2005
		(unudited)
Revenues:
Rental revenue	$2,222,430	$556,463
Tenant reimbursement income	125,343	19,469

Total revenues	2,347,773	575,932
Expenses:
Maintenance and service contracts	302,139	75,534
Utilities	310,250	77,563
Management fees	69,014	16,898
Administrative expenses	10,936	4,738
Property taxes	161,803	41,797
Insurance	64,211	12,774
Repairs and maintenance	117,804	16,552

Total expenses	1,036,157	245,856

Revenues in excess of certain expenses	$1,311,616	$330,076

The accompanying notes are an integral part of these statements.

Downtown Plaza
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004
And the Three Months Ended March 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On June 14, 2005, Behringer Harvard REIT I, Inc. acquired a six-story office building containing approximately 100,146 rentable square feet (unaudited) located on approximately 0.97 acres of land (unaudited) in Long Beach, California ("Downtown Plaza").

        The accompanying statements of revenues and certain expenses have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K. The statements are not intended to be a complete presentation of the revenues and expenses of Downtown Plaza for the year ended December 31, 2004 and three months ended March 31, 2005, as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of Downtown Plaza have been excluded.

Revenue Recognition

        The tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

Maintenance and Service Contracts

        Maintenance and service contract expenses represent some of the direct costs of operating Downtown Plaza and include maintenance, repairs, cleaning, heating and air-conditioning, and security costs that are expected to continue in the ongoing operation of Downtown Plaza. Expenditures for maintenance and service contract expenses are charged to operations as incurred.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.     Leases

        The minimum future cash rentals of the tenant leases based on noncancelable operating leases held as of December 31, 2004 are as follows:

2005	$1,964,845
2006	2,093,101
2007	2,122,000
2008	1,097,799
2009	956,972
Thereafter	1,081,595

Total	$9,316,312

3.     Major Tenants

        The following represents revenue from the tenants who individually represent more than 10% of Downtown Plaza's total revenue for the year ended December 31, 2004 and the three months ended March 31, 2005:

	Year ended December 31, 2004	Three Months ended March 31, 2005
		(unaudited)
Barrister Executive Suites	$387,019	$95,611
City of Long Beach	467,061	87,635
The Designory, Inc.	1,224,645	303,278

4.     Related Party Transactions

        Pacifica Property Management Co. ("Pacifica Property Management"), an affiliate of the previous owner of Downtown Plaza, had the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Downtown Plaza. Under the terms of the management agreement, Pacifica Property Management received a monthly property management fee equal to 3% of monthly gross cash receipts of Downtown Plaza. The total management fees during the year ended December 31, 2004 and the three months ended March 31, 2005 were $69,014 and $16,898, respectively.

5.     Statement of Revenues and Certain Expenses for the Three Months Ended March 31, 2005

        The statement of revenues and certain expenses for the three months ended March 31, 2005 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year for the operation of Downtown Plaza.

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Western Office Portfolio, which consists of five office buildings located in Texas, Oregon and California (collectively, the "Properties"), for the year ended December 31, 2004. This Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 5, 2005

The Western Office Portfolio
Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$3,898,109	$7,726,063
Tenant reimbursement income	751,055	1,124,807

Total revenues	4,649,164	8,850,870
Certain operating expenses:
Property operating expenses	162,532	259,010
Property management fees	74,001	147,162
General and administrative expenses	61,869	171,978
Real estate taxes	696,296	1,006,421

Total certain operating expenses	994,698	1,584,571

Revenues in excess of certain operating expenses	$3,654,466	$7,266,299

See accompanying notes to statements of revenues and certain operating expenses.

The Western Office Portfolio
Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On July 20, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired the Western Office Portfolio which consists of five office buildings located in Texas, Oregon and California (collectively the "Properties") through Behringer Harvard Western Portfolio LP, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, the Company's operating partnership. The Properties consists of the following office buildings:

  •
  a three-story office building, built in 1998, located on approximately ten acres of land in Richardson, Texas (a suburb of Dallas) containing approximately 230,061 (unaudited) rentable square feet (the "Richardson Building");

  •
  a three-story office building, built in 2001, located on approximately six acres of land in Tigard, Oregon (a suburb of Portland) containing approximately 88,335 (unaudited) rentable square feet (the "Southwest Center");

  •
  a three-story office building, built in 1999, located on approximately nine acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 71,739 (unaudited) rentable square feet (the "Gateway 23 Building");

  •
  a two-story office building, built in 1999, located on approximately six acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 55,095 (unaudited) rentable square feet (the "Gateway 22 Building"); and

  •
  a two-story office building, built in 1999, located on approximately two acres of land in Diamond Bar, California (a suburb of Los Angeles) containing approximately 40,759 (unaudited) rentable square feet (the "Gateway 12 Building").

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.

        The statements of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

        The Properties operations consist of rental income earned under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $88,319 (unaudited) for the six months ended June 30, 2005, and an increase in rental income of approximately $241,602 for the year ended December 31, 2004.

        All of the Properties net rentable space is committed under operating leases as of June 30, 2005 and December 31, 2004.

4.     Leases

        The aggregate annual minimum future rental income on non-canceable operating leases in effect as of December 31, 2004 is as follows:

2005	$8,059,571
2006	7,930,944
2007	7,350,552
2008	7,391,937
2009	6,687,780
Thereafter	4,227,111

Total	$41,647,895

        The minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentration Risk

        The following represents rental income from tenants who individually represented more than 10% of the Properties rental income for the year ended December 31, 2004:

Rental Income
Allstate Insurance Company	$3,260,301
Alliance Data Systems, Inc.	2,956,525

        The rental income is exclusive of tenant reimbursement income.

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Buena Vista Plaza property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 11, 2005

Buena Vista Plaza
Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$1,891,625	$3,783,251
Tenant reimbursement income	47,064	89,318

Total revenues	1,938,689	3,872,569
Certain operating expenses:
Property operating expenses	355,163	721,883
Property management fees	76,702	154,561
General and administrative expenses	3,454	11,209
Real estate taxes	169,951	338,257

Total certain operating expenses	605,270	1,225,910

Revenues in excess of certain operating expenses	$1,333,419	$2,646,659

See accompanying notes to statements of revenues and certain operating expenses.

Buena Vista Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On July 28, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a seven-story office building containing approximately 115,130 (unaudited) rentable square feet located on approximately 1.26 acres of land in Burbank, California ("Buena Vista Plaza").

        Buena Vista Plaza is a single tenant office building occupied by Disney Enterprises, Inc., subject to a three-part staggered lease that expires in December 2008, 2009 and 2010.

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of Buena Vista Plaza, exclusive of items which may not be comparable to the proposed future operations of Buena Vista Plaza.

        The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

        Buena Vista Plaza's operations consist of rental income earned from its sole tenant under a lease agreement which generally provides for minimum rent payments. The lease has been accounted for as an operating lease. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire term of the lease, which amounted to an increase in rental income of approximately $21,146 (unaudited) for the six months ended June 30, 2005, and an increase in rental income of approximately $42,293 for the year ended December 31, 2004.

        All of Buena Vista Plaza's net rentable space is committed under an operating lease as of June 30, 2005 and December 31, 2004, under a three-part staggered lease that expires in December 2008, 2009 and 2010.

4.     Lease

        The aggregate annual minimum future rental income on the non-canceable operating lease in effect as of December 31, 2004 is as follows:

Year Ending December 31:
2005	$3,735,585
2006	3,730,212
2007	3,730,212
2008	3,730,212
2009	2,861,813
Thereafter	1,144,711

Total	$18,932,745

        The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

*****

Independent Auditors' Report

Behringer Harvard REIT I, Inc.
Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the One Financial Plaza property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose if expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Travis, Wolff & Company, LLP

Dallas, Texas
October 17, 2005

One Financial Plaza
Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$2,001,915	$4,025,821
Tenant reimbursement income	2,002,977	4,006,778

Total revenues	4,004,892	8,032,599
Expenses:
General and administrative	190,943	382,442
Property operating expenses	1,470,094	2,847,911
Real estate taxes	332,139	740,651
Property management fees	142,499	288,365

Total expenses	2,135,675	4,259,369

Revenues in excess of certain operating expenses	$1,869,217	$3,773,230

See accompanying notes to statements of revenues and certain operating expenses.

One Financial Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On August 2, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a 27-story office building containing approximately 393,902 (unaudited) rentable square feet located on approximately 1.4 acres of land in Minneapolis, Minnesota ("One Financial Plaza" or the "Property") through Behringer Harvard One Financial, LLC, a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, the Company's operating partnership. The total contract purchase price of One Financial Plaza, exclusive of closing costs and initial escrows, was $57,150,000. We used borrowings of $43,000,000 under a loan agreement with Citigroup Global Markets Realty Corp. to pay a portion of such contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public.

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. The Historical Summaries are not intended to be a complete presentation of the revenue and expenses of One Financial Plaza for the year ended December 31, 2004, and the six month period ended June 30, 2005.

2.     Summary of Significant Accounting Policies

Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition

        The Property's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $66,000 for the six months ended June 30, 2005, and an increase in rental income of approximately $64,000 for the year ended December 31, 2004.

        Reimbursement income consists of recovery of certain basic operating expenses. Recoveries are recognized as revenue in the period the applicable costs are incurred.

3.     Leases

        At December 31, 2004, One Financial Plaza was 87% occupied by multiple tenants. Minimum future cash rentals of noncanceable tenant operating leases held as of December 31, 2004 are as follows.

Year Ending	Amount
2005	$3,842,864
2006	3,960,939
2007	3,348,652
2008	2,677,394
2009	435,488
Thereafter	689,819

Total	$14,955,156

        Minimum future rental income represents the base rent required to be paid under the terms of leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

4.     Concentrations

        The following presents rental income (base rent) from tenants who individually represent more than 10% of One Financial Plaza's rental revenues for the year ended December 31, 2004:

Name	Amount
Deloitte & Touche USA LLP	$1,477,722
Martin-Williams, Inc.	441,946

        This rental income is exclusive of tenant reimbursement income.

5.     Commitments

        At December 31, 2004, One Financial Plaza had minimum obligations under a service agreement as follows:

Year Ending	Amount
2005	$202,801
2006	204,054
2007	17,005

Total	$423,860

        One Financial Plaza is required to pay a management fee to a a subcontractor equal to 3% of gross revenues on a monthly basis. The Property is also required to pay a leasing fee to the same subcontractor equal to $3 per square foot for all new leases and renewals of leases with a term of 3 or more years.

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Riverview Tower (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE LLP

Dallas, Texas
November 28, 2005

Riverview Tower
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$3,468,307	$4,724,831
Tenant reimbursement income	532,000	635,921

Total revenues	4,000,307	5,360,752
Certain operating expenses:
Property operating expenses	1,051,786	1,419,327
Property management fees	148,113	197,920
General and administrative expenses	18,171	20,723
Real estate taxes	422,347	570,452

Total certain operating expenses	1,640,417	2,208,422

Revenues in excess of certain operating expenses	$2,359,890	$3,152,330

See accompanying notes to statements of revenues and certain operating expenses.

Riverview Tower
Notes to the Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

        On October 5, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a 24-story office building containing approximately 334,196 (unaudited) rentable square feet located on approximately 1.23 acres of land (unaudited) in Knoxville, Tennessee ("Riverview Tower") through Behringer Harvard Operating Partnership I LP, the Company's operating partnership.

        The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of Riverview Tower, exclusive of items which may not be comparable to the proposed future operations of Riverview Tower.

        The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

        Riverview Tower's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $11,000 (unaudited) for the nine months ended September 30, 2005, and a decrease in rental income of approximately $34,000 for the year ended December 31, 2004.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2004 are as follows.

Year Ending December 31:
2005	$4,401,254
2006	4,164,719
2007	4,456,028
2008	1,939,859
2009	1,191,292
Thereafter	2,916,149

Total	$19,069,301

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentrations

        The following presents rental income (base rent) from tenants who individually represent more than 10% of Riverview Tower's rental revenues for the year ended December 31, 2004:

Rental Income
Alcoa, Inc.	$786,036
Branch Banking & Trust Co.	693,527

        This rental income is exclusive of tenant reimbursement income.

6.     Commitments

        At December 31, 2004, Riverview Tower had minimum obligations under certain service agreements as follows:

Year Ending December 31:	Amount
2005	$88,732
2006	88,732
2007	22,183

Total	$199,647

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of G Street Property (the "Property") for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 14, 2005

G Street Property
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(unaudited)
Revenues:
Rental revenue	$7,855,571	$10,239,248
Tenant reimbursement income	751,988	919,967

Total revenues	8,607,559	11,159,215
Certain operating expenses:
Property operating expenses	1,140,999	1,290,277
Property management fees	113,375	251,222
General and administrative expenses	277,677	349,348
Real estate taxes	1,098,511	1,417,747

Total certain operating expenses	2,630,562	3,308,594

Revenues in excess of certain operating expenses	$5,976,997	$7,850,621

See accompanying notes to statements of revenues and certain operating expenses.

G Street Property
Notes to the Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

1.     Basis of Presentation

On November 15, 2005, Behringer Harvard REIT I, Inc. (the "Company") acquired a ten-story office building containing approximately 306,563 (unaudited) rentable square feet located on approximately 0.77 acres of land (unaudited) in Washington D.C. ("G Street Property").

The statements of revenues and certain operating expenses (the "Historical Summaries") have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of G Street Property, exclusive of items which may not be comparable to the proposed future operations of G Street Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2005 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

Revenue Recognition

G Street Property's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to a decrease in rental income of approximately $727,000 (unaudited) for the nine months ended September 30, 2005, and a decrease in rental income of approximately $567,000 for the year ended December 31, 2004.

4.     Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2004 are as follows:

Year Ending December 31:
2005	$9,660,669
2006	8,245,919
2007	7,554,719
2008	7,189,222
2009	4,423,747

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentrations

The following presents rental income (base rent) from tenants who individually represent more than 10% of G Street Property's rental revenues for the year ended December 31, 2004.

Rental income
Neighborhood Reinvestment Corporation	$1,830,329
General Services Administration — FBI	1,247,545

*****

Independent Auditors' Report

To the Board of Directors and Shareholders of
Behringer Harvard REIT I, Inc.:

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Woodcrest Center located in Cherry Hill, New Jersey (the "Property") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 22, 2006

Woodcrest Center
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

Revenues:
Rental revenue	$4,718,302
Tenant reimbursement income	1,047,429

Total revenues	5,765,731
Certain operating expenses:
Property operating expenses	1,821,931
Real estate taxes	380,318
Property management fees	110,882
General and administrative	67,640

Total certain operating expenses	2,380,771

Revenues in excess of certain operating expenses	$3,384,960

See accompanying notes to statement of revenues and certain operating expenses.

Woodcrest Center
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

1.     Basis of Presentation and Summary of Significant Accounting Policies

        On January 11, 2006, Behringer Harvard REIT I, Inc., (the "Company") acquired a single-story office building containing approximately 333,275 rentable square feet (unaudited) located on approximately 33 acres (unaudited) of land in Cherry Hill, New Jersey (the "Woodcrest Center").

        The statement of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purposes of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Woodcrest Center, exclusive of items which may not be comparable to the proposed future operations of Woodcrest Center.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Revenue Recognition

        Woodcrest Center's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rental payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $1,847,000 for the year ended December 31, 2005.

        Tenant reimbursement income consists of recovery of certain basis operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows:

Year Ending	Amount
2006	$5,242,671
2007	5,627,742
2008	5,650,370
2009	5,673,237
2010	5,047,665

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

5.     Concentrations

        One tenant of Woodcrest Center, Towers, Perrin, Forster & Crosby, Inc. represents approximately 91% of base minimum rent for the year ended December 31, 2005.

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Burnett Plaza, an office building located in Fort Worth, Texas (the "Property") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 22, 2006

Burnett Plaza
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
(in thousands)

Revenues:
Rental revenue	$20,188
Tenant reimbursement income	3,731

Total revenues	23,919

Certain operating expenses:
Property operating expenses	6,024
Interest	4,535
Real estate taxes	3,000
Property management fees	667
General and administrative expenses	219

Total certain operating expenses	14,445

Revenues in excess of certain operating expenses	$9,474

See accompanying notes to statements of revenues and certain operating expenses.

Burnett Plaza
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

1.     Basis of Presentation

        On February 10, 2006, Behringer Harvard REIT I, Inc. (the "Company") acquired a forty-story office building containing approximately 1,024,627 (unaudited) rentable square feet located on approximately 2.242 acres (unaudited) of land in Fort Worth, Texas ("Burnett Plaza").

        The statements of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Burnett Plaza, exclusive of items which may not be comparable to the proposed future operations of Burnett Plaza.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

  Revenue Recognition

        Burnett Plaza's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to a decrease in rental income of approximately $92,000 for the year ended December 31, 2005. Reimbursement income consists of recovery of certain basis operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$18,800
2007	16,882
2008	15,588
2009	14,582
2010	13,994

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There was no contingent rents in 2005.

5.     Concentrations

        The following presents rental income (base rent) from the tenants who individually represents more than 10% of Burnett Plaza's rental revenues for the year ended December 31, 2005 (in thousands):

Year ended December 31, 2005
Americredit Financial Services, Inc.	$4,834
Burlington Resources Oil & Gas LP	4,538
General Services Administration (HUD)	1,948

6.     Commitments

        At December 31, 2005, Burnett Plaza had minimum obligations under certain lease agreements as follows (in thousands):

Year Ending December 31:
2006	$911
2007	911
2008	911
2009	892
2010	853
Thereafter	2,466

$6,944

        Rent expense for 2005 was approximately $948,000.

7.     Long-Term Debt

        On March 22, 2005, Burnett Plaza Associates, L.P. entered into a loan agreement with Bank of America, N.A. for borrowings of $114.2 million with a fixed interest rate of 5.0163%. This loan was assumed by Behringer Harvard Burnett Plaza LP on February 10, 2006.

        Borrowings under this loan agreement are collateralized by substantially all of the property's assets. Initial monthly payments of interest only are required through April 2008, with monthly payments of principal and interest required beginning May 2008 and continuing through to the maturity date, April 1, 2015. As of December 31, 2005, the outstanding principal balance under the loan was $114.2 million.

        Aggregate maturities of the term loan are as follows (in thousands):

Year Ending December 31:
2006	$—
2007	—
2008	1,111
2009	1,737
2010	1,826
Thereafter	109,526

$114,200

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Paces West, an office building located in Atlanta, Georgia (the "Property") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
June 27, 2006

Paces West
Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005
(in thousands)

	Three Months Ended March 31, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Rental revenue	$2,614	$10,416
Tenant reimbursement income	119	337

Total revenues	2,733	10,753
Certain operating expenses:
Property operating expenses	612	2,528
Property management fees	77	306
General and administrative expenses	108	466
Real estate taxes	230	921

Total certain operating expenses	1,027	4,221

Revenues in excess of certain operating expenses	$1,706	$6,532

See accompanying notes to statement of revenues and certain operating expenses.

Paces West
Notes to the Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005

1.     Basis of Presentation

        On April 19, 2006, Behringer Harvard REIT I, Inc. (the "Company") acquired a fee simple interest in two interconnected 14-story and 17-story office buildings containing approximately 646,000 combined rentable square feet (unaudited) located on approximately 9.2 acres (unaudited) of land in Atlanta, Georgia ("Paces West").

        The statement of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Paces West, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization, which may not be comparable to the proposed future operations of Paces West.

        The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2006 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

  Revenue Recognition

        Paces West's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $232,000 for the three months ended March 31, 2006 (unaudited) and approximately $442,000 for the year ended December 31, 2005. Reimbursement income consists of recovery of certain basic operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$8,847
2007	9,015
2008	9,012
2009	9,087
2010	8,614

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.     Concentrations

        The following presents rental income (base rent) from the tenants who individually represent more than 10% of Paces West's rental revenues for the year ended December 31, 2005 (in thousands):

Piedmont Hospital, Inc.	15.38%
BT Americas Inc.	16.79%
Docucorp International, Inc.	23.35%

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of Riverside Plaza, an office building located in Chicago, Illinois (the "Property") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
August 9, 2006

Riverside Plaza
Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005
(in thousands)

	Three Months Ended March 31, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Rental revenue	$4,039	$15,622
Tenant reimbursement income	2,969	10,368

Total revenues	7,008	25,990
Certain operating expenses:
Property operating expenses	1,426	6,299
Real estate taxes	1,429	5,756
General and administrative expenses	330	1,443
Property management fees	222	749

Total certain operating expenses	3,407	14,247

Revenues in excess of certain operating expenses	$3,601	$11,743

See accompanying notes to statement of revenues and certain operating expenses.

Riverside Plaza
Notes to the Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005

1.     Basis of Presentation

        On June 2, 2006, Behringer Harvard REIT I, Inc. (the "Company") acquired a 35-story office building and an adjacent 3-story fitness center containing approximately 1.2 million combined rentable square feet (unaudited) in Chicago, Illinois ("Riverside Plaza").

        The statements of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Riverside Plaza, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization, which may not be comparable to the proposed future operations of Riverside Plaza.

        The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2006 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.     Principles of Reporting and Use of Estimates

        The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.     Significant Accounting Policies

  Revenue Recognition

        Riverside Plaza's operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $379,000 for the three months ended March 31, 2006 (unaudited) and approximately $1.4 million for the year ended December 31, 2005. Reimbursement income consists of recovery of certain basic operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.     Leases

        The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$13,077
2007	14,146
2008	14,331
2009	14,756
2010	14,253

        Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.     Concentrations

        Rental income from Deutsche Investment Management Americas, Inc. represents 24% of the rental income (base rent) for the year ended December 31, 2005 for Riverside Plaza. No other tenants individually represents more than 10% of Riverside Plaza's rental revenues for the year ended December 31, 2005.

*****

Independent Auditors' Report

To the Board of Directors and Stockholders of
Behringer Harvard REIT I, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the "Historical Summary") of the Terrace, which consists of four office buildings located in Austin, Texas (collectively, the "Properties") for the year ended December 31, 2005. This Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Properties' for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
August 9, 2006

The Terrace
Statements of Revenues and Certain Operating Expenses
For the Thee Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005
(in thousands)

	Three Months Ended March 31, 2006	Year Ended December 31, 2005
	(unaudited)
Revenues:
Rental revenue	$2,869	$11,202
Tenant reimbursement income	2,089	6,474

Total revenues	4,958	17,676
Certain operating expenses:
Property operating expenses	989	3,775
Real estate taxes	734	1,885
General and administrative expenses	163	609
Property management fees	155	563

Total certain operating expenses	2,041	6,832

Revenues in excess of certain operating expenses	$2,917	$10,844

See accompanying notes to statement of revenues and certain operating expenses.

The Terrace
Notes to the Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2006 (Unaudited) and
For the Year Ended December 31, 2005

1.    Basis of Presentation

  On June 21, 2006, Behringer Harvard REIT I, Inc. (the "Company") acquired the Terrace which consists of four office buildings containing approximately 619,000 combined rentable square feet (unaudited) located on approximately 21 acres (unaudited) of land in Austin, Texas (collectively the "Properties"). The Properties consist of the following office buildings:

  •
  a five-story office building, located on approximately 4.4 acres of land containing approximately 115,460 rentable square feet (unaudited);

  •
  a five-story office building, located on approximately 4.1 acres of land containing approximately 114,635 rentable square feet (unaudited);

  •
  a six-story office building, located on approximately 5.9 acres of land containing approximately 196,717 rentable square feet (unaudited); and

  •
  a six-story office building, located on approximately 6.6 acres of land containing approximately 192,214 rentable square feet (unaudited).

  The statements of revenues and certain operating expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of interest income and interest expense, early termination fees, asset management fees, and depreciation and amortization, which may not be comparable to the proposed future operations of the Properties.

  The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2006 included in this report are unaudited. In the opinion of the Company's management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.    Principles of Reporting and Use of Estimates

  The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.    Significant Accounting Policies

  Revenue Recognition

  The Properties operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $48,000 for the three months ended March 31, 2006 (unaudited) and approximately $172,000 for the year ended December 31, 2005. Reimbursement income consists of recovery of certain basic operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.    Leases

  The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows (in thousands):

Year Ending December 31:
2006	$11,481
2007	10,421
2008	10,012
2009	10,008
2010	9,618

  Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.    Concentrations

        The following presents rental income (base rent) from the tenants who individually represent more than 10% of the Properties rental revenues for the year ended December 31, 2005:

Cirrus Logic, Inc.	41%
Vinson & Elkins	25%

*****

        No property acquisitions have taken place since June 30, 2006, therefore no Pro Forma Consolidated Balance Sheet is presented as part of the following Pro Forma Financial Statements.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2006
(in thousands, except per share amounts)

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired each of our 2005 and 2006 acquisitions on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto for the six months ended June 30, 2006 included elsewhere in this registration statement. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2005, nor does it purport to represent our future operations.

	Six months ended June 30, 2006 as Reported	Revenues and Certain Expenses of acquired properties	Pro Forma Adjustments		Pro Forma Six months ended June 30, 2006
	(a)	(b)
Rental revenue	$54,452	$28,729	$840	(c)	$84,021
Expenses
Property operating expense	10,858	5,971	—		16,829
Interest expense	15,798	516	10,563	(d)	26,877
Real estate taxes	6,839	4,628	—		11,467
Property management fees	1,846	882	(882	)(e)	2,708
	—		862	(f)
Asset management fees	1,130	—	1,571	(g)	2,701
General and administrative	657	1,038	—		1,695
Depreciation and amortization	25,188	—	17,205	(h)	42,393

Total expenses	62,316	13,035	29,318		104,669

Interest income	1,931	—	—		1,931
Equity in earnings of investments in tenant-in-common interests	2,309	—	—		2,309

Net income (loss)	$(3,624)	$15,694	$(28,478)		$(16,408)

Basic and diluted weighted average shares outstanding	76,674				76,674
Basic and diluted loss per share	$(0.05)				$(0.21)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(in thousands, except per share amounts)

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired each of our 2005 and 2006 acquisitions on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto for the year ended December 31, 2005 included elsewhere in this registration statement. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2005, nor does it purport to represent our future operations.

	Six months ended June 30, 2006 as Reported	Revenues and Certain Expenses of acquired properties	Pro Forma Adjustments		Pro Forma Six months ended June 30, 2006
	(a)	(b)
Rental revenue	$31,057	$124,367	$6,481	(c)	$161,905
Expenses
Property operating expense	6,463	27,873	—		34,336
Interest	13,137	4,535	35,326	(d)	52,998
Rate lock extension expense (recoveries)	(525)	—	—		(525)
Real estate taxes	3,838	17,124	—		20,962
Property management fees	1,502	3,387	(3,387	)(e)	5,228
	—		3,726	(f)
Asset management fees	1,857	—	7,168	(g)	9,025
General and administrative	1,254	3,777	—		5,031
Depreciation and amortization	15,033	—	74,154	(h)	89,187

Total expenses	42,559	56,696	116,987		216,242

Interest income	2,665	—	(165)	(i)	2,500
Equity in earnings of investments in tenant-in-common interests	3,115	—	(35)	(j)	3,080

Net income (loss)	$(5,722)	$67,671	$(110,706)		$(48,757)

Basic and diluted weighted average shares outstanding	38,220		32,119	(k)	70,339
Basic and diluted loss per share	$(0.15)				$(0.69)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard REIT I, Inc.
Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2006

  a.
  Reflects our historical operations for the six months ended June 30, 2006.

  b.
  Reflects the combined historical revenues and certain expenses for each of the directly-owned properties we acquired in 2006:

Property	Acquisition Date
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
10777 Clay Road	March 14, 2006
Paces West	April 19, 2006
Riverside Plaza	June 2, 2006
The Terrace	June 21, 2006
600/619 Alexander Road	June 28, 2006
  c.
  Reflects the amortization of the above- and below-market lease values based on the remaining non-cancelable terms of the leases for the directly-owned properties acquired in 2005 and 2006.

  d.
  Represents interest expense associated with each acquisition loan and the amortization of deferred financing costs. The following table provides certain information about each of the 2006 loans:

	Loan Amount	Fixed Interest Rate	Maturity Date	Deferred Financing Fees
	(in thousands)			(in thousands)
Woodcrest Center	$50,400	5.086%	1/11/2016	$640
Burnett Plaza	114,200	5.016%	4/1/2015	1,167
10777 Clay Road	16,300	5.845%	4/1/2016	237
Paces West	84,000	5.442%	5/1/2016	916
Riverside Plaza(1)	202,000	5.75%/6.191%	6/6/2016	2,258
The Terrace(2)	131,000	5.75%/6.22302%	7/11/2016	1,456
600/619 Alexander Road	16,500	6.103%	7/1/2016	209

Total	$614,400			$6,883

(1)
The Riverside Plaza loan interest rate is fixed at 5.75% through June 2008 and 6.191% thereafter.

(2)
The Terrace loan interest rate is fixed at 5.75% through July 2008 and 6.22302% thereafter.

e.
Reflects the reversal of historical property management fees.

f.
Reflects the property management fees associated with the current management of each acquired property.

g.
Reflects the asset management fees associated with each acquired property

h.
Reflects the depreciation and amortization for each directly-owned property acquired in 2006 using the straight-line method over the estimated useful lives.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

  a.
  Reflects our historical operations for the year ended December 31, 2005.

  b.
  Reflects the combined historical revenues and certain expenses for each of the directly-owned properties we acquired in 2005 and 2006:

Property	Acquisition Date
Ashford Perimeter	January 6, 2005
Utah Avenue Building	April 21, 2005
Lawson Commons	June 10, 2005
Downtown Plaza	June 14, 2005
Western Office Portfolio	July 20, 2005
Buena Vista Plaza	July 28, 2005
One Financial Plaza	August 2, 2005
Riverview Tower	October 5, 2005
G Street Property	November 15, 2005
Woodcrest Center	January 11, 2006
Burnett Plaza	February 10, 2006
10777 Clay Road	March 14, 2006
Paces West	April 19, 2006
Riverside Plaza	June 2, 2006
The Terrace	June 21, 2006
600/619 Alexander Road	June 28, 2006
  c.
  Reflects the pro forma amortization, for the year ended December 31, 2005, of the above- and below-market lease values based on the remaining non-cancelable terms of the leases for the directly-owned properties acquired in 2005 and 2006.

  d.
  Represents interest expense associated with each acquisition loan and the amortization of deferred financing costs. The following table provides certain information about each of the 2005 and 2006 loans:

	Loan Amount	Fixed Interest Rate	Maturity Date	Deferred Financing Fees
	(in thousands)			(in thousands)
Ashford	$35,400	5.020%	2/1/2012	$482
Alamo	9,634	5.395%	3/11/2015	148
Utah Avenue	20,000	5.540%	6/15/2015	287
Downtown Plaza	12,650	5.367%	7/1/2015	176
Lawson Commons	58,300	5.528%	8/1/2015	847
Western Office Portfolio	70,750	5.077%	8/1/2015	818
Buena Vista Plaza	22,000	5.324%	8/1/2015	277
One Financial Plaza	43,000	5.141%	8/11/2015	483
Woodcrest Center	50,400	5.086%	1/11/2016	640
Burnett Plaza	114,200	5.016%	4/1/2015	1,167
10777 Clay Road	16,300	5.845%	4/1/2016	237
Paces West	84,000	5.442%	5/1/2016	916
Riverside Plaza(1)	202,000	5.75%/6.191%	6/6/2016	2,258
The Terrace(2)	131,000	5.75%/6.22302%	7/11/2016	1,456
600/619 Alexander Road	16,500	6.103%	7/1/2016	209

Total	$886,134			$10,401

(1)
The Riverside Plaza loan interest rate is fixed at 5.75% through June 2008 and 6.191% thereafter.

(2)
The Terrace loan interest rate is fixed at 5.75% through July 2008 and 6.22302% thereafter.

  e.
  Reflects the reversal of historical property management fees.

  f.
  Reflects the property management fees associated with the current management of each acquired property.

  g.
  Reflects the asset management fees associated with the current management of each acquired property.

  h.
  Reflects the depreciation and amortization for each directly-owned property acquired in 2005 and 2006 using the straight-line method over the estimated useful lives.

  i.
  Reflects reversal of interest income earned from cash on hand related to funds used to purchase properties.

  j.
  Reflects adjustment for our tenant-in-common interest in Alamo Plaza, acquired February 24, 2005.

  k.
  Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of each of our 2005 and 2006 property investments. The adjustment is computed as follows (in thousands, except per share amounts):

Cash needed to acquire the Ashford Perimeter	18,676
Cash needed to acquire the Alamo Plaza	4,835
Cash needed to acquire the Utah Avenue Building	9,879
Cash needed to acquire Lawson Commons	29,852
Cash needed to acquire Downtown Plaza	7,082
Cash needed to acquire Western Office Portfolio	32,574
Cash needed to acquire Buena Vista Plaza	16,266
Cash needed to acquire One Financial Plaza	21,218
Cash needed to acquire Riverview Tower	42,332
Cash needed to acquire G Street Property	145,111
Cash needed to acquire Woodcrest Center	30,137
Cash needed to acquire Burnett Plaza	63,330
Cash needed to acquire 10777 Clay Road	10,146
Cash needed to acquire Paces West	47,328
Cash needed to acquire Riverside Plaza	99,544
Cash needed to acquire the Terrace	41,000
Cash needed to acquire 600/619 Alexander Road	6,704

	$626,014

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	70,339
Less historical weighted average of common stock outstanding at December 31, 2005	(38,220)

	32,119

(1)
Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures about Market Risk

        Incorporated by reference from Part I, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk."

Item 31. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than dealer commissions, to be paid in connection with the sale of common stock being registered by Behringer Harvard REIT I, Inc. (the "Registrant"), all of which will be paid by the Registrant, except that the listed expenses will be paid by Behringer Advisors to the extent that they exceed 2% of the aggregate proceeds of the offering. All amounts are estimates and assume the sale of 96,000,000 shares except the registration fee and the NASD filing fee.

SEC Registration Fee	$120,442
NASD Filing Fee	30,500
Printing Expenses	1,129,000
Legal Fees and Expenses	761,600
Accounting Fees and Expenses	190,400
Blue Sky Fees and Expenses	72,274
Educational Seminars and Conferences	1,899,000
Advertising and Sales Expenses	9,496,200
Advertising and Sales Literature	3,798,000
Miscellaneous	1,542,584

Total expenses	$19,040,000

Item 32. Sales to Special Parties

        Not Applicable

Item 33. Recent Sales of Unregistered Securities

        On June 26, 2002, we sold 20,000 shares of our common stock to Behringer Advisors for $200,000.00. On March 22, 2006, we sold 1,000 shares of our convertible stock to Behringer Advisors for $1,000.00. In each case, the shares were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were issued in reliance on Rule 4(2) of the Securities Act.

        On May 27, 2004, we issued options to purchase 3,000 shares of our common stock at $10.91 per share, as adjusted for the 10% stock dividend issued on October 1, 2005, to each of our three independent directors upon his reelection as a director pursuant to the Behringer Harvard REIT I Non-Employee Director Stock Option Plan ("Director Option Plan"). The options issued pursuant to the Director Option Plan became exercisable on May 27, 2005, one year after the date of grant. On May 31, 2005, we automatically issued options to purchase 5,500 shares of our common stock at $8.27 per share, as adjusted for the 10% stock dividend issued on October 1, 2005, to each of our three independent directors upon his reelection as a director pursuant to the 2005 Incentive Award Plan ("Incentive Plan"). The options pursuant to the Incentive Plan become fully exercisable one year after the date of grant. On June 28, 2006, we automatically issued options to purchase 5,000 shares of our common stock at $9.10 per share to each of our three independent directors upon his reelection as a director pursuant to the 2005 Incentive Award Plan.

Item 34. Indemnification of the Officers and Directors

        The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Registrant contains a provision that eliminates directors' and officers' liability to the Registrant and its stockholders for monetary damages to the maximum extent permitted by Maryland law.

        The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The Registrant's charter also imposes certain limits on the Registrant's ability to indemnify the Registrant's directors and officers in accordance with the NASAA REIT Guidelines, as described below. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

        The Registrant's charter provides that the Registrant shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Registrant in such capacity.

        However, under the Registrant's charter, the Registrant shall not indemnify or hold harmless its directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, unless all of the following conditions are met: (1) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Registrant; (2) the directors, officers, employees, agents, advisor or affiliates were acting on behalf of or performing services of the Registrant; (3) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, advisors or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Registrant's net assets and not from stockholders. In addition, notwithstanding the foregoing, the directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by the Registrant for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

        The charter provides that the advancement of Registrant funds to the directors, officers, employees, agents, advisors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant; (ii) the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

        The Registrant also has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

        Not Applicable

Item 36. Consolidated Financial Statements and Exhibits

        (a)   Financial Statements.    The list of the financial statements filed as part of this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to Form S-11 Registration Statement is set forth on page F-1 herein.

        (b)   Exhibits.    The list of exhibits filed as part of this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to Form S-11 Registration Statement is submitted in the Exhibit Index following the signature pages herein.

Item 37. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM

        Table VI presents summary information on properties acquired since January 1, 2003 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard REIT I. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through December 31, 2005.

Behringer Harvard REIT I, Inc.(1)

	Minnesota Center	Enclave on the Lake	St. Louis Place	Colorado Building	Travis Tower	250 West Pratt Street	Cyprus Building
Location	Midwest	South	Midwest	East	South	East	West
Type	Office	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	276,425	171,090	337,088	121,701	507,470	368,194	153,048
Date(s) of Purchase	10/15/03	04/12/04	06/30/04	08/10/04	10/01/04	12/17/04	12/16/04
Mortgage Financing at Date(s) of Purchase	$4,340,280	$7,262,552	$7,141,850	$19,868,791	$22,650,000	$18,751,582	—
Cash Invested	$2,193,448	$3,413,536	$5,069,422	$18,013,994	$12,919,124	$12,909,485	$20,690,851
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	6,511,542	10,767,732	12,167,716	40,218,120	35,662,228	31,595,165	20,493,000
Other Cash Expenditures Capitalized	22,186	(91,644)	43,556	48,920	(93,104)	65,902	197,851

Total Acquisition Cost	$6,533,728	$10,676,088	$12,211,272	$40,267,040	$35,569,124	$31,661,067	$20,690,851

TABLE VI
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont'd)

Behringer Harvard REIT I, Inc. (cont'd)

	Ashford Perimeter	Alamo Plaza	Utah Avenue	Lawson Commons	Downtown Plaza
Location	East	West	West	Midwest	West
Type	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	288,175	191,154	150,495	436,343	100,146
Date(s) of Purchase	01/06/05	02/24/05	04/21/05	06/10/05	06/14/05
Mortgage Financing at Date(s) of Purchase	$35,400,000	$9,633,843	$20,000,000	$58,300,000	$12,650,000
Cash Invested	$18,764,965	$5,024,025	$9,978,174	$34,548,235	$6,714,549
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	47,920,500	13,183,226	28,325,000	87,035,000	17,848,417
Other Cash Expenditures Capitalized	6,244,465	1,474,642	1,653,174	5,813,235	1,516,132

Total Acquisition Cost	$54,164,965	$14,657,868	$29,978,174	$92,848,235	$19,364,549

(1)
The information provided for Behringer Harvard REIT I, Inc. references only acquisitions made with proceeds from its initial public offering. Behringer Harvard REIT I, Inc. is currently offering $952 million of its common stock pursuant to its follow-on offering.

TABLE VI
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont'd)

Behringer Harvard Mid-Term Value Enhancement Fund I LP

	Hopkins	Northpoint	Tucson Way	2800 Mockingbird	Parkway Vista	ASC Building
Location	Midwest	South	West	South	South	South
Type	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	29,660	79,049	70,660	73,349	33,467	28,880
Date(s) of Purchase	03/12/04	06/28/04	10/19/04	03/11/05	06/08/05	12/21/05
Mortgage Financing at Date(s) of Purchase	—	—	—	—	—	—
Cash Invested	$3,093,243	$5,865,652	$9,309,901	$6,780,705	$5,314,423	$4,096,847
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	3,027,375	6,106,500	9,418,500	6,572,250	5,382,000	4,088,250
Other Cash Expenditures Capitalized	65,868	(240,848)	(108,599)	208,455	(67,577)	8,597

Total Acquisition Cost	$3,093,243	$5,865,652	$9,309,901	$6,780,705	$5,314,423	$4,096,847

TABLE VI
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont'd)

Behringer Harvard Short-Term Opportunity Fund I LP

	Woodall Rodgers	Quorum	Skillman	Central	Coit	Mockingbird Commons
Location Type	South Office	South Office	South Shopping Center	South Office	South Office	South Re-Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	74,090	133,799	98,764	87,292	105,030	475,000
Date(s) of Purchase	02/11/04	07/02/04	07/23/04	08/17/04	10/04/04	11/08/04
Mortgage Financing at Date(s) of Purchase	$3,600,000	$4,550,000	$8,690,005	$2,768,750	$5,400,000	$9,781,363
Cash Invested	$7,267,526	$4,998,933	$4,660,286	$2,242,117	$4,875,284	$6,058,328
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	10,660,500	9,418,500	12,108,894	4,004,157	9,967,050	13,363,581
Other Cash Expenditures Capitalized	207,026	130,433	1,241,397	1,006,710	308,234	2,476,110

Total Acquisition Cost	$10,867,526	$9,548,933	$13,350,291	$5,010,867	$10,275,284	$15,839,691

TABLE VI
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont'd)

Behringer Harvard Short-Term Opportunity Fund I LP (cont'd)

	Northwest Highway	250/290 John Carpenter Freeway	Landmark I	Landmark II	Melissa Land
Location Type	South Development	South Office	South Office	South Office	South Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	Land	539,000	122,273	135,154	Land
Date(s) of Purchase	03/03/05	04/04/05	07/06/05	07/06/05	10/05/05
Mortgage Financing at Date(s) of Purchase	—	—	$10,449,588	$11,550,412	$1,200,000
Cash Invested	$4,681,473	$30,009,610	$6,377,175	$6,449,733	$955,215
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	3,760,776	30,273,750	16,342,650	18,071,100	1,738,800
Other Cash Expenditures Capitalized	920,697	(264,140)	484,113	(70,955)	416,415

Total Acquisition Cost	$4,681,473	$30,009,610	$16,826,763	$18,000,145	$2,155,215

TABLE VI
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont'd)

Tenant-in-Common Programs

	Behringer Harvard Minnesota Center TIC I, LLC	Behringer Harvard Enclave S LP	Behringer Harvard Beau Terre S, LLC	Behringer Harvard St. Louis Place S, LLC	Behringer Harvard Colorado Building S, LLC
	Minnesota Center	Enclave on the Lake	Beau Terre	St. Louis Place	Colorado Building
Location Type	Midwest Office	South Office	South Office	Midwest Office	East Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	276,425	171,090	371,083	337,088	121,701
Date(s) of Purchase	10/15/03	04/12/04	06/11/04	06/30/04	08/10/04
Mortgage Financing at Date(s) of Purchase	$25,659,752	$12,737,446	$38,016,000	$12,858,151	$5,746,953
Cash Invested	$14,056,902	$7,706,156	$17,622,000	$10,607,974	$5,090,159
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	39,716,654	20,443,602	55,638,000	23,466,125	10,837,112
Other Cash Expenditures Capitalized	—	—	—	—	—

Total Acquisition Cost	$39,716,654	$20,443,602	$55,638,000	$23,466,125	$10,837,112

TABLE VI
(UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAM (cont'd)

Tenant-in-Common Programs (cont'd)

	Travis Tower	250 West Pratt Street	Alamo Plaza	Firestone Apartments
	Behringer Harvard Travis Tower S LP	Behringer Harvard Pratt S, LLC	Behringer Harvard Alamo Plaza S LP	Behringer Harvard Firestone S LP
Location Type	South Office	East Office	West Office	South Multi-Family
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	507,470	368,194	191,154	350 Units
Date(s) of Purchase	10/01/04	12/17/04	04/21/05	08/15/05
Mortgage Financing at Date(s) of Purchase	$14,937,590	$18,248,421	$21,866,157	$15,240,236
Cash Invested	$10,387,065	$13,763,551	$13,263,342	$7,309,206
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	25,324,655	32,011,972	35,129,499	22,549,442
Other Cash Expenditures Capitalized	—	—	—	—

Total Acquisition Cost	$25,324,655	$32,011,972	$35,129,499	$22,549,442

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 20th day of September, 2006.

BEHRINGER HARVARD REIT I, INC.

By:	/s/ Robert M. Behringer Robert M. Behringer Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ Robert M. Behringer Robert M. Behringer	Chief Executive Officer, Chief Investment Officer and Director (Principal Executive Officer)	September 20, 2006
*	President, Chief Operating Officer and Director	September 20, 2006
Robert S. Aisner
*	Chief Financial Officer (Principal Financial Officer)	September 20, 2006
Gary S. Bresky
/s/ Kimberly Arianpour Kimberly Arianpour	Chief Accounting Officer (Principal Accounting Officer)	September 20, 2006
*	Director	September 20, 2006
Charles G. Dannis
*	Director	September 20, 2006
Steven W. Partridge
*	Director	September 20, 2006
G. Ronald Witten

*	/s/ Robert M. Behringer Signed on behalf of the named individuals by Robert M. Behringer under power of attorney.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement (previously filed and incorporated by reference to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3, Commission File No. 333-119945, filed on February 1, 2005)
3.1.1
Sixth Articles of Amendment and Restatement (previously filed and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on October 20, 2003)
3.1.2	Certificate of Correction to Sixth Articles of Amendment and Restatement (previously filed and incorporated by reference to Form 8-K filed on December 15, 2005)
3.1.3	Articles Supplementary to Sixth Articles of Amendment and Restatement (previously filed and incorporated by reference to Form 8-K filed on March 24, 2006)
3.2.1
Amended and Restated Bylaws (previously filed and incorporated by reference to Amendment No. 4 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on February 11, 2003)
3.2.2	Amendment to the Amended and Restated Bylaws (previously filed and incorporated by reference to Form 8-K filed on February 22, 2006)
4.1
Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to prospectus; previously filed and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Form S-3 Registration Statement on Form S-11, Commission File No. 333-119945, filed on March 29, 2006)
4.2
Second Amended and Restated Distribution Reinvestment Plan of the Registrant, effective as of January 15, 2006 (included as Appendix C to prospectus; previously filed and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Form S-3 Registration Statement on Form S-11, Commission File No. 333-119945, filed on March 29, 2006)
4.3
Automatic Purchase Plan of the Registrant, effective as of February 11, 2005 (included as Appendix D to prospectus; previously filed and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Form S-3 Registration Statement on Form S-11, Commission File No. 333-119945, filed on March 29, 2006)
5.1
Opinion of Venable LLP as to legality of securities (previously filed and incorporated by reference to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3, Commission File No. 333-119945, filed on February 1, 2005)
8.1
Opinion of Morris, Manning & Martin, LLP as to tax matters (previously filed and incorporated by reference to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3, Commission File No. 333-119945, filed on February 1, 2005)
8.2
Opinion of Morris, Manning & Martin, LLP as to ERISA matters (previously filed and incorporated by reference to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3, Commission File No. 333-119945, filed on February 1, 2005)
10.1.1
Form of Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP (previously filed and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on May 15, 2003)
10.1.2	Form of Amended and Restated Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP (previously filed and incorporated by reference to Form 8-K filed on May 12, 2005)
10.2	Third Amended and Restated Advisory Agreement between the Registrant and Behringer Advisors LP (previously filed and incorporated by reference to Form 8-K filed on March 24, 2006)

10.3
Second Amended and Restated Property Management and Leasing Agreement among Registrant, Behringer Harvard Operating Partnership I LP and HPT Management Services, Inc. (previously filed and incorporated by reference to Form 8-K filed on March 24, 2006)
10.4	Reserved
10.5
Behringer Harvard REIT I, Inc. Non-Employee Director Stock Option Plan (previously filed and incorporated by reference to Amendment No. 1 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on September 3, 2002)
10.6
Form of Option Agreement under Non-Employee Director Stock Option Plan (previously filed and incorporated by reference to Amendment No. 2 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on November 1, 2002)
10.7
Behringer Harvard REIT I, Inc. 2005 Incentive Award Plan (previously filed and incorporated by reference to Annex A of the Registrant's Definitive Proxy Statement on Schedule 14A filed on April 15, 2005)
10.8
Form of Stock Option Agreement under 2005 Incentive Award Plan (previously filed and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-3 Registration Statement on Form S-11, Commission File No. 333-119945, filed on March 29, 2006)
10.9	Reserved
10.10
Loan Agreement with Greenwich Capital Financial Products, Inc. regarding Minnesota Center (previously filed and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on October 20, 2003)
10.11
Tenants in Common Agreement regarding Minnesota Center (previously filed and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on October 20, 2003)
10.12
Property and Asset Management Agreement regarding Minnesota Center (previously filed and incorporated by reference to Post-Effective Amendment No. 3 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on October 20, 2003)
10.13
Tenants in Common Agreement regarding Enclave on the Lake (previously filed and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
10.14
Deed of Trust and Security Agreement by Behringer Harvard Enclave S LP and Behringer Harvard Enclave H LP for the benefit of State Farm Life Insurance Company (previously filed and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
10.15
Promissory Note made by Behringer Harvard Enclave S LP and Behringer Harvard Enclave H LP payable to State Farm Life Insurance Company (previously filed and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
10.16
Form of Assumption Agreement among State Farm Life Insurance Company, Behringer Harvard Enclave S LP, Behringer Harvard Enclave H LP and Behringer Harvard Holdings, LLC (previously filed and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
10.17
Limited Guaranty made by Robert M. Behringer regarding Enclave on the Lake (previously filed and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
10.18
Limited Guaranty made by Behringer Harvard Holdings, LLC regarding Enclave on the Lake (previously filed and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)

10.19
Property and Asset Management Agreement regarding Enclave on the Lake (previously filed and incorporated by reference to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on June 29, 2004)
10.20
Sale Agreement between Trizec Holdings, Inc. and Behringer Harvard Operating Partnership I LP regarding the St. Louis Place Property (previously filed and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on September 29, 2004)
10.21
Deed of Trust, Assignment of Leases and Rents and Security Agreement by Behringer Harvard St. Louis Place H, LLC and Behringer Harvard St. Louis Place S, LLC, for the benefit of Greenwich Capital Financial Products, Inc. regarding the St. Louis Place Property (previously filed and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on September 29, 2004)
10.22
Consent and Subordination of Manager by and among Behringer Harvard St. Louis Place H, LLC, Behringer Harvard St. Louis Place S, LLC and Behringer Harvard TIC Management Services LP regarding the St. Louis Place Property (previously filed and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on September 29, 2004)
10.23
Loan Agreement by and among Behringer Harvard St. Louis Place H, LLC, Behringer Harvard St. Louis Place S, LLC and Greenwich Capital Financial Products, Inc. regarding the St. Louis Place Property (previously filed and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on September 29, 2004)
10.24
Promissory Note made by Behringer Harvard St. Louis Place H, LLC and Behringer Harvard St. Louis Place S, LLC, payable to Greenwich Capital Financial Products, Inc. regarding the St. Louis Place Property (previously filed and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on September 29, 2004)
10.25
Loan Assumption and Ratification Agreement by and among Behringer Harvard St. Louis Place S, LLC and Greenwich Capital Financial Products, Inc. regarding the St. Louis Place Property (previously filed and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on September 29, 2004)
10.26
Guaranty of Recourse Obligations made by Behringer Harvard Holdings, LLC and Robert Behringer in favor of Greenwich Capital Financial Products, Inc. regarding the St. Louis Place Property (previously filed and incorporated by reference to Post-Effective Amendment No. 7 to Registrant's Registration Statement on Form S-11, Commission File No. 333-91532, filed on September 29, 2004)
10.27
Purchase and Sale Agreement by and between Hippo Properties LLC and Harvard Property Trust, LLC regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004)
10.28
First Amendment to Purchase and Sale Agreement between Hippo Properties LLC and Harvard Property Trust, LLC regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004)
10.29
Second Amendment to Purchase and Sale Agreement between Hippo Properties LLC and Harvard Property Trust, LLC regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004)
10.30
Third Amendment to Purchase and Sale Agreement between Hippo Properties LLC and Harvard Property Trust, LLC regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004)

10.31	Tenants in Common Agreement regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004)
10.32
Loan Agreement with Greenwich Capital Financial Products, Inc. regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004)
10.33
Guaranty of Recourse Obligations by Behringer Harvard Holdings, LLC and Robert Behringer regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004)
10.34	Property and Asset Management Agreement regarding the Colorado Property (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004)
10.35
Amended and Restated Accommodation Agreement between the Registrant and Behringer Harvard Holdings, LLC (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2004, filed on August 16, 2004)
10.36
Real Estate Purchase and Sale Agreement between AEW/McCord, L.P. and Harvard Property Trust, LLC regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
10.37
First Amendment to Purchase and Sale Agreement between AEW/McCord, L.P. and Harvard Property Trust, LLC regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
10.38
Loan Agreement between Bear Stearns Commercial Mortgage, Inc., Behringer Harvard Travis Tower S LP and Behringer Harvard Travis Tower H LP regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
10.39
Promissory Note made by Behringer Harvard Travis Tower S LP and Behringer Harvard Travis Tower H LP to Bear Stearns Commercial Mortgage, Inc. regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
10.40
Deed of Trust and Security Agreement by Behringer Harvard Travis Tower S LP and Behringer Harvard Travis Tower H LP, as grantor, to Reno Hartfiel, as trustee for the benefit of Bear Stearns Commercial Mortgage, Inc. regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
10.41
Assignment of Leases and Rents by Behringer Harvard Travis Tower S LP and Behringer Harvard Travis Tower H LP to Bear Stearns Commercial Mortgage, Inc. regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
10.42	Loan Agreement between First American Bank, SSB and Behringer Harvard Holdings, LLC regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
10.43	Promissory Note made by Behringer Harvard Holdings, LLC to First American Bank, SSB regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
10.44	Guaranty Agreement made by the Registrant for the benefit of First American Bank, SSB regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)
10.45
Security Agreement granted by the Registrant for the benefit of First American Bank, SSB regarding the Travis Tower (previously filed and incorporated by reference to Form 8-K filed on October 7, 2004)

10.46
Purchase and Sale Agreement by and between MG-Alamo, LLC and Harvard Property Trust, LLC dated October 18, 2004, as assigned by Harvard Property Trust to the Registrant on November 4, 2004 regarding Alamo Plaza (previously filed and incorporated by reference to Form 10-Q for the period ended September 30, 2004, filed on November 10, 2004)
10.47
Agreement of Sale and Purchase by and between HSOV Ashford Perimeter, LLC and Harvard Property Trust, LLC dated November 4, 2004, as assigned by Harvard Property Trust to the Registrant on November 4, 2004 regarding Ashford Perimeter (previously filed and incorporated by reference to Form 10-Q for the period ended September 30, 2004, filed on November 10, 2004)
10.48
Purchase and Sale Agreement by and between PERA Mineral, Inc. and Harvard Property Trust, LLC dated November 9, 2004, as assigned by Harvard Property Trust, LLC to the Registrant on November 12, 2004 regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on November 18, 2004)
10.49
Loan Agreement between Citigroup Global Markets Realty Corp. and Behringer Harvard Pratt H, LLC and the initial TIC borrowers regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
10.50
Promissory Note made between Behringer Harvard Pratt H, LLC and the initial TIC borrowers and Citigroup Global Markets Realty Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
10.51
Deed of Trust, Assignment of Leases and Rents and Security Agreement by Behringer Harvard Pratt H, LLC and the initial TIC borrower, as grantor, to Christopher F. Naughten as trustee for the benefit of Citigroup Global Markets Realty Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
10.52
Assignment of Leases and Rents by Behringer Harvard Pratt H, LLC and the initial TIC borrowers to Citigroup Global Markets Realty Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
10.53
Guaranty of Recourse Obligation made among Behringer Harvard Holdings, LLC, the Registrant and Robert Behringer for the benefit of Citigroup Global Markets Realty Corp. regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
10.54	Tenants in Common Agreement regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
10.55	Property and Asset Management Agreement regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
10.56
Sale Agreement between Trizec 250 W. Pratt, LLC and Behringer Harvard Operating Partnership I LP regarding the Pratt Building (previously filed and incorporated by reference to Form 8-K filed on December 22, 2004)
10.57
Credit Agreement among Bank of America, N.A. and the Registrant, Behringer Harvard Operating Partnership I LP and Behringer Harvard Cyprus, LLC regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)
10.58	Promissory Note made between the Registrant and Bank of America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)
10.59
Deed of Trust, Assignment of Leases and Rents and Security Agreement by Behringer Harvard Cyprus, LLC, as grantor, to the Public Trustee of Arapahoe County, Colorado as trustee for the benefit of Bank of America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)
10.60
Assignment of Leases and Rents and Other Income by Behringer Harvard Cyprus, LLC to Bank of America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)

10.61
Guaranty Agreement made between Behringer Harvard Operating Partnership I LP in favor of Bank of America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)
10.62
Guaranty Agreement made between Behringer Harvard Cyprus, LLC in favor of Bank of America, N.A. regarding the Cyprus Building (previously filed and incorporated by reference to Form 8-K filed on January 5, 2005)
10.63
Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Ashford Perimeter H, LLC regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
10.64
Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Ashford Perimeter H, LLC regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
10.65
Promissory Note between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Ashford Perimeter H, LLC regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
10.66
Assignment of Leases and Rents between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Ashford Perimeter H, LLC regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
10.67
Indemnity Agreement by Behringer Harvard Ashford Perimeter H, LLC and the Registrant in favor of Bear Stearns Commercial Mortgage, Inc. regarding Ashford Perimeter (previously filed and incorporated by reference to Form 8-K filed on January 12, 2005)
10.68
Purchase and Sale Agreement by and between LBA-VIF Utah, LLC and Harvard Property Trust, LLC dated February 15, 2005 regarding the Utah Avenue Building (previously filed and incorporated by reference to Form 8-K filed on February 28, 2005)
10.69
Assignment of Purchase and Sale Agreement by Harvard Property Trust, LLC to Behringer Harvard Operating Partnership I LP dated February 22, 2005 (previously filed and incorporated by reference to Form 8-K filed on February 28, 2005)
10.70
Loan Agreement among Citigroup Global Markets Realty Corp., Behringer Harvard Alamo Plaza H, LLC and Behringer Harvard Alamo Plaza S, LLC regarding Alamo Plaza (previously filed and incorporated by reference to Form 8-K filed on March 2, 2005)
10.71
Deed of Trust, Assignment of Leases and Rents and Security Agreement between Behringer Harvard Alamo Plaza H, LLC and Behringer Harvard Alamo Plaza S, LLC and the Public Trustee of the City and County of Denver, Colorado for the benefit of Citigroup Global Markets Realty Corp. regarding Alamo Plaza (previously filed and incorporated by reference to Form 8-K filed on March 2, 2005)
10.72
Promissory Note among Citigroup Global Markets Realty Corp., Behringer Harvard Alamo Plaza H, LLC and Behringer Harvard Alamo Plaza S, LLC regarding Alamo Plaza (previously filed and incorporated by reference to Form 8-K filed on March 2, 2005)
10.73
Guaranty of Recourse Obligations made by Behringer Harvard Holdings, LLC and Robert Behringer as guarantors in favor of Citigroup Global Markets Realty Corp. regarding Alamo Plaza (previously filed and incorporated by reference to Form 8-K filed on March 2, 2005)
10.74
Assignment of Leases and Rents between Citigroup Commercial Mortgage, Inc. and Behringer Harvard Alamo Plaza H, LLC regarding Alamo Plaza (previously filed and incorporated by reference to Form 8-K filed on March 2, 2005)
10.75
Purchase and Sale Agreement by and between Pacifica BP Investors I and Harvard Property Trust, LLC dated April 4, 2005 regarding Downtown Plaza (previously filed and incorporated by reference to Form 8-K filed on April 12, 2005)

10.76
Assignment of Purchase and Sale Agreement by Harvard Property Trust, LLC to Behringer Harvard Operating Partnership I LP dated April 6, 2005 regarding Downtown Plaza (previously filed and incorporated by reference to Form 8-K filed on April 12, 2005)
10.77
Loan Agreement between Greenwich Capital Financial Products, Inc. and Behringer Harvard Utah Avenue LP regarding the Utah Avenue Building (previously filed and incorporated by reference to Form 8-K filed on April 27, 2005)
10.78
Deed of Trust, Assignment of Leases and Rents and Security Agreement between Behringer Harvard Utah Avenue LP and Fidelity National Title Insurance Company, as trustee, for the benefit of Greenwich Capital Financial Products, Inc. regarding the Utah Avenue Building (previously filed and incorporated by reference to Form 8-K filed on April 27, 2005)
10.79
Promissory Note between Greenwich Capital Financial Products, Inc. and Behringer Harvard Utah Avenue LP regarding the Utah Avenue Building (previously filed and incorporated by reference to Form 8-K filed on April 27, 2005)
10.80
Guaranty of Recourse Obligations made by the Registrant as guarantor in favor of Greenwich Capital Financial Products, Inc. regarding the Utah Avenue Building (previously filed and incorporated by reference to Form 8-K filed on April 27, 2005)
10.81
Assignment of Leases and Rents between Greenwich Capital Financial Products, Inc. and Behringer Harvard Utah Avenue LP regarding the Utah Avenue Building (previously filed and incorporated by reference to Form 8-K filed on April 27, 2005)
10.82
Purchase/Contribution Agreement by and between Ryanco Partners Ltd. No. X and Behringer Harvard Operating Partnership I LP regarding Buena Vista Plaza (previously filed and incorporated by reference to Form 8-K filed on May 12, 2005)
10.83
Purchase and Sale Agreement by and between Rice Park Associates, LLC and Harvard Property Trust, LLC dated May 23, 2005 regarding Lawson Commons (previously filed and incorporated by reference to Form 8-K filed on May 27, 2005)
10.84
Purchase and Sale Agreement by and between Aptus Office Investments, LLC and Harvard Property Trust, LLC regarding the Western Office Portfolio (previously filed and incorporated by reference to Form 8-K filed on June 17, 2005)
10.85
Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Downtown Plaza LP regarding Downtown Plaza (previously filed and incorporated by reference to Form 8-K filed on June 20, 2005)
10.86
Promissory Note made between Behringer Harvard Downtown Plaza LP and Bear Stearns Commercial Mortgage, Inc. regarding Downtown Plaza (previously filed and incorporated by reference to Form 8-K filed on June 20, 2005)
10.87
Deed of Trust and Security Agreement by Behringer Harvard Downtown Plaza LP, as grantor, to Ticor Title Company of California, as trustee, for the benefit of Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc. regarding Downtown Plaza (previously filed and incorporated by reference to Form 8-K filed on June 20, 2005)
10.88
Assignment of Leases and Rents by Behringer Harvard Downtown Plaza LP to Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc. regarding Downtown Plaza (previously filed and incorporated by reference to Form 8-K filed on June 20, 2005)
10.89
Indemnity Agreement by Behringer Harvard Downtown Plaza LP and the Registrant in favor of Bear Stearns Commercial Mortgage, Inc. regarding Downtown Plaza (previously filed and incorporated by reference to Form 8-K filed on June 20, 2005)
10.90
Purchase and Sale Agreement by and between Zeller Holdings Corporation, as trustee for Zeller-OFP Trust and Harvard Property Trust, LLC regarding One Financial Plaza (previously filed and incorporated by reference to Form 8-K filed on July 18, 2005)

10.91
Loan Agreement between JPMorgan Chase Bank, N.A. and Behringer Harvard Western Portfolio LP regarding the Western Office Portfolio (previously filed and incorporated by reference to Form 8-K filed on July 26, 2005)
10.92
Promissory Note made between Behringer Harvard Western Portfolio LP and JPMorgan Chase Bank, N.A. regarding the Western Office Portfolio (previously filed and incorporated by reference to Form 8-K filed on July 26, 2005)
10.93
California Deed of Trust and Security Agreement by Behringer Harvard Western Portfolio LP, as grantor, to Fidelity National Title Insurance Company, as trustee, for the benefit of JPMorgan Chase Bank, N.A. regarding the Western Office Portfolio (previously filed and incorporated by reference to Form 8-K filed on July 26, 2005)
10.94
Texas Deed of Trust and Security Agreement by Behringer Harvard Western Portfolio LP, as grantor, to Steve Hughes, as trustee, for the benefit of JPMorgan Chase Bank, N.A. regarding the Western Office Portfolio (previously filed and incorporated by reference to Form 8-K filed on July 26, 2005)
10.95
Oregon Deed of Trust and Security Agreement by Behringer Harvard Western Portfolio LP, as grantor, to Fidelity National Title Insurance Company of Oregon, as trustee, for the benefit of JPMorgan Chase Bank, N.A. regarding the Western Office Portfolio (previously filed and incorporated by reference to Form 8-K filed on July 26, 2005)
10.96
Texas Assignment of Leases and Rents by Behringer Harvard Western Portfolio LP to JPMorgan Chase Bank, N.A. regarding the Western Office Portfolio (previously filed and incorporated by reference to Form 8-K filed on July 26, 2005)
10.97
California Assignment of Leases and Rents by Behringer Harvard Western Portfolio LP to JPMorgan Chase Bank, N.A. regarding the Western Office Portfolio (previously filed and incorporated by reference to Form 8-K filed on July 26, 2005)
10.98
Oregon Assignment of Leases and Rents by Behringer Harvard Western Portfolio LP to JPMorgan Chase Bank, N.A. regarding the Western Office Portfolio (previously filed and incorporated by reference to Form 8-K filed on July 26, 2005)
10.99
Guaranty Agreement by the Registrant for the benefit of JPMorgan Chase Bank, N.A. regarding the Western Office Portfolio (previously filed and incorporated by reference to Form 8-K filed on July 26, 2005)
10.100
Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Buena Vista Plaza LP regarding Buena Vista Plaza (previously filed and incorporated by reference to Form 8-K filed on August 2, 2005)
10.101
Promissory Note made between Behringer Harvard Buena Vista Plaza LP and Bear Stearns Commercial Mortgage, Inc. regarding Buena Vista Plaza (previously filed and incorporated by reference to Form 8-K filed on August 2, 2005)
10.102
Deed of Trust and Security Agreement by Behringer Harvard Buena Vista Plaza LP, as grantor to Ticor Title Company of California, as trustee for the benefit of Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc. regarding Buena Vista Plaza (previously filed and incorporated by reference to Form 8-K filed on August 2, 2005)
10.103
Assignment of Leases and Rents by Behringer Harvard Buena Vista Plaza LP to Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc. regarding Buena Vista Plaza (previously filed and incorporated by reference to Form 8-K filed on August 2, 2005)
10.104
Indemnity Agreement by Behringer Harvard Buena Vista Plaza LP and the Registrant in favor of Bear Stearns Commercial Mortgage, Inc. regarding Buena Vista Plaza (previously filed and incorporated by reference to Form 8-K filed on August 2, 2005)
10.105
Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Lawson Commons, LLC regarding Lawson Commons (previously filed and incorporated by reference to Form 8-K filed on August 2, 2005)

10.106
Promissory Note made between Behringer Harvard Lawson Commons, LLC and Bear Stearns Commercial Mortgage, Inc. regarding Lawson Commons (previously filed and incorporated by reference to Form 8-K filed on August 2, 2005)
10.107
Mortgage and Security Agreement by Behringer Harvard Lawson Commons, LLC, as borrower, for the benefit of Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc. regarding Lawson Commons (previously filed and incorporated by reference to Form 8-K filed on August 2, 2005)
10.108
Assignment of Leases and Rents by Behringer Harvard Lawson Commons, LLC to Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc. regarding Lawson Commons (previously filed and incorporated by reference to Form 8-K filed on August 2, 2005)
10.109
Indemnity Agreement by Behringer Harvard Lawson Commons, LLC and the Registrant in favor of Bear Stearns Commercial Mortgage, Inc. regarding Lawson Commons (previously filed and incorporated by reference to Form 8-K filed on August 2, 2005)
10.110
Loan Agreement between Citigroup Global Markets Realty Corp. and Behringer Harvard One Financial, LLC regarding One Financial Plaza (previously filed and incorporated by reference to Form 8-K filed on August 8, 2005)
10.111
Promissory Note made between Behringer Harvard One Financial, LLC and Citigroup Global Markets Realty Corp. regarding One Financial Plaza (previously filed and incorporated by reference to Form 8-K filed on August 8, 2005)
10.112
Mortgage, Assignment of Leases and Rents and Security Agreement by Behringer Harvard One Financial, LLC, as borrower in favor of Citigroup Global Markets Realty Corp. regarding One Financial Plaza (previously filed and incorporated by reference to Form 8-K filed on August 8, 2005)
10.113
Assignment of Leases and Rents by Behringer Harvard One Financial, LLC in favor of Citigroup Global Markets Realty Corp. regarding One Financial Plaza (previously filed and incorporated by reference to Form 8-K filed on August 8, 2005)
10.114
Guaranty of Recourse Obligations made by the Registrant as guarantor in favor of Citigroup Global Markets Realty Corp. regarding One Financial Plaza (previously filed and incorporated by reference to Form 8-K filed on August 8, 2005)
10.115
Purchase and Sale Agreement by and between HPW Family Partnership, LLC, Lawler Family Partnership, LLC and Riverview Partners, LLC and Harvard Property Trust, LLC regarding Riverview Tower (previously filed and incorporated by reference to Form 8-K filed on September 9, 2005)
10.116
First Master Modification of Credit Agreement and Other Loan Documents, dated September 13, 2005, between Bank of America, N.A. and the Registrant, Behringer Harvard Cyprus, LLC and Behringer Harvard Operating Partnership I LP (previously filed and incorporated by reference to Form 8-K filed on September 19, 2005)
10.117	Purchase and Sale Agreement by and between 1325 G Street Fee LLC and Harvard Property Trust, LLC (previously filed and incorporated by reference to Form 8-K filed on October 28, 2005)
10.118
Office Lease between Behringer Harvard TIC Management Services LP and Behringer Harvard Holdings LLC regarding the Colorado Building (previously filed and incorporated by reference to Form 10-Q for the period ended September 30, 2005, filed on November 14, 2005)
10.119
Form of Office Lease between Behringer Harvard TIC Management Services LP and Behringer Harvard Exchange Concepts LP regarding the Travis Tower (previously filed and incorporated by reference to Form 10-Q for the period ended September 30, 2005, filed on November 14, 2005)
10.120
Form of Office Lease between Behringer Harvard TIC Management Services LP and Behringer Harvard Exchange Concepts LP regarding Alamo Plaza (previously filed and incorporated by reference to Form 10-Q for the period ended September 30, 2005, filed on November 14, 2005)

10.121
Agreement of Sale among Woodcrest Road Associates, L.P., Woodcrest Road Urban Renewal, LLC and Owners and Harvard Property Trust, LLC d/b/a Behringer Harvard Funds (previously filed and incorporated by reference to Form 8-K filed on December 28, 2005)
10.122	Assignment of Agreement of Sale by Harvard Property Trust, LLC and Behringer Harvard Operating Partnership I LP (previously filed and incorporated by reference to Form 8-K filed on December 28, 2005)
10.123
Loan Agreement between Citigroup Global Markets Realty Corp. and Woodcrest Road Associates, L.P. and Woodcrest Road Urban Renewal, LLC (previously filed and incorporated by reference to Form 8-K filed on January 17, 2006)
10.124
Promissory Note made between Woodcrest Road Associates, L.P. and Woodcrest Road Urban Renewal, LLC and Citigroup Global Markets Realty Corp. (previously filed and incorporated by reference to Form 8-K filed on January 17, 2006)
10.125
Mortgage, Assignment of Leases and Rents and Security Agreement by Woodcrest Road Associates, L.P. and Woodcrest Road Urban Renewal, LLC, as borrower in favor of Citigroup Global Markets Realty Corp. (previously filed and incorporated by reference to Form 8-K filed on January 17, 2006)
10.126
Assignment of Leases and Rents by Woodcrest Road Associates, L.P. and Woodcrest Road Urban Renewal, LLC to Citigroup Global Markets Realty Corp. (previously filed and incorporated by reference to Form 8-K filed on January 17, 2006)
10.127
Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., as guarantor in favor of Citigroup Global Markets Realty Corp. (previously filed and incorporated by reference to Form 8-K/A filed on January 31, 2006)
10.128	Loan Agreement between Citigroup Global Markets Realty Corp. and Behringer Harvard Riverview, LLC (previously filed and incorporated by reference to Form 8-K filed on January 30, 2006)
10.129	Promissory Note made between Behringer Harvard Riverview, LLC and Citigroup Global Markets Realty Corp. (previously filed and incorporated by reference to Form 8-K filed on January 30, 2006)
10.130
Deed of Trust, Financing Statement, Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing by Behringer Harvard Riverview, LLC, as grantor to Robert N. Buchanan III, as trustee for the benefit of Citigroup Global Markets Realty Corp. (previously filed and incorporated by reference to Form 8-K filed on January 30, 2006)
10.131
Assignment of Leases and Rents by Behringer Harvard Riverview, LLC, as borrower in favor of Citigroup Global Markets Realty Corp. (previously filed and incorporated by reference to Form 8-K filed on January 30, 2006)
10.132
Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., as guarantor in favor of Citigroup Global Markets Realty Corp. (previously filed and incorporated by reference to Form 8-K filed on January 30, 2006)
10.133	Loan Agreement between Bank of America, N.A. and Burnett Plaza Associates, L.P., dated March 22, 2005 (previously filed and incorporated by reference to Form 8-K filed on February 16, 2006)
10.134	Promissory Note made between Bank of America, N.A. and Burnett Plaza Associates L.P., dated March 22, 2005 (previously filed and incorporated by reference to Form 8-K filed on February 16, 2006)
10.135
Deed of Trust, Assignment of Leases and Rents and Security Agreement by Burnett Plaza Associates L.P., as borrower in favor of Bank of America, N.A, dated March 22, 2005 (previously filed and incorporated by reference to Form 8-K filed on February 16, 2006)
10.136
Loan Assumption and Substitution Agreement between Behringer Harvard Burnett Plaza LP, Behringer Harvard REIT I, Inc., Burnett Plaza Associates, L.P., in favor of LaSalle Bank National Association, as Trustee, and REMIC Administrator for Banc of America Commercial Mortgage, Inc. and Brandywine Acquisition Partners, L.P. (previously filed and incorporated by reference to Form 8-K filed on February 16, 2006)

10.137	Purchase and Sale Agreement between Burnett Plaza Associates, L.P. and Harvard Property Trust, LLC (previously filed and incorporated by reference to Form 8-K filed on February 16, 2006)
10.138	Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Paces West, LLC (previously filed and incorporated by reference to Form 8-K filed on April 25, 2006)
10.139	Promissory Note made between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Paces West, LLC (previously filed and incorporated by reference to Form 8-K filed on April 25, 2006)
10.140
Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement by Behringer Harvard Paces West, LLC, as borrower for the benefit of Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc. (previously filed and incorporated by reference to Form 8-K filed on April 25, 2006)
10.141
Indemnity Agreement made by Behringer Harvard Paces West, LLC and Behringer Harvard REIT I, Inc., in favor of Bear Stearns Commercial Mortgage, Inc. (previously filed and incorporated by reference to Form 8-K filed on April 25, 2006)
10.142
Assignment of Leases and Rents by Behringer Harvard Paces West, LLC, as borrower to Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc. (previously filed and incorporated by reference to Form 8-K filed on April 25, 2006)
10.143	Loan Agreement between Greenwich Capital Financial Products, Inc. and Behringer Harvard South Riverside, LLC (previously filed and incorporated by reference to Form 8-K filed on June 8, 2006)
10.144	Promissory Note made between Greenwich Capital Financial Products, Inc. and Behringer Harvard South Riverside, LLC (previously filed and incorporated by reference to Form 8-K filed on June 8, 2006)
10.145
Mortgage, Assignment of Leases and Rents and Security Agreement and Fixture Filing by Behringer Harvard South Riverside, LLC, as borrower in favor of Greenwich Capital Financial Products, Inc. (previously filed and incorporated by reference to Form 8-K filed on June 8, 2006)
10.146	Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of Greenwich Capital Financial Products, Inc. (previously filed and incorporated by reference to Form 8-K filed on June 8, 2006)
10.147
Assignment of Leases and Rents by Behringer Harvard South Riverside, LLC, as borrower in favor of Greenwich Capital Financial Products, Inc. (previously filed and incorporated by reference to Form 8-K filed on June 8, 2006)
10.148
Stock Purchase and Sale Agreement between Beacon Capital Strategic Partners III, L.P. and Behringer Harvard Operating Partnership I, LP (previously filed and incorporated by reference to Form 8-K filed on June 8, 2006)
10.149
Development Option Agreement between W&G Partnership, Ltd., Desta Three Partnership, Ltd., Desta Six Partnership, Ltd. and Behringer Harvard Holdings, LLC (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)
10.150
Agreement Concerning Development Rights between Behringer Harvard Operating Partnership I LP and Behringer Harvard Holdings, LLC (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)
10.151
Purchase and Sale Agreement between Desta One Partnership, LTD, Desta TwoPartnership, LTD, Desta Five Partnership, LTD and Harvard Property Trust, LLC (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)
10.152
Amended and Restated First Amendment to Purchase and Sale Agreement between Desta One Partnership, LTD, Desta Two Partnership, LTD, Desta Five Partnership, LTD and Harvard Property Trust, LLC (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)

10.153		Loan Agreement between Lehman Brothers Bank, FSB and Behringer Harvard Terrace LP (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)
10.154		Promissory Note made between Lehman Brothers Bank, FSB and Behringer Harvard Terrace LP (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)
10.155
Deed of Trust and Security Assignment by Behringer Harvard Terrace LP, as borrower to Barnet B. Skelton, Jr. as trustee for the benefit of Lehman Brothers Bank, FSB (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)
10.156		Guaranty made by Behringer Harvard REIT I, Inc., in favor of Lehman Brothers Bank, FSB (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)
10.157		Assignment of Leases and Rents by Behringer Harvard Terrace LP, as borrower to Lehman Brothers Bank, FSB (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)
10.158		Promissory Note made between W&G Partnership, Ltd. and Behringer Harvard Operating Partnership I LP (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)
10.159
Deed of Trust by W&G Partnership, Ltd, as borrower, to Randall S. Osbourne as trustee for the benefit of Behringer Harvard Operating Partnership I LP (previously filed and incorporated by reference to Form 8-K filed on June 27, 2006)
10.160
Purchase and Sale Agreement between GA-Paces West, LLC and Harvard Property Trust, LLC (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2006, filed on August 14, 2006)
10.161
Letter Agreement, dated May 2, 2006, between Behringer Advisors LP and Behringer Harvard REIT I, Inc. regarding waiver of asset management fees (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2006, filed on August 14, 2006)
10.162
Letter Agreement, dated August 9, 2006, between Behringer Advisors LP and Behringer Harvard REIT I, Inc. regarding waiver of asset management fees (previously filed and incorporated by reference to Form 10-Q for the period ended June 30, 2006, filed on August 14, 2006)
16.1		Letter Regarding Change in Certifying Accountant (previously filed and incorporated by reference to Form 8-K filed on September 8, 2005)
21.1
List of Subsidiaries (previously filed and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Form S-3 Registration Statement on Form S-11, Commission File No. 333-119945, filed on March 29, 2006)
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1)
23.3		Consent of Morris, Manning & Martin, LLP with respect to ERISA opinion (included in Exhibit 8.2)
23.4	*	Consent of Deloitte & Touche LLP
23.5	*
Consent of Deloitte & Touche LLP relating to the Statements of Revenues and Certain Operating Expenses of Ashford Perimeter, Western Office Portfolio, Buena Vista Plaza, Riverview Tower, G Street Property, Woodcrest Center, Burnett Plaza, Paces West, Riverside Plaza and The Terrace
23.6	*
Consent of PricewaterhouseCoopers LLP relating to the Financial Statements of Behringer Harvard REIT I, Inc. and the tenant-in-common interest holders of the Colorado Building, and the Statements of Revenues and Certain Expenses of Alamo Plaza, Utah Avenue Building, Downtown Plaza and Lawson Commons
23.7	*	Consent of Travis, Wolff & Company, LLP relating to the Statement of Revenues and Certain Operating Expenses of One Financial Plaza

24.1

Power of Attorney (previously filed and incorporated by reference to Post-Effective Amendment No. 1 to Registrant's Form S-3 Registration Statement on Form S-11, Commission File No. 333-119945, filed on March 29, 2006)

*Filed
herewith.